The information in this Free Writing Prospectus is not complete and may be changed by delivery of information prior to the time of sale. This Free Writing Prospectus is not an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED OR COMPLETED PRIOR TO SALE DATED DECEMBER 4, 2006

PROSPECTUS SUPPLEMENT
(To accompany prospectus dated October 19, 2006)

$2,635,284,000 (Approximate)
(Offered Certificates)

Wachovia Bank Commercial Mortgage Trust
Commercial Mortgage Pass-Through Certificates
Series 2006-C29

(Issuing Entity)

Wachovia Commercial Mortgage Securities, Inc.

(Depositor)

Wachovia Bank, National Association
Artesia Mortgage Capital Corporation

(Sponsors)

You should carefully consider the risk factors beginning on page S-51 of this prospectus supplement and on page 14 of the accompanying prospectus.
Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.
The offered certificates will represent interests in the issuing entity only. They will not represent obligations of the sponsors, the depositor, any of their respective affiliates or any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.
This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated October 19, 2006.

The trust fund:

•	As of December 11, 2006, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $3,371,274,181.

•	The trust fund will consist of a pool of 142 fixed rate mortgage loans.

•	The mortgage loans are secured by first liens on commercial and multifamily properties.

•	All of the mortgage loans were originated by Wachovia Bank, National Association and Artesia Mortgage Capital Corporation.

The certificates:

•	The trust fund will issue 29 classes of certificates.

•	Only the 13 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus. Distributions on the certificates will occur on a monthly basis, commencing January 2007.

•	The only credit support for any class of offered certificates will consist of the subordination of the classes of certificates, if any, having a lower payment priority.

Class	Original Certificate Balance or Notional Amount(1)	Percentage of Cut-Off Date Pool Balance	Pass-Through Rate Description	Assumed Final Distribution Dates(2)	CUSIP No.	Expected S&P/Moody’s Rating(3)
Class A-1	$16,719,000	0.496%	Fixed	October 15, 2011		AAA/Aaa
Class A-2	$291,337,000	8.642%	Fixed	December 15, 2011		AAA/Aaa
Class A-3	$161,040,000	4.777%	Fixed	December 15, 2013		AAA/Aaa
Class A-PB	$49,253,000	1.461%	Fixed	June 15, 2016		AAA/Aaa
Class A-4	$642,531,000	19.059%	Fixed	November 15, 2016		AAA/Aaa
Class A-1A	$699,011,000	20.734%	Fixed(5)	November 15, 2016		AAA/Aaa
Class X-P	$3,240,519,000	N/A	Variable(4)	N/A		AAA/Aaa
Class A-M	$337,128,000	10.000%	Fixed	December 15, 2016		AAA/Aaa
Class A-J	$303,415,000	9.000%	Fixed	December 15, 2016		AAA/Aaa
Class B	$25,284,000	0.750%	Fixed	December 15, 2016		AA+/Aa1
Class C	$33,713,000	1.000%	Fixed(5)	December 15, 2016		AA/Aa2
Class D	$29,498,000	0.875%	Fixed(5)	December 15, 2016		AA–/Aa3
Class E	$46,355,000	1.375%	Fixed(5)	December 15, 2016		A/A2

(Footnotes explaining the table are on page S-3)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-131262) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m.-5 p.m. EST).

Neither the SEC nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is unlawful.

Wachovia Capital Markets, LLC is acting as sole lead manager for this offering. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates. Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. are acting as co-managers for this offering. Wachovia Capital Markets, LLC, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately             % of the initial certificate balance of the offered certificates, plus accrued interest from December 1, 2006, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about December 22, 2006.

WACHOVIA SECURITIES

Goldman, Sachs & Co.	RBS Greenwich Capital

December    , 2006

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2006-C29

Geographic Overview of Mortgage Pool[1]

Washington
5 properties
$45,796,469
1.4% of total
Utah
1 property
$12,000,000
0.4% of total
Idaho
1 property
$6,250,000
0.2% of total
Kansas
3 properties
$6,747,000
0.2% of total
Nebraska
1 property
$12,500,000
0.4% of total
North Dakota
2 properties
$58,840,000
1.7% of total
Missouri
4 properties
$34,528,000
1.0% of total
Minnesota
3 properties
$15,914,653
0.5% of total
Illinois
10 properties
$262,245,000
7.8% of total
Indiana
11 properties
$223,280,000
6.6% of total
New York
12 properties
$220,292,779
6.5% of total
New Hampshire
1 property
$7,652,616
0.2% of total
Maine
1 property
$6,700,000
0.2% of total
Oregon
1 property
$11,000,000
0.3% of total
Michigan
2 properties
$31,335,221
0.9% of total
Vermont
1 property
$14,003,767
0.4% of total
Massachusetts
5 properties
$39,809,766
1.2% of total
Pennsylvania
5 properties
$109,511,994
3.2% of total
Rhode Island
1 property
$49,000,000
1.5% of total
Nevada
4 properties
$61,200,000
1.8% of total
Connecticut
4 properties
$42,385,134
1.3% of total
New Jersey
1 property
$17,341,913
0.5% of total
Northern California[2]
3 properties
$68,543,000
2.0% of total
Delaware
5 properties
$49,360,000
1.5% of total
Maryland
2 properties
$11,795,980
0.3% of total
California
17 properties
$681,640,511
20.2% of total
District of Columbia
1 property
$13,300,000
0.4% of total
Southern California[2]
14 properties
$613,097,511
18.2% of total
North Carolina
9 properties
$158,117,439
4.7% of total
Virginia
8 properties
$59,601,845
1.8% of total
Arizona
10 properties
$176,915,000
5.2% of total
Georgia
27 properties
$227,487,000
6.7% of total
South Carolina
1 property
$10,500,000
0.3% of total
Colorado
3 properties
$28,850,000
0.9% of total
Mississippi
3 properties
$54,743,893
1.6% of total
Alabama
1 property
$4,000,000
0.1% of total
Florida
13 properties
$194,562,252
5.8% of total
Texas
15 properties
$271,170,183
8.0% of total
Louisiana
1 property
$3,040,000
0.1% of total
Kentucky
1 property
$11,350,000
0.3% of total
Tennessee
13 properties
$126,505,745
3.8% of total

Mortgaged Properties by Property Type
Mobile Home Park 2.2%
Mixed Use 1.3%
Hospitality 2.8%
Self Storage 0.5%
Industrial 11.6%
Retail 38.8%
Office 20.1%
Multifamily 22.6%

>10.0%
of Cut-Off Date Pool Balance
>5.0 - 10.0%
of Cut-Off Date Pool Balance
>1.0 - 5.0%
of Cut-Off Date Pool Balance
≤1.0%
of Cut-Off Date Pool Balance

Geographic Overview of Mortgaged Properties

Duke Realty Industrial Pool, Various

BED BATH &
BEYOND

Centro Syndicate 2 Pool, Various

NORDSTROM

Galleria at Tyler, Riverside, CA

OLD NAVY

Centro International Wholesale Pool, Various

macy's

Westfield Fox Valley, Aurora, IL

Newport Bluffs, Newport Beach, CA

Renaissance Tower Office Building, Dallas, TX

La Jolla International Apartments, San Diego, CA

Deer Park Town Center, Deer Park, IL

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any ‘‘indication of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligation for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates and the underlying transaction that are actually issued having the characteristics described in these materials. If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this prospectus supplement. This Free Writing Prospectus is being provided to you for informative purposes only in response to your specific request. The underwriters described in this Free Writing Prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this prospectus supplement. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this Free Writing Prospectus.

The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. This Free Writing Prospectus is also referred to herein as the ‘‘prospectus supplement’’.

This Free Writing Prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document.

This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

•	SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

•	RISK FACTORS, commencing on page S-51 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption ‘‘INDEX OF DEFINED TERMS’’ beginning on page S-219 in this prospectus supplement.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

•	if used in a jurisdiction in which such offer or solicitation is not authorized;

•	if the person making such offer or solicitation is not qualified to do so; or

•	if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)    to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)    in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(Footnotes to table on the front cover)

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	The ‘‘Assumed Final Distribution Date’’ has been determined on the basis of the assumptions set forth in ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement and a 0% CPR (as defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement). The ‘‘Rated Final Distribution Date’’ is the distribution date to occur in November 2048. See ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ and ‘‘RATINGS’’ in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The Class X-P certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-P certificates, as described in this prospectus supplement. The interest rate applicable to the Class X-P certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES —Pass-Through Rates’’ in this prospectus supplement.

(5)	The pass-through rate applicable to each of the Class A-1A, Class C, Class D and Class E certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate calculated as described in this prospectus supplement for the related date.

 SUMMARY OF PROSPECTUS SUPPLEMENT

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

•	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-4FL and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of 2 distinct loan groups, loan group 1 and loan group 2.

•	Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date (which is December 11, 2006, with respect to 139 mortgage loans, December 9, 2006, with respect to 2 mortgage loans and December 1, 2006, with respect to 1 mortgage loan), after giving effect to payments due on or before such date whether or not received. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

•	One (1) mortgage loan, the Newport Bluffs mortgage loan, is part of a split loan structure where the companion loan that is part of the split loan structure is pari passu in right of entitlement to payment with the mortgage loan. Certain other mortgage loans are each part of a split loan structure in which the related companion loan(s) is subordinate to the related mortgage loan. Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan.

•	All numerical or statistical information concerning the mortgage loans included in the trust fund is provided on an approximate basis and excludes information on the subordinate companion loans.

 OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C29, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Closing Date Certificate Balance or Notional Amount(1)		Percentage of Cut-Off Date Pool Balance	Credit Support	Pass-Through Rate Description	Initial Pass- Through Rate	Weighted Average Life(years)(2)	Cash Flow or Principal Window (Mon./Yr.)(2)	Expected S&P/ Moody’s Rating(3)
Class A-1	$16,719,000		0.496%	30.000%	Fixed	%	3.04	01/07 – 10/11	AAA/Aaa
Class A-2	$291,337,000		8.642%	30.000%	Fixed	%	4.83	10/11 – 12/11	AAA/Aaa
Class A-3	$161,040,000		4.777%	30.000%	Fixed	%	6.98	12/13 – 12/13	AAA/Aaa
Class A-PB	$49,253,000		1.461%	30.000%	Fixed	%	7.33	12/11 – 06/16	AAA/Aaa
Class A-4	$642,531,000		19.059%	30.000%	Fixed	%	9.86	06/16 – 11/16	AAA/Aaa
Class A-1A	$699,011,000		20.734%	30.000%	Fixed (5)%		8.81	01/07 – 11/16	AAA/Aaa
Class X-P	$3,240,519,000		N/A	N/A	Variable (4)%		N/A(4)	N/A(4)	AAA/Aaa
Class A-M	$337,128,000		10.000%	20.000%	Fixed	%	9.95	11/16 – 12/16	AAA/Aaa
Class A-J	$303,415,000		9.000%	11.000%	Fixed	%	9.98	12/16 – 12/16	AAA/Aaa
Class B	$25,284,000		0.750%	10.250%	Fixed	%	9.98	12/16 – 12/16	AA+/Aa1
Class C	$33,713,000		1.000%	9.250%	Fixed (5)%		9.98	12/16 – 12/16	AA/Aa2
Class D	$29,498,000		0.875%	8.375%	Fixed (5)%		9.98	12/16 – 12/16	AA–/Aa3
Class E	$46,355,000		1.375%	7.000%	Fixed (5)%		9.98	12/16 – 12/16	A/A2
Class A-4FL	$500,000,000	(6)	14.831%	30.000%	Floating	%	(7)	(7)	AAA/Aaa(8)
Class F	$37,927,000		1.125%	5.875%	Fixed (5)%		(7)	(7)	A–/A3
Class G	$37,927,000		1.125%	4.750%	Fixed (5)%		(7)	(7)	BBB+/Baa1
Class H	$33,713,000		1.000%	3.750%	WAC (9)%		(7)	(7)	BBB/Baa2
Class J	$37,927,000		1.125%	2.625%	WAC (10)%		(7)	(7)	BBB–/Baa3
Class K	$12,642,000		0.375%	2.250%	Fixed (5)%		(7)	(7)	BB+/Ba1
Class L	$8,428,000		0.250%	2.000%	Fixed (5)%		(7)	(7)	BB/Ba2
Class M	$8,428,000		0.250%	1.750%	Fixed (5)%		(7)	(7)	BB–/Ba3
Class N	$4,214,000		0.125%	1.625%	Fixed (5)%		(7)	(7)	B+/B1
Class O	$8,429,000		0.250%	1.375%	Fixed (5)%		(7)	(7)	B/B2
Class P	$8,428,000		0.250%	1.125%	Fixed (5)%		(7)	(7)	B–/B3
Class Q	$37,927,181		1.125%	0.000%	Fixed (5)%		(7)	(7)	NR/NR
Class X-C	$3,371,274,181		N/A	N/A	WAC-IO (11)%		(7)	(7)	AAA/Aaa

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Based on no prepayments and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The Class X-P certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-P certificates, as described in this prospectus supplement. The interest rate applicable to the Class X-P certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

(5)	The pass-through rate applicable to each of the Class A-1A, Class C, Class D, Class E, Class F, Class G, Class K, Class L, Class M, Class N, Class O, Class P and Class Q certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(6)	The certificate balance of the Class A-4FL certificates will be equal to the certificate balance of the Class A-4FL regular interest.

(7)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)	The ratings assigned to the Class A-4FL certificates only reflect the receipt of a fixed rate of interest at a rate of % per annum. See ‘‘RATINGS’’ in this prospectus supplement.

(9)	The pass-through rate applicable to the Class H certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement) minus % for the related date.

(10)	The pass-through rate applicable to each of the Class J certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(11)	The Class X-C certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C certificates, as described in this prospectus supplement. The interest rate applicable to the Class X-C certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

THE PARTIES

The Trust Fund	The trust fund will be created on or about the closing date pursuant to a pooling and servicing agreement, dated as of December 1, 2006, by and among the depositor, the master servicer, the special servicer and the trustee.

The Depositor	Wachovia Commercial Mortgage Securities, Inc. We are a wholly-owned subsidiary of Wachovia Bank, National Association, which is one of the mortgage loan sellers, a sponsor, the master servicer, the swap counterparty and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28, under which the Newport Bluffs whole loan is serviced and an affiliate of one of the underwriters. Our principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see ‘‘THE DEPOSITOR’’ in the accompanying prospectus.

On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

The Issuing Entity	A common law trust, created under the laws of the State of New York, to be established on the closing date under the pooling and servicing agreement. The issuing entity is also sometimes referred to herein as the trust fund. For more detailed information, see ‘‘DESCRIPTION OF THE CERTIFICATES—The Issuing Entity’’ in this prospectus supplement and the accompanying prospectus.

The Sponsors	Each of Wachovia Bank, National Association and Artesia Mortgage Capital Corporation is a sponsor for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors’’ in this prospectus supplement and ‘‘THE SPONSOR’’ in the accompanying prospectus.

The Mortgage Loan Sellers	Each of the sponsors will be a mortgage loan seller for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Mortgage Loan Sellers’’ in this prospectus supplement. Wachovia Bank, National Association is the master servicer, a sponsor, the swap counterparty and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust,

Commercial Mortgage Pass-Through Certificates, Series 2006-C28, under which the Newport Bluffs whole loan is serviced and is an affiliate of the depositor and one of the underwriters. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL —Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Wachovia Bank, National Association	115	$3,036,387,201	90.1%	93.1%	78.4%
Artesia Mortgage Capital Corporation	27	334,886,980	9.9	6.9	21.6
Total	142	$3,371,274,181	100.0%	100.0%	100.0%

The Master Servicer	Wachovia Bank, National Association. Wachovia Bank, National Association is one of the mortgage loan sellers, a sponsor, the swap counterparty and the master servicer under the 2006-C28 transaction and an affiliate of the depositor and one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund; provided, however, the Newport Bluffs whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28. The master servicer under the 2006-C28 pooling and servicing agreement is Wachovia Bank, National Association.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’ in this prospectus supplement.

The Special Servicer	Initially, LNR Partners, Inc. The special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, the Newport Bluffs whole loan will be specially serviced (during those periods where special servicing is required) under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28. The special servicer under the 2006-C28 pooling and servicing agreement is CWCapital Asset Management LLC.

Some holders of certificates (initially the holder of the Class Q certificates with respect to each mortgage loan other than the Galleria at Tyler mortgage loan, the Newport Bluffs mortgage loan and the Renaissance Tower Office Building mortgage loan) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to the Galleria at Tyler mortgage loan and the Renaissance Tower Office Building mortgage loan, except during the continuance of a control appraisal period under the related intercreditor agreement, the holder of the subordinate companion loan related to each of the Galleria at Tyler mortgage loan and the Renaissance Tower Office Building mortgage loan may appoint or remove the special servicer with respect to the related mortgage loan, subject to certain conditions set forth in the related intercreditor agreement. During the continuance of a control appraisal period with respect to either the Galleria at Tyler mortgage loan or the Renaissance Tower Office Building mortgage loan, the controlling class will have the right to replace the special servicer with respect to such mortgage loan. With respect to the Newport Bluffs mortgage loan, the special servicer may be removed at any time, with or without cause, but only with the consent of both the controlling class representative and the 2006-C28 controlling class representative, subject to certain conditions as set forth in the related intercreditor agreement. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Special Servicer’’ and ‘‘—The Controlling Class Representative’’ in this prospectus supplement.

The Trustee	Wells Fargo Bank, N.A. The trustee will be responsible for (among other things) distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. Wells Fargo Bank, N.A. is the trustee under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement.

The Underwriters	Wachovia Capital Markets, LLC, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. Wachovia Capital Markets, LLC is an affiliate of the depositor and of Wachovia Bank, National Association, which is the master servicer, a sponsor, one of the mortgage loan sellers, the swap counterparty and a sponsor of and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28, under which the Newport Bluffs whole loan is serviced. See ‘‘RISK FACTORS —The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. Wachovia Capital Markets, LLC is acting as sole lead manager for this offering. Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. are acting as co-managers for this offering. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates.

Certain Affiliations	Wachovia Bank, National Association and its affiliates are playing several roles in this transaction. Wachovia Bank, National Association is a mortgage loan seller, the master servicer, a sponsor and the swap counterparty. Wachovia Commercial Mortgage Securities, Inc. is the depositor and a wholly-owned subsidiary of Wachovia Bank, National Association. Wachovia Bank, National Association and Artesia Mortgage Capital Corporation originated the mortgage loans and will be selling them to the depositor. Wachovia Bank, National Association is also an affiliate of Wachovia Capital Markets, LLC, an underwriter for the offering of the certificates. In addition, Wachovia Bank, National Association is the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28. Wells Fargo Bank, N.A., the trustee, is the trustee under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2006-C28. Further, an affiliate of the special servicer is the anticipated initial holder of certain non-offered classes of certificates. These roles and other potential relationships may give rise to conflicts of interest as further described under ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement.

Transaction Overview

On the closing date, the mortgage loan sellers will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust fund, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of December 1, 2006, among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the Newport Bluffs whole loan (which will be serviced pursuant to the 2006-C28 pooling and servicing agreement)) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors/mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

 IMPORTANT DATES AND PERIODS

Closing Date	On or about December 22, 2006.

Cut-Off Date	For 139 mortgage loans, representing 87.6% of the mortgage pool (99 mortgage loans in loan group 1 or 84.4% and all of the mortgage loans in loan group 2), December 11, 2006, for 2 mortgage loans, representing 11.7% of the mortgage pool (14.8% of loan group 1), December 9, 2006 and for 1 mortgage loan, representing 0.7% of the mortgage pool (0.8% of loan group 1), December 1, 2006. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date.

Distribution Date	The fourth business day following the related determination date, commencing in January 2007.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in January 2007.

Collection Period	For any distribution date, the period beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related collection period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related collection period and not during any other collection period.

 THE CERTIFICATES

Offered Certificates	We are offering to you the following 13 classes of certificates of our Commercial Mortgage Pass-Through Certificates, Series 2006-C29 pursuant to this prospectus supplement:

Class A-1 Class A-2 Class A-3 Class A-PB Class A-4 Class A-1A Class X-P Class A-M Class A-J Class B Class C Class D Class E

Priority of Distributions	On each distribution date, the owners of the certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or that the master servicer and/or the trustee advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest, the mortgage pool will be deemed to consist of 2 loan groups:

•	Loan group 1 will consist of (i) all of the mortgage loans that are not secured by multifamily properties or mobile home park properties and (ii) 2 mortgage loans that are secured by multifamily properties; and

•	Loan group 2 will consist of (i) 38 mortgage loans that are secured by multifamily properties and (ii) 2 mortgage loans that are secured by mobile home park properties.

Annex A-1 to this prospectus supplement sets forth the loan group designation for each mortgage loan.

The trustee will distribute amounts to the extent that the money is available after the payment of fees and expenses of the master servicer, the special servicer, the trustee and the 2006-C28 master servicer, in the following order of priority:

Interest, concurrently (i) pro rata, on the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4FL regular interest from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2, and (iii) pro rata, on the Class X-C and Class X-P certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

Principal on the Class A-PB certificates, up to the principal distribution amount related to loan group 1, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement, and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB certificates as set forth in the priority immediately preceding, principal on the Class A-1 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A and Class A-PB certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB and Class A-1 certificates as set forth in the immediately preceding priorities, principal on the Class A-2 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB and Class A-1 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-3 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal on the Class A-PB certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal, pro rata on the Class A-4 certificates and the Class A-4FL regular interest, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

Principal on the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the certificate balances of the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest have been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest have been made, until their certificate balance is reduced to zero.

Reimbursement to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest, pro rata, for any realized loss and trust fund expenses borne by such certificates or regular interest.

Interest on the Class A-M certificates.

Principal on the Class A-M certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-M certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class A-J certificates.

Principal on the Class A-J certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-J certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class B certificates.

Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class C certificates.

Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class D certificates.

Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class E certificates.

Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

If, on any distribution date, the certificate balances of the Class A-M through Class Q certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest remain outstanding, distributions of principal (other than distributions of principal otherwise allocable to reduce the certificate balance of the Class A-PB certificates to the planned principal amount set forth in the table on Annex F to this prospectus supplement) and interest will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

No companion loan will be part of the trust fund, and amounts received with respect to any companion loan will not be available for distributions to holders of any certificates.

Interest	On each distribution date, each class of certificates (other than the Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest will be entitled to receive:

•	for each class of these certificates and the Class A-4FL regular interest, one month’s interest at the applicable pass-through rate accrued during the applicable interest period, on the certificate balance or notional amount, as applicable, of each class of these certificates and the Class A-4FL regular interest immediately prior to that distribution date;

•	plus any interest that this class of certificates and the Class A-4FL regular interest was entitled to receive on all prior distribution dates to the extent not received;

•	minus (other than in the case of the Class X-C and Class X-P certificates) that class’ share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

•	minus (other than in the case of the Class X-C and Class X-P certificates) that class’ allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

As reflected in the chart under ‘‘—Priority of Distributions’’ above, so long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4FL regular interest, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4FL regular interest will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

See ‘‘DESCRIPTION OF THE CERTIFICATES— Certificate Balances and Notional Amounts’’ and ‘‘—Distributions’’ in this prospectus supplement.

The Class X-C and Class X-P certificates will be entitled to distributions of interest only on their respective notional amounts. The notional amounts of each of these classes of certificates are calculated as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Each of the Class X-C and Class X-P certificates will accrue interest at a rate as described under ‘‘DESCRIPTION OF

THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The certificates (other than the Class A-4FL, Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest will accrue interest on the basis of a 360-day year consisting of twelve 30-day months. The Class A-4FL certificates will accrue interest on the basis of a 360-day year and the actual number of days in the related interest accrual period; provided that if the pass through rate converts to a fixed rate as described in this prospectus supplement, the Class A-4FL certificates will accrue interest on the same basis as the Class A-4FL regular interest.

The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest is the calendar month preceding the month in which such distribution date occurs.

As reflected in the chart under ‘‘—Priority of Distributions’’ beginning on page S-15 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class X-C certificates and the Class A-4FL regular interest:

•	first, pro rata, to the Class X-C, Class X-P, Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest as described above under ‘‘—Priority of Distributions’’, and then to each other class of offered certificates in order of priority of payment; and

•	only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates or regular interest with a higher priority of distribution.

You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. These distributions are in addition to the distributions of principal and interest described above. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

Pass-Through Rates	The pass-through rate for each class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) on each distribution date is set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’ in this prospectus supplement.

The pass-through rates applicable to the Class X-C certificates and the Class X-P certificates are described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass Through-Rates’’ in this prospectus supplement.

The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for that mortgage loan will be calculated without regard to that event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

•	the mortgage interest rate in effect for that mortgage loan as of the closing date; minus

•	the applicable administrative cost rate, as described in this prospectus supplement.

Any increase in the interest rate of a mortgage loan as a result of not repaying the outstanding principal amount of such mortgage loan by the related anticipated repayment date will be disregarded for purposes of calculating the net mortgage rate.

For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The stated principal balance of each mortgage loan included in the trust fund will generally equal the principal balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

•	the portion of the principal distribution amount for the related distribution date that is attributable to that mortgage loan; and

•	the principal portion of any realized loss incurred in respect of that mortgage loan during the related collection period.

The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

Principal Distributions	On the closing date, each class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) will have the certificate balance set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’ and the Class A-4FL certificates will have a certificate balance equal to the certificate balance of the Class A-4FL regular interest. The certificate balance for each class of certificates and the Class A-4FL regular interest entitled to receive principal may be reduced by:

•	distributions of principal; and

•	allocations of realized losses and trust fund expenses.

The certificate balance or notional amount of a class of certificates and the Class A-4FL regular interest may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The Class X-C and Class X-P certificates do not have principal balances and will not receive distributions of principal.

As reflected in the chart under ‘‘—Priority of Distributions’’ above:

•	generally, the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4FL regular interest will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4FL regular interest have been reduced to zero; provided, however, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest will not be entitled to distributions of principal from either loan group 1 or loan group 2 until the certificate principal balance of the Class A-PB certificates is reduced to the planned principal balance set forth on Annex F to this prospectus supplement;

•	principal is distributed to each class of certificates and regular interest entitled to receive distributions of principal in the order described under ‘‘DESCRIPTION

OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	principal is only distributed on a related class of certificates and regular interest to the extent funds remain after the trustee makes all distributions of principal and interest on those classes of certificates and regular interest with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATE—Distributions’’ in this prospectus supplement;

•	generally, no class of certificates or regular interest is entitled to distributions of principal until the certificate balance of each class of certificates and regular interest with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions’’ in this prospectus supplement has been reduced to zero;

•	in no event will the holders of the Class A-M, Class A-J, Class B, Class C, Class D or Class E certificates or the classes of non-offered certificates (excluding the Class A-4FL certificates) be entitled to receive any payments of principal until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest have all been reduced to zero; and

•	on any distribution date, distributions in reduction of the certificate balance of the Class A-4FL certificates will be made in an amount equal to the amount of principal distributed in respect of the Class A-4FL regular interest.

The amount of principal to be distributed for each distribution date generally will be an amount equal to:

•	the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not those scheduled payments are actually received;

•	balloon payments actually received with respect to mortgage loans included in the trust fund during the related collection period;

•	prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

•	all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A

certificates and the Class A-4FL regular interest, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan and certain advances that are determined not to be reimbursed currently in connection with the work-out of a mortgage loan, then those advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates, prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.

Subordination; Allocation of Losses and Certain Expenses	Credit support for any class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later priority of distribution. However, none of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 or Class A-1A certificates or the Class A-4FL regular interest will be subordinate to any other class of Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A certificates or the Class A-4FL regular interest. The certificate balance of a class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) or regular interest will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to that class of certificates or the Class A-4FL regular interest on that distribution date. In addition, while mortgage loan losses will not be directly allocated to the Class A-4FL certificates, mortgage loan losses may be allocated to the Class A-4FL regular interest in reduction of the certificate balance of the Class A-4FL regular interest and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-4FL regular interest will result in a corresponding decrease in the certificate balance of the Class A-4FL certificates, and any interest shortfalls suffered by the Class A-4FL regular interest will reduce the amount of interest distributed on the Class A-4FL certificates, to the extent described in this prospectus supplement.

Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class X-C, Class A-4FL, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the offered certificates (other than the Class X-P certificates) and the Class A-4FL regular interest (and, therefore, the Class A-4FL certificates) as indicated on the following table:

Class Designation	Original Certificate Balance	Percentage of Cut-Off Date Pool Balance	Order of Application of Losses and Expenses
Class A-1	$16,719,000	0.496%	8
Class A-2	$291,337,000	8.642%	8
Class A-3	$161,040,000	4.777%	8
Class A-PB	$49,253,000	1.461%	8
Class A-4	$642,531,000	19.059%	8
Class A-4FL(1)	$500,000,000	14.831%	8
Class A-1A	$699,011,000	20.734%	8
Class A-M	$337,128,000	10.000%	7
Class A-J	$303,415,000	9.000%	6
Class B	$25,284,000	0.750%	5
Class C	$33,713,000	1.000%	4
Class D	$29,498,000	0.875%	3
Class E	$46,355,000	1.375%	2
Non-offered certificates (excluding the Class A-4FL, Class R-I, Class R-II, Class X-C and Class Z certificates)	$235,990,181	7.00%	1

(1)	The Class A-4FL certificates are not offered hereby.

Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates or regular interest will result in a corresponding reduction in the notional amount of the Class X-C certificates and, with respect to the Class A-2, Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates, the Class A-4FL regular interest and portions of the Class A-1 and Class A-1A certificates, a corresponding reduction in the notional amount of the Class X-P certificates.

Any losses and expenses that are associated with each co-lender loan will be allocated in accordance with the related intercreditor agreement. Specifically, with respect to the mortgage loans with one or more pari passu companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated in accordance with the terms of the related intercreditor agreement, generally, pro rata between each related mortgage loan (and, therefore, to the certificates, other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) and the related pari passu companion loan(s). Further, with regard to the mortgage loans with subordinate companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated, in accordance with the terms of the related intercreditor agreement, generally, first, to the subordinate companion loan, and second, to the related mortgage loan (and the related pari passu companion loan, if applicable). The portions of those losses and expenses that are allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2006-C29 certificates in the manner described above.

See ‘‘DESCRIPTION OF THE CERTIFICATES— Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Fees and Expenses	Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.02183% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.00062% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘SERVICING OF THE MORTGAGE LOANS— Compensation and Payment of Expenses’’ in this prospectus supplement. The master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 are each generally entitled to payment of similar fees and expenses described in this section.

Prepayment Premiums; Yield Maintenance Charges	On each distribution date, any prepayment premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates, the Class A-4FL regular interest and the Class F, Class G, Class H and Class J certificates then entitled to distributions as follows:

The holders of each class of offered certificates, the Class A-4FL regular interest and the Class F, Class G, Class H and Class J certificates then entitled to distributions of principal with respect to the related loan group on that distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

•	the amount of those prepayment premiums or yield maintenance charges;

•	a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

•	a fraction, the numerator of which is equal to the amount of principal distributable on that class of certificates on that distribution date, and the denominator of which is the principal distribution amount for that distribution date.

If there is more than one class of certificates (or regular interest) entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of that prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

For so long as the swap contract is in effect and there is no continuing payment default under the swap contract, any prepayment premium or yield maintenance charge distributable in respect of the Class A-4FL regular interest will be payable to the swap counterparty pursuant to the terms of the swap contract. If the swap contract is no longer in effect or if there is a continuing payment default related to the swap contract, any prepayment premium and yield maintenance charges allocable to the Class A-4FL regular interest will be paid to the holders of the Class A-4FL certificates.

The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed as follows: (a) on or before the distribution date in December 2013, 49% to the holders of the Class X-P certificates and 51% to the holders of the Class X-C certificates and (b) thereafter, 100% to the holders of the Class X-C certificates.

The ‘‘discount rate’’ applicable to any class of offered certificates, the Class A-4FL regular interest and the Class F, Class G, Class H and Class J certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

•	In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

•	In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Examples of Allocation of Prepayment Premiums or Yield Maintenance Charges

Mortgage interest rate	8%
Pass-through rate for applicable class	6%
Discount rate	5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class X-P	Allocation Percentage for Class X-C
6% − 5%	= 33 1/3%	(100% − 33 1/3%) x	(100% − 33 1/3%) x
8% − 5%		49% = 32 2/3%	51% = 34%

See ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Allocation of Additional Interest	On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. In each case, this interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

Advancing of Principal and Interest	The master servicer is required to advance delinquent scheduled payments of principal and interest with respect to any mortgage loan included in the trust fund unless the master servicer or the special servicer determines that the advance would not be recoverable from proceeds of the related mortgage loan. The master servicer will not be required to advance balloon payments due at maturity in excess of regular periodic payments, interest in excess of the mortgage loan’s regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. If the master servicer fails to make a required advance, the trustee will be required to make that advance, unless the trustee determines that the advance would not be recoverable from proceeds of the related mortgage loan. Notwithstanding the foregoing, with respect to the Newport Bluffs mortgage loan, advances with respect to delinquent payments of principal and/or interest will be governed by the 2006-C28 pooling and servicing agreement under similar (although not identical) arrangements as described above with respect to the other mortgage loans included in the trust fund; provided that in the event that the master servicer under the 2006-C28 pooling and servicing agreement fails to make a required advance of delinquent principal and/or interest (i.e., an advance that is determined to be recoverable) with respect to the Newport Bluffs mortgage loan, the master servicer will be required to make that advance unless the master servicer determines that such advance would not be recoverable. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace or cure period for the related scheduled payment) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. Any principal and/or interest advance on any pari passu companion loan will not be recoverable by the master servicer from the trust fund. Neither the master servicer nor the trustee will be required to make a principal and/or interest advance with respect to any subordinate companion loan. Additionally, the trustee will not be required to make a principal and interest advance with respect to any companion loan. Neither the master servicer nor the trustee will be required to advance any amounts due to be paid by the swap counterparty for a distribution to the Class A-4FL certificates or advance for any breakage, termination or other costs owed by the trust fund to the swap counterparty. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted, within 2 years of the closing date, to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	In the event a mortgage loan (other than the Newport Bluffs mortgage loan) becomes a defaulted mortgage loan, the certificateholder that is entitled to greater than 50% of the voting rights allocated to the class of sequential pay certificates with the lowest payment priority then outstanding (or if no certificateholder is entitled to greater than 50% of the voting rights of such class, the certificateholder with the largest percentage of voting rights allocated to such class) and, in certain circumstances, the special servicer (in each case, subject to, in certain instances, the rights of the subordinated secured creditors or mezzanine lenders to purchase the related mortgage loan), shall have the option to purchase from the trust fund such defaulted mortgage loan with respect to which certain defaults have occurred. See ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement.

Reimbursement Entitlement of Servicer of the 2006-C28 Trust Fund	The master servicer and, in certain circumstances, the special servicer under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 trust fund are each entitled to reimbursement of its pro rata share of servicing advances made with respect to the Newport Bluffs mortgage loan. In the event principal and interest payments related to the Newport Bluffs mortgage loan are insufficient to reimburse such master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Optional Termination of the Trust Fund	The trust fund may be terminated when the aggregate principal balance of the mortgage loans included in the trust fund is less than 1.0% of the aggregate principal balance of the pool of mortgage loans included in the trust fund as of the cut-off date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement and in the accompanying prospectus.

The trust fund may also be terminated when the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates and the Class A-4FL regular interest have been paid in full and all of the remaining certificates (other than the Class Z, Class R-I and Class R-II certificates) are held by a single certificateholder. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Registration and Denomination	The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream Banking société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

Beneficial interests in the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates will be offered in minimum denominations of $10,000 actual principal amounts and in integral multiples of $1 in excess of those amounts. Beneficial interests in the Class X-P certificates will be offered in minimum notional amounts of $1,000,000 actual notional amounts and in integral multiples of $1 in excess of those amounts.

Material Federal Income Tax Consequences	Two separate real estate mortgage investment conduit elections will be made with respect to the trust fund (‘‘REMIC I’’ and ‘‘REMIC II’’, each a ‘‘REMIC’’). The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of that REMIC. The Class R-I certificates will represent the residual interests in REMIC I and the Class R-II certificates will represent the residual interests in REMIC II. The Class A-4FL certificates will represent an undivided interest in a portion of the trust fund that is treated as a grantor trust for United States federal income tax purposes. The grantor trust will include the Class A-4FL regular interest, the floating rate account and the beneficial interest of the Class A-4FL certificates in the swap contract. The Class A-4FL certificates are not being offered by this prospectus supplement.

In addition, the Class Z certificateholders’ entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of that additional interest if the unamortized principal amount of that mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the related prospectus) for federal income tax purposes.

The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the Class certificates will be treated as having been issued at a premium, that the Class certificates will be treated as having been issued with a de minimis amount of original issue discount and that the Class X-P certificates will be issued with original issue discount for federal income tax reporting purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	Subject to important considerations described under ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and the accompanying prospectus, the following classes of offered certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

Class A-1 Class A-2 Class A-3 Class A-PB Class A-4 Class A-1A Class X-P Class A-M Class A-J Class B Class C Class D Class E

This is based on individual prohibited transaction exemptions granted to each of Wachovia Capital Markets, LLC, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. by the U.S. Department of Labor. See ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Ratings	The offered certificates will not be issued unless they have received the following ratings from Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

Class	Expected Rating from S&P/Moody’s
Class A-1	AAA/Aaa
Class A-2	AAA/Aaa
Class A-3	AAA/Aaa
Class A-PB	AAA/Aaa
Class A-4	AAA/Aaa
Class A-1A	AAA/Aaa
Class X-P	AAA/Aaa
Class A-M	AAA/Aaa
Class A-J	AAA/Aaa
Class B	AA+/Aa1
Class C	AA/Aa2
Class D	AA−/Aa3
Class E	A/A2

The ratings on the offered certificates address the likelihood of timely receipt of interest and (except with respect to the Class X-P certificates) ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See ‘‘RATINGS’’ in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

 THE MORTGAGE LOANS

General	It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. The information contained in this prospectus supplement assumes the timely delivery of all scheduled payments of interest and principal and no prepayments on or before the cut-off date. All information presented in this prospectus supplement (including cut-off date balance per square foot/unit/room/pad/bed, loan-to-value ratios and debt service coverage ratios) with respect to the 6 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. Unless otherwise specified, in the case of the mortgage loans with one or more pari passu companion loans, the calculations of loan balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of these mortgage loans and the related pari passu companion loans, if any (but not any subordinate companion loan or future pari passu companion loan). All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

The totals in the following tables may not add up to 100% due to rounding.

	All Mortgage Loans(1)		Loan Group 1(1)		Loan Group 2
Number of Mortgage Loans	142		102		40
Number of Crossed Loan Pools	3		2		1
Number of Mortgaged Properties	209		169		40
Aggregate Balance of all Mortgage Loans	$3,371,274,181		$2,672,262,712		$699,011,469

Number of Mortgage Loans with Balloon Payments(2)	60		47		13
Aggregate Balance of Mortgage Loans with Balloon Payments(2)	$839,066,302		$671,869,833		$167,196,469

Number of Mortgage Loans with Anticipated Repayment Date(3)	6		6		0
Aggregate Balance of Mortgage Loans with Anticipated Repayment Date(3)	$52,608,776		$52,608,776		$0

Number of Fully Amortizing Mortgage Loans	2		1		1
Aggregate Balance of Fully Amortizing Mortgage Loans	$13,700,000		$6,700,000		$7,000,000

Number of Interest Only Mortgage Loans(4)	74		48		26
Aggregate Balance of Interest Only Mortgage Loans(4)	$2,465,899,103		$1,941,084,103		$524,815,000

Average Balance of Mortgage Loans	$23,741,367		$26,198,654		$17,475,287
Minimum Balance of Mortgage Loans	$840,000		$840,000		$2,460,000
Maximum Balance of Mortgage Loans	$318,976,000		$318,976,000		$65,050,000

Maximum Balance for a group of cross-collateralized and cross-defaulted Mortgage Loans	$42,525,000	(5)	$42,525,000	(5)	$10,520,000	(6)

Weighted Average LTV ratio(7)(8)	68.5%		67.4%		72.8%
Minimum LTV ratio(7)(8)	40.5%		40.5%		55.7%
Maximum LTV ratio(7)(8)	80.5%		80.5%		80.0%

Weighted Average LTV at Maturity or Anticipated Repayment Date(7)(8)	66.6%		65.4%		70.9%

Weighted Average DSCR(9)	1.57	x	1.63	x	1.32	x
Minimum DSCR(9)	1.04	x	1.04	x	1.17	x
Maximum DSCR(9)	2.44	x	2.44	x	1.94	x

Weighted Average Mortgage Loan interest rate	5.729%		5.715%		5.782%
Minimum Mortgage Loan interest rate	5.260%		5.280%		5.260%
Maximum Mortgage Loan interest rate	6.505%		6.450%		6.505%

Weighted Average Remaining Term to Maturity or Anticipated Repayment Date (months)	110		110		108
Minimum Remaining Term to Maturity or Anticipated Repayment Date (months)	57		58		57
Maximum Remaining Term to Maturity or Anticipated Repayment Date (months)	240		120		240
Weighted Average Occupany Rate(10)	93.7%		93.2%		95.6%

(1)	With respect to 3 mortgage loans (loan numbers 2, 4 and 6), the related mortgage loan documents permit the related borrower to obtain additional future debt that will be pari passu in right of entitlement with the related mortgage loan. For purposes of these numbers it has been assumed that such future debt is not advanced. For a description of the debt service coverage ratios and loan-to-value ratios, see ‘‘Centro Syndicate 2 Pool’’, ‘‘Centro International Wholesale Pool’’ and ‘‘Newport Bluffs’’ in Annex D to this prospectus supplement.

(2)	Does not include mortgage loans with anticipated repayment dates or mortgage loans that are interest-only for their entire term.

(3)	Does not include mortgage loans that are interest-only for their entire term.

(4)	Includes mortgage loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.

(5)	Consists of a group of 2 individual mortgage loans (loan numbers 26 and 43).

(6)	Consists of a group of 3 individual mortgage loans (loan numbers 115, 126 and 134).

(7)	For a description of how the loan-to-value ratios for the mortgage loans are determined, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Related to Property Inspections and Certain Assumptions in Appraisals’’ in this prospectus supplement.

(8)	For purposes of determining the loan-to-value ratios for 14 mortgaged properties (loan numbers 1.02, 3, 8, 11, 16, 19, 32, 33, 98, 111, 123, 124, 129 and 137), representing, by allocated loan amount, 15.9% of the mortgage pool (12 mortgaged properties in loan group 1 or 19.2% and 2 mortgaged properties in loan group 2 or 3.6%), such ratios were calculated using ‘‘as-stabilized’’ appraised values as opposed to ‘‘as-is’’ values. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

(9)	For purposes of determining the debt service coverage ratios for 7 mortgage loans (loan numbers 19, 32, 51, 89, 100, 121 and 125), representing 2.8% of the mortgage pool (5 mortgage loans in loan group 1 or 3.1% and 2 mortgage loans in loan group 2 or 1.5%), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. For a description of how the debt service coverage ratios for the mortgage loans are determined, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement.

(10)	Does not include 6 hospitality properties, representing, by allocated loan amount, 2.8% of the mortgage pool (3.6% of the loan group 1). In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

Security for the Mortgage Loans in the Trust Fund	Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

•	No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

•	All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial properties or multifamily properties.

Property Types	The following table describes the mortgaged properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Retail	69	$1,309,545,712	38.8%	49.0%	0.0%
Retail – Anchored	43	1,047,700,938	31.1	39.2	0.0
Retail – Single Tenant	10	133,061,240	3.9	5.0	0.0
Retail – Unanchored	12	75,841,534	2.2	2.8	0.0
Retail – Shadow Anchored(2)	4	52,942,000	1.6	2.0	0.0
Multifamily	40	763,161,469	22.6	5.2	89.3
Office	42	676,721,000	20.1	25.3	0.0
Industrial	35	391,616,000	11.6	14.7	0.0
Hospitality	6	95,600,000	2.8	3.6	0.0
Mobile Home Park	2	74,880,000	2.2	0.0	10.7
Mixed Use	7	43,850,000	1.3	1.6	0.0
Self Storage	8	15,900,000	0.5	0.6	0.0
Total	209	$3,371,274,181	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

Mortgaged Properties by Property Type

Geographic Concentrations	The mortgaged properties are located throughout 38 states and the District of Columbia. The following tables describe the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
CA	17	$681,640,511	20.2%
Southern(2)	14	613,097,511	18.2
Northern(2)	3	68,543,000	2.0
TX	15	271,170,183	8.0
IL	10	262,245,000	7.8
GA	27	227,487,000	6.7
IN	11	223,280,000	6.6
NY	12	220,292,779	6.5
FL	13	194,562,252	5.8
AZ	10	176,915,000	5.2
Other	94	1,113,681,455	33.0
Total	209	$3,371,274,181	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
CA	12	$497,940,511	18.6%
Southern(2)	9	429,397,511	16.1
Northern(2)	3	68,543,000	2.6
IL	9	259,330,000	9.7
GA	26	220,987,000	8.3
NY	12	220,292,779	8.2
TX	11	215,895,183	8.1
FL	13	194,562,252	7.3
IN	10	173,280,000	6.5
Other	76	889,974,986	33.3
Total	169	$2,672,262,712	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
CA	5	$183,700,000	26.3%
Southern(2)	5	183,700,000	26.3
AZ	4	99,615,000	14.3
PA	2	74,880,000	10.7
TN	7	69,305,000	9.9
TX	4	55,275,000	7.9
IN	1	50,000,000	7.2
WA	4	37,396,469	5.3
Other	13	128,840,000	18.4
Total	40	$699,011,469	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Payment Terms	All of the mortgage loans included in the trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

•	Payments on the mortgage loans included in the trust fund are due on the 11th day of the month, except payments on 1 mortgage loan, representing 0.7% of the mortgage pool (0.8% of loan group 1), which are due on the 1st day of the month and payments on 2 mortgage loans representing 11.7% of the mortgage pool (14.8% of loan group 1), which are due on the 9th day of the month. No mortgage loan has a grace period that extends payment beyond the 11th day of any calendar month other than 2 mortgage loans representing 9.9% of the mortgage pool (12.5% of loan group 1), which have a once-per-year grace period that may extend payment until the 14th day of any calendar month.

•	As of the cut-off date, 139 of the mortgage loans, representing 84.8% of the mortgage pool (99 mortgage loans in loan group 1 or 80.9% and all of the mortgage loans in loan group 2), accrue interest on an actual/360 basis, and 3 mortgage loans, representing 15.2% of the mortgage pool (19.1% of loan group 1) accrue interest on a 30/360 basis. Forty-nine of the mortgage loans, representing 23.4% of the mortgage pool (38 mortgage loans in loan group 1 or 23.9% and 11 mortgage loans in loan group 2 or 21.7%), have periods during which only interest is due and periods in which principal and interest are due. Seventy-four of the mortgage loans, representing 73.1% of the mortgage pool (48 mortgage loans in loan group 1 or 72.6% and 26 mortgage loans in loan group 2 or 75.1%), provide that only interest is due until maturity or the anticipated repayment date. Two mortgage loans, representing 0.4% of the mortgage pool (1 mortgage loan in loan group 1 or 0.3% and 1 mortgage loan in loan group 2 or 1.0%), provide that principal and interest are due prior to and until maturity.

The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

Range of Cut-Off Date Balances

Range of Cut-Off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
< 2,000,000	5	$7,528,000	0.2%	0.3%	0.0%
2,000,001 − 3,000,000	9	22,804,511	0.7	0.7	0.8
3,000,001 − 4,000,000	8	27,959,170	0.8	0.8	1.0
4,000,001 − 5,000,000	8	37,490,000	1.1	0.9	2.1
5,000,001 − 6,000,000	3	16,711,000	0.5	0.6	0.0
6,000,001 − 7,000,000	11	71,850,000	2.1	1.9	2.8
7,000,001 − 8,000,000	7	52,490,600	1.6	1.4	2.1
8,000,001 − 9,000,000	7	59,847,796	1.8	1.6	2.5
9,000,001 − 10,000,000	4	38,500,000	1.1	1.1	1.4
10,000,001 − 15,000,000	25	310,782,000	9.2	7.8	14.7
15,000,001 − 20,000,000	21	359,728,000	10.7	9.7	14.4
20,000,001 − 25,000,000	8	180,975,000	5.4	2.5	16.4
25,000,001 − 30,000,000	4	107,100,000	3.2	4.0	0.0
30,000,001 − 35,000,000	5	162,515,000	4.8	3.7	9.1
35,000,001 − 40,000,000	1	37,000,000	1.1	1.4	0.0
45,000,001 − 50,000,000	2	99,000,000	2.9	1.8	7.2
50,000,001 − 55,000,000	1	52,000,000	1.5	1.9	0.0
55,000,001 − 60,000,000	4	231,950,000	6.9	4.4	16.3
65,000,001 − 70,000,000	1	65,050,000	1.9	0.0	9.3
80,000,001 >	8	1,429,993,103	42.4	53.5	0.0
Total	142	$3,371,274,181	100.0%	100.0%	100.0%

Range of Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
5.250 − 5.499	13	$975,817,103	28.9%	30.7%	22.1%
5.500 − 5.749	40	610,722,980	18.1	17.6	20.3
5.750 − 5.999	59	1,235,662,987	36.7	37.1	34.8
6.000 − 6.249	24	469,445,111	13.9	13.6	15.1
6.250 − 6.499	5	64,126,000	1.9	1.0	5.5
6.500 − 6.749	1	15,500,000	0.5	0.0	2.2
Total	142	$3,371,274,181	100.0%	100.0%	100.0%

Range of Underwritten DSC Ratios*

Range of Underwritten DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
1.00 - 1.04	1	$100,000,000	3.0%	3.7%	0.0%
1.15 - 1.19	3	37,080,600	1.1	1.1	1.0
1.20 - 1.24	31	482,957,448	14.3	9.1	34.5
1.25 - 1.29	19	232,035,000	6.9	4.1	17.4
1.30 - 1.34	20	494,977,796	14.7	13.5	19.4
1.35 - 1.39	17	635,981,000	18.9	21.1	10.3
1.40 - 1.44	12	140,552,511	4.2	4.0	4.8
1.45 - 1.49	6	84,346,722	2.5	2.6	2.1
1.50 - 1.54	5	38,450,000	1.1	1.4	0.0
1.55 - 1.59	5	103,350,000	3.1	1.7	8.2
1.60 - 1.64	3	25,043,000	0.7	0.9	0.0
1.65 - 1.69	3	46,450,000	1.4	1.7	0.0
1.70 - 1.74	3	44,425,000	1.3	1.7	0.0
1.75 - 1.79	2	16,837,000	0.5	0.6	0.0
1.85 - 1.89	1	12,000,000	0.4	0.4	0.0
1.90 - 1.94	3	28,241,000	0.8	0.5	2.3
1.95 - 1.99	2	207,690,000	6.2	7.8	0.0
2.00 - 2.04	1	840,000	0.0	0.0	0.0
2.15 - 2.19	2	185,000,000	5.5	6.9	0.0
2.30 - 3.79	3	455,017,103	13.5	17.0	0.0
Total	142	$3,371,274,181	100.0%	100.0%	100.0%

*	For purposes of determining the DSC ratios for 7 mortgage loans (loan numbers 19, 32, 51, 89, 100, 121 and 125), representing 2.8% of the mortgage pool (5 mortgage loans in loan group 1 or 3.1% and 2 mortgage loans in loan group 2 or 1.5%), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Related to Net Cash Flow’’ in this prospectus supplement.

Range of Cut-Off Date LTV Ratios*

Range of Cut-Off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
40.51 − 50.00	5	$283,500,000	8.4%	10.6%	0.0%
50.01 − 55.00	2	395,017,103	11.7	14.8	0.0
55.01 − 60.00	10	259,090,000	7.7	9.0	2.7
60.01 − 65.00	16	197,338,980	5.9	4.6	10.6
65.01 − 70.00	20	273,817,000	8.1	5.9	16.4
70.01 − 75.00	32	624,672,000	18.5	14.4	34.3
75.01 − 80.00	56	1,330,839,098	39.5	40.4	35.9
80.01 − 80.46	1	7,000,000	0.2	0.3	0.0
Total	142	$3,371,274,181	100.0%	100.0%	100.0%

*	For purposes of determining the LTV ratios for 14 mortgaged properties (loan numbers 1.02, 3, 8, 11, 16, 19, 32, 33, 98, 111, 123, 124, 129 and 137), representing, by allocated loan amount, 15.9% of the mortgage pool (12 mortgaged properties in loan group 1 or 19.2% and 2 mortgaged properties in loan group 2 or 3.6%), such ratios were calculated using ‘‘as-stabilized’’ appraised values as opposed to ‘‘as-is’’ values. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Related to Property Inspections and Certain Assumptions in Appraisals’’ in this prospectus supplement.

Range of Remaining Terms to Maturity
or Anticipated Repayment Date*

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
0 − 60	12	$430,795,000	12.8%	10.8%	20.2%
61 − 84	1	161,039,673	4.8	6.0	0.0
109 − 120	128	2,772,439,508	82.2	83.1	78.8
229 − 240	1	7,000,000	0.2	0.0	1.0
Total	142	$3,371,274,181	100.0%	100.0%	100.0%

*	With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off DatePool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Non Amortizing	68	$2,388,951,103	70.9%	71.0%	70.3%
Interest Only, Amortizing Balloon*	47	763,393,600	22.6	22.9	21.7
Interest Only, ARD	6	76,948,000	2.3	1.6	4.7
Amortizing Balloon	13	75,672,702	2.2	2.2	2.2
Amortizing ARD	4	26,658,776	0.8	1.0	0.0
Interest Only, Amortizing ARD*	2	25,950,000	0.8	1.0	0.0
Fully Amortizing	2	13,700,000	0.4	0.3	1.0
Total	142	$3,371,274,181	100.0%	100.0%	100.0%

*	These mortgage loans require payments of interest-only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 12 to 72 months with respect to loan group 1 and a period of 24 to 84 months with respect to loan group 2).

Types of IO Period

Type of IO Period	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Non-Amortizing	74	$2,465,899,103	73.1%	72.6%	75.1%
Partial Interest Only − Amortizing	49	789,343,600	23.4	23.9	21.7
1 − 12	1	8,400,000	0.2	0.3	0.0
13 − 24	7	96,880,600	2.9	3.4	0.9
25 − 36	13	173,035,000	5.1	6.5	0.0
37 − 48	4	48,525,000	1.4	1.1	2.7
49 − 60	22	425,728,000	12.6	12.1	14.5
61 − 72	1	12,300,000	0.4	0.5	0.0
73 − 84	1	24,475,000	0.7	0.0	3.5
Amortizing − No Partial Interest Only Period	19	116,031,478	3.4	3.5	3.2
Total	142	$3,371,274,181	100.0%	100.0%	100.0%

Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if this type of mortgage loan is not prepaid by a date specified in its related mortgage note, interest will accrue at a higher rate and the related borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

In addition, because the fixed periodic payment on the mortgage loans is generally determined assuming interest is calculated on a ‘‘30/360 basis,’’ but interest actually accrues and is applied on the majority of the mortgage loans on an ‘‘actual/360 basis,’’ there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a ‘‘fully amortizing’’ mortgage loan.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Prepayment Restrictions	All of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

Types of Prepayment Restrictions

Prepayment Provision(1)(2)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Lockout / Defeasance / Open	105	$1,943,188,181	57.6%	59.9%	49.0%
Yield Maintenance / Open	13	633,601,000	18.8	20.0	14.1
Lockout / Yield Maintenance / Open	17	272,085,000	8.1	5.1	19.4
Yield Maintenance / Open or Lockout / Defeasance / Open	4	250,200,000	7.4	9.4	0.0
Lockout / Defeasance or Yield Maintenance / Open	1	150,000,000	4.4	5.6	0.0
Lockout / Yield Maintenance / Open or Lockout / Defeasance / Open	2	122,200,000	3.6	0.0	17.5
Total	142	$3,371,274,181	100.0%	100.0%	100.0%

(1)	For the purposes hereof, ‘‘remaining term’’ refers to either remaining term to maturity or anticipated repayment date, as applicable.

(2)	See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield—Performance Escrows’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Additional Mortgage Loan Information’’ in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

Defeasance	One hundred twelve of the mortgage loans included in the trust fund as of the cut-off date, representing 73.1% of the mortgage pool (88 mortgage loans in loan group 1 or 74.9% and 24 mortgage loans in loan group 2 or 66.5%), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods. Upon substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure the related mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property; provided that in the case of certain mortgage loans, these defeasance payments may cease at the beginning of the open prepayment period with respect to that mortgage loan, and the final payment on the defeasance collateral on that prepayment date would be required to fully prepay the mortgage loan. Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Twenty Largest Mortgage Loans	The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross collateralized mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the mortgage loan referred to as the Newport Bluffs mortgage loan in the immediately following table, the loan balance per square foot/room/unit, the debt service coverage ratio and the loan-to-value ratio set forth in such table is based on the aggregate combined principal balance or combined debt service, as the case may be, and the pari passu companion loan (but not any related subordinate companion loan). No companion loans are included in the trust fund.

For more information on the twenty largest mortgage loans in the trust fund, see ‘‘DESCRIPTION OF THE

MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement and Annex D to this prospectus supplement.

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/Unit/ Pad/Room(1)	Weighted Average DSCR(1)	Weighted Average Cut-Off Date LTV Ratio(1)(2)	Weighted Average LTV Ratio at Maturity or ARD(1)(2)	Weighted Average Mortgage Rate
Duke Realty Industrial Pool	Wachovia	1 / 27	1	$318,976,000	9.5%	11.9%	Industrial — Distribution/ Warehouse	$38	1.39x	80.0%	80.0%	5.914%
Centro Syndicate 2 Pool(3)	Wachovia	1 / 16	1	233,977,430	6.9	8.8%	Retail — Various	$71	2.39x	52.1%	52.1%	5.440%
Galleria at Tyler	Wachovia	1 / 1	1	205,000,000	6.1	7.7%	Retail — Anchored	$363	1.97x	44.9%	44.9%	5.305%
Centro International Wholesale Pool(3)	Wachovia	1 / 13	1	161,039,673	4.8	6.0%	Retail — Anchored	$91	2.31x	53.4%	53.4%	5.420%
Westfield Fox Valley	Wachovia	1 / 1	1	150,000,000	4.4	5.6%	Retail — Anchored	$272	2.15x	57.9%	57.9%	5.370%
Newport Bluffs(1)	Wachovia	1 / 1	1	132,000,000	3.9	4.9%	Multifamily — Conventional	$250,951	1.35x	71.0%	71.0%	6.104%
Renaissance Tower Office Building	Wachovia	1 / 1	1	129,000,000	3.8	4.8%	Office — CBD	$75	1.34x	79.9%	74.6%	5.850%
21-25 West 34th Street	Wachovia	1 / 1	1	100,000,000	3.0	3.7%	Retail — Single Tenant	$3,584	1.04x	80.0%	80.0%	5.760%
La Jolla International Apartments	Artesia	1 / 1	2	65,050,000	1.9	9.3%	Multifamily — Conventional	$162,625	1.22x	70.7%	70.7%	5.490%
Deer Park Town Center	Wachovia	1 / 1	1	60,000,000	1.8	2.2%	Retail — Anchored	$176	2.44x	46.5%	46.5%	5.590%
		10 / 63		$1,555,043,103	46.1%				1.79x	63.8%	63.4%	5.629%

Dakota Square Mall	Wachovia	1 / 1	1	$58,000,000	1.7%	2.2%	Retail — Anchored	$84	1.30x	80.0%	70.7%	5.889%
La Scala Apartments	Artesia	1 / 1	2	57,150,000	1.7	8.2%	Multifamily — Conventional	$161,441	1.23x	70.1%	70.1%	5.490%
Pennwood Crossing MHP	Wachovia	1 / 1	2	56,800,000	1.7	8.1%	Mobile Home Park	$52,641	1.33x	80.0%	80.0%	5.790%
Alhambra Towers	Wachovia	1 / 1	1	52,000,000	1.5	1.9%	Office — Suburban	$298	1.21x	80.0%	80.0%	5.880%
AMLI at Riverbend	Wachovia	1 / 1	2	50,000,000	1.5	7.2%	Multifamily — Conventional	$50,201	1.20x	71.9%	67.0%	5.700%
Hilton - Providence, RI	Wachovia	1 / 1	1	49,000,000	1.5	1.8%	Hospitality — Full Service	$178,832	1.33x	73.1%	66.3%	6.200%
Las Colinas Portfolio	Wachovia	2 / 2	1	42,525,000	1.3	1.6%	Office — Suburban	$110	1.62x	69.1%	69.1%	5.700%
Arcadia Gateway Center Portfolio	Wachovia	3 / 3	1	38,000,000	1.1	1.4%	Various	$242	1.21x	77.1%	77.1%	6.070%
New Market Pool	Wachovia	1 / 6	1	37,000,000	1.1	1.4%	Office — Suburban	$79	1.25x	78.4%	73.4%	6.120%
Crossroads Technology Park	Wachovia	1 / 1	1	35,000,000	1.0	1.3%	Industrial — Light Industrial	$109	2.17x	59.9%	59.9%	5.660%
		13 / 18		$475,475,000	14.1%				1.36x	74.5%	71.7%	5.839%

		23 / 81		$2,030,518,103	60.2%				1.69x	66.3%	65.3%	5.679%

(1)	The Newport Bluffs mortgage loan is part of a split loan structure that includes one pari passu companion loan that is not included in the trust fund. With respect to this mortgage loan, unless otherwise specified, the calculations of loan-to-value ratios, debt service coverage ratios and cut-off date balance per unit are based on the aggregate indebtedness of or debt service on, as applicable, the mortgage loan and the related pari passu companion loan, but not any related subordinate companion loan or future pari passu companion loan.

(2)	The appraised values for the 2425 East Hadley Road mortgaged property (securing a portion of the Duke Realty Industrial Pool mortgage loan) and the mortgaged properties securing the Galleria at Tyler mortgage loan, the 21-25 West 34th Street mortgage loan, the Dakota Square Mall mortgage loan and the Hilton – Providence, RI mortgage loan are based upon ‘‘as-stabilized’’ appraised values (as opposed to ‘‘as is ’’ values). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Inspection and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

(3)	With respect to each of these mortgage loans, unless otherwise specified, the calculations of the loan-to-value ratios, debt service coverage ratios and cut-off date balance per square foot are based on the indebtedness of, or debt service on, as applicable, the related mortgage loan, and assumes that no related future pari passu companion loan has been advanced.

Co-Lender Loans	Six mortgage loans to be included in the trust fund that were originated by Wachovia Bank, National Association, representing approximately 16.3% of the mortgage pool as of the cut-off date (20.6% of loan group 1), are, in each case, evidenced by one of two or more notes which are secured by one or more mortgaged real properties. In each case, the related companion loan or companion loans will not be part of the trust fund.

One (1) mortgage loan, the Newport Bluffs mortgage loan (loan number 6), is part of a split loan structure where one companion loan is part of this split loan structure and is pari passu in right of entitlement to payment with the related mortgage loan. In addition, the related mortgage loan documents permit the related borrower to obtain additional future debt that will be pari passu in right of entitlement with each of the Newport Bluffs mortgage loan and its pari passu companion loan. The remaining co-lender loans (loan numbers 3, 7, 11, 50 and 80) are part of split loan structures in which the related companion loan(s) is subordinate to the related mortgage loan. In each case, the related companion loan or companion loans will not be part of the trust fund. Each of these mortgage loans and its related companion loans are subject to intercreditor agreements.

The intercreditor agreement for the Newport Bluffs mortgage loan generally allocates collections in respect of this whole loan to the mortgage loan and its pari passu companion loan, on a pro rata basis. The intercreditor agreements for each of the remaining mortgage loans that are part of a split loan structure that includes subordinate companion loans generally allocate collections in respect of that mortgage loan, first, to the related mortgage loan, and then to the related subordinate companion loan(s). No companion loan is included in the trust fund.

The master servicer and special servicer will service and administer each of these mortgage loans and its related companion loans (other than the Newport Bluffs mortgage loan and its pari passu companion loan(s)) pursuant to the pooling and servicing agreement and the related intercreditor agreement, for so long as the related mortgage loan is part of the trust fund.

The Newport Bluffs mortgage loan and its companion loan(s) is being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28. The master servicer under the 2006-C28 pooling and servicing agreement is Wachovia Bank, National Association and the special servicer under the 2006-C28 pooling and servicing agreement is CWCapital Asset Management LLC. The terms of the 2006-C28 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the Newport Bluffs Loan’’ in this prospectus supplement.

In addition, with respect to 2 mortgage loans, the Centro Syndicate 2 Pool mortgage loan and the Centro International Wholesale Pool mortgage loan (loan numbers 2 and 4), the related mortgage loan documents permit the related borrower under each mortgage loan to obtain additional future debt that will be pari passu in right of entitlement with the related mortgage loan. Neither of these future pari passu companion loans will be included in the trust fund.

Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Co-Lender Loans’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

 RISK FACTORS

•	You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under ‘‘RISK FACTORS’’ in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

•	The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

•	This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

•	If any of the following risks are realized, your investment could be materially and adversely affected.

•	In connection with the risks and uncertainties described below which may relate to certain of the mortgage loans, or the mortgage pool in general, examples are given with respect to particular risks and particular mortgage loans. The fact that examples are given should not be interpreted to mean that the examples reflect all of the mortgage loans in the trust fund to which the risk is applicable.

The Offered Certificates

Only Mortgage Loans Are Available to Pay You

Neither the offered certificates nor the mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans (and, in the case of the Class A-4FL certificates, the swap contract), are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See ‘‘RISK FACTORS—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in the accompanying prospectus.

Prepayments Will Affect Your Yield

Prepayments.    The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which, in either case, may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

For example, with respect to 2 mortgage loans (loan numbers 26 and 43), representing approximately 1.3% of the mortgage pool (1.6% of loan group 1), the related borrower in each case, Wells Real Estate Investment Trust, Inc., is required pursuant to its articles of incorporation to arrange for listing of its shares on a national exchange by January 30, 2008. If Wells Real Estate Investment Trust, Inc. is not listed on a national exchange by this time, it is required to begin the process of liquidating its investments and distributing the resulting proceeds to its shareholders. No assurance can be given that Wells Real Estate Investment Trust, Inc. will be able to list its shares on a national exchange or that its failure to do so will not result in the prepayment or default of the related mortgage loans. See also ‘‘—Borrower Defaults May Adversely Affect Your Yield’’ in this prospectus supplement.

In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to a purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4FL regular interest will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Yield.    In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

The yield on the Class A-1A, Class C, Class D and Class E certificates could be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. In addition, because there can be no assurances with respect to losses, prepayments and performance of the mortgage loans, there can be no assurance that distributions of principal on the Class A-PB certificates will be made in conformity with the schedule attached on Annex F to this prospectus supplement.

The yield on the Class X-P certificates is particularly sensitive to the rate and timing of principal payments made in reduction of the component balance of the components of the Class X-P certificates. Investors in the Class X-P certificates should consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure to fully recoup your initial investment. Any payment in reduction of the certificate balance of certain classes of the certificates (other than the Class A-4FL, Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest and any losses allocated in reduction of the certificate balance of certain classes of the certificates (other than the Class A-4FL, Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest will also result in a corresponding reduction in the notional amount of the Class X-P certificates. Thus, the yield on the Class X-P certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans, and the more quickly the component of the Class X-P certificates is reduced, the greater will be the negative effect on the yield of the Class X-P certificates, to the extent such effect is not offset by distributions to you of a portion of any applicable prepayment premiums or yield maintenance charges as described in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Interest Rate Environment.    Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are generally more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are generally less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

Performance Escrows.    In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ and the modeling assumptions described in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

Premiums.    Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay that premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties or a material document defect. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

Pool Concentrations.    Principal payments (including prepayments) on the mortgage loans included in the trust fund or in a particular group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled ‘‘Range of Remaining Terms to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date’’ in Annex B to this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class A-4FL, Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest is payable in sequential order to the extent described under ‘‘DESCRIPTION OF THE CERTIFICATES —Distributions’’ in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under ‘‘—The Mortgage Loans —Special Risks Associated With High Balance Mortgage Loans’’ below than classes with a higher sequential priority.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Borrower Defaults May Adversely Affect Your Yield

The aggregate amount of distributions on the offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. See ‘‘RISK FACTORS—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions’’ in the accompanying prospectus.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-4FL, Class A-1A, Class X-C or Class X-P certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier payment priority. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Your Lack of Control Over the Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust fund. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

Six of the mortgage loans (loan numbers 3, 6, 7, 11, 50 and 80), representing 16.3% of the mortgage pool (20.6% of loan group 1), are each part of a split loan structure in which the related whole loan is evidenced by multiple promissory notes. With respect to 1 of these mortgage loans (loan number 6), representing 3.9% of the mortgage pool (4.9% of loan group 1), the mortgage loan is evidenced by one promissory note that is pari passu in right of payment to a related pari passu companion loan, and the holder of the related pari passu companion note has certain control, consultation and/or consent rights with respect to the servicing and/or administration of the related mortgage loan. The trust fund only contains one of the pari passu notes. The other pari passu note is included in the trust fund created in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 transaction. With respect to the other 5 mortgage loans evidenced by multiple promissory notes, the related mortgage loans are each part of a split loan structure where one or more promissory notes are subordinate in right of payment to the other promissory note. In each case, the trust fund does not include the subordinate companion note(s). In addition, such holders of the pari passu companion note or the subordinate companion notes may have been granted various rights and powers pursuant to the related intercreditor agreement or other similar agreement, including cure rights and purchase options with respect to the related mortgage loans. In some cases, the foregoing rights and powers may be assignable or may be exercised through a representative or designee. Accordingly, these rights may potentially conflict with the interests of the certificateholders.

Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in this prospectus supplement and the accompanying prospectus.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a ‘‘business trust.’’ Even if a bankruptcy court were to determine that the issuing entity was a ‘‘business trust’’, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Liquidity for Certificates May Be Limited

There is currently no secondary market for the offered certificates. While each underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.

Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange at the time of closing and may never be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

Potential Conflicts of Interest

The master servicer is one of the mortgage loan sellers, a sponsor, the swap counterparty and an affiliate of the depositor and one of the underwriters. In addition, Wachovia Bank, National Association is also the master servicer under the pooling and servicing agreement executed in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 transaction under which the Newport Bluffs whole loan is being serviced. These affiliations could cause conflicts with the master servicer’s duties to the trust fund under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Wachovia Bank, National Association (which is the master servicer, a mortgage loan seller, the swap counterparty and a sponsor) or one of its affiliates is also the initial holder of certain companion loans with respect to the Galleria at Tyler mortgage loan and the Renaissance Tower Office Building mortgage loan (loan numbers 3 and 8), representing 9.9% of the mortgage pool (12.5% of loan group 1). In addition, Wachovia Bank, National Association is also an equity owner of Capital Lease, LP, the holder of the companion loans with respect to the Aetna Building mortgage loan and the FBI—Albany, NY mortgage loan (loan numbers 50 and 80), representing 0.8% of the mortgage pool (1.0% of loan group 1). In addition, Wachovia Bank, National Association is the initial holder of the mezzanine loans related to 2 mortgage loans (loan numbers 25 and 64), representing 1.1% of the mortgage pool (1.4% of loan group 1). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, mezzanine loan or the holder of certain certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement. In addition, Wachovia Bank, National Association is an affiliate of Wachovia Development Corporation, the controlling equity owner of the borrower with respect to 7 mortgage loans (loan numbers 29, 41, 54, 81, 115, 126 and 134), representing 2.3% of the mortgage pool (10.9% of loan group 2). In addition, Wachovia Bank, National Association is a partial equity owner of Triple Net Properties, LLC, which is an affiliate of the borrower with respect to 2 mortgage loans (loan numbers 76 and 87), representing 0.6% of the mortgage pool (2.7% of loan group 2). Wachovia Bank, National Association is also the initial holder of certain subordinate debt which encumbers the mortgaged property securing 3 mortgage loans (loan numbers 15, 22 and 61), representing 2.8% of the mortgage pool (13.5% of loan group 2). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, the holder of mezzanine indebtedness or the holder of certain other indebtedness secured by the related mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ in this prospectus supplement.

In addition, with respect to 7 mortgage loans (loan numbers 29, 41, 54, 81, 115, 126 and 134), representing 2.3% of the mortgage pool (10.9% of loan group 2), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, owns a 65% preferred equity interest in the related borrower. As a result, a conflict could have arisen during the origination process as a result of Wachovia Bank, National Association being the originator of the related mortgage loan as well as the owner of the equity interests in the related borrower. In addition, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its affiliate’s equity interest in the related borrower. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to any relationship that the master servicer or any affiliate thereof may have with the related borrower. In addition, the special servicer (and any related sub-servicer) will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer is not affiliated with the master servicer or the related borrower.

Each of the master servicer, special servicer or any of their respective affiliates may, especially if it holds the non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in the hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating the mortgage loan earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust fund than would be realized if alternate action had been taken. In general, the master servicer, special servicer or any of their respective affiliates is not required to act in a manner more favorable to the holders of the offered certificates or any particular class of offered certificates than to the holders of the non-offered certificates.

The special servicer will (and any related sub-servicer may) be involved in determining whether to modify or foreclose a defaulted mortgage loan. An affiliate of the special servicer may purchase certain other non-offered certificates. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust fund. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

This could cause a conflict between the special servicer’s duties to the trust fund under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers; or

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; or

•	affiliates of the property manager and/or the borrowers or the property managers and/or the borrowers themselves also may own other properties, including competing properties; or

•	the mortgaged property is self-managed.

For example, with respect to 1 mortgage loan (loan number 1), representing 9.5% of the mortgage pool (11.9% of loan group 1), the property manager for each of the 27 mortgaged properties securing the related mortgage loan is an affiliate of the sponsor. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D to this prospectus supplement.

Moreover, with respect to certain of the mortgage loans (including the Duke Realty Industrial Pool mortgage loan and certain other mortgage loans identified in Annex D and otherwise on Annex A-1 to this prospectus supplement), no lockbox has been established and the property manager has access to the proceeds from the related mortgaged property prior to such amounts being required to be deposited in the related escrow accounts or being paid to the mortgagee as debt service payments. Accordingly, since certain of these mortgage loans are managed by an affiliate of the related borrower, a potential conflict of interest could arise when such affiliated property manager receives proceeds from the related mortgaged property in a borrower-controlled account.

In addition, certain mortgage loans included in the trust fund may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.

The activities of the mortgage loan sellers and their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust fund, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

The Mortgage Loans

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

Certain of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund are leased to a single tenant which subjects the related borrower to increased risks in the event the tenant vacates and a replacement tenant is not readily available. See ‘‘—Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk’’ in this prospectus supplement.

In addition, with respect to 3 mortgage loans (loan numbers 64, 75 and 83), representing 1.0% of the mortgage pool (1.3% of loan group 1), certain of the major tenants at the related mortgaged property have rights of first refusal and/or purchase options on the related mortgaged property in accordance with the terms of the related mortgage loan documents. There can be no assurance that if such options are not waived, the mortgagee’s ability to sell the related mortgaged property at foreclosure may be impaired or may adversely affect the foreclosure proceeds.

If leases are not renewed or replaced, if tenants default, if rental rates fall, if tenants vacate the related mortgaged property during the terms of their respective leases and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.

In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations. For example, with respect to 9 mortgage loans (loan numbers 19, 37, 62, 80, 90, 107, 108, 119 and 135), representing 3.1% of the mortgage pool (3.9% of loan group 1), 100% or a material portion of the rentable area at the related mortgaged properties is occupied by one or more U.S. government or state government agencies. Although such U.S. government or state government leases generally do not permit the related tenant to terminate its lease due to any lack of appropriations, certain of the U.S. government and state government leases may permit the related tenant to terminate its lease after a specified date contained in the respective lease, some of which may be prior to the maturity date of the related mortgage loan, subject to certain terms and conditions contained therein.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property including, in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, mortgaged properties that have been designated as historic sites, may be difficult to convert to alternative uses and may also require certain governmental approvals to make alterations or modifications to the related mortgaged property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

See ‘‘—Special Risks Associated with Industrial and Mixed-Use Facilities’’ below.

Risks Relating to Certain Property Types

Particular types of income properties are exposed to particular risks. For instance:

Special Risks Associated with Shopping Centers and Other Retail Properties

Retail properties, including shopping centers, secure, in whole or in part, 41 of the mortgage loans included in the trust fund as of the cut-off date, representing 38.8% of the mortgage pool (49.0% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Retail Properties’’ in the accompanying prospectus.

In addition, 4 mortgage loans (loan numbers 3, 10, 23 and 44) each secured by a retail mortgaged property, representing 9.2% of the mortgage pool (11.6% of loan group 1), have a movie theater as one of the significant tenants. These mortgaged properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. These developments have caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Special Risks Associated with Office Properties

Office properties secure, in whole or in part, 37 of the mortgage loans included in the trust fund as of the cut-off date, representing 20.1% of the mortgage pool (25.3% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’ in the accompanying prospectus.

Included in the mortgage loans secured in whole or in part by office properties are 2 mortgage loans (loan numbers 60 and 78), representing approximately 0.7% of the mortgage pool (0.9% of loan group 1) that are secured by medical office properties. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursements (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.

Special Risks Associated with Multifamily Properties

Multifamily properties secure, in whole or in part, 40 of the mortgage loans included in the trust fund as of the cut-off date, representing 22.6% of the mortgage pool (2 mortgage loans in loan group 1 or 5.2% and 38 mortgage loans in loan group 2 or 89.3%). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Special Risks Associated with Industrial and Mixed-Use Facilities

Industrial properties secure, in whole or in part, 7 of the mortgage loans included in the trust fund as of the cut-off date, representing 11.6% of the mortgage pool (14.7% of loan group 1).

Mixed-use properties secure 7 of the mortgage loans included in the trust fund as of the cut-off date, representing 1.3% of the mortgage pool (1.6% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities’’ in the accompanying prospectus.

Mixed use mortgaged properties consist of either (i) office and retail components, (ii) retail and multifamily, and (iii) multifamily, office and retail and as such, mortgage loans secured by mixed use properties will share the risks associated with such underlying components. See ‘‘—Special Risks Associated with Office Properties’’, ‘‘—Special Risks Associated with Shopping Centers and Other Retail Properties’’ and ‘‘—Special Risks Associated with Multifamily Properties’’ in this prospectus supplement and ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’, ‘‘—Special Risks of Mortgage Loans Secured by Retail Properties’’, ‘‘—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ and ‘‘—Special Risks of Mortgage Loans Secured by Industrial and Mixed Use Facilities’’ in the accompanying prospectus.

Special Risks Associated with Hospitality Properties

Hospitality properties secure, in whole or in part, 6 of the mortgage loans included in the trust fund as of the cut-off date, representing 2.8% of the mortgage pool (3.6% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Hospitality Properties’’ in the accompanying prospectus.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchise licenses may require significantly higher fees.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the mortgagee or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the mortgagee may be unable to terminate a franchise license or remove a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may have restrictions or prohibitions on transfers to third parties, including, for example, in connection with a foreclosure.

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001, have had an adverse impact on the tourism and convention industry. See ‘‘RISK FACTORS—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ in the accompanying prospectus.

Special Risks Associated with Mobile Home Park Properties

Mobile home park properties secure, in whole or in part, 2 of the mortgage loans included in the trust fund as of the cut-off date, representing 2.2% of the mortgage pool (10.7% of loan group 2). See ‘‘RISK FACTORS—Special Risks Associated with Manufactured Housing Properties’’ in the accompanying prospectus.

Special Risks Associated with Self Storage Facilities

Self storage facilities secure, in whole or in part, 2 of the mortgage loans included in the trust fund as of the cut-off date, representing 0.5% of the mortgage pool (0.6% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities’’ in the accompanying prospectus.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ below.

Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that such secured lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement, and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related mortgage loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate address the related condition or circumstance is required to take (or is liable for the failure to take) actions, if any, with respect to those circumstances or conditions that have been required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

Problems associated with mold, fungi or decay may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold, fungi or decay problems. If left unchecked, the growth of such problems could result in the interruption of cash flow, litigation and remediation expenses that could adversely impact collections from a mortgaged property.

We cannot provide assurance, however, that should environmental insurance coverage be needed, such coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

Special Risks Associated with Balloon Loans and Anticipated Repayment Date Loans

One hundred forty of the mortgage loans, representing 99.6% of the mortgage pool (101 mortgage loans in loan group 1 or 99.7% and 39 mortgage loans in loan group 2 or 99.0%), provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until their respective maturity date and, in each case, a balloon payment on their respective maturity date. Twelve of these mortgage loans, representing 3.8% of the mortgage pool (11 mortgage loans in loan group 1 or 3.6% and 1 mortgage loan in loan group 2 or 4.7%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

•	A borrower’s ability to make a balloon payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

•	Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

•	The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Generally, even fully amortizing mortgage loans which pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in fact, have a small ‘‘balloon payment’’ due at maturity. For additional description of risks associated with balloon loans, see ‘‘RISK FACTORS—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in the accompanying prospectus.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Adverse Consequences Associated with Borrower Concentration, Borrowers under Common Control and Related Borrowers

Certain borrowers under the mortgage loans included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

•	have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

For example, 3 groups of mortgage loans consisting of (a) 3 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 115, 126 and 134), representing in the aggregate 0.3% of the mortgage pool (1.5% of loan group 2)), (b) 3 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 57, 66 and 78), representing in the aggregate 1.1% of the mortgage pool (1.4% of loan group 1)) and (c) 2 cross-collateralized and cross-defaulted mortgage loans (loan numbers 26 and 43), representing in the aggregate 1.3% of the mortgage pool (1.6% of loan group 1), respectively, have sponsors that are affiliated. Although the mortgage loans within each group are cross-collateralized and cross-defaulted, the groups of mortgage loans are not cross-collateralized or cross-defaulted with each other.

In addition, 2 mortgage loans (loan numbers 2 and 4), representing 11.7% of the mortgage pool (14.8% of loan group 1), are not cross-collateralized or cross-defaulted but the sponsors of each such mortgage loan are affiliated.

No group, individual borrower, sponsor or borrower concentration represents more than 11.7% of the mortgage pool (14.8% of loan group 1).

The Geographic Concentration of Mortgaged Properties Subjects the Trust Fund to a Greater Extent to State and Regional Conditions

Except as indicated in the following tables, less than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state or the District of Columbia.

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
CA	17	$681,640,511	20.2%
Southern(2)	14	613,097,511	18.2
Northern(2)	3	68,543,000	2.0
TX	15	271,170,183	8.0
IL	10	262,245,000	7.8
GA	27	227,487,000	6.7
IN	11	223,280,000	6.6
NY	12	220,292,779	6.5
FL	13	194,562,252	5.8
AZ	10	176,915,000	5.2
Other	94	1,113,681,455	33.0
	209	$3,371,274,181	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1
Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
CA	12	$497,940,511	18.6%
Southern(2)	9	429,397,511	16.1
Northern(2)	3	68,543,000	2.6
IL	9	259,330,000	9.7
GA	26	220,987,000	8.3
NY	12	220,292,779	8.2
TX	11	215,895,183	8.1
FL	13	194,562,252	7.3
IN	10	173,280,000	6.5
Other	76	889,974,986	33.3
	169	$2,672,262,712	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2
Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
CA	5	$183,700,000	26.3%
Southern(2)	5	183,700,000	26.3
AZ	4	99,615,000	14.3
PA	2	74,880,000	10.7
TN	7	69,305,000	9.9
TX	4	55,275,000	7.9
IN	1	50,000,000	7.2
WA	4	37,396,469	5.3
Other	13	128,840,000	18.4
	40	$699,011,469	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

•	economic conditions;

•	conditions in the real estate market;

•	changes in governmental rules and fiscal policies;

•	acts of God or terrorism (which may result in uninsured losses); and

•	other factors which are beyond the control of the mortgagors.

For example, 17 of the mortgaged properties, representing, by allocated loan amount, approximately 20.2% of the mortgage pool (12 mortgaged properties in loan group 1 or 18.6% and 5 mortgaged properties in loan group 2 or 26.3%), are located in the state of California. Fourteen (14) of these mortgaged properties, representing, by allocated loan amount, approximately 18.2% of the mortgage pool (9 mortgaged properties in loan group 1 or 16.1% and 5 mortgaged properties in loan group 2 or 26.3%), are located in southern California. During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgage loans and consequently the amount and timing of distributions on the certificates.

Special Risks Associated with High Balance Mortgage Loans

Several of the mortgage loans included in the trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

•	The largest single mortgage loan included in the trust fund as of the cut-off date represents 9.5% of the mortgage pool (11.9% of loan group 1).

•	The largest group of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 1.3% of the mortgage pool (1.6% of loan group 1).

•	The 5 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 31.7% of the mortgage pool (40.0% of loan group 1).

•	The 10 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 46.1% of the mortgage pool (9 mortgage loans in loan group 1 or 55.8% and 1 mortgage loan in loan group 2 or 9.3%).

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	mortgage loans included in the trust fund and secured by retail properties represent, as of the cut-off date, 38.8% of the mortgage pool (49.0% of loan group 1);

•	mortgage loans included in the trust fund and secured by multifamily properties represent, as of the cut-off date, 22.6% of the mortgage pool (2 mortgage loans in loan group 1 or 5.2% and 38 mortgage loans in loan group 2 or 89.3%);

•	mortgage loans included in the trust fund and secured by office properties represent, as of the cut-off date, 20.1% of the mortgage pool (25.3% of loan group 1);

•	mortgage loans included in the trust fund and secured by industrial and mixed-use facilities represent, as of the cut-off date, 12.9% of the mortgage pool (16.3% of loan group 1);

•	mortgage loans included in the trust fund and secured by hospitality properties represent, as of the cut-off date, 2.8% of the mortgage pool (3.6% of loan group 1);

•	mortgage loans included in the trust fund and secured by mobile home park properties represent, as of the cut-off date, 2.2% of the mortgage pool (10.7% of loan group 2); and

•	mortgage loans included in the trust fund and secured by self storage facilities represent, as of the cut-off date, 0.5% of the mortgage pool (0.6% of loan group 1).

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related mortgage loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. For example, with respect to certain mortgage loans, terrorism insurance is required only with respect to ‘‘certified acts of terrorism’’, as defined under the Terrorism Insurance Act of 2002. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, with respect to 1 mortgage loan (loan number 6), representing approximately 3.9% of the mortgage pool (4.9% of loan group 1) the related lender has waived the right to require terrorism insurance under the related mortgage loan documents. In addition, with respect to 1 mortgage loan (loan number 1), representing approximately 9.5% of the mortgage pool (11.9% of loan group 1), the related mortgage loan documents limit the annual premiums the related borrower must pay and/or the amount of terrorism insurance the related borrower is required to maintain on the related mortgaged property. In addition, with respect to 1 mortgage loan (loan number 105), representing approximately 0.2% of the mortgage pool (0.2% of loan group 1), the related mortgage loan documents provide that so long as the related mortgaged property is not leased to a government tenant, terrorism insurance will only be required if it is available at commercially reasonable rates. There can be no assurances that the terrorism insurance maintained at these mortgaged properties, or the other mortgaged properties in the mortgage pool, will be sufficient to offset any potential losses in the event of damages due to a terrorist act.

For example, in the case of 1 mortgage loan (loan number 1), representing 9.5% of the mortgage pool (11.9% of loan group 1), the maximum amount of terrorism coverage the borrower is required to maintain is that which can be purchased for a premium equal to 150% of the premium cost of a stand-alone terrorism policy as of the origination date of the related mortgage loan.

In addition, with respect to 1 mortgage loan (loan number 6), representing approximately 3.9% of the mortgage pool (4.9% of loan group 1), the related sponsor has provided a guarantee in lieu of terrorism insurance, which is intended to repair and restore the related mortgaged property or to prepay (partially or fully) the related mortgage loan; provided, however, such guarantee is capped at an amount equal to the then-available insurance coverage on the related mortgaged property, not to exceed $50,000,000.

In addition, certain of the mortgaged properties may contain pad sites that are ground leased to the related tenant(s). The related borrower may not be required to obtain insurance on the related improvements.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

Additional Debt on Some Mortgage Loans Creates Additional Risks

In general, the borrowers are:

•	required to satisfy any existing indebtedness encumbering the related mortgaged property as of the closing of the related mortgage loan; and

•	prohibited from encumbering the related mortgaged property with additional secured debt without the mortgagee’s prior approval.

Except as provided below, none of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund, and, except as provided below, none of the related entities with a controlling ownership interest in the borrower may pledge or has pledged its interest in that borrower as security for mezzanine debt.

With respect to 3 mortgage loans (loan numbers 2, 4 and 6), representing 15.6% of the mortgage pool (19.7% of loan group 1), the related mortgage loan documents provide that under certain circumstances the related borrower may encumber the related mortgaged property with additional pari passu debt in the future. See ‘‘Centro Syndicate 2 Pool’’, ‘‘Centro International Wholesale Pool’’ and ‘‘Newport Bluffs’’ in Annex D to this prospectus supplement.

With respect to 26 mortgage loans (loan numbers 2, 3, 4, 10, 14, 15, 16, 17, 26, 28, 30, 35, 42, 43, 55, 59, 63, 74, 84, 92, 96, 97, 104, 108, 118 and 128), representing 32.0% of the mortgage pool (17 mortgage loans in loan group 1 or 35.3% and 9 mortgage loans in loan group 2 or 19.7%), the related mortgage loan documents provide that, under certain circumstances (which may include satisfaction of debt service coverage ratio and loan-to-value tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 3 mortgage loans (loan numbers 44, 49 and 67), representing 1.4% of the mortgage pool (1 mortgage loan in loan group 1 or 0.7% and 2 mortgage loans in loan group 2 or 4.1%), the related mortgage loan documents provide that under certain circumstances the related borrower may encumber the related mortgaged property with subordinate debt in the future.

With respect to 1 mortgage loan (loan number 24), representing 0.8% of the mortgage pool (1.1% of loan group 1), the related mortgage loan documents provide that, under certain circumstances, the related borrower may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business); provided that with respect to such mortgage loan, the related promissory note must contain subordination and standstill provisions.

With respect to 2 mortgage loans (loan numbers 77 and 79), representing 0.6% of the mortgage pool (0.8% of loan group 1), the related mortgage loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business); provided that with respect to such mortgage loans, the related promissory notes must contain subordination and standstill provisions.

With respect to 4 mortgage loans (loan numbers 8, 20, 25 and 64), representing 5.1% of the mortgage pool (5.2% of loan group 1), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

With respect to 3 mortgage loans (loan numbers 15, 22 and 61), representing 2.8% of the mortgage pool (13.5% of loan group 2), the related borrower has encumbered the related mortgaged property with subordinate debt secured by the related mortgaged property.

With respect to 1 mortgage loan (loan number 19), representing 1.0% of the mortgage pool (1.2% of loan group 1), the related borrower has incurred additional unsecured debt other than in the ordinary course of business and the related promissory note contains subordination and standstill provisions or there is a separate subordination and standstill agreement.

Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower’s assets. A default by the borrower on such additional indebtedness could impair the borrower’s financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

•	the risk that the necessary maintenance of the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

•	the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

•	the existence of subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

•	the risk that, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust fund may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Subordinate Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then current outstanding balance of such mortgage loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer’s ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Five of the mortgage loans (loan numbers 3, 7, 11, 50 and 80), representing 12.4% of the mortgage pool (15.6% of loan group 1), have companion loans that are subordinate to the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and ‘‘Galleria at Tyler’’, ‘‘Renaissance Tower Office Building’’ and ‘‘Dakota Square Mall’’ in Annex D to this prospectus supplement.

The Newport Bluffs mortgage loan, representing 3.9% of the mortgage pool (4.9% of loan group 1), has 1 companion loan that is pari passu in right of entitlement with the Newport Bluffs mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the Newport Bluffs mortgage loan in Annex D to this prospectus supplement.

Although the assets of the trust fund do not include the companion loans related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate or pari passu obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

The holders of the pari passu companion loans have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the subject split loan structures. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks

Certain of the mortgage loans have a sponsor or sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event that any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

See ‘‘RISK FACTORS—Bankruptcy Proceedings Entail Certain Risks’’ in the accompanying prospectus.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage.

Certain of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the related mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals or entities that have personal liabilities unrelated to the related mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower of a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 25 mortgage loans (loan numbers 15, 18, 20, 23, 25, 27, 35, 42, 45, 49, 51, 60, 61, 67, 68, 74, 76, 82, 83, 87, 90, 102, 103, 105 and 110), representing 12.4% of the mortgage pool (16 mortgage loans in loan group 1 or 8.9% and 9 mortgage loans in loan group 2 or 25.8%), the borrowers own the related mortgaged property as tenants-in-common. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D in this prospectus supplement. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

Condominium Agreements Entail Certain Risks

Two mortgage loans (loan numbers 114 and 119), representing 0.3% of the mortgage pool (1 mortgage loan in loan group 1 or 0.2% and 1 mortgage loan in loan group 2 or 0.7%), are subject to the terms of one or more condominium agreements. In certain of these cases, the related mortgaged property does not represent the entire condominium regime, and as a result the risks associated with this form of property ownership may be greater because the related borrower does not control 100% of the condominium board. In addition, certain of the mortgage loans, subject to the terms and conditions in the related mortgage loan documents, allow or do not prohibit the related mortgaged property to become subject to a condominium regime in the future. Due to the nature of condominiums, a default on the part of the related borrower will not allow the mortgagee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the condominium documents and the state and local laws applicable to condominium units must be considered and respected. Consequently, servicing and realizing upon the collateral could subject the certificateholders to greater delay, expense and risk than a loan secured by a commercial property that is not a condominium.

Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property

In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 14 mortgaged properties (loan numbers 1.02, 3, 8, 11, 16, 19, 32, 33, 98, 111, 123, 124, 129 and 137), representing approximately 15.9% of the mortgage pool (12 mortgaged properties in loan group 1 or 19.2% and 2 mortgaged properties in loan group 2 or 3.6%), the appraised value represented is the ‘‘as-stabilized’’ value. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement. In addition, with respect to certain of the appraisals reflecting ‘‘as-stabilized’’ values, the corresponding ‘‘as-is’’ value is less than the principal balance of the related mortgage loan. Information regarding the values of the mortgaged properties at the date of such report is presented under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

Risks Relating to Net Cash Flow

As described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’, ‘‘Net Cash Flow’’ means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the Net Cash Flow set forth herein as of the cut-off date or any other date represents future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let at market rates that may have exceeded current rent. Each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders.

In addition, Net Cash Flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. For example, with respect to the Deer Park Town Center mortgage loan (loan number 10), representing 1.8% of the mortgage pool (2.2% of loan group 1), Net Cash Flow includes amounts received under a master lease entered into with the sponsors of the related mortgage loan, as lessees, pursuant to which the lessees are required to make monthly rental payments until such time as the net cash flow at the related mortgaged property reaches a certain level, as more particularly described in the related Mortgage Loan documents.

The debt service coverage ratios set forth herein for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ for a discussion of the assumptions used in determining Net Cash Flow. The underwriters express no opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, Net Cash Flow.

The Mortgaged Properties May Not Be in Compliance with Current Zoning Laws

The mortgaged properties securing the mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises ‘‘as is’’ in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration. In many instances, if a mortgaged property was not in material compliance with current zoning requirements, the borrower was required to obtain law and ordinance insurance coverage and/or have such violation insured over by the lender’s title insurance policy to offset these risks. However, with respect to 5 mortgaged properties (loan numbers 39, 40, 114, 130.01 and 135), representing, by allocated loan amount, 1.3% of the mortgage pool (2 mortgaged properties in loan group 1 or 0.1% and 3 mortgaged properties in loan group 2 or 5.9%), law and ordinance insurance or title insurance was not obtained with respect to such violations. In addition, with respect to 3 mortgaged properties that secure mortgage loans representing 1.8% of the mortgage pool (1 mortgaged property in loan group 1 or 1.0% and 2 mortgaged properties in loan group 2 or 4.8%), the mortgage properties are non-conforming as to current zoning laws. In the event the applicable regulatory authorities wish to take action against the related borrowers for these violations, the actions required to be taken by the borrower may have a material adverse effect on its ability to meet its obligations under the related mortgage loan documents.

Certain Mortgaged Properties May be Redeveloped or Renovated

Certain of the mortgaged properties are currently undergoing or are expected to undergo redevelopment or renovation. For example, with respect to the Galleria at Tyler mortgage loan (loan number 3), representing approximately 6.1% of the mortgage pool (7.7% of loan group 1), an expansion of the related mortgaged property is underway which will increase the size of the building located on the related mortgaged property by approximately 128,000 square feet. In connection with the expansion, certain tenants have termination rights in the event that construction of the expansion space is not completed, as described in the related lease agreement. In addition, with respect to the 21-25 West 34th Street mortgage loan (loan number 8), representing approximately 3.0% of the mortgage pool (3.7% of loan group 1), the related borrower will demolish the buildings currently located on the related mortgaged property and the single tenant, Apple Computer, Inc., has executed a lease that requires it to construct a new building on the related mortgaged property. In addition, with respect to the Dakota Square Mall mortgage loan (loan number 11), representing approximately 1.7% of the mortgage pool (2.2% of loan group 1), a partial reconfiguration with respect to the related mortgaged property is underway to accommodate new tenants, which reconfiguration may result in the disruption of certain tenant operations. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated or that, when and if such redevelopment or renovation is completed, it will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material adverse impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien on the related mortgage loans.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund which are non-conforming may not be ‘‘legal non-conforming’’ uses. Further, even if a non-conforming mortgaged property is considered to be ‘‘legal non-conforming’’, certain jurisdictions have laws which state that in the event of a casualty where the damage to such mortgaged property exceeds certain specified thresholds, the improvements may only be rebuilt in conformity with the current zoning laws at the time of such casualty. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming’’ use or the existence of any threshold laws impacting the ability to rebuild the improvements may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or to rebuild the mortgaged property following a casualty event.

In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, which, especially in a situation where the mortgaged property does not represent the entire condominium building (for example, 2 mortgage loans (loan numbers 114 and 119), representing 0.3% of the mortgage pool (1 mortgage loan in loan group 1 or 0.2% and 1 mortgage loan in loan group 2 or 0.7%)), may adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the related borrower’s ability to fulfill its obligations under the related mortgage loan documents. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. See ‘‘RISK FACTORS—The Mortgage Loans—Condominium Agreements Entail Certain Risks’’ in this prospectus supplement.

If the special servicer forecloses on behalf of the trust fund or a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time default on the related mortgage loan became imminent.

Compliance With Applicable Laws and Regulations May Result in Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties

Three groups of mortgage loans are groups of mortgage loans that are cross-collateralized and/or cross-defaulted with each of the other mortgage loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement.

Certain of the mortgage loans referred to in the prior paragraph may entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions—

•	the satisfaction of certain criteria set forth in the related mortgage loan documents;

•	the satisfaction of certain leasing goals or other performance tests;

•	the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

•	receipt by the mortgagee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

For example, with respect to 1 mortgage loan (loan number 17), representing approximately 1.1 % of the mortgage pool (1.4% of loan group 1), the related mortgage loan documents permit the related borrower to transfer less than all of the mortgaged properties securing the related mortgage loan to a buyer that will assume the allocated loan amount with respect to the portion of the mortgaged properties that such buyer purchases. Such assumption is subject to, among other things, debt service coverage and loan-to-value tests for the remaining mortgaged properties and receipt by the mortgagee of confirmation from the rating agencies that such assumption will not result in the certificates being downgraded from the then-current ratings, qualified or withdrawn. Such assumption will result in the termination of the cross-collateralization and cross-default provisions with respect to the portion of the mortgaged properties being assumed.

In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple mortgaged properties securing obligations of one borrower or the joint and several obligations of multiple borrowers. For example, the Duke Realty Industrial Pool mortgage loan (loan number 1), representing 9.5% of the mortgage pool (11.9% of loan group 1), is secured by 27 mortgaged properties located in 2 states. See ‘‘Duke Realty Industrial Pool’’ in Annex D to this prospectus supplement. In addition, the Centro Syndicate 2 Pool mortgage loan (loan number 2), representing 6.9% of the mortgage pool (8.8% of loan group 1), is secured by 16 mortgaged properties located in 12 states. See ‘‘Centro Syndicate 2 Pool’’ in Annex D to this prospectus supplement. However, some of these mortgage loans permit the release of individual mortgaged properties from the related mortgage lien through partial defeasance or otherwise. Furthermore, such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

•	such borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive ‘‘fair consideration’’ or ‘‘reasonably equivalent value’’ for pledging such mortgaged property for the equal benefit of the other related borrowers.

We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans’’ in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

Substitution of Mortgaged Properties May Lead to Increased Risks

Five mortgage loans (loan numbers 2, 4, 132, 138 and 142) representing 11.9% of the mortgage pool (15.0% of loan group 1), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. See ‘‘Centro Syndicate 2 Pool’’ and ‘‘Centro International Wholesale Pool’’ in Annex D to this prospectus supplement. As a result, it is possible that one or more (and possibly all) mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require mortgagee consent and will have to meet certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related borrower will also be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and the related borrower will provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk

Thirty-six of the mortgaged properties securing mortgage loans included in the trust fund, representing 12.5% of the mortgage pool (15.8% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. For example, the mortgaged property securing the 21-25 West 34th Street mortgage loan (loan number 8), representing 3.0% of the mortgage pool (3.7% of loan group 1), is leased entirely to one tenant, Apple Computer, Inc. See Annex D to this prospectus supplement. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower’s ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

With respect to 2 mortgage loans (loan numbers 83 and 139), representing 0.3% of the mortgage pool (0.4% of loan group 1), the related borrower has given to certain tenants or franchisors, with respect to certain retail or hospitality properties, and ground lessors, with respect to leasehold mortgage loans, a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

In addition, certain of the mortgaged properties that are leased to single tenants or a major tenant may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations.

In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations. See ‘‘—Future Cash Flow and Property Values are Not Predictable’’ in this prospectus supplement.

In addition, certain of the mortgaged properties that are leased may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. For example, with respect to the Alhambra Towers mortgage loan (loan number 14), representing approximately 1.5% of the mortgage pool (1.9% of loan group 1), INBM, the largest tenant, representing approximately 33.9% of the net rentable area, expires in June 2012. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Tenant Concentration Properties

The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

In addition, certain of the mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. For example, with respect to the Galleria at Tyler mortgage loan (loan number 3), representing approximately 6.1% of the mortgage pool (7.7% of loan group 1), one of the anchor tenants has ‘‘gone dark’’. The property containing that anchor space is not part of the related mortgaged property. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or ‘‘go dark’’.

Litigation May Have Adverse Effect on Borrowers

From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

With respect to 1 mortgage loan (loan number 15), representing approximately 1.5% of the mortgage pool (7.2% of loan group 2), certain employees of the sponsor terminated their employment with their former employer, Triple Net Properties, LLC, and commenced employment at the sponsor. Triple Net Properties, LLC has filed suit against the sponsor and these employees alleging breach of contract and seeking $50,000,000 in damages. The sponsor denies these charges and intends to contest this lawsuit in its entirety. We cannot assure you that this litigation will not have a material adverse effect on your certificates.

With respect to 2 mortgage loans (loan numbers 76 and 87), representing approximately 0.6% of the mortgage pool (2.7% of loan group 2), Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrowers and an affiliate of the property managers. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC’s program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within each pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the mortgaged properties and terms of the mortgage loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pool of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to these mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Status of a Ground Lease May Be Uncertain in a Bankruptcy Proceeding

Eleven mortgaged properties, representing 12.9% of the mortgage pool (16.3% of loan group 1) by allocated loan amount, are secured in whole or in part by leasehold interests. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. One of these risks is that if the related leasehold interest were to be terminated upon a lease default, the mortgagee would lose its security in the loan. Generally, each related ground lease requires the lessor thereunder to give the mortgagee notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the mortgagee or a purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. In addition, pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States.

Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the mortgagee will be able to recuperate the full value of the leasehold interest in bankruptcy court.

In addition, certain of the mortgaged properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

 DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans included in the Trust Fund (the ‘‘Mortgage Pool’’) is expected to consist of 142 fixed rate mortgage loans (the ‘‘Mortgage Loans’’), with an aggregate principal balance (the ‘‘Cut-Off Date Pool Balance’’) of $3,371,274,181. The ‘‘Cut-Off Date’’ for (i) 139 of the Mortgage Loans is December 11, 2006, (ii) 2 of the Mortgage Loans is December 9, 2006, and (iii) 1 of the Mortgage Loans is December 1, 2006. The ‘‘Cut-Off Date Balance’’ of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, together, the ‘‘Loan Groups’’). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily properties or mobile home park properties and (ii) 2 Mortgage Loans that are secured by multifamily properties. Loan Group 1 is expected to consist of 102 Mortgage Loans, with an aggregate Cut-Off Date Balance of $2,672,262,712 (the ‘‘Cut-Off Date Group 1 Balance’’). Loan Group 2 will consist of 40 Mortgage Loans that are secured by multifamily and mobile home park properties, with an aggregate Cut-Off Date Balance of $699,011,469 (the ‘‘Cut-Off Date Group 2 Balance’’ and, together with the Cut-Off Date Group 1 Balance, the ‘‘Cut-Off Date Group Balances’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $840,000 to $318,976,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $23,741,367. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $840,000 to $318,976,000. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $26,198,654. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $ 2,460,000 to $65,050,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $17,475,287. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, cut-off date balance per square foot/room/unit/pad, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loans or, with respect to the Centro Syndicate 2 Pool Loan, the Centro International Wholesale Pool Loan and the Newport Bluffs Loan, any future Pari Passu Companion Loans, if any; provided that with respect to the Newport Bluffs Loan, numerical and statistical information presented herein with respect to loan balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios reflect its Pari Passu Companion Loan, as well as the Mortgage Loan itself.

All of the Mortgage Loans are evidenced by a promissory note (each a ‘‘Mortgage Note’’) and are secured by a mortgage, deed of trust or other similar security instrument (each, a ‘‘Mortgage’’) that creates a first mortgage lien on a fee simple estate or, with respect to 12 Mortgaged Properties, representing, by allocated loan amount, approximately 15.9% of the Cut-Off Date Pool Balance (20.0% of the Cut-Off Date Group 1 Balance) by allocated loan amount on a portion or all of a leasehold estate in an income-producing real property (each, a ‘‘Mortgaged Property’’).

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Pool Balance	% of Group 2 Pool Balance
Retail	69	$1,309,545,712	38.8%	49.0%	0.0%
Retail – Anchored	43	1,047,700,938	31.1	39.2	0.0
Retail – Single Tenant	10	133,061,240	3.9	5.0	0.0
Retail – Unanchored	12	75,841,534	2.2	2.8	0.0
Retail – Shadow Anchored(2)	4	52,942,000	1.6	2.0	0.0
Multifamily	40	763,161,469	22.6	5.2	89.3
Office	42	676,721,000	20.1	25.3	0.0
Industrial	35	391,616,000	11.6	14.7	0.0
Hospitality	6	95,600,000	2.8	3.6	0.0
Mobile Home Park	2	74,880,000	2.2	0.0	10.7
Mixed Use	7	43,850,000	1.3	1.6	0.0
Self Storage	8	15,900,000	0.5	0.6	0.0
	209	$3,371,274,181	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).

(2)	A Mortgaged Property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property.

Mortgaged Properties by Property Type

Mortgage Loan Selection Process

All of the Mortgage Loans were selected based on various considerations concerning the Mortgage Pool in an effort to maximize the execution of the Certificates, including the Non-Offered Certificates, and create a diverse Mortgage Pool. Such considerations include, but are not limited to, the property types that serve as collateral for the Mortgage Loans, the principal balance of the Mortgage Loans, the geographic location of such properties, the sponsor of each Mortgage Loan and certain financial characteristics of the Mortgage Loans, such as debt service coverage ratios and loan-to-value ratios. For a description of the types of underlying Mortgage Loans included in the Trust Fund and a description of the material terms of such underlying Mortgage Loans, see ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association (‘‘Wachovia’’), in its capacity as a Mortgage Loan Seller, originated 115 of the Mortgage Loans to be included in the Trust Fund, representing 90.1% of the Cut-Off Date Pool Balance (81 Mortgage Loans in Loan Group 1 or 93.1% of the Cut-Off Date Group 1 Balance and 34 Mortgage Loans in Loan Group 2 or 78.4% of the Cut-Off Date Group 2 Balance). Artesia Mortgage Capital Corporation (‘‘Artesia’’) originated 27 of the Mortgage Loans to be included in the Trust Fund, representing 9.9% of the Cut-Off Date Pool Balance (21 Mortgage Loans in Loan Group 1 or 6.9% of the Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 21.6% of the Cut-Off Date Group 2 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan is generally considered delinquent if the full contractual payment is not received on the related Due Date, in all instances, taking into account any applicable grace periods.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Rates; Calculations of Interest.    All of the Mortgage Loans bear interest at rates (each a ‘‘Mortgage Rate’’) that will remain fixed for their remaining terms; provided, however, after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See ‘‘—Amortization’’ below. One hundred thirty-nine of the Mortgage Loans, representing 84.8% of the Cut-Off Date Pool Balance (99 Mortgage Loans in Loan Group 1 or 80.9% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an ‘‘Actual/360 basis’’). Three of the Mortgage Loans, representing 15.2% of the Cut-Off Date Pool Balance (19.1% of the Cut-Off Date Group 1 Balance), accrue interest on the basis of a 360-day year consisting of 12 thirty-day months (a ‘‘30/360 basis’’). These Mortgage Loans are sometimes referred to in this prospectus supplement as the ‘‘30/360 Mortgage Loans’’. Forty-nine of the Mortgage Loans, representing 23.4% of the Cut-Off Date Pool Balance (38 Mortgage Loans in Loan Group 1 or 23.9% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 21.7% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Seventy-four of the Mortgage Loans, representing 73.1% of the Cut-Off Date Pool Balance (48 Mortgage Loans in Loan Group 1 or 72.6% of the Cut-Off Date Group 1 Balance and 26 Mortgage Loans in Loan Group 2 or 75.1% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

Mortgage Loan Payments.    Scheduled payments of principal and/or interest other than Balloon Payments (the ‘‘Periodic Payments’’) on all of the Mortgage Loans are due monthly.

Due Dates.    Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a ‘‘Due Date’’) occurring on the 11th day of the month (or in the case of 1 Mortgage Loan, the 1st day of the month and in the case of 2 Mortgage Loans, the 9th day of the month). No Mortgage Loan has a grace period that extends payment beyond the 11th day of any calendar month other than 2 Mortgage Loans, representing 9.9% of the Cut-Off Date Pool Balance (12.5% of the Cut-Off Date Group 1 Balance) which have a once-per-year grace period that may extend payment until the 14th day of any calendar month.

Amortization.    One hundred forty of the Mortgage Loans representing 99.6% of the Cut-Off Date Pool Balance (101 of the Mortgage Loans in Loan Group 1 or 99.7% of the Cut-Off Date Group 1 Balance and 39 Mortgage Loans in Loan Group 2 or 99.0% of the Cut-off Date Group 2 Balance) provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the ‘‘Balloon Loans’’), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a ‘‘Balloon Payment’’). Seventy-four of these Mortgage Loans, representing 73.1% of the Cut-Off Date Pool Balance (48 Mortgage Loans in Loan Group 1 or 72.6% of the Cut-Off Date Group 1 Balance and 26 Mortgage Loans in Loan Group 2 or 75.1% of the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

Twelve of the Balloon Loans (the ‘‘ARD Loans’’), representing 3.8% of the Cut-Off Date Pool Balance (11 Mortgage Loans in Loan Group 1 or 3.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 4.7% of the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the ‘‘Anticipated Repayment Date’’), the Mortgage Loan will accrue additional interest (the ‘‘Additional Interest’’) at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the ‘‘Excess Cash Flow’’) generated by the Mortgaged Property (as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Six of these ARD Loans, representing 2.3% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 1.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 4.7% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

Forty-nine of the Balloon Loans and ARD Loans, representing 23.4% of the Cut-Off Date Pool Balance (38 Mortgage Loans in Loan Group 1 or 23.9% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 21.7% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 72 months in the case of Loan Group 1 and, in the case of Loan Group 2, the first 24 to 84 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Seventy-four of the Balloon Loans and ARD Loans, representing 73.1% of the Cut-Off Date Pool Balance (48 Mortgage Loans in Loan Group 1 or 72.6% of the Cut-Off Date Group 1 Balance and 26 Mortgage Loans in Loan Group 2 or 75.1% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Six of the ARD Loans, representing 1.6% of the Cut-Off Date Pool Balance (2.0% of the Cut-Off Date Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

Prepayment Provisions.    As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, all of the Mortgage Loans either (i) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for all or most of the remaining term (105 Mortgage Loans or 57.6% of the Cut-Off Date Pool Balance (83 Mortgage Loans in Loan Group 1 or 59.9% of the Cut-Off Date Group 1 Balance and 22 Mortgage Loans in Loan Group 2 or 49.0% of the Cut-Off Date Group 2 Balance)); (ii) prohibit prepayment until a date specified in the related Mortgage Note and then impose a Yield Maintenance Charge for most or all of the remaining term (17 Mortgage Loans or 8.1% of the Cut-Off Date Pool Balance (7 Mortgage Loans in Loan Group 1 or 5.1% of the Cut-Off Date Group 1 Balance and 10 Mortgage Loans in Loan Group 2 or 19.4% of the Cut-Off Date Group 2 Balance)); (iii) impose a Yield Maintenance Charge for most or all of the term of the Mortgage Loan (13 Mortgage Loans or 18.8% of the Cut-Off Date Pool Balance (7 Mortgage Loans in Loan Group 1 or 20.0% of the Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 14.1% of the Cut-Off Date Group 2 Balance)); (iv) impose a Yield Maintenance Charge for most or all of the term of the Mortgage Loan, or prohibit prepayment until a date specified in the related Mortgage Note, but permit defeasance for most or all of the remaining term (1 Mortgage Loan or 4.4% of the Cut-Off Date Pool Balance (5.6% of the Cut-Off Date Group 1 Balance)); (vi) prohibit prepayment until a date specified in the related Mortgage Note, but permit defeasance for most or all of the remaining term, or impose a Yield Maintenance Charge for most or all of the term of the Mortgage Loan (4 Mortgage Loans or 7.4% of the Cut-Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance)); or (vii) prohibit prepayment until a date specified in the related Mortgage Note and then impose a Yield Maintenance Charge for most or all of the term of the related Mortgage Loan, and prohibit prepayment until a date specified in the related Mortgage Note, but permit defeasance for most or all of the related Mortgage Loan (2 Mortgage Loans or 3.6% of the Cut-Off Date Pool Balance (17.5% of the Cut-Off Date Group 2 Balance)); provided that for purposes of each of the foregoing, ‘‘remaining term’’ refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.

Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ in this prospectus supplement.

One hundred twelve of the Mortgage Loans, representing 73.1% of the Cut-Off Date Pool Balance (88 Mortgage Loans in Loan Group 1 or 74.9% of the Cut-Off Date Group 1 Balance and 24 Mortgage Loans in Loan Group 2 or 66.5% of the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 100% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties (or portion thereof) after the defeasance. See ‘‘Centro Syndicate 2 Pool’’ and ‘‘Centro International Wholesale Pool’’ in Annex D to this prospectus supplement. A Mortgage Loan may still be subject to prepayment during any applicable open period notwithstanding that it has been defeased as described in this prospectus supplement.

In general, ‘‘Defeasance Collateral’’ is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ and the modeling assumptions described in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

Generally, neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

Other Financing.    With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee’s prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

With respect to 7 Mortgage Loans (loan numbers 29, 41, 54, 81, 115, 126 and 134), representing 2.3% of the Cut-Off Date Pool Balance (10.9% of the Cut-Off Date Group 2 Balance), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, has an equity interest in the related borrower. See ‘‘RISK FACTORS—Potential Conflicts of Interest’’ in this prospectus supplement.

With respect to 3 Mortgage Loans (loan numbers 2, 4 and 6), representing 15.6% of the Cut-Off Date Pool Balance (19.7% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with additional pari passu debt in the future. See ‘‘Centro Syndicate 2 Pool’’, ‘‘Centro International Wholesale Pool’’ and ‘‘Newport Bluffs’’ in Annex D to this prospectus supplement.

With respect to 24 Mortgage Loans (loan numbers 3, 10, 14, 15, 16, 17, 26, 28, 30, 35, 42, 43, 55, 59, 63, 74, 84, 92, 96, 97, 104, 108, 118 and 128), representing approximately 20.3% of the Cut-Off Date Pool Balance (15 Mortgage Loans in Loan Group 1 or 20.5% of the Cut-Off Date Group 1 Balance and 9 Mortgage Loans in Loan Group 2 or 19.7% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 2 Mortgage Loans (loan numbers 77 and 79), representing approximately 0.6% of the Cut-Off Date Pool Balance (0.8% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business).

With respect to 1 Mortgage Loan (loan number 24), representing 0.8% of the Cut-Off Date Pool Balance (1.1% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances (a) the related borrower may incur additional unsecured debt (b) the related borrower may encumber the related Mortgaged Property with subordinate debt in the future and/or (c) the entity owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 3 Mortgage Loans (loan numbers 44, 49 and 67), representing 1.4% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 0.7% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 4.1% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with subordinate debt in the future.

With respect to 4 Mortgage Loans (loan numbers 8, 20, 25 and 64), representing approximately 5.1% of the Cut-Off Date Pool Balance (3 Mortgage Loans in Loan Group 1 or 5.2% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 4.7% of the Cut-Off Date Group 2 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

With respect to 3 Mortgage Loans (loan numbers 15, 22 and 61), representing approximately 2.8% of the Cut-Off Date Pool Balance (13.5% of the Cut-Off Date Group 2 Balance), the related borrower has encumbered the related Mortgaged Property with subordinate debt secured by the related Mortgaged Property.

With respect to 1 Mortgage Loan (loan number 19), representing approximately 1.0% of the Cut-Off Date Pool Balance (1.2% of the Cut-Off Date Group 1 Balance), the related borrower has incurred additional unsecured debt other than in the ordinary course of business and the related promissory notes contain subordination and standstill provisions or there is a separate subordination and standstill agreement.

Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See ‘‘Co-Lender Loans’’ in this prospectus supplement.

Nonrecourse Obligations.    The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

Due-On-Sale and Due-On-Encumbrance Provisions.    Substantially all of the Mortgages contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 25 Mortgage Loans (loan numbers 15, 18, 20, 23, 25, 27, 35, 42, 45, 49, 51, 60, 61, 67, 68, 74, 76, 82, 83, 87, 90, 102, 103, 105 and 110), representing 12.4% of the Cut-Off Date Pool Balance (16 Mortgage Loans in Loan Group 1 or 8.9% of the Cut-Off Date Group 1 Balance and 9 Mortgage Loans in Loan Group 2 or 25.8% of the Cut-Off Date Group 2 Balance), permit the borrowers to transfer tenant-in-common interests to certain transferees as specified in the related Mortgage Loan documents, or to investors that qualify as ‘‘accredited investors’’

under the Securities Act. As provided in, and subject to, the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will determine, in a manner consistent with the servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans.    Three groups of Mortgage Loans are groups of Mortgage Loans that are cross-collateralized and/or cross-defaulted with each of the other Mortgage Loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. Although the Mortgage Loans within each group of cross-collateralized and/or cross-defaulted Mortgage Loans are generally cross-collateralized and/or cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. In addition, with respect to 1 Mortgage Loan (loan number 17), representing 1.1% of the Cut-Off Date Pool Balance (1.4% of Cut-Off Date Group 1 Balance), the related Mortgage Loan documents permit the related borrower to transfer less than all of the Mortgaged Properties securing the related Mortgage Loan to a buyer that will assume the allocated loan amount with respect to the portion of the Mortgaged Properties that such buyer purchases. Such assumption is subject to, among other things, DSCR and LTV tests for the remaining Mortgaged Properties and receipt by the mortgagee of confirmation from the Rating Agencies that such assumption will not result in the Certificates being downgraded from the then current ratings, qualified or withdrawn. Such assumption will result in the termination of the cross-collateralization and cross-default provisions with respect to the portion of the Mortgaged Properties being assumed. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. See ‘‘RISK FACTORS—Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties’’ in this prospectus supplement. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Partial Releases.    Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

Twelve of the Mortgage Loans (loan numbers 1, 2, 4, 17, 18, 45, 57, 65, 66, 78, 107 and 141), representing 25.6% of the Cut-Off Date Pool Balance (32.3% of the Cut-Off Date Group 1 Balance) permit a partial release of a portion of the related Mortgaged Property; provided that among other things, (i) prior to the release of the portion of the related Mortgaged Property, a specified percentage (generally between 100% and 120%) of the allocated loan amount for such Mortgaged Property be prepaid or partially defeased and (ii) certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining portion of the Mortgaged Property after the partial release. See ‘‘Duke Realty Industrial Pool’’, ‘‘New Market Pool’’ and ‘‘Crossroads Technology Park’’ in Annex D to this prospectus supplement.

Substitutions.    Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including LTV tests and DSC tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See ‘‘RISK FACTORS—The Mortgage Loans—Substitution of Mortgaged Properties May Lead to Increased Risks’’ in this prospectus supplement.

Certain State Specific Considerations

Seventeen of the Mortgaged Properties, representing, by allocated loan amount, approximately 20.2% of the Cut-Off Date Pool Balance (12 Mortgaged Properties in Loan Group 1 or 18.6% of the Cut-Off Date Group 1 Balance and 5 Mortgaged Properties in Loan Group 2 or 26.3% of the Cut-Off Date Group 2 Balance), are located in the state of California. Fourteen of these Mortgaged Properties, representing, by allocated loan amount, approximately 18.2% of the Cut-Off Date Pool Balance (9 Mortgaged Properties in Loan Group 1 or 16.1% of the Cut-Off Date Group 1 Balance and 5 Mortgaged Properties in Loan Group 2 or 26.3% of the Cut-Off Date Group 2 Balance), are located in southern California. During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgage loans and consequently the amount and timing of distributions on the certificates.

Assessments of Property Condition

Property Inspections.    Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

Appraisals.    All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to 14 Mortgaged Properties securing 14 Mortgage Loans (loan numbers 1.02, 3, 8, 11, 16, 19, 32, 33, 98, 111, 123, 124, 129 and 137), representing, by allocated loan amount, approximately 15.9% of the Cut-Off Date Pool Balance (12 Mortgaged Properties in Loan Group 1 or 19.2% of the Cut-Off Date Group 1 Balance and 2 Mortgaged Properties in Loan Group 2 or 3.6% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. In addition, with respect to 1 of these Mortgaged Properties (loan number 1.02), representing 0.7% of the Cut-Off Date Pool Balance (0.9% of the Cut-off Date Group 1 Balance) for which the appraisals reflect ‘‘as-stabilized’’ values, the corresponding ‘‘as-is’’ value is less than the Stated Principal Balance of the related Mortgage Loan. See also ‘‘RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

Environmental Assessments.    A ‘‘Phase I’’ environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. ‘‘Phase I’’ environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a ‘‘Phase II’’ environmental site assessment as recommended by such ‘‘Phase I’’ assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third-party. See also ‘‘RISK FACTORS—The Mortgage Loans—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ in this prospectus supplement.

Engineering Assessments.    In connection with the origination of all of the Mortgage Loans, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed engineer’s estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

Earthquake Analyses.    An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that, in the event of an earthquake, no Mortgaged Properties, are likely to suffer a probable maximum loss equal to or in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Properties. The related Mortgage Loan Seller obtained earthquake insurance to protect against these risks.

Co-Lender Loans

General.

Six Mortgage Loans (loan number 3, the ‘‘Galleria at Tyler Loan’’, loan number 6, the ‘‘Newport Bluffs Loan’’, loan number 7, the ‘‘Renaissance Tower Office Building Loan’’, loan number 11, the ‘‘Dakota Square Mall Loan’’, loan number 50, the ‘‘Aetna Building-Fresno, CA Loan’’ and loan number 80, the ‘‘FBI-Albany, NY Loan’’ (collectively, the ‘‘Co-Lender Loans’’)), originated by Wachovia Bank, National Association, are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

The Galleria at Tyler Loan, which has 1 companion loan (the ‘‘Galleria at Tyler Subordinate Companion Loan’’), is part of a split loan structure in which the Galleria at Tyler Subordinate Companion Loan is subordinate in its right of entitlement to payment to the Galleria at Tyler Loan. The Galleria at Tyler Loan has a Cut-Off Date Balance of $205,000,000, representing 6.1% of the Cut-Off Date Pool Balance (7.7% of the Cut-Off Date Group 1 Balance). The Galleria at Tyler Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘Galleria at Tyler’’ in Annex D to this prospectus supplement.

The Newport Bluffs Loan is part of a split loan structure, which has 1 companion loan (the ‘‘Newport Bluffs Pari Passu Companion Loan’’) that is pari passu in its right of entitlement to payment with the Newport Bluffs Loan. The related Mortgage Loan documents permit the related borrower to obtain additional future debt that will be pari passu in right of entitlement of payment with each of the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan (the ‘‘Newport Bluffs Future Pari Passu Companion Loan’’), subject to the satisfaction of certain conditions set forth in the related Mortgage Loan documents, including but not limited to, (i) the LTV ratio immediately following the closing of the Newport Bluffs Future Pari Passu Companion Loan based on the aggregate Principal Balance of the Newport Bluffs Loan, the Newport Bluffs Pari Passu Companion Loan and the Newport Bluffs Future Pari Passu Companion is no greater than 65.0% during the first 60 months of the term of the Newport Bluffs Loan, and no greater than 60.0% anytime thereafter, (ii) the DSCR which will be calculated on the basis of the Newport Bluffs Loan, the Newport Bluffs Pari Passu Companion Loan and the Newport Bluffs Future Pari Passu Companion Loan immediately following the closing of the Newport Bluffs

Future Pari Passu Companion Loan will no be less than 1.30x during the first 60 months of the term of the Newport Bluffs Loan, and no less than 1.35x anytime thereafter, (iii) receipt of written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the Newport Bluffs Future Pari Passu Companion Loan, be downgraded, qualified or withdrawn, and (iv) execution of an intercreditor agreement and servicing agreement among the holders of each of the Newport Bluffs Loan, the Newport Bluffs Pari Passu Companion Loan and the lender with respect to the Newport Bluffs Future Pari Passu Companion Loan that is consistent with the then-current standards for such agreements as generally set forth in S&P's legal and structured finance criteria and as otherwise reasonably acceptable to the holders of each of the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan and the Rating Agencies. The Newport Bluffs Pari Passu Companion Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, and the Newport Bluffs Loan are referred to collectively herein as the ‘‘Newport Bluffs Whole Loan’’. The Newport Bluffs Loan has a Cut-Off Date Balance of $132,000,000, representing 3.9% of the Cut-Off Date Pool Balance (4.9% of the Cut-Off Date Group 1 Balance). The Newport Bluffs Pari Passu Companion Loan and the Newport Bluffs Future Pari Passu Companion Loan, if applicable, will not be included in the Trust Fund. See ‘‘Newport Bluffs’’ in Annex D to this prospectus supplement.

The Renaissance Tower Office Building Loan is part of a split loan structure, which has 1 companion loan (the ‘‘Renaissance Tower Office Building Subordinate Companion Loan’’) that is subordinate in its right of payment to the Renaissance Tower Office Building Loan. The Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan are referred to collectively herein as the ‘‘Renaissance Tower Office Building Whole Loan’’. The Renaissance Tower Office Building Loan has a Cut-Off Date Balance of $129,000,000, representing 3.8% of the Cut-Off Date Pool Balance (4.8% of the Cut-Off Date Group 1 Balance). The Renaissance Tower Office Building Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘Renaissance Tower Office Building’’ in Annex D to this prospectus supplement.

The Dakota Square Mall Loan (the ‘‘Mezz Cap Loan’’) is part of a split loan structure with 1 companion loan (the ‘‘Mezz Cap Subordinate Companion Loan’’) that is subordinate in its right of entitlement to payment to the Mezz Cap Loan. The Dakota Square Mall has a Cut-Off Date Balance of $58,000,000, representing 1.7% of the Cut-Off Date Pool Balance (2.2% of the Cut-Off Date Group 1 Balance). See ‘‘—Mezz Cap Loan’’ below.

The Aetna Building Loan and the FBI—Albany, NY Loan (together, the ‘‘Caplease Loans’’) are each part of a split loan structure that has 2 companion loans (together, the ‘‘Caplease Subordinate Companion Loans’’) that are subordinate in their right of entitlement to payment to the related Caplease Loan. Notwithstanding the immediately preceding sentence, the holder of the related Caplease Subordinate Companion Loans has agreed to subordinate its interests in certain respects to the related Caplease Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a ‘‘Defaulted Lease Claim’’). The Caplease Loans, collectively, have a Cut-Off Date Balance of $26,180,000, representing 0.8% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off Date Group 1 Balance). See ‘‘—The Caplease Loans’’ below. Capital Lease Debt Funding, LP (‘‘Caplease’’) is the holder of the Caplease Subordinate Companion Loans, but may elect to sell the Caplease Subordinate Companion Loans at any time. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in Caplease and provides financing to Caplease secured by, among other things, the Caplease Subordinate Companion Loans.

In addition, with respect to 2 Mortgage Loans (loan number 2, the ‘‘Centro Syndicate 2 Pool Loan’’ and loan number 4, the ‘‘Centro International Wholesale Pool Loan’’), originated by Wachovia Bank, National Association, the related Mortgage Loan documents permit the related borrower to obtain additional future debt that will be pari passu in right of entitlement to payment with the related Mortgage Loan (the ‘‘Centro Syndicate 2 Pool Future Pari Passu Companion Loan’’ and the ‘‘Centro International Wholesale Pool Future Pari Passu Companion Loan’’, respectively), subject to the satisfaction of certain conditions set forth in the related Mortgage Loan documents, including but not limited to, (i) as of the date the related future Pari Passu Companion Loan is advanced, the LTV ratio for the related Mortgaged Properties then subject to the lien of the related Mortgage is equal to or less than (A) with respect to the

Centro Syndicate 2 Pool Loan, 52.06% and (B) with respect to the Centro International Wholesale Pool Loan, 53.36%, (ii) as of the date the related future Pari Passu Companion Loan is advanced, the DSCR for the Mortgaged Properties then subject to the lien of the related Mortgage is equal to or greater than (A) with respect to the Centro Syndicate 2 Pool Loan, 2.39x and (B) with respect to the Centro International Wholesale Pool Loan, 2.31x, (iii) receipt of written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the Centro Syndicate 2 Pool Future Pari Passu Companion Loan or the Centro International Wholesale Pool Future Pari Passu Companion Loan, as applicable, be downgraded, qualified or withdrawn, and (iv) execution of a co-lender agreement between the lender with respect to the related future Pari Passu Companion Loan and the holder of the related Mortgage Loan, in form and substance reasonably acceptable to the holder of the related Mortgage Loan and the Rating Agencies, which provides, among other things, for pari passu payments with respect to the related Mortgage Loan and the related future Pari Passu Companion Loan. The Centro Syndicate 2 Pool Loan and the Centro Syndicate 2 Pool Future Pari Passu Companion Loan, if applicable, are referred to together herein as the ‘‘Centro Syndicate 2 Pool Whole Loan’’. The Centro International Wholesale Pool Loan and the Centro International Wholesale Pool Future Pari Passu Companion Loan, if applicable, are referred to together herein as the ‘‘Centro International Wholesale Pool Whole Loan’’. Neither of the Centro Syndicate 2 Pool Future Pari Passu Companion Loan or the Centro International Wholesale Pool Future Pari Passu Companion Loan will be included in the Trust Fund. See ‘‘Centro Syndicate 2 Pool’’ and ‘‘Centro International Wholesale Pool’’ in Annex D to this prospectus supplement.

The Centro Syndicate 2 Pool Future Pari Passu Companion Loan, if applicable, the Galleria at Tyler Subordinate Companion Loan, the Centro International Wholesale Pool Future Pari Passu Companion Loan, if applicable, the Newport Bluffs Pari Passu Companion Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, the Renaissance Tower Office Building Subordinate Companion Loan, the Mezz Cap Subordinate Companion Loan and the Caplease Subordinate Companion Loans are referred to herein as the ‘‘Companion Loans’’. None of the Companion Loans are included in the Trust Fund.

The Centro Syndicate 2 Pool Future Pari Passu Companion Loan, if applicable, the Centro International Wholesale Pool Future Pari Passu Companion Loan, if applicable, Newport Bluffs Pari Passu Companion Loan and the Newport Bluffs Future Pari Passu Companion Loan, if applicable, are referred to herein as the ‘‘Pari Passu Companion Loans’’ and the Centro Syndicate 2 Pool Loan, the Centro International Wholesale Pool Loan and the Newport Bluffs Loan are referred to as the ‘‘Pari Passu Loans’’. The Companion Loans, other than the Pari Passu Companion Loans, are collectively referred to herein as the ‘‘Subordinate Companion Loans’’. The Mezz Cap Loan, together with the Mezz Cap Subordinate Companion Loan, is referred to herein as the ‘‘Mezz Cap Whole Loan’’. Each Caplease Loan, together with its related Caplease Subordinate Companion Loans, is referred to herein as a ‘‘Caplease Whole Loan’’. The Galleria at Tyler Whole Loan, the Newport Bluffs Whole Loan, the Renaissance Tower Office Building Whole Loan, the Mezz Cap Whole Loan and the Caplease Whole Loans are referred to in this prospectus supplement individually as a ‘‘Whole Loan’’ and, collectively, as the ‘‘Whole Loans’’.

The trust fund relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 transaction (the ‘‘2006-C28 Transaction’’ and the related trust fund, the ‘‘2006-C28 Trust Fund’’) is the holder of the Newport Bluffs Pari Passu Companion Loan. Wachovia Bank, National Association (or one of its affiliates) is the initial holder of the Galleria at Tyler Subordinate Companion Loan and the Renaissance Tower Office Building Subordinate Companion Loan. Entities that are not affiliated with the Mortgage Loan Sellers are the holders of the Mezz Cap Subordinate Companion Loan and the Caplease Subordinate Companion Loans.

With respect to the Galleria at Tyler Loan, the terms of the intercreditor agreement (the ‘‘Galleria at Tyler Intercreditor Agreement’’) provide that the Galleria at Tyler Subordinate Companion Loan is subordinate in certain respects to the Galleria at Tyler Loan.

With respect to the Newport Bluffs Loan, the terms of the related pari passu intercreditor agreement (the ‘‘Newport Bluffs Pari Passu Intercreditor Agreement’’), provide that the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan are generally of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to the Renaissance Tower Office Building Loan, the terms of the related intercreditor agreement (the ‘‘Renaissance Tower Office Building Intercreditor Agreement’’) provide that the Renaissance Tower Office Building Subordinate Companion Loan is subordinate in certain respects to the Renaissance Tower Office Building Loan.

With respect to the Mezz Cap Loan, the terms of the related intercreditor agreement (the ‘‘Mezz Cap Intercreditor Agreement’’) provide that the Mezz Cap Subordinate Companion Loan is subordinate in certain respects to the Mezz Cap Loan.

With respect to each Caplease Loan, the terms of the related intercreditor agreement (each, a ‘‘Caplease Intercreditor Agreement’’) provide that the related Caplease Subordinate Companion Loans are subordinate in certain respects to the related Caplease Loan.

The Galleria at Tyler Intercreditor Agreement, the Newport Bluffs Pari Passu Intercreditor Agreement, the Renaissance Tower Office Building Intercreditor Agreement, the Mezz Cap Intercreditor Agreement and the Caplease Intercreditor Agreements are individually referred to in this prospectus supplement as an ‘‘Intercreditor Agreement’’ and, collectively, as the ‘‘Intercreditor Agreements’’.

The following table presents certain information with respect to the Co-Lender Loans:

Mortgage Loan	Cut-Off Date Principal Balance of Trust Mortgage Asset	Cut-Off Date Principal Balance of Senior Mortgage Loan(s)	Cut-Off Date Principal Balance of Whole Loan	Whole Loan Underwritten DSCR*	Whole Loan Cut-Off Date LTV Ratio*
Galleria at Tyler	$205,000,000	$205,000,000	$250,000,000	1.62x	54.7%
Newport Bluffs	$132,000,000	$264,000,000	$264,000,000	1.35x	71.0%
Renaissance Tower Office Building	$129,000,000	$129,000,000	$144,000,000	1.14x	89.2%
Dakota Square Mall	$58,000,000	$58,000,000	$61,625,000	1.17x	85.0%
Aetna Building – Fresno, CA	$16,043,000	$16,043,000	$20,416,192	1.26x	81.0%
FBI – Albany, NY	$10,137,000	$10,137,000	$14,422,825	1.20x	86.9%

*	For purposes of determining the DSCRs and LTV ratios with respect to the Centro Syndicate 2 Pool Loan, the Centro International Wholesale Pool Loan and the Newport Bluffs Loan, such DSCRs and LTV ratios do not include the related future Pari Passu Companion Loan. For a discussion of the financial tests and terms related to the funding of the Centro Syndicate 2 Pool Future Pari Passu Companion Loan, the Centro International Wholesale Pool Future Pari Passu Companion Loan and the Newport Bluffs Future Pari Passu Companion Loan, see ‘‘Centro Syndicate 2 Pool’’, ‘‘Centro International Wholesale Loan’’ and ‘‘Newport Bluffs Loan’’ in Annex D and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—General’’ in this prospectus supplement.

The Galleria at Tyler Loan

Servicing Provisions of the Galleria at Tyler Intercreditor Agreement.    Pursuant to the terms of the Galleria at Tyler Intercreditor Agreement, the Galleria at Tyler Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Galleria at Tyler Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Galleria at Tyler Whole Loan will be allocated first, to the holder of the Galleria at Tyler Subordinate Companion Loan, and thereafter to the Galleria at Tyler Loan.

With respect to the Galleria at Tyler Loan, the Master Servicer and Special Servicer will service and administer the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the Galleria at Tyler Intercreditor Agreement for so long as the Galleria at Tyler Loan is part of the Trust Fund. The holder of the Galleria at Tyler Subordinate Companion Loan will be entitled to advise and consult with the holder of the Galleria at Tyler Loan with respect to certain matters, including, among other things, foreclosure or material modifications of the Galleria at Tyler Whole Loan at such times as the Galleria at Tyler Subordinate Companion Loan is not the subject of a Galleria at Tyler Control Appraisal Period (as defined below).

A ‘‘Galleria at Tyler Control Appraisal Period’’ will occur if and so long as (a) principal balance of the Galleria at Tyler Subordinate Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Galleria at Tyler Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Galleria at Tyler Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Galleria at Tyler Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Galleria at Tyler Intercreditor Agreement (net of any liens senior to the lien of the Galleria at Tyler Whole Loan), is less than or equal to (b) twenty-five percent (25%) of the principal balance of the Galleria at Tyler Subordinate Companion Loan.

No advice or direction of the holder of the Galleria at Tyler Subordinate Companion Loan may require or cause the Master Servicer or Special Servicer, as applicable, to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer's and Special Servicer's obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event of certain defaults under the Galleria at Tyler Loan, the holder of the Galleria at Tyler Subordinate Companion Loan will be entitled to (i) cure such monetary default within 5 business days of the giving of the cure notice; and (ii) cure such non-monetary default within 30 business days of the giving of the cure notice; provided, however, the holder of the Galleria at Tyler Subordinate Companion Loan may only cure such defaults 6 times during the life of the Galleria at Tyler Loan and no such cure may exceed 4 consecutive months. In addition, upon the occurrence and during the continuance of a Galleria at Tyler Special Event of Default (as defined below), the holder of the Galleria at Tyler Subordinate Companion Loan will have the right to purchase the Galleria at Tyler Loan at the defaulted mortgage loan purchase price, which will equal the unpaid aggregate principal balance of the Galleria at Tyler Loan together with all accrued and unpaid interest thereon, advances for which the borrower under the Galleria at Tyler Loan is responsible and any other Additional Trust Fund Expenses in respect of the Galleria at Tyler Whole Loan actually paid or incurred by the Trust Fund; provided, however, the purchase price shall not be reduced by any outstanding P&I Advance.

Application of Payments in Connection with the Galleria at Tyler Intercreditor Agreement.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Galleria at Tyler Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘Galleria at Tyler Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of the holder of the Galleria at Tyler Subordinate Companion Loan under the Galleria at Tyler Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Galleria at Tyler Whole Loan, all remaining amounts will be paid in the following manner:

First, to the holder of the Galleria at Tyler Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Galleria at Tyler Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan) of the principal balance of the Galleria at Tyler Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Galleria at Tyler Whole Loan, in an amount equal to the holder of the Galleria at Tyler Loan’s pro rata portion (based upon the outstanding principal balances of the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan) of the principal balance of the Galleria at Tyler Whole Loan;

Third, to the holder of the Galleria at Tyler Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Galleria at Tyler Loan;

Fourth, to the holder of the Galleria at Tyler Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it;

Fifth, to the holder of the Galleria at Tyler Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Galleria at Tyler Subordinate Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan) of the principal balance of the Galleria at Tyler Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Galleria at Tyler Whole Loan, in an amount equal to the holder of the Galleria at Tyler Subordinate Companion Loan’s pro rata portion (based upon the outstanding principal balances of the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan) of the principal balance of the Galleria at Tyler Whole Loan;

Seventh, to the holder of the Galleria at Tyler Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Galleria at Tyler Subordinate Companion Loan;

Eighth, to the holder of the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Galleria at Tyler Whole Loan;

Ninth, to the holder of the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan, pro rata, in an amount equal to its pro rata (based upon the outstanding principal balances of the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan) portion of all extension fees, to the extent actually paid;

Tenth, to the holder of the Galleria at Tyler Loan, in the amount equal to any default interest due thereon; provided, however, any default interest which accrued during any and all periods for which the holder of the Galleria at Tyler Subordinate Companion Loan made cure payments in accordance with the terms of the Galleria at Tyler Intercreditor Agreement shall be paid to the holder of the Galleria at Tyler Subordinate Companion Loan;

Eleventh, to the holder of the Galleria at Tyler Subordinate Companion Loan, in an amount equal to any default interest due thereon;

Twelfth, Twelfth, to the holders of the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Thirteenth, Thirteenth, any excess, pro rata, to the holders of the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan (based upon the initial principal balances of the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan, respectively).

Following the occurrence and during the continuance of a Galleria at Tyler Special Event of Default (subject to the cure and purchase rights of the holder of the Galleria at Tyler Subordinate Companion Loan under the Galleria at Tyler Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Galleria at Tyler Whole Loan, all remaining payments and proceeds will be paid in the following manner:

First, to the holder of the Galleria at Tyler Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Galleria at Tyler Loan, in an amount equal to the principal balance of the Galleria at Tyler Loan until paid in full;

Third, to the holder of the Galleria at Tyler Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Galleria at Tyler Loan;

Fourth, to the holder of the Galleria at Tyler Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Galleria at Tyler Subordinate Companion Loan, in an amount equal to the principal balance of the Galleria at Tyler Subordinate Companion Loan until paid in full;

Sixth, to the holder of the Galleria at Tyler Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Galleria at Tyler Subordinate Companion Loan;

Seventh, to the holder of the Galleria at Tyler Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Galleria at Tyler Loan;

Eighth, to the holder of the Galleria at Tyler Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Galleria at Tyler Subordinate Companion Loan;

Ninth, to the holder of the Galleria at Tyler Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the Galleria at Tyler Loan;

Tenth, to the holder of the Galleria at Tyler Subordinate Companion Loan in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the Galleria at Tyler Subordinate Companion Loan;

Eleventh, to the holder of the Galleria at Tyler Loan in an amount equal to any default interest due thereon;

Twelfth, to the holder of the Galleria at Tyler Subordinate Companion Loan, in an amount equal to any default interest due thereon;

Thirteenth, to the holder of the Galleria at Tyler Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments; and

any excess, pro rata, to the holders of the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan (based upon the initial principal balances of the Galleria at Tyler Loan and the Galleria at Tyler Subordinate Companion Loan, respectively).

The Newport Bluffs Loan

Servicing Provisions of the Newport Bluffs Pari Passu Intercreditor Agreement.    With respect to the Newport Bluffs Loan, the 2006-C28 Master Servicer and the 2006-C28 Special Servicer will service and administer the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan, pursuant to the 2006-C28 Pooling and Servicing Agreement and the Newport Bluffs Pari Passu Intercreditor Agreement, for so long as the Newport Bluffs Pari Passu Companion Loan is part of the 2006-C28 Trust Fund. The holder the Newport Bluffs Loan, or an advisor on its behalf, will generally share certain of the rights that the Controlling Class Representative has with respect to directing the 2006-C28 Master Servicer and/or 2006-C28 Special Servicer with respect to the servicing of the Newport Bluffs Pari Passu Companion Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Application of Payments in Connection with the Newport Bluffs Pari Passu Intercreditor Agreement.    Pursuant to the Newport Bluffs Pari Passu Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Newport Bluffs Loan and/or the Newport Bluffs Pari Passu Companion Loan (subject, in each case, to the rights of the 2006-C28 Master Servicer, the 2006-C28 Special Servicer, the 2006-C28 Trustee and the 2006-C28 Co-Trustee to payments and reimbursements as set forth in the 2006-C28 Pooling and Servicing Agreement) will be applied to the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

The Renaissance Tower Office Building Loan

Servicing Provisions of the Renaissance Tower Office Building Intercreditor Agreement.    Pursuant to the terms of the Renaissance Tower Office Building Intercreditor Agreement, the Renaissance Tower

Office Building Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Renaissance Tower Office Building Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Renaissance Tower Office Building Whole Loan will be allocated first, to the holder of the Renaissance Tower Office Building Subordinate Companion Loan, and thereafter to the Renaissance Tower Office Building Loan. With respect to the Renaissance Tower Office Buidling Loan, the Master Servicer and the Special Servicer will service and administer the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the Renaissance Tower Office Building Intercreditor Agreement for so long as the Renaissance Tower Office Building Loan is part of the Trust Fund. The holder of the Renaissance Tower Office Building Subordinate Companion Loan will be entitled to advise and consult with the Master Servicer and/or the Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Renaissance Tower Office Building Whole Loan at such times as the Renaissance Tower Office Building Subordinate Companion Loan is not the subject of a Renaissance Tower Office Building Control Appraisal Period (as defined below).

A ‘‘Renaissance Tower Office Building Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) the principal balance of the Renaissance Tower Office Building Subordinate Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Renaissance Tower Office Building Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Renaissance Tower Office Building Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Renaissance Tower Office Building Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Renaissance Tower Office Building Intercreditor Agreement (net of any liens senior to the lien of the Renaissance Tower Office Building Loan), is less than or equal to (b) twenty five percent (25%) of the principal balance of the Renaissance Tower Office Building Subordinate Companion Loan. No advice or direction of the holder of the Renaissance Tower Office Building Subordinate Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement. In the event of certain defaults under the Renaissance Tower Office Building Whole Loan, the holder of the Renaissance Tower Office Building Subordinate Companion Loan will be entitled to (i) cure such monetary default within five (5) business days of receipt of the cure notice; (ii) cure such non monetary default within thirty (30) days of receipt of the cure notice; and/or (iii) purchase the Renaissance Tower Office Building Loan from the Trust Fund after the expiration of the cure period, subject to the conditions contained in the Renaissance Tower Office Building Intercreditor Agreement; provided, further, however, the holder of the Renaissance Tower Office Building Subordinate Companion Loan is limited with respect to the amount and duration of cures as more particularly described in the Renaissance Tower Office Building Intercreditor Agreement. The purchase price will generally equal the unpaid aggregate principal balance of the Renaissance Tower Office Building Loan, together with all unpaid interest thereon at the related mortgage interest rate (including default interest) and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Renaissance Tower Office Building Loan is responsible and any other Additional Trust Fund Expenses in respect of the Renaissance Tower Office Building Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance. No prepayment consideration will be payable in connection with such a purchase of the Renaissance Tower Office Building Whole Loan.

Application of Payments.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non monetary event of default under the related Mortgage Loan documents with respect to which the Renaissance Tower Office Building Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘Renaissance Tower Office Building Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of the holder of the Renaissance Tower Office Building Subordinate Companion Loan under the Renaissance Tower Office Building Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Renaissance Tower Office Building Whole Loan will be paid in the following manner:

First, to the holder of the Renaissance Tower Office Building Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Renaissance Tower Office Building Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan) of the principal balance of the Renaissance Tower Office Building Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Renaissance Tower Office Building Whole Loan, in an amount equal to the holder of the Renaissance Tower Office Building Loan’s pro rata portion (based upon the outstanding principal balances of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan) of the principal balance of the Renaissance Tower Office Building Whole Loan;

Third, to the holder of the Renaissance Tower Office Building Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Renaissance Tower Office Building Loan;

Fourth, to the holder of the Renaissance Tower Office Building Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it which are reimbursed by the related borrower;

Fifth, to the holder of the Renaissance Tower Office Building Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Renaissance Tower Office Building Subordinate Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan) of the principal balance of the Renaissance Tower Office Building Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Renaissance Tower Office Building Whole Loan, in an amount equal to the holder of the Renaissance Tower Office Building Subordinate Companion Loan’s pro rata portion (based upon the outstanding principal balances of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan) of the principal balance of the Renaissance Tower Office Building Whole Loan;

Seventh, to the holder of the Renaissance Tower Office Building Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Renaissance Tower Office Building Subordinate Companion Loan;

Eighth, to the holders of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Renaissance Tower Office Building Whole Loan;

Ninth, to the holders of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan, respectively) in an amount equal to any extension fees, to the extent actually paid, allocable to the Renaissance Tower Office Building Whole Loan;

Tenth, to the holder of the Renaissance Tower Office Building Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Renaissance Tower Office Building Subordinate Companion Loan made cure payments in accordance with the terms of the Renaissance Tower Office Building Intercreditor Agreement shall be paid to the holder of the Renaissance Tower Office Building Subordinate Companion Loan;

Eleventh, to the holder of the Renaissance Tower Office Building Subordinate Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Thirteenth, any excess, pro rata, to the holders of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan, based on the initial principal balance of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan, respectively.

Following the occurrence and during the continuance of a Renaissance Tower Office Building Special Event of Default (subject to the cure and purchase rights of holder of the Renaissance Tower Office Building Subordinate Companion Loan under the Renaissance Tower Office Building Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Renaissance Tower Office Building Whole Loan, all remaining payments and proceeds will be paid in the following manner:

First, to the holder of the Renaissance Tower Office Building Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Renaissance Tower Office Building Loan, in an amount equal to the principal balance of the Renaissance Tower Office Building Loan until paid in full;

Third, to the holder of the Renaissance Tower Office Building Loan, any unreimbursed realized losses, if any, with respect to the Renaissance Tower Office Building Loan;

Fourth, to the holder of the Renaissance Tower Office Building Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Renaissance Tower Office Building Subordinate Companion Loan, in an amount equal to the principal balance of the Renaissance Tower Office Building Subordinate Companion Loan until paid in full;

Sixth, to the holder of the Renaissance Tower Office Building Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Renaissance Tower Office Building Subordinate Companion Loan;

Seventh, to the holder of the Renaissance Tower Office Building Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Renaissance Tower Office Building Loan (based upon the initial principal balances of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan);

Eighth, to the holder of the Renaissance Tower Office Building Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Renaissance Tower Office Building Subordinate Companion Loan (based upon the initial principal balances of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan);

Ninth, to the holder of the Renaissance Tower Office Building Loan, in an amount equal to the full exit fee, to the extent actually paid;

Tenth, to the holder of the Renaissance Tower Office Building Loan, in an amount equal to its portion of all extension fees, to the extent actually paid, allocable to the holder of the Renaissance Tower Office

Building Loan (based upon the ratio between the initial principal balances of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan);

Eleventh, to the holder of the Renaissance Tower Office Building Subordinate Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the Renaissance Tower Office Building Subordinate Companion Loan (based upon the ratio between the initial principal balances of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan);

Twelfth, to the holder of the Renaissance Tower Office Building Loan in an amount equal to any default interest;

Thirteenth, to the holder of the Renaissance Tower Office Building Subordinate Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the Renaissance Tower Office Building Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments or any unreimbursed costs (including advances) paid or reimbursed by the holder of the Renaissance Tower Office Building Subordinate Companion Loan with respect to the Renaissance Tower Office Building Whole Loan; and

Fifteenth, any excess, pro rata, to the holders of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan (based upon the initial principal balances of the Renaissance Tower Office Building Loan and the Renaissance Tower Office Building Subordinate Companion Loan, respectively).

The Mezz Cap Loan

Servicing Provisions of the Mezz Cap Intercreditor Agreements.    With respect to the Mezz Cap Loan, the Master Servicer and Special Servicer will service and administer the Mezz Cap Loan and the Mezz Cap Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the Intercreditor Agreement for so long as the Mezz Cap Loan is part of the Trust Fund. The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Mezz Cap Loan or the related Mortgage Loan documents without obtaining the prior written consent of the holder of the Mezz Cap Subordinate Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Mezz Cap Loan or the related Mortgage Loan documents adversely affects the lien priority of the Mortgage or constitutes a material modification as specified in the Mezz Cap Intercreditor Agreement; provided, however, such consent right will expire when the repurchase period described in the next paragraph expires. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event that (i) any payment of principal or interest on the Mezz Cap Loan or Mezz Cap Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of the Mezz Cap Loan or Mezz Cap Subordinate Companion Loan has been accelerated, (iii) the principal balance of the Mezz Cap Loan or Mezz Cap Subordinate Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or is otherwise subject to a bankruptcy proceeding or (v) any other event where the cash flow payment under the Mezz Cap Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall below, the holder of the Mezz Cap Subordinate Companion Loan will have the right to purchase the Mezz Cap Loan from the Trust Fund for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions as set forth in the Mezz Cap Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Mezz Cap Loan, together with all accrued and unpaid interest on the Mezz Cap Loan (other than default interest and late payment charges) at the mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Mezz Cap Loan is responsible and other expenses as provided in the Mezz Cap Intercreditor Agreement. Unless the borrower or an affiliate is purchasing a Mezz Cap Loan, no prepayment consideration will be payable in connection with the purchase of the Mezz Cap Loan.

Application of Payments.    Pursuant to the Mezz Cap Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Mezz Cap Loan or Mezz Cap Subordinate Companion Loan,

(ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower is required to make separate monthly payments of principal and interest to the Master Servicer and the holder of the Mezz Cap Subordinate Companion Loan; provided that any partial or full prepayment resulting from the payment of insurance proceeds or condemnation awards or from any partial or full prepayment accepted during the continuance of an event of default under the related Mortgage Loan documents, shall be applied as provided in the paragraph below. Any escrow and reserve payments required in respect of a Mezz Cap Whole Loan are required to be paid to the Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap Loan or Mezz Cap Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of a Mezz Cap Subordinate Companion Loan to purchase the Mezz Cap Loan from the Trust Fund, all payments and proceeds (of whatever nature) on the Mezz Cap Subordinate Companion Loan will be subordinated to all payments due on the Mezz Cap Loan and the amounts with respect to the Mezz Cap Whole Loan will be paid (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the Mortgage Loan documents or released to the borrower) in the following manner:

First, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such party, including unreimbursed advances and interest thereon;

Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such party;

Third, to the holder of the Mezz Cap Loan, in an amount equal to accrued and unpaid interest with respect to the Mezz Cap Loan at the pre-default interest rate thereon;

Fourth, to the holder of the Mezz Cap Loan, in an amount equal to the principal balance of the Mezz Cap Loan until paid in full;

Fifth, to the holder of the Mezz Cap Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap Loan;

Sixth, to the holder of the Mezz Cap Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Mezz Cap Subordinate Companion Loan;

Seventh, to the holder of the Mezz Cap Subordinate Companion Loan, in an amount equal to accrued and unpaid interest with respect to the Mezz Cap Subordinate Companion Loan at the pre-default interest rate thereon;

Eighth, to the holder of the Mezz Cap Subordinate Companion Loan, in an amount equal to the principal balance of the Mezz Cap Subordinate Companion Loan until paid in full;

Ninth, to the holder of the Mezz Cap Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap Subordinate Companion Loan;

Tenth, to the holder of the Mezz Cap Loan and then to the holder of the Mezz Cap Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on the Mezz Cap Loan and the Mezz Cap Subordinate Companion Loan, respectively;

Eleventh, any amounts collected or recovered on the Mezz Cap Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer or trustee in respect of the Mezz Cap Loan or Mezz Cap Subordinate Companion Loan, are payable to the holder of the Mezz Cap Loan and the Mezz Cap Subordinate Companion Loan on a pro rata basis as determined by the initial balance of each of the Mezz Cap Loan and the Mezz Cap Subordinate Companion Loan, respectively; and

Twelfth, any excess amounts that are not required to be paid to the borrower or to a party other than the mortgagee under the Mortgage Loan documents, to the holder of the Mezz Cap Loan and the holder of the Mezz Cap Subordinate Companion Loan, on a pro rata basis, determined by the initial principal balances of each of the Mezz Cap Loan and the Mezz Cap Subordinate Companion Loan, respectively.

Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the borrower has paid to the applicable servicer an amount (or amounts are otherwise available) sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related late charges due and payable), (ii) no other material event of default (of the kind described in the first paragraph of this ‘‘—Application of Payments’’ section) exists, (iii) the applicable servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of the unpaid default interest and late charges is the course of action to pursue with respect to the event of default, then the Master Servicer and/or the Special Servicer, as applicable, may apply the amount paid by the borrower (or otherwise available) net of amounts payable to the Master Servicer and/or the Special Servicer, as applicable, or Trustee, first, to the holder of the Mezz Cap Loan in an amount equal to the accrued and unpaid interest on the Mezz Cap Loan and then an amount equal to any current and delinquent scheduled principal payments on the Mezz Cap Loan and, second, to the holder of the Mezz Cap Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the Mezz Cap Subordinate Companion Loan and then an amount equal to any current and delinquent scheduled principal payments on the Mezz Cap Subordinate Companion Loan.

The Caplease Loans

Servicing Provisions of the Caplease Intercreditor Agreement.    With respect to the Caplease Loans, the Master Servicer and Special Servicer will service and administer each Caplease Loan and its related Caplease Subordinate Companion Loans pursuant to the Pooling and Servicing Agreement and the related Caplease Intercreditor Agreement for so long as each Caplease Loan is part of the Trust Fund. Each Caplease Loan and its related Caplease Subordinate Companion Loans are cross defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the related Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend either Caplease Loan or its related Caplease Subordinate Companion Loans in a manner materially adverse to the holders of the related Caplease Subordinate Companion Loans without the consent of the holders of the related Caplease Subordinate Companion Loans. The holders of the related Caplease Subordinate Companion Loans will be entitled to advise the Special Servicer with respect to certain matters related to each Caplease Whole Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event either Caplease Loan becomes 90 days or more delinquent, an acceleration of the Caplease Whole Loan after an event of default under the related Mortgage Loan documents occurs, the principal balance of either Caplease Whole Loan is not paid at maturity, or the related borrower files a petition for bankruptcy, the holders of the related Caplease Subordinate Companion Loans will be entitled to purchase the related Caplease Loan from the Trust Fund, pursuant to the related Caplease Intercreditor Agreement, for a purchase price equal to the sum of (i) the principal balance of the related Caplease Loan, together with accrued and unpaid interest thereon up to (but not exceeding) the date of purchase, (ii) unreimbursed advances together with accrued and unpaid interest thereon and (iii) certain other amounts payable under the related Mortgage Loan documents.

Applications of Payments.    Pursuant to each Caplease Intercreditor Agreement, to the extent described below, the rights of the holders of the related Caplease Subordinate Companion Loans to receive payments with respect to the related Caplease Subordinate Companion Loans (other than payments in respect of Defaulted Lease Claims) are subordinated to the payment rights of the Trust Fund to receive payments with respect to the related Caplease Loan. For purposes of this section, the Caplease Subordinate Companion Loans are sometimes referred to herein as the ‘‘Caplease Senior Subordinate Companion Loan’’ and the ‘‘Caplease Junior Subordinate Companion Loan’’. All payments and proceeds of each Caplease Loan and the related Caplease Subordinate Companion Loans (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the related Caplease Loan, will be applied first, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, first, to the holder of the related Caplease Loan, for reimbursement of servicing advances together with interest thereon and second, to the holders of the related Caplease Subordinate Companion Loans, for reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

First, to the holder of the related Caplease Loan, in an amount equal to interest due with respect to such Caplease Loan at the pre default interest rate thereon;

Second, to the holder of the related Caplease Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to such Caplease Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of such Caplease Loan and the related Caplease Subordinate Companion Loans) of any unscheduled payments allocable to such Caplease Loan (including, following acceleration, the full principal balance thereof);

Third, if the related borrower is an affiliate of the holder of the related Caplease Senior Subordinate Companion Loan, to the holder of such Caplease Senior Subordinate Companion Loan, the amount of any property advance made by it (including any interest thereon) and outstanding upon final liquidation of the related Mortgage Loan or related Mortgaged Property or upon any earlier determination by the holder of the such Caplease Senior Subordinate Companion Loan that such property advance is a nonrecoverable advance as certified by such party;

Fourth, to the holder of the related Caplease Senior Subordinate Companion Loan, in an amount equal to interest due with respect to such Caplease Senior Subordinate Companion Loan at the pre default interest rate thereon;

Fifth, to the holder of the related Caplease Senior Subordinate Companion Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to such Caplease Senior Subordinate Companion Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of the related Caplease Loan and the related Caplease Subordinate Companion Loans) of any unscheduled payments allocable to such Caplease Senior Subordinate Companion Loan (including, following acceleration, the full principal balance thereof);

Sixth, following any lease acceleration or termination, but only prior to any reinstatement of such credit lease following any cure or waiver of the default permitting such lease acceleration or termination, to the holder of the related Caplease Loan for any outstanding advances and any other unreimbursed costs made by or on behalf of such holder of the Caplease Loan;

Seventh, to fund any applicable reserves under the terms of the Mortgage Loan documents for the related Caplease Whole Loan;

Eighth, if the related borrower is an affiliate of the holder of the related Caplease Junior Subordinate Companion Loan, to the holder of such Caplease Junior Subordinate Companion Loan, the amount of any property advance made by it (including any interest thereon) and outstanding upon final liquidation of the related Mortgage Loan or related Mortgaged Property or upon any earlier determination by the holder of such Caplease Junior Subordinate Companion Loan that such property advance is a nonrecoverable advance as certified by such party;

Ninth, to the holder of the Caplease Junior Subordinate Companion Loan, in an amount equal to interest due with respect to such Caplease Junior Subordinate Companion Loan at the pre default interest rate thereon;

Tenth, to the holder of the related Caplease Junior Subordinate Companion Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to such Caplease Junior Subordinate Companion Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of the related Caplease Loan and the related Caplease Subordinate Companion Loans) of any unscheduled payments allocable to such Caplease Junior Subordinate Companion Loan (including, following acceleration, the full principal balance thereof);

Eleventh, to reimburse the Master Servicer, Special Servicer or the holders of the related Caplease Subordinate Companion Loans for any outstanding advances made by either such party on the related Caplease Loan or such Caplease Subordinate Companion Loans, to the extent then deemed to be nonrecoverable and not previously reimbursed;

Twelfth, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid);

Thirteenth, to the holder of the related Caplease Loan, in an amount equal to the default interest accrued on such Caplease Loan;

Fourteenth, to the holder of the related Caplease Senior Subordinate Companion Loan, in an amount equal to the default interest accrued on such Caplease Senior Subordinate Companion Loan;

Fifteenth, to the holder of the related Caplease Junior Subordinate Companion Loan, in an amount equal to the default interest accrued on such Caplease Junior Subordinate Companion Loan; and

Sixteenth, any remaining amounts to be paid to the related borrower or as otherwise specified in the related Mortgage Loan documents.

Proceeds of Defaulted Lease Claims will generally be applied first, to payment of amounts due under the related Caplease Junior Subordinate Companion Loan, second, to payment of amounts due to the holder of the related Caplease Loan, and thereafter, to payment of amounts due under the related Caplease Senior Subordinate Companion Loan.

Application of Amounts Paid to Trust Fund.    On or before each Distribution Date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related Companion Loans will be distributed to such holders net of fees and expenses on such Companion Loans; and in the case of the Newport Bluffs Loan, such amounts will be applied and distributed in accordance with the 2006-C28 Pooling and Servicing Agreement.

Mezzanine Loans

With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans

Pursuant to the terms of the related Intercreditor Agreements, the holders of the subordinate loans secured by the related Mortgaged Property (the ‘‘Subordinate Loans’’) with respect to 3 Mortgage Loans (loan numbers 15, 22 and 61) generally have a right to payment that is subordinate to the right to payment of the holder of the related Mortgage Loan; provided, however, with respect to 1 such Mortgage Loan (loan number 15), the holder of the related Subordinate Loan is entitled to all proceeds received in connection with an initial tenant-in-common transfer which will be applied to the outstanding interest and principal with respect to such Subordinate Loan.

In addition, the holders of the Subordinate Loans generally have the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the related

Mortgage Loan documents with respect to such Subordinate Loan; (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers subject to certain conditions set forth in the related Intercreditor Agreements and (iii) purchase, in whole but not in part, the related Mortgage Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related Mortgage Loan documents.

The holders of the Subordinate Loans shall also have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related Intercreditor Agreement.

The Mortgage Loan documents for the Subordinate Loans generally may be amended without the consent of the holder of the related Subordinate Loan; except for certain amendments relating to, among other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan; provided, however, in a work-out context the forgoing consent is generally not required.

The holders of the Subordinate Loans may not exercise any rights they may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the mortgagee, which consent can be withheld or conditioned in the mortgagee’s sole and absolute discretion.

Additional Mortgage Loan Information

For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans and assumes that no future Pari Passu Companion Loans are advanced. For purposes of the calculation of the DSC Ratio, the LTV Ratio and Cut-Off Date Balance per Sq. Ft., Unit, Pad or Room with respect to the Newport Bluffs Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of the Newport Bluffs Pari Passu Loan. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions,’’ in this prospectus supplement and under ‘‘DESCRIPTION OF THE TRUST FUNDS’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in the accompanying prospectus.

In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading ‘‘Cross Collateralized and Cross Defaulted Loan Flag’’ with respect to the other Mortgage Loans with which they are cross-collateralized.

Each of the tables herein and in the Annexes sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E:

(i)    References to ‘‘DSC Ratio’’ and ‘‘DSCR’’ are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The ‘‘Net Cash Flow’’ for a Mortgaged Property is the ‘‘net cash flow’’ of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a ‘‘Rental Property’’); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 49 Mortgage Loans, representing 23.4% of the Cut-Off Date Pool Balance (38 Mortgage Loans in Loan Group 1 or 23.9% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 21.7% of the Cut-Off Date Group 2 Balance) where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; (ii) with respect to 7 Mortgage Loans (loan numbers 19, 32, 51, 89, 100, 121 and 125), representing 2.8% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 3.1% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 1.5% of the Cut-Off Date Group 2 Balance) such ratio was adjusted by taking into account amounts available under certain letters of credit or cash reserves; (iii) with respect to Mortgage Loans that are interest only until paid off at maturity, the annual debt service used is based on the outstanding loan amount times the applicable interest rate without regard to interest accrual basis with respect to all Mortgage Loans except those originated by Artesia; and (iv) with respect to 1 Mortgage Loan (loan number 27), representing 0.7% of the Cut-Off Date Pool Balance (3.5% of the Cut-Off Date Group 2 Balance), such ratio was derived by using the average monthly debt service during the period in which amortization is due according to the related payment schedule mortgage, as described in Annex A-6 to this prospectus supplement; provided, further, for purposes of calculating the DSCR’s provided herein for each Pari Passu Loan, the debt service on the related Pari Passu Companion Loan will be taken into account, but it will be assumed that no future Pari Passu Companion Loans are advanced. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

In general, ‘‘net cash flow’’ is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses. Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement.

In determining the ‘‘revenue’’ component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller’s underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities. Notwithstanding the foregoing, as indicated on Annex A-1, in certain cases, historical income and revenue information was not utilized in determining underwritten Net Cash Flow because such historical information either was not available or was not an accurate reflection of the current status of the related Mortgaged Property as a result of a change in circumstances at the related Mortgaged Property. In those cases, the related Mortgage Loan Seller generally relied on comparative market and sub-market leasing assumptions (including rental rates and vacancy), master leases and other potential revenue generators as well as budget projections provided by the borrower and information contained in the related mortgaged property appraisal in determining Net Cash Flow.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See ‘‘—Wachovia’s Underwriting Standards—Escrow Requirements—Replacement Reserves’’ and ‘‘—Artesia’s Underwriting Standards—Escrow Requirements’’ in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where the Mortgage Loan Sellers determined appropriate.

The borrowers’ financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

(ii)    References to ‘‘Cut-Off Date LTV’’ and ‘‘Cut-Off Date LTV Ratio’’ are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or, in the case of the Newport Bluffs Loan, of the Newport Bluffs Whole Loan) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the

Mortgage Loan Sellers, which for 14 Mortgaged Properties securing, in whole or in part, 14 Mortgage Loans (loan numbers 1.02, 3, 8, 11, 16, 19, 32, 33, 98, 111, 123, 124, 129 and 137), representing, by allocated loan amount, approximately 15.9% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 19.2% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 3.6% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. The table below shows the Cut-Off Date LTV Ratios calculated using the ‘‘as-is’’ appraised values and the ‘‘as-stabilized’’ appraised values for the 14 Mortgage Loans:

Loan Name	Mortgage Loan Number	“As-Is” Cut-Off Date LTV		“As-Is” Date	“As-Stabilized” Cut-Off Date LTV	As-Stabilized Date
2425 East Hadley Road	1.02	87.6%		8/23/2006	80.0%	6/1/2007
Galleria at Tyler	3	53.0%		9/19/2006	44.9%	3/1/2008
21-25 West 34th Street	8	87.0%		11/1/2006	80.0%	1/1/2008
Dakota Square Mall	11	95.1%		10/1/2006	80.0%	10/1/2007
Hilton - Providence, RI	16	79.0	%(1)	1/1/2007	73.1%	1/1/2008
Gateway Chula Vista II	19	82.2%		7/26/2006	76.6%	7/26/2006	(2)
SanTan Village Phase III	32	89.6%		8/16/2006	64.9%	4/1/2007
Pinnacle Grove Apartments	33	89.8%		9/29/2006	78.4%	12/1/2008
Davis and Oak	98	71.7%		9/1/2006	66.0%	4/1/2007
543-561 Lincoln Avenue	111	73.8%		9/1/2006	69.6%	4/1/2007
501-507 Chestnut Court	123	70.2%		9/1/2006	68.2%	4/1/2007
715-729 Elm Street	124	71.5%		9/15/2006	70.1%	4/1/2007
Dempster and Judson	129	69.0%		9/1/2006	63.0%	4/1/2007
874-878 Green Bay	137	68.6%		9/1/2006	66.9%	4/1/2007

(1)	Based on an ‘‘as-complete’’ appraised value of $62,000,000, as of January 1, 2007. Prior to the commencement of the renovation at the related Mortgaged Property, the ‘‘as-is’’ appraised value, as of August 10, 2006, was $47,000,000.

(2)	Based on a stabilization event (the signing of a lease for approximately 17% of the space at the related Mortgaged Property) anticipated to occur on December 15, 2006.

(iii)    References to ‘‘Maturity Date LTV Ratio’’ and ‘‘LTV at ARD or Maturity’’ are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of the Newport Bluffs Loan, of the Newport Bluffs Whole Loan) on its scheduled maturity date (or for an ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 14 Mortgaged Properties securing in whole or in part 14 Mortgage Loans (loan numbers 1.02, 3, 8, 11, 16, 19, 32, 33, 98, 111, 123, 124, 129 and 137), representing, by allocated loan amount, approximately 15.9% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 19.2% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 3.6% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. The table below shows the Maturity Date LTV Ratios calculated using the ‘‘as-is’’ appraised values and the ‘‘as-stabilized’’ appraised values for the 14 Mortgage Loans:

Loan Name	Mortgage Loan Number	“As-Is” LTV at ARD or Maturity		“As-Is” Date	“As-Stabilized” LTV at ARD or Maturity	As-Stabilized Date
2425 East Hadley Road	1.02	87.6%		8/23/2006	80.0%	6/1/2007
Galleria at Tyler	3	53.0%		9/19/2006	44.9%	3/1/2008
21-25 West 34th Street	8	87.0%		11/1/2006	80.0%	1/1/2008
Dakota Square Mall	11	84.0%		10/1/2006	70.7%	10/1/2007
Hilton - Providence, RI	16	71.7	%(1)	1/1/2007	66.3%	1/1/2008
Gateway Chula Vista II	19	78.6%		7/26/2006	73.2%	7/26/2006	(2)
SanTan Village Phase III	32	82.6%		8/16/2006	59.8%	4/1/2007
Pinnacle Grove Apartments	33	89.8%		9/29/2006	78.4%	12/1/2008
Davis and Oak	98	71.7%		9/1/2006	66.0%	4/1/2007
543-561 Lincoln Avenue	111	73.8%		9/1/2006	69.6%	4/1/2007
501-507 Chestnut Court	123	70.2%		9/1/2006	68.2%	4/1/2007
715-729 Elm Street	124	71.5%		9/15/2006	70.1%	4/1/2007
Dempster and Judson	129	69.0%		9/1/2006	63.0%	4/1/2007
874-878 Green Bay	137	68.6%		9/1/2006	66.9%	4/1/2007

(1)	Based on an ‘‘as-complete’’ appraised value of $62,000,000, as of January 1, 2007. Prior to the commencement of the renovation at the related Mortgaged Property, the ‘‘as-is’’ appraised value, as of August 10, 2006, was $47,000,000.

(2)	Based on a stabilization event (the signing of a lease for approximately 17% of the space at the related Mortgaged Property) anticipated to occur on December 15, 2006.

(iv)    References to ‘‘Loan per Sq. Ft., Unit, Pad, Room or Bed’’ are, for each Mortgage Loan secured by a lien on a multifamily property, mobile home park, hospitality property or assisted living facility or other healthcare property or student housing property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Newport Bluffs Loan, of the Newport Bluffs Whole Loan) divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Newport Bluffs Loan, of the Newport Bluffs Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

(v)    References to ‘‘Year Built’’ are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

(vi)    References to ‘‘weighted averages’’ or ‘‘WA’’ are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

(vii)    References to ‘‘Underwritten Replacement Reserves’’ represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

(viii)    References to ‘‘Administrative Cost Rate’’ for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan and (b) 0.00062%, which percentage represents the Trustee Fee Rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

(ix)    References to ‘‘Remaining Term to Maturity’’ represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

(x)    References to ‘‘Remaining Amortization Term’’ represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan’s amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

(xi)    References to ‘‘L ( )’’ or ‘‘Lockout’’ or ‘‘Lockout Period’’ represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to ‘‘O ( )’’ represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to ‘‘YM ( )’’ represent the period for which the Yield Maintenance Charge is assessed. ‘‘3% ( )’’, ‘‘2% ( )’’ and ‘‘1% ( )’’ each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an ‘‘Open Period’’) with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

(xii)    References to ‘‘D ( )’’ or ‘‘Defeasance’’ represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

(xiii)    References to ‘‘Occupancy Percentage’’ are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self- storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

(xiv)    References to ‘‘Original Term to Maturity’’ are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD Loan).

(xv)    References to ‘‘NA’’ indicate that, with respect to a particular category of data, such data is not applicable.

(xvi)    References to ‘‘NAV’’ indicate that, with respect to a particular category of data, such data is not available.

(xvii)    References to ‘‘Capital Imp. Reserve’’ are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

(xviii)    References to ‘‘Replacement Reserve’’ are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xix)    References to ‘‘TI/LC Reserve’’ are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xx)    The sum in any column of any of the following tables may not equal the indicated total due to rounding.

Certain other additional characteristics of the Mortgage Loans presented on a loan-by-loan basis are set forth in Annex A-1 to this prospectus supplement. Additionally, certain of the anticipated characteristics of the Mortgage Loans are set forth in Annex B to this prospectus supplement, and certain additional information regarding the Mortgage Loans is set forth in this prospectus supplement below under ‘‘—Wachovia’s Underwriting Standards’’ and ‘‘—Artesia’s Underwriting Standards’’ and ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and in the prospectus under ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’. Certain Mortgage Loans, set forth on Annex E, have scheduled principal payments that, assuming no prepayments are made prior to their related maturity dates and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ in this prospectus supplement, are expected to support distributions to the holders of the Class A-1, Class A-2, Class A-3 and Class A-PB Certificates.

Twenty Largest Mortgage Loans

The following table describes the twenty largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/ Unit/Pad Room(1)(2)	Weighted Average DSCR(1)	Cut-Off Date LTV Ratio(1)(2)	LTV Ratio at Maturity or ARD(1)(2)	Weighted Average Mortgage Rate
Duke Realty Industrial Pool	Wachovia	1 / 27	1	$318,976,000	9.5%	11.9%	Industrial – Distribution / Warehouse	$38	1.39x	80.0%	80.0%	5.914%
Centro Syndicate 2 Pool(3)	Wachovia	1 / 16	1	233,977,430	6.9	8.8%	Retail – Various	$71	2.39x	52.1%	52.1%	5.440%
Galleria at Tyler	Wachovia	1 / 1	1	205,000,000	6.1	7.7%	Retail – Anchored	$363	1.97x	44.9%	44.9%	5.305%
Centro International Wholesale Pool(3)	Wachovia	1 / 13	1	161,039,673	4.8	6.0%	Retail – Anchored	$91	2.31x	53.4%	53.4%	5.420%
Westfield Fox Valley	Wachovia	1 / 1	1	150,000,000	4.4	5.6%	Retail – Anchored	$272	2.15x	57.9%	57.9%	5.370%
Newport Bluffs(1)	Wachovia	1 / 1	1	132,000,000	3.9	4.9%	Multifamily – Conventional	$250,951	1.35x	71.0%	71.0%	6.104%
Renaissance Tower Office Building	Wachovia	1 / 1	1	129,000,000	3.8	4.8%	Office – CBD	$75	1.34x	79.9%	74.6%	5.850%
21-25 West 34th Street	Wachovia	1 / 1	1	100,000,000	3.0	3.7%	Retail – Single Tenant	$3,584	1.04x	80.0%	80.0%	5.760%
La Jolla International Apartments	Artesia	1 / 1	2	65,050,000	1.9	9.3%	Multifamily – Conventional	$162,625	1.22x	70.7%	70.7%	5.490%
Deer Park Town Center	Wachovia	1 / 1	1	60,000,000	1.8	2.2%	Retail – Anchored	$176	2.44x	46.5%	46.5%	5.590%
		10 / 63		$1,555,043,103	46.1%				1.79x	63.8%	63.4%	5.629%
Dakota Square Mall	Wachovia	1 / 1	1	$58,000,000	1.7%	2.2%	Retail – Anchored	$84	1.30x	80.0%	70.7%	5.889%
La Scala Apartments	Artesia	1 / 1	2	57,150,000	1.7	8.2%	Multifamily – Conventional	$161,441	1.23x	70.1%	70.1%	5.490%
Pennwood Crossing MHP	Wachovia	1 / 1	2	56,800,000	1.7	8.1%	Mobile Home Park	$52,641	1.33x	80.0%	80.0%	5.790%
Alhambra Towers	Wachovia	1 / 1	1	52,000,000	1.5	1.9%	Office – Suburban	$298	1.21x	80.0%	80.0%	5.880%
AMLI at Riverbend	Wachovia	1 / 1	2	50,000,000	1.5	7.2%	Multifamily – Conventional	$50,201	1.20x	71.9%	67.0%	5.700%
Hilton - Providence, RI	Wachovia	1 / 1	1	49,000,000	1.5	1.8%	Hospitality – Full Service	$178,832	1.33x	73.1%	66.3%	6.200%
Las Colinas Portfolio	Wachovia	2 / 2	1	42,525,000	1.3	1.6%	Office – Suburban	$110	1.62x	69.1%	69.1%	5.700%
Arcadia Gateway Center Portfolio	Wachovia	3 / 3	1	38,000,000	1.1	1.4%	Various	$242	1.21x	77.1%	77.1%	6.070%
New Market Pool	Wachovia	1 / 6	1	37,000,000	1.1	1.4%	Office – Suburban	$79	1.25x	78.4%	73.4%	6.120%
Crossroads Technology Park	Wachovia	1 / 1	1	35,000,000	1.0	1.3%	Industrial – Light Industrial	$109	2.17x	59.9%	59.9%	5.660%
		13 / 18		$475,475,000	14.1%				1.36x	74.5%	71.7%	5.839%
		23 / 81		$2,030,518,103	60.2%				1.69x	66.3%	65.3%	5.679%

(1)	The Newport Bluffs Loan is part of a split loan structure that includes one pari passu companion loan that is not included in the Trust Fund. With respect to this Mortgage Loan, unless otherwise specified, the calculations of LTV Ratios, DSCRs and Cut-Off Date Balance per unit are based on the aggregate indebtedness of or debt service on, as applicable, the Mortgage Loan and the related pari passu companion loan, but not any related subordinate companion loan or future pari passu companion loan.

(2)	The appraised values for the 2425 East Hadley Road Mortgaged Property (securing a portion of the Duke Realty Industrial Pool Loan) and the Mortgaged Properties securing the Galleria at Tyler Loan, the 21-25 West 34th Street Loan, the Dakota Square Mall Loan and the Hilton – Providence, RI Loan are based upon ‘‘as-stabilized’’ appraised values (as opposed to ‘‘as is’’ values). See ‘‘RISK FACTORS—Inspection and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

(3)	With respect to each of these Mortgage Loans, unless otherwise specified, the calculations of the LTV Ratio, DSCR and Cut-Off Date Balance per square foot are based on the indebtedness of, or debt service on, as applicable, the related Mortgage Loan, and assumes that no related future pari passu companion loan has been advanced.

Detailed descriptions of loan numbers 1 through 10 and certain additional information with respect to loan numbers 11 through 20 are attached to this prospectus supplement as Annex D. Prospective investors are encouraged to carefully review the entire prospectus supplement, including each attached Annex, which are considered part of this prospectus supplement.

The Sponsors

Wachovia Bank, National Association

General.    Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, is a Sponsor of this securitization, originated and underwrote 115 Mortgage Loans included in the Trust Fund. Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and approximately 3,400 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374-6161. Wachovia is also acting as a Mortgage Loan Seller and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters, and of Wachovia Commercial Mortgage Securities, Inc. (the ‘‘Depositor’’). See ‘‘THE SPONSOR’’ in the accompanying prospectus.

Wachovia’s Securitization Program.    One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of October 1, 2006, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $57.0 billion. Approximately $53.7 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $3.9 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2005, Wachovia originated and securitized approximately $16.2 billion of commercial mortgage loans, of which approximately $15.7 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $500 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia’s commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $16.2 billion of securitized commercial mortgage loans in 2005. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a Sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters, Wachovia works with rating agencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia’s primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of October 1, 2006, Wachovia securitized approximately $55.3 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia’s Underwriting Standards

General.    Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Wachovia’s Underwriting Standards’’ section.

Loan Analysis.    Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by Wachovia where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

Loan Approval.    Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.    The repayment of a Mortgage Loan is typically dependent upon the successful operation of the related Mortgaged Property and the ability of that Mortgaged Property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the Mortgaged Property will be sufficient to make the required payments under that Mortgage Loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the Mortgaged Property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each Mortgaged Property. In determining the ‘‘revenue’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers’ financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at a Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a Mortgaged Property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at a Mortgaged Property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Mortgage Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

DSC Ratios and LTV Ratios.    Generally, the DSC Ratios for Wachovia Mortgage Loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, LTV Ratio, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a DSC Ratio below 1.20x based on, among other things, the amortization features of the Mortgage Loan (for example, if the Mortgage Loan provides for relatively rapid amortization) the type of tenants and leases at the Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the LTV Ratio for Wachovia Mortgage Loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, debt service coverage, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with an LTV Ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of DSC Ratios and LTV Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio and the LTV Ratio disclosed in this prospectus supplement. For specific details on the calculations of the DSC Ratio and the LTV Ratio, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Related to Property Inspections and Certain Assumptions in Appraisals’’ in this prospectus supplement.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The DSC Ratios and LTV Ratios described above under ‘‘—DSC Ratios and LTV Ratios’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment.    In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral consists of improvements located in California or in seismic zones 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia’s judgment constitute adequate security for the related mortgage loan;

•	a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Wachovia Mortgage Loan and/or during the related Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Artesia Mortgage Capital Corporation

General Character of Artesia Mortgage Capital Corporation’s Business.    Artesia Mortgage Capital Corporation (‘‘Artesia’’) is a Delaware Corporation, with its principal offices in Issaquah, Washington.

Artesia is a Sponsor of this securitization and originated and underwrote 27 Mortgage Loans included in the Trust Fund. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank. Dexia Bank, which is rated ‘‘AA+’’ by Fitch, ‘‘AA’’ by S&P and ‘‘Aa2’’ by Moody’s, is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 509 billion Euros ($603 billion) and a stock market capitalization of approximately 22 billion Euros ($26 billion) as of December 2005.

Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in CMBS transactions.

Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

Artesia’s Securitization Program.    Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans—which are average-sized loans by industry standards —and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by Artesia have been originated, directly or through correspondents, by Artesia. During the fiscal years 2001 through 2005, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.6 million in 2001, to approximately $610.1 million in 2003, and to approximately $1.5 billion in 2005.

When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see ‘‘—Artesia’s Underwriting Standards’’ below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Artesia may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of securities.

Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Artesia’s Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Artesia’s Underwriting Standards’’ section.

Loan Analysis.    Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances, Artesia’s underwriting staff, third party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more—depending on loan size—specified credit committees of Artesia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For specific information regarding the details on the calculations of DSC Ratios in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’.

Loan-to-Value Ratio.    Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Artesia’s Underwriting Standards’’ section, Artesia may include mortgage loans in a trust fund which vary from, or do not comply with, Artesia’s underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Certain Relationships

The Mortgage Loans that will be sold to the Depositor by Artesia Mortgage Capital Corporation were previously the subject of a custodial arrangement between Artesia and Wells Fargo Bank, N.A. in which Wells Fargo Bank, N.A. acted as a document custodian for Artesia. The terms of the custodial arrangement are customary for agreements in the commercial mortgage securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Wachovia Bank, National Association is currently servicing all but 2 of the Mortgage Loans that will be sold to the Depositor by Artesia pursuant to an interim servicing arrangement between Artesia and

Wachovia. The terms of the interim servicing agreement are customary for agreements in the commercial mortgage securitization industry providing for the servicing of mortgage loans.

The Depositor

Wachovia Commercial Mortgage Securities, Inc., a North Carolina corporation, is the Depositor. The Depositor is a wholly-owned subsidiary of Wachovia Bank, National Association, a national banking association, which is a wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation. The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling such commercial mortgage loans and interests to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

The Mortgage Loan Sellers

The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan Purchase Agreement’’ and together, the ‘‘Mortgage Loan Purchase Agreements’’). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under ‘‘—Mortgage Loan History’’.

One hundred fifteen of the Mortgage Loans (the ‘‘Wachovia Mortgage Loans’’), representing 90.1% of the Cut-Off Date Pool Balance (81 Mortgage Loans in Loan Group 1 or 93.1% of the Cut-Off Date Group 1 Balance and 34 Mortgage Loans in Loan Group 2 or 78.4% of the Cut-Off Date Group 2 Balance), were originated by Wachovia.

Twenty-seven of the Mortgage Loans (the ‘‘Artesia Mortgage Loans’’), representing 9.9% of the Cut-Off Date Pool Balance (21 Mortgage Loans in Loan Group 1 or 6.9% of the Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 21.6% of the Cut-Off Date Group 2 Balance), were originated by Artesia.

Wachovia has no obligation to repurchase or substitute any of the Artesia Mortgage Loans. Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans.

All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia. All information concerning the Artesia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Artesia.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.

In connection with the above-described transfers, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller (the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a ‘‘pro forma’’ title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan. Notwithstanding the foregoing, with respect to the Newport Bluffs Loan, the 2006-C28 Trustee will hold the original documents related to the Newport Bluffs Loan for the benefit of the 2006-C28 Trust Fund and the Trust Fund, other than the related Mortgage Note which will be held by the Trustee under the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the ‘‘Purchase Price’’) generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) other than with respect to the Newport Bluffs Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the ‘‘Substitution Shortfall Amount’’); provided that unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided, further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the ‘‘Core Material Documents’’)) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third-party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, the initial 90-day cure period described herein will not be reduced.

The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Assets; Repurchases’’ in the accompanying prospectus. The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans.

Wells Fargo Bank is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible for holding and safeguarding the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2006, Wells Fargo Bank was acting as custodian of more than 40,000 commercial mortgage loan files.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the holders of Certificates representing a majority of the voting rights allocated to the Controlling Class); (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs or the imposition of tax on either of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. Notwithstanding the foregoing, no substitutions will be permitted for the Newport Bluffs Loan.

Representations and Warranties; Repurchases and Substitutions

In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

(i)    the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

(ii)    as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

(iii)    immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

(iv)    the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

(v)    each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vi)    as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

(vii)    each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

(viii)    the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

(ix)    all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

(x)    as of the date of origination, there was no proceeding pending, and subsequent to that date, the applicable Mortgage Loan Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of such Mortgaged Property;

(xi)    each Mortgaged Property was covered by (1) a fire and extended perils included within the classification ‘‘All Risk of Physical Loss’’ insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller’s knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

(xii)    other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and, to the applicable Mortgage Loan Seller’s actual knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

(xiii)    as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

(xiv)    one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller’s affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

(xv)    an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the ‘‘Appraisal Standards Board of the Appraisal Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount (other than with respect to the Newport Bluffs Loan) or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party’s affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller)

will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller’s representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third-party set forth in the Pooling and Servicing Agreement (a ‘‘Determination Party’’) as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a ‘‘Crossed Loan’’ and, collectively, a ‘‘Crossed Group’’), and (iii) the applicable document omission or defect (a ‘‘Defect’’) or breach of a representation and warranty (a ‘‘Breach’’) does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’ unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the SEC within fifteen days after the initial issuance of the Offered Certificates.

 SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than the Newport Bluffs Loan) for the benefit of the Certificateholders, and the Companion Loans (other than the Newport Bluffs Pari Passu Companion Loan) for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan and its related Companion Loan(s) (a ‘‘Loan Pair’’) are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the related Pari Passu Companion Loans are pari passu in right of entitlement to payment with the related Pari Passu Loans, to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the ‘‘Servicing Standard’’).

Generally, for purposes of the servicing provisions described in this section, the term Mortgage Loan excludes the Newport Bluffs Loan. See ‘‘—Servicing of the Newport Bluffs Loan’’ below for a description of the servicing of the Newport Bluffs Loan.

The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

Set forth below, following the subsection captioned ‘‘—Servicing of the Newport Bluffs Loan’’, is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans (but excluding the Newport Bluffs Loan and its Pari Passu Companion Loan). Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’, for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time; provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Under the terms of the Pooling and Servicing Agreement, if a successor to the Master Servicer is not appointed, the Trustee will function as the Master Servicer until a successor is appointed. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus.

With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer, Trustee and any subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such Companion Loan as is necessary for the Depositor, Issuing Entity, Master Servicer, Special Servicer and Trustee to comply with all requirements of Regulation AB of the Securities Act.

The Master Servicer

Wachovia Bank, National Association, will be the master servicer (in such capacity, the ‘‘Master Servicer’’) under the Pooling and Servicing Agreement. The Master Servicer is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. The Master Servicer has been servicing commercial and multifamily mortgage loans in excess of ten years. The Master Servicer’s primary servicing system runs on EnableUs software. The Master Servicer reports to trustees in the CMSA format. The Master Servicer’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the Master Servicer’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December31, 2004	As of December 31, 2005	As of September 30, 2006
By Approximate Number	10,015	15,531	17,641	19,827
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$232.2

Within this portfolio, as of September 30, 2006, are approximately 16,620 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $183.1 billion related to commercial mortgage backed securities (or commercial real estate collateralized debt securities).

In addition to servicing loans related to commercial mortgage-backed securities, the Master Servicer also services whole loans for itself and a variety of investors. The properties securing loans in the Master Servicer’s servicing portfolio as of September 30, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Virgin Islands, the Bahamas and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

The Master Servicer utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows the Master Servicer to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and
(v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by the Master Servicer on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by the Master Servicer and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and SA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘SA’’ means servicing advances.

The Master Servicer is rated by Fitch and S&P as a primary servicer and master servicer. The Master Servicer’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia Bank, National Association are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

The Master Servicer has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

The Master Servicer’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in the Master Servicer’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. The Master Servicer may engage third-party vendors to provide technology or process efficiencies. The Master Servicer monitors its third-party vendors in compliance with its internal procedures and applicable law. The Master Servicer has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the Master Servicer;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the Master Servicer for approval; and

•	performance of UCC searches and filing of UCCs.

The Master Servicer may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Generally, all amounts received by the Master Servicer on the underlying Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by the Master Servicer and are then allocated and transferred to the appropriate account as further described in this prospectus supplement.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, the Master Servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent the Master Servicer performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will be performed by the Trustee as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

The information set forth herein regarding the Master Servicer has been provided by Wachovia Bank, National Association.

The Special Servicer

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as Special Servicer for the mortgage pool (other than with respect to the Newport Bluffs Loan). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the Mortgaged Properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 195 as of June 30, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 153 domestic CMBS pools as of June 30, 2006, with a then current face value in excess of $173 billion. Additionally, LNR Partners has resolved over $16.8 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.3 billion for the six months ended June 30, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of June 30, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately 23,000 assets in the 50 states and in Europe with a then current face value in excess of $207 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Moody's and S&P, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original Mortgage Loan documents evidencing the underlying Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the Sponsor(s), the Trust, the Master Servicer, the Trustee or any Originator of any of the underlying Mortgage Loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates. Otherwise, except for LNR Partners acting as Special Servicer, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, Sponsor(s) or the Trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party apart from the subject securitization transaction between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Sponsor(s) or the Trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

The information set forth herein regarding the Special Servicer has been provided by LNR Partners.

Certain Special Servicing Provisions

With respect to the Mortgage Loans, the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the ‘‘Controlling Class Representative’’) who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the Newport Bluffs Loan, the rights of the Controlling Class Representative to advise on certain servicing actions are shared with the 2006-C28 Controlling Class Representative. For example, the 2006-C28 Special Servicer may be removed at any time, with or without cause, by the 2006-C28 Controlling Class Representative, but only with the consent of the Controlling Class Representative. See ‘‘—Servicing of the Newport Bluffs Loan’’ below. With respect to the Centro Syndicate 2 Pool Loan and the Centro International Wholesale Pool Loan, if either of the related Pari Passu Companion Loans is included in a securitization, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to such securitization. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in ‘‘—The Controlling Class Representative’’ below including, with respect to the Galleria at Tyler Loan, the Newport Bluffs Loan and the Renaissance Tower Office Building Loan, the right to replace the Special Servicer solely with respect to the Galleria at Tyler Loan, the Newport Bluffs Loan and the Renaissance Tower Office Building Loan, respectively. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See ‘‘—The Controlling Class Representative’’ below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The ‘‘Controlling Class’’ is the Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-4FL and Class A-1A Certificates will be treated as one Class for purposes of determining the Controlling Class.

The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than the Newport Bluffs Loan) or Companion Loan (other than the Newport Bluffs Pari Passu Companion Loan) as to which (a) the related mortgagor has (i) failed to make any Balloon Payment; provided, however, if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a Servicing Transfer Event shall not occur until 60 days following such default (or, if the Master Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment, 120 days following such default) (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause

(a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the Mortgage Loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders (and, if applicable, the holders of the Companion Loans) and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a ‘‘Servicing Transfer Event’’).

In general, as long as a Co-Lender Loan (other than the Newport Bluffs Loan) is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan (other than the Newport Bluffs Pari Passu Companion Loan) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than the Newport Bluffs Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loan are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than the Newport Bluffs Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an ‘‘REO Property’’), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

Mortgage Loans and Companion Loans serviced by the Special Servicer, together with any REO Properties are referred to in this prospectus supplement as ‘‘Specially Serviced Mortgage Loans’’. The Master Servicer has no responsibility for the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement.

A Mortgage Loan (other than the Newport Bluffs Loan) or Companion Loan (other than the Newport Bluffs Pari Passu Companion Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a ‘‘Corrected Mortgage Loan’’ as to which the Master Servicer will re-assume servicing responsibilities):

(a)    with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(b)    with respect to any of the circumstances described in clauses (b), (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

(c)    with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

(d)    with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

The Master Servicer (or, in certain limited cases with respect to Specially Serviced Mortgage Loans, the Special Servicer), either directly or through sub-servicers, will direct the deposit, transfer and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. Account activity will not generally be independently audited or verified. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Collection and Other Servicing Procedures’’ in the attached prospectus.

Servicing of the Newport Bluffs Loan

The Newport Bluffs Loan, and any related REO Property, is being serviced under the pooling and servicing agreement which governs the 2006-C28 Transaction (the ‘‘2006-C28 Pooling and Servicing Agreement’’). Accordingly, the master servicer under the 2006-C28 Pooling and Servicing Agreement (the ‘‘2006-C28 Master Servicer’’) will generally make advances and remit collections on the Newport Bluffs Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports, that include information on the Newport Bluffs Loan, and to enforce the terms the Newport Bluffs Pari Passu Intercreditor Agreement and make certain advances with respect to the Newport Bluffs Loan, subject to its non-recoverability determination to the extent the 2006-C28 Master Servicer fails to make any advance it would otherwise be required to under the 2006-C28 Pooling and Servicing Agreement. The servicing arrangements under the 2006-C28 Pooling and Servicing Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wachovia Bank, National Association is the 2006-C28 Master Servicer under the 2006-C28 Pooling and Servicing Agreement. The special servicer under the 2006-C28 Pooling and Servicing Agreement with respect to each of the mortgage loans serviced under the 2006-C28 Pooling and Servicing Agreement is CWCapital Asset Management LLC (the ‘‘2006-C28 Special Servicer’’).

•	The trustee under the 2006-C28 Pooling and Servicing Agreement is Wells Fargo Bank, N.A. (the ‘‘2006-C28 Trustee’’), who will be the mortgagee of record for the Newport Bluffs Loan. The co-trustee under the 2006-C28 Pooling and Servicing Agreement is U.S. Bank National Association (the ‘‘2006-C28 Co-Trustee’’).

•	The Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2006-C28 Master Servicer, the 2006-C28 Special Servicer or the 2006-C28 Trustee or (b) except as described below, make servicing advances with respect to the Newport Bluffs Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Newport Bluffs Loan is dependent on its receipt of the corresponding information and collection from the 2006-C28 Master Servicer or the 2006-C28 Special Servicer.

•	Pursuant to the 2006-C28 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Newport Bluffs Loan will be generally the same as under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to the Newport Bluffs Loan that the 2006-C28 Master Servicer is required but fails to make, unless the 2006-C28 Master Servicer or the Master Servicer, after receiving the necessary information from the 2006-C28 Master Servicer, has determined that such advance would not be recoverable from collections on the Newport Bluffs Loan.

•	If the 2006-C28 Master Servicer determines that a servicing advance it made with respect to the Newport Bluffs Loan, or the Mortgaged Property, as applicable, is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

•	The 2006-C28 Master Servicer is responsible for any request made by the applicable borrower under the Newport Bluffs Whole Loan to approve certain leasing activities other than granting or entering into any subordination, non-disturbance or attornment agreement (an ‘‘SNDA’’), it being agreed pursuant to the terms of the 2006-C28 Pooling and Servicing Agreement, that the 2006-C28 Master Servicer shall not grant, but shall forward to the 2006-C28 Special Servicer, all requests for and any lease that requires an SNDA (or any waiver, consent, approval, amendment or modification in connection therewith).

The 2006-C28 Master Servicer.    Wachovia Bank, National Association is the 2006-C28 Master Servicer under the 2006-C28 Pooling and Servicing Agreement. See ‘‘—The Master Servicer’’ in this prospectus supplement.

The 2006-C28 Special Servicer.    CWCapital Asset Management LLC is the 2006-C28 Special Servicer under the 2006-C28 Pooling and Servicing Agreement.

The 2006-C28 Trustee.    Wells Fargo Bank, N.A. is the 2006-C28 Trustee under the 2006-C28 Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement.

Compensation and Payment of Expenses

The Master Servicer, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related Mortgagors are allocable to the Master Servicer, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund, one-twelfth of the product of the related annual Master Servicing Fee Rate (4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.
Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each Mortgage Loan that is a worked-out Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Liquidation Fee / Special Servicer	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advance, or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Distribution Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-On-Sale Reserve Account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses / Depositor, Master Servicer, Special Servicer or Trustee and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)	The 2006-C28 Master Servicer and the 2006-C28 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Newport Bluffs Loan pursuant to the 2006-C28 Pooling and Servicing Agreement. See ‘‘—Servicing of the Newport Bluffs Loan’’ in this prospectus supplement.

(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in the accompanying prospectus.

(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or the Trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.

(4)	The Master Servicing Fee for each Mortgage Loan will range, on a loan-by-loan basis, from 0.0200% per annum to 0.0900% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.

(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.25% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.

(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Compensation and Payment of Expenses’’ section.

(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(8)	The Trustee Fee Rate will equal 0.00062% per annum, as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’.

As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The ‘‘Master Servicing Fee’’ is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The ‘‘Master Servicing Fee Rate’’ is a per annum rate ranging from 0.0200% to 0.0900%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.02183% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to ‘‘Mortgage Loans’’ will include the Companion Loans unless otherwise specified.

The Newport Bluffs Loan will be serviced by the 2006-C28 Master Servicer.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the ‘‘Servicing Fees’’) and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The ‘‘Special Servicing Fee’’ is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the ‘‘Special Servicing Fee Rate’’) equal to 0.25% per annum, and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, is paid. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan.

The Special Servicer is entitled to a ‘‘Liquidation Fee’’ with respect to each Specially Serviced Mortgage Loan, which Liquidation Fee generally will be in an amount equal to 1.00% of all whole or partial cash payments of Liquidation Proceeds (as defined in the accompanying Prospectus) received in respect thereof; provided, however, in no event shall the Liquidation Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the accompanying Prospectus) resulting from, the purchase of any Specially Serviced Mortgage Loan (i) by any Mortgage Loan Seller (as described in this prospectus supplement under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’) within the time period specified therein, (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ or (iii) in certain other limited circumstances.

The Special Servicer also is entitled to a ‘‘Workout Fee’’ with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a ‘‘Prepayment Interest Shortfall’’) than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a ‘‘Prepayment Interest Excess’’) the amount of interest (net of related Master Servicing Fees, and without regard to any

Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a ‘‘Compensating Interest Payment’’), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.01% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer’s failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

As additional servicing compensation, the Master Servicer and/or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement and to the extent not otherwise allocated to the Companion Loan in accordance with the related Intercreditor Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees and any additional servicing compensation of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus.

As and to the extent described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’, each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan and subject to the Master Servicer’s right to approve certain transfers of the equity interests in the related borrowers and waivers regarding due-on-sale and due-on-encumbrance provisions for certain Mortgage Loans as described below) to modify, waive or amend any term of any Mortgage Loan (other than the Newport Bluffs Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not ‘‘significant’’ within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. As provided in the Pooling and Servicing Agreement, the Master Servicer may approve certain transfers of the equity interests in the related borrowers and waivers regarding due-on-sale or due-on-encumbrance provisions relating to Mortgage Loans with tenants-in-common borrowing entities, subject to the Servicing Standard, the related Mortgage Loan documents and certain limiting conditions as set forth in the Pooling and Servicing Agreement, including Rating Agency approval of any such waivers for Mortgage Loans with certain outstanding Stated Principal Balances and that meet certain other financial thresholds.

Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the Newport Bluffs Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity date of Mortgage Loans with an original maturity of five years or less with Controlling Class approval for up to two six-month extensions), and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders (and any of the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class X-C or Class X-P Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under ‘‘—General’’ above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans (other than the Newport Bluffs Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

For any Mortgage Loan other than a Specially Serviced Mortgage Loan and/or the Newport Bluffs Loan, and subject to the rights of the Special Servicer, and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activities subject to certain thresholds as more particularly set forth in the Pooling and Servicing Agreement, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and (v) approving certain consents with respect to non-material rights-of-way and easements and consents to subordination of the related Mortgage Loan to such non-material easements or rights-of-way as more specifically set forth in the Pooling and Servicing Agreement.

Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust Fund as holder of the Co-Lender Loan, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

The Controlling Class Representative

Subject to the succeeding paragraphs, and other than with respect to the Newport Bluffs Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative’s approval will be deemed to have been given):

(i)    any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii)    any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii)    any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES— Termination’’ in this prospectus supplement or pursuant to a Purchase Option as described below under ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v)    any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(vii)    any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(viii)    any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix)    any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x)    any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi)    any determination to allow a borrower not to maintain terrorism or, to the extent provided in the Pooling and Servicing Agreement, windstorm insurance; and

(xii)    any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. Hyperion Brookfield Asset Management Inc. or a affiliate, will be the initial Controlling Class Representative.

Notwithstanding the foregoing, provided no Galleria at Tyler Control Appraisal Period is in effect under the Galleria at Tyler Intercreditor Agreement, the holder of the Galleria at Tyler Subordinate Companion Loan will have the right to advise on and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Galleria at Tyler Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided, however, the Controlling Class Representative will be entitled to discuss (without any consent right) any of the following actions with the Special Servicer. Generally, the holder of the Galleria at Tyler Subordinate Companion Loan will be entitled to rights including that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Galleria at Tyler Subordinate Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the Galleria at Tyler Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the Galleria at Tyler Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Galleria at Tyler Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the Galleria at Tyler Intercreditor Agreement: (A) any modification of, or waiver with respect to, the Galleria at Tyler Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Galleria at Tyler Whole Loan or a modification or waiver of any other monetary term of the Galleria at Tyler Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the Galleria at Tyler Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Galleria at Tyler Whole Loan that would result in a discounted pay-off of the Galleria at Tyler Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Galleria at Tyler Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Galleria at Tyler Whole Loan; (E) any action to bring the related Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Galleria at Tyler Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Galleria at Tyler Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the Galleria at Tyler Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements under the related Mortgage Loan documents; (J) any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents; (K) the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement (or any other management related approvals set forth in the related Mortgage Loan documents), to the exent the mortgagee’s approval is provided for under the related Mortgage Loan documents; and (L) any material releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the related Mortgage Loan documents with respect to the related Mortgaged Property not expressly required to be released or adjusted pursuant to the related Mortgage Loan documents.

Pursuant to the 2006-C28 Pooling and Servicing Agreement and the Newport Bluffs Intercreditor Agreement, with respect to the Newport Bluffs Loan, the Controlling Class Representative will generally share with the controlling class representative under the 2006-C28 Pooling and Servicing Agreement (the ‘‘2006-C28 Controlling Class Representative’’) the rights given to the 2006-C28 Controlling Class Representative under the 2006-C28 Pooling and Servicing Agreement to direct the 2006-C28 Master Servicer and/or 2006-C28 Special Servicer with respect to the servicing of the Newport Bluffs Loan and the related Pari Passu Companion Loan. American Capital Strategies, Ltd. is the 2006-C28 Controlling Class Representative and is an affiliate of the 2006-C28 Special Servicer. In general, in the event that the 2006-C28 Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Newport Bluffs Loan, the 2006-C28 Controlling Class Representative will generally be required to confer with the Controlling Class Representative regarding such advice or consent. In the event that the 2006-C28 Controlling Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, the Newport Bluffs Intercreditor Agreement and the 2006-C28 Pooling and Servicing Agreement provide that the 2006-C28 Controlling Class Representative and the Controlling Class Representative will contract with a third party designated under the Newport Bluffs Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the 2006-C28 Controlling Class Representative and the Controlling Class Representative in accordance with the Newport Bluffs Intercreditor Agreement.

Notwithstanding the foregoing, provided no Renaissance Tower Office Building Control Appraisal Period is in effect under the Renaissance Tower Office Building Intercreditor Agreement, the holder of the Renaissance Tower Office Building Subordinate Companion Loan will have the right to consult with and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Renaissance Tower Office Building Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided, however, the Controlling Class Representative will be entitled to discuss (without any consent right) any of the following actions with the Special Servicer. Generally, the holder of the Renaissance Tower Office Building Subordinate Companion Loan will be entitled to rights including that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Renaissance Tower Office Building Subordinate Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the Renaissance Tower Office Building Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the Renaissance Tower Office Building Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Renaissance Tower Office Building Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the Renaissance Tower Office Building Intercreditor Agreement: (A) any modification of, or waiver with respect to, the Renaissance Tower Office Building Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Renaissance Tower Office Building Whole Loan or a modification or waiver of any other monetary term of the Renaissance Tower Office Building Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the Renaissance Tower Office Building Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Renaissance Tower Office Building Whole Loan that would result in a discounted pay-off of the Renaissance Tower Office Building Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Renaissance Tower Office Building Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Renaissance Tower Office Building Whole Loan; (E) any action to bring the related Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Renaissance Tower Office Building Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Renaissance Tower Office Building Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the Renaissance Tower Office Building Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements under the related Mortgage Loan documents; and (J) any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, notwithstanding the foregoing, the holder of the Mezz Cap Subordinate Companion Loan may exercise certain approval rights relating to a modification of the Mezz Cap Loan or the Mezz Cap Subordinate Companion Loan that materially and adversely affects the holder of the Mezz Cap Subordinate Companion Loan prior to the expiration of the related repurchase period. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—The Mezz Cap Loan—Servicing Provisions of the Mezz Cap Intercreditor Agreement’’ in this prospectus supplement.

In addition, the holders of the related Caplease Subordinate Companion Loans may exercise certain approval rights relating to modification of the related Caplease Subordinate Companion Loans that materially and adversely affects the holders of the related Caplease Subordinate Companion Loans prior to the expiration of the related repurchase period. In addition, the holders of the related Caplease Subordinate Companion Loans may exercise certain approval rights relating to a modification of the related Caplease Loan or related Caplease Subordinate Companion Loans that materially and adversely affects the holders of the related Caplease Subordinate Companion Loans and certain other matters related to Defaulted Lease Claims. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co Lender Loans—The Caplease Loans—Servicing Provisions of the Caplease Intercreditor Agreement’’ in this prospectus supplement.

Further, notwithstanding any of the control rights of the holders of the Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard.

Limitation on Liability of the Controlling Class Representative.    The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class Representative is entitled.

Defaulted Mortgage Loans; REO Properties; Purchase Option

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the Newport Bluffs Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Newport Bluffs Loan will be serviced under the 2006-C28 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See ‘‘—Servicing of the Newport Bluffs Loan’’ in this prospectus supplement. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage Loan (i) that is delinquent 60 days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment; provided, however, if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, such Mortgage Loan shall not be considered a Defaulted Mortgage Loan until 60 days following such default (or, if the Master Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment, 120 days following such default) (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans’’) (the ‘‘Purchase Option’’) the Defaulted Mortgage Loan from the Trust Fund at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for 15 days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such 15 day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate

Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third-party in making such determination, the cost of which will be advanced by the Master Servicer.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than 3 years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than 5 days’ prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; provided, further, if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust Fund’s interest therein qualifies at all times as ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an ‘‘independent contractor,’’ within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of a similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I would not constitute ‘‘rents from real property,’’ or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a Mortgaged Property (including condominium units to customers in the ordinary course of a trade or business), will not constitute ‘‘rents from real property’’. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property’’, which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I, to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the Newport Bluffs Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, and the Master Servicer (in the case of each Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan and other than the Newport Bluffs Loan) or the Special Servicer (in the case of Specially Serviced Mortgage Loans but other than the Newport Bluffs Loan) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related debt service coverage ratio is below 1.00x; provided, however, with respect to inspections prepared by the Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund’s expense. In addition, beginning in 2007, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property related to the Newport Bluffs Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required (and in the case of the Master Servicer at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

The Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the Newport Bluffs Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See ‘‘DESCRIPTION OF THE CERTIFICATES— Reports to Certificateholders; Available Information’’ in this prospectus supplement.

 DESCRIPTION OF THE CERTIFICATES

General

The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C29 (the ‘‘Certificates’’) will be issued pursuant to a pooling and servicing agreement, dated as of December 1, 2006, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the ‘‘Trust Fund’’) consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Floating Rate Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the prospectus); (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans; and (v) certain rights under the swap contract with respect to the Class A-4FL Regular Interest.

The Certificates consist of the following classes (each, a ‘‘Class’’) designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-4FL and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates (collectively, the ‘‘Subordinate Certificates’’ and, together with the Class A Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class X-C and Class X-P Certificates (together, the ‘‘Class X Certificates’’ and, collectively with the Sequential Pay Certificates, the ‘‘REMIC Regular Certificates’’); (iv) the Class R-I and Class R-II Certificates (together, the ‘‘REMIC Residual Certificates’’); and (v) the Class Z Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class X-P, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class A-4FL, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class X-C Certificates (collectively, the ‘‘Non-Offered Certificates’’), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and are not offered by this prospectus supplement. On the Closing Date, the Depositor will transfer the REMIC Residual Certificates to Wachovia Bank, National Association, a Sponsor, pursuant to that certain Transfer Affidavit and Agreement (the ‘‘Transfer Affidavit and Agreement’’), but the REMIC Residual Certificates may be sold or otherwise transferred to another person at any time subject to any applicable transfer restrictions. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

On the Closing Date, the ‘‘Class A-4FL Regular Interest’’ will also be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs. The Class A-4FL Regular Interest and the Class A-4FL Certificates are not being offered by this prospectus supplement. The Depositor will transfer the Class A-4FL Regular Interest to the Trust Fund in exchange for the Class A-4FL Certificates. The Class A-4FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-4FL Regular Interest, the Floating Rate Account and the swap contract with respect to the Class A-4FL Regular Interest.

The Issuing Entity

The Issuing Entity will be a common law trust, created under the laws of the State of New York, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Issuing Entity is also sometimes referred to herein as the Trust Fund. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The Issuing Entity will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates; and except for these activities, the issuing entity will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. The Issuing Entity will operate under a fiscal year ending each December 31st. The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of the foregoing are described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’, ‘‘—The Special Servicer’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’. Additional information may also be found in the accompanying prospectus under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a ‘‘business trust.’’ The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund, certain legal opinions are required.

Accordingly, although the transfer of the underlying Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund has been structured as a sale, there can be no assurance that the sale of the underlying Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Trust Fund is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See ‘‘RISK FACTORS—The Offered Certificates —The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans’’ in this prospectus supplement.

Registration and Denominations

The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’). The Offered Certificates (other than the Class X-P Certificates) will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof. The Class X-P Certificates will be offered in notional amounts of not less than $1,000,000 actual notional amount and in integral multiples of $1 in excess thereof.

Certificate Balances and Notional Amounts

Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates described below will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

Class of Certificates	Closing Date Certificate Balance	Percentage of Cut-Off Date Pool Balance
Class A-1 Certificates	$16,719,000	0.496%
Class A-2 Certificates	$291,337,000	8.642%
Class A-3 Certificates	$161,040,000	4.777%
Class A-PB Certificates	$49,253,000	1.461%
Class A-4 Certificates	$642,531,000	19.059%
Class A-1A Certificates	$699.011,000	20.734%
Class A-M Certificates	$337,128,000	10.000%
Class A-J Certificates	$303,415,000	9.000%
Class B Certificates	$25,284,000	0.750%
Class C Certificates	$33,713,000	1.000%
Class D Certificates	$29,498,000	0.875%
Class E Certificates	$46,355,000	1.375%
Non-Offered Certificates (other than the Class R-I, Class R-II, Class X-C and Class Z Certificates)	$735,990,181	21.831%

The ‘‘Certificate Balance’’ of any Class of Sequential Pay Certificates and the Class A-4FL Regular Interest (and, correspondingly, the Class A-4FL Certificates) outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest (and, correspondingly, the Class A-4FL Certificates), in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates or the Class A-4FL regular interest on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates or the Class A-4FL regular interest on such Distribution Date. The Certificate Balance of the Class A-4FL Certificates will be reduced on each Distribution Date by an amount corresponding to any such reduction in the Certificate Balance of the Class A-4FL Regular Interest.

The Class X-C and Class X-P Certificates do not have Certificate Balances, but represent the right to receive distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a ‘‘Notional Amount’’) of the related Class of Class X-C and Class X-P Certificates. On each Distribution Date, the Notional Amount of the Class X-C Certificates generally will be equal to the aggregate outstanding Certificate Balances of the Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately $3,371,274,181 (subject to a permitted variance of plus or minus 5.0%).

The Notional Amount of the Class X-P Certificates will generally equal:

(i)    until the Distribution Date in June 2007, the sum of (a) the lesser of $12,546,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $698,852,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balance of the Class A-2, Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-4FL Regular Interest;

(ii)    after the Distribution Date in June 2007, through and including the Distribution Date in December 2007, the sum of (a) the lesser of $11,737,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $698,667,000 and the Certificate Balance of the Class A-1A Certificates,

and (c) the aggregate Certificate Balance of the Class A-2, Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-4FL Regular Interest;

(iii)    after the Distribution Date in December 2007, through and including the Distribution Date in June 2008, the sum of (a) the lesser of $258,036,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $686,919,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balance of the Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-4FL Regular Interest;

(iv)    after the Distribution Date in June 2008, through and including the Distribution Date in December 2008, the sum of (a) the lesser of $205,693,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $673,258,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balance of the Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-4FL Regular Interest;

(v)    after the Distribution Date in December 2008, through and including the Distribution Date in June 2009, the sum of (a) the lesser of $154,395,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $659,966,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balance of the Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-4FL Regular Interest;

(vi)    after the Distribution Date in June 2009, through and including the Distribution Date in December 2009, the sum of (a) the lesser of $104,724,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $634,082,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balance of the Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-4FL Regular Interest, and (d) the lesser of $28,383,000 and the Certificate Balance of the Class H Certificates;

(vii)    after the Distribution Date in December 2009, through and including the Distribution Date in June 2010, the sum of (a) the lesser of $55,667,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $603,323,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balance of the Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-4FL Regular Interest, and (d) the lesser of $34,464,000 and the Certificate Balance of the Class G Certificates;

(viii)    after the Distribution Date in June 2010, through and including the Distribution Date in December 2010, the sum of (a) the lesser of $7,488,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $591,259,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balance of the Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-4FL Regular Interest, and (d) the lesser of $3,627,000 and the Certificate Balance of the Class G Certificates;

(ix)    after the Distribution Date in December 2010, through and including the Distribution Date in June 2011, the sum of (a) the lesser of $623,317,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $485,048,000 and the Certificate Balance of the Class A-4FL Regular Interest, (c) the lesser of $579,916,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate Certificate Balance of the Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates, and (e) the lesser of $11,922,000 and the Certificate Balance of the Class F Certificates;

(x)    after the Distribution Date in June 2011, through and including the Distribution Date in December 2011, the sum of (a) the lesser of $587,745,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $457,367,000 and the Certificate Balance of the Class A-4FL Regular Interest, (c) the lesser of $488,282,000 and the Certificate Balance of the Class A-1A Certificates, (d)

the aggregate Certificate Balance of the Class A-M, Class A-J, Class B, Class C and Class D Certificates, and (e) the lesser of $30,019,000 and the Certificate Balance of the Class E Certificates;

(xi)     after the Distribution Date in December 2011, through and including the Distribution Date in June 2012, the sum of (a) the lesser of $564,960,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $439,636,000 and the Certificate Balance of the Class A-4FL Regular Interest, (c) the lesser of $478,667,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate Certificate Balance of the Class A-M, Class A-J, Class B, Class C and Class D Certificates, and (e) the lesser of $5,386,000 and the Certificate Balance of the Class E Certificates;

(xii)    after the Distribution Date in June 2012, through and including the Distribution Date in December 2012, the sum of (a) the lesser of $542,968,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $422,522,000 and the Certificate Balance of the Class A-4FL Regular Interest, (c) the lesser of $469,564,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate Certificate Balance of the Class A-M, Class A-J, Class B and Class C Certificates, and (e) the lesser of $11,174,000 and the Certificate Balance of the Class D Certificates;

(xiii)    after the Distribution Date in December 2012, through and including the Distribution Date in June 2013, the sum of (a) the lesser of $521,476,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $405,798,000 and the Certificate Balance of the Class A-4FL Regular Interest, (c) the lesser of $460,685,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate Certificate Balance of the Class A-M, Class A-J and Class B Certificates, and (e) the lesser of $21,933,000 and the Certificate Balance of the Class C Certificates;

(xiv)    after the Distribution Date in June 2013, through and including the Distribution Date in December 2013, the sum of (a) the lesser of $438,276,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $341,054,000 and the Certificate Balance of the Class A-4FL Regular Interest, (c) the lesser of $452,089,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate Certificate Balance of the Class A-M and Class A-J Certificates, and (e) the lesser of $25,009,000 and the Certificate Balance of the Class B Certificates;

(xv)    after the Distribution Date in December 2013, $0.

The initial Notional Amount of the Class X-P Certificates will be $3,240,519,000.

The Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest (and, correspondingly, the Class A-4FL Certificates) may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, ‘‘Mortgage Deferred Interest’’ is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan.

On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, ‘‘Certificate Deferred Interest’’). With respect to the Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates and the Class A-4FL Regular Interest, which amounts shall be applied pro rata (based on the Certificate Balances of the remaining Classes and Regular Interest)) to such Classes. The Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest (and, correspondingly, the Class A-4FL Certificates) will result in an increase in the Notional Amount of the Class X-C Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount for such date that remains after the required distributions have been made on all the REMIC Regular Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

Pass-Through Rates

The Pass-Through Rates applicable to each of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes.

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately             % per annum.

The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-C Components’’) of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in December 2013, the ‘‘Class X-C Strip Rate’’ for each Class X-C Component will be calculated as follows:

(1)	if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-P, Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

(2)	if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest;

(3)	if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest; and

(4)	if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest.

For each Distribution Date after the Distribution Date in December 2013, the entire Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the related Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest.

The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately             % per annum.

The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-P Components’’) of the Class X-P Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in December 2013, the ‘‘Class X-P Strip Rate’’ for each Class X-P Component included in the Notional Amount of the Class X-P Certificates will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex G to this prospectus supplement for such Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

After the Distribution Date in December 2013, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

In the case of each Class of REMIC Regular Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class X Certificates, their Notional Amount) of such Class of Certificates or the Class A-4FL Regular Interest immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class A-4FL Certificates will accrue interest on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period; provided that if the Pass Through Rate on the Class A-4FL Certificates converts to a fixed rate, the Class A-4FL Certificates will accrue interest on the same basis as the Class A-4FL Regular Interest. With respect to any Class of REMIC Regular Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest and any Distribution Date, the ‘‘Interest Accrual Period’’ will be the preceding calendar month, which will be deemed to consist of 30 days; provided, however, for purposes of the initial Interest Accrual Period, such period commences on the Cut-Off Date and continues through the calendar month preceding the month in which such Distribution Date occurs.

The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

The ‘‘Weighted Average Net Mortgage Rate’’ for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event.

The ‘‘Net Mortgage Rate’’ for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related Anticipated Repayment Date), minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 3 Mortgage Loans (loan numbers 1, 6 and 10), representing 15.2% of the Cut-Off Date Pool Balance (19.1% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note, unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year (January if the final Distribution Date occurs in February) will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the

Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

The ‘‘Collection Period’’ for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any Distribution Date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

The ‘‘Determination Date’’ will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in January 2007.

Distributions

General.    Except as described below with respect to the Class Z Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a ‘‘Distribution Date’’). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the ‘‘Certificateholders’’) at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in January 2007. The amount allocated to the Class A-4FL Regular Interest on each Distribution Date will be deposited into the Floating Rate Account, less the portion of such amount, if any, due to the swap counterparty with respect to such Distribution Date. In addition, amounts payable to the Trust Fund by the swap counterparty with respect to the Distribution Date will be deposited into the Floating Rate Account.

The Available Distribution Amount.    The aggregate amount available for distributions of interest and principal to Certificateholders (other than the Class A-4FL, Class R-I, Class R-II and Class Z Certificateholders) and the Class A-4FL Regular Interest (and, therefore, to the Class A-4FL certificateholders) on each related Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts:

(a)    the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i)    any Periodic Payments collected but due on a Due Date after the related Collection Period;

(ii)    any Prepayment Premiums and Yield Maintenance Charges;

(iii)    all amounts in the Certificate Account or Distribution Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion Loans;

(iv)    any amounts deposited in the Certificate Account in error;

(v)    any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

(vi)    if such Distribution Date occurs in February of any year or during January of any year that is not a leap year unless the final Distribution Date occurs in January or February immediately following such December or January, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

(b)    all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date (other than, in the case of the Master Servicer, any P&I Advances allocable to a Pari Passu Companion Loan and all P&I Advances made by the 2006-C28 Master Servicer with respect to such Distribution Date and the Newport Bluffs Loan);

(c)    any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest Payment made on any Companion Loan); and

(d)    if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

The aggregate amount available for distributions to the holders of the Class A-4FL Certificates on each Distribution Date (the ‘‘Class A-4FL Available Funds’’) will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-4FL Regular Interest with respect to such Distribution Date and (ii) the amount, if any, received from the swap counterparty pursuant to a swap contract, less (iii) all amounts required to be paid to the swap counterparty pursuant to a swap contract for the related Distribution Date.

See ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See ‘‘—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ below.

All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

Interest Reserve Account.    The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless the final Distribution Date occurs in January or February immediately following such December or January, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the ‘‘Interest Reserve Loans’’) which accrues interest on an Actual/360 basis an amount equal to one day’s interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date

(all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the ‘‘Interest Reserve Amount’’). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Certificate Account.    The Master Servicer will establish and will maintain a ‘‘Certificate Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution Amount will be used to make distributions on the Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Certificate Accounts’’ in the prospectus.

Distribution Account.    The Trustee will establish and will maintain a ‘‘Distribution Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount will be used to make distributions on the Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest.

Gain-on-Sale Reserve Account.    The Trustee will establish and will maintain a ‘‘Gain-on-Sale Reserve Account’’ in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

Additional Interest Account.    The Trustee will establish and will maintain an ‘‘Additional Interest Account’’ in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

Floating Rate Account.    On or before the Closing Date, the Trustee will establish and maintain a ‘‘Floating Rate Account’’ in trust for the benefit of the holders of the Class A-4FL Certificates, as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. The Floating Rate Account may be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-4FL Regular Interest or the swap contract, the Trustee will deposit the same into the Floating Rate Account.

Other than the Assessment of Compliance and the Attestation Report, as such terms are defined in the accompanying prospectus, required to be delivered by certain parties, as described in the accompanying prospectus, there will be no independent certification of the account activity with respect to any of the Distribution Account, the Interest Reserve Account, the Additional Interest Account or the Gain-on-Sale Reserve Account.

Application of the Available Distribution Amount.    On each Distribution Date, the Trustee will (except as otherwise described under ‘‘—Termination’’ below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

(1)	concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and the Class A-4FL Regular Interest, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates and the Class A-4FL Regular Interest on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates and the Class A-4FL Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution

Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class X-C Certificates and the Class X-P Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates and the Class A-4FL Regular Interest on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates and the Class A-4FL Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates and the Class A-4FL Regular Interest as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates and the Class A-4FL Regular Interest without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates and the Class A-4FL Regular Interest on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates and the Class A-4FL Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2)	to distributions of principal to the holders of the Class A-PB Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-PB Certificates is reduced to the Class A-PB Planned Principal Balance set forth on Annex F to this prospectus supplement;

(3)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates as set forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

(4)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates and the Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1 Certificates on such Distribution Date;

(5)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal, to the holders of the Class A-3 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A

Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(6)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates as set forth in clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and Class A-3 Certificates on such Distribution Date;

(7)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal, pro rata, to the holders of the Class A-4 Certificates and the Class A-4FL Regular Interest, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates and the Class A-4FL Regular Interest) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(8)	to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificates) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-4FL Regular Interest have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-4FL Regular Interest have been made on such Distribution Date;

(9)	to distributions to the holders of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1A Certificates and the Class A-4FL Regular Interest, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates or Regular Interest and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

(10)	to distributions of interest to the holders of the Class A-M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class A-M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-M Certificates) equal to the Principal Distribution Amount in respect of such Class A-M Certificates for such Distribution Date, less any portion thereof distributed in respect of Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of payment;

(12)	to distributions to the holders of the Class A-M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(13)	to distributions of interest to the holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class A-J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14)	after all Classes of Certificates or Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates) equal to the Principal Distribution Amount in respect of such Class A-J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of payment;

(15)	to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(16)	to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17)	after all Classes of Certificates or Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount in respect of such Class B Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(18)	to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class B Certificates and for which no reimbursement has previously been received;

(19)	to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount in respect of such Class C Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(21)	to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class C Certificates and for which no reimbursement has previously been received;

(22)	to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount in respect of such Class D Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(24)	to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class D Certificates and for which no reimbursement has previously been received;

(25)	to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount in respect of such Class E Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(27)	to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class E Certificates and for which no reimbursement has previously been received;

(28)	to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount in respect of such Class F Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(30)	to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class F Certificates and for which no reimbursement has previously been received;

(31)	to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount in respect of such Class G Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(33)	to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class G Certificates and for which no reimbursement has previously been received;

(34)	to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount in respect of such Class H Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(36)	to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class H Certificates and for which no reimbursement has previously been received;

(37)	to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount in respect of such Class J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(39)	to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class J Certificates and for which no reimbursement has previously been received;

(40)	to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount in respect of such Class K Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(42)	to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class K Certificates and for which no reimbursement has previously been received;

(43)	to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount in respect of such Class L Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(45)	to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class L Certificates and for which no reimbursement has previously been received;

(46)	to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount in respect of such Class M Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(48)	to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class M Certificates and for which no reimbursement has previously been received;

(49)	to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount in respect of such Class N Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(51)	to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class N Certificates and for which no reimbursement has previously been received;

(52)	to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(53)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount in respect of such Class O Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(54)	to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class O Certificates and for which no reimbursement has previously been received;

(55)	to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(56)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount in respect of such Class P Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(57)	to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class P Certificates and for which no reimbursement has previously been received;

(58)	to distributions of interest to the holders of the Class Q Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(59)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates) equal to the Principal Distribution Amount in respect of such Class Q Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(60)	to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

(61)	to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (60) above;

provided that on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see ‘‘—Termination’’ below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7) and (8) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4 Certificates and the Class A-1A Certificates and the Class A-4FL Regular Interest will be so made to the holders of the respective Classes of such Certificates and Class A-4FL Regular Interest which remain outstanding up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes and Class A-4FL Regular Interest and without regard to the Principal Distribution Amount for such date.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ equals with respect to each Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest for such Distribution Date, reduced (other than in the case of the Class X-C and Class X-P Certificates) (to not less than zero) by (i) such Class’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’) and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest for each Distribution Date will equal one month’s interest at the Pass-Through Rate applicable to such Class of Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The ‘‘Accrued Certificate Interest’’ in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month’s interest at the related Pass-Through Rate on the Notional Amount of the Class X-C and Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class A-4FL Certificates) and the

Class A-4FL Regular Interest will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest for such Distribution Date.

Any such Prepayment Interest Shortfalls allocated to the Certificates or to the Class A-4FL Regular Interest, to the extent not covered by the Master Servicer’s related Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, to the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Newport Bluffs Whole Loan, which shall be allocated, pro rata, among the Newport Bluffs Pari Passu Companion Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, and the Newport Bluffs Loan, with any Prepayment Interest Shortfall allocated to the Newport Bluffs Loan, net of amounts payable to the 2006-C28 Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Centro Syndicate 2 Pool Whole Loan, which shall be allocated, pro rata, among the Centro Syndicate 2 Pool Future Pari Passu Companion Loan, if applicable, and the Centro Syndicate 2 Pool Loan, with any Prepayment Interest Shortfall allocated to the Centro Syndicate 2 Pool Loan, net of amounts payable to the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Centro International Wholesale Pool Whole Loan, which shall be allocated, pro rata, among the Centro International Wholesale Pool Future Pari Passu Companion Loan, if applicable, and the Centro International Wholesale Pool Loan, with any Prepayment Interest Shortfall allocated to the Centro International Wholesale Pool Loan, net of amounts payable to the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall.

Principal Distribution Amount.    So long as the Class A-PB Certificates, Class A-4 Certificates or Class A-4FL Regular Interest or the the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the ‘‘Loan Group 1 Principal Distribution Amount’’ and with respect to Loan Group 2, the ‘‘Loan Group 2 Principal Distribution Amount’’). On each Distribution Date after the Certificate Balances of (i) the Class A-PB Certificates, the Class A-4 Certificates and the Class A-4FL Regular Interest or (ii) the Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer, the Trustee, the 2006-C28 Master Servicer or the 2006-C28 Trustee, as applicable:

(a)    the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Trustee, the 2006-C28 Master Servicer or the 2006-C28 Trustee, as applicable, prior to such Collection Period;

(b)    the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

(c)    with respect to any Mortgage Loan in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d)    the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e)    if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-PB Planned Principal Balance.    The ‘‘Class A-PB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex F to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero.

The ‘‘Scheduled Payment’’ due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The ‘‘Assumed Scheduled Payment’’ is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan’s amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property (other than the Mortgaged Property related to the Newport Bluffs Loan) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts that would have been ‘‘due’’ on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to ‘‘Mortgage Loan’’ or ‘‘Mortgage Loans’’ in the definitions of ‘‘Principal Distribution Amount’’ and ‘‘Weighted Average Net Mortgage Rate’’ are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an ‘‘REO Loan’’). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans.

Allocation of Prepayment Premiums and Yield Maintenance Charges.    In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates, the Class A-4FL Regular Interest and the Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates as set forth below. ‘‘Yield Maintenance Charges’’ are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided that in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered ‘‘Prepayment Premiums’’.

Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the

holders of each Class of Offered Certificates, the Class A-4FL Regular Interest and the Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date.

If there is more than one such Class of Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution Date in December 2013, 49% to the holders of the Class X-P Certificates and 51% to the holders of the Class X-C Certificates and (b) thereafter, 100% to the holders of the Class X-C Certificates.

The ‘‘Discount Rate’’ applicable to any Class of Offered Certificates and the Class A-4FL Regular Interest and the Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates will be equal to the discount rate stated in the related Mortgage Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the Discount Rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Distributions of Additional Interest.    On each Distribution Date, any Additional Interest collected on an ARD Loan, (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates (other than the Class A-4FL Certificates), the Class X-C Certificates and the Class X-P Certificates and the Class A-4FL Regular Interest and each other such Class of Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates (other than the Class A-4FL Certificates), Class X Certificates and the Class A-4FL Regular Interest of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates and the Class A-4FL Regular Interest on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class X-C and Class A-4FL Certificates), (b) to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates (other than the Class X-C and Class A-4FL Certificates) and the Class E Certificates, (c) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates, the Class E Certificates and the Non-Offered Certificates (other than the Class X-C and Class A-4FL Certificates), (d) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates, the Class E Certificates and the Non-Offered Certificates (other than the Class X-C and Class A-4FL Certificates), (e) to the holders of the Class A-J Certificates by means of the subordination of the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Non-Offered Certificates (other than the Class X-C and Class A-4FL Certificates), (f) to the holders of the Class A-M Certificates, by means of the subordination of the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Non-Offered Certificates (other than the Class X-C and Class A-4FL Certificates) and (g) to the holders of the Class A Certificates (other than the Class A-4FL Certificates), the Class X Certificates and the Class A-4FL Regular Interest by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above and (ii) the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-4 Certificates and the Class A-4FL Regular Interest will receive principal payments, pro rata, only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-PB Certificates have been reduced to zero, the Class A-PB will receive principal payments (other than planned principal payments as described in this prospectus supplement) only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates and the Class A-2 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest (and therefore the Class A-4FL Certificates), to the extent such Classes of Certificates and the Regular Interest remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest (and therefore the Class A-4FL Certificates) and Class X Certificates, to the extent such Classes remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates or the Class A-4FL Regular Interest (and therefore the Class A-4FL Certificates).

Allocation to the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, the percentage interest in the Trust Fund evidenced by such Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest by the Subordinate Certificates.

On each Distribution Date, following all distributions on the Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest (and, therefore the Class A-4FL Certificate Balances), (in each case, in reduction of their respective Certificate Balances) as follows, but, with respect to the Classes of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, in the aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class Q Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixteenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and last, to the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates and the Class A-4FL Regular Interest are reduced to zero.

Generally, any losses and expenses that are associated with the Co-Lender Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to the Newport Bluffs Whole Loan will be allocated pro rata to the Newport Bluffs Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, and the Newport Bluffs Pari Passu Companion Loan. Any losses and expenses with respect to the Centro Syndicate 2 Pool Whole Loan will be allocated pro rata to the Centro Syndicate 2 Pool Loan and the Centro Syndicate 2 Pool Future Pari Passu Companion Loan, if applicable. Any losses and expenses with respect to the Centro International Wholesale Pool Whole Loan will be allocated pro rata to the Centro International Wholesale Pool Loan and the Centro International Wholesale Pool Future Pari Passu Companion Loan, if applicable.

‘‘Realized Losses’’ are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

‘‘Additional Trust Fund Expenses’’ include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus and ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement. Additional Trust Fund Expenses shall not include costs or fees incurred with respect to any swap contract with respect to the

Class A-4FL Regular Interest, which shall not be payable by the Trust Fund or from the Floating Rate Account. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees in respect of the Mortgage Loans (other than the Newport Bluffs Loan, as provided below, but including the Centro Syndicate 2 Pool Future Pari Passu Companion Loan and the Centro International Wholesale Pool Future Pari Passu Companion Loan, if applicable) that are being serviced by the Master Servicer and the Special Servicer, as applicable and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer or the Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in ‘‘—Appraisal Reductions’’ below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, except any P&I Advance with respect to the Centro Syndicate 2 Pool Future Pari Passu Companion Loan and the Centro International Wholesale Pool Future Pari Passu Companion Loan, if applicable in such case, subject to the recoverability standard described below. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest. Neither the Master Servicer nor the Trustee will be required to make any P&I Advance with respect to any Subordinate Companion Loan. Neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to any Companion Loan. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, except any P&I Advance with respect to the Centro Syndicate 2 Pool Future Pari Passu Companion Loan and the Centro International Wholesale Pool Future Pari Passu Companion Loan, if applicable, subject to the same limitations, and with the same rights, as described above for the Master Servicer.

In general, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to the Newport Bluffs Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2006-C28 Master Servicer in accordance with the 2006-C28 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. Furthermore, the amount of principal and interest advances to be made with respect to the Newport Bluffs Loan may be reduced by an appraisal reduction amount as calculated under the 2006-C28 Pooling and Servicing Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2006-C28 Master Servicer fails to make a required principal and interest advance on the Newport Bluffs Loan pursuant to the 2006-C28 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on the Newport Bluffs Loan), the Master Servicer will be required to make the P&I Advance on the Newport Bluffs Loan, so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. The Master Servicer and the Trustee may conclusively rely on the non-recoverability determination of the 2006-C28 Master Servicer. If any principal and interest advances are made with respect to the Newport Bluffs Loan under the 2006-C28 Pooling and Servicing Agreement or under the Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2006-C28 Pooling and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, including in the event that the 2006-C28 Master Servicer has made a principal and interest advance on the Newport Bluffs Loan that it or the 2006-C28 Special Servicer subsequently determines is not recoverable from expected collections on the Newport Bluffs Loan from general collections on all Mortgage Loans in the Trust Fund.

The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property (‘‘Related Proceeds’’). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a ‘‘Nonrecoverable P&I Advance’’), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Ad vances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an ‘‘Advance’’), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The ‘‘Reimbursement Rate’’ is equal to the ‘‘prime rate’’ published in the ‘‘Money Rates’’ Section of The Wall Street Journal, as such ‘‘prime rate’’ may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer or the Trustee, as applicable, elects not to recover such non-recoverable advances over time, the Master Servicer or the Trustee, as applicable, will be required to give S&P and Moody’s at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

If the Master Servicer, the Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

Appraisal Reductions

Other than with respect to the Newport Bluffs Loan, upon the earliest of the date (each such date, a ‘‘Required Appraisal Date’’) that (1) any Mortgage Loan (including the Centro Syndicate 2 Pool Future Pari Passu Companion Loan and the Centro International Wholesale Pool Future Pari Passu Companion Loan) is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan (including the Centro Syndicate 2 Pool Future Pari Passu Companion Loan and the Centro International Wholesale Pool Future Pari Passu Companion Loan, if applicable) has not been paid on its scheduled maturity date; provided, however, if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a Required Appraisal Date shall not occur until 60 days following such default or, if the Master Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan (including the Centro Syndicate 2 Pool Future Passu Companion Loan and the Centro International Wholesale Pool Future Pari Passu Companion Loan, if applicable) within 60 days after the Due Date of such Balloon Payment, 120 days following such default (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (including the Centro Syndicate 2 Pool Future Passu Companion Loan and the Centro International Wholesale Pool Future Pari Passu Companion Loan, if applicable) will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a ‘‘Required Appraisal Loan’’), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A ‘‘Qualified Appraiser’’ is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an ‘‘Appraisal Reduction Amount’’ exists with respect to the related Required Appraisal Loan, such determination to be made by the Special Servicer on a monthly basis as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will be calculated by the Special Servicer and will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Special Servicer’s obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee (or, with respect to the Newport Bluffs Loan, by the 2006-C28 Master Servicer), all unpaid interest on the Required Appraisal Loan and any related Companion Loans, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate for the Required Appraisal Loan and the related fixed annualized rate of interest scheduled to accrue for the related Companion Loans (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, plus, with respect to any Pari Passu Companion Loan (other than the Newport Bluffs Pari Passu Companion Loan), similar fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided that such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse order of entitlement to distribution with respect to such Classes. See ‘‘—P&I Advances’’ above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage Loan. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse order of payment priorities. With respect to the Newport Bluffs Loan, the appraisal reduction amount will be calculated under the 2006-C28 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. ‘‘—Servicing of the Newport Bluffs Loan’’ in this prospectus supplement.

Reports to Certificateholders; Available Information

Trustee Reports.    Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available electronically (on the Trustee’s internet website initially located at www.ctslink.com) on each Distribution Date to the general public:

(a)    A statement (a ‘‘Distribution Date Statement’’), substantially in the form of Annex C to this prospectus supplement, setting forth, among other things, for each Distribution Date:

(i)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

(ii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and the applicable Interest Distribution Amount, and, with respect to the Class A-4FL Certificates, notification, if applicable, that the amount of interest being distributed with respect to the Class A-4FL Regular Interest is being paid as a result of a default under the swap contract;

(iii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(iv)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

(v)    the Available Distribution Amount for such Distribution Date;

(vi)    (a) the aggregate amount of P&I Advances (including any such advance made on the Newport Bluffs Loan as required by the 2006-C28 Pooling and Servicing Agreement) made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(vii)    the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

(viii)    the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

(ix)    the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(x)    the number of Mortgage Loans and the aggregate Stated Principal Balance (immediately after such Distribution Date) of the Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, (d) as to which foreclosure proceedings have been commenced and (e) with respect to each Specially Serviced Mortgage Loan, the Mortgaged Property type and a brief description of the reason for delinquency and the Mortgage Loan’s status, if known by the Master Servicer or Special Servicer, as applicable, and provided to the Trustee;

(xi)    as to each Mortgage Loan referred to in the preceding clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

(xii)    with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

(xiii)    with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a ‘‘Final Recovery Determination’’) was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

(xiv)    the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates and the Class A-4FL Regular Interest for such Distribution Date;

(xv)    any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates and the Class A-4FL Regular Interest after giving effect to the distributions made on such Distribution Date;

(xvi)    the Pass-Through Rate for each Class of REMIC Regular Certificates and the Class A-4FL Regular Interest for such Distribution Date;

(xvii)    the Principal Distribution Amount;

(xviii)    the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

(xix)    the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

(xx)    the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class of Certificates and the Class A-4FL Regular Interest on such Distribution Date;

(xxi)    the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class X-P and Class X-C Certificates) and the Class A-4FL Certificates and the Notional Amounts of the Class X-P and Class X-C Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xxii)    the certificate factor for each Class of REMIC Regular Certificates and the Class A-4FL Certificates immediately following such Distribution Date;

(xxiii)    the aggregate amount of interest on P&I Advances (including any such advances made on the Newport Bluffs Loan as required by the 2006-C28 Pooling and Servicing Agreement) paid to the Master Servicer or the Trustee (or the 2006-C28 Master Servicer or the 2006-C28 Co-Trustee, as applicable) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxiv)    the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee (or the 2006-C28 Master Servicer or the 2006-C28 Co-Trustee, as applicable) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxv)    the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

(xxvi)    the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

(xxvii)    the loan number for each Mortgage Loan which has experienced a material modification, extension or waiver;

(xxviii)    the loan number for each Mortgage Loan which has experienced a breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer or the Depositor;

(xxix)    the original and thereafter, the current credit support levels for each Class of REMIC Regular Certificates and the Class A-4FL Certificates;

(xxx)    the original and thereafter, the current ratings for each Class of REMIC Regular Certificates and the Class A-4FL Certificates;

(xxxi)    the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxxii)    the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z Certificates on such Distribution Date;

(xxxiii)    the value of any REO Property included in the Trust Fund as of the end of the Collection Period, based on the most recent appraisal or valuation;

(xxxiv)    LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;

(xxxv)    the amounts received and paid in respect of the Class A-4FL swap contract;

(xxxvi)    identification of any payment default under the Class A-4FL swap contract as of 11:00 AM Eastern time on the Distribution Date and identification of any Rating Agency trigger event or other default under the swap contract of which the Trustee has knowledge as of the close of business on the last day of the immediately preceding calendar month with respect to the Class A-4FL swap contract;

(xxxvii)    the amount of any (a) payment by the Class A-4FL swap counterparty as a termination payment, (b) payments in connection with the acquisition of a replacement interest rate swap contract and (c) collateral posted in connection with any Rating Agency trigger event; and

(xxxviii)    the amount of, and identification of, any payments on the Class A-4FL Certificates in addition to the amount of principal and interest due thereon (including, without limitation, any termination payment received in connection with the Class A-4FL swap contract).

(b)    A ‘‘CMSA Loan Periodic Update File’’ and a ‘‘CMSA Property File’’ (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

(c)    A ‘‘CMSA Collateral Summary File’’ and a ‘‘CMSA Bond File’’ setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

(d)    A ‘‘CMSA Reconciliation of Funds Report’’ setting forth certain information with respect to the Mortgage Loans and the Certificates.

Copies of each Distribution Date Statement will be filed with the Securities and Exchange Commission (‘‘SEC’’) through its EDGAR system located at www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date and the Trustee is required to provide or make available electronically to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

(a)    CMSA Delinquent Loan Status Report;

(b)    CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

(c)    CMSA REO Status Report;

(d)    CMSA Servicer Watch List/Portfolio Review Guidelines;

(e)    CMSA Operating Statement Analysis Report;

(f)    CMSA NOI Adjustment Worksheet;

(g)    CMSA Comparative Financial Status Report;

(h)    CMSA Loan Level Reserve/LOC Report; and

(i)    CMSA Advance Recovery Report.

Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association (‘‘CMSA’’) investor reporting package. Forms of these reports are available at the CMSA’s website located at www.cmbs.org.

The reports identified in clauses (a), (b), (c), (h) and (i) above are referred to in this prospectus supplement as the ‘‘Unrestricted Servicer Reports’’, and the reports identified in clauses (d), (e), (f) and (g) above are referred to in this prospectus supplement as the ‘‘Restricted Servicer Reports’’.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

The information that pertains to Specially Serviced Mortgage Loans reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer, or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third-party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, or the Trustee, as applicable.

The Trustee is responsible for the preparation of tax returns on behalf of the Trust Fund and the preparation of monthly reports on Form 10-D (based on information included in the monthly Distribution Date Statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund.

The Trustee will make the Distribution Date Statement available each month to the general public via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘WHERE YOU CAN FIND MORE INFORMATION’’ and ‘‘INCORPORATION OF CERTAIN INFORMATION BY REFERENCE’’ relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Trustee’s internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

Book-Entry Certificates.    Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

Information Available Electronically.    On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website initially located at www.ctslink.com, (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

The Master Servicer may make available each month via the Master Servicer’s internet website, initially located at www.wachovia.com (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer’s internet website, investors may call (800) 326-1334.

‘‘Privileged Person’’ means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

In connection with providing access to the Trustee’s internet website or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

Other Information.    The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer’s certificates delivered by the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (d) all accountants’ reports delivered with respect to the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers’ certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the ‘‘Table Assumptions’’ set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement, which Distribution Date shall in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	October 15, 2011
Class A-2	December 15, 2011
Class A-3	December 15, 2013
Class A-PB	June 15, 2016
Class A-4	November 15, 2016
Class A-1A	November 15, 2016
Class X-P	December 15, 2013
Class A-M	December 15, 2016
Class A-J	December 15, 2016
Class B	December 15, 2016
Class C	December 15, 2016
Class D	December 15, 2016
Class E	December 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE TRUST FUNDS’’ in the accompanying prospectus.

The ‘‘Rated Final Distribution Date’’ with respect to each Class of Offered Certificates is the Distribution Date in November 2048 the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See ‘‘RATINGS’’ in this prospectus supplement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificates as follows: (i) 4.0% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96.0% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I Certificates, Class R-II Certificates and Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class A-4FL Regular Interest will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in the accompanying prospectus.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the ‘‘Majority Subordinate Certificateholder’’) and distribution or provision for distribution thereof to the Certificateholders. Certain of the parties purchasing the assets of the Trust Fund mentioned above may be affiliates of the Depositor, the Sponsors, the Master Servicer, the Special Servicer or the Trustee. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under ‘‘—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates and the Class A-4FL Regular Interest described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates or the Class A-4FL Regular Interest remaining outstanding.

An exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-4FL Regular Interest, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

For purposes of the foregoing provisions relating to termination of the Trust Fund, with respect to the Newport Bluffs Loan, the term REO Property refers to the Trust Fund’s beneficial interest in the related REO Property under the 2006-C28 Pooling and Servicing Agreement.

The Trustee

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) is acting as trustee (the ‘‘Trustee’’) pursuant to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus. Wells Fargo Bank is also the 2006-C28 Trustee. Any expenses incurred in removing the Trustee and/or appointing a successor trustee will be Additional Trust Fund Expenses; provided, however, in the event that the Trustee is removed pursuant to the terms of the Pooling and Servicing Agreement, or resigns or transfers its business, the Trustee shall bear all such expenses incurred by the Trust Fund in appointing a successor trustee; provided, however, if the Trustee is removed without cause, the removing party shall pay the expenses of appointing a successor trustee. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and each REO Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee Rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the ‘‘REMIC Administrator’’). See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates— Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Reporting and Other Administrative Matters’’ in the accompanying prospectus.

The Trustee and any director, officer, employee, affiliate, agent or ‘‘control’’ person within the meaning of the Securities Act of the Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable ‘‘out-of-pocket’’ expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an ‘‘unanticipated expense incurred by the REMIC’’ within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, neither the Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made in the Pooling and Servicing Agreement.

Wells Fargo Bank will act as Trustee and Custodian under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company, a diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005. Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Mortgage Loan Sellers, the Master Servicer and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee has served as loan file custodian for various mortgage loans owned by the Sponsors, including for Mortgage Loans included in the Trust Fund. The terms of the custodial agreements are customary for the commercial mortgage-backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the Pooling and Servicing Agreement with respect to the custody of the Mortgage Loans supersede any such custodial agreement. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2006, Wells Fargo Bank was acting as trustee on more than 280 series of commercial mortgage-backed securities with an aggregate principal balance of over $270 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 350 series of commercial mortgage-backed securities, and, as of September 30, 2006, was acting as securities administrator with respect to more than $310 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

 YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

Rate and Timing of Principal Payment.    The yield to holders of any Offered Certificates (other than the Class X-P Certificates) purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof are reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero, and then, pro rata, to the Class A-4 Certificates and the Class A-4FL Regular Interest until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates and the Class A-4FL Regular Interest have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and then the Non-Offered Certificates (other than the Class A-4FL Certificates, Class X-C Certificates and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates and the Class A-4FL Regular Interest, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, the 2006-C28 Master Servicer or the 2006-C28 Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-4FL Regular Interest and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and the Class A-4FL Regular Interest will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan

Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will generally be distributed to the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates (other than the Class X-P Certificates) may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class A-4FL Regular Interest in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate (other than the Class X-P Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate (other than the Class X-P Certificates) purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate (other than the Class X-P Certificates) purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on the Mortgage Loans and in particular in the case of the Class A-1A Certificates, on the Mortgage Loans in

Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class A-4FL Certificates which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and the Class A-4FL Certificates and Class A-1A Certificates) (in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-1A Certificates and the Class A-4FL Regular Interest (and the Class X-C and Class X-P Certificates with respect to shortfalls of interest). As more fully described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class X Certificates) on a pro rata basis.

Pass-Through Rate.    The yield on the Class A-1A Certificates, Class C Certificates, Class D Certificates and Class E Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, manufactured housing pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS—Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans (except 17 Mortgage Loans, representing 26.2% of the Cut-Off Date Pool Balance, which may be prepaid with a Yield Maintenance Charge as of the Closing Date) may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

See ‘‘—Weighted Average Life’’ in this prospectus supplement.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.    Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or the Class A-4FL Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of Certificates or the Class A-4FL Regular Interest, the shortfall will be distributable to holders of such Class of Certificates or the Class A-4FL Regular Interest, on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Optional Termination.    Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES —Termination’’ in this prospectus supplement.

Yield Sensitivity of the Class X-P Certificates.    The yield to maturity on the Class X-P Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) to the extent deemed to reduce the components comprising the Notional Amount of such Class and interest rate reductions on the Mortgage Loans. Accordingly, investors in the Class X-P Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Yield Maintenance Charges and Prepayment Premiums to the Class X-P Certificates is intended to reduce those risks with respect to such Class; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Any optional termination of the Trust Fund would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-P Certificates to the extent the related components remained outstanding because a termination would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Yield Maintenance Charges or Prepayment Premiums) and, as a result, investors in the Class X-P Certificates might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X-P Certificates at various prices and constant prepayment rates. The allocation and calculations take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X-P Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of the Class X-P Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-P Certificates and consequently do not purport to reflect the return on any investment in the Class X-P Certificates when such reinvestment rates are considered.

The table below has been prepared based on the assumption that distributions are made in accordance with ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and on the Table Assumptions in this prospectus supplement and with the assumed respective purchase prices (as a percentage of the Notional Amount of the Class X-P Certificates) of the Class X-P Certificates set forth in the table relating to such Class, plus accrued interest thereon from December 1, 2006, to the Closing Date and on the additional assumption that the Pass-Through Rates for all of the Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest are as stated on page S-7 of this prospectus supplement and that the maturity of the Class X-P Certificates will occur on the first Distribution Date on which the Trust Fund is subject to early termination.

Sensitivity to Principal Prepayments of the Pre-Tax Yields to Maturity of the Class X-P Certificates

0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Assumed Purchase Price (32nds)	0% CPR CBE Yield	25% CPR CBE Yield	50% CPR CBE Yield	75% CPR CBE Yield	100% CPR CBE Yield

There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-P Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class X-P Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X-P Certificates. See ‘‘RISK FACTORS—Prepayments Will Affect Your Yield’’ in this prospectus supplement.

Weighted Average Life

The weighted average life of any Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates, until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero, then, pro rata, to the Class A-4 Certificates and the Class A-4FL Regular Interest, until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates and the Class A-4FL Regular Interest have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates in that order, in each case until the Certificate Balance of such Class of Certificates, is reduced to zero.

The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the Class A-PB Planned Principal Balance for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed to the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates are reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed ‘‘0% CPR’’ assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed ‘‘25% CPR’’, ‘‘50% CPR’’, ‘‘75% CPR’’ and ‘‘100% CPR’’, respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a ‘‘Scenario’’). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables below were derived from calculations based on the following assumptions (the ‘‘Table Assumptions’’): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month’s interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers’ representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge (assuming that the mortgagee under loan number 10 exercises the prepayment option, prepaying up to $3,500,000 of the original loan amount without penalty or yield maintenance premium, as permitted in the related Mortgage Loan documents), (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in January 2007, and (xiv) the Closing Date for the sale of the Offered Certificates is December 22, 2006.

The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
12/15/07	90	85	80	74	69
12/15/08	78	69	62	59	57
12/15/09	59	47	41	38	38
12/15/10	27	0	0	0	0
12/15/11	0	0	0	0	0
Weighted Average Life (in years)	3.04	2.56	2.36	2.23	2.09

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
12/15/07	100	100	100	100	100
12/15/08	100	100	100	100	100
12/15/09	100	100	100	100	100
12/15/10	100	96	89	80	30
12/15/11	0	0	0	0	0
Weighted Average Life (in years)	4.83	4.72	4.60	4.45	4.01

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
12/15/07	100	100	100	100	100
12/15/08	100	100	100	100	100
12/15/09	100	100	100	100	100
12/15/10	100	100	100	100	100
12/15/11	100	100	100	100	100
12/15/12	100	100	100	100	100
12/15/13	0	0	0	0	0
Weighted Average Life (in years)	6.98	6.97	6.95	6.93	6.73

Percentages of the Closing Date Certificate Balance of the Class A-PB Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
12/15/07	100	100	100	100	100
12/15/08	100	100	100	100	100
12/15/09	100	100	100	100	100
12/15/10	100	100	100	100	100
12/15/11	100	100	100	100	100
12/15/12	80	80	80	80	80
12/15/13	58	58	58	58	58
12/15/14	35	35	35	35	35
12/15/15	11	11	11	11	11
12/15/16	0	0	0	0	0
Weighted Average Life (in years)	7.33	7.33	7.33	7.33	7.33

Percentages of the Closing Date Certificate Balance of the Class A-4 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
12/15/07	100	100	100	100	100
12/15/08	100	100	100	100	100
12/15/09	100	100	100	100	100
12/15/10	100	100	100	100	100
12/15/11	100	100	100	100	100
12/15/12	100	100	100	100	100
12/15/13	100	100	100	100	100
12/15/14	100	100	100	100	100
12/15/15	100	100	100	100	100
12/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.86	9.83	9.80	9.74	9.49

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
12/15/07	100	100	100	100	100
12/15/08	100	100	100	100	100
12/15/09	100	100	99	99	98
12/15/10	100	98	97	96	94
12/15/11	79	79	79	79	79
12/15/12	79	79	79	79	79
12/15/13	79	79	79	79	79
12/15/14	78	78	78	78	78
12/15/15	78	78	78	78	78
12/15/16	0	0	0	0	0
Weighted Average Life (in years)	8.81	8.78	8.75	8.71	8.52

Percentages of the Closing Date Certificate Balance of the Class A-M Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
12/15/07	100	100	100	100	100
12/15/08	100	100	100	100	100
12/15/09	100	100	100	100	100
12/15/10	100	100	100	100	100
12/15/11	100	100	100	100	100
12/15/12	100	100	100	100	100
12/15/13	100	100	100	100	100
12/15/14	100	100	100	100	100
12/15/15	100	100	100	100	100
12/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.95	9.94	9.93	9.90	9.73

Percentages of the Closing Date Certificate Balance of the Class A-J Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
12/15/07	100	100	100	100	100
12/15/08	100	100	100	100	100
12/15/09	100	100	100	100	100
12/15/10	100	100	100	100	100
12/15/11	100	100	100	100	100
12/15/12	100	100	100	100	100
12/15/13	100	100	100	100	100
12/15/14	100	100	100	100	100
12/15/15	100	100	100	100	100
12/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.98	9.98	9.98	9.98	9.80

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
12/15/07	100	100	100	100	100
12/15/08	100	100	100	100	100
12/15/09	100	100	100	100	100
12/15/10	100	100	100	100	100
12/15/11	100	100	100	100	100
12/15/12	100	100	100	100	100
12/15/13	100	100	100	100	100
12/15/14	100	100	100	100	100
12/15/15	100	100	100	100	100
12/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.98	9.98	9.98	9.98	9.81

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
12/15/07	100	100	100	100	100
12/15/08	100	100	100	100	100
12/15/09	100	100	100	100	100
12/15/10	100	100	100	100	100
12/15/11	100	100	100	100	100
12/15/12	100	100	100	100	100
12/15/13	100	100	100	100	100
12/15/14	100	100	100	100	100
12/15/15	100	100	100	100	100
12/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.98	9.98	9.98	9.98	9.81

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
12/15/07	100	100	100	100	100
12/15/08	100	100	100	100	100
12/15/09	100	100	100	100	100
12/15/10	100	100	100	100	100
12/15/11	100	100	100	100	100
12/15/12	100	100	100	100	100
12/15/13	100	100	100	100	100
12/15/14	100	100	100	100	100
12/15/15	100	100	100	100	100
12/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.98	9.98	9.98	9.98	9.81

Percentages of the Closing Date Certificate Balance of the Class E Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
12/15/07	100	100	100	100	100
12/15/08	100	100	100	100	100
12/15/09	100	100	100	100	100
12/15/10	100	100	100	100	100
12/15/11	100	100	100	100	100
12/15/12	100	100	100	100	100
12/15/13	100	100	100	100	100
12/15/14	100	100	100	100	100
12/15/15	100	100	100	100	100
12/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.98	9.98	9.98	9.98	9.81

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-4FL Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the

Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of the Class A-4 Certificates and the Class A-4FL Regular Interest has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘YIELD AND MATURITY CONSIDERATIONS’’ section.

 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the ‘‘REMIC Regulations’’), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

For federal income tax purposes, two separate REMIC elections (‘‘REMIC I’’ and ‘‘REMIC II’’) will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with the 2006-C28 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates (excluding the Class A-4FL Certificates) and the Class A-4FL Regular Interest will represent ownership of the ‘‘regular interests’’ in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES— Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus. The portion of the Trust Fund consisting of the Class A-4FL Regular Interest, the Floating Rate Account and the swap contract will be treated as part of a grantor trust for federal income tax purposes, and the Class A-4FL Certificates will represent undivided beneficial interests in such portion of the grantor trust. In addition, the portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as part of a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in such portion of the grantor trust. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made’’ in the accompanying prospectus.

Taxation of the Offered Certificates

Based on expected issue prices, it is anticipated that the Class      Certificates will be treated as having been issued at a premium, that the Class      Certificates will be treated as having been issued with a de minimis amount of original issue discount, and that the Class X-P Certificates will be treated as having been issued with original issue discount for federal income tax purposes.

Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES —Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying prospectus.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates— REMICs’’ and ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in the accompanying prospectus.

The Internal Revenue Service (the ‘‘IRS’’) has issued regulations (the ‘‘OID Regulations’’) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

Although unclear for federal income tax purposes, it is anticipated that the Class X-P Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Rate changes in accordance with the prepayment assumption (as described above)), over their issue price (including accrued interest, if any). Any ‘‘negative’’ amounts of original issue discount on the Class X-P Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, the holder of a Class X-P Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Class X-P Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations may be promulgated with respect to debt instruments such as the Class X-P Certificates.

The Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a ‘‘real estate investment trust’’ (‘‘REIT’’). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 22.6% of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

Reporting and Other Administrative Matters

For further information regarding the federal income tax reporting requirements and other administrative matters, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Reporting and Other Administrative Matters’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus.

 ERISA CONSIDERATIONS

The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a ‘‘Plan’’) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law (‘‘Similar Law’’).

The US Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption (‘‘PTE’’) 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC (‘‘Wachovia Securities’’), PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. (‘‘Goldman’’) and PTE 90-59 (September 6, 1990) to Greenwich Capital Markets, Inc. (‘‘Greenwich Capital’’) (each, an ‘‘Exemption’’ and collectively, the ‘‘Exemptions’’)), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined; provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term ‘‘Underwriter’’ shall include (a) Wachovia Securities, (b) Goldman, (c) Greenwich Capital, (d) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Goldman or Greenwich Capital and (e) any member of the underwriting syndicate or selling group of which Wachovia Securities, Goldman and Greenwich Capital or a person described in (d) is a manager or co-manager with respect to the Offered Certificates.

The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), Moody’s Investors Service, Inc. (‘‘Moody’s’’) or Fitch, Inc. (‘‘Fitch’’) or any successor thereto (each, an ‘‘NRSRO’’). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The ‘‘Restricted Group’’ consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Swap Counterparty, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans (which include the Newport Bluffs Loan (the ‘‘Restricted Group Loans’’)) as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates.

If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a ‘‘Party in Interest,’’ as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan’s assets in the Offered Certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund (which excluded obligors on the Restricted Group Loans), (ii) the investing Plan is not an Excluded Plan, (iii) a Plan’s investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and (v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund; provided that in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

Persons who have an ongoing relationship with the Teachers' Retirement System of the State of Illinois, which is a governmental plan, should note that this plan owns an equity interest in the borrower under the Galleria at Tyler Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA’s general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

 LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See ‘‘LEGAL INVESTMENT’’ in the accompanying prospectus.

 CERTAIN RELATIONSHIPS AMONG PARTIES

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and of Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers, a Sponsor, the Master Servicer and the 2006-C28 Master Servicer. This may result in a conflict of interest between the interests of Wachovia Securities and/or its affiliates and the interests of the holders of the Certificates.

 LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dechert LLP, Charlotte, North Carolina.

 RATINGS

The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Moody’s (together, the ‘‘Rating Agencies’’):

Class	Expected Ratings from S&P/Moody’s
Class A-1	AAA/Aaa
Class A-2	AAA/Aaa
Class A-3	AAA/Aaa
Class A-PB	AAA/Aaa
Class A-4	AAA/Aaa
Class A-1A	AAA/Aaa
Class X-P	AAA/Aaa
Class A-M	AAA/Aaa
Class A-J	AAA/Aaa
Class B	AA+/Aa1
Class C	AA/Aa2
Class D	AA−/Aa3
Class E	A/A2

The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class X-P Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates.

In addition, rating adjustments may result from a change in the financial position of the Trustee as back up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-P Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of net default interest or Additional Interest, (iv) whether and to what extent payments of Yield Maintenance Charges or Prepayment Premiums will be received or the corresponding effect on yield to investors, or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders. As described in this prospectus supplement, the amounts payable with respect to the Class X-P Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class X-P Certificates receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-P Certificates. The Class X-P Certificates’ Notional Amount upon which interest is calculated is reduced by the allocation of Realized Losses, Additional Trust Fund Expenses and prepayments, whether voluntary or involuntary to the extent described herein. The rating does not address the timing or magnitude of reductions of the Notional Amount of the Class X-P Certificates, but only the obligation to pay interest timely on the Notional Amount as reduced from time to time. Accordingly, the ratings of the Class X-P Certificates should be evaluated independently from similar ratings on other types of securities.

There can be no assurance that any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See ‘‘RISK FACTORS —Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks’’ in the accompanying prospectus.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

INDEX OF DEFINED TERMS

2006-C28 Controlling Class Representative	S-154
2006-C28 Co-Trustee	S-142
2006-C28 Master Servicer	S-141
2006-C28 Pooling and Servicing Agreement	S-141
2006-C28 Special Servicer	S-141
2006-C28 Transaction	S-93
2006-C28 Trust Fund	S-93
2006-C28 Trustee	S-142
30/360 basis	S-84
30/360 Mortgage Loans	S-84
Accrued Certificate Interest	S-177
Actual/360 basis	S-84
Additional Interest	S-85
Additional Interest Account	S-170
Additional Trust Fund Expenses	S-184
Administrative Cost Rate	S-110
Advance	S-187
Aetna Building-Fresno, CA Loan	S-91
Anticipated Repayment Date	S-85
Appraisal Reduction Amount	S-188
ARD Loans	S-85
Artesia	S-84, S-118
Artesia Mortgage Loans	S-124
Assumed Final Distribution Date	S-195
Assumed Scheduled Payment	S-180
Available Distribution Amount	S-168
Balloon Loans	S-84
Balloon Payment	S-84
Breach	S-131
Capital Imp. Reserve	S-111
Caplease	S-92
Caplease Intercreditor Agreement	S-94
Caplease Junior Subordinate Companion Loan	S-103
Caplease Loans	S-92
Caplease Senior Subordinate Companion Loan	S-103
Caplease Subordinate Companion Loans	S-92
Caplease Whole Loan	S-93
Centro International Wholesale Pool Future Pari Passu Companion Loan	S-92
Centro International Wholesale Pool Loan	S-92
Centro International Wholesale Pool Whole Loan	S-93
Centro Syndicate 2 Pool Future Pari Passu Companion Loan	S-92
Centro Syndicate 2 Pool Loan	S-92
Centro Syndicate 2 Pool Whole Loan	S-93
Certificate Account	S-170
Certificate Balance	S-162
Certificate Deferred Interest	S-164
Certificateholders	S-168
Certificates	S-160
Class	S-160
Class A Certificates	S-160
Class A-4FL Available Funds	S-169
Class A-4FL Regular Interest	S-160
Class A-PB Planned Principal Balance	S-179
Class X Certificates	S-160
Class X-C Components	S-165
Class X-C Strip Rate	S-165
Class X-P Components	S-166
Class X-P Strip Rate	S-166
CMBS	S-136
CMSA	S-192
CMSA Bond File	S-192
CMSA Collateral Summary File	S-192
CMSA Loan Periodic Update File	S-192
CMSA Property File	S-192
CMSA Reconciliation of Funds Report	S-192
Code	S-126
Co-Lender Loans	S-91
Collection Period	S-168
Companion Loans	S-93
Compensating Interest Payment	S-149
Constant Prepayment Rate	S-205
Controlling Class	S-139
Controlling Class Representative	S-139
Core Material Documents	S-126
Corrected Mortgage Loan	S-141
CPR	S-205
Cross Collateralized and Cross Defaulted Loan Flag	S-106
Crossed Group	S-131
Crossed Loan	S-131
Custodian	S-125
Cut-Off Date	S-82
Cut-Off Date Balance	S-82
Cut-Off Date Group 1 Balance	S-82
Cut-Off Date Group 2 Balance	S-82
Cut-Off Date Group Balances	S-82

Cut-Off Date LTV	S-108
Cut-Off Date LTV Ratio	S-108
Cut-Off Date Pool Balance	S-82
Dakota Square Mall Loan	S-91
Defaulted Lease Claim	S-92
Defaulted Mortgage Loan	S-156
Defeasance	S-110
Defeasance Collateral	S-86
Defect	S-131
Depositor	S-113
Determination Date	S-168
Determination Party	S-131
Discount Rate	S-181
Distributable Certificate Interest	S-177
Distribution Account	S-170
Distribution Date	S-168
Distribution Date Statement	S-189
DSC Ratio	S-106
DSCR	S-106
DTC	S-161
Due Date	S-84
ERISA	S-214
Excess Cash Flow	S-85
Excluded Plan	S-215
Exemption	S-214
Exemptions	S-214
FBI-Albany, NY Loan	S-91
Final Recovery Determination	S-190
Fitch	S-215
Floating Rate Account	S-170
Form 8-K	S-132
FSMA	S-3
Gain-on-Sale Reserve Account	S-170
Galleria at Tyler Control Appraisal Period	S-95
Galleria at Tyler Intercreditor Agreement	S-93
Galleria at Tyler Loan	S-91
Galleria at Tyler Special Event of Default	S-95
Galleria at Tyler Subordinate Companion Loan	S-91
Goldman	S-214
Greenwich Capital	S-214
Intercreditor Agreement	S-94
Intercreditor Agreements	S-94
Interest Accrual Period	S-167
Interest Reserve Account	S-169
Interest Reserve Amount	S-170
Interest Reserve Loans	S-169
IRS	S-213
Liquidation Fee	S-148
LNR	S-136
LNR Partners	S-136
Loan Group 1	S-82
Loan Group 1 Principal Distribution Amount	S-178
Loan Group 2	S-82
Loan Group 2 Principal Distribution Amount	S-178
Loan Groups	S-82
Loan Pair	S-133
Loan per Sq. Ft., Unit, Pad, Room or Bed	S-110
Lockout	S-110
Lockout Period	S-110
LTV at ARD or Maturity	S-109
Majority Subordinate Certificateholder	S-196
Master Servicer	S-134
Master Servicing Fee	S-147
Master Servicing Fee Rate	S-147
Maturity Date LTV Ratio	S-109
Mezz Cap Intercreditor Agreement	S-94
Mezz Cap Loan	S-92
Mezz Cap Subordinate Companion Loan	S-92
Mezz Cap Whole Loan	S-93
Moody’s	S-215
Mortgage	S-82
Mortgage Deferred Interest	S-164
Mortgage File	S-125
Mortgage Loan	S-180
Mortgage Loan Purchase Agreement	S-124
Mortgage Loan Purchase Agreements	S-124
Mortgage Loans	S-82, S-148, S-180
Mortgage Note	S-82
Mortgage Pool	S-82
Mortgage Rate	S-84
Mortgaged Property	S-82
NA	S-111
NAV	S-111
Net Aggregate Prepayment Interest Shortfall	S-177
Net Cash Flow	S-107
Net Mortgage Rate	S-167
Newport Bluffs Future Pari Passu Companion Loan	S-91
Newport Bluffs Loan	S-91

Newport Bluffs Pari Passu Companion Loan	S-91
Newport Bluffs Pari Passu Intercreditor Agreement	S-93
Newport Bluffs Whole Loan	S-92
Non-Offered Certificates	S-160
Nonrecoverable P&I Advance	S-186
Notional Amount	S-162
NRSRO	S-215
Occupancy Percentage	S-110
Offered Certificates	S-160
OID Regulations	S-213
Open Period	S-110
Option Price	S-156
Original Term to Maturity	S-111
Pari Passu Companion Loans	S-93
Pari Passu Loans	S-93
Periodic Payments	S-84
Plan	S-214
Pooling and Servicing Agreement	S-160
Prepayment Interest Excess	S-148
Prepayment Interest Shortfall	S-148
Prepayment Premiums	S-180
Primary Collateral	S-132
Principal Distribution Amount	S-178
Privileged Person	S-194
Prospectus Directive	S-2
PTE	S-214
Purchase Option	S-156
Purchase Price	S-126
P&I	S-135
P&I Advance	S-185
Qualified Appraiser	S-188
Qualified Substitute Mortgage Loan	S-127
Rated Final Distribution Date	S-195
Rating Agencies	S-217
Realized Losses	S-184
Reimbursement Rate	S-187
REIT	S-213
Related Proceeds	S-186
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-3
Remaining Amortization Term	S-110
Remaining Term to Maturity	S-110
REMIC	S-34
REMIC Administrator	S-197
REMIC I	S-34, S-212
REMIC II	S-34, S-212
REMIC Regular Certificates	S-160
REMIC Regulations	S-212
REMIC Residual Certificates	S-160
Renaissance Tower Office Building Control Appraisal Period	S-98
Renaissance Tower Office Building Intercreditor Agreement	S-94
Renaissance Tower Office Building Loan	S-91
Renaissance Tower Office Building Special Event of Default	S-99
Renaissance Tower Office Building Subordinate Companion Loan	S-92
Renaissance Tower Office Building Whole Loan	S-92
Rental Property	S-107
REO Extension	S-157
REO Loan	S-180
REO Property	S-140
Replacement Reserve	S-111
Required Appraisal Date	S-188
Required Appraisal Loan	S-188
Restricted Group	S-215
Restricted Group Loans	S-215
Restricted Servicer Reports	S-193
SA	S-135
Scenario	S-205
Scheduled Payment	S-179
SEC	S-192
Securities Act	S-160
Sequential Pay Certificates	S-160
Servicing Fees	S-148
Servicing Standard	S-133
Servicing Transfer Event	S-140
Similar Law	S-214
SMMEA	S-35
SNDA	S-142
Special Servicing Fee	S-148
Special Servicing Fee Rate	S-148
Specially Serviced Mortgage Loans	S-141
Stated Principal Balance	S-167
Subordinate Certificates	S-160
Subordinate Companion Loans	S-93
Subordinate Loans	S-105
Substitution Shortfall Amount	S-126
S&P	S-215
Table Assumptions	S-195, S-205
TI/LC Reserve	S-111
Transfer Affidavit and Agreement	S-160
Trust Fund	S-160

Trustee	S-197
Trustee Fee	S-147, S-197
Trustee Fee Rate	S-197
Underwriter	S-214
Underwritten Replacement Reserves	S-110
Unrestricted Servicer Reports	S-193
Voting Rights	S-196
WA	S-110
Wachovia	S-84, S-113
Wachovia Mortgage Loans	S-124
Wachovia Securities	S-214
Weighted Average Net Mortgage Rate	S-167
Wells Fargo Bank	S-197
Whole Loan	S-93
Whole Loans	S-93
Workout Fee	S-148
Workout-Delayed Reimbursement Amount	S-186
Year Built	S-110
Yield Maintenance Charges	S-180

             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

                                    ANNEX A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                LOAN
MORTGAGE LOAN   GROUP
   NUMBER      NUMBER                 PROPERTY NAME                                             ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      1           1    Duke Realty Industrial Pool                 Various
    1.01               400 South Enterprise Boulevard              400 South Enterprise Boulevard
    1.02               2425 East Hadley Road(1)                    2425 East Hadley Road
    1.03               250 Declaration Drive                       250 Declaration Drive
    1.04               2209-2233 Stafford Road                     2209-2233 Stafford Road
    1.05               500-520 South Enterprise Boulevard          500-520 South Enterprise Boulevard
    1.06               163 Portside Court                          163 Portside Court
    1.07               3201 Centre Parkway                         3201 Centre Parkway
    1.08               1581 South Perry Road                       1581 South Perry Road
    1.09               1551 South Perry Road                       1551 South Perry Road
    1.10               185 North Mount Zion Road                   185 North Mount Zion Road
    1.11               1390 South Perry Road                       1390 South Perry Road
    1.12               322 South Enterprise Boulevard              322 South Enterprise Boulevard
    1.13               4200 North Commerce Drive                   4200 North Commerce Drive
    1.14               6655 Sugarloaf Parkway                      6655 Sugarloaf Parkway
    1.15               420 East Enterprise Boulevard               420 East Enterprise Boulevard
    1.16               3079 Premiere Parkway                       3079 Premiere Parkway
    1.17               175 Alcovy Industrial Boulevard             175 Alcovy Industrial Boulevard
    1.18               2850 Premiere Parkway                       2850 Premiere Parkway
    1.19               3800 Centre Parkway - Building 1400         3800 Centre Parkway, Building 1400
    1.20               2855 Premiere Parkway                       2855 Premiere Parkway
    1.21               3900 North Commerce Drive                   3900 North Commerce Drive
    1.22               2775 Premiere Parkway                       2775 Premiere Parkway
    1.23               198 Gulfstream Road                         198 Gulfstream Road
    1.24               3800 Centre Parkway - Building 1800         3800 Centre Parkway, Building 1800
    1.25               3800 Centre Parkway - Building 2400         3800 Centre Parkway, Building 2400
    1.26               3800 Centre Parkway - Building 2600         3800 Centre Parkway, Building 2600
    1.27               3800 Centre Parkway - Building 2000         3800 Centre Parkway, Building 2000
      2           1    Centro Syndicate 2 Pool                     Various
    2.01               College Plaza                               Middle Country Road and Boyle Road
    2.02               Oakwood Commons                             4642-4724 Lebanon Pike
    2.03               Parkway Plaza                               217 Glen Cove Road
    2.04               Rutland Plaza                               1 Ruthland Plaza
    2.05               Spradlin Farm Retail Center                 110 Conston Avenue
    2.06               Torrington Plaza                            1 South Main Street
    2.07               Tri-City Plaza                              Tri-City Road and High Street
    2.08               Watson Glen                                 209 South Royal Oaks Boulevard
    2.09               Westgate Plaza                              231 East Main Street
    2.10               Dalewood Shopping Center                    353-425 N. Central Avenue
    2.11               Grand Traverse Crossing                     2522 - 2664 Crossing Circle
    2.12               Lehigh Shopping Center                      West Union Boulevard at Pennsylvania Avenue
    2.13               Northern Hills                              95 and 105 Buckland Hills Drive
    2.14               Southport Centre I-VI                       15050-15300 Cedar Avenue
    2.15               Trinity Commons                             South Hulen Street & Bellaire Drive
    2.16               Wendover Place                              1210 Bridford Parkway
      3           1    Galleria at Tyler(1)                        1299 Galleria at Tyler
      4           1    Centro International Wholesale Pool         Various
    4.01               Falcaro's Plaza                             294 Burnside Avenue
    4.02               Hale Road                                   169-179 Hale Road
    4.03               Innes Street Market                         343 Faith Road
    4.04               Kings Park Shopping Center                  38-66 Indian Head Road
    4.05               Lynn Marketplace                            43 State Street
    4.06               Morris Hills Shopping Center                Parsippany Boulevard (Route 202) and Bloomfield Avenue (Route 46)
    4.07               New Centre Market                           4711 New Centre Drive
    4.08               Rockville Centre                            150-156 North Village Avenue
    4.09               Suffolk Plaza                               4042-4088 Nesconset Highway
    4.10               Three Village Shopping Center               Route 25A & Ridgeway Avenue
    4.11               Venetian Isles                              3700 North Federal Highway
    4.12               Berkshire Crossing                          555 Hubbard Avenue
    4.13               County Line Plaza                           1053 East County Line Road
      5           1    Westfield Fox Valley                        195 Fox Valley Center Drive
      6           1    Newport Bluffs(2)                           100 Vilaggio
      7           1    Renaissance Tower Office Building           1201 Elm Street
      8           1    21-25 West 34th Street(1)                   21-25 West 34th Street
      9           2    La Jolla International Apartments           3415, 3425, 3435, 3445, 3455 and 3465 Lebon Drive
     10           1    Deer Park Town Center(3)                    20530 North Rand Road
     11           1    Dakota Square Mall(1)                       2400 10th Street SW
     12           2    La Scala Apartments                         3833, 3845, 3855 & 3899 Nobel Drive
     13           2    Pennwood Crossing MHP                       1201 Adler Drive
     14           1    Alhambra Towers                             121 Alhambra Plaza
     15           2    AMLI at Riverbend                           8850 Riverbend Parkway
     16           1    Hilton - Providence, RI(1)                  21 Atwells Avenue
     17           1    New Market Pool                             Various
    17.01              New Market 2161                             2161 Newmarket Parkway
    17.02              New Market 2211                             2211 New Market Parkway
    17.03              New Market 2221                             2221 New Market Parkway
    17.04              New Market 2121                             2121 Newmarket Parkway
    17.05              New Market 2250                             2250 New Market Parkway
    17.06              New Market 2110                             2110 New Market Parkway
     18           1    Crossroads Technology Park                  3200 & 3280 Whipple Road
     19           1    Gateway Chula Vista II(1)(4)                333 H Street
     20           2    Village on University Apartments            1655 East University Drive
     21           1    Shoppes of Wellington Green                 10500 Forest Hill Boulevard
     22           2    The Fairways Apartments                     777 West Chandler Boulevard
     23           1    Barry Woods Crossings Shopping Center       8121-8341 N.W. Roanridge Road
     24           1    Weston One                                  1001 Winstead Drive
     25           1    Lakeland Commons Shopping Center            200-250 Ridge Way
     26           1    Las Colinas Corporate Center II             6363 North State Highway 161
     27           2    Raveneaux Apartments(5)                     14500 Cutten Road
     28           2    Gramercy Apartments                         9054 Gramercy Drive
     29           2    Rancho Solana Apartments                    2400-2444 Alvarado Street
     30           1    Concourse Office Plaza I & II               4709 - 4711 Golf Road
     31           2    Napa Valley Apartments                      1349 West Horizon Ridge Parkway
     32           1    SanTan Village Phase III(1)(4)              2716, 2720, 2756 and 2810 South Market Street; 2711, 2721 and
                                                                   2757 South SanTan Village Parkway
     33           2    Pinnacle Grove Apartments(1)                701 West Grove Parkway
     34           1    Boulder Crossing Shopping Center            5500 Boulder Way
     35           1    Sono Corporate Center                       50 Washington Street
     36           1    Reads Way                                   11, 13, & 15 Reads Way
     37           1    Professional Center at Pembroke Lakes Mall  400-700 North Hiatus Road
     38           1    Chestnut Run                                4250 Lancaster Pike
     39           2    Melody Lakes Country Club Estates           1045 North West End Boulevard
     40           2    Treybrooke Apartments                       701 Treybrooke Circle
     41           2    Smoky Crossing I Apartments                 11647 Chapman Highway
     42           1    Cost Plus Plaza                             2552 Taylor Street
     43           1    Las Colinas Corporate Center I              6333 North State Highway 161
     44           1    The Forum at Ashley Park, Phase I           100 Newnan Crossing Bypass
     45           1    Warner Crossings                            8260 & 8312 South Hardy Drive
     46           1    Professional Centre at Gardens Mall         11601-11641 Kew Gardens Avenue
     47           1    Driftwood Village Shopping Center           2238-2252 South Euclid Avenue
     48           1    Embassy Suites Tucson-Broadway              5335 E Broadway Boulevard
     49           2    Heritage Lake at Westland Apartments        1105 Lake Heritage Way
     50           1    Aetna Building - Fresno, CA                 1333-1385 East SHaw Avenue
     51           1    345 Inverness Building(4)                   345 Inverness Drive South
     52           2    Andorra Apartments                          81-720 Avenue 46
     53           1    West Sahara Promenade                       8145 West Sahara Avenue
     54           2    Eagle Pointe Apartments                     8608 Eagle Pointe Drive
     55           1    Twelve Oaks                                 5500 Abercorn Street
     56           1    Northdale Executive Center I & II           3810 & 3820 Northdale Boulevard
     57           1    Arcadia Gateway Center - Office             SWC Huntington Drive & 5th Avenue
     58           2    Silver Lakes Heights Apartments             2020 Lake Heights Drive
     59           2    The Place at Greenway Apartments            3333 Cummins Street
     60           1    The Crescent at Ballantyne                  15110 John J. Delaney Drive
     61           2    River Ranch Apartments                      6152 West Oakland Street
     62           1    Cambridge Center                            38777 West Six Mile Road
     63           2    M Street Towers                             1112 M Street NW
     64           1    Time Warner Call Center                     3140 West Arrowood Road
     65           1    Attic Self Storage Pool                     Various
    65.01              Attic Storage of Olathe                     11675 South Strang Line Road
    65.02              Attic Storage of Belton                     715 North Scott Avenue
    65.03              Attic Storage of Platte City                2700 N.W. Prairie View Road
    65.04              Attic Storage of Kansas City                2806 South 44th Street
    65.05              Attic Storage of Knobtown                   13824 Blue Parkway
    65.06              407Attic Storage of Needmore                1702 East Kansas City Road
     66           1    Arcadia Gateway Center - Retail             SWC Huntington Drive & 5th Avenue
     67           2    Tudor Heights Apartments                    10505 Evans Plaza
     68           1    Avenues North                               9357 and 9365 Philips Highway
     69           2    Belleau Woods                               4000, 4002, 4004, 4006, 4008, 4010, 4014, 4016, 4018, 4020, 4022
                                                                   & 4024 Northwest Avenue
     70           1    Riveredge Pool                              Various
    70.01              Riveredge II                                42 Lukens Drive
    70.02              Riveredge III                               59 Lukens Drive
    70.03              Riveredge IV                                19 Lukens Drive
     71           1    Academy Square Retail                       1600 North Main Street
     72           1    100 Carillon Parkway                        100 Carillon Parkway
     73           1    PNC Bank Plaza                              200 West Vine Street
     74           2    Avalon Park Apartments                      17000 SW Pacific Highway
     75           1    T-Mobile - Nashville, TN                    695 Grassmere Park
     76           2    Arbors at Fairview Apartments               1000 Arbor Keats Drive
     77           1    Residence Inn - Virginia Beach, VA          3217 Atlantic Avenue
     78           1    Arcadia Gateway Center-Medical Office       SWC Huntington Drive & 5th Avenue
     79           1    Southtowne Plaza                            3100 Oakland Avenue
     80           1    FBI - Albany, NY                            200 McCarty Avenue
     81           2    Forest Ridge I Apartments                   9706 Smoky Ridge Way
     82           1    MAC I and MAC II                            828 and 801 Royal Parkway
     83           1    Lowe's - Auburn, NY                         299 Grant Avenue
     84           1    SHPS Building                               9305 East Via de Ventura
     85           2    The Grove at White Oak Apartments           1710 West TC Jester Boulevard
     86           1    Dick's Sporting Goods - Sterling, VA        21070 Dulles Town Center
     87           2    Beechwood Apartments                        2700 Cottage Place
     88           1    Llanerch Shopping Center                    365-403 West Chester Pike (PA Route 3)
     89           1    Best Western - Everett, WA(4)               10210 Evergreen Way
     90           1    Heritage Place                              227 French Landing Drive
     91           1    Atrium Crest                                18333 Egret Bay Boulevard
     92           1    Woodberry Square Shopping Center            7065 Allentown Road
     93           1    Camp Creek Center                           8120 Camp Creek Boulevard
     94           1    Shops at Volente                            11416 RR 620 North
     95           1    Big Dog Distribution Facility               519 Lincoln County Parkway Extension
     96           2    Jefferson Trace Apartments                  2506 Atwell Drive
     97           2    The Venterra at Waters Edge Apartments      12330 Metric Boulevard
     98           1    Davis and Oak(1)                            1100-1118 Davis Street
     99           1    Landmark Village                            2301 North Collins Street
     100          2    Village at Baker Creek(4)                   3844 Primrose Lane
     101          1    Holiday Inn - Bangor, ME                    404 Odlin Road
     102          1    Summit Square                               8410-8472 Federal Boulevard
     103          1    Parker Crossroads                           10831 & 10841 South Crossroads Drive
     104          2    Park Manor Apartments                       22 Forest Circle
     105          1    43-45 Crossways Park Drive                  43-45 Crossways Park Drive
     106          2    Cougar Court Apartments                     697 Trejo Street
     107          1    St. Pete Post Office                        3135 1st Avenue
     108          1    Center Building                             7825 Baymeadows Way
     109          1    First Commons Industrial Buildings          4625 & 4635 West McDowell Road
     110          1    Abbotts Bridge Office                       10700 Abbotts Bridge Road
     111          1    543 - 561 Lincoln Avenue(1)                 543 - 561 Lincoln Avenue; 743-749 Elm Street
     112          1    1900 West New Hampshire Street              1900 West New Hampshire Street
     113          1    Rodeo Park Plaza                            1659 & 1661 South Val Vista Drive 1663 East Ray Road
     114          2    The Hamilton                                1025 Hancock Street
     115          2    Hinton Hollow Apartments                    2812 Bakertown Road
     116          1    1 Derby Street                              1 Derby Street
     117          1    Armitage and California                     2820 West Armitage Avenue & 2020 North California Avenue
     118          2    Taylor Apartments                           1660 & 1670 North 21st Road
     119          1    Courthouse Square                           2124, 2126 and 2128 Jefferson Davis Highway
     120          1    4349 Duke Street                            4349 Duke Street
     121          1    Wingate Inn - Birmingham, AL(4)             800 Corporate Ridge Drive
     122          1    Walgreens - Edgewater, MD                   3106 Solomons Island Road
     123          1    501 - 507 Chestnut Court(1)                 501-507 Chestnut Court
     124          1    715-729 Elm Street(1)                       715 - 729 Elm Street
     125          2    Chelsea Court Apartments(4)                 7206 & 7208 NE 182nd Street
     126          2    Autumn Woods Apartments                     9801 Autumnwood Circle
     127          1    Staples - Miami, FL                         9801 South Dixie Highway
     128          1    Liberty Mutual                              9489 Interline Avenue
     129          2    Dempster and Judson(1)                      1243-1249 Judson Avenue
     130          1    Care Free Mini Storage Pool                 Various
   130.01              Care Free Mini Storage North                1264 Hadleyview Court NE
   130.02              Care Free Mini Storage South                2907 South Broadway
     131          1    Fox Mill Centre Outparcels 2B and 5         6822-6826 Walton Lane; 6709-6723 Walton Lane
     132          1    CVS - San Antonio, TX                       9838 Potranco Road
     133          1    President Plaza                             13310 - 13334 Ramona Boulevard
     134          2    Southern Woods Apartments                   9100 Jenny Cook Circle
     135          1    788 Fairview                                788 Fairview Drive
     136          1    Grand Oaks Plaza                            6310 20th Street
     137          1    874-878 Green Bay(1)                        874 - 878 Green Bay Road
     138          1    Dollar General - Livingston, TN             118 Tom Davis Road
     139          1    Walgreens - Houston, TX                     3900 Reveille Street
     140          1    25 West Anapamu Street                      25 West Anapamu Street
     141          1    Family Dollar Pool                          Various
   141.01              Catalina Springs Shopping Center            9955 Fuqua Street
   141.02              Family Dollar - Houston, TX                 5005 East Crosstimbers
     142          1    Advance Auto Grand Forks, ND                3805 Gateway Drive

MORTGAGE LOAN                                                  CROSS COLLATERALIZED AND CROSS                LOAN      MORTGAGE
   NUMBER      CITY                 STATE   ZIP CODE                 DEFAULTED LOAN FLAG                   PURPOSE    LOAN SELLER
---------------------------------------------------------------------------------------------------------------------------------

      1        Various             Various   Various                                                      Refinance    Wachovia
    1.01       Lebanon               IN       46052
    1.02       Plainfield            IN       46168
    1.03       McDonough             GA       30253
    1.04       Plainfield            IN       46168
    1.05       Lebanon               IN       46052
    1.06       Savannah              GA       31407
    1.07       East Point            GA       30344
    1.08       Plainfield            IN       46168
    1.09       Plainfield            IN       46168
    1.10       Lebanon               IN       46052
    1.11       Plainfield            IN       46168
    1.12       Lebanon               IN       46052
    1.13       East Point            GA       30344
    1.14       Duluth                GA       30097
    1.15       Lebanon               IN       46052
    1.16       Duluth                GA       30097
    1.17       Dacula                GA       30019
    1.18       Duluth                GA       30097
    1.19       Atlanta               GA       30331
    1.20       Duluth                GA       30097
    1.21       Atlanta               GA       30344
    1.22       Duluth                GA       30097
    1.23       Savannah              GA       31408
    1.24       Atlanta               GA       30331
    1.25       Atlanta               GA       30331
    1.26       Atlanta               GA       30331
    1.27       Atlanta               GA       30331
      2        Various             Various   Various                                                     Acquisition   Wachovia
    2.01       Selden                NY       11784
    2.02       Hermitage             TN       37076
    2.03       Carle Place           NY       11514
    2.04       Rutland               VT       05701
    2.05       Christiansburg        VA       24073
    2.06       Torrington            CT       06790
    2.07       Somersworth           NH       03878
    2.08       Franklin              TN       37064
    2.09       Westfield             MA       01085
    2.10       Hartsdale             NY       10530
    2.11       Traverse City         MI       49684
    2.12       Bethlehem             PA       18018
    2.13       South Windsor         CT       06074
    2.14       Apple Valley          MN       55124
    2.15       Fort Worth            TX       76109
    2.16       Greensboro            NC       27409
      3        Riverside             CA       92503                                                       Refinance    Wachovia
      4        Various             Various   Various                                                     Acquisition   Wachovia
    4.01       Lawrence              NY       11559
    4.02       Manchester            CT       06042
    4.03       Salisbury             NC       28146
    4.04       Kings Park            NY       11754
    4.05       Lynn                  MA       01901
    4.06       Parsippany            NJ       07054
    4.07       Wilmington            NC       28405
    4.08       Rockville Centre      NY       11570
    4.09       East Setauket         NY       11733
    4.10       East Setauket         NY       11733
    4.11       Lighthouse Point      FL       33064
    4.12       Pittsfield            MA       01201
    4.13       Jackson               MS       39211
      5        Aurora                IL       60504                                                      Refinance    Wachovia
      6        Newport Beach         CA       92660                                                      Refinance    Wachovia
      7        Dallas                TX       75270                                                     Acquisition   Wachovia
      8        New York              NY       10001                                                     Acquisition   Wachovia
      9        San Diego             CA       92122                                                      Refinance     Artesia
     10        Deer Park             IL       60010                                                      Refinance    Wachovia
     11        Minot                 ND       58701                                                      Refinance    Wachovia
     12        San Diego             CA       92122                                                      Refinance     Artesia
     13        Morrisville           PA       19067                                                     Acquisition   Wachovia
     14        Coral Gables          FL       33134                                                      Refinance    Wachovia
     15        Indianapolis          IN       46250                                                     Acquisition   Wachovia
     16        Providence            RI       02903                                                      Refinance    Wachovia
     17        Marietta              GA       30067                                                      Refinance    Wachovia
    17.01      Marietta              GA       30067
    17.02      Marietta              GA       30067
    17.03      Marietta              GA       30067
    17.04      Marietta              GA       30067
    17.05      Marietta              GA       30067
    17.06      Marietta              GA       30067
     18        Union City            CA       94587                                                       Refinance    Wachovia
     19        Chula Vista           CA       91910                                                       Refinance     Artesia
     20        Tempe                 AZ       85281                                                      Acquisition   Wachovia
     21        Wellington            FL       33414                                                       Refinance    Wachovia
     22        Chandler              AZ       85225                                                      Acquisition   Wachovia
     23        Kansas City           MO       64155                                                      Acquisition   Wachovia
     24        Cary                  NC       27513                                                      Acquisition   Wachovia
     25        Flowood               MS       39232                                                      Acquisition   Wachovia
     26        Irving                TX       75038                 Las Colinas Portfolio                 Refinance    Wachovia
     27        Houston               TX       77069                                                      Acquisition   Wachovia
     28        San Diego             CA       92123                                                       Refinance    Wachovia
     29        Oxnard                CA       93036                                                       Refinance    Wachovia
     30        Skokie                IL       60076                                                      Acquisition   Wachovia
     31        Henderson             NV       89012                                                      Acquisition   Wachovia
     32        Gilbert               AZ       85296                                                       Refinance     Artesia
     33        Tempe                 AZ       85283                                                      Acquisition   Wachovia
     34        Las Vegas             NV       89122                                                       Refinance    Wachovia
     35        Norwalk               CT       06854                                                       Refinance    Wachovia
     36        New Castle            DE       19720                                                       Refinance    Wachovia
     37        Pembroke Pines        FL       33026                                                       Refinance    Wachovia
     38        Wilmington            DE       19720                                                       Refinance    Wachovia
     39        Quakertown            PA       18951                                                       Refinance    Wachovia
     40        Greenville            NC       27834                                                       Refinance    Wachovia
     41        Seymour               TN       37865                                                       Refinance    Wachovia
     42        San Francisco         CA       94133                                                      Acquisition   Wachovia
     43        Irving                TX       75038                 Las Colinas Portfolio                 Refinance    Wachovia
     44        Newnan                GA       30265                                                       Refinance    Wachovia
     45        Tempe                 AZ       85284                                                      Acquisition    Artesia
     46        Palm Beach Gardens    FL       33410                                                       Refinance    Wachovia
     47        Ontario               CA       91762                                                      Acquisition   Wachovia
     48        Tucson                AZ       85711                                                       Refinance    Wachovia
     49        Knoxville             TN       37922                                                      Acquisition   Wachovia
     50        Fresno                CA       93710                                                      Acquisition   Wachovia
     51        Englewood             CO       80112                                                       Refinance     Artesia
     52        Indio                 CA       92201                                                      Acquisition   Wachovia
     53        Las Vegas             NV       89117                                                       Refinance    Wachovia
     54        Knoxville             TN       37931                                                       Refinance    Wachovia
     55        Savannah              GA       31405                                                       Refinance    Wachovia
     56        Tampa                 FL       33624                                                      Acquisition   Wachovia
     57        Arcadia               CA       91006           Arcadia Gateway Center Portfolio            Refinance    Wachovia
     58        Everett               WA       98208                                                      Acquisition   Wachovia
     59        Houston               TX       77036                                                      Acquisition   Wachovia
     60        Charlotte             NC       28277                                                       Refinance    Wachovia
     61        Chandler              AZ       85226                                                      Acquisition   Wachovia
     62        Livonia               MI       48152                                                       Refinance    Wachovia
     63        Washington            DC       20005                                                       Refinance    Wachovia
     64        Charlotte             NC       28273                                                      Acquisition   Wachovia
     65        Various             Various   Various                                                     Acquisition   Wachovia
    65.01      Olathe                KS       66062
    65.02      Belton                MO       64012
    65.03      Platte City           MO       64079
    65.04      Kansas City           KS       66106
    65.05      Kansas City           MO       64139
    65.06      Olathe                KS       66061
     66        Arcadia               CA       91006           Arcadia Gateway Center Portfolio            Refinance    Wachovia
     67        Omaha                 NE       68134                                                      Acquisition   Wachovia
     68        Jacksonville          FL       32256                                                      Acquisition    Artesia
     69        Bellingham            WA       98226                                                       Refinance     Artesia
     70        New Castle            DE       19720                                                       Refinance    Wachovia
    70.01      New Castle            DE       19720
    70.02      New Castle            DE       19720
    70.03      New Castle            DE       19720
     71        Logan                 UT       84341                                                       Refinance     Artesia
     72        Saint Petersburg      FL       33716                                                      Acquisition   Wachovia
     73        Lexington             KY       40507                                                       Refinance    Wachovia
     74        Tigard                OR       97224                                                      Acquisition   Wachovia
     75        Nashville             TN       37211                                                      Acquisition   Wachovia
     76        Simpsonville          SC       29680                                                      Acquisition   Wachovia
     77        Virginia Beach        VA       23451                                                       Refinance    Wachovia
     78        Arcadia               CA       91006           Arcadia Gateway Center Portfolio            Refinance    Wachovia
     79        Indiana               PA       15701                                                       Refinance    Wachovia
     80        Albany                NY       14202                                                      Acquisition   Wachovia
     81        Knoxville             TN       37931                                                       Refinance    Wachovia
     82        Nashville             TN       37214                                                      Acquisition   Wachovia
     83        Auburn                NY       13021                                                      Acquisition    Artesia
     84        Scottsdale            AZ       85258                                                      Acquisition    Artesia
     85        Houston               TX       77008                                                      Acquisition   Wachovia
     86        Sterling              VA       20166                                                       Refinance    Wachovia
     87        Greensboro            NC       27455                                                      Acquisition   Wachovia
     88        Haverford Township    PA       19083                                                       Refinance    Wachovia
     89        Everett               WA       98204                                                       Refinance     Artesia
     90        Nashville             TN       37228                                                      Acquisition   Wachovia
     91        Houston               TX       77058                                                      Acquisition   Wachovia
     92        Temple Hills          MD       20748                                                       Refinance    Wachovia
     93        Olive Branch          MS       38654                                                      Acquisition   Wachovia
     94        Austin                TX       78726                                                       Refinance    Wachovia
     95        Lincolnton            NC       28093                                                       Refinance    Wachovia
     96        Richmond              VA       23234                                                       Refinance    Wachovia
     97        Austin                TX       78758                                                       Refinance    Wachovia
     98        Evanston              IL       60201                                                       Refinance    Wachovia
     99        Arlington             TX       76011                                                      Acquisition    Artesia
     100       Bellingham            WA       98226                                                       Refinance     Artesia
     101       Bangor                ME       04401                                                       Refinance    Wachovia
     102       Westminster           CO       80031                                                      Acquisition   Wachovia
     103       Parker                CO       80134                                                       Refinance    Wachovia
     104       Newnan                GA       30265                                                      Acquisition   Wachovia
     105       Woodbury              NY       11797                                                       Refinance     Artesia
     106       Rexburg               ID       83440                                                       Refinance     Artesia
     107       Saint Petersburg      FL       33730                                                       Refinance    Wachovia
     108       Jacksonville          FL       32256                                                       Refinance    Wachovia
     109       Phoenix               AZ       85035                                                       Refinance    Wachovia
     110       Duluth                GA       30097                                                      Acquisition    Artesia
     111       Winnetka              IL       60093                                                       Refinance    Wachovia
     112       Orlando               FL       32804                                                      Acquisition   Wachovia
     113       Gilbert               AZ       85296                                                       Refinance     Artesia
     114       Quincy                MA       02169                                                       Refinance    Wachovia
     115       Knoxville             TN       37931   Autumnwood/Hinton Hollow/Southern Woods Portfolio   Refinance    Wachovia
     116       Hingham               MA       02043                                                       Refinance    Wachovia
     117       Chicago               IL       60647                                                       Refinance    Wachovia
     118       Arlington             VA       22209                                                       Refinance    Wachovia
     119       Stafford              VA       22554                                                       Refinance    Wachovia
     120       Alexandria            VA       22304                                                       Refinance    Wachovia
     121       Birmingham            AL       35242                                                       Refinance     Artesia
     122       Edgewater             MD       21037                                                      Acquisition   Wachovia
     123       Winnetka              IL       60093                                                       Refinance    Wachovia
     124       Winnetka              IL       60093                                                       Refinance    Wachovia
     125       Kenmore               WA       98028                                                       Refinance     Artesia
     126       Knoxville             TN       37932   Autumnwood/Hinton Hollow/Southern Woods Portfolio   Refinance    Wachovia
     127       Miami                 FL       33156                                                      Acquisition   Wachovia
     128       Baton Rouge           LA       70809                                                      Acquisition    Artesia
     129       Evanston              IL       60201                                                       Refinance    Wachovia
     130       Rochester             MN      Various                                                     Acquisition    Artesia
   130.01      Rochester             MN       55906
   130.02      Rochester             MN       55904
     131       Gloucester            VA       23061                                                       Refinance    Wachovia
     132       San Antonio           TX       78251                                                      Acquisition   Wachovia
     133       Baldwin Park          CA       91706                                                       Refinance     Artesia
     134       Knoxville             TN       37923   Autumnwood/Hinton Hollow/Southern Woods Portfolio   Refinance    Wachovia
     135       Carson City           NV       89701                                                      Acquisition    Artesia
     136       Vero Beach            FL       32966                                                      Acquisition   Wachovia
     137       Winnetka              IL       60093                                                       Refinance    Wachovia
     138       Livingston            TN       38570                                                      Acquisition   Wachovia
     139       Houston               TX       77087                                                      Acquisition    Artesia
     140       Santa Barbara         CA       93101                                                       Refinance     Artesia
     141       Houston               TX      Various                                                      Refinance     Artesia
   141.01      Houston               TX       77075
   141.02      Houston               TX       77016
     142       Grand Forks           ND       58203                                                      Acquisition   Wachovia

                                                                                                % OF AGGREGATE   % OF AGGREGATE
MORTGAGE LOAN      GENERAL               SPECIFIC             ORIGINAL LOAN     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
   NUMBER       PROPERTY TYPE          PROPERTY TYPE           BALANCE ($)    LOAN BALANCE ($)      BALANCE     GROUP 1 BALANCE
-------------------------------------------------------------------------------------------------------------------------------

      1           Industrial              Various            318,976,000.00    318,976,000.00        9.46%           11.94%
    1.01          Industrial      Distribution/Warehouse      25,840,000.00
    1.02          Industrial      Distribution/Warehouse      22,960,000.00
    1.03          Industrial      Distribution/Warehouse      20,800,000.00
    1.04          Industrial      Distribution/Warehouse      20,080,000.00
    1.05          Industrial      Distribution/Warehouse      19,360,000.00
    1.06          Industrial      Distribution/Warehouse      18,696,000.00
    1.07          Industrial      Distribution/Warehouse      18,600,000.00
    1.08          Industrial      Distribution/Warehouse      17,760,000.00
    1.09          Industrial      Distribution/Warehouse      16,080,000.00
    1.10          Industrial      Distribution/Warehouse      15,120,000.00
    1.11          Industrial      Distribution/Warehouse      14,160,000.00
    1.12          Industrial      Distribution/Warehouse      12,800,000.00
    1.13          Industrial      Distribution/Warehouse      10,400,000.00
    1.14          Industrial           Distribution           9,740,000.00
    1.15          Industrial      Distribution/Warehouse      9,120,000.00
    1.16          Industrial           Distribution           9,000,000.00
    1.17          Industrial      Distribution/Warehouse      8,520,000.00
    1.18          Industrial           Distribution           7,680,000.00
    1.19          Industrial           Distribution           6,240,000.00
    1.20          Industrial           Distribution           6,100,000.00
    1.21          Industrial      Distribution/Warehouse      5,720,000.00
    1.22          Industrial           Distribution           5,240,000.00
    1.23          Industrial      Distribution/Warehouse      4,280,000.00
    1.24          Industrial           Distribution           4,240,000.00
    1.25          Industrial           Distribution           3,520,000.00
    1.26          Industrial           Distribution           3,520,000.00
    1.27          Industrial           Distribution           3,400,000.00
      2             Retail                Various            233,977,430.00    233,977,430.00        6.94%            8.76%
    2.01            Retail               Anchored             10,932,308.44
    2.02            Retail               Anchored             14,316,118.20
    2.03            Retail               Anchored             14,055,825.14
    2.04            Retail               Anchored             14,003,766.53
    2.05            Retail               Anchored             16,919,048.78
    2.06            Retail               Anchored             8,902,022.59
    2.07            Retail               Anchored             7,652,615.91
    2.08            Retail               Anchored             12,103,627.21
    2.09            Retail               Anchored             5,674,388.67
    2.10            Retail               Anchored             31,755,753.10
    2.11            Retail               Anchored             17,960,221.01
    2.12            Retail               Anchored             15,981,993.77
    2.13            Retail              Unanchored            2,811,165.03
    2.14            Retail               Anchored             13,014,652.91
    2.15            Retail               Anchored             15,617,583.49
    2.16            Retail               Anchored             32,276,339.21
      3             Retail               Anchored            205,000,000.00    205,000,000.00        6.08%            7.67%
      4             Retail               Anchored            161,039,673.00    161,039,673.00        4.78%            6.03%
    4.01            Retail               Anchored             7,577,082.03
    4.02            Retail               Anchored             10,671,946.52
    4.03            Retail               Anchored             24,011,879.67
    4.04            Retail               Anchored             7,683,801.50
    4.05            Retail               Anchored             5,229,253.80
    4.06            Retail               Anchored             17,341,913.10
    4.07            Retail               Anchored             11,899,220.37
    4.08            Retail               Anchored             5,335,973.26
    4.09            Retail               Anchored             6,509,887.38
    4.10            Retail               Anchored             10,405,147.86
    4.11            Retail               Anchored             13,873,530.48
    4.12            Retail               Anchored             19,156,144.00
    4.13            Retail               Anchored             21,343,893.04
      5             Retail               Anchored            150,000,000.00    150,000,000.00        4.45%            5.61%
      6          Multifamily           Conventional          132,000,000.00    132,000,000.00        3.92%            4.94%
      7             Office                  CBD              129,000,000.00    129,000,000.00        3.83%            4.83%
      8             Retail             Single Tenant         100,000,000.00    100,000,000.00        2.97%            3.74%
      9          Multifamily           Conventional           65,050,000.00     65,050,000.00        1.93%
     10             Retail               Anchored             60,000,000.00     60,000,000.00        1.78%            2.25%
     11             Retail               Anchored             58,000,000.00     58,000,000.00        1.72%            2.17%
     12          Multifamily           Conventional           57,150,000.00     57,150,000.00        1.70%
     13        Mobile Home Park      Mobile Home Park         56,800,000.00     56,800,000.00        1.68%
     14             Office               Suburban             52,000,000.00     52,000,000.00        1.54%            1.95%
     15          Multifamily           Conventional           50,000,000.00     50,000,000.00        1.48%
     16          Hospitality           Full Service           49,000,000.00     49,000,000.00        1.45%            1.83%
     17             Office               Suburban             37,000,000.00     37,000,000.00        1.10%            1.38%
    17.01           Office               Suburban             9,860,000.00
    17.02           Office               Suburban             9,150,000.00
    17.03           Office               Suburban             5,770,000.00
    17.04           Office               Suburban             4,800,000.00
    17.05           Office               Suburban             4,190,000.00
    17.06           Office               Suburban             3,230,000.00
     18           Industrial         Light Industrial         35,000,000.00     35,000,000.00        1.04%            1.31%
     19             Office               Suburban             33,300,000.00     33,300,000.00        0.99%            1.25%
     20          Multifamily          Student Housing         33,150,000.00     33,150,000.00        0.98%
     21             Retail               Anchored             30,750,000.00     30,750,000.00        0.91%            1.15%
     22          Multifamily           Conventional           30,315,000.00     30,315,000.00        0.90%
     23             Retail               Anchored             28,275,000.00     28,275,000.00        0.84%            1.06%
     24             Office               Suburban             28,200,000.00     28,200,000.00        0.84%            1.06%
     25             Retail            Shadow Anchored         25,600,000.00     25,600,000.00        0.76%            0.96%
     26             Office               Suburban             25,025,000.00     25,025,000.00        0.74%            0.94%
     27          Multifamily           Conventional           24,475,000.00     24,475,000.00        0.73%
     28          Multifamily           Conventional           23,000,000.00     23,000,000.00        0.68%
     29          Multifamily           Conventional           23,000,000.00     23,000,000.00        0.68%
     30             Office               Suburban             22,600,000.00     22,600,000.00        0.67%            0.85%
     31          Multifamily           Conventional           22,400,000.00     22,400,000.00        0.66%
     32             Retail            Shadow Anchored         22,400,000.00     22,400,000.00        0.66%            0.84%
     33          Multifamily           Conventional           22,100,000.00     22,100,000.00        0.66%
     34             Retail               Anchored             21,000,000.00     21,000,000.00        0.62%            0.79%
     35             Office               Suburban             20,000,000.00     20,000,000.00        0.59%            0.75%
     36             Office               Suburban             18,800,000.00     18,800,000.00        0.56%            0.70%
     37             Office               Suburban             18,750,000.00     18,750,000.00        0.56%            0.70%
     38             Office               Suburban             18,400,000.00     18,400,000.00        0.55%            0.69%
     39        Mobile Home Park      Mobile Home Park         18,080,000.00     18,080,000.00        0.54%
     40          Multifamily           Conventional           18,000,000.00     18,000,000.00        0.53%
     41          Multifamily           Conventional           17,600,000.00     17,600,000.00        0.52%
     42           Mixed Use            Retail/Office          17,500,000.00     17,500,000.00        0.52%            0.65%
     43             Office               Suburban             17,500,000.00     17,500,000.00        0.52%            0.65%
     44             Retail               Anchored             17,500,000.00     17,500,000.00        0.52%            0.65%
     45             Office               Suburban             17,300,000.00     17,300,000.00        0.51%            0.65%
     46             Office               Suburban             17,250,000.00     17,250,000.00        0.51%            0.65%
     47             Retail               Anchored             17,000,000.00     17,000,000.00        0.50%            0.64%
     48          Hospitality          Limited Service         17,000,000.00     17,000,000.00        0.50%            0.64%
     49          Multifamily           Conventional           16,185,000.00     16,185,000.00        0.48%
     50             Office               Suburban             16,043,000.00     16,043,000.00        0.48%            0.60%
     51             Office               Suburban             15,500,000.00     15,500,000.00        0.46%            0.58%
     52          Multifamily           Conventional           15,500,000.00     15,500,000.00        0.46%
     53             Retail               Anchored             15,500,000.00     15,500,000.00        0.46%            0.58%
     54          Multifamily           Conventional           15,200,000.00     15,200,000.00        0.45%
     55             Retail               Anchored             15,120,000.00     15,120,000.00        0.45%            0.57%
     56             Office               Suburban             14,950,000.00     14,950,000.00        0.44%            0.56%
     57             Office               Suburban             14,880,000.00     14,880,000.00        0.44%            0.56%
     58          Multifamily           Conventional           14,700,000.00     14,700,000.00        0.44%
     59          Multifamily           Conventional           14,700,000.00     14,700,000.00        0.44%
     60             Office                Medical             14,450,000.00     14,450,000.00        0.43%            0.54%
     61          Multifamily           Conventional           14,050,000.00     14,050,000.00        0.42%
     62             Office               Suburban             13,375,000.00     13,375,000.00        0.40%            0.50%
     63          Multifamily           Conventional           13,300,000.00     13,300,000.00        0.39%
     64             Office               Suburban             13,025,000.00     13,025,000.00        0.39%            0.49%
     65          Self Storage          Self Storage           13,000,000.00     13,000,000.00        0.39%            0.49%
    65.01        Self Storage          Self Storage           3,563,000.00
    65.02        Self Storage          Self Storage           2,312,000.00
    65.03        Self Storage          Self Storage           2,160,000.00
    65.04        Self Storage          Self Storage           2,085,000.00
    65.05        Self Storage          Self Storage           1,781,000.00
    65.06        Self Storage          Self Storage           1,099,000.00
     66             Retail              Unanchored            12,820,000.00     12,820,000.00        0.38%            0.48%
     67          Multifamily           Conventional           12,500,000.00     12,500,000.00        0.37%
     68             Retail              Unanchored            12,300,000.00     12,300,000.00        0.36%            0.46%
     69          Multifamily           Conventional           12,200,000.00     12,200,000.00        0.36%
     70           Industrial             Warehouse            12,160,000.00     12,160,000.00        0.36%            0.46%
    70.01         Industrial             Warehouse            6,000,000.00
    70.02         Industrial             Warehouse            3,120,000.00
    70.03         Industrial             Warehouse            3,040,000.00
     71             Retail               Anchored             12,000,000.00     12,000,000.00        0.36%            0.45%
     72             Office               Suburban             11,500,000.00     11,500,000.00        0.34%            0.43%
     73             Office                  CBD               11,350,000.00     11,350,000.00        0.34%            0.42%
     74          Multifamily           Conventional           11,000,000.00     11,000,000.00        0.33%
     75             Office               Suburban             10,885,000.00     10,885,000.00        0.32%            0.41%
     76          Multifamily           Conventional           10,500,000.00     10,500,000.00        0.31%
     77          Hospitality           Extended Stay          10,500,000.00     10,500,000.00        0.31%            0.39%
     78             Office                Medical             10,300,000.00     10,300,000.00        0.31%            0.39%
     79             Retail               Anchored             10,200,000.00     10,200,000.00        0.30%            0.38%
     80             Office               Suburban             10,137,000.00     10,137,000.00        0.30%            0.38%
     81          Multifamily           Conventional           9,800,000.00      9,800,000.00         0.29%
     82             Office               Suburban             9,800,000.00      9,800,000.00         0.29%            0.37%
     83             Retail             Single Tenant          9,500,000.00      9,500,000.00         0.28%            0.36%
     84             Office               Suburban             9,400,000.00      9,400,000.00         0.28%            0.35%
     85          Multifamily           Conventional           9,000,000.00      9,000,000.00         0.27%
     86             Retail             Single Tenant          9,000,000.00      8,982,796.47         0.27%            0.34%
     87          Multifamily           Conventional           8,625,000.00      8,625,000.00         0.26%
     88             Retail               Anchored             8,450,000.00      8,450,000.00         0.25%            0.32%
     89          Hospitality          Limited Service         8,400,000.00      8,400,000.00         0.25%            0.31%
     90             Office               Suburban             8,240,000.00      8,240,000.00         0.24%            0.31%
     91             Office               Suburban             8,150,000.00      8,150,000.00         0.24%            0.30%
     92             Retail              Unanchored            8,000,000.00      8,000,000.00         0.24%            0.30%
     93             Retail              Unanchored            7,800,000.00      7,800,000.00         0.23%            0.29%
     94             Retail              Unanchored            7,680,600.00      7,680,600.00         0.23%            0.29%
     95           Industrial           Distribution           7,630,000.00      7,630,000.00         0.23%            0.29%
     96          Multifamily           Conventional           7,250,000.00      7,250,000.00         0.22%
     97          Multifamily           Conventional           7,100,000.00      7,100,000.00         0.21%
     98          Multifamily           Conventional           7,030,000.00      7,030,000.00         0.21%            0.26%
     99             Retail              Unanchored            7,000,000.00      7,000,000.00         0.21%            0.26%
     100         Multifamily           Conventional           7,000,000.00      7,000,000.00         0.21%
     101         Hospitality           Full Service           6,700,000.00      6,700,000.00         0.20%            0.25%
     102            Retail               Anchored             6,700,000.00      6,700,000.00         0.20%            0.25%
     103          Mixed Use            Retail/Office          6,650,000.00      6,650,000.00         0.20%            0.25%
     104         Multifamily           Conventional           6,500,000.00      6,500,000.00         0.19%
     105            Office               Suburban             6,400,000.00      6,400,000.00         0.19%            0.24%
     106         Multifamily          Student Housing         6,250,000.00      6,250,000.00         0.19%
     107          Industrial           Distribution           6,250,000.00      6,250,000.00         0.19%            0.23%
     108            Office               Suburban             6,200,000.00      6,200,000.00         0.18%            0.23%
     109          Industrial               Flex               6,200,000.00      6,200,000.00         0.18%            0.23%
     110            Office               Suburban             5,671,000.00      5,671,000.00         0.17%            0.21%
     111          Mixed Use      Retail/Office/Multifamily    5,640,000.00      5,640,000.00         0.17%            0.21%
     112          Industrial               Flex               5,400,000.00      5,400,000.00         0.16%            0.20%
     113            Retail              Unanchored            5,000,000.00      5,000,000.00         0.15%            0.19%
     114         Multifamily           Conventional           5,000,000.00      5,000,000.00         0.15%
     115         Multifamily           Conventional           4,840,000.00      4,840,000.00         0.14%
     116          Mixed Use            Office/Retail          4,750,000.00      4,750,000.00         0.14%            0.18%
     117            Retail              Unanchored            4,750,000.00      4,750,000.00         0.14%            0.18%
     118         Multifamily           Conventional           4,600,000.00      4,600,000.00         0.14%
     119            Office               Suburban             4,400,000.00      4,400,000.00         0.13%            0.16%
     120            Retail              Unanchored            4,150,000.00      4,150,000.00         0.12%            0.16%
     121         Hospitality          Limited Service         4,000,000.00      4,000,000.00         0.12%            0.15%
     122            Retail             Single Tenant          3,800,000.00      3,795,979.59         0.11%            0.14%
     123          Mixed Use         Retail/Multifamily        3,620,000.00      3,620,000.00         0.11%            0.14%
     124          Mixed Use      Retail/Multifamily/Office    3,590,000.00      3,590,000.00         0.11%            0.13%
     125         Multifamily           Conventional           3,500,000.00      3,496,468.82         0.10%
     126         Multifamily           Conventional           3,220,000.00      3,220,000.00         0.10%
     127            Retail             Single Tenant          3,200,000.00      3,196,721.89         0.09%            0.12%
     128            Office               Suburban             3,040,000.00      3,040,000.00         0.09%            0.11%
     129         Multifamily           Conventional           2,915,000.00      2,915,000.00         0.09%
     130         Self Storage          Self Storage           2,900,000.00      2,900,000.00         0.09%            0.11%
   130.01        Self Storage          Self Storage
   130.02        Self Storage          Self Storage
     131            Retail            Shadow Anchored         2,800,000.00      2,800,000.00         0.08%            0.10%
     132            Retail             Single Tenant          2,690,000.00      2,690,000.00         0.08%            0.10%
     133            Retail              Unanchored            2,500,000.00      2,497,511.24         0.07%            0.09%
     134         Multifamily           Conventional           2,460,000.00      2,460,000.00         0.07%
     135            Office               Suburban             2,300,000.00      2,300,000.00         0.07%            0.09%
     136            Retail            Shadow Anchored         2,142,000.00      2,142,000.00         0.06%            0.08%
     137          Mixed Use            Office/Retail          2,100,000.00      2,100,000.00         0.06%            0.08%
     138            Retail             Single Tenant          1,856,000.00      1,856,000.00         0.06%            0.07%
     139            Retail             Single Tenant          1,732,000.00      1,732,000.00         0.05%            0.06%
     140            Office                  CBD               1,600,000.00      1,600,000.00         0.05%            0.06%
     141            Retail                Various             1,500,000.00      1,500,000.00         0.04%            0.06%
   141.01           Retail              Unanchored            1,032,258.00
   141.02           Retail             Single Tenant          467,742.00
     142            Retail             Single Tenant          840,000.00        840,000.00          0.02%            0.03%

                                                                                                                   INTEREST
                % OF AGGREGATE                               MATURITY                      LOAN        INTEREST     ACCRUAL
MORTGAGE LOAN    CUT-OFF DATE   ORIGINATION                    DATE                   ADMINISTRATIVE   ACCRUAL      METHOD
   NUMBER      GROUP 2 BALANCE      DATE     FIRST PAY DATE   OR ARD   MORTGAGE RATE     COST RATE      METHOD     DURING IO
----------------------------------------------------------------------------------------------------------------------------

      1                           11/07/06      12/11/06     11/11/16     5.9140%        0.02062%       30/360      30/360
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
    1.09
    1.10
    1.11
    1.12
    1.13
    1.14
    1.15
    1.16
    1.17
    1.18
    1.19
    1.20
    1.21
    1.22
    1.23
    1.24
    1.25
    1.26
    1.27
      2                           12/01/06      01/09/07     12/09/16     5.4400%        0.02062%     Actual/360  Actual/360
    2.01
    2.02
    2.03
    2.04
    2.05
    2.06
    2.07
    2.08
    2.09
    2.10
    2.11
    2.12
    2.13
    2.14
    2.15
    2.16
      3                           09/29/06      11/11/06     10/11/11     5.3050%        0.02062%     Actual/360  Actual/360
      4                           12/01/06      01/09/07     12/09/13     5.4200%        0.02062%     Actual/360  Actual/360
    4.01
    4.02
    4.03
    4.04
    4.05
    4.06
    4.07
    4.08
    4.09
    4.10
    4.11
    4.12
    4.13
      5                           11/10/06      12/11/06     11/11/16     5.3700%        0.02062%     Actual/360  Actual/360
      6                           10/05/06      11/11/06     10/11/16     6.1040%        0.02062%       30/360      30/360
      7                           11/09/06      12/11/06     11/11/16     5.8500%        0.02062%     Actual/360  Actual/360
      8                           11/21/06      01/11/07     12/11/16     5.7600%        0.02062%     Actual/360  Actual/360
      9             9.31%         11/30/06      01/11/07     12/11/16     5.4900%        0.02062%     Actual/360  Actual/360
     10                           09/29/06      11/11/06     10/11/11     5.5900%        0.02062%       30/360      30/360
     11                           11/09/06      12/11/06     11/11/16   5.889093%        0.02062%     Actual/360  Actual/360
     12             8.18%         11/30/06      01/11/07     12/11/16     5.4900%        0.02062%     Actual/360  Actual/360
     13             8.13%         11/08/06      12/11/06     11/11/16     5.7900%        0.02062%     Actual/360  Actual/360
     14                           11/10/06      12/11/06     11/11/16     5.8800%        0.02062%     Actual/360  Actual/360
     15             7.15%         09/28/06      11/11/06     10/11/16     5.7000%        0.02062%     Actual/360  Actual/360
     16                           12/01/06      01/11/07     12/11/16     6.2000%        0.03562%     Actual/360  Actual/360
     17                           10/24/06      12/11/06     11/11/16     6.1200%        0.02062%     Actual/360  Actual/360
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
     18                           11/01/06      12/11/06     11/11/16     5.6600%        0.03062%     Actual/360  Actual/360
     19                           10/13/06      12/11/06     11/11/16     6.0200%        0.02062%     Actual/360  Actual/360
     20             4.74%         12/01/06      01/11/07     12/11/16     5.9200%        0.02062%     Actual/360  Actual/360
     21                           11/21/06      01/11/07     12/11/16     5.5700%        0.02062%     Actual/360  Actual/360
     22             4.34%         11/14/06      01/11/07     12/11/11     6.0500%        0.02062%     Actual/360  Actual/360
     23                           06/08/06      07/11/06     06/11/16     5.3800%        0.02062%     Actual/360  Actual/360
     24                           10/06/06      11/11/06     10/11/16     5.4850%        0.02062%     Actual/360  Actual/360
     25                           11/10/06      12/11/06     11/11/16     5.7800%        0.05062%     Actual/360  Actual/360
     26                           10/02/06      11/11/06     10/11/16     5.7000%        0.02062%     Actual/360  Actual/360
     27             3.50%         08/23/06      10/11/06     09/11/16     6.2850%        0.02062%     Actual/360  Actual/360
     28             3.29%         10/11/06      11/11/06     10/11/16     5.7600%        0.02062%     Actual/360  Actual/360
     29             3.29%         10/31/06      12/11/06     11/11/16     5.8500%        0.02062%     Actual/360  Actual/360
     30                           11/01/06      12/11/06     11/11/16     5.5300%        0.05062%     Actual/360  Actual/360
     31             3.20%         11/21/06      01/11/07     12/11/11     5.5800%        0.02062%     Actual/360  Actual/360
     32                           10/30/06      01/01/07     12/01/16     6.1025%        0.02062%     Actual/360  Actual/360
     33             3.16%         11/15/06      01/11/07     12/11/11     6.0900%        0.02062%     Actual/360  Actual/360
     34                           11/08/06      12/11/06     11/11/16     5.7900%        0.02062%     Actual/360  Actual/360
     35                           11/03/06      12/11/06     11/11/16     6.1600%        0.02062%     Actual/360  Actual/360
     36                           11/02/06      12/11/06     11/11/16     5.6100%        0.02062%     Actual/360  Actual/360
     37                           11/16/06      01/11/07     12/11/16     5.8400%        0.02062%     Actual/360  Actual/360
     38                           11/02/06      12/11/06     11/11/16     5.6100%        0.02062%     Actual/360  Actual/360
     39             2.59%         11/08/06      12/11/06     11/11/16     5.7900%        0.02062%     Actual/360  Actual/360
     40             2.58%         11/01/06      12/11/06     11/11/16     5.7600%        0.02062%     Actual/360  Actual/360
     41             2.52%         09/29/06      11/11/06     10/11/16     6.0200%        0.02062%     Actual/360  Actual/360
     42                           10/11/06      11/11/06     10/11/16     5.6500%        0.02062%     Actual/360  Actual/360
     43                           10/02/06      11/11/06     10/11/16     5.7000%        0.02062%     Actual/360  Actual/360
     44                           10/10/06      11/11/06     10/11/16     5.6400%        0.02062%     Actual/360  Actual/360
     45                           11/20/06      01/11/07     12/11/11     5.7000%        0.02062%     Actual/360  Actual/360
     46                           11/16/06      01/11/07     12/11/16     5.8400%        0.02062%     Actual/360  Actual/360
     47                           11/09/06      12/11/06     11/11/16     5.7900%        0.05062%     Actual/360  Actual/360
     48                           12/01/06      01/11/07     12/11/16     5.9700%        0.02062%     Actual/360
     49             2.32%         11/21/06      01/11/07     12/11/16     5.2600%        0.02062%     Actual/360  Actual/360
     50                           11/13/06      01/11/07     12/11/16     5.6300%        0.02062%     Actual/360  Actual/360
     51                           11/15/06      01/11/07     12/11/16     5.8500%        0.02062%     Actual/360  Actual/360
     52             2.22%         08/24/06      10/11/06     09/11/11     6.5050%        0.02062%     Actual/360  Actual/360
     53                           11/15/06      01/11/07     12/11/16     5.8000%        0.02062%     Actual/360  Actual/360
     54             2.17%         09/29/06      11/11/06     10/11/16     6.0200%        0.02062%     Actual/360  Actual/360
     55                           12/05/06      01/11/07     12/11/16     5.6300%        0.02062%     Actual/360  Actual/360
     56                           11/22/06      01/11/07     12/11/16     5.6200%        0.02062%     Actual/360  Actual/360
     57                           11/09/06      12/11/06     11/11/16     6.0700%        0.02062%     Actual/360  Actual/360
     58             2.10%         10/30/06      12/11/06     11/11/11     5.8000%        0.02062%     Actual/360  Actual/360
     59             2.10%         11/30/06      01/11/07     12/11/11     5.6100%        0.06062%     Actual/360  Actual/360
     60                           10/19/06      12/11/06     11/11/16     5.7600%        0.02062%     Actual/360  Actual/360
     61             2.01%         12/01/06      01/11/07     12/11/11     6.4200%        0.02062%     Actual/360  Actual/360
     62                           11/01/06      12/11/06     11/11/16     5.7300%        0.02062%     Actual/360  Actual/360
     63             1.90%         11/15/06      01/11/07     12/11/16     5.6200%        0.02062%     Actual/360  Actual/360
     64                           11/03/06      12/11/06     11/11/16     5.5700%        0.02062%     Actual/360  Actual/360
     65                           10/30/06      12/11/06     11/11/16     5.9100%        0.02062%     Actual/360  Actual/360
    65.01
    65.02
    65.03
    65.04
    65.05
    65.06
     66                           11/09/06      12/11/06     11/11/16     6.0700%        0.02062%     Actual/360  Actual/360
     67             1.79%         11/03/06      12/11/06     11/11/16     5.7200%        0.02062%     Actual/360  Actual/360
     68                           08/14/06      10/11/06     09/11/16     6.2900%        0.02062%     Actual/360  Actual/360
     69             1.75%         11/13/06      01/11/07     12/11/16     5.7500%        0.02062%     Actual/360
     70                           11/03/06      12/11/06     11/11/16     5.6100%        0.02062%     Actual/360  Actual/360
    70.01
    70.02
    70.03
     71                           11/17/06      01/11/07     12/11/16     5.4500%        0.02062%     Actual/360  Actual/360
     72                           11/02/06      12/11/06     11/11/16     5.9000%        0.02062%     Actual/360  Actual/360
     73                           11/21/06      01/11/07     12/11/16     5.6700%        0.02062%     Actual/360  Actual/360
     74             1.57%         11/15/06      01/11/07     12/11/16     5.8900%        0.02062%     Actual/360  Actual/360
     75                           11/20/06      01/11/07     12/11/16     5.5900%        0.02062%     Actual/360  Actual/360
     76             1.50%         10/12/06      12/11/06     11/11/16     5.7140%        0.02062%     Actual/360  Actual/360
     77                           10/26/06      12/11/06     11/11/16     5.8800%        0.02062%     Actual/360  Actual/360
     78                           11/09/06      12/11/06     11/11/16     6.0700%        0.02062%     Actual/360  Actual/360
     79                           12/05/06      01/11/07     12/11/16     5.7200%        0.02062%     Actual/360
     80                           10/25/06      12/11/06     11/11/16     5.5000%        0.02062%     Actual/360  Actual/360
     81             1.40%         09/29/06      11/11/06     10/11/16     6.0200%        0.02062%     Actual/360  Actual/360
     82                           11/21/06      01/11/07     12/11/16     5.6800%        0.02062%     Actual/360  Actual/360
     83                           11/01/06      12/11/06     11/11/16     5.6000%        0.02062%     Actual/360  Actual/360
     84                           11/10/06      01/11/07     12/11/16     5.9500%        0.02062%     Actual/360
     85             1.29%         09/28/06      11/11/06     10/11/16     5.3400%        0.02062%     Actual/360  Actual/360
     86                           10/06/06      11/11/06     10/11/16     5.8000%        0.02062%     Actual/360
     87             1.23%         11/17/06      01/11/07     12/11/16     5.5500%        0.02062%     Actual/360  Actual/360
     88                           10/06/06      11/11/06     10/11/16     5.9100%        0.02062%     Actual/360  Actual/360
     89                           11/01/06      12/11/06     11/11/16     6.0500%        0.02062%     Actual/360  Actual/360
     90                           11/16/06      01/11/07     12/11/16     5.6800%        0.02062%     Actual/360  Actual/360
     91                           11/01/06      12/11/06     11/11/16     5.7000%        0.06062%     Actual/360  Actual/360
     92                           11/15/06      01/11/07     12/11/16     5.9200%        0.02062%     Actual/360  Actual/360
     93                           10/30/06      12/11/06     11/11/16     5.7500%        0.02062%     Actual/360  Actual/360
     94                           08/07/06      09/11/06     08/11/16     6.1300%        0.07062%     Actual/360  Actual/360
     95                           11/22/06      01/11/07     12/11/11     6.4000%        0.02062%     Actual/360
     96             1.04%         11/29/06      01/11/07     12/11/16     5.4800%        0.02062%     Actual/360  Actual/360
     97             1.02%         09/29/06      11/11/06     10/11/11     5.8200%        0.06062%     Actual/360  Actual/360
     98                           10/26/06      12/11/06     11/11/16     5.8800%        0.02062%     Actual/360  Actual/360
     99                           10/25/06      12/11/06     11/11/16     5.8800%        0.07062%     Actual/360  Actual/360
     100            1.00%         11/13/06      01/11/07     12/11/26     5.8300%        0.02062%     Actual/360
     101                          11/30/06      01/11/07     12/11/16     5.8000%        0.02062%     Actual/360
     102                          10/11/06      11/11/06     10/11/16     5.8500%        0.02062%     Actual/360  Actual/360
     103                          11/21/06      01/11/07     12/11/16     5.6000%        0.07062%     Actual/360  Actual/360
     104            0.93%         10/25/06      12/11/06     11/11/16     5.7500%        0.06062%     Actual/360  Actual/360
     105                          10/10/06      11/11/06     10/11/16     6.1900%        0.02062%     Actual/360  Actual/360
     106            0.89%         11/06/06      12/11/06     11/11/16     5.7500%        0.02062%     Actual/360  Actual/360
     107                          11/13/06      01/11/07     12/11/16     5.8000%        0.02062%     Actual/360
     108                          11/08/06      12/11/06     11/11/16     5.8800%        0.02062%     Actual/360  Actual/360
     109                          10/30/06      12/11/06     11/11/16     5.8100%        0.07062%     Actual/360  Actual/360
     110                          08/14/06      10/11/06     09/11/16     6.4500%        0.02062%     Actual/360  Actual/360
     111                          10/30/06      12/11/06     11/11/16     5.8800%        0.02062%     Actual/360  Actual/360
     112                          10/03/06      11/11/06     10/11/16     5.7100%        0.02062%     Actual/360  Actual/360
     113                          11/09/06      01/11/07     12/11/16     5.6900%        0.02062%     Actual/360  Actual/360
     114            0.72%         11/28/06      01/11/07     12/11/16     5.6700%        0.02062%     Actual/360  Actual/360
     115            0.69%         09/29/06      11/11/06     10/11/16     6.0200%        0.02062%     Actual/360  Actual/360
     116                          11/17/06      01/11/07     12/11/16     5.9900%        0.02062%     Actual/360
     117                          11/21/06      01/11/07     12/11/16     5.7500%        0.02062%     Actual/360  Actual/360
     118            0.66%         11/01/06      12/11/06     11/11/16     5.6900%        0.02062%     Actual/360  Actual/360
     119                          11/03/06      12/11/06     11/11/16     5.8300%        0.02062%     Actual/360  Actual/360
     120                          12/04/06      01/11/07     12/11/16     5.8300%        0.02062%     Actual/360  Actual/360
     121                          11/13/06      01/11/07     12/11/16     6.1400%        0.09062%     Actual/360
     122                          11/03/06      12/11/06     11/11/16     5.6800%        0.02062%     Actual/360
     123                          10/30/06      12/11/06     11/11/16     5.8800%        0.02062%     Actual/360  Actual/360
     124                          10/30/06      12/11/06     11/11/16     5.8800%        0.02062%     Actual/360  Actual/360
     125            0.50%         10/16/06      12/11/06     11/11/16     5.9300%        0.02062%     Actual/360
     126            0.46%         09/29/06      11/11/06     10/11/16     6.0200%        0.02062%     Actual/360  Actual/360
     127                          10/31/06      12/11/06     11/11/16     5.8500%        0.02062%     Actual/360
     128                          10/26/06      12/11/06     11/11/16     5.9300%        0.02062%     Actual/360  Actual/360
     129            0.42%         10/26/06      12/11/06     11/11/16     5.8800%        0.02062%     Actual/360  Actual/360
     130                          11/10/06      01/11/07     12/11/16     5.9700%        0.02062%     Actual/360
   130.01
   130.02
     131                          11/29/06      01/11/07     12/11/16     5.6800%        0.02062%     Actual/360
     132                          08/02/06      09/11/06     08/11/16     5.2800%        0.02062%     Actual/360  Actual/360
     133                          10/17/06      12/11/06     11/11/16     6.0000%        0.02062%     Actual/360
     134            0.35%         09/29/06      11/11/06     10/11/16     6.0200%        0.02062%     Actual/360  Actual/360
     135                          10/20/06      12/11/06     11/11/16     5.9200%        0.02062%     Actual/360  Actual/360
     136                          11/30/06      01/11/07     12/11/16     5.7200%        0.02062%     Actual/360  Actual/360
     137                          10/30/06      12/11/06     11/11/16     5.8800%        0.02062%     Actual/360  Actual/360
     138                          06/12/06      08/11/06     07/11/16     5.7900%        0.02062%     Actual/360  Actual/360
     139                          11/28/06      01/11/07     12/11/16     6.0400%        0.02062%     Actual/360
     140                          10/25/06      01/11/07     12/11/16     5.9800%        0.02062%     Actual/360  Actual/360
     141                          11/28/06      01/11/07     12/11/16     6.0400%        0.02062%     Actual/360
   141.01
   141.02
     142                          08/15/06      10/11/06     09/11/16     5.8700%        0.02062%     Actual/360  Actual/360

                 ORIGINAL    REMAINING
                 TERM TO      TERM TO                                                                  MATURITY DATE OR
MORTGAGE LOAN  MATURITY OR  MATURITY OR   REMAINING IO  ORIGINAL AMORT  REMAINING AMORT   MONTHLY P&I     ARD BALLOON
   NUMBER       ARD (MOS.)   ARD (MOS.)  PERIOD (MOS.)   TERM (MOS.)      TERM (MOS.)    PAYMENTS ($)     BALANCE ($)    ARD LOAN
---------------------------------------------------------------------------------------------------------------------------------

      1            120          119           119             IO               IO             IO        318,976,000.00       N
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
    1.09
    1.10
    1.11
    1.12
    1.13
    1.14
    1.15
    1.16
    1.17
    1.18
    1.19
    1.20
    1.21
    1.22
    1.23
    1.24
    1.25
    1.26
    1.27
      2            120          120           120             IO               IO             IO        233,977,430.00       N
    2.01
    2.02
    2.03
    2.04
    2.05
    2.06
    2.07
    2.08
    2.09
    2.10
    2.11
    2.12
    2.13
    2.14
    2.15
    2.16
      3             60          58             58             IO               IO             IO        205,000,000.00       N
      4             84          84             84             IO               IO             IO        161,039,673.00       N
    4.01
    4.02
    4.03
    4.04
    4.05
    4.06
    4.07
    4.08
    4.09
    4.10
    4.11
    4.12
    4.13
      5            120          119           119             IO               IO             IO        150,000,000.00       N
      6            120          118           118             IO               IO             IO        132,000,000.00       N
      7            120          119            59            360              360         761,023.81    120,447,303.01       N
      8            120          120           120             IO               IO             IO        100,000,000.00       N
      9            120          120           120             IO               IO             IO         65,050,000.00       N
     10             60          58             58             IO               IO             IO         60,000,000.00       N
     11            120          119            23            360              360         343,614.49     51,266,667.28       N
     12            120          120           120             IO               IO             IO         57,150,000.00       N
     13            120          119           119             IO               IO             IO         56,800,000.00       N
     14            120          119           119             IO               IO             IO         52,000,000.00       N
     15            120          118            58            360              360         290,200.21     46,590,577.09       N
     16            120          120            36            360              360         300,109.80     44,450,487.92       N
     17            120          119            59            360              360         224,696.28     34,671,985.41       N
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
     18            120          119           119             IO               IO             IO         35,000,000.00       N
     19            120          119            59            420              420         190,320.64     31,846,310.12       N
     20            120          120           120             IO               IO             IO         33,150,000.00       Y
     21            120          120           120             IO               IO             IO         30,750,000.00       N
     22             60          60             60             IO               IO             IO         30,315,000.00       N
     23            120          114           114             IO               IO             IO         28,275,000.00       Y
     24            120          118           118             IO               IO             IO         28,200,000.00       N
     25            120          119            59            360              360         149,882.89     23,879,844.63       N
     26            120          118           118             IO               IO             IO         25,025,000.00       N
     27            120          117            81            360              360         151,254.36     23,636,816.63       N
     28            120          118           118             IO               IO             IO         23,000,000.00       N
     29            120          119           119             IO               IO             IO         23,000,000.00       N
     30            120          119           119             IO               IO             IO         22,600,000.00       N
     31             60          60             60             IO               IO             IO         22,400,000.00       N
     32            120          120            48            360              360         135,779.01     20,645,345.21       N
     33             60          60             60             IO               IO             IO         22,100,000.00       N
     34            120          119           119             IO               IO             IO         21,000,000.00       N
     35            120          119            59            360              360         121,975.15     18,751,453.42       N
     36            120          119            35            360              360         108,045.43     16,857,261.61       N
     37            120          120           120             IO               IO             IO         18,750,000.00       N
     38            120          119            35            360              360         105,746.59     16,498,596.48       N
     39            120          119           119             IO               IO             IO         18,080,000.00       N
     40            120          119           119             IO               IO             IO         18,000,000.00       N
     41            120          118           118             IO               IO             IO         17,600,000.00       N
     42            120          118           118             IO               IO             IO         17,500,000.00       N
     43            120          118           118             IO               IO             IO         17,500,000.00       N
     44            120          118           118             IO               IO             IO         17,500,000.00       N
     45             60          60             60             IO               IO             IO         17,300,000.00       N
     46            120          120           120             IO               IO             IO         17,250,000.00       N
     47            120          119           119             IO               IO             IO         17,000,000.00       N
     48            120          120                          360              360         101,595.93     14,405,820.95       N
     49            120          120           120             IO               IO             IO         16,185,000.00       N
     50            120          120           120             IO               IO             IO         16,043,000.00       N
     51            120          120            36            360              360          91,440.84     13,965,928.06       N
     52             60          57             57             IO               IO             IO         15,500,000.00       N
     53            120          120           120             IO               IO             IO         15,500,000.00       N
     54            120          118           118             IO               IO             IO         15,200,000.00       N
     55            120          120           120             IO               IO             IO         15,120,000.00       N
     56            120          120           120             IO               IO             IO         14,950,000.00       N
     57            120          119           119             IO               IO             IO         14,880,000.00       N
     58             60          59             59             IO               IO             IO         14,700,000.00       N
     59             60          60             60             IO               IO             IO         14,700,000.00       N
     60            120          119            59            360              360          84,418.10     13,475,344.82       Y
     61             60          60             60             IO               IO             IO         14,050,000.00       N
     62            120          119            59            360              360          77,883.02     12,467,690.84       N
     63            120          120            60            360              360          76,520.32     12,379,175.01       N
     64            120          119           119             IO               IO             IO         13,025,000.00       N
     65            120          119           119             IO               IO             IO         13,000,000.00       N
    65.01
    65.02
    65.03
    65.04
    65.05
    65.06
     66            120          119           119             IO               IO             IO         12,820,000.00       N
     67            120          119            59            360              360          72,708.56     11,650,435.49       N
     68            120          117            69            360              360          76,053.49     11,719,287.03       N
     69            120          120                          360              360          71,195.89     10,270,508.83       N
     70            120          119            35            360              360          69,884.70     10,903,420.28       N
    70.01
    70.02
    70.03
     71            120          120           120             IO               IO             IO         12,000,000.00       N
     72            120          119            35            360              360          68,210.70     10,371,523.68       Y
     73            120          120            36            360              360          65,659.83     10,189,959.09       N
     74            120          120           120             IO               IO             IO         11,000,000.00       N
     75            120          120            36            360              360          62,419.88     9,756,640.24        N
     76            120          119            47            360              360          61,035.23     9,615,220.09        N
     77            120          119            23            300              300          66,883.53     8,697,836.80        N
     78            120          119           119             IO               IO             IO         10,300,000.00       N
     79            120          120                          300              300          63,984.07     7,824,363.56        N
     80            120          119           119             IO               IO             IO         10,137,000.00       Y
     81            120          118           118             IO               IO             IO         9,800,000.00        N
     82            120          120            60            360              360          56,755.10     9,129,149.76        N
     83            120          119           119             IO               IO             IO         9,500,000.00        N
     84            120          120                          420              420          53,282.57     8,416,303.00        N
     85            120          118            58            360              360          50,201.21     8,343,513.37        N
     86            120          118                          360              358          52,807.77     7,588,209.57        Y
     87            120          120            48            360              360          49,242.72     7,876,411.65        N
     88            120          118            22            360              360          50,174.12     7,473,164.00        N
     89            120          119            11            300              300          54,378.35     6,760,913.15        N
     90            120          120            60            360              360          47,720.61     7,675,938.17        N
     91            120          119            59            360              360          47,302.63     7,593,978.31        N
     92            120          120            36            360              360          47,553.35     7,218,158.18        N
     93            120          119           119             IO               IO             IO         7,800,000.00        N
     94            120          116            20            360              360          46,692.97     6,826,643.21        N
     95             60          60                           360              360          47,726.10     7,174,619.19        Y
     96            120          120            60            360              360          41,073.77     6,734,688.52        N
     97             60          58             58             IO               IO             IO         7,100,000.00        N
     98            120          119           119             IO               IO             IO         7,030,000.00        N
     99            120          119            47            360              360          41,430.02     6,427,980.50        N
     100           240          240                          240              240          49,807.44         0.00            N
     101           120          120                          120              120          73,712.60       46,107.30         N
     102           120          118            34            360              360          39,526.04     6,036,967.96        N
     103           120          120           120             IO               IO             IO         6,650,000.00        N
     104           120          119           119             IO               IO             IO         6,500,000.00        N
     105           120          118            58            360              360          39,156.49     6,003,077.55        N
     106           120          119            23            360              360          36,473.30     5,506,729.84        N
     107           120          120                          240              240          44,058.81     4,066,391.07        Y
     108           120          119            59            360              360          36,695.16     5,791,301.11        N
     109           120          119           119             IO               IO             IO         6,200,000.00        N
     110           120          117            57            360              360          35,658.30     5,336,866.17        N
     111           120          119           119             IO               IO             IO         5,640,000.00        N
     112           120          118            34            360              360          31,375.85     4,852,057.58        N
     113           120          120           120             IO               IO             IO         5,000,000.00        N
     114           120          120            60            360              360          28,925.04     4,657,080.58        N
     115           120          118           118             IO               IO             IO         4,840,000.00        N
     116           120          120                          360              360          28,448.12     4,027,533.39        N
     117           120          120            60            360              360          27,719.71     4,429,138.77        N
     118           120          119            59            360              360          26,669.28     4,285,576.57        N
     119           120          119            23            360              360          25,901.25     3,883,922.05        N
     120           120          120           120             IO               IO             IO         4,150,000.00        N
     121           120          120                          300              300          26,115.45     3,112,427.01        N
     122           120          119                          360              359          22,007.08     3,191,974.04        Y
     123           120          119           119             IO               IO             IO         3,620,000.00        N
     124           120          119           119             IO               IO             IO         3,590,000.00        N
     125           120          119                          360              359          20,827.01     2,962,146.31        N
     126           120          118           118             IO               IO             IO         3,220,000.00        N
     127           120          119                          360              359          18,878.11     2,701,802.46        N
     128           120          119            35            360              360          18,089.75     2,743,301.95        N
     129           120          119           119             IO               IO             IO         2,915,000.00        N
     130           120          120                          360              360          17,331.07     2,457,463.75        N
   130.01
   130.02
     131           120          120                          360              360          16,215.74     2,352,162.32        N
     132           120          116           116             IO               IO             IO         2,690,000.00        Y
     133           120          119                          360              359          14,988.76     2,120,199.91        N
     134           120          118           118             IO               IO             IO         2,460,000.00        N
     135           120          119            35            360              360          13,671.59     2,075,118.18        N
     136           120          120            60            360              360          12,459.34     1,996,480.13        N
     137           120          119           119             IO               IO             IO         2,100,000.00        N
     138           120          115           115             IO               IO             IO         1,856,000.00        Y
     139           120          120                          360              360          10,428.80     1,470,727.58        N
     140           120          120            24            360              360          9,572.24      1,417,268.02        N
     141           120          120                          360              360          9,031.87      1,273,724.87        N
   141.01
   141.02
     142           120          117           117             IO               IO             IO          840,000.00         Y

MORTGAGE LOAN                                                                                                      MORTGAGE LOAN
   NUMBER      PREPAYMENT PROVISIONS                                                          APPRAISED VALUE ($)      NUMBER
--------------------------------------------------------------------------------------------------------------------------------

      1        GRTR1%orYM(113),O(7)                                                               398,720,000            1
    1.01                                                                                          32,300,000            1.01
    1.02                                                                                          28,700,000            1.02
    1.03                                                                                          26,000,000            1.03
    1.04                                                                                          25,100,000            1.04
    1.05                                                                                          24,200,000            1.05
    1.06                                                                                          23,370,000            1.06
    1.07                                                                                          23,250,000            1.07
    1.08                                                                                          22,200,000            1.08
    1.09                                                                                          20,100,000            1.09
    1.10                                                                                          18,900,000            1.10
    1.11                                                                                          17,700,000            1.11
    1.12                                                                                          16,000,000            1.12
    1.13                                                                                          13,000,000            1.13
    1.14                                                                                          12,175,000            1.14
    1.15                                                                                          11,400,000            1.15
    1.16                                                                                          11,250,000            1.16
    1.17                                                                                          10,650,000            1.17
    1.18                                                                                           9,600,000            1.18
    1.19                                                                                           7,800,000            1.19
    1.20                                                                                           7,625,000            1.20
    1.21                                                                                           7,150,000            1.21
    1.22                                                                                           6,550,000            1.22
    1.23                                                                                           5,350,000            1.23
    1.24                                                                                           5,300,000            1.24
    1.25                                                                                           4,400,000            1.25
    1.26                                                                                           4,400,000            1.26
    1.27                                                                                           4,250,000            1.27
      2        L(24),D(92),O(4)                                                                   449,450,000            2
    2.01                                                                                          21,000,000            2.01
    2.02                                                                                          27,500,000            2.02
    2.03                                                                                          27,000,000            2.03
    2.04                                                                                          26,900,000            2.04
    2.05                                                                                          32,500,000            2.05
    2.06                                                                                          17,100,000            2.06
    2.07                                                                                          14,700,000            2.07
    2.08                                                                                          23,250,000            2.08
    2.09                                                                                          10,900,000            2.09
    2.10                                                                                          61,000,000            2.10
    2.11                                                                                          34,500,000            2.11
    2.12                                                                                          30,700,000            2.12
    2.13                                                                                           5,400,000            2.13
    2.14                                                                                          25,000,000            2.14
    2.15                                                                                          30,000,000            2.15
    2.16                                                                                          62,000,000            2.16
      3        L(26),D(21),O(13)                                                                  457,000,000            3
      4        L(24),D(56),O(4)                                                                   301,800,000            4
    4.01                                                                                          14,200,000            4.01
    4.02                                                                                          20,000,000            4.02
    4.03                                                                                          45,000,000            4.03
    4.04                                                                                          14,400,000            4.04
    4.05                                                                                           9,800,000            4.05
    4.06                                                                                          32,500,000            4.06
    4.07                                                                                          22,300,000            4.07
    4.08                                                                                          10,000,000            4.08
    4.09                                                                                          12,200,000            4.09
    4.10                                                                                          19,500,000            4.10
    4.11                                                                                          26,000,000            4.11
    4.12                                                                                          35,900,000            4.12
    4.13                                                                                          40,000,000            4.13
      5        L(25),D(88)orGRTR1%orYM(88),O(7)                                                   259,000,000            5
      6        L(26),D(90),O(4) or GRTR1%orYM(116),O(4)                                           371,900,000            6
      7        GRTR2%orYM(116),O(4)                                                               161,355,000            7
      8        L(24),D(93),O(3)                                                                   125,000,000            8
      9        L(36),GRTR1%orYM(81),O(3) or L(24),D(93),O(3)                                      92,000,000             9
     10        L(26),D(27),O(7) or GRTR1%orYM(53),O(7)                                            129,000,000            10
     11        L(25),D(91),O(4)                                                                   72,500,000             11
     12        L(36),GRTR1%orYM(81),O(3) or L(24),D(93),O(3)                                      81,500,000             12
     13        L(25),D(92),O(3)                                                                   71,000,000             13
     14        L(25),D(90),O(5) or GRTR1%orYM(115),O(5)                                           65,000,000             14
     15        L(26),D(90),O(4)                                                                   69,550,000             15
     16        L(7),GRTR1%orYM(110),O(3)                                                          67,000,000             16
     17        L(25),D(92),O(3)                                                                   47,210,000             17
    17.01                                                                                         11,600,000           17.01
    17.02                                                                                         11,000,000           17.02
    17.03                                                                                          6,790,000           17.03
    17.04                                                                                          7,950,000           17.04
    17.05                                                                                          6,070,000           17.05
    17.06                                                                                          3,800,000           17.06
     18        L(25),D(90),O(5)                                                                   58,400,000             18
     19        L(36),D(81),O(3)                                                                   43,500,000             19
     20        L(24),GRTR1%orYM(93),O(3)                                                          51,450,000             20
     21        L(24),D(93),O(3)                                                                   38,900,000             21
     22        L(24),GRTR1%orYM(32),O(4)                                                          43,700,000             22
     23        L(48),D(68),O(4)                                                                   45,100,000             23
     24        L(37),GRTR1%orYM(76),O(7)                                                          41,000,000             24
     25        L(25),D(92),O(3)                                                                   35,200,000             25
     26        GRTR1%orYM(116),O(4)                                                               36,500,000             26
     27        L(27),D(89),O(4)                                                                   36,100,000             27
     28        L(26),D(90),O(4)                                                                   33,600,000             28
     29        GRTR1%orYM1%(117),O(3)                                                             28,800,000             29
     30        L(25),D(92),O(3)                                                                   40,000,000             30
     31        GRTR1%orYM(56),O(4)                                                                32,800,000             31
     32        L(36),D(81),O(3)                                                                   34,500,000             32
     33        GRTR1%orYM(36),O(24)                                                               28,200,000             33
     34        GRTR1%orYM(116),O(4)                                                               26,700,000             34
     35        L(25),D(92),O(3)                                                                   32,800,000             35
     36        L(25),D(91),O(4)                                                                   23,500,000             36
     37        L(24),D(93),O(3)                                                                   23,700,000             37
     38        L(25),D(91),O(4)                                                                   23,000,000             38
     39        L(25),D(92),O(3)                                                                   22,600,000             39
     40        L(25),D(92),O(3)                                                                   27,900,000             40
     41        L(24),GRTR1%orYM(93),O(3)                                                          22,000,000             41
     42        L(26),D(90),O(4)                                                                   29,200,000             42
     43        GRTR1%orYM(116),O(4)                                                               25,000,000             43
     44        L(23),GRTR1%orYM(36),LSR5%orYM(12),LSR4%orYM(12),LSR3%orYM(12),LSR2%orYM(12),
               LSR1%orYM(7),O(6)                                                                  25,450,000             44
     45        L(36),GRTR1%orYM(21),O(3)                                                          23,000,000             45
     46        L(24),D(93),O(3)                                                                   22,700,000             46
     47        L(25),D(92),O(3)                                                                   21,250,000             47
     48        L(48),D(69),O(3)                                                                   23,060,000             48
     49        L(24),D(93),O(3)                                                                   25,000,000             49
     50        L(24),D(93),O(3)                                                                   25,200,000             50
     51        L(24),D(93),O(3)                                                                   20,700,000             51
     52        GRTR1%orYM(36),O(24)                                                               19,400,000             52
     53        GRTR1%orYM(116),O(4)                                                               19,400,000             53
     54        L(24),GRTR1%orYM(93),O(3)                                                          19,000,000             54
     55        L(24),D(93),O(3)                                                                   18,900,000             55
     56        L(24),D(93),O(3)                                                                   20,500,000             56
     57        L(25),D(91),O(4)                                                                   18,600,000             57
     58        L(25),D(31),O(4)                                                                   21,500,000             58
     59        L(24),D(33),O(3)                                                                   19,625,000             59
     60        L(49),GRTR1%orYM(68),O(3)                                                          20,400,000             60
     61        L(24),GRTR1%orYM(32),O(4)                                                          17,600,000             61
     62        L(25),D(92),O(3)                                                                   17,000,000             62
     63        L(36),D(81),O(3)                                                                   18,300,000             63
     64        L(25),D(92),O(3)                                                                   18,350,000             64
     65        L(25),D(92),O(3)                                                                   17,150,000             65
    65.01                                                                                          4,700,000           65.01
    65.02                                                                                          3,050,000           65.02
    65.03                                                                                          2,850,000           65.03
    65.04                                                                                          2,750,000           65.04
    65.05                                                                                          2,350,000           65.05
    65.06                                                                                          1,450,000           65.06
     66        L(25),D(91),O(4)                                                                   17,500,000             66
     67        L(25),D(92),O(3)                                                                   15,650,000             67
     68        L(27),D(89),O(4)                                                                   20,000,000             68
     69        L(24),D(93),O(3)                                                                   21,900,000             69
     70        L(25),D(91),O(4)                                                                   15,200,000             70
    70.01                                                                                          7,500,000           70.01
    70.02                                                                                          3,900,000           70.02
    70.03                                                                                          3,800,000           70.03
     71        L(24),D(93),O(3)                                                                   17,300,000             71
     72        L(25),D(92),O(3)                                                                   16,300,000             72
     73        L(48),D(69),O(3)                                                                   15,600,000             73
     74        GRTR1%orYM(116),O(4)                                                               15,300,000             74
     75        L(24),D(93),O(3)                                                                   15,550,000             75
     76        L(25),D(91),O(4)                                                                   14,100,000             76
     77        L(25),D(92),O(3)                                                                   14,100,000             77
     78        L(25),D(91),O(4)                                                                   13,200,000             78
     79        L(24),D(92),O(4)                                                                   24,700,000             79
     80        L(25),D(92),O(3)                                                                   16,600,000             80
     81        L(24),GRTR1%orYM(93),O(3)                                                          12,250,000             81
     82        L(24),D(93),O(3)                                                                   12,400,000             82
     83        L(25),D(92),O(3)                                                                   14,000,000             83
     84        L(24),D(93),O(3)                                                                   12,420,000             84
     85        L(48),D(69),O(3)                                                                   11,300,000             85
     86        L(26),D(91),O(3)                                                                   11,900,000             86
     87        L(24),D(92),O(4)                                                                   11,500,000             87
     88        L(26),D(90),O(4)                                                                   11,850,000             88
     89        L(36),GRTR1%orYM(81),O(3)                                                          12,400,000             89
     90        L(24),D(93),O(3)                                                                   10,600,000             90
     91        L(25),D(92),O(3)                                                                   10,200,000             91
     92        GRTR1%orYM(116),O(4)                                                               11,400,000             92
     93        L(25),D(92),O(3)                                                                    9,750,000             93
     94        L(28),D(89),O(3)                                                                    9,620,000             94
     95        L(24),D(33),O(3)                                                                   10,300,000             95
     96        L(24),D(93),O(3)                                                                    9,100,000             96
     97        L(26),D(31),O(3)                                                                    9,075,000             97
     98        L(25),D(92),O(3)                                                                   10,650,000             98
     99        L(25),D(92),O(3)                                                                    8,700,000             99
     100       L(24),D(213),O(3)                                                                  12,500,000            100
     101       L(24),D(93),O(3)                                                                   14,000,000            101
     102       L(26),D(90),O(4)                                                                    8,500,000            102
     103       L(24),D(93),O(3)                                                                    9,150,000            103
     104       L(25),D(92),O(3)                                                                    8,500,000            104
     105       L(26),D(89),O(5)                                                                    8,200,000            105
     106       L(25),D(92),O(3)                                                                    8,000,000            106
     107       L(24),D(93),O(3)                                                                   11,200,000            107
     108       L(25),D(90),O(5) or GRTR1%orYM(115),O(5)                                           11,000,000            108
     109       L(25),D(92),O(3)                                                                    8,500,000            109
     110       L(27),D(89),O(4)                                                                    8,400,000            110
     111       L(25),D(92),O(3)                                                                    8,100,000            111
     112       L(26),D(91),O(3)                                                                    7,400,000            112
     113       L(24),D(93),O(3)                                                                    7,100,000            113
     114       L(36),GRTR1%orYM(77),O(7)                                                           7,100,000            114
     115       L(24),GRTR1%orYM(93),O(3)                                                           6,050,000            115
     116       L(24),D(93),O(3)                                                                    6,100,000            116
     117       L(24),D(92),O(4)                                                                    6,100,000            117
     118       GRTR2%orYM(117),O(3)                                                                6,300,000            118
     119       L(25),D(92),O(3)                                                                    6,150,000            119
     120       L(24),D(93),O(3)                                                                    6,500,000            120
     121       L(24),D(93),O(3)                                                                    5,850,000            121
     122       L(25),D(91),O(4)                                                                    4,800,000            122
     123       L(25),D(92),O(3)                                                                    5,310,000            123
     124       L(25),D(92),O(3)                                                                    5,120,000            124
     125       L(25),D(92),O(3)                                                                    5,540,000            125
     126       L(24),GRTR1%orYM(93),O(3)                                                           4,025,000            126
     127       L(25),D(92),O(3)                                                                    4,150,000            127
     128       L(25),D(92),O(3)                                                                    4,000,000            128
     129       L(25),D(92),O(3)                                                                    4,630,000            129
     130       L(24),D(93),O(3)                                                                    3,830,000            130
   130.01                                                                                          1,940,000           130.01
   130.02                                                                                          1,890,000           130.02
     131       L(24),D(93),O(3)                                                                    4,400,000            131
     132       L(48),D(68),O(4)                                                                    4,200,000            132
     133       L(25),D(92),O(3)                                                                    4,100,000            133
     134       L(24),GRTR1%orYM(93),O(3)                                                           3,075,000            134
     135       L(25),D(92),O(3)                                                                    3,800,000            135
     136       L(24),D(93),O(3)                                                                    2,700,000            136
     137       L(25),D(92),O(3)                                                                    3,140,000            137
     138       L(48),D(68),O(4)                                                                    2,830,000            138
     139       L(24),D(93),O(3)                                                                    2,330,000            139
     140       L(60),GRTR1%orYM(57),O(3)                                                           3,950,000            140
     141       L(24),D(93),O(3)                                                                    2,700,000            141
   141.01                                                                                          1,830,000           141.01
   141.02                                                                                           870,000            141.02
     142       L(48),D(68),O(4)                                                                    1,400,000            142

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information"
in the prospectus supplement.

(1)  For purposes of determining the loan-to-value ratios for 14 Mortgaged
     Properties (loan numbers 1.02, 3, 8, 11, 16, 19, 32, 33, 98, 111, 123, 124,
     129 and 137), representing, by allocated loan amount, 15.9% of the Cut-Off
     Date Pool Balance by allocated loan amount (12 Mortgaged Properties in Loan
     Group 1 or 19.2% of the Cut-Off Date Group 1 Balance and 2 Mortgaged
     Properties in Loan Group 2 or 3.6% of the Cut-Off Date Group 2 Balance),
     such ratios were calculated using "as-stabilized" appraised values as opposed to "as-is" values.

(2)  One Mortgage Loan (loan number 6), representing 3.9% of the Cut-Off Date
     Pool Balance or 4.9% of the Cut-Off Date Group 1 Balance, is part of a split loan structure and the related pari passu companion loan is not included in the Trust Fund with respect to the Mortgage Loan, unless otherwise specified.

(3)  With respect to the Deer Park Town Center loan (loan number 10), representing 1.8% of the Cut-Off Date Pool Balance or 2.2% of the Cut-Off
     Date Group 1 Balance, a maximum of $3,500,000 of the loan amount is freely prepayable without premium.

(4)  For purposes of determining the debt service coverage ratios for 7 Mortgage
     Loans (loan numbers 19, 32, 51, 89, 100, 121 and 125), representing 2.8% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 3.1% of
     the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or
     1.5% of the Cut-Off Date Group 2 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. For a description of how the debt service coverage ratios for the Mortgage Loans are determined, see "DESCRIPTION OF THE
     MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" in the Prospectus Supplement.

(5)  With respect to the Raveneaux Apartments loan (loan number 27), representing 0.7% of the Cut-Off Date Pool Balance or 3.5% of the Cut-Off
     Date Group 2 Balance, the rate varies throughout the IO term of the loan.

(6)  In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

MORTGAGE LOAN                            CUT-OFF DATE   LTV RATIO AT     YEAR                                     UNIT OF
   NUMBER      APPRAISAL DATE  DSCR (x)    LTV RATIO   MATURITY OR ARD   BUILT   YEAR RENOVATED  NUMBER OF UNITS  MEASURE
-------------------------------------------------------------------------------------------------------------------------

      1            Various       1.39       80.00%         80.00%       Various                     8,324,477     Sq. Ft.
    1.01          08/23/06                                               2002                        842,000      Sq. Ft.
    1.02          06/01/07                                               2006                        650,760      Sq. Ft.
    1.03          08/29/06                                               2001                        759,300      Sq. Ft.
    1.04          08/23/06                                               2002                        600,576      Sq. Ft.
    1.05          08/23/06                                               2004                        689,009      Sq. Ft.
    1.06          08/25/06                                               2004                        200,000      Sq. Ft.
    1.07          08/29/06                                               2003                        607,650      Sq. Ft.
    1.08          08/23/06                                               2000                        481,874      Sq. Ft.
    1.09          08/23/06                                               2000                        450,000      Sq. Ft.
    1.10          08/23/06                                               2000                        418,400      Sq. Ft.
    1.11          08/23/06                                               2004                        426,326      Sq. Ft.
    1.12          08/23/06                                               1999                        395,679      Sq. Ft.
    1.13          08/29/06                                               2005                        301,200      Sq. Ft.
    1.14          08/25/06                                               1998                        250,000      Sq. Ft.
    1.15          08/23/06                                               2003                        250,000      Sq. Ft.
    1.16          08/25/06                                               1998                        101,600      Sq. Ft.
    1.17          08/25/06                                               2004                        108,400      Sq. Ft.
    1.18          08/25/06                                               1997                        86,000       Sq. Ft.
    1.19          08/25/06                                               1988                        60,177       Sq. Ft.
    1.20          08/25/06                                               1999                        89,636       Sq. Ft.
    1.21          08/29/06                                               2005                        129,842      Sq. Ft.
    1.22          08/25/06                                               1997                        79,110       Sq. Ft.
    1.23          08/25/06                                               1997                        150,000      Sq. Ft.
    1.24          08/25/06                                               1990                        44,306       Sq. Ft.
    1.25          08/25/06                                               1988                        61,318       Sq. Ft.
    1.26          08/25/06                                               1990                        57,168       Sq. Ft.
    1.27          08/25/06                                               1990                        34,146       Sq. Ft.
      2            Various       2.39       52.06%         52.06%       Various     Various         3,281,027     Sq. Ft.
    2.01          09/01/06                                               1977         1994           175,086      Sq. Ft.
    2.02          09/01/06                                               1988                        278,017      Sq. Ft.
    2.03          09/01/06                                               1973                        89,704       Sq. Ft.
    2.04          09/01/06                                               1960         1996           224,514      Sq. Ft.
    2.05          09/01/06                                               2000                        181,055      Sq. Ft.
    2.06          09/01/06                                               1975                        125,710      Sq. Ft.
    2.07          09/01/06                                               1968         1992           146,947      Sq. Ft.
    2.08          09/01/06                                               1988                        264,360      Sq. Ft.
    2.09          09/01/06                                               1969         1996           103,903      Sq. Ft.
    2.10          09/01/06                                               1970         2005           191,085      Sq. Ft.
    2.11          07/31/06                                               1996                        387,273      Sq. Ft.
    2.12          09/01/06                                               1962         2003           372,243      Sq. Ft.
    2.13          09/01/06                                               2002                        12,000       Sq. Ft.
    2.14          07/31/06                                               1992                        124,937      Sq. Ft.
    2.15          07/31/06                                               1998                        197,424      Sq. Ft.
    2.16          09/01/06                                               1997                        406,769      Sq. Ft.
      3           03/01/08       1.97       44.86%         44.86%        1970         1991           564,247      Sq. Ft.
      4            Various       2.31       53.36%         53.36%       Various     Various         1,777,884     Sq. Ft.
    4.01          09/01/06                                               1968                        61,295       Sq. Ft.
    4.02          09/01/06                                               2001                        103,931      Sq. Ft.
    4.03          09/01/06                                               1999                        349,433      Sq. Ft.
    4.04          09/01/06                                               1963         1988           71,940       Sq. Ft.
    4.05          09/01/06                                               1962         1993           78,092       Sq. Ft.
    4.06          09/01/06                                               1959         1990           159,454      Sq. Ft.
    4.07          09/01/06                                               1998                        143,763      Sq. Ft.
    4.08          09/01/06                                               1975                        44,131       Sq. Ft.
    4.09          09/01/06                                               1967         1998           84,480       Sq. Ft.
    4.10          09/01/06                                               1964         1988           77,458       Sq. Ft.
    4.11          09/01/06                                               1959         1992           183,867      Sq. Ft.
    4.12          09/01/06                                               1996                        198,473      Sq. Ft.
    4.13          07/31/06                                               1997         2000           221,567      Sq. Ft.
      5           09/20/06       2.15       57.92%         57.92%        1975         1998           552,388      Sq. Ft.
      6           07/26/06       1.35       70.99%         70.99%        1999                         1,052        Units
      7           10/19/06       1.34       79.95%         74.65%        1974         1991          1,729,294     Sq. Ft.
      8           01/01/08       1.04       80.00%         80.00%        2008                        27,900       Sq. Ft.
      9           11/14/06       1.22       70.71%         70.71%        1986                          400         Units
     10           09/01/06       2.44       46.51%         46.51%        2000                        340,369      Sq. Ft.
     11           10/01/07       1.30       80.00%         70.71%        1979         2004           693,626      Sq. Ft.
     12           11/14/06       1.23       70.12%         70.12%        1989                          354         Units
     13           10/03/06       1.33       80.00%         80.00%        1971                         1,079        Pads
     14           09/08/06       1.21       80.00%         80.00%        2002                        174,310      Sq. Ft.
     15           08/24/06       1.20       71.89%         66.99%        1983         2001             996         Units
     16           01/01/08       1.33       73.13%         66.34%        1969         2006             274         Rooms
     17           08/11/06       1.25       78.37%         73.44%       Various                      469,667      Sq. Ft.
    17.01         08/11/06                                               1984                        109,837      Sq. Ft.
    17.02         08/11/06                                               1985                        108,004      Sq. Ft.
    17.03         08/11/06                                               1985                        68,991       Sq. Ft.
    17.04         08/11/06                                               1981                        86,006       Sq. Ft.
    17.05         08/11/06                                               1986                        57,903       Sq. Ft.
    17.06         08/11/06                                               1981                        38,926       Sq. Ft.
     18           09/20/06       2.17       59.93%         59.93%        2000                        322,318      Sq. Ft.
     19           07/26/06       1.21       76.55%         73.21%        2005                        129,315      Sq. Ft.
     20           08/28/06       1.57       64.43%         64.43%        1998                          288         Units
     21           10/14/06       1.41       79.05%         79.05%        2002                        130,838      Sq. Ft.
     22           10/17/06       1.40       69.37%         69.37%        1985         1996             352         Units
     23           03/15/06       1.74       62.69%         62.69%        1997                        245,590      Sq. Ft.
     24           09/07/06       1.58       68.78%         68.78%        1987                        212,267      Sq. Ft.
     25           09/21/06       1.30       72.73%         67.84%        2005                        211,749      Sq. Ft.
     26           09/12/06       1.68       68.56%         68.56%        1998                        226,904      Sq. Ft.
     27           06/28/06       1.25       67.80%         65.48%        1999                          382         Units
     28           09/22/06       1.34       68.45%         68.45%        1979                          184         Units
     29           09/29/06       1.21       79.86%         79.86%        1973         2003             168         Units
     30           09/28/06       1.36       56.50%         56.50%        1972         2003           293,643      Sq. Ft.
     31           10/19/06       1.29       68.29%         68.29%        1998         2006             240         Units
     32           04/01/07       1.19       64.93%         59.84%        2006                        102,777      Sq. Ft.
     33           12/01/08       1.39       78.37%         78.37%        1987                          247         Units
     34           09/02/06       1.43       78.65%         78.65%        2000                        107,705      Sq. Ft.
     35           08/17/06       1.40       60.98%         57.17%        1970         1999           185,532      Sq. Ft.
     36           10/09/06       1.23       80.00%         71.73%        1997                        126,935      Sq. Ft.
     37           10/06/06       1.47       79.11%         79.11%        2001                        91,845       Sq. Ft.
     38           10/09/06       1.31       80.00%         71.73%        2002                        98,500       Sq. Ft.
     39           10/03/06       1.36       80.00%         80.00%        1965                          356         Pads
     40           09/15/06       1.59       64.52%         64.52%        1987                          457         Units
     41           08/31/06       1.32       80.00%         80.00%        1997                          222         Units
     42           09/12/06       1.38       59.93%         59.93%        1986         1997           88,338       Sq. Ft.
     43           09/12/06       1.53       70.00%         70.00%        1997                        159,212      Sq. Ft.
     44           09/25/06       1.55       68.76%         68.76%        2006                        110,178      Sq. Ft.
     45           10/19/06       1.31       75.22%         75.22%        1999                        137,484      Sq. Ft.
     46           10/04/06       1.48       75.99%         75.99%        2000                        85,022       Sq. Ft.
     47           10/01/06       1.22       80.00%         80.00%        1982         2004           95,420       Sq. Ft.
     48           10/17/06       1.30       73.72%         62.47%        1975         2004             142         Rooms
     49           10/20/06       1.94       64.74%         64.74%        2001                          262         Units
     50           12/01/06       1.62       63.66%         63.66%        1968         1999           122,605      Sq. Ft.
     51           10/04/06       1.28       74.88%         67.47%        2001                        175,213      Sq. Ft.
     52           07/05/06       1.25       79.90%         79.90%        1987         2003             186         Units
     53           09/02/06       1.47       79.90%         79.90%        1999                        88,455       Sq. Ft.
     54           08/31/06       1.34       80.00%         80.00%        1987                          226         Units
     55           09/19/06       1.25       80.00%         80.00%        1985         1995           105,084      Sq. Ft.
     56           09/28/06       1.45       72.93%         72.93%        1986         1997           138,772      Sq. Ft.
     57           09/11/06       1.20       80.00%         80.00%        1988                        64,828       Sq. Ft.
     58           10/11/06       1.35       68.37%         68.37%        1989         1999             200         Units
     59           09/20/06       1.46       74.90%         74.90%        1968         1997             219         Units
     60           09/22/06       1.28       70.83%         66.06%        2006                        59,472       Sq. Ft.
     61           07/25/06       1.29       79.83%         79.83%        1986                          186         Units
     62           09/27/06       1.35       78.68%         73.34%        1986                        116,339      Sq. Ft.
     63           10/03/06       1.23       72.68%         67.65%        1965         2000             124         Units
     64           10/06/06       1.67       70.98%         70.98%        2001                        113,600      Sq. Ft.
     65            Various       1.35       75.80%         75.80%       Various     Various          533,653      Sq. Ft.
    65.01         09/11/06                                               2000                        117,725      Sq. Ft.
    65.02         09/12/06                                               1964         2003           123,733      Sq. Ft.
    65.03         09/11/06                                               2001         2003           73,600       Sq. Ft.
    65.04         09/13/06                                               2002                        71,085       Sq. Ft.
    65.05         09/12/06                                               2003                        111,010      Sq. Ft.
    65.06         09/11/06                                               1997                        36,500       Sq. Ft.
     66           09/11/06       1.20       73.26%         73.26%        1988                        43,456       Sq. Ft.
     67           09/26/06       1.25       79.87%         74.44%        1972                          418         Units
     68           05/22/06       1.38       61.50%         58.60%        2004                        98,749       Sq. Ft.
     69           10/13/06       1.26       55.71%         46.90%        2003                          234         Units
     70           10/09/06       1.37       80.00%         71.73%       Various                      244,158      Sq. Ft.
    70.01         10/09/06                                               1987                        120,300      Sq. Ft.
    70.02         10/09/06                                               1989                        62,000       Sq. Ft.
    70.03         10/09/06                                               1989                        61,858       Sq. Ft.
     71           10/17/06       1.85       69.36%         69.36%        2006                        124,900      Sq. Ft.
     72           09/28/06       1.38       70.55%         63.63%        1987         2005           79,660       Sq. Ft.
     73           09/13/06       1.23       72.76%         65.32%        1972                        92,815       Sq. Ft.
     74           10/10/06       1.33       71.90%         71.90%        1990                          192         Units
     75           11/10/06       1.41       70.00%         62.74%        2002                        69,287       Sq. Ft.
     76           09/08/06       1.20       74.47%         68.19%        2002                          168         Units
     77           09/19/06       1.30       74.47%         61.69%        2005                          72          Rooms
     78           09/11/06       1.24       78.03%         78.03%        1988                        48,455       Sq. Ft.
     79           10/10/06       1.90       41.30%         31.68%        1995                        236,345      Sq. Ft.
     80           10/06/06       1.75       61.07%         61.07%        1998                        95,500       Sq. Ft.
     81           08/31/06       1.37       80.00%         80.00%        1996                          140         Units
     82           10/17/06       1.30       79.03%         73.62%        1996                        125,290      Sq. Ft.
     83           10/05/06       1.70       67.86%         67.86%        1997                        130,316      Sq. Ft.
     84           09/20/06       1.22       75.68%         67.76%        2005                        64,835       Sq. Ft.
     85           09/13/06       1.29       79.65%         73.84%        1985         2005             156         Units
     86           09/12/06       1.32       75.49%         63.77%        2005                        75,000       Sq. Ft.
     87           10/13/06       1.32       75.00%         68.49%        1985                          208         Units
     88           09/15/06       1.29       71.31%         63.06%        1960         1999           41,151       Sq. Ft.
     89           09/13/06       1.68       67.74%         54.52%        1999         2006             103         Rooms
     90           10/17/06       1.21       77.74%         72.41%        1984         2005           107,782      Sq. Ft.
     91           09/05/06       1.31       79.90%         74.45%        1984         2004           106,320      Sq. Ft.
     92           09/21/06       1.21       70.18%         63.32%        1988         2001           53,110       Sq. Ft.
     93           09/08/06       1.50       80.00%         80.00%        2002                        56,004       Sq. Ft.
     94           06/20/06       1.15       79.84%         70.96%        2005                        30,868       Sq. Ft.
     95           09/28/06       1.22       74.08%         69.66%        2006                        229,000      Sq. Ft.
     96           09/18/06       1.22       79.67%         74.01%        1947         2005             224         Units
     97           09/18/06       1.26       78.24%         78.24%        1985                          184         Units
     98           04/01/07       1.41       66.01%         66.01%        1918         2001             52          Units
     99           09/25/06       1.35       80.46%         73.88%        1984                        72,112       Sq. Ft.
     100          10/13/06       1.17       56.00%          0.00%        2000                          134         Units
     101          07/01/06       1.76       47.86%          0.33%        1969         1999             207         Rooms
     102          09/18/06       1.21       78.82%         71.02%        1979         2003           96,153       Sq. Ft.
     103          10/09/06       1.71       72.68%         72.68%        1984         2004           52,328       Sq. Ft.
     104          09/18/06       1.59       76.47%         76.47%        2001                          114         Units
     105          07/11/06       1.21       78.05%         73.21%        1966         1997           35,011       Sq. Ft.
     106          10/04/06       1.24       78.13%         68.83%        2003                          149         Units
     107          07/10/06       1.28       55.80%         36.31%        1956                        159,494      Sq. Ft.
     108          09/07/06       1.52       56.36%         52.65%        1976         1994           95,739       Sq. Ft.
     109          10/02/06       1.30       72.94%         72.94%        2002                        99,436       Sq. Ft.
     110          02/19/06       1.21       67.51%         63.53%        2001                        68,888       Sq. Ft.
     111          04/01/07       1.43       69.63%         69.63%        1926                        24,650       Sq. Ft.
     112          09/05/06       1.29       72.97%         65.57%        1962                        144,889      Sq. Ft.
     113          10/03/06       1.60       70.42%         70.42%        2001                        24,503       Sq. Ft.
     114          09/19/06       1.21       70.42%         65.59%        1964         2004             48          Units
     115          08/31/06       1.36       80.00%         80.00%        1991                          76          Units
     116          09/06/06       1.23       77.87%         66.03%        2006                        16,206       Sq. Ft.
     117          09/28/06       1.20       77.87%         72.61%        2005                        18,275       Sq. Ft.
     118          10/04/06       1.25       73.02%         68.03%        1953         1998             28          Units
     119          08/29/06       1.41       71.54%         63.15%        1989                        26,783       Sq. Ft.
     120          09/22/06       1.51       63.85%         63.85%        1960         1987           21,578       Sq. Ft.
     121          01/01/07       1.64       68.38%         53.20%        1997                          100         Rooms
     122          03/31/06       1.22       79.08%         66.50%        2006                        14,820       Sq. Ft.
     123          04/01/07       1.41       68.17%         68.17%        1929                        20,700       Sq. Ft.
     124          04/01/07       1.37       70.12%         70.12%        1933                        20,475       Sq. Ft.
     125          09/27/06       1.21       63.11%         53.47%        2006                          41          Units
     126          08/31/06       1.33       80.00%         80.00%        1985                          60          Units
     127          09/28/06       1.47       77.03%         65.10%        1994                        16,827       Sq. Ft.
     128          08/14/06       1.28       76.00%         68.58%        1986         2006           24,000       Sq. Ft.
     129          04/01/07       1.40       62.96%         62.96%        1910         2001             19          Units
     130          09/29/06       1.29       75.72%         64.16%       Various                      72,213       Sq. Ft.
   130.01         09/29/06                                               1994                        30,713       Sq. Ft.
   130.02         09/29/06                                               1998                        41,500       Sq. Ft.
     131          08/11/06       1.50       63.64%         53.46%        2006                        14,990       Sq. Ft.
     132          06/17/06       1.98       64.05%         64.05%        2004                        13,813       Sq. Ft.
     133          09/17/06       1.43       60.91%         51.71%        1989                        24,621       Sq. Ft.
     134          08/31/06       1.38       80.00%         80.00%        1987                          41          Units
     135          10/03/06       1.21       60.53%         54.61%        1982         1999           30,000       Sq. Ft.
     136          09/20/06       1.20       79.33%         73.94%        2006                         7,200       Sq. Ft.
     137          04/01/07       1.26       66.88%         66.88%        1930                        12,900       Sq. Ft.
     138          04/25/06       1.91       65.58%         65.58%        2006                        24,341       Sq. Ft.
     139          10/10/06       1.20       74.33%         63.12%        1993                        12,915       Sq. Ft.
     140          09/29/06       1.34       40.51%         35.88%        1922         1995           10,548       Sq. Ft.
     141           Various       1.44       55.56%         47.17%        2005                        24,748       Sq. Ft.
   141.01         09/27/06                                               2005                        15,568       Sq. Ft.
   141.02         10/14/06                                               2005                         9,180       Sq. Ft.
     142          06/12/06       2.01       60.00%         60.00%        2005                         7,000       Sq. Ft.

                CUT-OFF DATE
MORTGAGE LOAN    LOAN AMOUNT                       OCCUPANCY                                 MOST RECENT  MOST RECENT   MOST RECENT
   NUMBER      PER (UNIT) ($)  OCCUPANCY RATE(6)  "AS OF" DATE      MOST RECENT PERIOD      REVENUES ($)  EXPENSES ($)    NOI ($)
------------------------------------------------------------------------------------------------------------------------------------

      1            38.32             95.53%         11/01/06
    1.01                            100.00%         11/01/06
    1.02                             61.50%         11/01/06
    1.03                             90.04%         11/01/06
    1.04                            100.00%         11/01/06
    1.05                             96.37%         11/01/06
    1.06                            100.00%         11/01/06
    1.07                            100.00%         11/01/06
    1.08                            100.00%         11/01/06
    1.09                            100.00%         11/01/06
    1.10                            100.00%         11/01/06
    1.11                            100.00%         11/01/06
    1.12                            100.00%         11/01/06
    1.13                            100.00%         11/01/06
    1.14                            100.00%         11/01/06
    1.15                            100.00%         11/01/06
    1.16                            100.00%         11/01/06
    1.17                            100.00%         11/01/06
    1.18                            100.00%         11/01/06
    1.19                            100.00%         11/01/06
    1.20                            100.00%         11/01/06
    1.21                            100.00%         11/01/06
    1.22                             80.63%         11/01/06
    1.23                            100.00%         11/01/06
    1.24                            100.00%         11/01/06
    1.25                             90.77%         11/01/06
    1.26                            100.00%         11/01/06
    1.27                            100.00%         11/01/06
      2            71.31             97.45%         Various            TTM June 2006         44,817,910    12,831,740    31,986,170
    2.01                             97.12%         08/01/06           TTM June 2006          2,290,565     826,671      1,463,894
    2.02                             97.96%         08/01/06           TTM June 2006          2,956,146     979,838      1,976,308
    2.03                             93.96%         08/01/06           TTM June 2006          2,954,023    1,134,820     1,819,203
    2.04                             97.77%         08/01/06           TTM June 2006          2,768,399     820,820      1,947,579
    2.05                            100.00%         08/01/06           TTM June 2006          2,565,142     295,101      2,270,041
    2.06                             96.01%         08/01/06           TTM June 2006          1,706,822     376,114      1,330,708
    2.07                             97.96%         08/01/06           TTM June 2006          1,451,419     337,887      1,113,532
    2.08                            100.00%         08/01/06           TTM June 2006          2,349,638     480,116      1,869,522
    2.09                             88.34%         08/01/06           TTM June 2006          1,319,013     396,334       922,679
    2.10                             98.43%         10/30/06           TTM June 2006          5,975,921    2,071,864     3,904,057
    2.11                             97.86%         08/01/06           TTM June 2006          3,294,075     671,556      2,622,519
    2.12                             95.10%         08/01/06           TTM June 2006          2,644,366     679,280      1,965,086
    2.13                            100.00%         08/01/06           TTM June 2006           338,323       64,164       274,159
    2.14                             97.84%         08/01/06           TTM June 2006          2,499,845     686,350      1,813,495
    2.15                             94.87%         08/01/06           TTM June 2006          4,588,316    2,152,269     2,436,047
    2.16                            100.00%         08/01/06           TTM June 2006          5,115,897     858,556      4,257,341
      3            363.32            90.71%         08/11/06             TTM 7/06            27,275,603    8,721,829     18,553,774
      4            90.58             98.93%         08/01/06           TTM June 2006         29,134,103    6,841,377     22,292,726
    4.01                            100.00%         08/01/06           TTM June 2006          1,578,604     557,504      1,021,100
    4.02                            100.00%         08/01/06           TTM June 2006          1,395,754     303,279      1,092,475
    4.03                             98.61%         08/01/06           TTM June 2006          3,884,789     617,246      3,267,543
    4.04                            100.00%         08/01/06           TTM June 2006          1,546,894     453,614      1,093,280
    4.05                            100.00%         08/01/06           TTM June 2006          1,116,434     390,420       726,014
    4.06                             93.96%         08/01/06           TTM June 2006          3,167,165     732,625      2,434,540
    4.07                            100.00%         08/01/06           TTM June 2006          1,914,493     244,928      1,669,565
    4.08                            100.00%         08/01/06           TTM June 2006          1,243,177     488,151       755,026
    4.09                            100.00%         08/01/06           TTM June 2006          1,259,415     433,415       826,000
    4.10                            100.00%         08/01/06           TTM June 2006          1,527,292     405,917      1,121,375
    4.11                             99.28%         08/01/06           TTM June 2006          2,398,175     669,217      1,728,958
    4.12                            100.00%         08/01/06           TTM June 2006          4,409,800     835,129      3,574,671
    4.13                             98.52%         08/01/06           TTM June 2006          3,692,111     709,932      2,982,179
      5            271.55            86.40%         11/10/06          1/06-9/06 Ann.         28,070,266    10,422,584    17,647,682
      6          250,950.57          94.30%         09/25/06            T-12 8/2006          26,640,962    6,829,967     19,810,995
      7            74.60             72.44%         10/02/06               2005              31,158,631    16,720,589    14,438,042
      8           3,584.23          100.00%         09/01/06
      9          162,625.00          99.25%         11/15/06     Trailing 12 (10/05-9/06)     6,423,824    2,582,769     3,841,055
     10            176.28            93.83%         08/15/06            Trailing 12          11,727,930    3,542,784     8,185,146
     11            83.62             91.45%         09/01/06               T-12               8,373,262    3,520,964     4,852,298
     12          161,440.68          98.59%         11/15/06     Trailing 12 (10/05-9/06)     5,751,422    2,515,945     3,235,477
     13          52,641.33           92.77%         10/25/06          1/06-7/06 Ann.          6,280,598    2,507,545     3,773,053
     14            298.32            95.43%         10/10/06               2005               4,874,420    2,500,861     2,373,559
     15          50,200.80           93.27%         09/12/06          T-12 Mos 08/06          7,788,935    3,541,514     4,247,421
     16          178,832.12          43.34%         10/31/06
     17            78.78             81.23%         10/03/06          T12 Ending 8/06         4,948,580    1,556,017     3,392,563
    17.01                            95.94%         10/03/06          T12 Ending 8/06         1,355,968     339,287      1,016,681
    17.02                            53.07%         10/03/06          T12 Ending 8/06         1,242,676     331,286       911,390
    17.03                            95.74%         10/03/06          T12 Ending 8/06          630,408      206,990       423,418
    17.04                            77.21%         10/03/06          T12 Ending 8/06          644,734      254,191       390,543
    17.05                            81.92%         10/03/06          T12 Ending 8/06          519,770      151,652       368,118
    17.06                           100.00%         10/03/06          T12 Ending 8/06          555,024      272,611       282,413
     18            108.59           100.00%         09/22/06         2006 (Ann. 9/06)         6,072,558    1,047,650     5,024,908
     19            257.51            73.13%         09/28/06
     20          115,104.17          99.24%         10/18/06           T-12 Sep 2006          4,954,561    1,844,984     3,109,577
     21            235.02            95.81%         11/01/06           09/2006 Ann.           2,835,434     895,282      1,940,153
     22          86,122.16           92.05%         11/07/06         T3 Colls/UW Exp.         3,466,416    1,250,969     2,215,447
     23            115.13            96.91%         11/01/06               2005               4,088,013    1,197,053     2,890,960
     24            132.85            96.18%         10/05/06
     25            120.90           100.00%         09/01/06
     26            110.29            83.10%         09/15/06     7 Months 2006 Annualized     4,733,904    2,080,678     2,653,226
     27          64,070.68           90.84%         08/18/06         T-12 (8/05-7/06)         4,295,235    1,986,097     2,309,138
     28          125,000.00          94.02%         10/10/06           T-3 Jul 2006           2,564,268     934,544      1,629,724
     29          136,904.76          98.81%         10/23/06          T12 9/06-10/05          2,489,624    1,057,287     1,432,337
     30            76.96             74.68%         10/23/06
     31          93,333.33           97.50%         10/31/06          T-6 Mos Jul-06          2,448,472     892,508      1,555,964
     32            217.95            83.95%         10/25/06
     33          89,473.68           91.90%         10/03/06        T-12 (11/05-10/06)        2,064,310     809,409      1,254,901
     34            194.98            94.38%         11/01/06          1/06-9/06 Ann.          2,244,151     520,823      1,723,328
     35            107.80            85.13%         10/18/06               2005               3,922,289    1,783,058     2,139,231
     36            148.11           100.00%         10/25/06               2005               2,428,099     725,549      1,702,550
     37            204.15            96.52%         10/01/06       2006 (Ann. 1/06-9/06)      2,419,451     920,495      1,498,956
     38            186.80           100.00%         10/25/06               2005               2,469,659     582,224      1,887,435
     39          50,786.52           99.72%         10/03/06          1/06-9/06 Ann.          2,082,636     525,751      1,556,885
     40          39,387.31           96.50%         10/26/06         T-12 ending 9/06         3,520,126    1,461,398     2,058,728
     41          79,279.28           97.75%         08/08/06        T-12 ending July 06       2,123,425     637,790      1,485,635
     42            198.10           100.00%         08/01/06          2006 Ann. 8/06          2,229,492     629,007      1,600,485
     43            109.92            96.53%         09/15/06             YTD 2006             3,160,802    1,600,270     1,560,531
     44            158.83            89.64%         10/05/06
     45            125.83           100.00%         10/06/06    Annualized 2006 (1/1-8/31)    2,042,578     619,418      1,423,160
     46            202.89            98.31%         09/26/06          2006 Ann. 8/06          2,360,042     731,205      1,628,837
     47            178.16            98.53%         09/30/06          1/06-9/06 Ann.          1,659,109     495,406      1,163,703
     48          119,718.31          83.10%         10/31/06            T12 Oct-06            5,019,014    3,293,554     1,725,460
     49          61,774.81           91.98%         10/03/06               2005               2,554,933     981,765      1,573,168
     50            130.85           100.00%         10/19/06
     51            88.46             82.93%         11/03/06    Annualized 2006 (1/1-8/31)    1,160,681     301,911       858,770
     52          83,333.33           85.48%         07/25/06          T-6 6/2006 Ann.         1,948,316     841,128      1,107,188
     53            175.23           100.00%         09/15/06          1/06-9/06 Ann.          2,127,035     333,820      1,793,215
     54          67,256.64           96.02%         08/09/06        T-12 ending July 06       1,990,907     704,403      1,286,504
     55            143.88            95.62%         10/26/06         Ann'l (thru 9/06)        1,692,283     568,522      1,123,761
     56            107.73           100.00%         11/30/06       07/06 YTD Annualized       2,517,781    1,087,387     1,430,394
     57            229.53            95.09%         10/03/06
     58          73,500.00           96.50%         10/03/06        T12 Thru Sept 2006        1,920,823     824,677      1,096,146
     59          67,123.29           92.69%         11/17/06                T12               2,240,328    1,081,058     1,159,270
     60            242.97           100.00%         09/20/06
     61          75,537.63           94.09%         08/03/06      Annualized (1/06-7/06)      1,612,992     740,513       872,479
     62            114.97            80.46%         10/01/06            2006 5 Mos.           2,275,480     906,073      1,369,407
     63          107,258.06          99.19%         11/13/06           Roll 3 Annlzd          1,757,204     728,288      1,028,916
     64            114.66           100.00%         10/01/06
     65            24.36             73.31%         09/30/06         01-09 2006 Ann'l         2,139,348    1,232,099      907,249
    65.01                            80.87%         09/30/06         01-09 2006 Ann'l          556,806      278,564       278,242
    65.02                            79.65%         09/30/06         01-09 2006 Ann'l          456,689      313,244       143,445
    65.03                            72.95%         09/30/06         01-09 2006 Ann'l          307,887      169,242       138,645
    65.04                            70.60%         09/30/06         01-09 2006 Ann'l          288,331      195,486        92,845
    65.05                            55.37%         09/30/06         01-09 2006 Ann'l          284,889      151,812       133,077
    65.06                            87.95%         09/30/06         01-09 2006 Ann'l          244,746      123,751       120,995
     66            295.01           100.00%         10/03/06
     67          29,904.31           89.71%         10/09/06            T12 8/30/06           2,347,821    1,245,411     1,102,410
     68            124.56            91.84%         11/29/06
     69          52,136.75           99.57%         10/27/06
     70            49.80            100.00%         10/25/06               2005               1,549,630     405,612      1,144,018
    70.01                           100.00%         10/25/06
    70.02                           100.00%         10/25/06
    70.03                           100.00%         10/25/06
     71            96.08             97.25%         09/30/06    Annualized 2006 (1/1-9/30)     723,740       27,861       695,880
     72            144.36           100.00%         08/31/06       06/06 Annualized YTD       1,642,034     735,658       906,376
     73            122.29            96.31%         10/27/06               2005               1,718,203     628,089      1,090,114
     74          57,291.67           96.35%         11/14/06           TTM Thru 9/06          1,499,904     788,797       711,107
     75            157.10           100.00%         11/12/06
     76          62,500.00           97.02%         09/18/06          T-12 Mos 8/2006         1,618,763     797,986       820,777
     77          145,833.33          83.31%         07/31/06      Ann'l T-9 (ending 9/06)     3,433,596    1,903,242     1,530,354
     78            212.57           100.00%         10/03/06
     79            43.16             96.38%         11/14/06               2005               2,250,976     559,637      1,691,339
     80            106.15           100.00%         10/20/06               2005               1,718,055     529,827      1,188,228
     81          70,000.00           95.00%         08/09/06       T-12 ending July 2006      1,238,764     417,903       820,861
     82            78.22             95.31%         11/28/06
     83            72.90            100.00%         09/26/06    Annualized 2006 (1/1-9/20)    1,177,966     204,063       973,904
     84            144.98           100.00%         07/13/06
     85          57,692.31           95.51%         09/02/06
     86            119.77           100.00%         09/22/06
     87          41,466.35           92.79%         11/14/06            T-12 Jul-06           1,406,155     614,330       791,825
     88            205.34           100.00%         10/01/06          1/06-9/06 Ann.          1,239,514     342,493       897,021
     89          81,553.40           94.56%         08/31/06          Statement 2006          1,494,337     806,906       687,431
     90            76.45             99.69%         11/28/06
     91            76.66             96.73%         09/01/06       5 Mos 2006 Annualized      1,502,554     739,174       763,380
     92            150.63           100.00%         10/23/06          1/06-8/06 Ann.          1,230,292     373,510       856,782
     93            139.28            92.19%         11/19/06
     94            248.82            92.80%         06/16/06
     95            33.32            100.00%         11/21/06
     96          32,366.07           98.21%         11/22/06         T-12 ending 10/06        1,428,634     844,718       583,916
     97          38,586.96           95.65%         09/12/06                T6                1,304,418     814,876       489,542
     98          135,192.31         100.00%         10/23/06          2006 Annualized          755,400      195,285       560,115
     99            97.07             93.09%         10/01/06     Trailing 12 (08/05-07/06)    1,011,022     204,161       806,861
     100         52,238.81           94.03%         11/20/06     Trailing 12 (09/05-08/06)    1,245,189     380,859       864,330
     101         32,367.15           78.85%         08/31/06          T12 Ending 8/06         5,557,186    3,837,517     1,719,669
     102           69.68             98.73%         08/11/06           Aug 2006 Ann            968,743      344,031       624,712
     103           127.08           100.00%         11/01/06          1/06-8/06 Ann.           869,921      317,455       552,466
     104         57,017.54           97.37%         09/19/06      2006 8 Mos. Annualized       892,973      424,995       467,978
     105           182.80           100.00%         10/10/06     Trailing 12 (06/05-05/06)    1,004,155     335,206       668,949
     106         41,946.31           93.96%         09/28/06
     107           39.19            100.00%         11/08/06
     108           64.76             95.16%         10/31/06       09/06 YTD Annualized       1,447,144     743,334       703,810
     109           62.35             93.57%         08/31/06           TTM Thru 8/06           819,907      252,315       567,592
     110           82.32             82.09%         07/31/06    Annualized 2006 (1/1-7/31)     787,318      174,056       613,262
     111           228.80            93.91%         10/25/06
     112           37.27            100.00%         08/23/06
     113           204.06           100.00%         11/01/06    Annualized 2006 (1/1-8/31)     580,711      138,458       442,253
     114         104,166.67          95.83%         10/01/06
     115         63,684.21           98.68%         08/09/06        T-12 ending July 06        645,793      228,687       417,106
     116           293.10           100.00%         11/06/06
     117           259.92            85.78%         10/17/06          WB As Is (Nov)           562,760      153,408       409,352
     118         164,285.71          96.43%         10/04/06            T6 09.31.06            502,900      123,064       379,836
     119           164.28            83.20%         11/01/06            As-Is-10/06            554,662      158,256       396,406
     120           192.33           100.00%         11/01/06          1/06-8/06 Ann.           451,908       64,038       387,870
     121         40,000.00           62.39%         08/31/06      Trailing 12 (9/05-8/06)     1,760,178    1,295,549      464,629
     122           256.14           100.00%         07/25/05
     123           174.88            87.92%         10/25/06
     124           175.34            98.29%         10/25/06
     125         85,279.73          100.00%         10/17/06
     126         53,666.67           95.00%         08/08/06        T-12 ending Jul 06         438,779      151,628       287,151
     127           189.98           100.00%         10/31/06
     128           126.67           100.00%         08/22/06
     129         153,421.05         100.00%         10/23/06          2006 Annualized          321,552       90,789       230,763
     130           40.16             89.44%         Various                2005                365,903       67,037       298,866
   130.01                            95.85%         08/31/06               2005                202,077       30,553       171,524
   130.02                            84.70%         08/23/06               2005                163,826       36,484       127,342
     131           186.79           100.00%         11/13/06
     132           194.74           100.00%         07/31/06
     133           101.44            96.75%         10/24/06    Annualized 2006 (1/1-8/21)     406,234      109,722       296,512
     134         60,000.00           97.56%         08/09/06        T-12 ending July 06        342,744      125,587       217,157
     135           76.67             90.00%         10/18/06     Trailing 12 (07/05-06/06)     385,955      124,774       261,181
     136           297.50           100.00%         11/03/06
     137           162.79            73.45%         10/25/06          2006 Annualized          249,418       69,104       180,314
     138           76.25            100.00%         05/31/06
     139           134.11           100.00%         10/19/06    Annualized 2006 (1/1-9/30)     172,491       7,118        165,373
     140           151.69           100.00%         11/03/06    Annualized 2006 (1/1-3/31)     208,068       33,268       174,800
     141           60.61             84.95%         10/01/06
   141.01                            76.07%         10/01/06
   141.02                           100.00%         10/01/06
     142           120.00           100.00%         01/17/06

                                                                UW NET
MORTGAGE LOAN  MOST RECENT                                     OPERATING      UW NET
   NUMBER        NCF ($)    UW REVENUES ($)  UW EXPENSES ($)  INCOME ($)  CASH FLOW ($)  LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

      1                        33,284,537       5,302,909     27,981,628   26,216,318    Various
    1.01                       2,474,031         254,520      2,219,511     2,051,441    Case LLC
    1.02                       1,998,894         152,467      1,846,427     1,656,177    Ozburn-Hessey Logistics, LLC
    1.03                       2,458,031         584,413      1,873,618     1,723,442    Rheem Sales Company, Inc.
    1.04                       1,959,357         301,661      1,657,696     1,538,416    Quaker Sales & Distribution
    1.05                       2,001,351         252,413      1,748,938     1,612,340    Aurora Parts & Accessories LLC
    1.06                       1,557,253          46,718      1,510,536     1,467,659    Wal-mart Stores East, LP
    1.07                       1,831,050         414,306      1,416,745     1,291,432    The Clorox Sales Company
    1.08                       2,328,721         330,005      1,998,717     1,903,020    Q-Edge
    1.09                       1,783,421         329,286      1,454,135     1,362,884    NAL Worldwide LLC
    1.10                       1,423,288          70,059      1,353,229     1,269,124    Pamida, Inc
    1.11                       1,145,799         182,922       962,877       878,269     Nice-Pak Products, Inc.
    1.12                       1,256,006          88,985      1,167,021     1,087,882    Hachete Book Group, USA, Inc
    1.13                       1,016,320         244,827       771,493       709,166     Hartsfield Warehouse Co. , Inc.
    1.14                       1,131,600         221,422       910,178       834,616     Innotrac Corporation
    1.15                       1,011,041         104,354       906,687       856,023     Case LLC
    1.16                       1,111,047         277,932       833,115       812,293     Honeywell, Inc.
    1.17                        844,562          141,458       703,104       675,063     Weyerhaeuser Company
    1.18                        922,189          158,171       764,018       746,549     Data General
    1.19                        776,016          190,710       585,306       573,123     Sto Corporation
    1.20                        755,599          134,341       621,258       603,496     TransDyn Controls, Inc.
    1.21                        575,951          138,833       437,118       410,910     Moore Wallace North AM, Inc.
    1.22                        653,974          131,696       522,278       505,405     Innovative Product Achievement
    1.23                        403,371           12,101       391,270       361,359     American Port Services, Inc.
    1.24                        518,362          103,199       415,163       406,216     Atlanta Classic Realty Assoc.
    1.25                        433,491          121,475       312,016       299,182     Senior Care Pharmacy of GA LLC
    1.26                        447,661          104,866       342,795       331,368     Gemu Valves, Inc.
    1.27                        466,148          209,772       256,376       249,463     General Services Admin
      2         31,329,965     48,361,352       15,130,445    33,230,907   30,439,034    Various
    2.01        1,428,877      2,404,437         937,149      1,467,288     1,291,918    Bob's Stores
    2.02        1,920,705      3,115,084         949,069      2,166,015     1,880,893    Publix Supermarkets
    2.03        1,801,262      3,132,351        1,277,236     1,855,116     1,737,500    T. J. Maxx
    2.04        1,902,676      2,903,523         911,363      1,992,161     1,817,242    Wal-Mart
    2.05        2,233,830      2,750,657         429,276      2,321,381     2,145,996    Goody's Family Clothing
    2.06        1,305,566      1,957,704         475,625      1,482,079     1,357,556    T. J. Maxx
    2.07        1,084,143      1,518,032         362,968      1,155,063      982,349     Demoulas Supermarkets
    2.08        1,816,650      2,442,678         537,243      1,905,434     1,679,661    K-Mart
    2.09         901,898       1,356,007         445,081       910,926       826,534     Stop & Shop/Staples/OSJ
    2.10        3,865,840      6,812,345        2,726,551     4,085,794     3,897,460    Bed Bath & Beyond
    2.11        2,545,064      3,425,207         882,689      2,542,517     2,389,239    Wal-Mart
    2.12        1,890,637      3,293,073         810,633      2,482,440     2,185,356    Wells Fargo
    2.13         271,759        463,337           72,981       390,356       377,177     The Men's Wearhouse
    2.14        1,788,508      2,641,581         777,123      1,864,458     1,734,766    Best Buy
    2.15        2,396,562      4,850,059        2,470,029     2,380,031     2,175,689    Tom Thumb
    2.16        4,175,987      5,295,276        1,065,429     4,229,846     3,959,697    Kohl's
      3         18,440,925     33,390,777       11,199,266    22,191,512   21,465,294    AMC Theatres
      4         21,937,149     30,365,113       8,634,383     21,730,730   20,202,659    Various
    4.01        1,008,841      1,627,552         656,708       970,844       887,978     Office Max
    4.02        1,071,689      1,851,948         483,172      1,368,776     1,322,129    Babies 'R' Us
    4.03        3,197,656      4,060,455         785,133      3,275,321     3,090,190    Lowe's Home Centers
    4.04        1,078,892      1,510,953         487,502      1,023,451      933,894     T.J.Maxx
    4.05         710,396       1,132,743         430,371       702,371       612,429     Shaw's Supermarket
    4.06        2,402,649      3,390,686         842,004      2,548,682     2,374,402    Marshalls Mega
    4.07        1,640,812      1,988,588         342,045      1,646,542     1,472,830    Marshalls
    4.08         746,200       1,207,901         554,975       652,927       615,662     Homegoods
    4.09         809,104       1,303,248         478,175       825,073       731,608     Waldbaum's
    4.10        1,105,883      1,801,428         516,857      1,284,570     1,220,395    King Kullen Grocery
    4.11        1,692,185      3,049,918        1,162,301     1,887,617     1,733,985    Publix Supermarkets
    4.12        3,534,976      3,611,910         961,272      2,650,638     2,536,213    Price Chopper
    4.13        2,937,866      3,827,786         933,867      2,893,919     2,670,945    Haverty's Furniture
      5         17,537,204     28,306,064       10,309,406    17,996,658   17,316,719    Steve & Barry's
      6         19,573,243     28,343,179       6,324,731     22,018,448   21,780,696
      7         14,092,183     28,717,301       15,335,906    13,381,395   12,282,034    Blockbuster Inc.
      8                        6,071,126          60,711      6,010,414     6,006,229    Apple Computer, Inc.
      9         3,841,055      6,719,925        2,198,258     4,521,667     4,432,467
     10         8,151,109      12,056,964       3,538,030     8,518,934     8,171,330    Century Theatre
     11         4,739,602      9,219,291        3,421,560     5,797,731     5,348,106    J.C. Penney
     12         3,235,477      6,044,341        2,069,218     3,975,123     3,901,491
     13         3,762,263      6,498,856        2,130,243     4,368,613     4,357,823
     14         2,356,128      6,613,781        2,660,350     3,953,431     3,688,758    INBM
     15         4,023,321      7,835,004        3,432,788     4,402,216     4,178,116
     16                        15,576,032       10,157,448    5,418,584     4,795,543
     17         3,322,113      5,315,896        1,502,862     3,813,035     3,372,449    Various
    17.01       1,000,205      1,419,291         324,753      1,094,538      977,337     Matria Healthcare, Inc.
    17.02        895,189       1,189,494         321,082       868,413       785,337     Aderans Research Institute
    17.03        413,069        779,003          206,351       572,652       516,117     West Assest MGMT, LLC
    17.04        377,642        742,257          249,170       493,087       414,702     Cork-Howard Construction
    17.05        359,433        572,457          155,059       417,397       355,382     Primedia Special Interest
    17.06        276,574        613,395          246,447       366,948       323,573     H&R Block Mortgage Corporation
     18         4,992,676      5,590,803        1,009,942     4,580,861     4,292,653    Molecular Devices
     19                        3,914,856        1,125,322     2,789,534     2,629,688    PSM, LLC
     20         2,994,827      5,063,623        1,861,631     3,201,992     3,087,242
     21         1,927,069      3,581,193        1,136,706     2,444,487     2,411,245    Linens 'n Things
     22         2,133,431      3,921,988        1,264,637     2,657,351     2,575,335
     23         2,866,402      4,099,043        1,323,337     2,775,706     2,646,731    AMC Theatres
     24                        4,315,183        1,532,019     2,783,163     2,446,089    R.H. Donnelley Inc.
     25                        3,155,741         734,735      2,421,006     2,339,139    Hobby Lobby
     26         2,625,997      4,530,388        1,923,448     2,606,941     2,394,499    Deloitte & Touche USA LLP
     27         2,309,138      4,416,110        2,151,997     2,264,113     2,264,113
     28         1,583,724      2,730,702         906,362      1,824,340     1,778,340
     29         1,390,337      2,626,038         954,311      1,671,727     1,629,727
     30                        5,482,531        3,427,831     2,054,700     1,700,334    Reznick Group, P.C.
     31         1,488,284      2,569,936         883,869      1,686,067     1,618,387
     32                        2,489,790         673,575      1,816,216     1,766,723    CL Home Furnishings
     33         1,254,901      2,580,066         709,459      1,870,607     1,870,607
     34         1,712,556      2,308,847         513,766      1,795,081     1,735,392    Albertson's Store
     35         2,111,398      4,149,834        1,797,041     2,352,793     2,055,391    Equilease Financial Services, Inc.
     36         1,689,857      2,442,005         738,959      1,703,046     1,591,456    Applied Extrusion Technologies
     37         1,489,772      2,650,494         916,211      1,734,283     1,607,972    GSA US Government
     38         1,877,585      2,425,218         625,237      1,799,981     1,667,440    E.I. Du Pont De Nemours & Co.
     39         1,547,885      2,069,002         631,191      1,437,811     1,428,811
     40         1,944,478      3,390,514        1,627,101     1,763,413     1,649,163
     41         1,430,135      2,078,563         620,039      1,458,524     1,403,024
     42         1,576,634      2,333,507         844,326      1,489,181     1,367,277    Barnes & Noble Superstore
     43         1,541,426      3,195,770        1,541,741     1,654,029     1,524,133    H.D. Vest, Inc.
     44                        1,990,844         404,993      1,585,851     1,525,340    Newnan Cinema Consolidated Theatre
     45         1,423,160      2,109,377         640,440      1,468,937     1,309,007    Honeywell International
     46         1,620,335      2,399,027         789,726      1,609,301     1,489,133    WCI Communities
     47         1,150,344      1,894,857         614,040      1,280,817     1,204,003    Food 4 Less of Calif., Inc.
     48         1,596,715      5,033,568        3,294,110     1,739,459     1,588,452
     49         1,507,930      2,751,166        1,031,971     1,719,195     1,653,957
     50                        2,891,482        1,286,565     1,604,918     1,464,887    Aetna Life Insurance Company
     51          858,770       2,046,306         564,908      1,481,398     1,316,499    Nestle
     52         1,060,688      2,115,050         810,746      1,304,305     1,257,805
     53         1,784,370      1,751,544         347,828      1,403,716     1,317,060    Stein Mart
     54         1,230,004      1,979,484         697,745      1,281,739     1,225,239
     55         1,047,880      1,692,698         555,447      1,137,251     1,062,043    Publix Supermarket
     56         1,410,946      2,573,575        1,178,527     1,395,047     1,221,805    Pulte Home Corp.
     57                        1,948,222         823,423      1,124,800     1,080,208    National Childhood Cancer
     58         1,056,146      1,986,837         796,837      1,189,999     1,149,999
     59         1,104,520      2,309,623        1,048,817     1,260,806     1,206,056
     60                        1,313,588          13,136      1,300,452     1,294,505    The Charlotte-Mecklenburg Hospital
                                                                                         Authority
     61          825,979       1,821,974         614,306      1,207,668     1,161,168
     62         1,343,812      2,243,484         902,558      1,340,925     1,262,377    Eastern Michigan University
     63         1,004,116      1,877,862         720,854      1,157,008     1,132,208
     64                        1,319,102          13,191      1,305,911     1,214,576    Time Warner Entertainment
     65          907,249       2,198,904        1,110,481     1,088,423     1,035,059
    65.01        278,242        571,638          273,595       298,043       286,275
    65.02        143,445        476,430          219,664       256,765       244,390
    65.03        138,645        318,021          158,753       159,268       151,908
    65.04         92,845        338,114          203,559       134,556       127,447
    65.05        133,077        249,855          136,156       113,699       102,599
    65.06        120,995        244,846          118,754       126,091       122,441
     66                        1,318,243         376,773       941,470       930,021     Olive Garden
     67          997,910       2,423,317        1,226,636     1,196,681     1,092,181
     68                        1,774,784         450,123      1,324,661     1,257,585    Bassett
     69                        1,776,895         655,845      1,121,050     1,074,250
     70         1,124,842      1,590,751         369,037      1,221,715     1,152,253    Various
    70.01                                                                                Avalon
    70.02                                                                                J&L Building Materials, Inc.
    70.03                                                                                Intelco of Delaware Valley, Inc.
     71          695,880       1,556,948         288,770      1,268,178     1,224,359    Kohl's Department Stores, Inc.
     72          888,054       1,966,864         815,392      1,151,472     1,127,153    First Advantage
     73         1,076,192      1,695,969         619,300      1,076,670      972,121     PNC Bank
     74          711,107       1,615,949         756,830       859,119       859,119
     75                        1,427,782         286,860      1,140,921     1,054,529    T-Mobile
     76          787,177       1,675,718         761,230       914,488       880,888
     77         1,394,111      2,990,138        1,831,330     1,158,808     1,040,099
     78                        1,314,859         529,130       785,730       777,492     Healthcare Partners, LLC
     79         1,608,618      2,198,552         530,010      1,668,542     1,457,408    Wal-Mart Supercenter
     80         1,178,678      1,638,612         566,511      1,072,101      978,145     FBI
     81          785,861       1,267,960         423,088       844,872       809,872
     82                        1,845,853         902,381       943,472       888,103     ACS Commercial Solutions, Inc.
     83          973,904       1,178,205         239,814       938,391       918,843     Lowe's
     84                        1,404,521         570,829       833,692       779,915     SHPS, Inc.
     85                        1,524,101         705,007       819,094       780,094
     86                         849,998           8,500        841,498       833,998     Dick's Sporting Goods
     87          739,825       1,446,711         616,445       830,266       778,266
     88          890,025       1,158,595         341,078       817,517       775,118     LA Fitness
     89          687,431       2,444,267        1,421,153     1,023,114      925,344
     90                        1,620,774         858,603       762,171       692,317     State of Tennessee Department of Health
     91          747,432       1,542,676         678,209       864,467       742,292     Atrium Crest Executive Suites
     92          850,940       1,054,322         309,323       744,999       691,174     AutoZone
     93                         940,215          233,380       706,835       672,621     Dollar Tree
     94                         987,296          328,904       658,392       643,696     Shooters Billiards and Sports Bar
     95                         728,955           7,290        721,665       698,765     Big Dog Holdings
     96          527,916       1,450,231         790,678       659,553       603,553
     97          443,542       1,366,344         797,822       568,522       522,522
     98          544,865        774,513          175,885       598,627       583,377
     99          782,673       1,128,823         411,218       717,605       670,982     Aspen Fitness
     100         864,330       1,042,377         356,513       685,863       659,063
     101        1,719,669      5,557,075        3,776,553     1,780,522     1,558,239
     102         585,375        913,285          282,089       631,195       576,139     Safeway
     103         544,617       1,009,461         328,873       680,588       637,418     Anytime Fitness
     104         439,478       1,029,587         405,031       624,556       596,056
     105         668,949        977,647          361,484       616,162       566,576     Nationwide Mutual Life Insurance
     106                        874,386          292,982       581,404       544,154
     107                       1,005,112         312,427       692,685       676,735     USPS
     108         669,344       1,511,996         744,803       767,193       669,302     Fla Department of Environmental Protection
     109         557,648        760,031          229,053       530,979       469,150     Custom Bilt Materials
     110         613,262        901,890          317,191       584,699       516,883     ITT Educational Services, Inc.
     111                        635,785          154,125       481,660       475,497     Steven Poulos
     112                        769,785          206,694       563,091       484,284     Precise Transportation
     113         442,253        652,293          165,473       486,821       462,636     Tulies Family Restaurant & Sports Lounge
     114                        752,601          321,524       431,077       419,077
     115         398,106        646,899          230,780       416,119       397,119
     116                        531,514           80,334       451,180       420,076     Guardian
     117         398,387        558,355          149,112       409,244       398,677     Accelerated Rehab
     118         374,236        529,000          122,809       406,191       400,591
     119         357,263        637,064          158,623       478,441       439,299     Stafford County
     120         383,986        503,990          116,205       387,786       365,072     Pier 1 Imports
     121         464,629       1,769,015        1,249,854      519,161       448,393
     122                        512,000          189,120       322,880       321,398     Walgreens
     123                        409,171          101,329       307,842       299,355     La Bella Winnetka
     124                        412,229          108,095       304,170       288,719     Neapolitan, LLC
     125                        438,041          144,379       293,663       285,463
     126         272,151        431,185          159,121       272,064       257,064
     127                        580,393          238,250       342,143       332,215     Staples
     128                        453,133          155,148       297,985       278,241     Liberty Mutual
     129         226,963        316,949           72,471       244,478       240,678
     130         298,866        397,538          120,701       276,837       267,677
   130.01        171,524        204,912           57,983       146,929       142,909
   130.02        127,342        192,626           62,717       129,908       124,768
     131                        368,496           57,042       311,454       291,407     Blockbuster
     132                        285,344           2,853        282,491       281,109     CVS
     133         296,512        427,165          137,231       289,933       257,720     Ramona Adult Daycare
     134         206,907        342,295          127,798       214,497       204,247
     135         261,181        372,600          129,218       243,382       198,870     State of Nevada
     136                        293,902          111,477       182,424       178,973     Cingular
     137         178,250        238,974           74,333       164,640       156,199     Quizno
     138                        214,200           4,284        209,916       205,048     Dollar General
     139         165,373        169,383           9,828        159,555       150,403     Walgreens
     140         174,800        250,812           85,069       165,744       153,404     Counsel on Alcoholism & Drug Abuse
     141                        275,745          108,618       167,127       156,313     Family Dollar
   141.01                       177,237           74,997       102,240       94,994      Family Dollar
   141.02                        98,508           33,621        64,887       61,319      Family Dollar
     142                        101,056           1,011        100,046       99,346      Advance Auto

MORTGAGE LOAN  LARGEST TENANT  LARGEST TENANT  LARGEST TENANT
   NUMBER          SQ. FT.        % OF NRA        EXP. DATE
---------------------------------------------------------------

      1            Various        Various          Various
    1.01           842,000        100.00%         05/31/15
    1.02           400,225         61.50%         07/31/11
    1.03           354,000         46.62%         05/14/11
    1.04           300,529         50.04%         11/30/07
    1.05           306,397         44.47%         02/29/12
    1.06           200,000        100.00%         06/30/14
    1.07           607,650        100.00%         07/07/14
    1.08           259,260         53.80%         04/11/11
    1.09           450,000        100.00%         03/31/10
    1.10           418,400        100.00%         06/30/15
    1.11           426,326        100.00%         08/31/12
    1.12           395,679        100.00%         04/30/12
    1.13           301,200        100.00%         03/21/13
    1.14           250,000        100.00%         10/31/08
    1.15           250,000        100.00%         10/31/14
    1.16           41,229          40.58%         01/31/09
    1.17           108,400        100.00%         01/09/15
    1.18           86,000         100.00%         11/30/07
    1.19           18,902          31.41%         03/31/09
    1.20           29,731          33.17%         11/30/07
    1.21           129,842        100.00%         06/14/15
    1.22           26,752          33.82%         11/14/09
    1.23           150,000        100.00%         11/30/12
    1.24           15,125          34.14%         08/31/10
    1.25            9,771          15.93%         02/09/10
    1.26           46,700          81.69%         06/30/12
    1.27           34,146         100.00%         05/19/08
      2            Various        Various          Various
    2.01           60,873          34.77%         03/31/10
    2.02           61,000          21.94%         01/31/09
    2.03           31,600          35.23%         11/30/07
    2.04           76,135          33.91%         01/28/12
    2.05           35,000          19.33%         01/31/11
    2.06           25,092          19.96%         01/31/10
    2.07           58,920          40.10%         11/30/09
    2.08           86,479          32.71%         10/30/13
    2.09           50,268          48.38%         11/30/15
    2.10           38,233          20.01%         01/31/27
    2.11           125,137         32.31%         10/18/26
    2.12           78,783          21.16%         12/31/10
    2.13            6,000          50.00%         02/28/13
    2.14           36,714          29.39%         01/31/09
    2.15           63,828          32.33%         08/15/18
    2.16           86,584          21.29%         01/31/19
      3            70,000          12.41%         02/28/23
      4            Various        Various          Various
    4.01           29,887          48.76%         01/29/08
    4.02           30,681          29.52%         01/31/17
    4.03           114,734         32.83%         05/31/17
    4.04           25,608          35.60%         11/30/08
    4.05           52,620          67.38%         05/23/08
    4.06           52,432          32.88%         08/31/09
    4.07           30,000          20.87%         05/31/08
    4.08           27,781          62.95%         11/30/09
    4.09           56,759          67.19%         12/31/08
    4.10           38,955          50.29%         02/28/25
    4.11           42,112          22.90%         01/31/12
    4.12           82,172          41.40%         06/30/20
    4.13           43,012          19.41%         04/30/13
      5            24,914          4.51%          01/31/13
      6
      7            247,862         14.33%         06/30/17
      8            27,900         100.00%         01/31/22
      9
     10            48,280          14.18%         06/30/19
     11            105,870         15.26%         03/31/10
     12
     13
     14            59,041          33.87%         06/30/12
     15
     16
     17            Various        Various          Various
    17.01          71,863          65.43%         04/30/11
    17.02          21,069          19.51%         06/30/10
    17.03          54,388          78.83%         05/31/10
    17.04          12,979          15.09%         08/31/10
    17.05          23,702          40.93%         12/31/07
    17.06          15,863          40.75%         03/31/08
     18            96,489          29.94%         02/16/11
     19            19,580          15.14%         03/31/16
     20
     21            35,522          27.15%         01/31/18
     22
     23            89,290          36.36%         12/31/17
     24            89,128          41.99%         06/30/15
     25            55,004          25.98%         08/01/20
     26            55,480          24.45%         02/28/11
     27
     28
     29
     30            33,157          11.29%         10/31/16
     31
     32            19,290          18.77%         10/31/18
     33
     34            59,158          54.93%         08/16/24
     35            14,454          7.79%          05/31/13
     36            50,304          39.63%         04/30/11
     37            15,090          16.43%         09/06/11
     38            98,500         100.00%         10/14/08
     39
     40
     41
     42            28,822          32.63%         01/31/11
     43            81,069          50.92%         12/31/12
     44            50,580          45.91%         11/30/24
     45            62,234          45.27%         06/30/10
     46            37,248          43.81%      Multiple Spaces
     47            46,564          48.80%         11/30/11
     48
     49
     50            122,605        100.00%         11/30/16
     51            46,054          26.28%         05/31/12
     52
     53            34,000          38.44%         05/07/09
     54
     55            47,955          45.63%         04/30/15
     56            27,568          19.87%         12/31/12
     57            41,274          63.67%         11/30/07
     58
     59
     60            59,472         100.00%         05/03/26
     61
     62            22,453          19.30%         06/30/09
     63
     64            13,600          11.97%         05/31/16
     65
    65.01
    65.02
    65.03
    65.04
    65.05
    65.06
     66
                    9,250          21.29%         09/30/10
     67
     68            26,186          26.52%         02/28/14
     69
     70            Various        Various          Various
    70.01          98,018          81.48%         10/31/07
    70.02          38,400          61.94%         02/29/12
    70.03          16,896          27.31%         01/31/07
     71            88,800          71.10%         10/31/25
     72            74,065          92.98%         03/31/18
     73            36,218          39.02%         09/30/15
     74
     75            69,287         100.00%         01/24/17
     76
     77
     78            48,455         100.00%         12/31/15
     79            199,026         84.21%         06/20/15
     80            95,500         100.00%         09/27/26
     81
     82            51,535          41.13%         09/15/11
     83            130,316        100.00%         10/27/18
     84            64,835         100.00%         07/31/16
     85
     86            75,000         100.00%         03/31/21
     87
     88            26,662          64.79%         02/28/15
     89
     90            45,734          42.43%         05/31/16
     91             9,499          8.93%          12/31/10
     92             8,700          16.38%         09/30/07
     93             6,000          10.71%         09/30/07
     94             7,287          23.61%         12/31/10
     95            229,000        100.00%         11/15/16
     96
     97
     98
     99            15,036          20.85%         09/30/20
     100
     101
     102           53,986          56.15%         03/12/15
     103            6,331          12.10%         12/31/11
     104
     105           25,365          72.45%         02/29/12
     106
     107           159,494        100.00%         12/31/17
     108           37,139          38.79%         08/31/09
     109           19,873          19.99%         08/31/08
     110           31,568          45.83%         01/22/13
     111            2,250          9.13%             MTM
     112           70,889          48.93%         12/31/11
     113            5,184          21.16%         09/30/11
     114
     115
     116            8,432          52.03%         09/30/11
     117            3,186          17.43%         03/31/12
     118
     119           11,374          42.47%      Multiple Spaces
     120            8,998          41.70%         03/31/12
     121
     122           14,820         100.00%         01/30/31
     123            3,900          18.84%            MTM
     124            6,000          29.30%         08/31/16
     125
     126
     127           16,827         100.00%         11/27/18
     128           24,000         100.00%         09/30/12
     129
     130
   130.01
   130.02
     131            5,000          33.36%         04/30/16
     132           13,813         100.00%         10/01/23
     133            5,355          21.75%         07/31/08
     134
     135           27,000          90.00%      Multiple Spaces
     136            2,000          27.78%         10/11/11
     137            2,500          19.38%         05/31/07
     138           24,341         100.00%         05/31/20
     139           12,915         100.00%         02/28/54
     140           10,548         100.00%      Multiple Spaces
     141           Various        Various          Various
   141.01           8,000          51.39%         12/31/14
   141.02           9,180         100.00%         06/30/15
     142            7,000         100.00%         12/31/20

                                                                                                                           2ND
                                                                                                        2ND LARGEST      LARGEST
MORTGAGE LOAN                                                                            2ND LARGEST      TENANT          TENANT
   NUMBER      2ND LARGEST TENANT NAME                                                  TENANT SQ. FT.   % OF NRA       EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

      1        Various                                                                     Various        Various        Various
    1.01
    1.02
    1.03       Genco I, Inc.                                                               329,700        43.42%         07/31/11
    1.04       The Bombay Company, Inc.                                                    300,047        49.96%         12/13/13
    1.05       National Distribution Centers                                               153,111        22.22%         12/31/10
    1.06
    1.07
    1.08       NSK Corporation                                                             136,240        28.27%         11/30/10
    1.09
    1.10
    1.11
    1.12
    1.13
    1.14
    1.15
    1.16       Konica Minolta Bus. Solutions                                                22,390        22.04%         01/31/10
    1.17
    1.18
    1.19       Fleet Services Corporation                                                   12,853        21.36%         01/31/08
    1.20       GE Supply Logistics, LLC                                                     24,000        26.77%         08/31/09
    1.21
    1.22       Walman Optical Co.                                                           20,358        25.73%         01/31/08
    1.23
    1.24       ADT Security Services, Inc.                                                  14,628        33.02%         12/31/08
    1.25       Southern Automatic Machinery                                                 9,770         15.93%         08/31/11
    1.26       Triad Construction Co., Inc.                                                 5,234          9.16%         06/30/08
    1.27
      2        Various                                                                     Various        Various        Various
    2.01       Marshalls                                                                    30,895        17.65%         01/31/09
    2.02       Peebles                                                                      44,800        16.11%         01/31/09
    2.03       Minado                                                                       12,000        13.38%         05/31/12
    2.04       Price Chopper                                                                58,000        25.83%         05/31/14
    2.05       T.J. Maxx                                                                    30,000        16.57%         10/31/10
    2.06       Staples                                                                      16,945        13.48%         07/31/09
    2.07       T.J. Maxx                                                                    26,000        17.69%         01/31/08
    2.08       Bi-Lo                                                                        51,600        19.52%         11/08/08
    2.09       T.J. Maxx                                                                    27,500        26.47%         10/31/08
    2.10       Pathmark Stores                                                              36,989        19.36%         02/28/11
    2.11       Home Depot                                                                  111,847        28.88%         01/31/27
    2.12       Giant Food                                                                   57,695        15.50%         10/31/23
    2.13       The Vitamin Shoppe                                                           4,000         33.33%         02/29/12
    2.14       Dollar Tree                                                                  18,804        15.05%         11/10/12
    2.15       DSW Designer Shoe Warehouse                                                  20,400        10.33%         02/28/09
    2.16       Harris-Teeter/Michaels/Ross                                                  58,876        14.47%         10/31/17
      3        Barnes & Noble                                                               25,000         4.43%         01/31/12
      4        Various                                                                     Various        Various        Various
    4.01       Hollywood Video                                                              7,500         12.24%         12/15/07
    4.02       Bed Bath & Beyond                                                            30,000        28.87%         01/31/18
    4.03       Tinsletown                                                                   44,225        12.66%         06/30/18
    4.04       Key Foods                                                                    23,262        32.34%         04/30/09
    4.05       Fashion Bug                                                                  8,000         10.24%         01/31/07
    4.06       Clearview Cinema Group                                                       34,329        21.53%         11/17/15
    4.07       Petsmart                                                                     26,040        18.11%         01/31/14
    4.08       Eckerd Drugs                                                                 6,600         14.96%         01/31/16
    4.09       Washington Mutual Bank                                                       3,760          4.45%         12/12/14
    4.10       Ace Hardware & Variety                                                       7,800         10.07%         12/31/06
    4.11       T.J.Maxx                                                                     28,000        15.23%         01/31/12
    4.12       Staples                                                                      24,611        12.40%         05/31/10
    4.13       Office Depot                                                                 36,000        16.25%         04/30/12
      5        H&M                                                                          20,000         3.62%         01/31/15
      6
      7        Winstead Sechrest                                                           200,348        11.59%         12/31/12
      8
      9
     10        Prudential Master Lease                                                      23,871         7.01%         10/31/11
     11        Sears                                                                        81,296        11.72%         10/31/08
     12
     13
     14        Cisneros Group                                                               25,553        14.66%         12/31/16
     15
     16
     17        Various                                                                     Various        Various        Various
    17.01      Travelers Bank & Trust                                                       18,157        16.53%         07/31/07
    17.02      Greenhorn & O'Mara, Inc.                                                     13,898        12.87%         03/31/07
    17.03      Ocmulgee Medical Pathology                                                   6,725          9.75%         03/31/11
    17.04      Carrier Corporation                                                          11,208        13.03%         04/30/10
    17.05      Varian Medical Systems, Inc.                                                 16,743        28.92%         02/28/10
    17.06      Thyssenkrupp Elevator                                                        9,116         23.42%         12/31/07
     18        Abaxis Inc.                                                                  91,124        28.27%         12/31/10
     19        City of Chula Vista                                                          17,250        13.34%         04/06/09
     20
     21        Circuit City                                                                 33,000        25.22%         01/31/18
     22
     23        Bed Bath & Beyond                                                            36,572        14.89%         01/31/13
     24        United Healthcare Services, Inc.                                             44,114        20.78%         03/31/09
     25        Ross                                                                         30,208        14.27%         01/01/16
     26        The Feld Group                                                               44,016        19.40%         02/29/08
     27
     28
     29
     30        Thomson Financial, Inc.                                                      23,106         7.87%         01/31/09
     31
     32        Creative Leather Furniture                                                   18,748        18.24%         09/30/18
     33
     34        Dollar Tree                                                                  7,150          6.64%         01/31/10
     35        Silvester Taufero Design                                                     14,353         7.74%         06/30/09
     36        Christiana Care Health Service                                               26,528        20.90%     Multiple Spaces
     37        Kelson Physician Partners of SE Florida                                      7,596          8.27%         07/17/11
     38
     39
     40
     41
     42        Cost Plus, Inc.                                                              23,708        26.84%         09/30/13
     43        Standard Pacific of Texas, LP                                                21,693        13.63%         04/30/10
     44        Best Buy Stores, LP                                                          30,000        27.23%         01/31/16
     45        Compass Bank                                                                 40,916        29.76%         01/31/10
     46        Home Banc Mortgage Corp.                                                     13,444        15.81%         09/30/09
     47        Albertson's                                                                  8,067          8.45%         01/31/09
     48
     49
     50
     51        Luzenac America, Inc.                                                        29,865        17.04%         08/31/13
     52
     53        Family Music Center & School                                                 13,730        15.52%         04/04/09
     54
     55        Pier 1 Imports                                                               9,600          9.14%         12/31/09
     56        Global Imaging Systems                                                       24,562        17.70%         12/31/08
     57        Countrywide Home Loans                                                       5,875          9.06%         01/31/11
     58
     59
     60
     61
     62        Broadspire Services                                                          17,187        14.77%         02/28/10
     63
     64
     65
    65.01
    65.02
    65.03
    65.04
    65.05
    65.06
     66        BJ's Pizza-Bennigans (Subleased from Steak and Ale of California, Inc.)      7,341         16.89%         07/01/08
     67
     68        Sofa Express                                                                 25,000        25.32%         10/31/20
     69
     70        Various                                                                     Various        Various        Various
    70.01      Image First Prof. Apparel                                                    22,282        18.52%         02/28/07
    70.02      Avalon                                                                       23,600        38.06%     Multiple Spaces
    70.03      Mike's Famous Harley Davidson                                                16,562        26.77%         06/30/08
     71        Bed Bath & Beyond                                                            23,000        18.41%         04/30/16
     72        Byrd Corporation                                                             5,595          7.02%         04/01/11
     73        Woodward, Hobson & Fulton                                                    19,221        20.71%         12/31/13
     74
     75
     76
     77
     78
     79        Fashion Bug                                                                  9,200          3.89%         01/31/11
     80
     81
     82        Hartford Fire Insurance Company                                              26,165        20.88%         04/30/10
     83
     84
     85
     86
     87
     88        Hollywood Entertainment                                                      4,944         12.01%         07/31/10
     89
     90        New Horizons Computer Learning Center                                        19,475        18.07%         02/28/09
     91        Houston Community Management Services Expansion                              9,272          8.72%         12/31/07
     92        Family Dollar Stores                                                         7,500         14.12%         12/31/09
     93        Cato                                                                         4,160          7.43%         01/31/08
     94        LA Boxing                                                                    3,500         11.34%         05/31/11
     95
     96
     97
     98
     99        Arlington Medical / Neighborhood Doctor                                      7,673         10.64%         05/31/07
     100
     101
     102       Adams County - DMV                                                           5,660          5.89%     Multiple Spaces
     103       Treads Bicycle Outfitters                                                    5,462         10.44%         11/30/16
     104
     105       Myodoc, Inc.                                                                 9,646         27.55%         01/31/16
     106
     107
     108       Viterra Energy Services, Inc                                                 19,568        20.44%         12/01/09
     109       Epic Custom Kitchens                                                         14,308        14.39%         02/29/08
     110       Coldwell Banker Residential                                                  11,318        16.43%         07/31/08
     111       Marjorie Kujawinski                                                          1,450          5.88%           MTM
     112       McCollisters                                                                 46,500        32.09%     Multiple Spaces
     113       Water & Ice                                                                  2,740         11.18%         09/30/11
     114
     115
     116       Scituate Federal                                                             3,000         18.51%         07/30/16
     117       US Cellular                                                                  2,360         12.91%         07/31/10
     118
     119       AT&T                                                                         4,500         16.80%         07/31/11
     120       Blockbuster                                                                  6,628         30.72%         02/28/10
     121
     122
     123       B&G Cuisine, LLC                                                             2,500         12.08%           MTM
     124       Winnetka Food, Inc.                                                          4,500         21.98%         04/30/11
     125
     126
     127
     128
     129
     130
   130.01
   130.02
     131       Mattress Warehouse                                                           3,500         23.35%         02/28/11
     132
     133       Fiesta Del Mariachi Grill                                                    3,660         14.87%         12/31/09
     134
     135
     136       Electronics Boutique                                                         1,600         22.22%         10/01/11
     137       Adams School                                                                 1,100          8.53%         04/30/07
     138
     139
     140
     141       Various                                                                     Various        Various        Various
   141.01      OST Cleaners                                                                 1,500          9.64%         10/20/10
   141.02
     142

                                                                                                 3RD
                                                                               3RD LARGEST     LARGEST
MORTGAGE LOAN                                                    3RD LARGEST     TENANT         TENANT
   NUMBER      3RD LARGEST TENANT NAME                         TENANT SQ. FT.   % OF NRA      EXP. DATE      LOCKBOX
---------------------------------------------------------------------------------------------------------------------

      1        Various                                             Various       Various       Various
    1.01
    1.02
    1.03
    1.04
    1.05       Gander Mountain Company                             127,500       18.50%        02/28/07
    1.06
    1.07
    1.08       Global Transport Logistics Inc.                     86,374        17.92%        01/31/13
    1.09
    1.10
    1.11
    1.12
    1.13
    1.14
    1.15
    1.16       Cirronet Inc.                                       19,175        18.87%        02/28/11
    1.17
    1.18
    1.19       C.H. Robinson Company                               10,693        17.77%        05/19/09
    1.20       Sanyo Denki America, Inc.                           23,731        26.47%        11/30/09
    1.21
    1.22       American Standard Inc.                              10,274        12.99%        09/30/11
    1.23
    1.24       Nat'l Credit System, Inc.                            7,913        17.86%        06/30/08
    1.25       SIPA North America, Inc.                             9,712        15.84%        03/31/12
    1.26       Wiggins Scale Company                                5,234         9.16%        08/15/10
    1.27
      2        Various                                             Various       Various       Various        Day 1
    2.01       Eckerd Drugs                                        18,000        10.28%        01/31/16
    2.02       Ross Dress For Less                                 30,187        10.86%        01/31/16
    2.03       Eastern Mountain Sports                              9,093        10.14%        10/31/09
    2.04       T.J. Maxx                                           25,726        11.46%        01/31/11
    2.05       Barnes & Noble                                      20,925        11.56%        02/01/14
    2.06       Fashion Bug                                         12,700        10.10%        01/28/11
    2.07       Ben Franklin                                        14,804        10.07%        09/30/07
    2.08       Goody's Family Clothing                             40,000        15.13%        12/31/09
    2.09       Rentway                                              3,780         3.64%        08/31/11
    2.10       T.J. Maxx                                           28,361        14.84%        01/31/09
    2.11       Borders                                             28,146         7.27%        01/31/27
    2.12       Marshalls Mega                                      53,150        14.28%        10/31/09
    2.13       Omni Fitness                                         2,000        16.67%        03/31/12
    2.14       Walgreens                                           12,032         9.63%        08/31/11
    2.15       Ulta 3                                              12,024         6.09%        04/30/10
    2.16       Dick's Sporting Goods                               45,000        11.06%        01/31/16
      3        Tuesday Morning                                     15,399         2.73%        01/15/07       Day 1
      4        Various                                             Various       Various       Various        Day 1
    4.01       Auto Barn                                            7,448        12.15%        11/30/08
    4.02       A.C.Moore Arts & Crafts                             21,540        20.73%        02/29/12
    4.03       Food Lion                                           40,000        11.45%        07/29/17
    4.04       The Bank of New York                                 4,050         5.63%        12/31/09
    4.05       Bank of America                                      5,000         6.40%        12/31/15
    4.06       Michaels                                            22,400        14.05%        01/31/09
    4.07       Office Max                                          23,500        16.35%        07/31/13
    4.08       Paradiso Restaurant & Pizza                          3,700         8.38%        06/30/13
    4.09       Strathmore Bagels                                    3,500         4.14%        08/31/07
    4.10       The Bank of New York                                 3,600         4.65%        12/31/11
    4.11       Staples                                             24,000        13.05%        02/26/17
    4.12       Michaels                                            17,500         8.82%        02/28/11
    4.13       Barnes & Noble                                      25,050        11.31%        07/31/12
      5        Abercrombie & Fitch                                 17,264         3.13%    Multiple Spaces    Day 1
      6
      7        Southwest Securities                                165,411        9.57%    Multiple Spaces    Day 1
      8                                                                                                       Day 1
      9
     10        GAP                                                 20,000         5.88%        11/30/10
     11        Miracle Mart                                        52,778         7.61%        12/31/08       Day 1
     12
     13
     14        PSEG Global USA, Inc.                               22,522        12.92%        07/13/12
     15                                                                                                     Springing
     16
     17        Various                                             Various       Various       Various        Day 1
    17.01      Pomeroy IT Solutions Sale                            5,543         5.05%        09/30/08
    17.02      Brinks Home Security, Inc.                           7,352         6.81%        07/31/08
    17.03      Ecolab, Inc.                                         4,940         7.16%        05/31/10
    17.04      Cinema Screen Media, Inc.                            9,984        11.61%        12/31/06
    17.05      Nalley Lexus                                         6,989        12.07%        10/31/09
    17.06      HTH Building Services, Inc                           2,949         7.58%        04/30/11
     18        Telogy, Inc.                                        89,020        27.62%        04/30/11
     19        Prudential                                          16,091        12.44%        04/08/16
     20                                                                                                       Day 1
     21        Barnes & Noble                                      24,243        18.53%        03/31/17
     22                                                                                                     Springing
     23        Stein Mart, Inc.                                    34,022        13.85%        09/30/12     Springing
     24        Phillips Electronics North America Corporation      25,029        11.79%        08/31/08
     25        Master Lease                                        25,375        11.98%        04/09/08     Springing
     26        EDS                                                 16,746         7.38%          MTM
     27                                                                                                     Springing
     28
     29
     30        High Tower, Inc.                                    12,135         4.13%        09/30/16
     31
     32        Sedona Patio Furnishings                            17,442        16.97%        01/31/17
     33
     34        Hollywood Video                                      5,550         5.15%        12/20/09
     35        SoNo Corporate Suites                               14,100         7.60%        08/31/10
     36        Wesley College                                      25,255        19.90%        08/31/10       Day 1
     37        Revier Real Estate Corporation                       5,800         6.31%        04/02/13
     38                                                                                                       Day 1
     39
     40
     41
     42        Starbucks                                           21,408        24.23%        10/31/08
     43        Austin Consolidated Holdings                        16,622        10.44%        10/01/10
     44        La Parillia                                          5,400         4.90%        11/30/15
     45        TSYS Acquiring Solutions                            34,334        24.97%        02/28/08     Springing
     46        Proudfoot Consulting Group                          11,487        13.51%        09/30/11
     47        Angel's Clothing                                     5,600         5.87%        10/31/11
     48
     49
     50                                                                                                       Day 1
     51        Tetrad/Gore                                         20,086        11.46%        05/31/11
     52
     53        Dollar Tree                                         10,080        11.40%        12/31/11
     54
     55        Luxothca Retail Center                               5,883         5.60%        07/31/09
     56        Cemex, Inc.                                         21,900        15.78%        04/30/14
     57        Arroyo Insurance Services, Inc.                      5,187         8.00%        04/30/10     Springing
     58
     59
     60                                                                                                     Springing
     61
     62        Fidelity National Title                              9,134         7.85%        02/28/08
     63
     64                                                                                                       Day 1
     65
    65.01
    65.02
    65.03
    65.04
    65.05
    65.06
     66
               American Premier Bank                                5,427        12.49%        06/30/11     Springing
     67
     68        DBSI Housing, Inc                                   11,612        11.76%        11/30/08
     69                                                                                                     Springing
     70        Various                                             Various       Various       Various        Day 1
    70.01
    70.02              Multiple Spaces
    70.03      AAA Mid-Atlantic                                    15,000        24.25%        09/30/12
     71        Men's Warehouse                                      3,800         3.04%        05/31/16
     72                                                                                                       Day 1
     73        Baker, Kriz, Jenkins and Prewitt                     6,415         6.91%        12/31/09
     74                                                                                                     Springing
     75                                                                                                       Day 1
     76                                                                                                     Springing
     77
     78                                                                                                     Springing
     79        Famous Footwear                                      6,000         2.54%        07/31/07
     80                                                                                                     Springing
     81
     82        Flake-Wilkerson Market Insights                     13,229        10.56%        02/28/11
     83                                                                                                       Day 1
     84                                                                                                     Springing
     85
     86                                                                                                     Springing
     87                                                                                                     Springing
     88        Sovereign Bank                                       4,600        11.18%        04/30/14     Springing
     89
     90        Dual Diagnosis Management                           14,954        13.87%        04/30/09     Springing
     91        Innovative Alternatives, Inc.                        4,585         4.31%        04/30/09
     92        Blockbuster, Inc.                                    6,400        12.05%        03/31/09
     93        Blockbuster Video                                    4,000         7.14%        10/31/13
     94        Doctor's Office                                      3,000         9.72%        07/31/11
     95                                                                                                     Springing
     96
     97
     98
     99        Rack Dady                                            7,124         9.88%        08/31/11
     100                                                                                                    Springing
     101
     102       Panda Buffett                                        5,463         5.68%    Multiple Spaces  Springing
     103       Keller Brothers Automotive, Inc.                     4,800         9.17%        12/31/11
     104
     105
     106
     107
     108       GSA - Small Business                                10,475        10.94%        10/01/12
     109       Multimedia Fabrications, Inc.                       13,468        13.54%        03/31/09
     110       Corvel Corporation                                   5,704         8.28%        01/31/08
     111       North Shore Optical                                  1,400         5.68%          MTM
     112       Universal Map, Inc.                                 30,000        20.71%        03/31/11
     113       Meridian Cleaners                                    2,550        10.41%        09/30/11
     114                                                                                                    Springing
     115
     116       Verge Jewelry                                        1,837        11.34%        08/31/16
     117       7-Eleven                                             2,196        12.02%        10/31/15
     118
     119       Solution Focused                                     2,250         8.40%        10/31/11
     120       Sherwin Williams                                     5,952        27.58%        11/30/10
     121
     122                                                                                                    Springing
     123       The Corner Cooks, Inc                                1,800         8.70%          MTM
     124       The Chocolate Box                                     800          3.91%        05/31/09
     125
     126
     127
     128                                                                                                      Day 1
     129
     130
   130.01
   130.02
     131       Best Cuts                                            1,500        10.01%        12/31/10
     132                                                                                                    Springing
     133       Ace Launderland                                      1,944         7.90%        11/30/11
     134
     135
     136       Great Clips                                          1,200        16.67%        10/01/11
     137       Kiesler, Mitch/Nilsson                                925          7.17%        03/31/07
     138                                                                                                    Springing
     139                                                                                                    Springing
     140
     141       Various                                             Various       Various       Various      Springing
   141.01      MD Hair Salon                                        1,200         7.71%        10/15/10
   141.02
     142                                                                                                    Springing

MORTGAGE LOAN                                          LARGEST AFFILIATED SPONSOR FLAG
   NUMBER                                     (> THAN 4% OF POOL, LOAN GROUP 1 OR LOAN GROUP 2)
-----------------------------------------------------------------------------------------------------------------------------

      1
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
    1.09
    1.10
    1.11
    1.12
    1.13
    1.14
    1.15
    1.16
    1.17
    1.18
    1.19
    1.20
    1.21
    1.22
    1.23
    1.24
    1.25
    1.26
    1.27
      2                                                    Centro Properties Group
    2.01
    2.02
    2.03
    2.04
    2.05
    2.06
    2.07
    2.08
    2.09
    2.10
    2.11
    2.12
    2.13
    2.14
    2.15
    2.16
      3                                                        GGP-TRS L.L.C.
      4                                                    Centro Properties Group
    4.01
    4.02
    4.03
    4.04
    4.05
    4.06
    4.07
    4.08
    4.09
    4.10
    4.11
    4.12
    4.13
      5                                                    Westfield America, Inc.
      6                                                      The Irvine Company
      7                                                 Joseph Moinian, Henry Shahery
      8                                                           SL Green
      9                                                        La Terraza, LLC
     10                                  Prudential Insurance Company of America and DDR Corporation
     11                                                    Lightsone Holdings, LLC
     12                                               La Terraza, LLC & Scala GP, Inc.
     13                                                        Frank T. Perano
     14                                                        W. Allen Morris
     15                                                       John R. Saunders
     16                                           James Procaccianti The Procaccianti Group
     17                                                       James R. Heistand
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
     18                                    Nearon Enterprises, LLC and Syme Family Partners, L.P.
     19                                               James V. Pieri & D. Gregory Scott
     20                                    SCI Gateway at Tempe Fund LLC and related TIC entities
     21                                                        Robert Schmier
     22                                                    Thomas B. Brenneke, Jr.
     23                                                  Equity Fund Advisors, Inc.
     24                                                      Capital Associates
     25                                                Covington Realty Partners, LLC
     26                                                          Wells REIT
     27                                            William H. Winn; Passco Companies, LLC
     28                                                    Major Acquisition Corp
     29                                       Kennedy Wilson & Wachovia Development Corporation
     30
     31                                                    Jeff & Lisa Mazzarella
     32                                Michael Gregory; Brian Scott Weisenburger; Lubertus H. Hayenga
     33                                                  Redhill Realty Investors LP
     34                                                         Milton Bilak
     35                                                         Lloyd Amster
     36                                                        Brock J. Vinton
     37                                                       Richard D. Gertz
     38                                                        Brock J. Vinton
     39                                                        Frank T. Perano
     40                                                        John J. Ferebee
     41                                                   Steven D. Bell & Company
     42                                          Dan M. Perlmutter and Sandra G. Perlmutter
     43                                           Wells Real Estate Investment Trust, Inc.
     44                                                       Stanley E. Thomas
     45                                           Thomas E. Donahue & Jeffrey J. Krajewski
     46                                                       Richard D. Gertz
     47                                                         Sunny Bhullar
     48                                                       Michael J. Hanson
     49                                              Resource Real Estate Holdings, Inc.
     50                                                     Capital Lease Funding
     51                                                       SVN Equities, LLC
     52                                                         Sol L. Rabin
     53                                                         Milton Bilak
     54                                                   Steven D. Bell & Company
     55                                                        David Garfunkel
     56
     57                                                      Stanley W. Gribble
     58                                                   Blackrock Realty Advisors
     59
     60
                                                                 John Harris
     61                                                     Springing
     62                                                          James Blain
     63                                                  Gary Squire & Claude Keener
     64                                               Prescott Capital Management, LLC
     65                                                        Kurt E. O'Brien
    65.01
    65.02
    65.03
    65.04
    65.05
    65.06
     66
                                                             Stanley W. Gribble
     67                                     Dean A. Allara; Christian V. Young; Danuel R. Stanger
     68                                            Douglas L. Swenson & DBSI Housing Inc.
     69        Michael A. Carey & Timothy M. Carey, as Trustee of the Timothy Michael Carey 1995 Trust, dated August 16, 1995
     70                                                        Brock J Vinton
    70.01
    70.02
    70.03
     71                                                        Dell Loy Hansen
     72                                                         Peter Gardner
     73                                                         Farra Alford
     74                                                         Mark Hamilton
     75                                                     Capital Lease Funding
     76                                                  Triple Net Properties, LLC
     77                                                        Thomas J. Lyons
     78                                                      Stanley W. Gribble
     79                                                      E. Stanley Kroenke
     80                                                     Capital Lease Funding
     81                                                   Steven D. Bell & Company
     82                                                        Richard Fownes
     83                                          Winston Plaza Associates & David Goldstein
     84                                                       Irving A. Smokler
     85                                                     Resource Real Estate
     86                                                       Oscar H. Plotkin
     87                                                  Triple Net Properties, LLC
     88                                                   Lewis J. Brandolini, III
     89                                          Nizar Damji & 360 Degree Hotel Group, Ltd.
     90                                                        Richard Fownes
     91                                                         John L. Cole
     92                                                        Robert K. Barth
     93                                                      Michael E. Calandra
     94                                                         Stanford Aron
     95                                                 Keith Real Estate Associates
     96                                                        David Falk, Sr.
     97                                                       Walter J. Ruloff
     98                                                      Donal P. Barry Jr.
     99                                               John S. Navai & R. Nader Ghadimi
     100       Michael A. Carey & Timothy M. Carey, as Trustee of the Timothy Michael Carey 1995 Trust, dated August 16, 1995
     101                                                        Kevin Mahaney
     102                                                NewMark Merrill Companies LLC
     103                                                      Michael Buschell
     104                                                       Andrew Stewart
     105                                  Howard L. Parnes; Craig L. Koenigsberg; James J. Houlihan
     106                           Sohrob Pourtahmassebi; Holly Badham-VanKomen; Christine Pourtahmassebi
     107                                                      Joseph Seravalli
     108                                                       W. Allen Morris
     109                                                     Harry J. O'Donnell
     110                                           Douglas L. Swenson & DBSI Housing, Inc.
     111                                                       Donal P. Barry
     112                                        David Novoseller, Michael Kanoff, Peter Veres
     113                                                       John B. Bertram
     114                                                        Harold Brown
     115                                                  Steven D. Bell & Company
     116                                                        Tom Naughton
     117                                                       W. Harris Smith
     118                                                 Gary Squire & Claude Keener
     119                                                         Mike Amann
     120                                                       Edmund Spivack
     121                                                       Kirit F. Patel
     122                                                   David & Susan Wilstein
     123                                                     Donal P. Barry Jr.
     124                                                       Donal P. Barry
     125                                     William M. Gustavson; Irfan Pardhan; Tahira Pardhan
     126                                                  Steven D. Bell & Company
     127                                                       Michael Comras
     128                                               Paul A. Gardner & Alan D. Moore
     129                                                       Donal P. Barry
     130                                                      Ardath K. Solsrud
   130.01
   130.02
     131                                                       Robert Kubicki
     132                                                    Cole Capital Advisors
     133                                                         Kam W. Liew
     134                                                  Steven D. Bell & Company
     135                                                         Ian Rogoff
     136                                                     Richard Rosenfield
     137                                                       Donal P. Barry
     138                                             Cole Credit Property Trust II, Inc.
     139                                                       Eshagh Malekan
     140                                                       Alan R. Porter
     141                                               Eshagh Malekan & David Sohayegh
   141.01
   141.02
     142                                             Cole Credit Property Trust II, Inc.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information"
in the prospectus supplement.

(1)  For purposes of determining the LTV Ratios for 14 Mortgaged Properties
     (loan numbers 1.02, 3, 8, 11, 16, 19, 32, 33, 98, 111, 123, 124, 129 and
     137), representing, by allocated loan amount, 15.9% of the Cut-Off Date
     Pool Balance by allocated loan amount (12 Mortgaged Properties in Loan
     Group 1 or 19.2% of the allocated Cut-Off Date Group 1 Balance and 2
     Mortgaged Properties in Loan Group 2 or 3.6% of the Cut-Off Date Group 2
     Balance), such ratios were calculated using "as-stabilized" appraised values as opposed to "as-is" values, see "DESCRIPTION OF THE MORTGAGE
     POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Inspections
     and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(2)  One Mortgage Loan (loan number 6), representing 3.9% of the Cut-Off Date
     Pool Balance or 4.9% of the Cut-Off Date Group 1 Balance, is part of a split loan structure and the related pari passu companion loan is not included in the Trust Fund with respect to the Mortgage Loan, unless otherwise specified.

(3)  With respect to the Deer Park Town Center loan (loan number 10), representing 1.8% of the Cut-Off Date Pool Balance or 2.2% of the Cut-Off
     Date Group 1 Balance, a maximum of $3,500,000 of the loan amount is freely prepayable without premium.

(4)  For purposes of determining the DSCRs for 7 Mortgage Loans (loan numbers
     19, 32, 51, 89, 100, 121 and 125), representing 2.8% of the Cut-Off Date
     Pool Balance (5 Mortgage Loans in Loan Group 1 or 3.1% of the Cut-Off Date
     Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 1.5% of the Cut-Off
     Date Group 2 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. For a description of how the DSCRs for the Mortgage Loans are determined, see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" in the Prospectus
     Supplement.

(5)  With respect to the Raveneaux Apartments loan (loan number 27), representing 0.7% of the Cut-Off Date Pool Balance or 3.5% of the Cut-Off
     Date Group 2 Balance, the rate varies throughout the IO term of the loan.

(6)  In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

                                    ANNEX A-2

         CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

MORTGAGE LOAN   LOAN GROUP
   NUMBER         NUMBER     PROPERTY NAME                            PROPERTY ADDRESS
-------------   ----------   --------------------------------------   --------------------------------------------------------------

       6            1        Newport Bluffs                           100 Vilaggio
       9            2        La Jolla International Apartments        3415, 3425, 3435, 3445, 3455 and 3465 Lebon Drive
      12            2        La Scala Apartments                      3833, 3845, 3855 & 3899 Nobel Drive
      15            2        AMLI at Riverbend                        8850 Riverbend Parkway
      20            2        Village on University Apartments         1655 East University Drive
      22            2        The Fairways Apartments                  777 West Chandler Boulevard
      27            2        Raveneaux Apartments                     14500 Cutten Road
      28            2        Gramercy Apartments                      9054 Gramercy Drive
      29            2        Rancho Solana Apartments                 2400-2444 Alvarado Street
      31            2        Napa Valley Apartments                   1349 West Horizon Ridge Parkway
      33            2        Pinnacle Grove Apartments                701 West Grove Parkway
      40            2        Treybrooke Apartments                    701 Treybrooke Circle
      41            2        Smoky Crossing I Apartments              11647 Chapman Highway
      49            2        Heritage Lake at Westland Apartments     1105 Lake Heritage Way
      52            2        Andorra Apartments                       81-720 Avenue 46
      54            2        Eagle Pointe Apartments                  8608 Eagle Pointe Drive
      58            2        Silver Lakes Heights Apartments          2020 Lake Heights Drive
      59            2        The Place at Greenway Apartments         3333 Cummins Street
      61            2        River Ranch Apartments                   6152 West Oakland Street
      63            2        M Street Towers                          1112 M Street NW
      67            2        Tudor Heights Apartments                 10505 Evans Plaza
      69            2        Belleau Woods                            4000, 4002, 4004, 4006, 4008, 4010, 4014, 4016, 4018, 4020,
                                                                      4022 & 4024 Northwest Avenue
      74            2        Avalon Park Apartments                   17000 SW Pacific Highway
      76            2        Arbors at Fairview Apartments            1000 Arbor Keats Drive
      81            2        Forest Ridge I Apartments                9706 Smoky Ridge Way
      85            2        The Grove at White Oak Apartments        1710 West TC Jester Boulevard
      87            2        Beechwood Apartments                     2700 Cottage Place
      96            2        Jefferson Trace Apartments               2506 Atwell Drive
      97            2        The Venterra at Waters Edge Apartments   12330 Metric Boulevard
      98            1        Davis and Oak                            1100-1118 Davis Street
     100            2        Village at Baker Creek                   3844 Primrose Lane
     104            2        Park Manor Apartments                    22 Forest Circle
     106            2        Cougar Court Apartments                  697 Trejo Street
     111            1        543 - 561 Lincoln Avenue                 543 - 561 Lincoln Avenue; 743-749 Elm Street
     114            2        The Hamilton                             1025 Hancock Street
     115            2        Hinton Hollow Apartments                 2812 Bakertown Road
     118            2        Taylor Apartments                        1660 & 1670 North 21st Road
     123            1        501 - 507 Chestnut Court                 501-507 Chestnut Court
     124            1        715-729 Elm Street                       715 - 729 Elm Street
     125            2        Chelsea Court Apartments                 7206 & 7208 NE 182nd Street
     126            2        Autumn Woods Apartments                  9801 Autumnwood Circle
     129            2        Dempster and Judson                      1243-1249 Judson Avenue
     134            2        Southern Woods Apartments                9100 Jenny Cook Circle

MORTGAGE LOAN                                    PROPERTY
   NUMBER       PROPERTY CITY   PROPERTY STATE   ZIP CODE          COUNTY          GENERAL PROPERTY TYPE     SPECIFIC PROPERTY TYPE
-------------   -------------   --------------   --------   --------------------   ---------------------   -------------------------

       6        Newport Beach         CA           92660           Orange               Multifamily               Conventional
       9        San Diego             CA           92122          San Diego             Multifamily               Conventional
      12        San Diego             CA           92122          San Diego             Multifamily               Conventional
      15        Indianapolis          IN           46250           Marion               Multifamily               Conventional
      20        Tempe                 AZ           85281          Maricopa              Multifamily             Student Housing
      22        Chandler              AZ           85225          Maricopa              Multifamily               Conventional
      27        Houston               TX           77069           Harris               Multifamily               Conventional
      28        San Diego             CA           92123          San Diego             Multifamily               Conventional
      29        Oxnard                CA           93036           Ventura              Multifamily               Conventional
      31        Henderson             NV           89012            Clark               Multifamily               Conventional
      33        Tempe                 AZ           85283          Maricopa              Multifamily               Conventional
      40        Greenville            NC           27834            Pitt                Multifamily               Conventional
      41        Seymour               TN           37865           Sevier               Multifamily               Conventional
      49        Knoxville             TN           37922            Knox                Multifamily               Conventional
      52        Indio                 CA           92201          Riverside             Multifamily               Conventional
      54        Knoxville             TN           37931            Knox                Multifamily               Conventional
      58        Everett               WA           98208          Snohomish             Multifamily               Conventional
      59        Houston               TX           77036           Harris               Multifamily               Conventional
      61        Chandler              AZ           85226          Maricopa              Multifamily               Conventional
      63        Washington            DC           20005    District Of Columbia        Multifamily               Conventional
      67        Omaha                 NE           68134           Douglas              Multifamily               Conventional
      69        Bellingham            WA           98226           Whatcom              Multifamily               Conventional
      74        Tigard                OR           97224         Washington             Multifamily               Conventional
      76        Simpsonville          SC           29680         Greenville             Multifamily               Conventional
      81        Knoxville             TN           37931            Knox                Multifamily               Conventional
      85        Houston               TX           77008           Harris               Multifamily               Conventional
      87        Greensboro            NC           27455          Guilford              Multifamily               Conventional
      96        Richmond              VA           23234      City of Richmond          Multifamily               Conventional
      97        Austin                TX           78758           Travis               Multifamily               Conventional
      98        Evanston              IL           60201            Cook                Multifamily               Conventional
     100        Bellingham            WA           98226           Whatcom              Multifamily               Conventional
     104        Newnan                GA           30265           Coweta               Multifamily               Conventional
     106        Rexburg               ID           83440           Madison              Multifamily             Student Housing
     111        Winnetka              IL           60093            Cook                 Mixed Use         Retail/Office/Multifamily
     114        Quincy                MA           02169           Norfolk              Multifamily               Conventional
     115        Knoxville             TN           37931            Knox                Multifamily               Conventional
     118        Arlington             VA           22209          Arlington             Multifamily               Conventional
     123        Winnetka              IL           60093            Cook                 Mixed Use             Retail/Multifamily
     124        Winnetka              IL           60093            Cook                 Mixed Use         Retail/Multifamily/Office
     125        Kenmore               WA           98028            King                Multifamily               Conventional
     126        Knoxville             TN           37932            Knox                Multifamily               Conventional
     129        Evanston              IL           60201            Cook                Multifamily               Conventional
     134        Knoxville             TN           37923            Knox                Multifamily               Conventional

MORTGAGE LOAN                                                  NUMBER OF     NUMBER OF    NUMBER OF    NUMBER OF    NUMBER OF
   NUMBER       ELEVATOR BUILDINGS   UTILITIES TENANT PAYS   STUDIO UNITS   1 BR UNITS   2 BR UNITS   3 BR UNITS   4+ BR UNITS
-------------   ------------------   ---------------------   ------------   ----------   ----------   ----------   -----------

       6                 N                     E                  33            391          471          157
       9                 Y                     E                                200          200
      12                 Y                     E                  18            164          172
      15                 N                    E,G                               544          452
      20                 N                     E                                 18           54           72          144
      22                 N                   E,W,S                               76          232                        44
      27                 N                     W                                232          114                        36
      28                 N                  E,W,S,T                1             55           80           48
      29                 N                    E,G                                26          110           32
      31                 N                   E,W,T                              112          112           16
      33                 N                 E,G,W,S,T                            167           80
      40                 N                 E,G,W,S,T                            229          228
      41                 N                    E,W                                22          140           60
      49                 N                   E,W,S                               78          146           38
      52                 N                  E,W,S,T                                          186
      54                 N                    E,W                                            181           45
      58                 N                  E,W,S,T                              68           84           48
      59                 N                    E,W                                78          141
      61                 N                  E,W,S,T                              98           88
      63                 Y                     E                  75             30           19
      67                 N                    E,G                               252          166
      69                 Y                     E                  30             72          132
      74                 N                     E                                 96           96
      76                 N                     E                                 18          126           24
      81                 N                    E,W                                54           42           44
      85                 N                  E,W,S,T                             104           52
      87                 N                    E,G                                76           52           80
      96                 N                     E                                  5          214            5
      97                 N                    E,W                 28             80           76
      98                 N                     E                  22             16           10            4
     100                 N                     E                                 11          123
     104                 N                   E,W,S                               18           70           26
     106                 N                    E,G                                            149
     111                 N                     E                   1              3            3
     114                 Y                     E                                 32           16
     115                 N                    E,W                                             52           24
     118                 N                     E                                 12           12            4
     123                 N                     E                   6              6            2
     124                 Y                     E                                  4            2
     125                 N                   E,W,T                                2           39
     126                 N                    E,W                                             60
     129                 N                     E                                  3            1           15
     134                 N                    E,W                                             30           11

                 AVERAGE RENT;    AVERAGE RENT;    AVERAGE RENT;    AVERAGE RENT;    AVERAGE RENT;
MORTGAGE LOAN   RENT RANGES -    RENT RANGES -    RENT RANGES -    RENT RANGES -    RENT RANGES -    MORTGAGE LOAN
   NUMBER        STUDIO UNITS      1 BR UNITS       2 BR UNITS       3 BR UNITS      4+ BR UNITS        NUMBER
-------------   --------------   --------------   --------------   --------------   --------------   -------------

       6        1483;1300-1665   1928;1470-2385   2345;1750-3300   3037;2540-3710                           6
       9                         1270;1270-1270   1664;1630-1770                                            9
      12        1175;1175-1175   1330;1330-1330   1724;1710-1730                                           12
      15                          659;595-708      757;670-1071                                            15
      20                          805;805-805     1166;1150-1198   1365;1335-1425   1738;1580-1820         20
      22                          747;700-850       856;815-950    1068;1000-1150                          22
      27                          918;795-1161    1294;1140-1414   1654;1614-1682                          27
      28         895;895-895     1053;1053-1053   1277;1253-1333   1551;1551-1551                          28
      29                         1050;1050-1050   1375;1375-1375   1550;1550-1550                          29
      31                          851;820-875      993;960-1025    1150;1150-1150                          31
      33                          776;723-855       930;928-935                                            33
      40                          644;625-670       708;680-745                                            40
      41                          635;635-635       795;795-795     900;900-900                            41
      49                          770;731-788       921;888-927    1097;1097-1097                          49
      52                                           951;935-1000                                            52
      54                                            739;655-915     881;710-1310                           54
      58                          752;752-752       876;867-883     979;979-979                            58
      59                          695;659-704      882;813-1190                                            59
      61                          665;630-695       772;750-815                                            61
      63        1098;1050-1150   1380;1150-1495   2116;1995-2250                                           63
      67                          475;475-475       637;610-730                                            67
      69         575;575-575      675;675-675       802;775-825                                            69
      74                          638;565-675       743;720-790                                            74
      76                          646;627-680       757;743-782     928;919-945                            76
      81                          727;727-727       817;817-817     927;927-927                            81
      85                          843;765-915       950;950-950                                            85
      87                          553;545-585       649;649-649     669;669-669                            87
      96                          550;550-550       580;580-580     725;725-725                            96
      97         626;626-626      758;678-808       901;897-911                                            97
      98         810;810-810     1045;1045-1045   1250;1250-1250   1638;1375-1900                          98
     100                          625;625-625       750;750-750                                           100
     104                          710;710-710       795;795-795     915;915-915                           104
     106                                            513;500-550                                           106
     111         615;615-615      760;695-800       850;825-875                                           111
     114                         1175;1175-1175   1375;1375-1375                                          114
     115                                            694;670-850     780;780-780                           115
     118                         1425;1400-1450   1933;1900-1950   2200;2200-2200                         118
     123         735;735-735      775;775-775       800;800-800                                           123
     124                          911;690-1019      903;825-980                                           124
     125                          888;875-900       950;925-975                                           125
     126                                            636;636-636                                           126
     129                         1045;1045-1045   1250;1250-1250   1565;1525-1575                         129
     134                                            733;655-745     760;600-975                           134

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

                                    ANNEX A-3

                           RESERVE ACCOUNT INFORMATION

               LOAN
 MORTGAGE      GROUP
LOAN NUMBER   NUMBER   PROPERTY NAME                                GENERAL PROPERTY TYPE    SPECIFIC PROPERTY TYPE
-----------   ------   ------------------------------------------   ---------------------   -------------------------

      1          1     Duke Realty Industrial Pool                       Industrial                  Various
      2          1     Centro Syndicate 2 Pool                             Retail                    Various
      3          1     Galleria at Tyler                                   Retail                   Anchored
      4          1     Centro International Wholesale Pool                 Retail                   Anchored
      5          1     Westfield Fox Valley                                Retail                   Anchored
      6          1     Newport Bluffs                                    Multifamily              Conventional
      7          1     Renaissance Tower Office Building                   Office                      CBD
      8          1     21-25 West 34th Street                              Retail                 Single Tenant
      9          2     La Jolla International Apartments                 Multifamily              Conventional
     10          1     Deer Park Town Center                               Retail                   Anchored
     11          1     Dakota Square Mall                                  Retail                   Anchored
     12          2     La Scala Apartments                               Multifamily              Conventional
     13          2     Pennwood Crossing MHP                          Mobile Home Park          Mobile Home Park
     14          1     Alhambra Towers                                     Office                   Suburban
     15          2     AMLI at Riverbend                                 Multifamily              Conventional
     16          1     Hilton - Providence, RI(2)                        Hospitality              Full Service
     17          1     New Market Pool                                     Office                   Suburban
     18          1     Crossroads Technology Park                        Industrial             Light Industrial
     19          1     Gateway Chula Vista II                              Office                   Suburban
     20          2     Village on University Apartments                  Multifamily             Student Housing
     21          1     Shoppes of Wellington Green                         Retail                   Anchored
     22          2     The Fairways Apartments                           Multifamily              Conventional
     23          1     Barry Woods Crossings Shopping Center               Retail                   Anchored
     24          1     Weston One                                          Office                   Suburban
     25          1     Lakeland Commons Shopping Center                    Retail                Shadow Anchored
     26          1     Las Colinas Corporate Center II                     Office                   Suburban
     27          2     Raveneaux Apartments                              Multifamily              Conventional
     28          2     Gramercy Apartments                               Multifamily              Conventional
     29          2     Rancho Solana Apartments                          Multifamily              Conventional
     30          1     Concourse Office Plaza I & II                       Office                   Suburban
     31          2     Napa Valley Apartments                            Multifamily              Conventional
     32          1     SanTan Village Phase III(3)                         Retail                Shadow Anchored
     33          2     Pinnacle Grove Apartments                         Multifamily              Conventional
     34          1     Boulder Crossing Shopping Center                    Retail                   Anchored
     35          1     Sono Corporate Center                               Office                   Suburban
     36          1     Reads Way                                           Office                   Suburban
     37          1     Professional Center at Pembroke Lakes Mall          Office                   Suburban
     38          1     Chestnut Run                                        Office                   Suburban
     39          2     Melody Lakes Country Club Estates              Mobile Home Park          Mobile Home Park
     40          2     Treybrooke Apartments                             Multifamily              Conventional
     41          2     Smoky Crossing I Apartments(4)                    Multifamily              Conventional
     42          1     Cost Plus Plaza                                    Mixed Use               Retail/Office
     43          1     Las Colinas Corporate Center I                      Office                   Suburban
     44          1     The Forum at Ashley Park, Phase I                   Retail                   Anchored
     45          1     Warner Crossings                                    Office                   Suburban
     46          1     Professional Centre at Gardens Mall                 Office                   Suburban
     47          1     Driftwood Village Shopping Center                   Retail                   Anchored
     48          1     Embassy Suites Tucson-Broadway(5)                 Hospitality             Limited Service
     49          2     Heritage Lake at Westland Apartments              Multifamily              Conventional
     50          1     Aetna Building - Fresno, CA                         Office                   Suburban
     51          1     345 Inverness Building                              Office                   Suburban
     52          2     Andorra Apartments                                Multifamily              Conventional
     53          1     West Sahara Promenade                               Retail                   Anchored
     54          2     Eagle Pointe Apartments(6)                        Multifamily              Conventional
     55          1     Twelve Oaks                                         Retail                   Anchored
     56          1     Northdale Executive Center I & II                   Office                   Suburban
     57          1     Arcadia Gateway Center - Office                     Office                   Suburban
     58          2     Silver Lakes Heights Apartments(7)                Multifamily              Conventional
     59          2     The Place at Greenway Apartments                  Multifamily              Conventional
     60          1     The Crescent at Ballantyne                          Office                    Medical
     61          2     River Ranch Apartments                            Multifamily              Conventional
     62          1     Cambridge Center                                    Office                   Suburban
     63          2     M Street Towers                                   Multifamily              Conventional
     64          1     Time Warner Call Center                             Office                   Suburban
     65          1     Attic Self Storage Pool                          Self Storage              Self Storage
     66          1     Arcadia Gateway Center - Retail                     Retail                  Unanchored
     67          2     Tudor Heights Apartments                          Multifamily              Conventional
     68          1     Avenues North                                       Retail                  Unanchored
     69          2     Belleau Woods                                     Multifamily              Conventional
     70          1     Riveredge Pool                                    Industrial                 Warehouse
     71          1     Academy Square Retail                               Retail                   Anchored
     72          1     100 Carillon Parkway                                Office                   Suburban
     73          1     PNC Bank Plaza                                      Office                      CBD
     74          2     Avalon Park Apartments                            Multifamily              Conventional
     75          1     T-Mobile - Nashville, TN                            Office                   Suburban
     76          2     Arbors at Fairview Apartments                     Multifamily              Conventional
     77          1     Residence Inn - Virginia Beach, VA                Hospitality              Extended Stay
     78          1     Arcadia Gateway Center-Medical Office               Office                    Medical
     79          1     Southtowne Plaza                                    Retail                   Anchored
     80          1     FBI - Albany, NY                                    Office                   Suburban
     81          2     Forest Ridge I Apartments(8)                      Multifamily              Conventional
     82          1     MAC I and MAC II                                    Office                   Suburban
     83          1     Lowe's - Auburn, NY                                 Retail                 Single Tenant
     84          1     SHPS Building(9)                                    Office                   Suburban
     85          2     The Grove at White Oak Apartments(10)             Multifamily              Conventional
     86          1     Dick's Sporting Goods - Sterling, VA                Retail                 Single Tenant
     87          2     Beechwood Apartments                              Multifamily              Conventional
     88          1     Llanerch Shopping Center                            Retail                   Anchored
     89          1     Best Western - Everett, WA                        Hospitality             Limited Service
     90          1     Heritage Place                                      Office                   Suburban
     91          1     Atrium Crest                                        Office                   Suburban
     92          1     Woodberry Square Shopping Center                    Retail                  Unanchored
     93          1     Camp Creek Center                                   Retail                  Unanchored
     94          1     Shops at Volente                                    Retail                  Unanchored
     95          1     Big Dog Distribution Facility                     Industrial               Distribution
     96          2     Jefferson Trace Apartments                        Multifamily              Conventional
     97          2     The Venterra at Waters Edge Apartments            Multifamily              Conventional
     98          1     Davis and Oak                                     Multifamily              Conventional
     99          1     Landmark Village                                    Retail                  Unanchored
    100          2     Village at Baker Creek                            Multifamily              Conventional
    101          1     Holiday Inn - Bangor, ME(11)                      Hospitality              Full Service
    102          1     Summit Square                                       Retail                   Anchored
    103          1     Parker Crossroads                                  Mixed Use               Retail/Office
    104          2     Park Manor Apartments                             Multifamily              Conventional
    105          1     43-45 Crossways Park Drive                          Office                   Suburban
    106          2     Cougar Court Apartments                           Multifamily             Student Housing
    107          1     St. Pete Post Office                              Industrial               Distribution
    108          1     Center Building                                     Office                   Suburban
    109          1     First Commons Industrial Buildings(12)            Industrial                   Flex
    110          1     Abbotts Bridge Office                               Office                   Suburban
    111          1     543 - 561 Lincoln Avenue                           Mixed Use         Retail/Office/Multifamily
    112          1     1900 West New Hampshire Street                    Industrial                   Flex
    113          1     Rodeo Park Plaza                                    Retail                  Unanchored
    114          2     The Hamilton                                      Multifamily              Conventional
    115          2     Hinton Hollow Apartments(13)                      Multifamily              Conventional
    116          1     1 Derby Street                                     Mixed Use               Office/Retail
    117          1     Armitage and California                             Retail                  Unanchored
    118          2     Taylor Apartments                                 Multifamily              Conventional
    119          1     Courthouse Square                                   Office                   Suburban
    120          1     4349 Duke Street                                    Retail                  Unanchored
    121          1     Wingate Inn - Birmingham, AL                      Hospitality             Limited Service
    122          1     Walgreens - Edgewater, MD                           Retail                 Single Tenant
    123          1     501 - 507 Chestnut Court                           Mixed Use            Retail/Multifamily
    124          1     715-729 Elm Street                                 Mixed Use         Retail/Multifamily/Office
    125          2     Chelsea Court Apartments                          Multifamily              Conventional
    126          2     Autumn Woods Apartments(14)                       Multifamily              Conventional
    127          1     Staples - Miami, FL                                 Retail                 Single Tenant
    128          1     Liberty Mutual                                      Office                   Suburban
    129          2     Dempster and Judson                               Multifamily              Conventional
    130          1     Care Free Mini Storage Pool                      Self Storage              Self Storage
    131          1     Fox Mill Centre Outparcels 2B and 5                 Retail                Shadow Anchored
    132          1     CVS - San Antonio, TX                               Retail                 Single Tenant
    133          1     President Plaza                                     Retail                  Unanchored
    134          2     Southern Woods Apartments(15)                     Multifamily              Conventional
    135          1     788 Fairview                                        Office                   Suburban
    136          1     Grand Oaks Plaza                                    Retail                Shadow Anchored
    137          1     874-878 Green Bay                                  Mixed Use               Office/Retail
    138          1     Dollar General - Livingston, TN                     Retail                 Single Tenant
    139          1     Walgreens - Houston, TX                             Retail                 Single Tenant
    140          1     25 West Anapamu Street                              Office                      CBD
    141          1     Family Dollar Pool                                  Retail                    Various
    142          1     Advance Auto Grand Forks, ND                        Retail                 Single Tenant

                                                                                                        INITIAL DEPOSIT TO
 MORTGAGE                                                                                              CAPITAL IMPROVEMENTS
LOAN NUMBER   MONTHLY TAX ESCROW   MONTHLY INSURANCE ESCROW   ANNUAL DEPOSIT TO REPLACEMENT RESERVES         RESERVE
-----------   ------------------   ------------------------   --------------------------------------   --------------------

      1
      2
      3
      4
      5
      6
      7             301,999                 25,551
      8
      9              30,472                 15,193
     10
     11             110,763                 12,206                            83,334
     12              28,521                 11,319
     13              61,468                  2,513                            10,790
     14
     15              57,140                 22,464
     16                                                                      623,049
     17              27,220                 13,706                           131,299
     18              47,279                                                   12,893
     19               9,921                  4,300
     20                                                                       83,480                          79,000
     21
     22              19,521                  6,510                            82,016
     23                                                                       24,558
     24              25,364
     25              27,583                  5,765                            21,175
     26
     27              64,167                 12,428
     28               8,098                                                   45,684                         240,000
     29              22,273                  3,246                            37,968                          67,875
     30
     31              15,080                                                   67,680
     32               1,847                  1,398                            10,284
     33               8,587
     34              11,749                  1,954
     35              19,779                  4,843                            27,833                          11,000
     36              10,499                                                   10,405
     37              23,993                 11,610                            13,777
     38               8,664                                                    2,117
     39              24,973                  1,371                             9,000
     40              21,630
     41              6,352                                                    55,500
     42
     43
     44
     45              24,485                  1,398                            27,497
     46              25,414                 12,020                            12,753
     47              10,456                  2,549                            13,359
     48                                                                      148,844
     49              11,130                  4,855                                                             4,375
     50              13,941                  5,871                            12,261
     51              20,438                  1,880                            26,282
     52              16,442                  4,306                            46,140
     53              10,531                  2,400
     54              11,140                                                   56,500
     55                                                                       10,508                         405,500
     56              21,684                 13,728                            11,102
     57              16,316                  2,225                             9,724
     58              14,516                  3,078                            30,000                         690,000
     59
     60
     61                                                                       46,128
     62              22,412                  1,990                            25,595
     63              5,923                   1,743                            28,272
     64
     65              30,318                  3,792                            53,363
     66               9,261                  1,513                             5,215
     67              21,171                  5,297                           104,500                         213,781
     68              12,386
     69              12,500                  2,532                            46,800
     70               7,789                                                   76,270                          21,063
     71               8,912                    975
     72              13,893                 21,073                            18,322                          20,625
     73               7,183                  2,215                            13,922
     74              11,068                  2,328                                                            18,094
     75              16,225                  1,109                            10,393
     76              10,867                  1,348                            23,352
     77               6,130                                         4.0% Yearly Gross Revenue
     78               7,868                  1,478                             8,237
     79
     80              20,886                  2,014                             9,550
     81               6,639                                                   35,000
     82              19,205                  3,272                            17,541
     83                                                                       19,547
     84              13,521                    844                            12,972
     85              13,784                  5,478                            22,152
     86
     87               9,403                  1,415                            51,376
     88               9,191                   765                              6,996
     89               4,897                  3,789                            95,796
     90              10,860                  3,390                            16,167
     91               8,432                                                   15,948
     92               5,665                  1,771                             5,842                          21,000
     93               7,399                  1,355                             6,162
     94                 949                    650                             3,087
     95
     96               4,416                  4,006                            56,000                           6,563
     97              14,524                                                   46,000                          30,500
     98               9,099                  1,410                            11,100
     99              16,421                  1,126                            10,817                          28,125
    100               6,390                  1,997                            26,800                          31,250
    101                                                                      222,000
    102               6,611
    103               9,668                    457                             7,849
    104               5,753                                                   28,500                          64,000
    105              18,926                                                   12,254
    106               7,669                  1,869                            37,250
    107               4,037                 11,308
    108                                                                       34,466                          23,038
    109              12,673                                                    9,936
    110               9,870
    111               9,618                    637                             6,188
    112               4,718                  5,000                            32,426                          26,000
    113               5,371                    688
    114               7,735
    115               3,592                                                   19,000
    116                 772                  1,976                             1,621
    117               3,365                                                    1,827
    118               2,990                    952                             6,972
    119               1,974                    640                             5,089
    120                                                                        3,884
    121               5,191                  3,345                            70,768
    122               1,824
    123               5,838                    575                             3,816
    124               6,525                    349                            10,180
    125               4,636                  1,169                             8,200
    126               2,313                                                   15,000
    127
    128               3,696                    723                             3,600
    129               3,443                    625                             3,800
    130               2,485                    410                             9,160
    131               1,507                                                    1,499
    132
    133               3,486                  1,385                             8,617
    134               1,990                                                   10,250
    135                 707                    524                             8,700
    136                 544                  3,927                               720
    137               3,435                    371                             2,064
    138
    139                                        617                             2,600
    140
    141               2,861                    383                             3,712
    142

 MORTGAGE                                                     MORTGAGE LOAN
LOAN NUMBER   INITIAL TI/LC ESCROW   ONGOING TI/LC FOOTNOTE      NUMBER
-----------   --------------------   ----------------------   -------------

      1                                                              1
      2                                                              2
      3                                                              3
      4                                                              4
      5                                                              5
      6                                                              6
      7            10,000,000                                        7
      8                                                              8
      9                                                              9
     10                                                             10
     11                                        (1)                  11
     12                                                             12
     13                                                             13
     14               250,000                  (1)                  14
     15                                                             15
     16                                                             16
     17                                        (1)                  17
     18               350,000                  (1)                  18
     19                                        (1)                  19
     20                                                             20
     21                                                             21
     22                                                             22
     23               900,000                  (1)                  23
     24                                                             24
     25               250,000                  (1)                  25
     26                                                             26
     27                                                             27
     28                                                             28
     29                                                             29
     30                                                             30
     31                                                             31
     32                                        (1)                  32
     33                                                             33
     34                                                             34
     35                                                             35
     36               300,000                  (1)                  36
     37                                        (1)                  37
     38             1,000,000                                       38
     39                                                             39
     40                                                             40
     41                                                             41
     42                                                             42
     43                                                             43
     44                                                             44
     45                                        (1)                  45
     46               250,000                  (1)                  46
     47                                        (1)                  47
     48                                                             48
     49                                                             49
     50               600,000                                       50
     51                                        (1)                  51
     52                                                             52
     53                                                             53
     54                                                             54
     55                                                             55
     56               150,000                  (1)                  56
     57               400,000                                       57
     58                                                             58
     59                                                             59
     60                                                             60
     61                                                             61
     62               100,000                  (1)                  62
     63                                                             63
     64                                        (1)                  64
     65                                                             65
     66               200,000                                       66
     67                                                             67
     68                                                             68
     69                                                             69
     70             1,300,000                  (1)                  70
     71                                                             71
     72                                        (1)                  72
     73                                        (1)                  73
     74                                                             74
     75                                        (1)                  75
     76                                                             76
     77                                                             77
     78               400,000                                       78
     79                                                             79
     80                                                             80
     81                                                             81
     82               250,000                                       82
     83                                                             83
     84               150,000                  (1)                  84
     85                                                             85
     86                                                             86
     87                                                             87
     88                                        (1)                  88
     89                                                             89
     90               300,000                                       90
     91                                        (1)                  91
     92                                                             92
     93                                        (1)                  93
     94                                        (1)                  94
     95                                                             95
     96                                                             96
     97                                                             97
     98                                        (1)                  98
     99               100,000                  (1)                  99
    100                                                            100
    101                                                            101
    102                                                            102
    103                                        (1)                 103
    104                                                            104
    105                                        (1)                 105
    106                                                            106
    107                                                            107
    108               200,000                  (1)                 108
    109                                        (1)                 109
    110                                                            110
    111                                        (1)                 111
    112               225,000                  (1)                 112
    113                                        (1)                 113
    114                                                            114
    115                                                            115
    116                                        (1)                 116
    117                                        (1)                 117
    118                                                            118
    119                                                            119
    120                                                            120
    121                                                            121
    122                                                            122
    123                                        (1)                 123
    124                                        (1)                 124
    125                                                            125
    126                                                            126
    127                                                            127
    128                                        (1)                 128
    129                                                            129
    130                                                            130
    131                                        (1)                 131
    132                                                            132
    133                                        (1)                 133
    134                                                            134
    135                                                            135
    136                                        (1)                 136
    137                                        (1)                 137
    138                                                            138
    139                                        (1)                 139
    140                                                            140
    141                                        (1)                 141
    142                                                            142

(1)  In addition to any escrows funded at loan closing for potential TI/LC expenses, the related Mortgage Loan requires funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the term of the related Mortgage Loans. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2)  Annual Deposit to Replacement Reserves is $623,049 through December 11,
     2007 and 4.0% of yearly gross revenues thereafter.

(3)  Commencing April 1, 2007, Monthly Deposit to Tax Reserves is $1,847.

(4)  Commencing November 11, 2011, Annual Deposit to Replacement Reserves is
     $55,500.

(5)  Annual Deposit to Replacement Reserves is $148,844 through December 11,
     2007 and 3.0% of yearly gross revenues on January 11, 2007 and on January
     11 of each year thereafter.

(6)  Commencing November 11, 2011, Annual Deposit to Replacement Reserves is
     $56,500.

(7)  Commencing December 11, 2009, Annual Deposit to Replacement Reserves is
     $30,000.

(8)  Commencing November 11, 2011, Annual Deposit to Replacement Reserves is
     $35,000.

(9)  Commencing December 11, 2009, Annual Deposit to Replacement Reserves is
     $12,972.

(10) Commencing November 11, 2008, Annual Deposit to Replacement Reserves is
     $22,152.

(11) Annual Deposit to Replacement Reserves is the greater of $222,000 or 4.0%
     of yearly gross revenue.

(12) Annual Deposit to Replacement Reserves is $9,936 through November 11, 2009.

(13) Commencing November 11, 2011, Annual Deposit to Replacement Reserves is
     $19,000.

(14) Commencing November 11, 2011, Annual Deposit to Replacement Reserves is
     $15,000.

(15) Commencing November 11, 2011, Annual Deposit to Replacement Reserves is
     $10,250.

            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

                                    ANNEX A-4

                           COMMERCIAL TENANT SCHEDULE

                LOAN                                                   GENERAL
MORTGAGE LOAN   GROUP                                                 PROPERTY                              CUT-OFF DATE LOAN
    NUMBER     NUMBER                   PROPERTY NAME                   TYPE       SPECIFIC PROPERTY TYPE      BALANCE ($)
-----------------------------------------------------------------------------------------------------------------------------

      1           1      Duke Realty Industrial Pool                 Industrial           Various             318,976,000.00
     1.01                400 South Enterprise Boulevard              Industrial    Distribution/Warehouse
     1.02                2425 East Hadley Road                       Industrial    Distribution/Warehouse
     1.03                250 Declaration Drive                       Industrial    Distribution/Warehouse
     1.04                2209-2233 Stafford Road                     Industrial    Distribution/Warehouse
     1.05                500-520 South Enterprise Boulevard          Industrial    Distribution/Warehouse
     1.06                163 Portside Court                          Industrial    Distribution/Warehouse
     1.07                3201 Centre Parkway                         Industrial    Distribution/Warehouse
     1.08                1581 South Perry Road                       Industrial    Distribution/Warehouse
     1.09                1551 South Perry Road                       Industrial    Distribution/Warehouse
     1.10                185 North Mount Zion Road                   Industrial    Distribution/Warehouse
     1.11                1390 South Perry Road                       Industrial    Distribution/Warehouse
     1.12                322 South Enterprise Boulevard              Industrial    Distribution/Warehouse
     1.13                4200 North Commerce Drive                   Industrial    Distribution/Warehouse
     1.14                6655 Sugarloaf Parkway                      Industrial         Distribution
     1.15                420 East Enterprise Boulevard               Industrial    Distribution/Warehouse
     1.16                3079 Premiere Parkway                       Industrial         Distribution
     1.17                175 Alcovy Industrial Boulevard             Industrial    Distribution/Warehouse
     1.18                2850 Premiere Parkway                       Industrial         Distribution
     1.19                3800 Centre Parkway - Building 1400         Industrial         Distribution
     1.20                2855 Premiere Parkway                       Industrial         Distribution
     1.21                3900 North Commerce Drive                   Industrial    Distribution/Warehouse
     1.22                2775 Premiere Parkway                       Industrial         Distribution
     1.23                198 Gulfstream Road                         Industrial    Distribution/Warehouse
     1.24                3800 Centre Parkway - Building 1800         Industrial         Distribution
     1.25                3800 Centre Parkway - Building 2400         Industrial         Distribution
     1.26                3800 Centre Parkway - Building 2600         Industrial         Distribution
     1.27                3800 Centre Parkway - Building 2000         Industrial         Distribution
      2           1      Centro Syndicate 2 Pool                       Retail             Various             233,977,430.00
     2.01                College Plaza                                 Retail             Anchored
     2.02                Oakwood Commons                               Retail             Anchored
     2.03                Parkway Plaza                                 Retail             Anchored
     2.04                Rutland Plaza                                 Retail             Anchored
     2.05                Spradlin Farm Retail Center                   Retail             Anchored
     2.06                Torrington Plaza                              Retail             Anchored
     2.07                Tri-City Plaza                                Retail             Anchored
     2.08                Watson Glen                                   Retail             Anchored
     2.09                Westgate Plaza                                Retail             Anchored
     2.10                Dalewood Shopping Center                      Retail             Anchored
     2.11                Grand Traverse Crossing                       Retail             Anchored
     2.12                Lehigh Shopping Center                        Retail             Anchored
     2.13                Northern Hills                                Retail            Unanchored
     2.14                Southport Centre I-VI                         Retail             Anchored
     2.15                Trinity Commons                               Retail             Anchored
     2.16                Wendover Place                                Retail             Anchored
      3           1      Galleria at Tyler                             Retail             Anchored            205,000,000.00
      4           1      Centro International Wholesale Pool           Retail             Anchored            161,039,673.00
     4.01                Falcaro's Plaza                               Retail             Anchored
     4.02                Hale Road                                     Retail             Anchored
     4.03                Innes Street Market                           Retail             Anchored
     4.04                Kings Park Shopping Center                    Retail             Anchored
     4.05                Lynn Marketplace                              Retail             Anchored
     4.06                Morris Hills Shopping Center                  Retail             Anchored
     4.07                New Centre Market                             Retail             Anchored
     4.08                Rockville Centre                              Retail             Anchored
     4.09                Suffolk Plaza                                 Retail             Anchored
     4.10                Three Village Shopping Center                 Retail             Anchored
     4.11                Venetian Isles                                Retail             Anchored
     4.12                Berkshire Crossing                            Retail             Anchored
     4.13                County Line Plaza                             Retail             Anchored
      5           1      Westfield Fox Valley                          Retail             Anchored            150,000,000.00
      7           1      Renaissance Tower Office Building             Office               CBD               129,000,000.00
      8           1      21-25 West 34th Street                        Retail          Single Tenant          100,000,000.00
      10          1      Deer Park Town Center                         Retail             Anchored             60,000,000.00
      11          1      Dakota Square Mall                            Retail             Anchored             58,000,000.00
      14          1      Alhambra Towers                               Office             Suburban             52,000,000.00
      17          1      New Market Pool                               Office             Suburban             37,000,000.00
    17.01                New Market 2161                               Office             Suburban
    17.02                New Market 2211                               Office             Suburban
    17.03                New Market 2221                               Office             Suburban
    17.04                New Market 2121                               Office             Suburban
    17.05                New Market 2250                               Office             Suburban
    17.06                New Market 2110                               Office             Suburban
      18          1      Crossroads Technology Park                  Industrial       Light Industrial         35,000,000.00
      19          1      Gateway Chula Vista II                        Office             Suburban             33,300,000.00
      21          1      Shoppes of Wellington Green                   Retail             Anchored             30,750,000.00
      23          1      Barry Woods Crossings Shopping Center         Retail             Anchored             28,275,000.00
      24          1      Weston One                                    Office             Suburban             28,200,000.00
      25          1      Lakeland Commons Shopping Center              Retail         Shadow Anchored          25,600,000.00
      26          1      Las Colinas Corporate Center II               Office             Suburban             25,025,000.00
      30          1      Concourse Office Plaza I & II                 Office             Suburban             22,600,000.00
      32          1      SanTan Village Phase III                      Retail         Shadow Anchored          22,400,000.00
      34          1      Boulder Crossing Shopping Center              Retail             Anchored             21,000,000.00
      35          1      Sono Corporate Center                         Office             Suburban             20,000,000.00
      36          1      Reads Way                                     Office             Suburban             18,800,000.00
      37          1      Professional Center at Pembroke Lakes Mall    Office             Suburban             18,750,000.00
      38          1      Chestnut Run                                  Office             Suburban             18,400,000.00
      42          1      Cost Plus Plaza                              Mixed Use        Retail/Office           17,500,000.00
      43          1      Las Colinas Corporate Center I                Office             Suburban             17,500,000.00
      44          1      The Forum at Ashley Park, Phase I             Retail             Anchored             17,500,000.00
      45          1      Warner Crossings                              Office             Suburban             17,300,000.00
      46          1      Professional Centre at Gardens Mall           Office             Suburban             17,250,000.00
      47          1      Driftwood Village Shopping Center             Retail             Anchored             17,000,000.00
      50          1      Aetna Building - Fresno, CA                   Office             Suburban             16,043,000.00
      51          1      345 Inverness Building                        Office             Suburban             15,500,000.00
      53          1      West Sahara Promenade                         Retail             Anchored             15,500,000.00
      55          1      Twelve Oaks                                   Retail             Anchored             15,120,000.00
      56          1      Northdale Executive Center I & II             Office             Suburban             14,950,000.00
      57          1      Arcadia Gateway Center - Office               Office             Suburban             14,880,000.00
      60          1      The Crescent at Ballantyne                    Office             Medical              14,450,000.00
      62          1      Cambridge Center                              Office             Suburban             13,375,000.00
      64          1      Time Warner Call Center                       Office             Suburban             13,025,000.00
      66          1      Arcadia Gateway Center - Retail               Retail            Unanchored            12,820,000.00
      68          1      Avenues North                                 Retail            Unanchored            12,300,000.00
      70          1      Riveredge Pool                              Industrial          Warehouse             12,160,000.00
    70.01                Riveredge II                                Industrial          Warehouse
    70.02                Riveredge III                               Industrial          Warehouse
    70.03                Riveredge IV                                Industrial          Warehouse
      71          1      Academy Square Retail                         Retail             Anchored             12,000,000.00
      72          1      100 Carillon Parkway                          Office             Suburban             11,500,000.00
      73          1      PNC Bank Plaza                                Office               CBD                11,350,000.00
      75          1      T-Mobile - Nashville, TN                      Office             Suburban             10,885,000.00
      78          1      Arcadia Gateway Center-Medical Office         Office             Medical              10,300,000.00
      79          1      Southtowne Plaza                              Retail             Anchored             10,200,000.00
      80          1      FBI - Albany, NY                              Office             Suburban             10,137,000.00
      82          1      MAC I and MAC II                              Office             Suburban              9,800,000.00
      83          1      Lowe's - Auburn, NY                           Retail          Single Tenant            9,500,000.00
      84          1      SHPS Building                                 Office             Suburban              9,400,000.00
      86          1      Dick's Sporting Goods - Sterling, VA          Retail          Single Tenant            8,982,796.47
      88          1      Llanerch Shopping Center                      Retail             Anchored              8,450,000.00
      90          1      Heritage Place                                Office             Suburban              8,240,000.00
      91          1      Atrium Crest                                  Office             Suburban              8,150,000.00
      92          1      Woodberry Square Shopping Center              Retail            Unanchored             8,000,000.00
      93          1      Camp Creek Center                             Retail            Unanchored             7,800,000.00
      94          1      Shops at Volente                              Retail            Unanchored             7,680,600.00
      95          1      Big Dog Distribution Facility               Industrial         Distribution            7,630,000.00
      99          1      Landmark Village                              Retail            Unanchored             7,000,000.00
     102          1      Summit Square                                 Retail             Anchored              6,700,000.00
     103          1      Parker Crossroads                            Mixed Use        Retail/Office            6,650,000.00
     105          1      43-45 Crossways Park Drive                    Office             Suburban              6,400,000.00
     107          1      St. Pete Post Office                        Industrial         Distribution            6,250,000.00
     108          1      Center Building                               Office             Suburban              6,200,000.00
     109          1      First Commons Industrial Buildings          Industrial             Flex                6,200,000.00
     110          1      Abbotts Bridge Office                         Office             Suburban              5,671,000.00
     111          1      543 - 561 Lincoln Avenue                     Mixed Use  Retail/Office/Multifamily      5,640,000.00
     112          1      1900 West New Hampshire Street              Industrial             Flex                5,400,000.00
     113          1      Rodeo Park Plaza                              Retail            Unanchored             5,000,000.00
     116          1      1 Derby Street                               Mixed Use        Office/Retail            4,750,000.00
     117          1      Armitage and California                       Retail            Unanchored             4,750,000.00
     119          1      Courthouse Square                             Office             Suburban              4,400,000.00
     120          1      4349 Duke Street                              Retail            Unanchored             4,150,000.00
     122          1      Walgreens - Edgewater, MD                     Retail          Single Tenant            3,795,979.59
     123          1      501 - 507 Chestnut Court                     Mixed Use      Retail/Multifamily         3,620,000.00
     124          1      715-729 Elm Street                           Mixed Use  Retail/Multifamily/Office      3,590,000.00
     127          1      Staples - Miami, FL                           Retail          Single Tenant            3,196,721.89
     128          1      Liberty Mutual                                Office             Suburban              3,040,000.00
     131          1      Fox Mill Centre Outparcels 2B and 5           Retail         Shadow Anchored           2,800,000.00
     132          1      CVS - San Antonio, TX                         Retail          Single Tenant            2,690,000.00
     133          1      President Plaza                               Retail            Unanchored             2,497,511.24
     135          1      788 Fairview                                  Office             Suburban              2,300,000.00
     136          1      Grand Oaks Plaza                              Retail         Shadow Anchored           2,142,000.00
     137          1      874-878 Green Bay                            Mixed Use        Office/Retail            2,100,000.00
     138          1      Dollar General - Livingston, TN               Retail          Single Tenant            1,856,000.00
     139          1      Walgreens - Houston, TX                       Retail          Single Tenant            1,732,000.00
     140          1      25 West Anapamu Street                        Office               CBD                 1,600,000.00
     141          1      Family Dollar Pool                            Retail             Various               1,500,000.00
    141.01               Catalina Springs Shopping Center              Retail            Unanchored
    141.02               Family Dollar - Houston, TX                   Retail          Single Tenant
     142          1      Advance Auto Grand Forks, ND                  Retail          Single Tenant              840,000.00

MORTGAGE LOAN  NUMBER OF UNITS  UNIT OF                                                LARGEST TENANT   LARGEST TENANT
    NUMBER         (UNITS)      MEASURE     LARGEST TENANT                                % OF NRA        EXP. DATE
----------------------------------------------------------------------------------------------------------------------

     1            8,324,477     Sq. Ft.  Various                                          Various          Various
    1.01            842,000     Sq. Ft.  Case LLC                                         100.00%          05/31/15
    1.02            650,760     Sq. Ft.  Ozburn-Hessey Logistics, LLC                      61.50%          07/31/11
    1.03            759,300     Sq. Ft.  Rheem Sales Company, Inc.                         46.62%          05/14/11
    1.04            600,576     Sq. Ft.  Quaker Sales & Distribution                       50.04%          11/30/07
    1.05            689,009     Sq. Ft.  Aurora Parts & Accessories LLC                    44.47%          02/29/12
    1.06            200,000     Sq. Ft.  Wal-mart Stores East, LP                         100.00%          06/30/14
    1.07            607,650     Sq. Ft.  The Clorox Sales Company                         100.00%          07/07/14
    1.08            481,874     Sq. Ft.  Q-Edge                                            53.80%          04/11/11
    1.09            450,000     Sq. Ft.  NAL Worldwide LLC                                100.00%          03/31/10
    1.10            418,400     Sq. Ft.  Pamida, Inc                                      100.00%          06/30/15
    1.11            426,326     Sq. Ft.  Nice-Pak Products, Inc.                          100.00%          08/31/12
    1.12            395,679     Sq. Ft.  Hachete Book Group, USA, Inc                     100.00%          04/30/12
    1.13            301,200     Sq. Ft.  Hartsfield Warehouse Co. , Inc.                  100.00%          03/21/13
    1.14            250,000     Sq. Ft.  Innotrac Corporation                             100.00%          10/31/08
    1.15            250,000     Sq. Ft.  Case LLC                                         100.00%          10/31/14
    1.16            101,600     Sq. Ft.  Honeywell, Inc.                                   40.58%          01/31/09
    1.17            108,400     Sq. Ft.  Weyerhaeuser Company                             100.00%          01/09/15
    1.18             86,000     Sq. Ft.  Data General                                     100.00%          11/30/07
    1.19             60,177     Sq. Ft.  Sto Corporation                                   31.41%          03/31/09
    1.20             89,636     Sq. Ft.  TransDyn Controls, Inc.                           33.17%          11/30/07
    1.21            129,842     Sq. Ft.  Moore Wallace North AM, Inc.                     100.00%          06/14/15
    1.22             79,110     Sq. Ft.  Innovative Product Achievement                    33.82%          11/14/09
    1.23            150,000     Sq. Ft.  American Port Services, Inc.                     100.00%          11/30/12
    1.24             44,306     Sq. Ft.  Atlanta Classic Realty Assoc.                     34.14%          08/31/10
    1.25             61,318     Sq. Ft.  Senior Care Pharmacy of GA LLC                    15.93%          02/09/10
    1.26             57,168     Sq. Ft.  Gemu Valves, Inc.                                 81.69%          06/30/12
    1.27             34,146     Sq. Ft.  General Services Admin                           100.00%          05/19/08
     2            3,281,027     Sq. Ft.  Various                                          Various          Various
    2.01            175,086     Sq. Ft.  Bob's Stores                                      34.77%          03/31/10
    2.02            278,017     Sq. Ft.  Publix Supermarkets                               21.94%          01/31/09
    2.03             89,704     Sq. Ft.  T. J. Maxx                                        35.23%          11/30/07
    2.04            224,514     Sq. Ft.  Wal-Mart                                          33.91%          01/28/12
    2.05            181,055     Sq. Ft.  Goody's Family Clothing                           19.33%          01/31/11
    2.06            125,710     Sq. Ft.  T. J. Maxx                                        19.96%          01/31/10
    2.07            146,947     Sq. Ft.  Demoulas Supermarkets                             40.10%          11/30/09
    2.08            264,360     Sq. Ft.  K-Mart                                            32.71%          10/30/13
    2.09            103,903     Sq. Ft.  Stop & Shop/Staples/OSJ                           48.38%          11/30/15
    2.10            191,085     Sq. Ft.  Bed Bath & Beyond                                 20.01%          01/31/27
    2.11            387,273     Sq. Ft.  Wal-Mart                                          32.31%          10/18/26
    2.12            372,243     Sq. Ft.  Wells Fargo                                       21.16%          12/31/10
    2.13             12,000     Sq. Ft.  The Men's Wearhouse                               50.00%          02/28/13
    2.14            124,937     Sq. Ft.  Best Buy                                          29.39%          01/31/09
    2.15            197,424     Sq. Ft.  Tom Thumb                                         32.33%          08/15/18
    2.16            406,769     Sq. Ft.  Kohl's                                            21.29%          01/31/19
     3              564,247     Sq. Ft.  AMC Theatres                                      12.41%          02/28/23
     4            1,777,884     Sq. Ft.  Various                                          Various          Various
    4.01             61,295     Sq. Ft.  Office Max                                        48.76%          01/29/08
    4.02            103,931     Sq. Ft.  Babies 'R' Us                                     29.52%          01/31/17
    4.03            349,433     Sq. Ft.  Lowe's Home Centers                               32.83%          05/31/17
    4.04             71,940     Sq. Ft.  T.J.Maxx                                          35.60%          11/30/08
    4.05             78,092     Sq. Ft.  Shaw's Supermarket                                67.38%          05/23/08
    4.06            159,454     Sq. Ft.  Marshalls Mega                                    32.88%          08/31/09
    4.07            143,763     Sq. Ft.  Marshalls                                         20.87%          05/31/08
    4.08             44,131     Sq. Ft.  Homegoods                                         62.95%          11/30/09
    4.09             84,480     Sq. Ft.  Waldbaum's                                        67.19%          12/31/08
    4.10             77,458     Sq. Ft.  King Kullen Grocery                               50.29%          02/28/25
    4.11            183,867     Sq. Ft.  Publix Supermarkets                               22.90%          01/31/12
    4.12            198,473     Sq. Ft.  Price Chopper                                     41.40%          06/30/20
    4.13            221,567     Sq. Ft.  Haverty's Furniture                               19.41%          04/30/13
     5              552,388     Sq. Ft.  Steve & Barry's                                    4.51%          01/31/13
     7            1,729,294     Sq. Ft.  Blockbuster Inc.                                  14.33%          06/30/17
     8              27,900      Sq. Ft.  Apple Computer, Inc.                             100.00%          01/31/22
     10             340,369     Sq. Ft.  Century Theatre                                   14.18%          06/30/19
     11             693,626     Sq. Ft.  J.C. Penney                                       15.26%          03/31/10
     14             174,310     Sq. Ft.  INBM                                              33.87%          06/30/12
     17             469,667     Sq. Ft.  Various                                          Various          Various
   17.01            109,837     Sq. Ft.  Matria Healthcare, Inc.                           65.43%          04/30/11
   17.02            108,004     Sq. Ft.  Aderans Research Institute                        19.51%          06/30/10
   17.03             68,991     Sq. Ft.  West Assest MGMT, LLC                             78.83%          05/31/10
   17.04             86,006     Sq. Ft.  Cork-Howard Construction                          15.09%          08/31/10
   17.05             57,903     Sq. Ft.  Primedia Special Interest                         40.93%          12/31/07
   17.06             38,926     Sq. Ft.  H&R Block Mortgage Corporation                    40.75%          03/31/08
     18             322,318     Sq. Ft.  Molecular Devices                                 29.94%          02/16/11
     19             129,315     Sq. Ft.  PSM, LLC                                          15.14%          03/31/16
     21             130,838     Sq. Ft.  Linens 'n Things                                  27.15%          01/31/18
     23             245,590     Sq. Ft.  AMC Theatres                                      36.36%          12/31/17
     24             212,267     Sq. Ft.  R.H. Donnelley Inc.                               41.99%          06/30/15
     25             211,749     Sq. Ft.  Hobby Lobby                                       25.98%          08/01/20
     26             226,904     Sq. Ft.  Deloitte & Touche USA LLP                         24.45%          02/28/11
     30             293,643     Sq. Ft.  REZNICK GROUP, P.C.                               11.29%          10/31/16
     32             102,777     Sq. Ft.  CL Home Furnishings                               18.77%          10/31/18
     34             107,705     Sq. Ft.  Albertson's Store                                 54.93%          08/16/24
     35             185,532     Sq. Ft.  Equilease Financial Services, Inc.                 7.79%          05/31/13
     36             126,935     Sq. Ft.  Applied Extrusion Technologies                    39.63%          04/30/11
     37              91,845     Sq. Ft.  GSA US Government                                 16.43%          09/06/11
     38              98,500     Sq. Ft.  E.I. Du Pont De Nemours & Co.                    100.00%          10/14/08
     42              88,338     Sq. Ft.  Barnes & Noble Superstore                         32.63%          01/31/11
     43             159,212     Sq. Ft.  H.D. Vest, Inc.                                   50.92%          12/31/12
     44             110,178     Sq. Ft.  Newnan Cinema Consolidated Theatre                45.91%          11/30/24
     45             137,484     Sq. Ft.  Honeywell International                           45.27%          06/30/10
     46              85,022     Sq. Ft.  WCI Communities                                   43.81%      Multiple Spaces
     47              95,420     Sq. Ft.  Food 4 Less of Calif., Inc.                       48.80%          11/30/11
     50             122,605     Sq. Ft.  Aetna Life Insurance Company                     100.00%          11/30/16
     51             175,213     Sq. Ft.  Nestle                                            26.28%          05/31/12
     53              88,455     Sq. Ft.  Stein Mart                                        38.44%          05/07/09
     55             105,084     Sq. Ft.  Publix Supermarket                                45.63%          04/30/15
     56             138,772     Sq. Ft.  Pulte Home Corp.                                  19.87%          12/31/12
     57              64,828     Sq. Ft.  National Childhood Cancer                         63.67%          11/30/07
     60              59,472     Sq. Ft.  The Charlotte-Mecklenburg Hospital Authority     100.00%          05/03/26
     62             116,339     Sq. Ft.  Eastern Michigan University                       19.30%          06/30/09
     64             113,600     Sq. Ft.  Time Warner Entertainment                         11.97%          05/31/16
     66              43,456     Sq. Ft.  Olive Garden                                      21.29%          09/30/10
     68              98,749     Sq. Ft.  Bassett                                           26.52%          02/28/14
     70             244,158     Sq. Ft.  Various                                          Various          Various
   70.01            120,300     Sq. Ft.  Avalon                                            81.48%          10/31/07
   70.02             62,000     Sq. Ft.  J&L Building Materials, Inc.                      61.94%          02/29/12
   70.03             61,858     Sq. Ft.  Intelco of Delaware Valley, Inc.                  27.31%          01/31/07
     71             124,900     Sq. Ft.  Kohl's Department Stores, Inc.                    71.10%          10/31/25
     72             79,660      Sq. Ft.  First Advantage                                   92.98%          03/31/18
     73              92,815     Sq. Ft.  PNC Bank                                          39.02%          09/30/15
     75              69,287     Sq. Ft.  T-Mobile                                         100.00%          01/24/17
     78              48,455     Sq. Ft.  Healthcare Partners, LLC                         100.00%          12/31/15
     79             236,345     Sq. Ft.  Wal-Mart Supercenter                              84.21%          06/20/15
     80              95,500     Sq. Ft.  FBI                                              100.00%          09/27/26
     82             125,290     Sq. Ft.  ACS Commercial Solutions, Inc.                    41.13%          09/15/11
     83             130,316     Sq. Ft.  Lowe's                                           100.00%          10/27/18
     84              64,835     Sq. Ft.  SHPS, Inc.                                       100.00%          07/31/16
     86              75,000     Sq. Ft.  Dick's Sporting Goods                            100.00%          03/31/21
     88              41,151     Sq. Ft.  LA Fitness                                        64.79%          02/28/15
     90             107,782     Sq. Ft.  State of Tennessee Department of Health           42.43%          05/31/16
     91             106,320     Sq. Ft.  Atrium Crest Executive Suites                      8.93%          12/31/10
     92              53,110     Sq. Ft.  AutoZone                                          16.38%          09/30/07
     93              56,004     Sq. Ft.  Dollar Tree                                       10.71%          09/30/07
     94              30,868     Sq. Ft.  Shooters Billiards and Sports Bar                 23.61%          12/31/10
     95             229,000     Sq. Ft.  Big Dog Holdings                                 100.00%          11/15/16
     99              72,112     Sq. Ft.  Aspen Fitness                                     20.85%          09/30/20
    102              96,153     Sq. Ft.  Safeway                                           56.15%          03/12/15
    103              52,328     Sq. Ft.  Anytime Fitness                                   12.10%          12/31/11
    105              35,011     Sq. Ft.  Nationwide Mutual Life Insurance                  72.45%          02/29/12
    107             159,494     Sq. Ft.  USPS                                             100.00%          12/31/17
    108              95,739     Sq. Ft.  Fla Department of Environmental Protection        38.79%          08/31/09
    109              99,436     Sq. Ft.  Custom Bilt Materials                             19.99%          08/31/08
    110              68,888     Sq. Ft.  ITT Educational Services, Inc.                    45.83%          01/22/13
    111              24,650     Sq. Ft.  Steven Poulos                                      9.13%            MTM
    112             144,889     Sq. Ft.  Precise Transportation                            48.93%          12/31/11
    113              24,503     Sq. Ft.  Tulies Family Restaurant & Sports Lounge          21.16%          09/30/11
    116              16,206     Sq. Ft.  Guardian                                          52.03%          09/30/11
    117              18,275     Sq. Ft.  Accelerated Rehab                                 17.43%          03/31/12
    119              26,783     Sq. Ft.  Stafford County                                   42.47%      Multiple Spaces
    120              21,578     Sq. Ft.  Pier 1 Imports                                    41.70%          03/31/12
    122              14,820     Sq. Ft.  Walgreens                                        100.00%          01/30/31
    123              20,700     Sq. Ft.  La Bella Winnetka                                 18.84%            MTM
    124              20,475     Sq. Ft.  Neapolitan, LLC                                   29.30%          08/31/16
    127              16,827     Sq. Ft.  Staples                                          100.00%          11/27/18
    128              24,000     Sq. Ft.  Liberty Mutual                                   100.00%          09/30/12
    131              14,990     Sq. Ft.  Blockbuster                                       33.36%          04/30/16
    132              13,813     Sq. Ft.  CVS                                              100.00%          10/01/23
    133              24,621     Sq. Ft.  Ramona Adult Daycare                              21.75%          07/31/08
    135              30,000     Sq. Ft.  State of Nevada                                   90.00%      Multiple Spaces
    136               7,200     Sq. Ft.  Cingular                                          27.78%          10/11/11
    137              12,900     Sq. Ft.  Quizno                                            19.38%          05/31/07
    138              24,341     Sq. Ft.  Dollar General                                   100.00%          05/31/20
    139              12,915     Sq. Ft.  Walgreens                                        100.00%          02/28/54
    140              10,548     Sq. Ft.  Counsel on Alcoholism & Drug Abuse               100.00%      Multiple Spaces
    141              24,748     Sq. Ft.  Family Dollar                                    Various          Various
   141.01            15,568     Sq. Ft.  Family Dollar                                     51.39%          12/31/14
   141.02             9,180     Sq. Ft.  Family Dollar                                    100.00%          06/30/15
    142               7,000     Sq. Ft.  Advance Auto                                     100.00%          12/31/20

                                                                                              2ND                2ND
MORTGAGE LOAN                                                                           LARGEST TENANT     LARGEST TENANT
    NUMBER     2ND LARGEST TENANT NAME                                                     % OF NRA           EXP. DATE
-------------------------------------------------------------------------------------------------------------------------

      1        Various                                                                      Various           Various
     1.01
     1.02
     1.03      Genco I, Inc.                                                                43.42%            07/31/11
     1.04      The Bombay Company, Inc.                                                     49.96%            12/13/13
     1.05      National Distribution Centers                                                22.22%            12/31/10
     1.06
     1.07
     1.08      NSK Corporation                                                              28.27%            11/30/10
     1.09
     1.10
     1.11
     1.12
     1.13
     1.14
     1.15
     1.16      Konica Minolta Bus. Solutions                                                22.04%            01/31/10
     1.17
     1.18
     1.19      Fleet Services Corporation                                                   21.36%            01/31/08
     1.20      GE Supply Logistics, LLC                                                     26.77%            08/31/09
     1.21
     1.22      Walman Optical Co.                                                           25.73%            01/31/08
     1.23
     1.24      ADT Security Services, Inc.                                                  33.02%            12/31/08
     1.25      Southern Automatic Machinery                                                 15.93%            08/31/11
     1.26      Triad Construction Co., Inc.                                                  9.16%            06/30/08
     1.27
      2        Various                                                                      Various           Various
     2.01      Marshalls                                                                    17.65%            01/31/09
     2.02      Peebles                                                                      16.11%            01/31/09
     2.03      Minado                                                                       13.38%            05/31/12
     2.04      Price Chopper                                                                25.83%            05/31/14
     2.05      T.J. Maxx                                                                    16.57%            10/31/10
     2.06      Staples                                                                      13.48%            07/31/09
     2.07      T.J. Maxx                                                                    17.69%            01/31/08
     2.08      Bi-Lo                                                                        19.52%            11/08/08
     2.09      T.J. Maxx                                                                    26.47%            10/31/08
     2.10      Pathmark Stores                                                              19.36%            02/28/11
     2.11      Home Depot                                                                   28.88%            01/31/27
     2.12      Giant Food                                                                   15.50%            10/31/23
     2.13      The Vitamin Shoppe                                                           33.33%            02/29/12
     2.14      Dollar Tree                                                                  15.05%            11/10/12
     2.15      DSW Designer Shoe Warehouse                                                  10.33%            02/28/09
     2.16      Harris-Teeter/Michaels/Ross                                                  14.47%            10/31/17
      3        Barnes & Noble                                                                4.43%            01/31/12
      4        Various                                                                      Various           Various
     4.01      Hollywood Video                                                              12.24%            12/15/07
     4.02      Bed Bath & Beyond                                                            28.87%            01/31/18
     4.03      Tinsletown                                                                   12.66%            06/30/18
     4.04      Key Foods                                                                    32.34%            04/30/09
     4.05      Fashion Bug                                                                  10.24%            01/31/07
     4.06      Clearview Cinema Group                                                       21.53%            11/17/15
     4.07      Petsmart                                                                     18.11%            01/31/14
     4.08      Eckerd Drugs                                                                 14.96%            01/31/16
     4.09      Washington Mutual Bank                                                        4.45%            12/12/14
     4.10      Ace Hardware & Variety                                                       10.07%            12/31/06
     4.11      T.J.Maxx                                                                     15.23%            01/31/12
     4.12      Staples                                                                      12.40%            05/31/10
     4.13      Office Depot                                                                 16.25%            04/30/12
      5        H&M                                                                           3.62%            01/31/15
      7        Winstead Sechrest                                                            11.59%            12/31/12
      8
      10       Prudential Master Lease                                                       7.01%            10/31/11
      11       Sears                                                                        11.72%            10/31/08
      14       Cisneros Group                                                               14.66%            12/31/16
      17       Various                                                                      Various           Various
    17.01      Travelers Bank & Trust                                                       16.53%            07/31/07
    17.02      Greenhorn & O'Mara, Inc.                                                     12.87%            03/31/07
    17.03      Ocmulgee Medical Pathology                                                    9.75%            03/31/11
    17.04      Carrier Corporation                                                          13.03%            04/30/10
    17.05      Varian Medical Systems, Inc.                                                 28.92%            02/28/10
    17.06      Thyssenkrupp Elevator                                                        23.42%            12/31/07
      18       Abaxis Inc.                                                                  28.27%            12/31/10
      19       City of Chula Vista                                                          13.34%            04/06/09
      21       Circuit City                                                                 25.22%            01/31/18
      23       Bed Bath & Beyond                                                            14.89%            01/31/13
      24       United Healthcare Services, Inc.                                             20.78%            03/31/09
      25       Ross                                                                         14.27%            01/01/16
      26       The Feld Group                                                               19.40%            02/29/08
      30       Thomson Financial, Inc.                                                       7.87%            01/31/09
      32       Creative Leather Furniture                                                   18.24%            09/30/18
      34       Dollar Tree                                                                   6.64%            01/31/10
      35       Silvester Taufero Design                                                      7.74%            06/30/09
      36       Christiana Care Health Service                                               20.90%        Multiple Spaces
      37       Kelson Physician Partners of SE Florida                                       8.27%            07/17/11
      38
      42       Cost Plus, Inc.                                                              26.84%            09/30/13
      43       Standard Pacific of Texas, LP                                                13.63%            04/30/10
      44       Best Buy Stores, LP                                                          27.23%            01/31/16
      45       Compass Bank                                                                 29.76%            01/31/10
      46       Home Banc Mortgage Corp.                                                     15.81%            09/30/09
      47       Albertson's                                                                   8.45%            01/31/09
      50
      51       Luzenac America, Inc.                                                        17.04%            08/31/13
      53       Family Music Center & School                                                 15.52%            04/04/09
      55       Pier 1 Imports                                                                9.14%            12/31/09
      56       Global Imaging Systems                                                       17.70%            12/31/08
      57       Countrywide Home Loans                                                        9.06%            01/31/11
      60
      62       Broadspire Services                                                          14.77%            02/28/10
      64
      66       BJ's Pizza-Bennigans (Subleased from Steak and Ale of California, Inc.)      16.89%            07/01/08
      68       Sofa Express                                                                 25.32%            10/31/20
      70       Various                                                                      Various           Various
    70.01      Image First Prof. Apparel                                                    18.52%            02/28/07
    70.02      Avalon                                                                       38.06%        Multiple Spaces
    70.03      Mike's Famous Harley Davidson                                                26.77%            06/30/08
      71       Bed Bath & Beyond                                                            18.41%            04/30/16
      72       Byrd Corporation                                                              7.02%            04/01/11
      73       Woodward, Hobson & Fulton                                                    20.71%            12/31/13
      75
      78
      79       Fashion Bug                                                                   3.89%            01/31/11
      80
      82       Hartford Fire Insurance Company                                              20.88%            04/30/10
      83
      84
      86
      88       Hollywood Entertainment                                                      12.01%            07/31/10
      90       New Horizons Computer Learning Center                                        18.07%            02/28/09
      91       Houston Community Management Services Expansion                               8.72%            12/31/07
      92       Family Dollar Stores                                                         14.12%            12/31/09
      93       Cato                                                                          7.43%            01/31/08
      94       LA Boxing                                                                    11.34%            05/31/11
      95
      99       Arlington Medical / Neighborhood Doctor                                      10.64%            05/31/07
     102       Adams County - DMV                                                            5.89%        Multiple Spaces
     103       Treads Bicycle Outfitters                                                    10.44%            11/30/16
     105       Myodoc, Inc.                                                                 27.55%            01/31/16
     107
     108       Viterra Energy Services, Inc                                                 20.44%            12/01/09
     109       Epic Custom Kitchens                                                         14.39%            02/29/08
     110       Coldwell Banker Residential                                                  16.43%            07/31/08
     111       Marjorie Kujawinski                                                           5.88%              MTM
     112       McCollisters                                                                 32.09%        Multiple Spaces
     113       Water & Ice                                                                  11.18%            09/30/11
     116       Scituate Federal                                                             18.51%            07/30/16
     117       US Cellular                                                                  12.91%            07/31/10
     119       AT&T                                                                         16.80%            07/31/11
     120       Blockbuster                                                                  30.72%            02/28/10
     122
     123       B&G Cuisine, LLC                                                             12.08%              MTM
     124       Winnetka Food, Inc.                                                          21.98%            04/30/11
     127
     128
     131       Mattress Warehouse                                                           23.35%            02/28/11
     132
     133       Fiesta Del Mariachi Grill                                                    14.87%            12/31/09
     135
     136       Electronics Boutique                                                         22.22%            10/01/11
     137       Adams School                                                                  8.53%            04/30/07
     138
     139
     140
     141       Various                                                                      Various           Various
    141.01     OST Cleaners                                                                  9.64%            10/20/10
    141.02
     142

                                                                     3RD             3RD
MORTGAGE LOAN                                                  LARGEST TENANT   LARGEST TENANT  MORTGAGE LOAN
    NUMBER     3RD LARGEST TENANT NAME                            % OF NRA        EXP. DATE         NUMBER
-------------------------------------------------------------------------------------------------------------

      1        Various                                             Various         Various            1
     1.01                                                                                            1.01
     1.02                                                                                            1.02
     1.03                                                                                            1.03
     1.04                                                                                            1.04
     1.05      Gander Mountain Company                              18.50%        02/28/07           1.05
     1.06                                                                                            1.06
     1.07                                                                                            1.07
     1.08      Global Transport Logistics Inc.                      17.92%        01/31/13           1.08
     1.09                                                                                            1.09
     1.10                                                                                            1.1
     1.11                                                                                            1.11
     1.12                                                                                            1.12
     1.13                                                                                            1.13
     1.14                                                                                            1.14
     1.15                                                                                            1.15
     1.16      Cirronet Inc.                                        18.87%        02/28/11           1.16
     1.17                                                                                            1.17
     1.18                                                                                            1.18
     1.19      C.H. Robinson Company                                17.77%        05/19/09           1.19
     1.20      Sanyo Denki America, Inc.                            26.47%        11/30/09           1.2
     1.21                                                                                            1.21
     1.22      American Standard Inc.                               12.99%        09/30/11           1.22
     1.23                                                                                            1.23
     1.24      Nat'l Credit System, Inc.                            17.86%        06/30/08           1.24
     1.25      SIPA North America, Inc.                             15.84%        03/31/12           1.25
     1.26      Wiggins Scale Company                                9.16%         08/15/10           1.26
     1.27                                                                                            1.27
      2        Various                                             Various         Various            2
     2.01      Eckerd Drugs                                         10.28%        01/31/16           2.01
     2.02      Ross Dress For Less                                  10.86%        01/31/16           2.02
     2.03      Eastern Mountain Sports                              10.14%        10/31/09           2.03
     2.04      T.J. Maxx                                            11.46%        01/31/11           2.04
     2.05      Barnes & Noble                                       11.56%        02/01/14           2.05
     2.06      Fashion Bug                                          10.10%        01/28/11           2.06
     2.07      Ben Franklin                                         10.07%        09/30/07           2.07
     2.08      Goody's Family Clothing                              15.13%        12/31/09           2.08
     2.09      Rentway                                              3.64%         08/31/11           2.09
     2.10      T.J. Maxx                                            14.84%        01/31/09           2.1
     2.11      Borders                                              7.27%         01/31/27           2.11
     2.12      Marshalls Mega                                       14.28%        10/31/09           2.12
     2.13      Omni Fitness                                         16.67%        03/31/12           2.13
     2.14      Walgreens                                            9.63%         08/31/11           2.14
     2.15      Ulta 3                                               6.09%         04/30/10           2.15
     2.16      Dick's Sporting Goods                                11.06%        01/31/16           2.16
      3        Tuesday Morning                                      2.73%         01/15/07            3
      4        Various                                             Various         Various            4
     4.01      Auto Barn                                            12.15%        11/30/08           4.01
     4.02      A.C.Moore Arts & Crafts                              20.73%        02/29/12           4.02
     4.03      Food Lion                                            11.45%        07/29/17           4.03
     4.04      The Bank of New York                                 5.63%         12/31/09           4.04
     4.05      Bank of America                                      6.40%         12/31/15           4.05
     4.06      Michaels                                             14.05%        01/31/09           4.06
     4.07      Office Max                                           16.35%        07/31/13           4.07
     4.08      Paradiso Restaurant & Pizza                          8.38%         06/30/13           4.08
     4.09      Strathmore Bagels                                    4.14%         08/31/07           4.09
     4.10      The Bank of New York                                 4.65%         12/31/11           4.1
     4.11      Staples                                              13.05%        02/26/17           4.11
     4.12      Michaels                                             8.82%         02/28/11           4.12
     4.13      Barnes & Noble                                       11.31%        07/31/12           4.13
      5        Abercrombie & Fitch                                  3.13%      Multiple Spaces        5
      7        Southwest Securities                                 9.57%      Multiple Spaces        7
      8                                                                                               8
      10       GAP                                                  5.88%         11/30/10            10
      11       Miracle Mart                                         7.61%         12/31/08            11
      14       PSEG Global USA, Inc.                                12.92%        07/13/12            14
      17       Various                                             Various         Various            17
    17.01      Pomeroy IT Solutions Sale                            5.05%         09/30/08          17.01
    17.02      Brinks Home Security, Inc.                           6.81%         07/31/08          17.02
    17.03      Ecolab, Inc.                                         7.16%         05/31/10          17.03
    17.04      Cinema Screen Media, Inc.                            11.61%        12/31/06          17.04
    17.05      Nalley Lexus                                         12.07%        10/31/09          17.05
    17.06      HTH Building Services, Inc                           7.58%         04/30/11          17.06
      18       Telogy, Inc.                                         27.62%        04/30/11            18
      19       Prudential                                           12.44%        04/08/16            19
      21       Barnes & Noble                                       18.53%        03/31/17            21
      23       Stein Mart, Inc.                                     13.85%        09/30/12            23
      24       Phillips Electronics North America Corporation       11.79%        08/31/08            24
      25       Master Lease                                         11.98%        04/09/08            25
      26       EDS                                                  7.38%            MTM              26
      30       HIGH TOWER, INC.                                     4.13%         09/30/16            30
      32       Sedona Patio Furnishings                             16.97%        01/31/17            32
      34       Hollywood Video                                      5.15%         12/20/09            34
      35       SoNo Corporate Suites                                7.60%         08/31/10            35
      36       Wesley College                                       19.90%        08/31/10            36
      37       Revier Real Estate Corporation                       6.31%         04/02/13            37
      38                                                                                              38
      42       Starbucks                                            24.23%        10/31/08            42
      43       Austin Consolidated Holdings                         10.44%        10/01/10            43
      44       La Parillia                                          4.90%         11/30/15            44
      45       TSYS Acquiring Solutions                             24.97%        02/28/08            45
      46       Proudfoot Consulting Group                           13.51%        09/30/11            46
      47       Angel's Clothing                                     5.87%         10/31/11            47
      50                                                                                              50
      51       Tetrad/Gore                                          11.46%        05/31/11            51
      53       Dollar Tree                                          11.40%        12/31/11            53
      55       Luxothca Retail Center                               5.60%         07/31/09            55
      56       Cemex, Inc.                                          15.78%        04/30/14            56
      57       Arroyo Insurance Services, Inc.                      8.00%         04/30/10            57
      60                                                                                              60
      62       Fidelity National Title                              7.85%         02/28/08            62
      64                                                                                              64
      66       American Premier Bank                                12.49%        06/30/11            66
      68       DBSI Housing, Inc                                    11.76%        11/30/08            68
      70       Various                                             Various         Various            70
    70.01                                                                                           70.01
    70.02                                                                                           70.02
    70.03      AAA Mid-Atlantic                                     24.25%        09/30/12          70.03
      71       Men's Warehouse                                      3.04%         05/31/16            71
      72                                                                                              72
      73       Baker, Kriz, Jenkins and Prewitt                     6.91%         12/31/09            73
      75                                                                                              75
      78                                                                                              78
      79       Famous Footwear                                      2.54%         07/31/07            79
      80                                                                                              80
      82       Flake-Wilkerson Market Insights                      10.56%        02/28/11            82
      83                                                                                              83
      84                                                                                              84
      86                                                                                              86
      88       Sovereign Bank                                       11.18%        04/30/14            88
      90       Dual Diagnosis Management                            13.87%        04/30/09            90
      91       Innovative Alternatives, Inc.                        4.31%         04/30/09            91
      92       Blockbuster, Inc.                                    12.05%        03/31/09            92
      93       Blockbuster Video                                    7.14%         10/31/13            93
      94       Doctor's Office                                      9.72%         07/31/11            94
      95                                                                                              95
      99       Rack Dady                                            9.88%         08/31/11            99
     102       Panda Buffett                                        5.68%      Multiple Spaces       102
     103       Keller Brothers Automotive, Inc.                     9.17%         12/31/11           103
     105                                                                                             105
     107                                                                                             107
     108       GSA - Small Business                                 10.94%        10/01/12           108
     109       Multimedia Fabrications, Inc.                        13.54%        03/31/09           109
     110       Corvel Corporation                                   8.28%         01/31/08           110
     111       North Shore Optical                                  5.68%            MTM             111
     112       Universal Map, Inc.                                  20.71%        03/31/11           112
     113       Meridian Cleaners                                    10.41%        09/30/11           113
     116       Verge Jewelry                                        11.34%        08/31/16           116
     117       7-Eleven                                             12.02%        10/31/15           117
     119       Solution Focused                                     8.40%         10/31/11           119
     120       Sherwin Williams                                     27.58%        11/30/10           120
     122                                                                                             122
     123       The Corner Cooks, INC                                8.70%            MTM             123
     124       The Chocolate Box                                    3.91%         05/31/09           124
     127                                                                                             127
     128                                                                                             128
     131       Best Cuts                                            10.01%        12/31/10           131
     132                                                                                             132
     133       Ace Launderland                                      7.90%         11/30/11           133
     135                                                                                             135
     136       Great Clips                                          16.67%        10/01/11           136
     137       Kiesler, Mitch/Nilsson                               7.17%         03/31/07           137
     138                                                                                             138
     139                                                                                             139
     140                                                                                             140
     141       Various                                             Various         Various           141
    141.01     MD Hair Salon                                        7.71%         10/15/10          141.01
    141.02                                                                                          141.02
     142                                                                                             142

             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

                                    ANNEX A-5

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES (CROSSED
                                  & PORTFOLIOS)

                LOAN
MORTGAGE LOAN  GROUP
   NUMBER      NUMBER                PROPERTY NAME                             CITY          STATE
-----------------------------------------------------------------------------------------------------

      1          1     Duke Realty Industrial Pool                             Various      Various
-----------------------------------------------------------------------------------------------------
    1.01               400 South Enterprise Boulevard                          Lebanon         IN
    1.02               2425 East Hadley Road                                 Plainfield        IN
    1.03               250 Declaration Drive                                  McDonough        GA
    1.04               2209-2233 Stafford Road                               Plainfield        IN
    1.05               500-520 South Enterprise Boulevard                      Lebanon         IN
    1.06               163 Portside Court                                     Savannah         GA
    1.07               3201 Centre Parkway                                   East Point        GA
    1.08               1581 South Perry Road                                 Plainfield        IN
    1.09               1551 South Perry Road                                 Plainfield        IN
    1.10               185 North Mount Zion Road                               Lebanon         IN
    1.11               1390 South Perry Road                                 Plainfield        IN
    1.12               322 South Enterprise Boulevard                          Lebanon         IN
    1.13               4200 North Commerce Drive                             East Point        GA
    1.14               6655 Sugarloaf Parkway                                  Duluth          GA
    1.15               420 East Enterprise Boulevard                           Lebanon         IN
    1.16               3079 Premiere Parkway                                   Duluth          GA
    1.17               175 Alcovy Industrial Boulevard                         Dacula          GA
    1.18               2850 Premiere Parkway                                   Duluth          GA
    1.19               3800 Centre Parkway - Building 1400                     Atlanta         GA
    1.20               2855 Premiere Parkway                                   Duluth          GA
    1.21               3900 North Commerce Drive                               Atlanta         GA
    1.22               2775 Premiere Parkway                                   Duluth          GA
    1.23               198 Gulfstream Road                                    Savannah         GA
    1.24               3800 Centre Parkway - Building 1800                     Atlanta         GA
    1.25               3800 Centre Parkway - Building 2400                     Atlanta         GA
    1.26               3800 Centre Parkway - Building 2600                     Atlanta         GA
    1.27               3800 Centre Parkway - Building 2000                     Atlanta         GA

      2          1     Centro Syndicate 2 Pool                                 Various      Various
-----------------------------------------------------------------------------------------------------
    2.01               College Plaza                                           Selden          NY
    2.02               Oakwood Commons                                        Hermitage        TN
    2.03               Parkway Plaza                                         Carle Place       NY
    2.04               Rutland Plaza                                           Rutland         VT
    2.05               Spradlin Farm Retail Center                         Christiansburg      VA
    2.06               Torrington Plaza                                      Torrington        CT
    2.07               Tri-City Plaza                                        Somersworth       NH
    2.08               Watson Glen                                            Franklin         TN
    2.09               Westgate Plaza                                         Westfield        MA
    2.10               Dalewood Shopping Center                               Hartsdale        NY
    2.11               Grand Traverse Crossing                              Traverse City      MI
    2.12               Lehigh Shopping Center                                 Bethlehem        PA
    2.13               Northern Hills                                       South Windsor      CT
    2.14               Southport Centre I-VI                                Apple Valley       MN
    2.15               Trinity Commons                                       Fort Worth        TX
    2.16               Wendover Place                                        Greensboro        NC

      4          1     Centro International Wholesale Pool                     Various      Various
-----------------------------------------------------------------------------------------------------
    4.01               Falcaro's Plaza                                        Lawrence         NY
    4.02               Hale Road                                             Manchester        CT
    4.03               Innes Street Market                                    Salisbury        NC
    4.04               Kings Park Shopping Center                            Kings Park        NY
    4.05               Lynn Marketplace                                         Lynn           MA
    4.06               Morris Hills Shopping Center                          Parsippany        NJ
    4.07               New Centre Market                                     Wilmington        NC
    4.08               Rockville Centre                                   Rockville Centre     NY
    4.09               Suffolk Plaza                                        East Setauket      NY
    4.10               Three Village Shopping Center                        East Setauket      NY
    4.11               Venetian Isles                                     Lighthouse Point     FL
    4.12               Berkshire Crossing                                    Pittsfield        MA
    4.13               County Line Plaza                                       Jackson         MS

   Various       1     Las Colinas Portfolio                                   Irving          TX
-----------------------------------------------------------------------------------------------------
     26          1     Las Colinas Corporate Center II                         Irving          TX
     43          1     Las Colinas Corporate Center I                          Irving          TX

   Various       1     Arcadia Gateway Center Portfolio                        Arcadia         CA
-----------------------------------------------------------------------------------------------------
     57          1     Arcadia Gateway Center - Office                         Arcadia         CA
     66          1     Arcadia Gateway Center - Retail                         Arcadia         CA
     78          1     Arcadia Gateway Center-Medical Office                   Arcadia         CA

     17          1     New Market Pool                                        Marietta         GA
-----------------------------------------------------------------------------------------------------
    17.01              New Market 2161                                        Marietta         GA
    17.02              New Market 2211                                        Marietta         GA
    17.03              New Market 2221                                        Marietta         GA
    17.04              New Market 2121                                        Marietta         GA
    17.05              New Market 2250                                        Marietta         GA
    17.06              New Market 2110                                        Marietta         GA

     65          1     Attic Self Storage Pool                                 Various      Various
-----------------------------------------------------------------------------------------------------
    65.01              Attic Storage of Olathe                                 Olathe          KS
    65.02              Attic Storage of Belton                                 Belton          MO
    65.03              Attic Storage of Platte City                          Platte City       MO
    65.04              Attic Storage of Kansas City                          Kansas City       KS
    65.05              Attic Storage of Knobtown                             Kansas City       MO
    65.06              407Attic Storage of Needmore                            Olathe          KS

     70          1     Riveredge Pool                                        New Castle        DE
-----------------------------------------------------------------------------------------------------
    70.01              Riveredge II                                          New Castle        DE
    70.02              Riveredge III                                         New Castle        DE
    70.03              Riveredge IV                                          New Castle        DE

   Various       2     Autumnwood/Hinton Hollow/Southern Woods Portfolio      Knoxville        TN
-----------------------------------------------------------------------------------------------------
     115         2     Hinton Hollow Apartments                               Knoxville        TN
     126         2     Autumn Woods Apartments                                Knoxville        TN
     134         2     Southern Woods Apartments                              Knoxville        TN

     130         1     Care Free Mini Storage Pool                            Rochester        MN
-----------------------------------------------------------------------------------------------------
   130.01              Care Free Mini Storage North                           Rochester        MN
   130.02              Care Free Mini Storage South                           Rochester        MN

     141         1     Family Dollar Pool                                      Houston         TX
-----------------------------------------------------------------------------------------------------
   141.01              Catalina Springs Shopping Center                        Houston         TX
   141.02              Family Dollar - Houston, TX                             Houston         TX

MORTGAGE LOAN          CROSS COLLATERALIZED AND CROSS                                          CUT-OFF DATE       % OF AGGREGATE
   NUMBER                     DEFAULTED LOAN FLAG                 ORIGINAL LOAN BALANCE ($)  LOAN BALANCE ($)  CUT-OFF DATE BALANCE
-----------------------------------------------------------------------------------------------------------------------------------

      1                                                                318,976,000.00         318,976,000.00          9.46%
-----------------------------------------------------------------------------------------------------------------------------------
    1.01                                                                25,840,000.00
    1.02                                                                22,960,000.00
    1.03                                                                20,800,000.00
    1.04                                                                20,080,000.00
    1.05                                                                19,360,000.00
    1.06                                                                18,696,000.00
    1.07                                                                18,600,000.00
    1.08                                                                17,760,000.00
    1.09                                                                16,080,000.00
    1.10                                                                15,120,000.00
    1.11                                                                14,160,000.00
    1.12                                                                12,800,000.00
    1.13                                                                10,400,000.00
    1.14                                                                 9,740,000.00
    1.15                                                                 9,120,000.00
    1.16                                                                 9,000,000.00
    1.17                                                                 8,520,000.00
    1.18                                                                 7,680,000.00
    1.19                                                                 6,240,000.00
    1.20                                                                 6,100,000.00
    1.21                                                                 5,720,000.00
    1.22                                                                 5,240,000.00
    1.23                                                                 4,280,000.00
    1.24                                                                 4,240,000.00
    1.25                                                                 3,520,000.00
    1.26                                                                 3,520,000.00
    1.27                                                                 3,400,000.00

      2                                                                233,977,430.00         233,977,430.00          6.94%
-----------------------------------------------------------------------------------------------------------------------------------
    2.01                                                                10,932,308.44
    2.02                                                                14,316,118.20
    2.03                                                                14,055,825.14
    2.04                                                                14,003,766.53
    2.05                                                                16,919,048.78
    2.06                                                                 8,902,022.59
    2.07                                                                 7,652,615.91
    2.08                                                                12,103,627.21
    2.09                                                                 5,674,388.67
    2.10                                                                31,755,753.10
    2.11                                                                17,960,221.01
    2.12                                                                15,981,993.77
    2.13                                                                 2,811,165.03
    2.14                                                                13,014,652.91
    2.15                                                                15,617,583.49
    2.16                                                                32,276,339.21

      4                                                                161,039,673.00         161,039,673.00          4.78%
-----------------------------------------------------------------------------------------------------------------------------------
    4.01                                                                 7,577,082.03
    4.02                                                                10,671,946.52
    4.03                                                                24,011,879.67
    4.04                                                                 7,683,801.50
    4.05                                                                 5,229,253.80
    4.06                                                                17,341,913.10
    4.07                                                                11,899,220.37
    4.08                                                                 5,335,973.26
    4.09                                                                 6,509,887.38
    4.10                                                                10,405,147.86
    4.11                                                                13,873,530.48
    4.12                                                                19,156,144.00
    4.13                                                                21,343,893.04

   Various                   Las Colinas Portfolio                      42,525,000.00         42,525,000.00           1.26%
-----------------------------------------------------------------------------------------------------------------------------------
     26                      Las Colinas Portfolio                      25,025,000.00         25,025,000.00           0.74%
     43                      Las Colinas Portfolio                      17,500,000.00         17,500,000.00           0.52%

   Various             Arcadia Gateway Center Portfolio                 38,000,000.00         38,000,000.00           1.13%
-----------------------------------------------------------------------------------------------------------------------------------
     57                Arcadia Gateway Center Portfolio                 14,880,000.00         14,880,000.00           0.44%
     66                Arcadia Gateway Center Portfolio                 12,820,000.00         12,820,000.00           0.38%
     78                Arcadia Gateway Center Portfolio                 10,300,000.00         10,300,000.00           0.31%

     17                                                                 37,000,000.00         37,000,000.00           1.10%
-----------------------------------------------------------------------------------------------------------------------------------
    17.01                                                                9,860,000.00
    17.02                                                                9,150,000.00
    17.03                                                                5,770,000.00
    17.04                                                                4,800,000.00
    17.05                                                                4,190,000.00
    17.06                                                                3,230,000.00

     65                                                                 13,000,000.00         13,000,000.00           0.39%
-----------------------------------------------------------------------------------------------------------------------------------
    65.01                                                                3,563,000.00
    65.02                                                                2,312,000.00
    65.03                                                                2,160,000.00
    65.04                                                                2,085,000.00
    65.05                                                                1,781,000.00
    65.06                                                                1,099,000.00

     70                                                                 12,160,000.00         12,160,000.00           0.36%
-----------------------------------------------------------------------------------------------------------------------------------
    70.01                                                                6,000,000.00
    70.02                                                                3,120,000.00
    70.03                                                                3,040,000.00

   Various     Autumnwood/Hinton Hollow/Southern Woods Portfolio        10,520,000.00         10,520,000.00           0.31%
-----------------------------------------------------------------------------------------------------------------------------------
     115       Autumnwood/Hinton Hollow/Southern Woods Portfolio         4,840,000.00          4,840,000.00           0.14%
     126       Autumnwood/Hinton Hollow/Southern Woods Portfolio         3,220,000.00          3,220,000.00           0.10%
     134       Autumnwood/Hinton Hollow/Southern Woods Portfolio         2,460,000.00          2,460,000.00           0.07%

     130                                                                 2,900,000.00          2,900,000.00           0.09%
-----------------------------------------------------------------------------------------------------------------------------------
   130.01
   130.02

     141                                                                 1,500,000.00          1,500,000.00           0.04%
-----------------------------------------------------------------------------------------------------------------------------------
   141.01                                                                1,032,258.00
   141.02                                                                  467,742.00

                ORIGINAL    REMAINING                                                            MATURITY DATE
                 TERM TO      TERM TO                    ORIGINAL    REMAINING                      OR ARD
MORTGAGE LOAN  MATURITY OR  MATURITY OR   REMAINING IO    AMORT        AMORT       MONTHLY P&I      BALLOON
   NUMBER       ARD (MOS.)   ARD (MOS.)  PERIOD (MOS.)  TERM (MOS.)  TERM (MOS.)  PAYMENTS ($)    BALANCE ($)   APPRAISED VALUE ($)
-----------------------------------------------------------------------------------------------------------------------------------

      1            120          119           119           IO            IO            IO      318,976,000.00     398,720,000.00
-----------------------------------------------------------------------------------------------------------------------------------
    1.01                                                                                                            32,300,000.00
    1.02                                                                                                            28,700,000.00
    1.03                                                                                                            26,000,000.00
    1.04                                                                                                            25,100,000.00
    1.05                                                                                                            24,200,000.00
    1.06                                                                                                            23,370,000.00
    1.07                                                                                                            23,250,000.00
    1.08                                                                                                            22,200,000.00
    1.09                                                                                                            20,100,000.00
    1.10                                                                                                            18,900,000.00
    1.11                                                                                                            17,700,000.00
    1.12                                                                                                            16,000,000.00
    1.13                                                                                                            13,000,000.00
    1.14                                                                                                            12,175,000.00
    1.15                                                                                                            11,400,000.00
    1.16                                                                                                            11,250,000.00
    1.17                                                                                                            10,650,000.00
    1.18                                                                                                             9,600,000.00
    1.19                                                                                                             7,800,000.00
    1.20                                                                                                             7,625,000.00
    1.21                                                                                                             7,150,000.00
    1.22                                                                                                             6,550,000.00
    1.23                                                                                                             5,350,000.00
    1.24                                                                                                             5,300,000.00
    1.25                                                                                                             4,400,000.00
    1.26                                                                                                             4,400,000.00
    1.27                                                                                                             4,250,000.00

      2            120          120           120           IO            IO            IO      233,977,430.00     449,450,000.00
-----------------------------------------------------------------------------------------------------------------------------------
    2.01                                                                                                            21,000,000.00
    2.02                                                                                                            27,500,000.00
    2.03                                                                                                            27,000,000.00
    2.04                                                                                                            26,900,000.00
    2.05                                                                                                            32,500,000.00
    2.06                                                                                                            17,100,000.00
    2.07                                                                                                            14,700,000.00
    2.08                                                                                                            23,250,000.00
    2.09                                                                                                            10,900,000.00
    2.10                                                                                                            61,000,000.00
    2.11                                                                                                            34,500,000.00
    2.12                                                                                                            30,700,000.00
    2.13                                                                                                             5,400,000.00
    2.14                                                                                                            25,000,000.00
    2.15                                                                                                            30,000,000.00
    2.16                                                                                                            62,000,000.00

      4             84          84             84           IO            IO            IO      161,039,673.00     301,800,000.00
-----------------------------------------------------------------------------------------------------------------------------------
    4.01                                                                                                            14,200,000.00
    4.02                                                                                                            20,000,000.00
    4.03                                                                                                            45,000,000.00
    4.04                                                                                                            14,400,000.00
    4.05                                                                                                             9,800,000.00
    4.06                                                                                                            32,500,000.00
    4.07                                                                                                            22,300,000.00
    4.08                                                                                                            10,000,000.00
    4.09                                                                                                            12,200,000.00
    4.10                                                                                                            19,500,000.00
    4.11                                                                                                            26,000,000.00
    4.12                                                                                                            35,900,000.00
    4.13                                                                                                            40,000,000.00

   Various         120          118           118           IO            IO            IO       42,525,000.00      61,500,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     26            120          118           118           IO            IO            IO       25,025,000.00      36,500,000.00
     43            120          118           118           IO            IO            IO       17,500,000.00      25,000,000.00

   Various         120          119           119           IO            IO            IO       38,000,000.00      49,300,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     57            120          119           119           IO            IO            IO       14,880,000.00      18,600,000.00
     66            120          119           119           IO            IO            IO       12,820,000.00      17,500,000.00
     78            120          119           119           IO            IO            IO       10,300,000.00      13,200,000.00

     17            120          119            59          360           360     224,696.28      34,671,985.41      47,210,000.00
-----------------------------------------------------------------------------------------------------------------------------------
    17.01                                                                                                           11,600,000.00
    17.02                                                                                                           11,000,000.00
    17.03                                                                                                            6,790,000.00
    17.04                                                                                                            7,950,000.00
    17.05                                                                                                            6,070,000.00
    17.06                                                                                                            3,800,000.00

     65            120          119           119           IO            IO            IO       13,000,000.00      17,150,000.00
-----------------------------------------------------------------------------------------------------------------------------------
    65.01                                                                                                            4,700,000.00
    65.02                                                                                                            3,050,000.00
    65.03                                                                                                            2,850,000.00
    65.04                                                                                                            2,750,000.00
    65.05                                                                                                            2,350,000.00
    65.06                                                                                                            1,450,000.00

     70            120          119            35          360           360      69,884.70      10,903,420.28      15,200,000.00
-----------------------------------------------------------------------------------------------------------------------------------
    70.01                                                                                                            7,500,000.00
    70.02                                                                                                            3,900,000.00
    70.03                                                                                                            3,800,000.00

   Various         120          118           118           IO            IO            IO       10,520,000.00      13,150,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     115           120          118           118           IO            IO            IO        4,840,000.00       6,050,000.00
     126           120          118           118           IO            IO            IO        3,220,000.00       4,025,000.00
     134           120          118           118           IO            IO            IO        2,460,000.00       3,075,000.00

     130           120          120                        360           360      17,331.07       2,457,463.75       3,830,000.00
-----------------------------------------------------------------------------------------------------------------------------------
   130.01                                                                                                            1,940,000.00
   130.02                                                                                                            1,890,000.00

     141           120          120                        360           360       9,031.87       1,273,724.87       2,700,000.00
-----------------------------------------------------------------------------------------------------------------------------------
   141.01                                                                                                            1,830,000.00
   141.02                                                                                                              870,000.00

                                                                              CUT-OFF
                          CUT-OFF   LTV RATIO                                DATE LOAN
MORTGAGE LOAN            DATE LTV  AT MATURITY    NUMBER OF     UNIT OF       AMOUNT       UW NET CASH   MORTGAGE LOAN
   NUMBER      DSCR (X)   RATIO       OR ARD    UNITS (UNITS)   MEASURE   PER (UNIT) ($)     FLOW ($)       NUMBER
----------------------------------------------------------------------------------------------------------------------

      1          1.39     80.00%      80.00%        8,324,477  Sq. Ft.          38.32   26,216,317.63        1
--------------------------------------------------------------------------------------------------------------------
    1.01                                              842,000  Sq. Ft.                   2,051,441.42       1.01
    1.02                                              650,760  Sq. Ft.                   1,656,176.68       1.02
    1.03                                              759,300  Sq. Ft.                   1,723,442.22       1.03
    1.04                                              600,576  Sq. Ft.                   1,538,415.92       1.04
    1.05                                              689,009  Sq. Ft.                   1,612,340.19       1.05
    1.06                                              200,000  Sq. Ft.                   1,467,658.70       1.06
    1.07                                              607,650  Sq. Ft.                   1,291,432.31       1.07
    1.08                                              481,874  Sq. Ft.                   1,903,019.55       1.08
    1.09                                              450,000  Sq. Ft.                   1,362,884.13       1.09
    1.10                                              418,400  Sq. Ft.                   1,269,124.26       1.10
    1.11                                              426,326  Sq. Ft.                     878,269.16       1.11
    1.12                                              395,679  Sq. Ft.                   1,087,881.51       1.12
    1.13                                              301,200  Sq. Ft.                     709,165.62       1.13
    1.14                                              250,000  Sq. Ft.                     834,615.50       1.14
    1.15                                              250,000  Sq. Ft.                     856,023.26       1.15
    1.16                                              101,600  Sq. Ft.                     812,292.96       1.16
    1.17                                              108,400  Sq. Ft.                     675,062.68       1.17
    1.18                                               86,000  Sq. Ft.                     746,548.89       1.18
    1.19                                               60,177  Sq. Ft.                     573,122.93       1.19
    1.20                                               89,636  Sq. Ft.                     603,495.93       1.20
    1.21                                              129,842  Sq. Ft.                     410,909.86       1.21
    1.22                                               79,110  Sq. Ft.                     505,405.24       1.22
    1.23                                              150,000  Sq. Ft.                     361,358.82       1.23
    1.24                                               44,306  Sq. Ft.                     406,216.21       1.24
    1.25                                               61,318  Sq. Ft.                     299,182.24       1.25
    1.26                                               57,168  Sq. Ft.                     331,368.28       1.26
    1.27                                               34,146  Sq. Ft.                     249,463.16       1.27

      2          2.39     52.06%      52.06%        3,281,027  Sq. Ft.          71.31   30,439,033.51        2
--------------------------------------------------------------------------------------------------------------------
    2.01                                              175,086  Sq. Ft.                   1,291,918.37       2.01
    2.02                                              278,017  Sq. Ft.                   1,880,893.32       2.02
    2.03                                               89,704  Sq. Ft.                   1,737,500.03       2.03
    2.04                                              224,514  Sq. Ft.                   1,817,241.59       2.04
    2.05                                              181,055  Sq. Ft.                   2,145,996.26       2.05
    2.06                                              125,710  Sq. Ft.                   1,357,556.27       2.06
    2.07                                              146,947  Sq. Ft.                     982,348.80       2.07
    2.08                                              264,360  Sq. Ft.                   1,679,661.20       2.08
    2.09                                              103,903  Sq. Ft.                     826,534.43       2.09
    2.10                                              191,085  Sq. Ft.                   3,897,460.38       2.10
    2.11                                              387,273  Sq. Ft.                   2,389,238.55       2.11
    2.12                                              372,243  Sq. Ft.                   2,185,355.92       2.12
    2.13                                               12,000  Sq. Ft.                     377,176.63       2.13
    2.14                                              124,937  Sq. Ft.                   1,734,765.95       2.14
    2.15                                              197,424  Sq. Ft.                   2,175,688.86       2.15
    2.16                                              406,769  Sq. Ft.                   3,959,696.95       2.16

      4          2.31     53.36%      53.36%        1,777,884  Sq. Ft.          90.58   20,202,659.02        4
--------------------------------------------------------------------------------------------------------------------
    4.01                                               61,295  Sq. Ft.                     887,977.62       4.01
    4.02                                              103,931  Sq. Ft.                   1,322,128.70       4.02
    4.03                                              349,433  Sq. Ft.                   3,090,190.34       4.03
    4.04                                               71,940  Sq. Ft.                     933,893.79       4.04
    4.05                                               78,092  Sq. Ft.                     612,429.16       4.05
    4.06                                              159,454  Sq. Ft.                   2,374,402.12       4.06
    4.07                                              143,763  Sq. Ft.                   1,472,830.21       4.07
    4.08                                               44,131  Sq. Ft.                     615,661.55       4.08
    4.09                                               84,480  Sq. Ft.                     731,607.96       4.09
    4.10                                               77,458  Sq. Ft.                   1,220,395.22       4.10
    4.11                                              183,867  Sq. Ft.                   1,733,984.59       4.11
    4.12                                              198,473  Sq. Ft.                   2,536,212.79       4.12
    4.13                                              221,567  Sq. Ft.                   2,670,944.97       4.13

   Various       1.62     69.15%      69.15%       386,116.00  Sq. Ft.          110.14   3,918,632.00     Various
--------------------------------------------------------------------------------------------------------------------
     26          1.68     68.56%      68.56%          226,904  Sq. Ft.          110.29   2,394,499.00        26
     43          1.53     70.00%      70.00%          159,212  Sq. Ft.          109.92   1,524,133.00        43

   Various       1.21     77.08%      77.08%          156,739  Sq. Ft.          242.44   2,787,720.92     Various
--------------------------------------------------------------------------------------------------------------------
     57          1.20     80.00%      80.00%           64,828  Sq. Ft.          229.53   1,080,207.87        57
     66          1.20     73.26%      73.26%           43,456  Sq. Ft.          295.01     930,020.78        66
     78          1.24     78.03%      78.03%           48,455  Sq. Ft.          212.57     777,492.27        78

     17          1.25     78.37%      73.44%          469,667  Sq. Ft.          78.78    3,372,448.61        17
--------------------------------------------------------------------------------------------------------------------
    17.01                                             109,837  Sq. Ft.                     977,337.29      17.01
    17.02                                             108,004  Sq. Ft.                     785,337.24      17.02
    17.03                                              68,991  Sq. Ft.                     516,116.86      17.03
    17.04                                              86,006  Sq. Ft.                     414,702.46      17.04
    17.05                                              57,903  Sq. Ft.                     355,382.11      17.05
    17.06                                              38,926  Sq. Ft.                     323,572.65      17.06

     65          1.35     75.80%      75.80%          533,653  Sq. Ft.          24.36    1,035,059.37        65
--------------------------------------------------------------------------------------------------------------------
    65.01                                             117,725  Sq. Ft.                     286,274.58      65.01
    65.02                                             123,733  Sq. Ft.                     244,389.75      65.02
    65.03                                              73,600  Sq. Ft.                     151,907.52      65.03
    65.04                                              71,085  Sq. Ft.                     127,446.58      65.04
    65.05                                             111,010  Sq. Ft.                     102,599.49      65.05
    65.06                                              36,500  Sq. Ft.                     122,441.45      65.06

     70          1.37     80.00%      71.73%          244,158  Sq. Ft.          49.80    1,152,253.18        70
--------------------------------------------------------------------------------------------------------------------
    70.01                                             120,300  Sq. Ft.                     618,094.70      70.01
    70.02                                              62,000  Sq. Ft.                     275,475.40      70.02
    70.03                                              61,858  Sq. Ft.                     258,683.08      70.03

   Various       1.36     80.00%      80.00%              177   Units         59,435.03    858,429.84     Various
--------------------------------------------------------------------------------------------------------------------
     115         1.36     80.00%      80.00%               76   Units         63,684.21    397,119.04       115
     126         1.33     80.00%      80.00%               60   Units         53,666.67    257,063.60       126
     134         1.38     80.00%      80.00%               41   Units         60,000.00    204,247.20       134

     130         1.29     75.72%      64.16%           72,213  Sq. Ft.          40.16      267,677.37       130
--------------------------------------------------------------------------------------------------------------------
   130.01                                              30,713  Sq. Ft.                     142,908.98      130.01
   130.02                                              41,500  Sq. Ft.                     124,768.39      130.02

     141         1.44     55.56%      47.17%           24,748  Sq. Ft.          60.61      156,312.75       141
--------------------------------------------------------------------------------------------------------------------
   141.01                                              15,568  Sq. Ft.                      94,994.15      141.01
   141.02                                               9,180  Sq. Ft.                      61,318.60      141.02

            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

                                    ANNEX A-6

        DEBT SERVICE PAYMENT SCHEDULE FOR THE RAVENEAUX APARTMENTS LOAN

LOAN PAY PERIOD   PRINCIPAL ($)   INTEREST ($)   MONTHLY DEBT SERVICE ($)   MORTGAGE RATE (%)   LOAN PAY PERIOD   PRINCIPAL ($)
---------------   -------------   ------------   ------------------------   -----------------   ---------------   -------------

        1                    --     102,693.02                 102,693.02             5.0350%          61                    --
        2                    --     106,116.12                 106,116.12             5.0350%          62                    --
        3                    --     102,693.02                 102,693.02             5.0350%          63                    --
        4                    --     106,116.12                 106,116.12             5.0350%          64                    --
        5                    --     106,116.12                 106,116.12             5.0350%          65                    --
        6                    --      95,846.82                  95,846.82             5.0350%          66                    --
        7                    --     106,116.12                 106,116.12             5.0350%          67                    --
        8                    --     102,693.02                 102,693.02             5.0350%          68                    --
        9                    --     106,116.12                 106,116.12             5.0350%          69                    --
       10                    --     102,693.02                 102,693.02             5.0350%          70                    --
       11                    --     106,116.12                 106,116.12             5.0350%          71                    --
       12                    --     106,116.12                 106,116.12             5.0350%          72                    --
       13                    --     107,791.98                 107,791.98             5.2850%          73                    --
       14                    --     111,385.05                 111,385.05             5.2850%          74                    --
       15                    --     107,791.98                 107,791.98             5.2850%          75                    --
       16                    --     111,385.05                 111,385.05             5.2850%          76                    --
       17                    --     111,385.05                 111,385.05             5.2850%          77                    --
       18                    --     104,198.91                 104,198.91             5.2850%          78                    --
       19                    --     111,385.05                 111,385.05             5.2850%          79                    --
       20                    --     107,791.98                 107,791.98             5.2850%          80                    --
       21                    --     111,385.05                 111,385.05             5.2850%          81                    --
       22                    --     107,791.98                 107,791.98             5.2850%          82                    --
       23                    --     111,385.05                 111,385.05             5.2850%          83                    --
       24                    --     111,385.05                 111,385.05             5.2850%          84                    --
       25                    --     110,341.46                 110,341.46             5.4100%          85             23,066.55
       26                    --     114,019.51                 114,019.51             5.4100%          86             18,918.46
       27                    --     110,341.46                 110,341.46             5.4100%          87             23,286.44
       28                    --     114,019.51                 114,019.51             5.4100%          88             19,146.87
       29                    --     114,019.51                 114,019.51             5.4100%          89             19,250.50
       30                    --     102,985.36                 102,985.36             5.4100%          90             32,119.17
       31                    --     114,019.51                 114,019.51             5.4100%          91             19,528.52
       32                    --     110,341.46                 110,341.46             5.4100%          92             23,880.02
       33                    --     114,019.51                 114,019.51             5.4100%          93             19,763.45
       34                    --     110,341.46                 110,341.46             5.4100%          94             24,108.60
       35                    --     114,019.51                 114,019.51             5.4100%          95             20,000.89
       36                    --     114,019.51                 114,019.51             5.4100%          96             20,109.13
       37                    --     112,890.94                 112,890.94             5.5350%          97             24,444.95
       38                    --     116,653.97                 116,653.97             5.5350%          98             20,350.26
       39                    --     112,890.94                 112,890.94             5.5350%          99             24,679.56
       40                    --     116,653.97                 116,653.97             5.5350%         100             20,593.97
       41                    --     116,653.97                 116,653.97             5.5350%         101             20,705.42
       42                    --     105,364.88                 105,364.88             5.5350%         102             33,440.41
       43                    --     116,653.97                 116,653.97             5.5350%         103             20,998.47
       44                    --     112,890.94                 112,890.94             5.5350%         104             25,310.25
       45                    --     116,653.97                 116,653.97             5.5350%         105             21,249.09
       46                    --     112,890.94                 112,890.94             5.5350%         106             25,554.10
       47                    --     116,653.97                 116,653.97             5.5350%         107             21,502.40
       48                    --     116,653.97                 116,653.97             5.5350%         108             21,618.77
       49                    --     117,989.90                 117,989.90             5.7850%         109             25,913.79
       50                    --     121,922.89                 121,922.89             5.7850%         110             21,876.02
       51                    --     117,989.90                 117,989.90             5.7850%         111             26,164.09
       52                    --     121,922.89                 121,922.89             5.7850%         112             22,136.02
       53                    --     121,922.89                 121,922.89             5.7850%         113             22,255.82
       54                    --     110,123.90                 110,123.90             5.7850%         114             30,690.98
       55                    --     121,922.89                 121,922.89             5.7850%         115             22,542.37
       56                    --     117,989.90                 117,989.90             5.7850%         116             26,812.44
       57                    --     121,922.89                 121,922.89             5.7850%         117             22,809.48
       58                    --     117,989.90                 117,989.90             5.7850%         118             27,072.33
       59                    --     121,922.89                 121,922.89             5.7850%         119             23,079.45
       60                    --     121,922.89                 121,922.89             5.7850%         120         23,660,020.98

LOAN PAY PERIOD   INTEREST ($)   MONTHLY DEBT SERVICE ($)   MORTGAGE RATE (%)
---------------   ------------   ------------------------   -----------------

        1           120,539.38                 120,539.38             5.9100%
        2           124,557.35                 124,557.35             5.9100%
        3           120,539.38                 120,539.38             5.9100%
        4           124,557.35                 124,557.35             5.9100%
        5           124,557.35                 124,557.35             5.9100%
        6           116,521.40                 116,521.40             5.9100%
        7           124,557.35                 124,557.35             5.9100%
        8           120,539.38                 120,539.38             5.9100%
        9           124,557.35                 124,557.35             5.9100%
       10           120,539.38                 120,539.38             5.9100%
       11           124,557.35                 124,557.35             5.9100%
       12           124,557.35                 124,557.35             5.9100%
       13           123,088.85                 123,088.85             6.0350%
       14           127,191.82                 127,191.82             6.0350%
       15           123,088.85                 123,088.85             6.0350%
       16           127,191.82                 127,191.82             6.0350%
       17           127,191.82                 127,191.82             6.0350%
       18           114,882.93                 114,882.93             6.0350%
       19           127,191.82                 127,191.82             6.0350%
       20           123,088.85                 123,088.85             6.0350%
       21           127,191.82                 127,191.82             6.0350%
       22           123,088.85                 123,088.85             6.0350%
       23           127,191.82                 127,191.82             6.0350%
       24           127,191.82                 127,191.82             6.0350%
       25           128,187.81                 151,254.36             6.2850%
       26           132,335.90                 151,254.36             6.2850%
       27           127,967.92                 151,254.36             6.2850%
       28           132,107.49                 151,254.36             6.2850%
       29           132,003.86                 151,254.36             6.2850%
       30           119,135.19                 151,254.36             6.2850%
       31           131,725.84                 151,254.36             6.2850%
       32           127,374.34                 151,254.36             6.2850%
       33           131,490.91                 151,254.36             6.2850%
       34           127,145.76                 151,254.36             6.2850%
       35           131,253.47                 151,254.36             6.2850%
       36           131,145.23                 151,254.36             6.2850%
       37           126,809.41                 151,254.36             6.2850%
       38           130,904.10                 151,254.36             6.2850%
       39           126,574.80                 151,254.36             6.2850%
       40           130,660.39                 151,254.36             6.2850%
       41           130,548.94                 151,254.36             6.2850%
       42           117,813.95                 151,254.36             6.2850%
       43           130,255.89                 151,254.36             6.2850%
       44           125,944.11                 151,254.36             6.2850%
       45           130,005.27                 151,254.36             6.2850%
       46           125,700.26                 151,254.36             6.2850%
       47           129,751.96                 151,254.36             6.2850%
       48           129,635.59                 151,254.36             6.2850%
       49           125,340.57                 151,254.36             6.2850%
       50           129,378.34                 151,254.36             6.2850%
       51           125,090.27                 151,254.36             6.2850%
       52           129,118.34                 151,254.36             6.2850%
       53           128,998.54                 151,254.36             6.2850%
       54           120,563.38                 151,254.36             6.2850%
       55           128,711.99                 151,254.36             6.2850%
       56           124,441.92                 151,254.36             6.2850%
       57           128,444.88                 151,254.36             6.2850%
       58           124,182.03                 151,254.36             6.2850%
       59           128,174.91                 151,254.36             6.2850%
       60           128,050.01              23,788,070.99             6.2850%

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS (1)

                                                                 % OF                                 WTD. AVG.
                                                               CUT-OFF     AVERAGE        MAXIMUM      CUT-OFF      WTD. AVG.
                                  NUMBER OF      AGGREGATE       DATE      CUT-OFF        CUT-OFF        DATE          LTV
                                  MORTGAGED       CUT-OFF        POOL        DATE          DATE          LTV        RATIO AT
         PROPERTY TYPE           PROPERTIES    DATE BALANCE    BALANCE     BALANCE        BALANCE       RATIO     MATURITY (2)
------------------------------   ----------   --------------   -------   -----------   ------------   ---------   ------------

Retail                                69      $1,309,545,712     38.8%   $18,978,923   $205,000,000      60.0%        58.9%
   Retail - Anchored                  43       1,047,700,938     31.1    $24,365,138   $205,000,000      56.5%        55.8%
   Retail - Single Tenant             10         133,061,240      3.9    $13,306,124   $100,000,000      77.9%        76.3%
   Retail - Unanchored                12          75,841,534      2.2    $ 6,320,128   $ 12,820,000      71.2%        67.8%
   Retail - Shadow Anchored(4)        (4)         52,942,000      1.6    $13,235,500   $ 25,600,000      69.2%        63.9%
Multifamily                           40         763,161,469     22.6    $19,079,037   $132,000,000      71.7%        70.0%
Office                                42         676,721,000     20.1    $16,112,405   $129,000,000      74.5%        71.2%
Industrial                            35         391,616,000     11.6    $11,189,029   $ 35,000,000      77.5%        76.7%
Hospitality                            6          95,600,000      2.8    $15,933,333   $ 49,000,000      70.9%        58.9%
Mobile Home Park                       2          74,880,000      2.2    $37,440,000   $ 56,800,000      80.0%        80.0%
Mixed Use                              7          43,850,000      1.3    $ 6,264,286   $ 17,500,000      66.9%        65.6%
Self Storage                           8          15,900,000      0.5    $ 1,987,500   $  3,563,000      75.8%        73.7%
                                     ---      --------------    -----
                                     209      $3,371,274,181    100.0%   $16,130,498   $205,000,000      68.5%        66.6%
                                     ===      ==============    =====

                                  WTD. AVG.
                                   STATED     WTD. AVG.   MINIMUM   MAXIMUM
                                  REMAINING    CUT-OFF    CUT-OFF   CUT-OFF
                                   TERM TO       DATE       DATE      DATE     WTD. AVG.   WTD. AVG.
                                  MATURITY       DSC        DSC       DSC      OCCUPANCY    MORTGAGE
         PROPERTY TYPE           (MOS.) (2)     RATIO      RATIO      RATIO     RATE (3)      RATE
------------------------------   ----------   ---------   -------   --------   ---------   ---------

Retail                               103         1.89x      1.04x     2.44x       94.7%      5.544%
   Retail - Anchored                  98         2.05x      1.21x     2.44x       94.0%      5.469%
   Retail - Single Tenant            120         1.16x      1.04x     2.01x      100.0%      5.747%
   Retail - Unanchored               119         1.37x      1.15x     2.39x       95.2%      5.961%
   Retail - Shadow Anchored(4)      (120)        1.26x      1.19x     1.50x       93.2%      5.909%
Multifamily                          109         1.33x      1.17x     1.94x       95.5%      5.838%
Office                               118         1.36x      1.20x     1.75x       88.4%      5.813%
Industrial                           118         1.45x      1.22x     2.17x       96.6%      5.885%
Hospitality                          120         1.40x      1.30x     1.76x         NA       6.080%
Mobile Home Park                     119         1.34x      1.33x     1.36x       94.4%      5.790%
Mixed Use                            119         1.42x      1.23x     1.71x       96.8%      5.758%
Self Storage                         119         1.34x      1.29x     1.35x       77.6%      5.921%

                                     110         1.57x      1.04x     2.44x       93.7%      5.729%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy
     Rates exclude 6 hospitality properties, representing 2.8% of the Cut-Off
     Date Pool Balance.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

                                       B-1

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                 % OF                                 WTD. AVG.
                                                               CUT-OFF     AVERAGE        MAXIMUM      CUT-OFF      WTD. AVG.
                                  NUMBER OF      AGGREGATE       DATE      CUT-OFF        CUT-OFF        DATE          LTV
                                  MORTGAGED       CUT-OFF      GROUP 1       DATE          DATE          LTV        RATIO AT
         PROPERTY TYPE           PROPERTIES    DATE BALANCE    BALANCE     BALANCE        BALANCE       RATIO     MATURITY (2)
------------------------------   ----------   --------------   -------   -----------   ------------   ---------   ------------

Retail                                69      $1,309,545,712     49.0%   $18,978,923   $205,000,000      60.0%        58.9%
  Retail - Anchored                   43       1,047,700,938     39.2    $24,365,138   $205,000,000      56.5%        55.8%
  Retail - Single Tenant              10         133,061,240      5.0    $13,306,124   $100,000,000      77.9%        76.3%
  Retail - Unanchored                 12          75,841,534      2.8    $ 6,320,128   $ 12,820,000      71.2%        67.8%
  Retail - Shadow Anchored(4)         (4)         52,942,000      2.0    $13,235,500   $ 25,600,000      69.2%        63.9%
Office                                42         676,721,000     25.3    $16,112,405   $129,000,000      74.5%        71.2%
Industrial                            35         391,616,000     14.7    $11,189,029   $ 35,000,000      77.5%        76.7%
Multifamily                            2         139,030,000      5.2    $69,515,000   $132,000,000      70.7%        70.7%
Hospitality                            6          95,600,000      3.6    $15,933,333   $ 49,000,000      70.9%        58.9%
Mixed Use                              7          43,850,000      1.6    $ 6,264,286   $ 17,500,000      66.9%        65.6%
Self Storage                           8          15,900,000      0.6    $ 1,987,500   $  3,563,000      75.8%        73.7%
                                     ---      --------------    -----
                                     169      $2,672,262,712    100.0%   $15,812,205   $205,000,000      67.4%        65.4%
                                     ===      ==============    =====

                                  WTD. AVG.
                                   STATED     WTD. AVG.   MINIMUM   MAXIMUM
                                  REMAINING    CUT-OFF    CUT-OFF   CUT-OFF
                                   TERM TO       DATE       DATE      DATE     WTD. AVG.   WTD. AVG.
                                  MATURITY       DSC        DSC       DSC      OCCUPANCY    MORTGAGE
         PROPERTY TYPE           (MOS.) (2)     RATIO      RATIO      RATIO     RATE (3)      RATE
------------------------------   ----------   ---------   -------   --------   ---------   ---------

Retail                               103         1.89x      1.04x     2.44x       94.7%      5.544%
  Retail - Anchored                   98         2.05x      1.21x     2.44x       94.0%      5.469%
  Retail - Single Tenant             120         1.16x      1.04x     2.01x      100.0%      5.747%
  Retail - Unanchored                119         1.37x      1.15x     2.39x       95.2%      5.961%
  Retail - Shadow Anchored(4)       (120)        1.26x      1.19x     1.50x       93.2%      5.909%
Office                               118         1.36x      1.20x     1.75x       88.4%      5.813%
Industrial                           118         1.45x      1.22x     2.17x       96.6%      5.885%
Multifamily                          118         1.35x      1.35x     1.41x       94.6%      6.093%
Hospitality                          120         1.40x      1.30x     1.76x         NA       6.080%
Mixed Use                            119         1.42x      1.23x     1.71x       96.8%      5.758%
Self Storage                         119         1.34x      1.29x     1.35x       77.6%      5.921%

                                     110         1.63x      1.04x     2.44x       93.2%      5.715%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy
     Rates exclude 6 hospitality properties, representing 3.6% of the Cut-Off
     Date Group 1 Balance.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

                                       B-2

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                               % OF                                WTD. AVG.
                                                             CUT-OFF     AVERAGE       MAXIMUM      CUT-OFF      WTD. AVG.
                                  NUMBER OF     AGGREGATE      DATE      CUT-OFF       CUT-OFF        DATE          LTV
                                  MORTGAGED      CUT-OFF     GROUP 2       DATE         DATE          LTV        RATIO AT
         PROPERTY TYPE           PROPERTIES   DATE BALANCE   BALANCE     BALANCE       BALANCE       RATIO     MATURITY (2)
------------------------------   ----------   ------------   -------   -----------   -----------   ---------   ------------

Multifamily                          38       $624,131,469     89.3%   $16,424,512   $65,050,000      71.9%        69.8%
Mobile Home Park                      2         74,880,000     10.7    $37,440,000   $56,800,000      80.0%        80.0%
                                     --       ------------    -----
                                     40       $699,011,469    100.0%   $17,475,287   $65,050,000      72.8%        70.9%
                                     ==       ============    =====

                                  WTD. AVG.
                                   STATED     WTD. AVG.   MINIMUM   MAXIMUM
                                  REMAINING    CUT-OFF    CUT-OFF   CUT-OFF
                                   TERM TO       DATE       DATE      DATE    WTD. AVG.   WTD. AVG.
                                  MATURITY       DSC        DSC       DSC     OCCUPANCY    MORTGAGE
         PROPERTY TYPE           (MOS.) (2)     RATIO      RATIO      RATIO    RATE (3)      RATE
------------------------------   ----------   ---------   -------   -------   ---------   ---------

Multifamily                          107         1.32x      1.17x     1.94x      95.7%      5.781%
Mobile Home Park                     119         1.34x      1.33x     1.36x      94.4%      5.790%

                                     108         1.32x      1.17x     1.94x      95.6%      5.782%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                       B-3

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

              RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
       RANGE OF CUT-OFF          MORTGAGE         DATE          POOL        DATE           DATE
       DATE BALANCES ($)           LOANS         BALANCE      BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   -------   ------------   ------------

   840,000 -  2,000,000               5      $    7,528,000      0.2%   $  1,505,600   $  1,856,000
 2,000,001 -  3,000,000               9          22,804,511      0.7    $  2,533,835   $  2,915,000
 3,000,001 -  4,000,000               8          27,959,170      0.8    $  3,494,896   $  4,000,000
 4,000,001 -  5,000,000               8          37,490,000      1.1    $  4,686,250   $  5,000,000
 5,000,001 -  6,000,000               3          16,711,000      0.5    $  5,570,333   $  5,671,000
 6,000,001 -  7,000,000              11          71,850,000      2.1    $  6,531,818   $  7,000,000
 7,000,001 -  8,000,000               7          52,490,600      1.6    $  7,498,657   $  8,000,000
 8,000,001 -  9,000,000               7          59,847,796      1.8    $  8,549,685   $  9,000,000
 9,000,001 - 10,000,000               4          38,500,000      1.1    $  9,625,000   $  9,800,000
10,000,001 - 15,000,000              25         310,782,000      9.2    $ 12,431,280   $ 14,950,000
15,000,001 - 20,000,000              21         359,728,000     10.7    $ 17,129,905   $ 20,000,000
20,000,001 - 25,000,000               8         180,975,000      5.4    $ 22,621,875   $ 24,475,000
25,000,001 - 30,000,000               4         107,100,000      3.2    $ 26,775,000   $ 28,275,000
30,000,001 - 35,000,000               5         162,515,000      4.8    $ 32,503,000   $ 35,000,000
35,000,001 - 40,000,000               1          37,000,000      1.1    $ 37,000,000   $ 37,000,000
45,000,001 - 50,000,000               2          99,000,000      2.9    $ 49,500,000   $ 50,000,000
50,000,001 - 55,000,000               1          52,000,000      1.5    $ 52,000,000   $ 52,000,000
55,000,001 - 60,000,000               4         231,950,000      6.9    $ 57,987,500   $ 60,000,000
65,000,001 - 70,000,000               1          65,050,000      1.9    $ 65,050,000   $ 65,050,000
80,000,001 - 318,976,000              8       1,429,993,103     42.4    $178,749,138   $318,976,000
                                    ---      --------------    -----
                                    142      $3,371,274,181    100.0%   $ 23,741,367   $318,976,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
       RANGE OF CUT-OFF           DATE LTV     LTV RATIO      MATURITY    DATE DSC   MORTGAGE
       DATE BALANCES ($)           RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

   840,000 -  2,000,000             59.6%         54.4%         118         1.54x      5.947%
 2,000,001 -  3,000,000             68.1%         63.2%         119         1.42x      5.813%
 3,000,001 -  4,000,000             72.5%         65.3%         119         1.37x      5.914%
 4,000,001 -  5,000,000             73.3%         68.9%         120         1.34x      5.807%
 5,000,001 -  6,000,000             70.0%         66.2%         118         1.31x      6.018%
 6,000,001 -  7,000,000             68.5%         54.0%         131         1.39x      5.831%
 7,000,001 -  8,000,000             75.5%         71.7%         102         1.28x      5.916%
 8,000,001 -  9,000,000             75.3%         67.2%         119         1.35x      5.715%
 9,000,001 - 10,000,000             75.7%         72.4%         119         1.40x      5.813%
10,000,001 - 15,000,000             71.6%         68.1%         111         1.38x      5.801%
15,000,001 - 20,000,000             73.7%         71.8%         114         1.41x      5.798%
20,000,001 - 25,000,000             70.3%         69.3%         104         1.31x      5.878%
25,000,001 - 30,000,000             68.1%         66.9%         117         1.58x      5.578%
30,000,001 - 35,000,000             69.6%         68.9%         108         1.56x      5.843%
35,000,001 - 40,000,000             78.4%         73.4%         119         1.25x      6.120%
45,000,001 - 50,000,000             72.5%         66.7%         119         1.26x      5.947%
50,000,001 - 55,000,000             80.0%         80.0%         119         1.21x      5.880%
55,000,001 - 60,000,000             68.9%         66.6%         103         1.58x      5.689%
65,000,001 - 70,000,000             70.7%         70.7%         120         1.22x      5.490%
80,000,001 - 318,976,000            64.2%         63.8%         106         1.79x      5.637%

                                    68.5%         66.6%         110         1.57x      5.729%

----------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                       B-4

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
       RANGE OF CUT-OFF           MORTGAGE        DATE        GROUP 1       DATE           DATE
       DATE BALANCES ($)           LOANS         BALANCE      BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   -------   ------------   ------------

   840,000 -  2,000,000               5      $    7,528,000      0.3%   $  1,505,600   $  1,856,000
 2,000,001 -  3,000,000               7          17,429,511      0.7    $  2,489,930   $  2,900,000
 3,000,001 -  4,000,000               6          21,242,701      0.8    $  3,540,450   $  4,000,000
 4,000,001 -  5,000,000               5          23,050,000      0.9    $  4,610,000   $  5,000,000
 5,000,001 -  6,000,000               3          16,711,000      0.6    $  5,570,333   $  5,671,000
 6,000,001 -  7,000,000               8          52,100,000      1.9    $  6,512,500   $  7,000,000
 7,000,001 -  8,000,000               5          38,140,600      1.4    $  7,628,120   $  8,000,000
 8,000,001 -  9,000,000               5          42,222,796      1.6    $  8,444,559   $  8,982,796
 9,000,001 - 10,000,000               3          28,700,000      1.1    $  9,566,667   $  9,800,000
10,000,001 - 15,000,000              17         207,832,000      7.8    $ 12,225,412   $ 14,950,000
15,000,001 - 20,000,000              15         259,163,000      9.7    $ 17,277,533   $ 20,000,000
20,000,001 - 25,000,000               3          66,000,000      2.5    $ 22,000,000   $ 22,600,000
25,000,001 - 30,000,000               4         107,100,000      4.0    $ 26,775,000   $ 28,275,000
30,000,001 - 35,000,000               3          99,050,000      3.7    $ 33,016,667   $ 35,000,000
35,000,001 - 40,000,000               1          37,000,000      1.4    $ 37,000,000   $ 37,000,000
45,000,001 - 50,000,000               1          49,000,000      1.8    $ 49,000,000   $ 49,000,000
50,000,001 - 55,000,000               1          52,000,000      1.9    $ 52,000,000   $ 52,000,000
55,000,001 - 60,000,000               2         118,000,000      4.4    $ 59,000,000   $ 60,000,000
80,000,001 - 318,976,000              8       1,429,993,103     53.5    $178,749,138   $318,976,000
                                    ---      --------------    -----
                                    102      $2,672,262,712    100.0%   $ 26,198,654   $318,976,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
       RANGE OF CUT-OFF           DATE LTV     LTV RATIO      MATURITY    DATE DSC   MORTGAGE
       DATE BALANCES ($)           RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

   840,000 -  2,000,000             59.6%         54.4%         118         1.54x      5.947%
 2,000,001 -  3,000,000             67.2%         60.9%         119         1.43x      5.773%
 3,000,001 -  4,000,000             72.9%         65.0%         119         1.40x      5.896%
 4,000,001 -  5,000,000             72.5%         67.4%         120         1.39x      5.816%
 5,000,001 -  6,000,000             70.0%         66.2%         118         1.31x      6.018%
 6,000,001 -  7,000,000             68.0%         56.7%         119         1.42x      5.850%
 7,000,001 -  8,000,000             74.1%         70.0%         107         1.30x      6.016%
 8,000,001 -  9,000,000             74.4%         65.5%         119         1.36x      5.829%
 9,000,001 - 10,000,000             74.2%         69.8%         120         1.41x      5.742%
10,000,001 - 15,000,000             71.2%         67.6%         119         1.42x      5.792%
15,000,001 - 20,000,000             73.4%         70.7%         115         1.39x      5.765%
20,000,001 - 25,000,000             66.4%         64.7%         119         1.32x      5.807%
25,000,001 - 30,000,000             68.1%         66.9%         117         1.58x      5.578%
30,000,001 - 35,000,000             71.5%         70.3%         119         1.61x      5.753%
35,000,001 - 40,000,000             78.4%         73.4%         119         1.25x      6.120%
45,000,001 - 50,000,000             73.1%         66.3%         120         1.33x      6.200%
50,000,001 - 55,000,000             80.0%         80.0%         119         1.21x      5.880%
55,000,001 - 60,000,000             63.0%         58.4%         88          1.88x      5.737%
80,000,001 - 318,976,000            64.2%         63.8%         106         1.79x      5.637%

                                    67.4%         65.4%         110         1.63x      5.715%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                       B-5

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                              % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
       RANGE OF CUT-OFF           MORTGAGE        DATE      GROUP 2      DATE           DATE
       DATE BALANCES ($)           LOANS        BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

 2,460,000 -  3,000,000               2      $  5,375,000      0.8%   $ 2,687,500   $ 2,915,000
 3,000,001 -  4,000,000               2         6,716,469      1.0    $ 3,358,234   $ 3,496,469
 4,000,001 -  5,000,000               3        14,440,000      2.1    $ 4,813,333   $ 5,000,000
 6,000,001 -  7,000,000               3        19,750,000      2.8    $ 6,583,333   $ 7,000,000
 7,000,001 -  8,000,000               2        14,350,000      2.1    $ 7,175,000   $ 7,250,000
 8,000,001 -  9,000,000               2        17,625,000      2.5    $ 8,812,500   $ 9,000,000
 9,000,001 - 10,000,000               1         9,800,000      1.4    $ 9,800,000   $ 9,800,000
10,000,001 - 15,000,000               8       102,950,000     14.7    $12,868,750   $14,700,000
15,000,001 - 20,000,000               6       100,565,000     14.4    $16,760,833   $18,080,000
20,000,001 - 25,000,000               5       114,975,000     16.4    $22,995,000   $24,475,000
30,000,001 - 35,000,000               2        63,465,000      9.1    $31,732,500   $33,150,000
45,000,001 - 50,000,000               1        50,000,000      7.2    $50,000,000   $50,000,000
55,000,001 - 60,000,000               2       113,950,000     16.3    $56,975,000   $57,150,000
60,000,001 - 65,050,000               1        65,050,000      9.3    $65,050,000   $65,050,000
                                     --      ------------    -----
                                     40      $699,011,469    100.0%   $17,475,287   $65,050,000
                                     ==      ============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
       RANGE OF CUT-OFF           DATE LTV     LTV RATIO      MATURITY    DATE DSC   MORTGAGE
       DATE BALANCES ($)           RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

 2,460,000 -  3,000,000             70.8%         70.8%         119         1.39x      5.944%
 3,000,001 -  4,000,000             71.2%         66.2%         119         1.27x      5.973%
 4,000,001 -  5,000,000             74.5%         71.2%         119         1.27x      5.794%
 6,000,001 -  7,000,000             69.7%         47.0%         162         1.33x      5.778%
 7,000,001 -  8,000,000             79.0%         76.1%          89         1.24x      5.648%
 8,000,001 -  9,000,000             77.4%         71.2%         119         1.30x      5.443%
 9,000,001 - 10,000,000             80.0%         80.0%         118         1.37x      6.020%
10,000,001 - 15,000,000             72.3%         69.3%          94         1.30x      5.819%
15,000,001 - 20,000,000             74.8%         74.8%         109         1.47x      5.885%
20,000,001 - 25,000,000             72.5%         72.0%          96         1.29x      5.918%
30,000,001 - 35,000,000             66.8%         66.8%          91         1.49x      5.982%
45,000,001 - 50,000,000             71.9%         67.0%         118         1.20x      5.700%
55,000,001 - 60,000,000             75.0%         75.0%         120         1.28x      5.640%
60,000,001 - 65,050,000             70.7%         70.7%         120         1.22x      5.490%

                                    72.8%         70.9%         108         1.32x      5.782%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                       B-6

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS (1)

                                                                 % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                  NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
                                  MORTGAGED        DATE          POOL        DATE           DATE
            STATE                PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ----------   --------------   -------   -----------   ------------

CA                                     17     $  681,640,511     20.2%   $40,096,501   $205,000,000
   Southern (3)                        14        613,097,511     18.2    $43,792,679   $205,000,000
   Northern (3)                         3         68,543,000      2.0    $22,847,667   $ 35,000,000
TX                                     15        271,170,183      8.0    $18,078,012   $129,000,000
IL                                     10        262,245,000      7.8    $26,224,500   $150,000,000
GA                                     27        227,487,000      6.7    $ 8,425,444   $ 20,800,000
IN                                     11        223,280,000      6.6    $20,298,182   $ 50,000,000
NY                                     12        220,292,779      6.5    $18,357,732   $100,000,000
FL                                     13        194,562,252      5.8    $14,966,327   $ 52,000,000
AZ                                     10        176,915,000      5.2    $17,691,500   $ 33,150,000
NC                                      9        158,117,439      4.7    $17,568,604   $ 32,276,339
TN                                     13        126,505,745      3.8    $ 9,731,211   $ 17,600,000
PA                                      5        109,511,994      3.2    $21,902,399   $ 56,800,000
NV                                      4         61,200,000      1.8    $15,300,000   $ 22,400,000
VA                                      8         59,601,845      1.8    $ 7,450,231   $ 16,919,049
ND                                      2         58,840,000      1.7    $29,420,000   $ 58,000,000
MS                                      3         54,743,893      1.6    $18,247,964   $ 25,600,000
DE                                      5         49,360,000      1.5    $ 9,872,000   $ 18,800,000
RI                                      1         49,000,000      1.5    $49,000,000   $ 49,000,000
WA                                      5         45,796,469      1.4    $ 9,159,294   $ 14,700,000
CT                                      4         42,385,134      1.3    $10,596,284   $ 20,000,000
MA                                      5         39,809,786      1.2    $ 7,961,957   $ 19,156,144
MO                                      4         34,528,000      1.0    $ 8,632,000   $ 28,275,000
MI                                      2         31,335,221      0.9    $15,667,611   $ 17,960,221
CO                                      3         28,850,000      0.9    $ 9,616,667   $ 15,500,000
NJ                                      1         17,341,913      0.5    $17,341,913   $ 17,341,913
MN                                      3         15,914,653      0.5    $ 5,304,884   $ 13,014,653
VT                                      1         14,003,767      0.4    $14,003,767   $ 14,003,767
DC                                      1         13,300,000      0.4    $13,300,000   $ 13,300,000
NE                                      1         12,500,000      0.4    $12,500,000   $ 12,500,000
UT                                      1         12,000,000      0.4    $12,000,000   $ 12,000,000
MD                                      2         11,795,980      0.3    $ 5,897,990   $  8,000,000
KY                                      1         11,350,000      0.3    $11,350,000   $ 11,350,000
OR                                      1         11,000,000      0.3    $11,000,000   $ 11,000,000
SC                                      1         10,500,000      0.3    $10,500,000   $ 10,500,000
NH                                      1          7,652,616      0.2    $ 7,652,616   $  7,652,616
KS                                      3          6,747,000      0.2    $ 2,249,000   $  3,563,000
ME                                      1          6,700,000      0.2    $ 6,700,000   $  6,700,000
ID                                      1          6,250,000      0.2    $ 6,250,000   $  6,250,000
AL                                      1          4,000,000      0.1    $ 4,000,000   $  4,000,000
LA                                      1          3,040,000      0.1    $ 3,040,000   $  3,040,000
                                      ---     ---------------   -----
                                      209     $3,371,274,181    100.0%   $16,130,498   $205,000,000
                                      ===     ==============    =====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                      REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
                                  DATE LTV      LTV RATIO       MATURITY     DATE DSC   MORTGAGE
            STATE                  RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO       RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

CA                                  63.2%         62.9%             99         1.54x      5.682%
   Southern (3)                     63.4%         63.2%             97         1.50x      5.686%
   Northern (3)                     60.8%         60.8%            119         1.84x      5.650%
TX                                  74.9%         71.3%            114         1.44x      5.812%
IL                                  56.5%         56.4%            105         2.06x      5.489%
GA                                  78.5%         77.6%            119         1.37x      5.916%
IN                                  78.2%         77.1%            119         1.35x      5.866%
NY                                  66.8%         66.7%            114         1.67x      5.613%
FL                                  73.5%         71.7%            117         1.43x      5.788%
AZ                                  71.3%         69.2%             92         1.37x      6.001%
NC                                  62.3%         61.3%            108         1.86x      5.572%
TN                                  70.9%         69.5%            119         1.64x      5.713%
PA                                  71.6%         70.1%            119         1.54x      5.742%
NV                                  74.5%         74.3%             98         1.38x      5.721%
VA                                  67.3%         61.1%            119         1.63x      5.663%
ND                                  79.7%         70.6%            119         1.31x      5.889%
MS                                  66.2%         63.9%            105         1.72x      5.635%
DE                                  80.0%         71.7%            119         1.29x      5.610%
RI                                  73.1%         66.3%            120         1.33x      6.200%
WA                                  62.6%         48.5%            119         1.35x      5.847%
CT                                  56.6%         54.8%            110         1.90x      5.775%
MA                                  58.2%         56.2%             98         2.05x      5.522%
MO                                  65.1%         65.1%            115         1.67x      5.476%
MI                                  63.4%         61.1%            120         1.95x      5.564%
CO                                  75.3%         69.5%            120         1.36x      5.792%
NJ                                  53.4%         53.4%             84         2.31x      5.420%
MN                                  56.4%         54.3%            120         2.19x      5.537%
VT                                  52.1%         52.1%            120         2.39x      5.440%
DC                                  72.7%         67.6%            120         1.23x      5.620%
NE                                  79.9%         74.4%            119         1.25x      5.720%
UT                                  69.4%         69.4%            120         1.85x      5.450%
MD                                  73.0%         64.3%            120         1.21x      5.843%
KY                                  72.8%         65.3%            120         1.23x      5.670%
OR                                  71.9%         71.9%            120         1.33x      5.890%
SC                                  74.5%         68.2%            119         1.20x      5.714%
NH                                  52.1%         52.1%            120         2.39x      5.440%
KS                                  75.8%         75.8%            119         1.35x      5.910%
ME                                  47.9%          0.3%            120         1.76x      5.800%
ID                                  78.1%         68.8%            119         1.24x      5.750%
AL                                  68.4%         53.2%            120         1.64x      6.140%
LA                                  76.0%         68.6%            119         1.28x      5.930%
                                    68.5%         66.6%            110         1.57x      5.729%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-7

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                % OF
                                                AGGREGATE      CUT-OFF     AVERAGE        MAXIMUM
                                  NUMBER OF      CUT-OFF        DATE       CUT-OFF        CUT-OFF
                                  MORTGAGED       DATE         GROUP 1      DATE           DATE
            STATE                PROPERTIES      BALANCE       BALANCE     BALANCE        BALANCE
------------------------------   ----------   --------------   -------   -----------   ------------

CA                                   12       $  497,940,511     18.6%   $41,495,043   $205,000,000
   Southern (3)                       9          429,397,511     16.1    $47,710,835   $205,000,000
   Northern (3)                       3           68,543,000      2.6    $22,847,667   $ 35,000,000
IL                                    9          259,330,000      9.7    $28,814,444   $150,000,000
GA                                   26          220,987,000      8.3    $ 8,499,500   $ 20,800,000
NY                                   12          220,292,779      8.2    $18,357,732   $100,000,000
TX                                   11          215,895,183      8.1    $19,626,835   $129,000,000
FL                                   13          194,562,252      7.3    $14,966,327   $ 52,000,000
IN                                   10          173,280,000      6.5    $17,328,000   $ 25,840,000
NC                                    7          131,492,439      4.9    $18,784,634   $ 32,276,339
AZ                                    6           77,300,000      2.9    $12,883,333   $ 22,400,000
ND                                    2           58,840,000      2.2    $29,420,000   $ 58,000,000
TN                                    6           57,200,745      2.1    $ 9,533,458   $ 14,316,118
MS                                    3           54,743,893      2.0    $18,247,964   $ 25,600,000
DE                                    5           49,360,000      1.8    $ 9,872,000   $ 18,800,000
RI                                    1           49,000,000      1.8    $49,000,000   $ 49,000,000
VA                                    6           47,751,845      1.8    $ 7,958,641   $ 16,919,049
CT                                    4           42,385,134      1.6    $10,596,284   $ 20,000,000
NV                                    3           38,800,000      1.5    $12,933,333   $ 21,000,000
MA                                    4           34,809,786      1.3    $ 8,702,447   $ 19,156,144
PA                                    3           34,631,994      1.3    $11,543,998   $ 15,981,994
MO                                    4           34,528,000      1.3    $ 8,632,000   $ 28,275,000
MI                                    2           31,335,221      1.2    $15,667,611   $ 17,960,221
CO                                    3           28,850,000      1.1    $ 9,616,667   $ 15,500,000
NJ                                    1           17,341,913      0.6    $17,341,913   $ 17,341,913
MN                                    3           15,914,653      0.6    $ 5,304,884   $ 13,014,653
VT                                    1           14,003,767      0.5    $14,003,767   $ 14,003,767
UT                                    1           12,000,000      0.4    $12,000,000   $ 12,000,000
MD                                    2           11,795,980      0.4    $ 5,897,990   $  8,000,000
KY                                    1           11,350,000      0.4    $11,350,000   $ 11,350,000
WA                                    1            8,400,000      0.3    $ 8,400,000   $  8,400,000
NH                                    1            7,652,616      0.3    $ 7,652,616   $  7,652,616
KS                                    3            6,747,000      0.3    $ 2,249,000   $  3,563,000
ME                                    1            6,700,000      0.3    $ 6,700,000   $  6,700,000
AL                                    1            4,000,000      0.1    $ 4,000,000   $  4,000,000
LA                                    1            3,040,000      0.1    $ 3,040,000   $  3,040,000
                                     ---      --------------    -----
                                     169      $2,672,262,712    100.0%   $15,812,205   $205,000,000
                                     ===      ==============    =====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                      REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.         TERM TO     CUT-OFF    WTD. AVG.
                                  DATE LTV     LTV RATIO        MATURITY    DATE DSC    MORTGAGE
             STATE                 RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO       RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

CA                                 59.8%          59.5%             94        1.65x       5.693%
   Southern (3)                    59.7%          59.3%             90        1.62x       5.700%
   Northern (3)                    60.8%          60.8%            119        1.84x       5.650%
IL                                 56.4%          56.3%            105        2.07x       5.485%
GA                                 78.5%          77.6%            119        1.37x       5.921%
NY                                 66.8%          66.7%            114        1.67x       5.613%
TX                                 75.4%          71.4%            119        1.47x       5.792%
FL                                 73.5%          71.7%            117        1.43x       5.788%
IN                                 80.0%          80.0%            119        1.39x       5.914%
NC                                 61.2%          60.4%            106        1.93x       5.548%
AZ                                 71.5%          66.6%            106        1.28x       5.915%
ND                                 79.7%          70.6%            119        1.31x       5.889%
TN                                 64.2%          61.2%            120        1.83x       5.556%
MS                                 66.2%          63.9%            105        1.72x       5.635%
DE                                 80.0%          71.7%            119        1.29x       5.610%
RI                                 73.1%          66.3%            120        1.33x       6.200%
VA                                 64.9%          58.5%            119        1.73x       5.688%
CT                                 56.6%          54.8%            110        1.90x       5.775%
NV                                 78.1%          77.7%            119        1.43x       5.802%
MA                                 56.5%          54.9%             95        2.18x       5.501%
PA                                 53.6%          48.7%            120        1.98x       5.637%
MO                                 65.1%          65.1%            115        1.67x       5.476%
MI                                 63.4%          61.1%            120        1.95x       5.564%
CO                                 75.3%          69.5%            120        1.36x       5.792%
NJ                                 53.4%          53.4%             84        2.31x       5.420%
MN                                 56.4%          54.3%            120        2.19x       5.537%
VT                                 52.1%          52.1%            120        2.39x       5.440%
UT                                 69.4%          69.4%            120        1.85x       5.450%
MD                                 73.0%          64.3%            120        1.21x       5.843%
KY                                 72.8%          65.3%            120        1.23x       5.670%
WA                                 67.7%          54.5%            119        1.68x       6.050%
NH                                 52.1%          52.1%            120        2.39x       5.440%
KS                                 75.8%          75.8%            119        1.35x       5.910%
ME                                 47.9%          0.3%             120        1.76x       5.800%
AL                                 68.4%          53.2%            120        1.64x       6.140%
LA                                 76.0%          68.6%            119        1.28x       5.930%
                                   67.4%          65.4%            110        1.63x       5.715%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-8

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

       MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                               % OF
                                                AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                  NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
                                  MORTGAGED       DATE       GROUP 2       DATE          DATE
             STATE               PROPERTIES      BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ----------   ------------   -------   -----------   -----------

CA                                    5       $183,700,000     26.3%   $36,740,000   $65,050,000
  Southern (3)                        5        183,700,000     26.3    $36,740,000   $65,050,000
AZ                                    4         99,615,000     14.3    $24,903,750   $33,150,000
PA                                    2         74,880,000     10.7    $37,440,000   $56,800,000
TN                                    7         69,305,000      9.9    $ 9,900,714   $17,600,000
TX                                    4         55,275,000      7.9    $13,818,750   $24,475,000
IN                                    1         50,000,000      7.2    $50,000,000   $50,000,000
WA                                    4         37,396,469      5.3    $ 9,349,117   $14,700,000
NC                                    2         26,625,000      3.8    $13,312,500   $18,000,000
NV                                    1         22,400,000      3.2    $22,400,000   $22,400,000
DC                                    1         13,300,000      1.9    $13,300,000   $13,300,000
NE                                    1         12,500,000      1.8    $12,500,000   $12,500,000
VA                                    2         11,850,000      1.7    $ 5,925,000   $ 7,250,000
OR                                    1         11,000,000      1.6    $11,000,000   $11,000,000
SC                                    1         10,500,000      1.5    $10,500,000   $10,500,000
GA                                    1          6,500,000      0.9    $ 6,500,000   $ 6,500,000
ID                                    1          6,250,000      0.9    $ 6,250,000   $ 6,250,000
MA                                    1          5,000,000      0.7    $ 5,000,000   $ 5,000,000
IL                                    1          2,915,000      0.4    $ 2,915,000   $ 2,915,000
                                    ---       ------------    -----
                                     40       $699,011,469    100.0%   $17,475,287   $65,050,000
                                    ===       ============    =====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                      REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
                                  DATE LTV      LTV RATIO       MATURITY     DATE DSC    MORTGAGE
             STATE                 RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO        RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

CA                                 72.2%          72.2%           114         1.24x       5.655%
  Southern (3)                     72.2%          72.2%           114         1.24x       5.655%
AZ                                 71.2%          71.2%            80         1.44x       6.068%
PA                                 80.0%          80.0%           119         1.34x       5.790%
TN                                 76.4%          76.4%           118         1.48x       5.843%
TX                                 73.0%          71.0%            94         1.31x       5.892%
IN                                 71.9%          67.0%           118         1.20x       5.700%
WA                                 61.4%          47.2%           118         1.27x       5.801%
NC                                 67.9%          65.8%           119         1.50x       5.692%
NV                                 68.3%          68.3%            60         1.29x       5.580%
DC                                 72.7%          67.6%           120         1.23x       5.620%
NE                                 79.9%          74.4%           119         1.25x       5.720%
VA                                 77.1%          71.7%           120         1.23x       5.562%
OR                                 71.9%          71.9%           120         1.33x       5.890%
SC                                 74.5%          68.2%           119         1.20x       5.714%
GA                                 76.5%          76.5%           119         1.59x       5.750%
ID                                 78.1%          68.8%           119         1.24x       5.750%
MA                                 70.4%          65.6%           120         1.21x       5.670%
IL                                 63.0%          63.0%           119         1.40x       5.880%

                                   72.8%          70.9%           108         1.32x       5.782%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-9

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                 % OF
                                                 AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                  NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
    RANGE OF UNDERWRITTEN         MORTGAGE         DATE          POOL        DATE           DATE
        DSC RATIOS (X)              LOANS         BALANCE      BALANCE      BALANCE        BALANCE
------------------------------   ----------   --------------   -------   ------------   ------------

1.04 - 1.14                            1      $  100,000,000      3.0%   $100,000,000   $100,000,000
1.15 - 1.19                            3          37,080,600      1.1    $ 12,360,200   $ 22,400,000
1.20 - 1.24                           31         482,957,448     14.3    $ 15,579,273   $ 65,050,000
1.25 - 1.29                           19         232,035,000      6.9    $ 12,212,368   $ 37,000,000
1.30 - 1.34                           20         494,977,796     14.7    $ 24,748,890   $129,000,000
1.35 - 1.39                           17         635,981,000     18.9    $ 37,410,647   $318,976,000
1.40 - 1.44                           12         140,552,511      4.2    $ 11,712,709   $ 30,750,000
1.45 - 1.49                            6          84,346,722      2.5    $ 14,057,787   $ 18,750,000
1.50 - 1.54                            5          38,450,000      1.1    $  7,690,000   $ 17,500,000
1.55 - 1.59                            5         103,350,000      3.1    $ 20,670,000   $ 33,150,000
1.60 - 1.64                            3          25,043,000      0.7    $  8,347,667   $ 16,043,000
1.65 - 1.69                            3          46,450,000      1.4    $ 15,483,333   $ 25,025,000
1.70 - 1.74                            3          44,425,000      1.3    $ 14,808,333   $ 28,275,000
1.75 - 1.79                            2          16,837,000      0.5    $  8,418,500   $ 10,137,000
1.85 - 1.89                            1          12,000,000      0.4    $ 12,000,000   $ 12,000,000
1.90 - 1.94                            3          28,241,000      0.8    $  9,413,667   $ 16,185,000
1.95 - 1.99                            2         207,690,000      6.2    $103,845,000   $205,000,000
2.00 - 2.04                            1             840,000      0.0    $    840,000   $    840,000
2.15 - 2.19                            2         185,000,000      5.5    $ 92,500,000   $150,000,000
2.30 - 2.44                            3         455,017,103     13.5    $151,672,368   $233,977,430
                                     ---      --------------    -----
                                     142      $3,371,274,181    100.0%   $ 23,741,367   $318,976,000
                                     ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF UNDERWRITTEN         DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
        DSC RATIOS (X)             RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

1.04 - 1.14                        80.0%         80.0%          120        1.04x       5.760%
1.15 - 1.19                        66.3%         50.8%          142        1.18x       6.057%
1.20 - 1.24                        74.8%         72.0%          118        1.22x       5.762%
1.25 - 1.29                        73.5%         69.4%          104        1.27x       5.935%
1.30 - 1.34                        77.3%         72.4%          117        1.32x       5.866%
1.35 - 1.39                        75.7%         75.2%          115        1.38x       5.932%
1.40 - 1.44                        71.2%         69.6%          107        1.41x       5.855%
1.45 - 1.49                        76.7%         76.3%          110        1.47x       5.754%
1.50 - 1.54                        68.7%         67.4%          119        1.52x       5.752%
1.55 - 1.59                        67.1%         67.1%          119        1.57x       5.715%
1.60 - 1.64                        65.8%         63.3%          120        1.62x       5.723%
1.65 - 1.69                        69.1%         66.7%          118        1.68x       5.727%
1.70 - 1.74                        65.3%         65.3%          116        1.73x       5.460%
1.75 - 1.79                        55.8%         36.9%          119        1.75x       5.619%
1.85 - 1.89                        69.4%         69.4%          120        1.85x       5.450%
1.90 - 1.94                        56.3%         52.9%          120        1.92x       5.461%
1.95 - 1.99                        45.1%         45.1%           59        1.97x       5.305%
2.00 - 2.04                        60.0%         60.0%          117        2.01x       5.870%
2.15 - 2.19                        58.3%         58.3%          119        2.15x       5.425%
2.30 - 2.44                        51.8%         51.8%           99        2.37x       5.453%

                                   68.5%         66.6%          110        1.57x       5.729%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-10

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

   RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
     RANGE OF UNDERWRITTEN        MORTGAGE        DATE        GROUP 1       DATE           DATE
        DSC RATIOS (X)             LOANS         BALANCE      BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   -------   ------------   ------------

1.04 - 1.14                           1      $  100,000,000      3.7%   $100,000,000   $100,000,000
1.15 - 1.19                           2          30,080,600      1.1    $ 15,040,300   $ 22,400,000
1.20 - 1.24                          21         241,960,980      9.1    $ 11,521,951   $ 52,000,000
1.25 - 1.29                          10         110,210,000      4.1    $ 11,021,000   $ 37,000,000
1.30 - 1.34                          13         359,532,796     13.5    $ 27,656,369   $129,000,000
1.35 - 1.39                          11         564,001,000     21.1    $ 51,272,818   $318,976,000
1.40 - 1.44                          10         107,322,511      4.0    $ 10,732,251   $ 30,750,000
1.45 - 1.49                           5          69,646,722      2.6    $ 13,929,344   $ 18,750,000
1.50 - 1.54                           5          38,450,000      1.4    $  7,690,000   $ 17,500,000
1.55 - 1.59                           2          45,700,000      1.7    $ 22,850,000   $ 28,200,000
1.60 - 1.64                           3          25,043,000      0.9    $  8,347,667   $ 16,043,000
1.65 - 1.69                           3          46,450,000      1.7    $ 15,483,333   $ 25,025,000
1.70 - 1.74                           3          44,425,000      1.7    $ 14,808,333   $ 28,275,000
1.75 - 1.79                           2          16,837,000      0.6    $  8,418,500   $ 10,137,000
1.85 - 1.89                           1          12,000,000      0.4    $ 12,000,000   $ 12,000,000
1.90 - 1.94                           2          12,056,000      0.5    $  6,028,000   $ 10,200,000
1.95 - 1.99                           2         207,690,000      7.8    $103,845,000   $205,000,000
2.00 - 2.04                           1             840,000      0.0    $    840,000   $    840,000
2.15 - 2.19                           2         185,000,000      6.9    $ 92,500,000   $150,000,000
2.30 - 2.44                           3         455,017,103     17.0    $151,672,368   $233,977,430
                                    ---      --------------    -----
                                    102      $2,672,262,712    100.0%   $ 26,198,654   $318,976,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF     WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF UNDERWRITTEN        DATE LTV    LTV RATIO      MATURITY    DATE DSC     MORTGAGE
        DSC RATIOS (X)             RATIO     AT MATURITY *   (MOS.) *      RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

1.04 - 1.14                        80.0%         80.0%          120        1.04x       5.760%
1.15 - 1.19                        68.7%         62.7%          119        1.18x       6.110%
1.20 - 1.24                        77.3%         73.8%          117        1.21x       5.923%
1.25 - 1.29                        74.7%         68.7%          119        1.27x       5.900%
1.30 - 1.34                        77.4%         70.8%          116        1.32x       5.877%
1.35 - 1.39                        75.5%         75.0%          119        1.38x       5.931%
1.40 - 1.44                        71.9%         69.8%          119        1.41x       5.799%
1.45 - 1.49                        77.1%         76.5%          120        1.47x       5.784%
1.50 - 1.54                        68.7%         67.4%          119        1.52x       5.752%
1.55 - 1.59                        68.8%         68.8%          118        1.57x       5.544%
1.60 - 1.64                        65.8%         63.3%          120        1.62x       5.723%
1.65 - 1.69                        69.1%         66.7%          118        1.68x       5.727%
1.70 - 1.74                        65.3%         65.3%          116        1.73x       5.460%
1.75 - 1.79                        55.8%         36.9%          119        1.75x       5.619%
1.85 - 1.89                        69.4%         69.4%          120        1.85x       5.450%
1.90 - 1.94                        45.0%         36.9%          119        1.90x       5.731%
1.95 - 1.99                        45.1%         45.1%           59        1.97x       5.305%
2.00 - 2.04                        60.0%         60.0%          117        2.01x       5.870%
2.15 - 2.19                        58.3%         58.3%          119        2.15x       5.425%
2.30 - 2.44                        51.8%         51.8%           99        2.37x       5.453%

                                   67.4%         65.4%          110        1.63x       5.715%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-11

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

   RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                             % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
    RANGE OF UNDERWRITTEN         MORTGAGE        DATE      GROUP 2      DATE           DATE
        DSC RATIOS (x)             LOANS        BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

1.17 - 1.19                           1      $  7,000,000      1.0%   $ 7,000,000   $ 7,000,000
1.20 - 1.24                          10       240,996,469     34.5    $24,099,647   $65,050,000
1.25 - 1.29                           9       121,825,000     17.4    $13,536,111   $24,475,000
1.30 - 1.34                           7       135,445,000     19.4    $19,349,286   $56,800,000
1.35 - 1.39                           6        71,980,000     10.3    $11,996,667   $22,100,000
1.40 - 1.44                           2        33,230,000      4.8    $16,615,000   $30,315,000
1.45 - 1.49                           1        14,700,000      2.1    $14,700,000   $14,700,000
1.55 - 1.59                           3        57,650,000      8.2    $19,216,667   $33,150,000
1.90 - 1.94                           1        16,185,000      2.3    $16,185,000   $16,185,000
                                     --      ------------    -----
                                     40      $699,011,469    100.0%   $17,475,287   $65,050,000
                                     ==      ============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF UNDERWRITTEN         DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
        DSC RATIOS (X)             RATIO     AT MATURITY *    (MOS.) *      RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

1.17 - 1.19                        56.0%          0.0%          240        1.17x       5.830%
1.20 - 1.24                        72.3%         70.1%          119        1.22x       5.601%
1.25 - 1.29                        72.5%         70.0%           90        1.27x       5.968%
1.30 - 1.34                        77.1%         76.6%          119        1.33x       5.839%
1.35 - 1.39                        77.1%         77.1%           88        1.37x       5.939%
1.40 - 1.44                        68.8%         68.8%           65        1.40x       6.035%
1.45 - 1.49                        74.9%         74.9%           60        1.46x       5.610%
1.55 - 1.59                        65.8%         65.8%          120        1.58x       5.851%
1.90 - 1.94                        64.7%         64.7%          120        1.94x       5.260%

                                   72.8%         70.9%          108        1.32x       5.782%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-12

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

        RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
     RANGE OF CUT-OFF DATE        MORTGAGE        DATE          POOL         DATE          DATE
         LTV RATIOS (%)            LOANS         BALANCE      BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   -------   ------------   ------------

40.51 - 50.00                         5      $  283,500,000      8.4%   $ 56,700,000   $205,000,000
50.01 - 55.00                         2         395,017,103     11.7    $197,508,552   $233,977,430
55.01 - 60.00                        10         259,090,000      7.7    $ 25,909,000   $150,000,000
60.01 - 65.00                        16         197,338,980      5.9    $ 12,333,686   $ 33,150,000
65.01 - 70.00                        20         273,817,000      8.1    $ 13,690,850   $ 30,315,000
70.01 - 75.00                        32         624,672,000     18.5    $ 19,521,000   $132,000,000
75.01 - 80.00                        56       1,330,839,098     39.5    $ 23,764,984   $318,976,000
80.01 - 80.46                         1           7,000,000      0.2    $  7,000,000   $  7,000,000
                                    ---      --------------    -----
                                    142      $3,371,274,181    100.0%   $ 23,741,367   $318,976,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                              STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.       TERM TO    CUT-OFF    WTD. AVG.
     RANGE OF CUT-OFF DATE        DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
         LTV RATIOS (%)            RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

40.51 - 50.00                      45.1%         43.6%           62        2.06x       5.396%
50.01 - 55.00                      52.6%         52.6%          105        2.36x       5.432%
55.01 - 60.00                      57.9%         55.4%          122        1.92x       5.500%
60.01 - 65.00                      63.3%         61.7%          119        1.56x       5.783%
65.01 - 70.00                      68.6%         67.4%          104        1.47x       5.792%
70.01 - 75.00                      71.9%         68.9%          117        1.30x       5.823%
75.01 - 80.00                      79.4%         77.2%          116        1.31x       5.867%
80.01 - 80.46                      80.5%         73.9%          119        1.35x       5.880%

                                   68.5%         66.6%          110        1.57x       5.729%

----------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-13

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
     RANGE OF CUT-OFF DATE        MORTGAGE         DATE       GROUP 1       DATE           DATE
         LTV RATIOS (%)            LOANS         BALANCE      BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   -------   ------------   ------------

40.51 -  50.00                        5      $  283,500,000     10.6%   $ 56,700,000   $205,000,000
50.01 -  55.00                        2         395,017,103     14.8    $197,508,552   $233,977,430
55.01 -  60.00                        8         239,890,000      9.0    $ 29,986,250   $150,000,000
60.01 -  65.00                       11         123,592,511      4.6    $ 11,235,683   $ 28,275,000
65.01 -  70.00                       15         158,927,000      5.9    $ 10,595,133   $ 28,200,000
70.01 -  75.00                       22         384,747,000     14.4    $ 17,488,500   $132,000,000
75.01 -  80.00                       38       1,079,589,098     40.4    $ 28,410,239   $318,976,000
80.01 -  80.46                        1           7,000,000      0.3    $  7,000,000   $  7,000,000
                                    ---      --------------    -----
                                    102      $2,672,262,712    100.0%   $ 26,198,654   $318,976,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF CUT-OFF DATE        DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
         LTV RATIOS (%)            RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

40.51 -  50.00                     45.1%         43.6%           62        2.06x       5.396%
50.01 -  55.00                     52.6%         52.6%          105        2.36x       5.432%
55.01 -  60.00                     58.1%         57.5%          119        1.98x       5.478%
60.01 -  65.00                     62.7%         60.4%          118        1.51x       5.812%
65.01 -  70.00                     68.7%         67.0%          118        1.58x       5.701%
70.01 -  75.00                     72.1%         68.5%          118        1.34x       5.970%
75.01 -  80.00                     79.4%         76.9%          118        1.31x       5.855%
80.01 -  80.46                     80.5%         73.9%          119        1.35x       5.880%

                                   67.4%         65.4%          110        1.63x       5.715%

----------
*    Calculated with respect to the Anticipasted Repayment Date for ARD Loans.

                                      B-14

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                             % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF      CUT-OFF      DATE       CUT-OFF       CUT-OFF
   RANGE OF CUT-OFF DATE         MORTGAGE        DATE       GROUP 2      DATE          DATE
      LTV RATIOS (%)               LOANS        BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

55.71 -   60.00                      2       $ 19,200,000      2.7%   $ 9,600,000   $12,200,000
60.01 -   65.00                      5         73,746,469     10.6    $14,749,294   $33,150,000
65.01 -   70.00                      5        114,890,000     16.4    $22,978,000   $30,315,000
70.01 -   75.00                     10        239,925,000     34.3    $23,992,500   $65,050,000
75.01 -   80.00                     18        251,250,000     35.9    $13,958,333   $56,800,000
                                   ---       ------------    -----
                                    40       $699,011,469    100.0%   $17,475,287   $65,050,000
                                   ===       ============    =====

                                                                WTD. AVG.
                                                                  STATED
                                    WTD. AVG.                   REMAINING   WTD. AVG.
                                     CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
   RANGE OF CUT-OFF DATE            DATE LTV      LTV RATIO      MATURITY   DATE DSC     MORTGAGE
      LTV RATIOS (%)                  RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------      ---------   -------------   ---------   ---------   ---------

55.71 -   60.00                       55.8%         29.8%           164       1.23x       5.779%
60.01 -   65.00                       64.4%         63.9%           120       1.63x       5.735%
65.01 -   70.00                       68.5%         68.0%            84       1.33x       5.918%
70.01 -   75.00                       71.6%         69.6%           116       1.24x       5.586%
75.01 -   80.00                       79.6%         78.7%           105       1.32x       5.920%
                                      72.8%         70.9%           108       1.32x       5.782%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-15

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE
                         OR ANTICIPATED REPAYMENT DATE

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
   RANGE OF MATURITY DATE         MORTGAGE         DATE         POOL       DATE            DATE
    OR ARD LTV RATIOS (%)          LOANS         BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

0.00 -     5.00                       2      $   13,700,000     0.4%    $ 6,850,000   $  7,000,000
30.01 -   40.00                       3          18,050,000     0.5     $ 6,016,667   $ 10,200,000
40.01 -   50.00                       4         278,700,000     8.3     $69,675,000   $205,000,000
50.01 -   55.00                       9         424,711,083    12.6     $47,190,120   $233,977,430
55.01 -   60.00                       8         280,640,000     8.3     $35,080,000   $150,000,000
60.01 -   65.00                      20         221,565,796     6.6     $11,078,290   $ 33,150,000
65.01 -   70.00                      35         496,248,701    14.7     $14,178,534   $ 50,000,000
70.01 -   75.00                      32         751,782,600    22.3     $23,493,206   $132,000,000
75.01 -   80.00                      29         885,876,000    26.3     $30,547,448   $318,976,000
                                    ---      --------------   -----
                                    142      $3,371,274,181   100.0%    $23,741,367   $318,976,000
                                    ===      ==============   =====

                                                            WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
   RANGE OF MATURITY DATE         DATE LTV     LTV RATIO      MATURITY   DATE DSC    MORTGAGE
    OR ARD LTV RATIOS (%)          RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

0.00 -     5.00                     52.0%          0.2%         181         1.46x      5.815%
30.01 -   40.00                     46.2%         33.7%         120         1.64x      5.771%
40.01 -   50.00                     45.7%         45.3%          61         2.04x      5.390%
50.01 -   55.00                     53.3%         52.7%         106         2.30x      5.469%
55.01 -   60.00                     59.1%         58.3%         119         1.88x      5.593%
60.01 -   65.00                     67.1%         63.4%         119         1.53x      5.732%
65.01 -   70.00                     71.0%         67.7%         110         1.37x      5.811%
70.01 -   75.00                     75.6%         72.3%         118         1.31x      5.816%
75.01 -   80.00                     79.6%         79.6%         114         1.32x      5.881%
                                    68.5%         66.6%         110         1.57x      5.729%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-16

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE
                          OR ANTICIPATED REPAYMENT DATE

                                                                % OF
                                               AGGREGATE      CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF      CUT-OFF         DATE      CUT-OFF       CUT-OFF
   RANGE OF MATURITY DATE         MORTGAGE        DATE        GROUP 1      DATE          DATE
    OR ARD LTV RATIOS (%)          LOANS        BALANCE       BALANCE     BALANCE       BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

 0.33 -   5.00                        1      $    6,700,000      0.3%   $ 6,700,000   $  6,700,000
30.01 -  40.00                        3          18,050,000      0.7    $ 6,016,667   $ 10,200,000
40.01 -  50.00                        3         266,500,000     10.0    $88,833,333   $205,000,000
50.01 -  55.00                        8         421,214,614     15.8    $52,651,827   $233,977,430
55.01 -  60.00                        8         280,640,000     10.5    $35,080,000   $150,000,000
60.01 -  65.00                       16         151,315,796      5.7    $ 9,457,237   $ 28,275,000
65.01 -  70.00                       23         283,083,701     10.6    $12,307,987   $ 49,000,000
70.01 -  75.00                       25         575,132,600     21.5    $23,005,304   $132,000,000
75.01 -  80.00                       15         669,626,000     25.1    $44,641,733   $318,976,000
                                    ---      --------------    -----
                                    102      $2,672,262,712    100.0%   $26,198,654   $318,976,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                              STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
   RANGE OF MATURITY DATE         DATE LTV     LTV RATIO     MATURITY     DATE DSC   MORTGAGE
    OR ARD LTV RATIOS (%)          RATIO     AT MATURITY *   (MOS.) *      RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

 0.33 -   5.00                     47.9%           0.3%         120        1.76x       5.800%
30.01 -  40.00                     46.2%          33.7%         120        1.64x       5.771%
40.01 -  50.00                     45.3%          45.2%          58        2.07x       5.373%
50.01 -  55.00                     53.3%          52.6%         106        2.31x       5.465%
55.01 -  60.00                     59.1%          58.3%         119        1.88x       5.593%
60.01 -  65.00                     68.4%          62.9%         118        1.47x       5.736%
65.01 -  70.00                     71.4%          67.7%         117        1.43x       5.813%
70.01 -  75.00                     76.6%          72.5%         119        1.32x       5.903%
75.01 -  80.00                     79.5%          79.5%         118        1.32x       5.851%
                                   67.4%          65.4%         110        1.63x       5.715%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-17

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

 RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                              % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
    RANGE OF MATURITY DATE       MORTGAGE        DATE       GROUP 2      DATE          DATE
     OR ARD LTV RATIOS (%)         LOANS        BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

 0.00 -  5.00                         1      $  7,000,000      1.0%   $ 7,000,000   $ 7,000,000
40.01 - 50.00                         1        12,200,000      1.7    $12,200,000   $12,200,000
50.01 - 55.00                         1         3,496,469      0.5    $ 3,496,469   $ 3,496,469
60.01 - 65.00                         4        70,250,000     10.0    $17,562,500   $33,150,000
65.01 - 70.00                        12       213,165,000     30.5    $17,763,750   $50,000,000
70.01 - 75.00                         7       176,650,000     25.3    $25,235,714   $65,050,000
75.01 - 80.00                        14       216,250,000     30.9    $15,446,429   $56,800,000
                                    ---      ------------    -----
                                     40      $699,011,469    100.0%   $17,475,287   $65,050,000
                                    ===      ============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF MATURITY DATE        DATE LTV     LTV RATIO      MATURITY    DATE DSC   MORTGAGE
     OR ARD LTV RATIOS (%)         RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

 0.00 -  5.00                       56.0%          0.0%         240         1.17x      5.830%
40.01 - 50.00                       55.7%         46.9%         120         1.26x      5.750%
50.01 - 55.00                       63.1%         53.5%         119         1.21x      5.930%
60.01 - 65.00                       64.5%         64.5%         120         1.65x      5.725%
65.01 - 70.00                       70.5%         67.7%         100         1.28x      5.808%
70.01 - 75.00                       72.4%         71.5%         115         1.26x      5.533%
75.01 - 80.00                       79.6%         79.6%         102         1.33x      5.976%
                                    72.8%         70.9%         108         1.32x      5.782%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-18

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
           RANGE OF              MORTGAGE         DATE          POOL       DATE           DATE
      MORTGAGE RATES (%)           LOANS         BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

5.260 - 5.49                         13      $  975,817,103     28.9%   $75,062,854   $233,977,430
5.500 - 5.74                         40         610,722,980     18.1    $15,268,074   $ 60,000,000
5.750 - 5.99                         59       1,235,662,987     36.7    $20,943,440   $318,976,000
6.000 - 6.24                         24         469,445,111     13.9    $19,560,213   $132,000,000
6.250 - 6.49                          5          64,126,000      1.9    $12,825,200   $ 24,475,000
6.500 - 6.50                          1          15,500,000      0.5    $15,500,000   $ 15,500,000
                                    ---      --------------    -----
                                    142      $3,371,274,181    100.0%   $23,741,367   $318,976,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
           RANGE OF               DATE LTV     LTV RATIO      MATURITY    DATE DSC   MORTGAGE
      MORTGAGE RATES (%)           RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

5.260 - 5.49                        55.7%         55.6%         101         2.03x      5.399%
5.500 - 5.74                        68.5%         66.0%         108         1.54x      5.637%
5.750 - 5.99                        76.6%         73.7%         119         1.33x      5.855%
6.000 - 6.24                        73.3%         70.9%         112         1.32x      6.095%
6.250 - 6.49                        69.9%         67.6%          98         1.28x      6.344%
6.500 - 6.50                        79.9%         79.9%          57         1.25x      6.505%
                                    68.5%         66.6%         110         1.57x      5.729%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-19

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
           RANGE OF              MORTGAGE         DATE        GROUP 1       DATE           DATE
      MORTGAGE RATES (%)           LOANS         BALANCE      BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   -------   ------------   -----------

5.280 - 5.49                          8      $  821,182,103     30.7%   $102,647,763   $233,977,430
5.500 - 5.74                         31         469,097,980     17.6    $ 15,132,193   $ 60,000,000
5.750 - 5.99                         44         992,471,518     37.1    $ 22,556,171   $318,976,000
6.000 - 6.24                         16         363,910,111     13.6    $ 22,744,382   $132,000,000
6.250 - 6.45                          3          25,601,000      1.0    $  8,533,667   $ 12,300,000
                                    ---      --------------    -----
                                    102      $2,672,262,712    100.0%   $ 26,198,654   $318,976,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
           RANGE OF               DATE LTV     LTV RATIO      MATURITY    DATE DSC   MORTGAGE
      MORTGAGE RATES (%)           RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

5.280 - 5.49                        52.8%         52.8%          97         2.17x      5.389%
5.500 - 5.74                        67.3%         65.1%         109         1.63x      5.631%
5.750 - 5.99                        77.8%         74.7%         119         1.32x      5.864%
6.000 - 6.24                        72.4%         69.2%         119         1.31x      6.110%
6.250 - 6.45                        66.6%         63.0%         100         1.29x      6.358%

                                    67.4%         65.4%         110         1.63x      5.715%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-20

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                             % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
                                  MORTGAGE       DATE       GROUP 2       DATE          DATE
  RANGE OF MORTGAGE RATES (%)      LOANS        BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

5.260 -    5.499                      5      $154,635,000     22.1%   $30,927,000   $65,050,000
5.500 -    5.749                      9       141,625,000     20.3    $15,736,111   $50,000,000
5.750 -    5.999                     15       243,191,469     34.8    $16,212,765   $56,800,000
6.000 -    6.249                      8       105,535,000     15.1    $13,191,875   $30,315,000
6.250 -    6.499                      2        38,525,000      5.5    $19,262,500   $24,475,000
6.500 -    6.505                      1        15,500,000      2.2    $15,500,000   $15,500,000
                                    ---      ------------    -----
                                     40      $699,011,469    100.0%   $17,475,287   $65,050,000
                                    ===      ============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING    WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO      CUT-OFF    WTD. AVG.
                                  DATE LTV     LTV RATIO      MATURITY     DATE DSC    MORTGAGE
  RANGE OF MORTGAGE RATES (%)      RATIO     AT MATURITY *    (MOS.) *      RATIO        RATE
------------------------------   ---------   -------------   ---------    ---------   ---------

5.260 -    5.499                   70.8%         70.2%          120         1.30x       5.457%
5.500 -    5.749                   72.8%         68.9%          103         1.26x       5.656%
5.750 -    5.999                   72.0%         69.6%          117         1.37x       5.814%
6.000 -    6.249                   76.6%         76.6%           89         1.37x       6.043%
6.250 -    6.499                   72.2%         70.7%           96         1.26x       6.334%
6.500 -    6.505                   79.9%         79.9%           57         1.25x       6.505%

                                   72.8%         70.9%          108         1.32x       5.782%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-21

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

    RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                                 MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
  RANGE OF ORIGINAL TERMS TO     NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
    MATURITY OR ANTICIPATED       MORTGAGE        DATE          POOL        DATE           DATE
    REPAYMENT DATE (MONTHS)        LOANS         BALANCE      BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   -------   ------------   ------------

  0 -  60                            12      $  430,795,000     12.8%   $ 35,899,583   $205,000,000
 61 -  84                             1         161,039,673      4.8    $161,039,673   $161,039,673
109 - 120                           128       2,772,439,508     82.2    $ 21,659,684   $318,976,000
229 - 240                             1           7,000,000      0.2    $  7,000,000   $  7,000,000
                                    ---      --------------    -----
                                    142      $3,371,274,181    100.0%   $ 23,741,367   $318,976,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                              STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
  RANGE OF ORIGINAL TERMS TO      CUT-OFF       WTD. AVG.     TERM TO     CUT-OFF    WTD. AVG.
    MATURITY OR ANTICIPATED       DATE LTV     LTV RATIO     MATURITY     DATE DSC    MORTGAGE
    REPAYMENT DATE (MONTHS)        RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

  0 -  60                          56.3%         56.2%           59        1.79x       5.602%
 61 -  84                          53.4%         53.4%           84        2.31x       5.420%
109 - 120                          71.3%         69.1%          119        1.49x       5.767%
229 - 240                          56.0%          0.0%          240        1.17x       5.830%

                                   68.5%         66.6%          110        1.57x       5.729%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-22

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

   RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 1 MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE     CUT-OFF    AVERAGE          MAXIMUM
  RANGE OF ORIGINAL TERMS TO     NUMBER OF       CUT-OFF        DATE     CUT-OFF          CUT-OFF
    MATURITY OR ANTICIPATED       MORTGAGE        DATE        GROUP 1     DATE             DATE
    REPAYMENT DATE (MONTHS)        LOANS         BALANCE      BALANCE   BALANCE           BALANCE
------------------------------   ---------   --------------   -------   ------------   ------------

  0 -  60                             4      $  289,930,000     10.8%   $ 72,482,500   $205,000,000
 61 -  84                             1         161,039,673      6.0    $161,039,673   $161,039,673
109 - 120                            97       2,221,293,039     83.1    $ 22,899,928   $318,976,000
                                    ---       -------------    -----
                                    102      $2,672,262,712    100.0%   $ 26,198,654   $318,976,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                  WTD. AVG.                  REMAINING   WTD. AVG.
  RANGE OF ORIGINAL TERMS TO      CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    MATURITY OR ANTICIPATED       DATE LTV     LTV RATIO     MATURITY    DATE DSC     MORTGAGE
    REPAYMENT DATE (MONTHS)        RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

  0 -  60                          47.8%         47.7%           58        2.01x       5.416%
 61 -  84                          53.4%         53.4%           84        2.31x       5.420%
109 - 120                          71.0%         68.6%          119        1.54x       5.776%

                                   67.4%         65.4%          110        1.63x       5.715%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-23

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP
                                2 MORTGAGE LOANS

                                                              % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
  RANGE OF ORIGINAL TERMS TO     NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
    MATURITY OR ANTICIPATED       MORTGAGE        DATE      GROUP 2      DATE          DATE
    REPAYMENT DATE (MONTHS)        LOANS        BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

  0 -  60                            8       $140,865,000    20.2%    $17,608,125   $30,315,000
109 - 120                           31        551,146,469    78.8     $17,778,918   $65,050,000
229 - 240                            1          7,000,000     1.0     $ 7,000,000   $ 7,000,000
                                    --       ------------   -----
                                    40       $699,011,469   100.0%    $17,475,287   $65,050,000
                                    ==       ============   =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
  RANGE OF ORIGINAL TERMS TO      CUT-OFF      WTD. AVG.       TERM TO    CUT-OFF    WTD. AVG.
    MATURITY OR ANTICIPATED      DATE LTV      LTV RATIO      MATURITY   DATE DSC     MORTGAGE
    REPAYMENT DATE (MONTHS)        RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   --------    -------------   ---------   ---------   ---------

  0 -  60                          73.7%         73.7%           59        1.35x       5.985%
109 - 120                          72.7%         71.1%          119        1.32x       5.729%
229 - 240                          56.0%          0.0%          240        1.17x       5.830%

                                   72.8%         70.9%          108        1.32x       5.782%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-24

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                     MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
      RANGE OF REMAINING                       AGGREGATE      CUT-OFF     AVERAGE         MAXIMUM
     TERMS TO MATURITY OR        NUMBER OF      CUT-OFF         DATE      CUT-OFF         CUT-OFF
    ANTICIPATED REPAYMENT         MORTGAGE        DATE          POOL       DATE            DATE
        DATE (MONTHS)              LOANS        BALANCE       BALANCE     BALANCE         BALANCE
------------------------------   ---------   --------------   --------  ------------   ------------

  0 -  60                            12      $  430,795,000     12.8%   $ 35,899,583   $205,000,000
 61 -  84                             1         161,039,673      4.8    $161,039,673   $161,039,673
109 - 120                           128       2,772,439,508     82.2    $ 21,659,684   $318,976,000
229 - 240                             1           7,000,000      0.2    $  7,000,000   $  7,000,000
                                    ---      --------------    -----
                                    142      $3,371,274,181    100.0%   $ 23,741,367   $318,976,000
                                    ===      ==============    =====

                                                              WTD. AVG.
                                                                STATED
      RANGE OF REMAINING         WTD. AVG.                    REMAINING   WTD. AVG.
     TERMS TO MATURITY OR         CUT-OFF      WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
    ANTICIPATED REPAYMENT        DATE LTV      LTV RATIO       MATURITY    DATE DSC   MORTGAGE
        DATE (MONTHS)              RATIO     AT MATURITY *     (MOS.) *     RATIO       RATE
------------------------------   ---------   --------------   -------- -  ----------  ---------

  0 -  60                          56.3%         56.2%           59         1.79x      5.602%
 61 -  84                          53.4%         53.4%           84         2.31x      5.420%
109 - 120                          71.3%         69.1%          119         1.49x      5.767%
229 - 240                          56.0%          0.0%          240         1.17x      5.830%

                                   68.5%         66.6%          110         1.57x      5.729%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-25

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

  RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
      RANGE OF REMAINING                        AGGREGATE     CUT-OFF     AVERAGE         MAXIMUM
     TERMS TO MATURITY OR        NUMBER OF       CUT-OFF        DATE      CUT-OFF         CUT-OFF
    ANTICIPATED REPAYMENT         MORTGAGE        DATE        GROUP 1       DATE            DATE
        DATE (MONTHS)              LOANS         BALANCE      BALANCE     BALANCE         BALANCE
------------------------------   ---------   --------------   --------  ------------   ------------

   0 - 60                             4      $  289,930,000     10.8%   $ 72,482,500   $205,000,000
  61 - 84                             1         161,039,673      6.0    $161,039,673   $161,039,673
109 - 120                            97       2,221,293,039     83.1    $ 22,899,928   $318,976,000
                                    ---      --------------    -----
                                    102      $2,672,262,712    100.0%   $ 26,198,654   $318,976,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                              STATED
      RANGE OF REMAINING         WTD. AVG.                   REMAINING   WTD. AVG.
     TERMS TO MATURITY OR         CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    ANTICIPATED REPAYMENT         DATE LTV     LTV RATIO      MATURITY    DATE DSC   MORTGAGE
        DATE (MONTHS)              RATIO     AT MATURITY *    (MOS.) *      RATIO      RATE
------------------------------   ---------   --------------   -------- -  ----------  ---------

   0 - 60                          47.8%         47.7%           58        2.01x      5.416%
  61 - 84                          53.4%         53.4%           84        2.31x      5.420%
109 - 120                          71.0%         68.6%          119        1.54x      5.776%

                                   67.4%         65.4%          110        1.63x      5.715%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-26

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

  RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
  RANGE OF REMAINING TERMS TO    NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
    MATURITY OR ANTICIPATED       MORTGAGE       DATE       GROUP 2       DATE          DATE
    REPAYMENT DATE (MONTHS)        LOANS       BALANCE      BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

 0 -  60                              8      $140,865,000     20.2%   $17,608,125   $30,315,000
109 - 120                            31       551,146,469     78.8    $17,778,918   $65,050,000
229 - 240                             1         7,000,000      1.0    $ 7,000,000   $ 7,000,000
                                    ---      ------------    -----
                                     40      $699,011,469    100.0%   $17,475,287   $65,050,000
                                    ===      ============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
  RANGE OF REMAINING TERMS TO     CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    MATURITY OR ANTICIPATED       DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
    REPAYMENT DATE (MONTHS)        RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

 0 - 60                            73.7%         73.7%           59        1.35x       5.985%
109 - 120                          72.7%         71.1%          119        1.32x       5.729%
229 - 240                          56.0%          0.0%          240        1.17x       5.830%

                                   72.8%         70.9%          108        1.32x       5.782%

----------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-27

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

                  RANGE OF REMAINING AMORTIZATION TERMS FOR ALL
                      MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
      RANGE OF REMAINING         NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
      AMORTIZATION TERMS          MORTGAGE        DATE          POOL        DATE          DATE
         (MONTHS) (1)              LOANS         BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

 0 - 120                              1      $    6,700,000      0.2%   $ 6,700,000   $  6,700,000
229 - 264                             2          13,250,000      0.4    $ 6,625,000   $  7,000,000
265 - 300                             4          33,100,000      1.0    $ 8,275,000   $ 10,500,000
349 - 360                            59         809,625,078     24.0    $13,722,459   $129,000,000
361 - 420                             2          42,700,000      1.3    $21,350,000   $ 33,300,000
Non-Amortizing                       74       2,465,899,103     73.1    $33,322,961   $318,976,000
                                    ---      --------------    -----
                                    142      $3,371,274,181    100.0%   $23,741,367   $318,976,000
                                    ===      ==============    =====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                      REMAINING   WTD. AVG.
      RANGE OF REMAINING          CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
      AMORTIZATION TERMS          DATE LTV      LTV RATIO       MATURITY     DATE DSC    MORTGAGE
         (MONTHS) (1)              RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO        RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

 0 - 120                           47.9%           0.3%            120        1.76x       5.800%
229 - 264                          55.9%          17.1%            183        1.22x       5.816%
265 - 300                          61.8%          49.6%            119        1.62x       5.905%
349 - 360                          74.5%          68.2%            118        1.29x       5.875%
361 - 420                          76.4%          72.0%            119        1.21x       6.005%
Non-Amortizing                     66.6%          66.6%            106        1.67x       5.674%

                                   68.5%          66.6%            110        1.57x      5.729%

----------
The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans and the loan that varies) is 357 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-28

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

                    RANGE OF REMAINING AMORTIZATION TERMS FOR
               LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
      RANGE OF REMAINING         NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
      AMORTIZATION TERMS          MORTGAGE        DATE        GROUP 1       DATE          DATE
         (MONTHS) (1)              LOANS         BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

 0 - 120                              1      $    6,700,000      0.3%   $ 6,700,000   $  6,700,000
229 - 264                             1           6,250,000      0.2    $ 6,250,000   $  6,250,000
265 - 300                             4          33,100,000      1.2    $ 8,275,000   $ 10,500,000
349 - 360                            46         642,428,609     24.0    $13,965,839   $129,000,000
361 - 420                             2          42,700,000      1.6    $21,350,000   $ 33,300,000
Non-Amortizing                       48       1,941,084,103     72.6    $40,439,252   $318,976,000
                                    ---      --------------    -----
                                    102      $2,672,262,712    100.0%   $26,198,654   $318,976,000
                                    ===      ==============    =====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                      REMAINING   WTD. AVG.
      RANGE OF REMAINING          CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
      AMORTIZATION TERMS          DATE LTV      LTV RATIO       MATURITY     DATE DSC    MORTGAGE
         (MONTHS) (1)              RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO        RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

 0 - 120                           47.9%           0.3%            120        1.76x       5.800%
229 - 264                          55.8%          36.3%            120        1.28x       5.800%
265 - 300                          61.8%          49.6%            119        1.62x       5.905%
349 - 360                          75.2%          68.6%            118        1.31x       5.907%
361 - 420                          76.4%          72.0%            119        1.21x       6.005%
Non-Amortizing                     64.8%          64.8%            107        1.75x       5.642%

                                   67.4%          65.4%            110        1.63x       5.715%

----------
The weighted average remaining amortization term for Group 1 Mortgage Loans
(excluding non-amortizing loans and the loan that varies) is 358 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-29

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

             RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2
                     MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                               % OF
                                 AGGREGATE   CUT-OFF    AVERAGE      MAXIMUM
RANGE OF REMAINING  NUMBER OF    CUT-OFF       DATE     CUT-OFF      CUT-OFF
AMORTIZATION TERMS   MORTGAGE      DATE      GROUP 2     DATE          DATE
   (MONTHS) (1)       LOANS       BALANCE    BALANCE    BALANCE      BALANCE
------------------------------------------------------------------------------

229 - 264                1     $  7,000,000     1.0%  $ 7,000,000  $ 7,000,000
349 - 360               13      167,196,469    23.9   $12,861,267  $50,000,000
Non-Amortizing          26      524,815,000    75.1   $20,185,192  $65,050,000
                       ---     ------------   -----
                        40     $699,011,469   100.0%  $17,475,287  $65,050,000
                       ===     ============   =====

                                                 WTD. AVG.
                                                  STATED
                    WTD. AVG.                    REMAINING  WTD. AVG.
RANGE OF REMAINING   CUT-OFF      WTD. AVG.       TERM TO    CUT-OFF   WTD. AVG.
AMORTIZATION TERMS   DATE LTV     LTV RATIO      MATURITY    DATE DSC   MORTGAGE
   (MONTHS) (1)       RATIO    AT MATURITY (2)  (MOS.) (2)    RATIO       RATE
--------------------------------------------------------------------------------

229 - 264             56.0%          0.0%           240       1.17x      5.830%
349 - 360             71.9%         66.5%           119       1.23x      5.754%
Non-Amortizing        73.3%         73.3%           103       1.35x      5.790%

                      72.8%         70.9%           108       1.32x      5.782%

----------
The weighted average remaining amortization term for Group 2 Mortgage Loans
(excluding non-amortizing loans) is 355 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-30

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

                    AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                       % OF
                                                       AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                        NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
                                        MORTGAGE         DATE          POOL        DATE          DATE
         AMORTIZATION TYPES               LOANS         BALANCE      BALANCE     BALANCE        BALANCE
---------------------------------------------------------------------------------------------------------

Interest-only                               68      $2,388,951,103    70.9%    $35,131,634   $318,976,000
Interest-only, Amortizing Balloon(2)        47         763,393,600    22.6     $16,242,417   $129,000,000
Interest-only, ARD                           6          76,948,000     2.3     $12,824,667   $ 33,150,000
Amortizing Balloon                          13          75,672,702     2.2     $ 5,820,977   $ 17,000,000
Amortizing ARD                               4          26,658,776     0.8     $ 6,664,694   $  8,982,796
Interest-only, Amortizing ARD(2)             2          25,950,000     0.8     $12,975,000   $ 14,450,000
Fully Amortizing                             2          13,700,000     0.4     $ 6,850,000   $  7,000,000
                                           ---      --------------   -----
                                           142      $3,371,274,181   100.0%    $23,741,367   $318,976,000
                                           ===      ==============   =====

                                                                       WTD. AVG.
                                                                        STATED
                                        WTD. AVG.                      REMAINING   WTD. AVG.
                                         CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
                                         DATE LTV      LTV RATIO       MATURITY     DATE DSC    MORTGAGE
         AMORTIZATION TYPES               RATIO     AT MATURITY (1)   (MOS.) (1)     RATIO        RATE
--------------------------------------------------------------------------------------------------------

Interest-only                             66.7%          66.7%            106        1.67x       5.675%
Interest-only, Amortizing Balloon(2)      75.1%          69.1%            119        1.29x       5.880%
Interest-only, ARD                        63.3%          63.3%            117        1.68x       5.640%
Amortizing Balloon                        65.3%          55.0%            120        1.39x       5.895%
Amortizing ARD                            71.0%          59.4%            102        1.27x       5.955%
Interest-only, Amortizing ARD(2)          70.7%          65.0%            119        1.32x       5.822%
Fully Amortizing                          52.0%           0.2%            181        1.46x       5.815%

                                          68.5%          66.6%            110        1.57x       5.729%

----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

                                      B-31

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                       AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                        NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
                                        MORTGAGE         DATE        GROUP 1       DATE          DATE
    AMORTIZATION TYPES                    LOANS         BALANCE      BALANCE     BALANCE        BALANCE
---------------------------------------------------------------------------------------------------------

Interest-only                               43      $1,897,286,103     71.0%   $44,122,933   $318,976,000
Interest-only, Amortizing Balloon(2)        36         611,893,600     22.9    $16,997,044   $129,000,000
Amortizing Balloon                          11          59,976,233      2.2    $ 5,452,385   $ 17,000,000
Interest-only, ARD                           5          43,798,000      1.6    $ 8,759,600   $ 28,275,000
Amortizing ARD                               4          26,658,776      1.0    $ 6,664,694   $  8,982,796
Interest-only, Amortizing ARD(2)             2          25,950,000      1.0    $12,975,000   $ 14,450,000
Fully Amortizing                             1           6,700,000      0.3    $ 6,700,000   $  6,700,000
                                           ---      --------------    -----
                                           102      $2,672,262,712    100.0%   $26,198,654   $318,976,000
                                           ===      ==============    =====

                                                                       WTD. AVG.
                                                                        STATED
                                        WTD. AVG.                      REMAINING   WTD. AVG.
                                         CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
                                         DATE LTV      LTV RATIO       MATURITY     DATE DSC    MORTGAGE
    AMORTIZATION TYPES                    RATIO     AT MATURITY (1)   (MOS.) (1)     RATIO        RATE
--------------------------------------------------------------------------------------------------------

Interest-only                             64.9%          64.9%            107        1.75x       5.647%
Interest-only, Amortizing Balloon(2)      75.6%          69.2%            119        1.30x       5.912%
Amortizing Balloon                        67.3%          56.7%            120        1.43x       5.922%
Interest-only, ARD                        62.5%          62.5%            115        1.77x       5.428%
Amortizing ARD                            71.0%          59.4%            102        1.27x       5.955%
Interest-only, Amortizing ARD(2)          70.7%          65.0%            119        1.32x       5.822%
Fully Amortizing                          47.9%           0.3%            120        1.76x       5.800%

                                          67.4%          65.4%            110        1.63x       5.715%

----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 12 to 72 months from origination prior to the commencement of payments of principal and interest.

                                      B-32

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                              % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
                                  MORTGAGE       DATE       GROUP 2       DATE          DATE
      AMORTIZATION TYPES           LOANS        BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

Interest-only                        25      $491,665,000     70.3%   $19,666,600   $65,050,000
Interest-only, Amortizing
   Balloon (2)                       11       151,500,000     21.7    $13,772,727   $50,000,000
Interest-only, ARD (2)                1        33,150,000      4.7    $33,150,000   $33,150,000
Amortizing Balloon                    2        15,696,469      2.2    $ 7,848,234   $12,200,000
Fully Amortizing                      1         7,000,000      1.0    $ 7,000,000   $ 7,000,000
                                    ---      ------------    -----
                                     40      $699,011,469    100.0%   $17,475,287   $65,050,000
                                    ===      ============    =====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                      REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
                                  DATE LTV      LTV RATIO       MATURITY     DATE DSC    MORTGAGE
      AMORTIZATION TYPES           RATIO     AT MATURITY (1)   (MOS.) (1)     RATIO        RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

Interest-only                       73.9%          73.9%           102         1.34x      5.781%
Interest-only, Amortizing
   Balloon (2)                      73.4%          68.4%           119         1.23x      5.750%
Interest-only, ARD (2)              64.4%          64.4%           120         1.57x      5.920%
Amortizing Balloon                  57.4%          48.4%           120         1.25x      5.790%
Fully Amortizing                    56.0%           0.0%           240         1.17x      5.830%

                                    72.8%          70.9%           108         1.32x      5.782%

----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 24 to 84 months from origination prior to the commencement of payments of principal and interest.

                                      B-33

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

     MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                                 % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                  NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
      RANGE OF OCCUPANCY          MORTGAGED        DATE          POOL       DATE           DATE
         RATES (%) (1)           PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ----------   --------------   -------   -----------   ------------

53.07  - 69.99                         3      $   33,891,000      1.0%   $11,297,000   $ 22,960,000
70.00  - 74.99                         6         191,245,000      5.7    $31,874,167   $129,000,000
75.00  - 84.99                        13         108,939,328      3.2    $ 8,379,948   $ 25,025,000
85.00  - 89.99                         9         230,643,389      6.8    $25,627,043   $150,000,000
90.00  - 94.99                        29         869,755,922     25.8    $29,991,584   $205,000,000
95.00  - 99.99                        60         939,760,196     27.9    $15,662,670   $ 65,050,000
100.00 - 100.00                       83         901,439,346     26.7    $10,860,715   $100,000,000
                                     ---      --------------     ----
                                     203      $3,275,674,181     97.2%   $16,136,326   $205,000,000
                                     ===      ==============     ====

                                                               WTD. AVG.
                                                                STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
      RANGE OF OCCUPANCY         DATE LTV      LTV RATIO       MATURITY     DATE DSC    MORTGAGE
         RATES (%) (1)             RATIO    AT MATURITY (2)   (MOS.) (2)     RATIO        RATE
------------------------------   --------   ---------------   ----------   ---------   ---------

53.07  - 69.99                     79.3%          78.0%           119         1.35x      5.969%
70.00  - 74.99                     76.4%          72.2%           119         1.32x      5.843%
75.00  - 84.99                     71.7%          67.8%           119         1.37x      5.915%
85.00  - 89.99                     62.2%          61.5%           115         1.90x      5.574%
90.00  - 94.99                     63.9%          62.2%            95         1.62x      5.731%
95.00  - 99.99                     68.9%          68.0%           114         1.57x      5.660%
100.00 - 100.00                    71.4%          69.7%           114         1.54x      5.746%

                                   68.5%          66.8%           110         1.57x      5.719%

----------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 6 hospitality properties representing 2.8% of the Cut-Off Date
     Mortgage Pool Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-34

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                 % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                  NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
      RANGE OF OCCUPANCY          MORTGAGED        DATE        GROUP 1       DATE          DATE
         RATES (%) (1)           PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ----------   --------------   -------   -----------   ------------

 53.07 - 69.99                         3      $   33,891,000      1.3%   $11,297,000   $ 22,960,000
 70.00 - 74.99                         6         191,245,000      7.2    $31,874,167   $129,000,000
 75.00 - 84.99                        13         108,939,328      4.1    $ 8,379,948   $ 25,025,000
 85.00 - 89.99                         7         202,643,389      7.6    $28,949,056   $150,000,000
 90.00 - 94.99                        17         596,255,922     22.3    $35,073,878   $205,000,000
 95.00 - 99.99                        36         548,660,196     20.5    $15,240,561   $ 52,000,000
100.00 - 100.00                       81         895,027,877     33.5    $11,049,727   $100,000,000
                                     ---      --------------     ----
                                     163      $2,576,662,712     96.4%   $15,807,747   $205,000,000
                                     ===      ==============     ====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                      REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
      RANGE OF OCCUPANCY          DATE LTV      LTV RATIO       MATURITY     DATE DSC    MORTGAGE
         RATES (%) (1)             RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO        RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

 53.07 - 69.99                      79.3%          78.0%           119         1.35x      5.969%
 70.00 - 74.99                      76.4%          72.2%           119         1.32x      5.843%
 75.00 - 84.99                      71.7%          67.8%           119         1.37x      5.915%
 85.00 - 89.99                      59.7%          59.2%           119         1.99x      5.494%
 90.00 - 94.99                      59.7%          58.5%            91         1.75x      5.676%
 95.00 - 99.99                      66.6%          65.7%           115         1.75x      5.629%
100.00 - 100.00                     71.5%          69.8%           114         1.54x      5.745%

                                    67.3%          65.7%           110         1.64x      5.702%

----------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 6 hospitality properties representing 3.6% of the Cut-Off Date
     Group 1 Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-35

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

   MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE
                                      LOANS

                                                               % OF
                                                AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                  NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
RANGE OF OCCUPANCY                MORTGAGED       DATE       GROUP 2       DATE          DATE
    RATES (%)                    PROPERTIES      BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ----------   ------------   -------   -----------   -----------

 85.48 -  89.99                        2      $ 28,000,000      4.0%   $14,000,000   $15,500,000
 90.00 -  94.99                       12       273,500,000     39.1    $22,791,667   $56,800,000
 95.00 -  99.99                       24       391,100,000     56.0    $16,295,833   $65,050,000
100.00 - 100.00                        2         6,411,469      0.9    $ 3,205,734   $ 3,496,469
                                     ---      ------------    -----
                                      40      $699,011,469    100.0%   $17,475,287   $65,050,000
                                     ===      ============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
RANGE OF OCCUPANCY                DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
    RATES (%)                      RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

 85.48 -  89.99                    79.9%         77.5%           85        1.25x       6.155%
 90.00 -  94.99                    73.1%         70.2%          104        1.35x       5.852%
 95.00 -  99.99                    72.2%         71.2%          113        1.31x       5.704%
100.00 - 100.00                    63.0%         57.8%          119        1.30x       5.907%

                                   72.8%         70.9%          108        1.32x       5.782%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-36

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

      PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION (1) (2) (3) (4)

    PREPAYMENT RESTRICTION         DEC-06      DEC-07      DEC-08      DEC-09      DEC-10      DEC-11
------------------------------   ---------   ---------   ---------   ---------   ---------   ---------

Locked Out                           73.78%      72.31%      10.00%       2.57%       0.05%       0.00%
Defeasance                            0.00%       0.00%      53.44%      55.45%      51.39%      57.38%
Yield Maintenance                    26.11%      27.58%      36.46%      40.75%      41.23%      42.62%
Prepayment Premium                    0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
Open                                  0.10%       0.10%       0.10%       1.22%       7.33%       0.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------
Total                               100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------
Mortgage Pool Balance
Outstanding (in millions)        $3,371.27   $3,369.24   $3,366.84   $3,363.12   $3,357.21   $2,919.60
                                 ---------   ---------   ---------   ---------   ---------   ---------
% of Initial Pool Balance           100.00%      99.94%      99.87%      99.76%      99.58%      86.60%

    PREPAYMENT RESTRICTION         DEC-12      DEC-13      DEC-14      DEC-15     DEC-16
------------------------------   ---------   ---------   ---------   ---------    ------

Locked Out                            0.00%       0.00%       0.00%       0.00%     0.00%
Defeasance                           57.30%      54.69%      54.58%      54.45%   100.00%
Yield Maintenance                    42.70%      45.31%      45.42%      45.55%     0.00%
Prepayment Premium                    0.00%       0.00%       0.00%       0.00%     0.00%
Open                                  0.00%       0.00%       0.00%       0.00%     0.00%
                                 ---------   ---------   ---------   ---------   -------
Total                               100.00%     100.00%     100.00%     100.00%   100.00%
                                 ---------   ---------   ---------   ---------   -------
Mortgage Pool Balance
Outstanding (in millions)        $2,907.64   $2,733.60   $2,719.61   $2,704.76   $  4.50
                                 ---------   ---------   ---------   ---------   -------
% of Initial Pool Balance            86.25%      81.09%      80.67%      80.23%     0.13%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after December
     2016, the outstanding loan balances represent less than 0.13% of the
     Cut-Off Date Pool Balance.

(3)  Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                      B-37

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

        PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION (1) (2) (3)

    PREPAYMENT RESTRICTION         DEC-06      DEC-07      DEC-08      DEC-09      DEC-10      DEC-11
------------------------------   ---------   ---------   ---------   ---------   ---------   ---------

Locked Out                           70.62%      68.76%       7.01%       2.90%       0.06%       0.00%
Defeasance                            0.00%       0.00%      55.45%      57.50%      52.05%      58.03%
Yield Maintenance                    29.25%      31.11%      37.41%      39.46%      40.05%      41.97%
Prepayment Premium                    0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
Open                                  0.13%       0.13%       0.13%       0.13%       7.84%       0.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------
Total                               100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------
Group 1 Balance
Outstanding (in millions)        $2,672.26   $2,670.60   $2,668.61   $2,665.39   $2,660.02   $2,364.21
                                 ---------   ---------   ---------   ---------   ---------   ---------
% of Initial Group 1
   Balance                          100.00%      99.94%      99.86%      99.74%      99.54%      88.47%

    PREPAYMENT RESTRICTION         DEC-12      DEC-13      DEC-14      DEC-15    DEC-16
------------------------------   ---------   ---------   ---------   ---------   ------

Locked Out                            0.00%       0.00%       0.00%       0.00%   0.00%
Defeasance                           57.97%      54.79%      54.70%      54.59%   0.00%
Yield Maintenance                    42.03%      45.21%      45.30%      45.41%   0.00%
Prepayment Premium                    0.00%       0.00%       0.00%       0.00%   0.00%
Open                                  0.00%       0.00%       0.00%       0.00%   0.00%
                                 ---------   ---------   ---------   ---------   -----
Total                               100.00%     100.00%     100.00%     100.00%   0.00%
                                 ---------   ---------   ---------   ---------   -----
Group 1 Balance
Outstanding (in millions)        $2,354.33   $2,182.58   $2,171.22   $2,159.16   $0.00
                                 ---------   ---------   ---------   ---------   -----
% of Initial Group 1
   Balance                           88.10%      81.68%      81.25%      80.80%   0.00%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(3)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                      B-38

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

ANNEX B

        PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION (1) (2) (3)

    PREPAYMENT RESTRICTION        DEC-06    DEC-07    DEC-08    DEC-09    DEC-10    DEC-11
------------------------------   -------   -------   -------   -------   -------   -------

Locked Out                         85.89%    85.89%    21.41%     1.29%     0.00%     0.00%
Defeasance                          0.00%     0.00%    45.76%    47.63%    48.88%    54.62%
Yield Maintenance                  14.11%    14.11%    32.83%    45.70%    45.73%    45.38%
Prepayment Premium                  0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
Open                                0.00%     0.00%     0.00%     5.39%     5.39%     0.00%
                                 -------   -------   -------   -------   -------   -------
Total                             100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                 -------   -------   -------   -------   -------   -------
Group 2 Balance
Outstanding (in millions)        $699.01   $698.63   $698.23   $697.73   $697.19   $555.39
                                 -------   -------   -------   -------   -------   -------
% of Initial Group 2
  Balance                         100.00%    99.95%    99.89%    99.82%    99.74%    79.45%

    PREPAYMENT RESTRICTION        DEC-12    DEC-13    DEC-14    DEC-15   DEC-16
------------------------------   -------   -------   -------   -------   ------

Locked Out                          0.00%     0.00%     0.00%     0.00%    0.00%
Defeasance                         54.47%    54.30%    54.10%    53.89%  100.00%
Yield Maintenance                  45.53%    45.70%    45.90%    46.11%    0.00%
Prepayment Premium                  0.00%     0.00%     0.00%     0.00%    0.00%
Open                                0.00%     0.00%     0.00%     0.00%    0.00%
                                 -------   -------   -------   -------   ------
Total                             100.00%   100.00%   100.00%   100.00%  100.00%
                                 -------   -------   -------   -------   ------
Group 2 Balance
Outstanding (in millions)        $553.31   $551.02   $548.39   $545.60   $ 4.50
                                 -------   -------   -------   -------   ------
% of Initial Group 2
  Balance                          79.16%    78.83%    78.45%    78.05%    0.64%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

(3)  Based on the assumptions set forth in footnote (1) above, after December
     2016, the outstanding loan balances represent 0.64% of the Cut-Off Date
     Group 2 Balance.

                                      B-39

                                                                                                            ANNEX C
                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                          DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------
Certificate Distribution Detail                                             2
Certificate Factor Detail                                                   3
Reconciliation Detail                                                       4
Other Required Information                                                  5
Cash Reconciliation Detail                                                  6
Ratings Detail                                                              8
Current Mortgage Loan and Property Stratification Tables                 8 - 16
Mortgage Loan Detail                                                       17
NOI Detail                                                                 18
Principal Prepayment Detail                                                19
Historical Detail                                                          20
Delinquency Loan Detail                                                    21
Specially Serviced Loan Detail                                           22 - 23
Advance Summary                                                            24
Modified Loan Detail                                                       25
Historical Liquidated Loan Detail                                          26
Historical Bond / Collateral Realized Loss Reconciliation                  27
Interest Shortfall Reconciliation Detail                                 28 - 29
Defeased Loan Detail                                                       30
Supplemental Reporting                                                     31

          DEPOSITOR                      MASTER SERVICER                   SPECIAL SERVICER

Wachovia Commercial Mortgage   Wachovia Bank, National Association   LNR Partners, Inc.
Securities, Inc.               8739 Research Drive                   1601 Washington Avenue
301 South College Street       URP 4, NC1075                         Suite 800
Charlotte, NC 28288-1016       Charlotte, NC 28262                   Miami Beach, FL 33139

Contact: Tim Steward           Contact: Timothy S. Ryan              Contact: Vickie Taylor
Phone Number: (704) 593-7822   Phone Number: (704) 593-7878          Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 31

                                      C-1

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                         CERTIFICATE DISTRIBUTION DETAIL

                 Pass-Through   Original   Beginning     Principal      Interest
 Class   CUSIP       Rate        Balance    Balance    Distribution   Distribution
----------------------------------------------------------------------------------

 A-1                 0.000000%      0.00        0.00           0.00           0.00
 A-2                 0.000000%      0.00        0.00           0.00           0.00
 A-3                 0.000000%      0.00        0.00           0.00           0.00
 A-PB                0.000000%      0.00        0.00           0.00           0.00
 A-4                 0.000000%      0.00        0.00           0.00           0.00
 A-4FL               0.000000%      0.00        0.00           0.00           0.00
 A-1A                0.000000%      0.00        0.00           0.00           0.00
 A-M                 0.000000%      0.00        0.00           0.00           0.00
 A-J                 0.000000%      0.00        0.00           0.00           0.00
  B                  0.000000%      0.00        0.00           0.00           0.00
  C                  0.000000%      0.00        0.00           0.00           0.00
  D                  0.000000%      0.00        0.00           0.00           0.00
  E                  0.000000%      0.00        0.00           0.00           0.00
  F                  0.000000%      0.00        0.00           0.00           0.00
  G                  0.000000%      0.00        0.00           0.00           0.00
  H                  0.000000%      0.00        0.00           0.00           0.00
  J                  0.000000%      0.00        0.00           0.00           0.00
  K                  0.000000%      0.00        0.00           0.00           0.00
  L                  0.000000%      0.00        0.00           0.00           0.00
  M                  0.000000%      0.00        0.00           0.00           0.00
  N                  0.000000%      0.00        0.00           0.00           0.00
  O                  0.000000%      0.00        0.00           0.00           0.00
  P                  0.000000%      0.00        0.00           0.00           0.00
  Q                  0.000000%      0.00        0.00           0.00           0.00
 R-I                 0.000000%      0.00        0.00           0.00           0.00
 R-II                0.000000%      0.00        0.00           0.00           0.00
  Z                  0.000000%      0.00        0.00           0.00           0.00
----------------------------------------------------------------------------------
Totals                              0.00        0.00           0.00           0.00
==================================================================================

                       Realized Loss/                                Current
         Prepayment   Additional Trust       Total       Ending   Subordination
 Class     Premium      Fund Expenses    Distribution   Balance     Level (1)
-------------------------------------------------------------------------------

 A-1           0.00               0.00           0.00      0.00            0.00
 A-2           0.00               0.00           0.00      0.00            0.00
 A-3           0.00               0.00           0.00      0.00            0.00
 A-PB          0.00               0.00           0.00      0.00            0.00
 A-4           0.00               0.00           0.00      0.00            0.00
 A-4FL         0.00               0.00           0.00      0.00            0.00
 A-1A          0.00               0.00           0.00      0.00            0.00
 A-M           0.00               0.00           0.00      0.00            0.00
 A-J           0.00               0.00           0.00      0.00            0.00
  B            0.00               0.00           0.00      0.00            0.00
  C            0.00               0.00           0.00      0.00            0.00
  D            0.00               0.00           0.00      0.00            0.00
  E            0.00               0.00           0.00      0.00            0.00
  F            0.00               0.00           0.00      0.00            0.00
  G            0.00               0.00           0.00      0.00            0.00
  H            0.00               0.00           0.00      0.00            0.00
  J            0.00               0.00           0.00      0.00            0.00
  K            0.00               0.00           0.00      0.00            0.00
  L            0.00               0.00           0.00      0.00            0.00
  M            0.00               0.00           0.00      0.00            0.00
  N            0.00               0.00           0.00      0.00            0.00
  O            0.00               0.00           0.00      0.00            0.00
  P            0.00               0.00           0.00      0.00            0.00
  Q            0.00               0.00           0.00      0.00            0.00
 R-I           0.00               0.00           0.00      0.00            0.00
 R-II          0.00               0.00           0.00      0.00            0.00
  Z            0.00               0.00           0.00      0.00            0.00
-------------------------------------------------------------------------------
Totals         0.00               0.00           0.00      0.00            0.00
===============================================================================

                                Original   Beginning                                               Ending
                 Pass-Through   Notional    Notional     Interest     Prepayment       Total      Notional
 Class   CUSIP       Rate        Amount      Amount    Distribution     Premium    Distribution    Amount
----------------------------------------------------------------------------------------------------------

X-P                  0.000000       0.00        0.00           0.00         0.00           0.00       0.00
X-C                  0.000000       0.00        0.00           0.00         0.00           0.00       0.00

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 31

                                      C-2

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                            CERTIFICATE FACTOR DETAIL

                                                                          Realized Loss/
                  Beginning     Principal      Interest     Prepayment   Additional Trust      Ending
 Class   CUSIP     Balance    Distribution   Distribution     Premium      Fund Expenses      Balance
------------------------------------------------------------------------------------------------------

A-1              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-2              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-3              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-PB             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-4              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-4FL            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-1A             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-M              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-J              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
B                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
C                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
D                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
E                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
F                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
G                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
H                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
J                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
K                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
L                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
M                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
N                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
O                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
P                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
Q                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
R-I              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
R-II             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
Z                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000

                  Beginning                                 Ending
                  Notional      Interest     Prepayment    Notional
 Class   CUSIP     Amount     Distribution     Premium      Amount
--------------------------------------------------------------------
X-P              0.00000000    0.00000000    0.00000000   0.00000000
X-C              0.00000000    0.00000000    0.00000000   0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 31

                                      C-3

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                              RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

             Stated     Unpaid                                                    Stated     Unpaid
            Beginning  Beginning                                                  Ending     Ending
            Principal  Principal  Scheduled  Unscheduled   Principal   Realized  Principal  Principal   Current Principal
Loan Group   Balance    Balance   Principal   Principal   Adjustments    Loss     Balance    Balance   Distribution Amount
--------------------------------------------------------------------------------------------------------------------------

1                0.00       0.00       0.00         0.00         0.00      0.00       0.00       0.00                 0.00
2                0.00       0.00       0.00         0.00         0.00      0.00       0.00       0.00                 0.00
--------------------------------------------------------------------------------------------------------------------------
Total            0.00       0.00       0.00         0.00         0.00      0.00       0.00       0.00                 0.00
==========================================================================================================================

CERTIFICATE INTEREST RECONCILIATION

                                            Net                                                                          Remaining
                                         Aggregate                 Distributable                                          Unpaid
                            Accrued     Prepayment  Distributable   Certificate              Additional                Distributable
        Accrual  Accrual  Certificate    Interest    Certificate      Interest     WAC CAP   Trust Fund    Interest    Certificate
Class    Dates    Days     Interest      Shortfall    Interest       Adjustment   Shortfall   Expenses   Distribution    Interest
------------------------------------------------------------------------------------------------------------------------------------

A-1           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-2           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-3           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-PB          0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-4           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-4FL         0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-1A          0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-M           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-J           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
X-P           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
X-C           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
B             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
C             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
D             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
E             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
F             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
G             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
H             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
J             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
K             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
L             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
M             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
N             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
O             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
P             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
Q             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                 0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
====================================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 31

                                      C-4

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                  0.00
   Less Delinquent Master Servicing Fees                         0.00
   Less Reductions to Master Servicing Fees                      0.00
   Plus Master Servicing Fees for Delinquent Payments Received   0.00
   Plus Adjustments for Prior Master Servicing Calculation       0.00
   Total Master Servicing Fees Collected                         0.00

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER        App. Red.
Number   Effected      Amount         Date
---------------------------------------------

---------------------------------------------
Total
=============================================

(1)  The Available Distribution Amount includes any Prepayment Premiums.

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 31

                                      C-5

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability
         Determinations                                              0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED

   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00

   ADDITIONAL TRUST FUND EXPENSES:

      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 31

                                      C-6

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                                 RATINGS DETAIL

                    Original Ratings        Current Ratings (1)
                -------------------------------------------------
Class   CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----------------------------------------------------------------
A-1
A-2
A-3
A-PB
A-4
A-4FL
A-1A
A-M
A-J
X-P
X-C
B
C
D
E
F
G
H
J
K
L
M
N
O
P
Q

     NR   - Designates that the class was not rated by the above agency at the time of original issuance.

     X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

     N/A  - Data not available this period.

1)   For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

     Moody's Investors Service                 Standard & Poor's Rating Services
     99 Church Street                          55 Water Street
     New York, New York 10007                  New York, New York 10041
     (212) 553-0300                            (212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 31

                                      C-7

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                % of
Scheduled   # of    Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                                 % of
             # of    Scheduled   Agg.   WAM           Weighted
  State     Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
Totals
================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 31

                                      C-8

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service    # of    Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                             % of
Note     # of    Scheduled   Agg.   WAM           Weighted
Rate     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

                                PROPERTY TYPE (3)

                                     % of
                # of     Scheduled   Agg.   WAM           Weighted
Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                % of
            # of    Scheduled   Agg.   WAM           Weighted
Seasoning   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 31

                                      C-9

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % of
Anticipated Remaining   # of    Scheduled   Agg.   WAM           Weighted
       Term (2)         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
===========================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization   # of    Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % of
Remaining Stated   # of    Scheduled   Agg.   WAM           Weighted
       Term        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                             AGE OF MOST RECENT NOI

                                  % of
Age of Most   # of    Scheduled   Agg.   WAM          Weighted
Recent NOI    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 31

                                      C-10

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                   % of
 Scheduled     # of    Scheduled   Agg.   WAM           Weighted
  Balance      loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------

------------------------------------------------------------------
Totals
==================================================================

                                    STATE (3)

                                    % of
               # of     Scheduled   Agg.   WAM           Weighted
   State       Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------

-------------------------------------------------------------------
Totals
===================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 31

                                      C-11

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                      % of
 Debt Service     # of    Scheduled   Agg.   WAM           Weighted
Coverage Ratio    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

                                    NOTE RATE

                                      % of
Note              # of    Scheduled   Agg.   WAM          Weighted
Rate              loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

                                PROPERTY TYPE (3)

                                       % of
                   # of    Scheduled   Agg.   WAM           Weighted
Property Type     Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                                    SEASONING

                                      % of
                  # of    Scheduled   Agg.   WAM           Weighted
  Seasoning       loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 31

                                      C-12

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                             % of
Anticipated Remaining    # of    Scheduled   Agg.   WAM           Weighted
      Term (2)           loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization   # of    Scheduled   Agg.   WAM           Weighted
        Term             loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                             % of
  Remaining Stated        # of   Scheduled   Agg.   WAM           Weighted
        Term             loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                             AGE OF MOST RECENT NOI

                                             % of
Age of Most               # of   Scheduled   Agg.   WAM           Weighted
Recent NOI               loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent
DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 31

                                      C-13

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                               SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                   STATE (3)

                                % of
             # of   Scheduled   Agg.   WAM           Weighted
  State     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 31

                                      C-14

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                          DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                             % of
Note      # of   Scheduled   Agg.   WAM           Weighted
Rate     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

                                PROPERTY TYPE (3)

                                     % of
                 # of    Scheduled   Agg.   WAM           Weighted
Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                % of
             # of   Scheduled   Agg.   WAM           Weighted
Seasoning   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 31

                                      C-15

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                         % of
   Anticipated        # of   Scheduled   Agg.   WAM           Weighted
Remaining Term (2)   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------

------------------------------------------------------------------------
Totals
========================================================================

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                        % of
     Remaining       # of   Scheduled   Agg.   WAM           Weighted
 Amortization Term  loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------

-----------------------------------------------------------------------
Totals
=======================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

   Remaining                          % of
    Stated         # of   Scheduled   Agg.   WAM           Weighted
     Term         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                             AGE OF MOST RECENT NOI

                                  % of
Age of Most    # of   Scheduled   Agg.   WAM           Weighted
 Recent NOI   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 31

                                      C-16

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                              MORTGAGE LOAN DETAIL

                                                                           Anticipated
 Loan           Property                  Interest    Principal    Gross    Repayment    Maturity
Number   ODCR   Type (1)   City   State   Payment      Payment    Coupon       Date       Date
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Totals
=================================================================================================

          Neg.   Beginning     Ending    Paid   Appraisal   Appraisal    Res.    Mod.
Loan     Amort   Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number   (Y/N)    Balance     Balance    Date      Date       Amount      (2)     (3)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Totals
=====================================================================================

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 31

                                      C-17

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                                   NOI DETAIL

                                                                                            Most
                                            Ending       Most       Most    Most Recent   Recent
 Loan           Property                  Scheduled     Recent     Recent    NOI Start    NOI End
Number   ODCR     Type     City   State    Balance    Fiscal NOI     NOI        Date        Date
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Total
=================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 31

                                      C-18

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                           PRINCIPAL PREPAYMENT DETAIL

                                                   Principal Prepayment Amount                   Prepayment Penalties
                           Offering Document   ----------------------------------   ----------------------------------------------
Loan Number   Loan Group    Cross-Reference    Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Totals
==================================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 31

                                      C-19

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                                HISTORICAL DETAIL

                                        Delinquencies
--------------------------------------------------------------------------------------------
Distribution  30-59 Days  60-89 Days  90 Days or More  Foreclosure     REO     Modifications
    Date       # Balance   # Balance     # Balance      # Balance   # Balance    # Balance
--------------------------------------------------------------------------------------------

                   Prepayments           Rate and Maturities
-------------------------------------  -----------------------
Distribution  Curtailments   Payoff    Next Weighted Avg.  WAM
    Date        # Balance   # Balance     Coupon  Remit
-------------------------------------  -----------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.                                  Page 20 of 31

                                      C-20

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                             DELINQUENCY LOAN DETAIL

                 Offering       # of                  Current  Outstanding  Status of
                 Document      Months  Paid Through    P & I      P & I      Mortgage
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances **   Loan (1)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Totals
=====================================================================================

             Resolution  Servicing                 Actual   Outstanding
              Strategy    Transfer  Foreclosure  Principal   Servicing   Bankruptcy   REO
Loan Number   Code (2)      Date        Date      Balance     Advances      Date     Date
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Totals
=========================================================================================

                          (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Loan)
7 - Foreclosure
9 - REO

                          (2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 21 of 31

                                      C-21

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                         Offering      Servicing  Resolution
Distribution   Loan      Document       Transfer   Strategy   Scheduled  Property
    Date      Number  Cross-Reference     Date     Code (1)    Balance   Type (2)  State
----------------------------------------------------------------------------------------

                                    Net                                   Remaining
Distribution  Interest   Actual  Operating   NOI        Note  Maturity  Amortization
    Date        Rate    Balance    Income   Date  DSCR  Date    Date        Term
------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 22 of 31

                                      C-22

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                                Offering       Resolution      Site                                             Other REO
                     Loan       Document        Strategy    Inspection                  Appraisal   Appraisal    Property
Distribution Date   Number   Cross-Reference    Code (1)       Date      Phase 1 Date      Date       Value       Revenue    Comment
------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 23 of 31

                                      C-23

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                              MODIFIED LOAN DETAIL

                  Offering            Pre-           Post-
                  Document        Modification   Modification   Pre-Modification   Post-Modification   Modification    Modification
Loan Number    Cross-Reference       Balance        Balance       Interest Rate      Interest Rate         Date         Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
====================================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 24 of 31

                                      C-24

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                                 ADVANCE SUMMARY

                                                                                                          Current Period Interest
                       Current P&I              Outstanding P&I         Outstanding Servicing               on P&I and Servicing
Loan Group               Advances                   Advances                   Advances                         Advances Paid
----------------------------------------------------------------------------------------------------------------------------------

     1                     0.00                       0.00                       0.00                                0.00
     2                     0.00                       0.00                       0.00                                0.00
----------------------------------------------------------------------------------------------------------------------------------
  Totals                   0.00                       0.00                       0.00                                0.00
==================================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 25 of 31

                                      C-25

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                        HISTORICAL LIQUIDATED LOAN DETAIL

                                         Most     Gross                   Net               Date of                         Loss to
                              Fees,     Recent    Sales       Net       Proceeds            Current    Current                Loan
                  Beginning Advances,  Appraised Proceeds  Proceeds    Available   Realized  Period    Period   Cumulative with Cum
Distribution      Scheduled    and       Value   or Other Received on     for       Loss to   Adj.   Adjustment Adjustment    Adj.
    Date     ODCR  Balance  Expenses *   or BPO  Proceeds Liquidation Distribution   Trust  to Trust to Trust    to Trust   to Trust
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 26 of 31

                                      C-26

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                                                Prior     Amounts
             Offering   Beginning  Aggregate   Realized   Covered
             Document    Balance    Realized     Loss       by      Interest
Distribution  Cross-        at       Loss     Applied to   Credit (Shortages)/
   Date      Reference Liquidation on Loans  Certificates Support   Excesses
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Totals
==============================================================================

                                         Realized
             Modification                  Loss
              /Appraisal   Additional   Applied to   Recoveries of     (Recoveries)/
Distribution   Reduction  (Recoveries) Certificates Realized Losses  Losses Applied to
   Date          Adj.       /Expenses     to Date    Paid as Cash   Certificate Interest
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Totals
========================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 27 of 31

                                      C-27

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

                                                                                                       Modified
                  Stated     Current                                                Non-               Interest
    Offering     Principal    Ending      Special Servicing Fees                Recoverable Interest     Rate    Additional
    Document     Balance at  Scheduled ----------------------------      (PPIS)  (Scheduled    on    (Reduction) Trust Fund
Cross-Reference Contribution  Balance  Monthly Liquidation Work Out ASER Excess   Interest) Advances   /Excess     Expense
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Totals
===========================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 28 of 31

                                      C-28

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                   Reimb of Advances to the Servicer
    Offering     Stated Principal  Current Ending  ---------------------------------
    Document        Balance at        Scheduled                    Left to Reimburse  Other (Shortfalls)/
Cross-Reference    Contribution        Balance      Current Month   Master Servicer         Refunds        Comments
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Totals
===================================================================================================================
Interest Shortfall Reconciliation Detail Part 2 Total                           0.00
-------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total                           0.00
-------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                                     0.00
===================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 29 of 31

                                      C-29

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                              DEFEASED LOAN DETAIL

             Offering Document  Ending Scheduled
Loan Number   Cross-Reference        Balance      Maturity Date  Note Rate  Defeasance Status
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Totals
=============================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 30 of 31

                                      C-30

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C29                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        12/15/2006
                                                                               RECORD DATE:         11/30/2006
                                                                               DETERMINATION DATE:  12/11/2006

                             SUPPLEMENTAL REPORTING

Copyright, Wells Fargo Bank, N.A.                                  Page 31 of 31

                                      C-31

                                                                         ANNEX D

--------------------------------------------------------------------------------
                           DUKE REALTY INDUSTRIAL POOL
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                       D-1

--------------------------------------------------------------------------------
                           DUKE REALTY INDUSTRIAL POOL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                       D-2

--------------------------------------------------------------------------------
                           DUKE REALTY INDUSTRIAL POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $318,976,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     9.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  Duke Realty Corporation
TYPE OF SECURITY(1)                                                         Both
PARTIAL RELEASE(2)                                                           Yes
MORTGAGE RATE                                                             5.914%
MATURITY DATE                                                  November 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                     None
UP-FRONT RESERVES                                 None
ONGOING ANNUAL RESERVES
   TAX/INSURANCE(3)                          Springing
   REPLACEMENT(4)                                 None
ADDITIONAL FINANCING                                                        None
CUT-OFF DATE BALANCE                                                $318,976,000
CUT-OFF DATE BALANCE/SF                                                      $38
CUT-OFF DATE LTV                                                           80.0%
MATURITY DATE LTV                                                          80.0%
UW DSCR ON NCF                                                             1.39x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                27
LOCATION                                                                 Various
PROPERTY TYPE                                              Industrial -- Various
SIZE (SF)                                                              8,324,477
OCCUPANCY AS OF NOVEMBER 1, 2006                                           95.5%
YEAR BUILT / YEAR RENOVATED                                         Various / NA
APPRAISED VALUE                                                     $398,720,000
PROPERTY MANAGEMENT                                                  Duke Realty
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                          $33,284,537
UW TOTAL EXPENSES                                                     $5,302,909
UW NET OPERATING INCOME (NOI)                                        $27,981,628
UW NET CASH FLOW (NCF)                                               $26,216,318
--------------------------------------------------------------------------------

(1)  The Mortgaged Properties are each secured by a fee interest with the exception of the 163 Portside Court Mortgaged Property that is secured by a leasehold mortgage.

(2)  The Duke Realty Industrial Pool Loan allows for partial release with yield maintenance premiums and other fees subject to certain tests as specified in the related Mortgage Loan documents. See "Release" below.

(3)  Ongoing monthly tax and insurance reserves will be required upon an event of default as specified in the related Mortgage Loan documents.

(4)  In lieu of requiring monthly replacement reserves, the borrower has provided an indemnity for up to $2,000,000 for costs associated with ongoing maintenance.

                                       D-3

--------------------------------------------------------------------------------
                           DUKE REALTY INDUSTRIAL POOL
--------------------------------------------------------------------------------

                           DUKE REALTY INDUSTRIAL POOL

                                                ALLOCATED
                                                 CUT-OFF
                                                 DATE        YEAR     TOTAL
PROPERTY NAME                  LOCATION         BALANCE     BUILT       SF
-------------------------   --------------   ------------   -----   ---------

400 South Enterprise          Lebanon, IN    $ 25,840,000    2002     842,000
   Boulevard
2425 East Hadley Road       Plainfield, IN     22,960,000    2006     650,760
250 Declaration Drive        McDonough, GA     20,800,000    2001     759,300
2209-2233 Stafford Road     Plainfield, IN     20,080,000    2002     600,576
500-520 South Enterprise      Lebanon, IN      19,360,000    2004     689,009
   Boulevard
163 Portside Court           Savannah, GA      18,696,000    2004     200,000
3201 Centre Parkway         East Point, GA     18,600,000    2003     607,650
1581 South Perry Road       Plainfield, IN     17,760,000    2000     481,874
1551 South Perry Road       Plainfield, IN     16,080,000    2000     450,000
185 North Mount Zion Road     Lebanon, IN      15,120,000    2000     418,400
1390 South Perry Road       Plainfield, IN     14,160,000    2004     426,326
322 South Enterprise          Lebanon, IN      12,800,000    1999     395,679
   Boulevard
4200 North Commerce Drive   East Point, GA     10,400,000    2005     301,200
6655 Sugarloaf Parkway        Duluth, GA        9,740,000    1998     250,000
420 East Enterprise           Lebanon, IN       9,120,000    2003     250,000
   Boulevard
3079 Premiere Parkway         Duluth, GA        9,000,000    1998     101,600
175 Alcovy Industrial         Dacula, GA        8,520,000    2004     108,400
   Boulevard
2850 Premiere Parkway         Duluth, GA        7,680,000    1997      86,000
3800 Centre Parkway -         Atlanta, GA       6,240,000    1988      60,177
   Building 1400
2855 Premiere Parkway         Duluth, GA        6,100,000    1999      89,636
3900 North Commerce Drive     Atlanta, GA       5,720,000    2005     129,842
2775 Premiere Parkway         Duluth, GA        5,240,000    1997      79,110
198 Gulfstream Road          Savannah, GA       4,280,000    1997     150,000
3800 Centre Parkway -         Atlanta, GA       4,240,000    1990      44,306
   Building 1800
3800 Centre Parkway -         Atlanta, GA       3,520,000    1988      61,318
   Building 2400
3800 Centre Parkway -         Atlanta, GA       3,520,000    1990      57,168
   Building 2600
3800 Centre Parkway -         Atlanta, GA       3,400,000    1990      34,146
   Building 2000
                                             ------------           ---------
TOTAL/AVERAGE                                $318,976,000           8,324,477
                                             ============           =========

                            CUT-OFF
                              DATE                  UNDERWRITTEN                   APPRAISED
                            BALANCE                   NET CASH        APPRAISED    VALUE PER
PROPERTY NAME                PER SF   OCCUPANCY*        FLOW            VALUE          SF
-------------------------   -------   ----------   --------------   ------------   ---------

400 South Enterprise         $ 31       100.0%     $ 2,051,441      $ 32,300,000      $ 38
   Boulevard
2425 East Hadley Road        $ 35        61.5%       1,656,177        28,700,000      $ 44
250 Declaration Drive        $ 27        90.0%       1,723,442        26,000,000      $ 34
2209-2233 Stafford Road      $ 33       100.0%       1,538,416        25,100,000      $ 42
500-520 South Enterprise     $ 28        96.4%       1,612,340        24,200,000      $ 35
   Boulevard
163 Portside Court           $ 93       100.0%       1,467,659        23,370,000      $117
3201 Centre Parkway          $ 31       100.0%       1,291,432        23,250,000      $ 38
1581 South Perry Road        $ 37       100.0%       1,903,020        22,200,000      $ 46
1551 South Perry Road        $ 36       100.0%       1,362,884        20,100,000      $ 45
185 North Mount Zion Road    $ 36       100.0%       1,269,124        18,900,000      $ 45
1390 South Perry Road        $ 33       100.0%         878,269        17,700,000      $ 42
322 South Enterprise         $ 32       100.0%       1,087,882        16,000,000      $ 40
   Boulevard
4200 North Commerce Drive    $ 35       100.0%         709,166        13,000,000      $ 43
6655 Sugarloaf Parkway       $ 39       100.0%         834,616        12,175,000      $ 49
420 East Enterprise          $ 36       100.0%         856,023        11,400,000      $ 46
   Boulevard
3079 Premiere Parkway        $ 89       100.0%         812,293        11,250,000      $111
175 Alcovy Industrial        $ 79       100.0%         675,063        10,650,000      $ 98
  Boulevard
2850 Premiere Parkway        $ 89       100.0%         746,549         9,600,000      $112
3800 Centre Parkway -        $104       100.0%         573,123         7,800,000      $130
   Building 1400
2855 Premiere Parkway        $ 68       100.0%         603,496         7,625,000      $ 85
3900 North Commerce Drive    $ 44       100.0%         410,910         7,150,000      $ 55
2775 Premiere Parkway        $ 66        80.6%         505,405         6,550,000      $ 83
198 Gulfstream Road          $ 29       100.0%         361,359         5,350,000      $ 36
3800 Centre Parkway -        $ 96       100.0%         406,216         5,300,000      $120
   Building 1800
3800 Centre Parkway -        $ 57        90.8%         299,182         4,400,000      $ 72
   Building 2400
3800 Centre Parkway -        $ 62       100.0%         331,368         4,400,000      $ 77
   Building 2600
3800 Centre Parkway -        $100       100.0%         249,463         4,250,000      $124
   Building 2000
                                                   -----------      ------------
TOTAL/AVERAGE                $ 38        95.5%     $26,216,318      $398,720,000      $ 48
                                                   ===========      ============

----------
*    Occupancy date as of November 1, 2006 for all Mortgaged Properties.

                                       D-4

--------------------------------------------------------------------------------
                           DUKE REALTY INDUSTRIAL POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                     % OF NET                            % OF
                                         RATINGS       NET RENTABLE  RENTABLE    BASE    ANNUAL BASE  TOTAL ANNUAL        LEASE
TENANT                              S&P/MOODY'S/FITCH    AREA (SF)     AREA    RENT PSF      RENT       BASE RENT      EXPIRATION
----------------------------------  -----------------  ------------  --------  --------  -----------  ------------  ----------------

MAJOR TENANTS
   Case LLC* .....................      NR/NR/NR         1,092,000     13.1%   $ 3.06    $ 3,344,440   11.6%        Multiple Spaces*
   The Clorox Sales Company ......      NR/NR/NR           607,650      7.3    $ 2.49      1,513,049    5.2                July 2014
   NAL Worldwide .................      NR/NR/NR           450,000      5.4    $ 3.44      1,548,000    5.4               March 2010
   Nice-Pak Products .............      NR/NR/NR           426,326      5.1    $ 2.42      1,031,709    3.6              August 2012
   Pamida, Inc ...................      NR/NR/NR           418,400      5.0    $ 3.41      1,428,139    4.9                June 2015
   Ozburn-Hessey Logistics, LLC ..      NR/NR/NR           400,225      4.8    $ 3.31      1,324,745    4.6                July 2011
   Hachete Book Group, USA, Inc...      NR/NR/NR           395,679      4.8    $ 3.08      1,218,691    4.2               April 2012
   Rheem Sales Company, Inc. .....      NR/NR/NR           354,000      4.3    $ 2.55        902,700    3.1                 May 2011
   Genco I, Inc. .................      NR/NR/NR           329,700      4.0    $ 2.71        892,388    3.1                July 2011
   Aurora Parts & Accessories ....      NR/NR/NR           306,397      3.7    $ 2.56        784,376    2.7            February 2012
                                                         ---------    -----              -----------  -----
   TOTAL MAJOR TENANTS ...........                       4,780,377     57.4%   $ 2.93    $13,988,237   48.4%
NON-MAJOR TENANTS ................                       3,171,980     38.1    $ 4.70     14,918,249   51.6
OCCUPIED TOTAL ...................                       7,952,357     95.5%   $ 3.63    $28,906,486  100.0%
VACANT SPACE .....................                         372,120      4.5              ===========  =====
                                                         ---------    -----
PROPERTY TOTAL ...................                       8,324,477    100.0%
                                                         ==========   =====

*    Case LLC occupies approximately 842,000 square feet in the 400 South
     Enterprise Boulevard Mortgaged Property, which expire in May 2015 and approximately 250,000 square feet in the 420 East Enterprise Boulevard
     Mortgaged Property, which expire in October 2014.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                                % OF    CUMULATIVE    % OF      CUMULATIVE % OF
                                    # OF LEASES  WA BASE RENT/SF   TOTAL SF  TOTAL SF    % OF SF    BASE RENT      BASE RENT
             YEAR                     EXPIRING       EXPIRING      EXPIRING  EXPIRING*   EXPIRING*   EXPIRING*     EXPIRING*
----------------------------------  -----------  ---------------  ---------  ---------  ----------  ----------  ---------------

   2006                                   5           $3.89          88,074     1.1%        1.1%        1.2%          1.2%
   2007                                   7           $4.72         565,654     6.8%        7.9%        9.2%         10.4%
   2008                                  11           $5.83         367,499     4.4%       12.3%        7.4%         17.8%
   2009                                   7           $7.87         148,693     1.8%       14.1%        4.1%         21.9%
   2010                                  10           $3.64         817,426     9.8%       23.9%       10.3%         32.2%
   2011                                   8           $3.57       1,386,284    16.7%       40.5%       17.1%         49.3%
   2012                                   6           $2.85       1,334,814    16.0%       56.6%       13.1%         62.4%
   2013                                   3           $2.53         687,621     8.3%       64.8%        6.0%         68.5%
   2014                                   3           $3.85       1,057,650    12.7%       77.5%       14.1%         82.6%
   2015                                   4           $3.36       1,498,642    18.0%       95.5%       17.4%        100.0%
   2016                                   0           $0.00               0     0.0%       95.5%        0.0%        100.0%
Thereafter                                0           $0.00               0     0.0%       95.5%        0.0%        100.0%
   Vacant                                 0              NA         372,120     4.5%      100.0%        0.0%        100.0%
-------------------------------------------------------------------------------------------------------------------------------

*    Calculated based upon approximate square footage occupied by each tenant.

                                       D-5

--------------------------------------------------------------------------------
                           DUKE REALTY INDUSTRIAL POOL
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Duke Realty Industrial Pool Loan") is
     secured by first mortgages or deeds of trust encumbering 27 industrial distribution centers located in Georgia and Indiana. The Duke Realty
     Industrial Pool Loan represents approximately 9.5% of the Cut-Off Date Pool
     Balance. The Duke Realty Industrial Pool Loan was originated on November 7,
     2006 and has an aggregate principal balance as of the Cut-Off Date of
     $318,976,000. The Duke Realty Industrial Pool Loan provides for interest-only payments for the entire loan term.

     The Duke Realty Industrial Pool Loan has a remaining term of 119 months and matures on November 11, 2016. The Duke Realty Industrial Pool Loan may be
     prepaid at any time during its term with the payment of the greater of yield maintenance or 1% of the prepaid amount, and may be prepaid without the payment of a yield maintenance premium or penalty on or after May 11,
     2016.

o    THE BORROWER. The borrower is Duke Secured Financing 2006, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Duke Realty Industrial
     Pool Loan. The sponsor of the borrower is Duke Realty Corporation ("Duke
     Realty"). Founded in 1972, Duke Realty (NYSE: DRE) is a publicly-traded real estate investment trust headquartered in Indianapolis, Indiana that specializes in the ownership, construction, development, leasing and management of office, industrial, medical office and retail real estate throughout the United States. Duke Realty's current portfolio consists of approximately 112.9 million square feet of commercial space and approximately 6,500 acres of undeveloped land. As of November 27, 2006,
     Duke Realty was rated "BBB+" (S&P), "Baa1" (Moody's) and "BBB+" (Fitch).

o    THE PROPERTIES. The Mortgaged Properties consist of 27 industrial distribution and distribution/warehouse centers comprised of approximately
     8.3 million square feet located in various cities throughout Georgia and
     Indiana. As of November 1, 2006, the occupancy rate for the Mortgaged
     Properties securing the Duke Realty Industrial Pool Loan was approximately
     95.5%.

o    RELEASE. The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including (i) no event of default shall have occurred and be continuing, (ii) payment of 100% of the then outstanding allocated loan amount (plus the applicable yield maintenance premium thereon) related to such releases in the aggregate less than one half of the original principal balance of the Duke Realty Industrial Pool
     Loan or payment of 110% of the then outstanding allocated loan amount (plus the applicable yield maintenance premium thereon) related to such releases in the aggregate in excess of one half of the original principal balance of the Duke Realty Industrial Pool Loan, (iii) a 1.20x debt service coverage ratio for the remaining Mortgaged Properties immediately following such release and (iv) an 80.0% loan-to-value ratio for the remaining Mortgaged
     Properties immediately following such release after the tenth release of any individual Mortgaged Property.

o    SUBSTITUTION. The borrower may substitute Mortgaged Properties of like kind and quality subject to satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including (i) no event of default shall have occurred and be continuing, (ii) the debt service coverage ratio for the substituted Mortgaged Property shall not be less than the greater of 1.20x or the debt service coverage ratio for the substituted property as of the time of the substitution and (iii) the loan-to-value ratio for the substituted Mortgaged Property shall be no greater than the lesser of 80% or the loan-to-value ratio of the substituted Mortgaged Property based on the allocated loan amount immediately prior to substitution.

o    LOCKBOX ACCOUNT. The related Mortgage Loan documents do not require a lockbox account.

o    MANAGEMENT. Duke Realty, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Duke Realty Industrial
     Pool Loan.

                                       D-6

--------------------------------------------------------------------------------
                             CENTRO SYNDICATE 2 POOL
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                       D-7

--------------------------------------------------------------------------------
                             CENTRO SYNDICATE 2 POOL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                       D-8

--------------------------------------------------------------------------------
                             CENTRO SYNDICATE 2 POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $233,977,430
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     6.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                  Centro Properties Group
TYPE OF SECURITY                                                            Both
PARTIAL DEFEASANCE(1)                                                        Yes
MORTGAGE RATE                                                             5.440%
MATURITY DATE                                                   December 9, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM/AMORTIZATION                                                120/IO
REMAINING TERM/AMORTIZATION                                               120/IO
LOCKBOX                                                                      Yes
SHADOW RATING (S&P/MOODY'S)                                              AA/Baa2
UP-FRONT RESERVES                             None
ONGOING ANNUAL RESERVES
   TAX/INSURANCE(2)                      Springing
   REPLACEMENT(3)                        Springing
ADDITIONAL FINANCING(4)(5)                                                  None
CUT-OFF DATE BALANCE                                                $233,977,430
CUT-OFF DATE BALANCE/SF                                                      $71
CUT-OFF DATE LTV                                                           52.1%
MATURITY DATE LTV                                                          52.1%
UW DSCR ON NCF                                                             2.39x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                16
LOCATION                                                        Various, Various
PROPERTY TYPE                                                  Retail -- Various
SIZE (SF)                                                              3,281,027
OCCUPANCY AS OF AUGUST 1, 2006(6)                                          97.5%
YEAR BUILT/YEAR RENOVATED                                        Various/Various
APPRAISED VALUE                                                     $449,450,000
PROPERTY MANAGEMENT                                       Centro Watt Management
                                                             Joint Venture 2, LP
UW ECONOMIC OCCUPANCY                                                      96.6%
UW REVENUES                                                         $ 48,361,352
UW TOTAL EXPENSES                                                   $ 15,130,445
UW NET OPERATING INCOME (NOI)                                       $ 33,230,907
UW NET CASH FLOW (NCF)                                              $ 30,439,034
--------------------------------------------------------------------------------

(1)  See "Release" below.

(2)  Ongoing monthly tax and insurance reserves will be required upon an event of default or upon certain other conditions as specified in the related
     Mortgage Loan documents.

(3)  Ongoing monthly deposits of $73,810 to the replacement reserve will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

(4)  Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) the borrower has not obtained other permitted secured debt, (ii) the combined maximum loan-to-value ratio for the Mortgaged Properties must not exceed 80.0%, (iii) the combined minimum debt service coverage ratio for the Mortgaged Properties shall be equal to or greater than 1.25x, (iv) written confirmation from the Rating Agencies that such additional debt will not cause the ratings of any Certificates to be downgraded, qualified or withdrawn and (v) certain other conditions as specified in the related Mortgage Loan documents.

(5)  Future pari passu debt is permitted subject to certain conditions as specified in the related Mortgage Loan documents including, but not limited to: (i) the borrower has not obtained other permitted mezzanine debt (ii)
     the combined maximum loan-to-value ratio for the Mortgaged Properties must not exceed 52.06%, (iii) the combined minimum debt service coverage ratio for the Mortgaged Properties shall be equal to or greater than 2.39x and
     (iv) certain other conditions as specified in the related Mortgage Loan documents.

(6)  For all Mortgaged Properties, with the exception of Dalewood Shopping
     Center, for which the occupancy date is as of October 30, 2006.

                                       D-9

--------------------------------------------------------------------------------
                             CENTRO SYNDICATE 2 POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CENTRO SYNDICATE 2 POOL SUMMARY
--------------------------------------------------------------------------------

                                            ALLOCATED
                                          CUT-OFF DATE   MORTGAGED   YEAR BUILT/     TOTAL
PROPERTY NAME              LOCATION          BALANCE      INTEREST    RENOVATED        SF
--------------------------------------------------------------------------------------------

Wendover
   Place .........   Greensboro, NC       $ 32,276,339      Fee       1997 / NA      406,769
Dalewood
   Shopping
   Center ........   Hartsdale, NY          31,755,753      Fee      1970 / 2005     191,085
Grand
   Traverse
   Crossing ......   Traverse City, MI      17,960,221      Fee       1996 / NA      387,273
Spradlin Farm
   Retail
   Center ........   Christiansburg, VA     16,919,049      Fee       2000 / NA      181,055
Lehigh
   Shopping
   Center ........   Bethlehem, PA          15,981,994      Fee      1962 / 2003     372,243
Trinity
   Commons .......   Fort Worth, TX         15,617,583   Leasehold    1998 / NA      197,424
Oakwood
   Commons .......   Hermitage, TN          14,316,118      Both      1988 / NA      278,017
Parkway Plaza
                     Carle Place, NY        14,055,825      Fee       1973 / NA       89,704
Rutland Plaza ....   Rutland, VT            14,003,767      Fee      1960 / 1996     224,514
Southport
   Centre I-VI ...   Apple Valley, MN       13,014,653      Fee       1992 / NA      124,937
Watson Glen ......   Franklin, TN           12,103,627      Fee       1988 / NA      264,360
College Plaza ....   Selden, NY             10,932,308      Fee      1977 / 1994     175,086
Torrington
   Plaza .........   Torrington, CT          8,902,023      Fee       1975 / NA      125,710
Tri-City Plaza ...   Somersworth, NH         7,652,616      Fee      1968 / 1992     146,947
Westgate
   Plaza .........   Westfield, MA           5,674,389      Fee      1969 / 1996     103,903
Northern Hills ...   South Windsor, CT       2,811,165      Fee       2002 / NA       12,000
                                          ------------                             ---------
                                          $233,977,430                             3,281,027
                                          ============                             =========

                        CUT-OFF                                                 APPRAISED
                     DATE BALANCE                 UNDERWRITTEN     APPRAISED      VALUE
PROPERTY NAME           PER SF      OCCUPANCY*   NET CASH FLOW       VALUE        PER SF
-----------------------------------------------------------------------------------------

Wendover
   Place .........       $ 79         100.0%      $ 3,959,697    $ 62,000,000      $152
Dalewood
   Shopping
   Center ........       $166          98.4%        3,897,460      61,000,000      $319
Grand
   Traverse
   Crossing ......       $ 46          97.9%        2,389,239      34,500,000      $ 89
Spradlin Farm
   Retail
   Center ........       $ 93         100.0%        2,145,996      32,500,000      $180
Lehigh
   Shopping
   Center ........       $ 43          95.1%        2,185,356      30,700,000      $ 82
Trinity
   Commons .......       $ 79          94.9%        2,175,689      30,000,000      $152
Oakwood
   Commons .......       $ 51          98.0%        1,880,893      27,500,000      $ 99
Parkway Plaza
                         $157          94.0%        1,737,500      27,000,000      $301
Rutland Plaza ....       $ 62          97.8%        1,817,242      26,900,000      $120
Southport
   Centre I-VI ...       $104          97.8%        1,734,766      25,000,000      $200
Watson Glen ......       $ 46         100.0%        1,679,661      23,250,000      $ 88
College Plaza ....       $ 62          97.1%        1,291,918      21,000,000      $120
Torrington
   Plaza .........       $ 71          96.0%        1,357,556      17,100,000      $136
Tri-City Plaza ...       $ 52          98.0%          982,349      14,700,000      $100
Westgate
   Plaza .........       $ 55          88.3%          826,534      10,900,000      $105
Northern Hills ...       $234         100.0%          377,177       5,400,000      $450
                                                  -----------    ------------
                         $ 88          97.5%      $30,439,034    $449,450,000      $137
                                                  ===========    ============

*    Occupancy date as of August 1, 2006 for all Mortgaged Properties with the exception of Dalewood Shopping Center, for which the occupancy date is as of October 30, 2006.

                                      D-10

--------------------------------------------------------------------------------
                            CENTRO SYNDICATE 2 POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                 % OF NET                           % OF TOTAL
                                   RATINGS(1)      NET RENTABLE   RENTABLE   BASE RENT     ANNUAL       ANNUAL          LEASE
TENANT                         S&P/MOODY'S/FITCH     AREA (SF)      AREA        PSF      BASE RENT    BASE RENT       EXPIRATION
-----------------------------  -----------------  -------------  ----------  ---------  -----------  ----------  ------------------

MAJOR TENANTS
   Wal-Mart .................      AA/Aa2/AA          201,272       6.13%      $ 4.22   $   848,623      2.45%   Multiple Spaces(2)
   T.J. Maxx ................       A/A3/NR           194,279       5.9        $11.15     2,167,036       6.3    Multiple Spaces(3)
   Home Depot ...............      AA/Aa3/AA          111,847       3.4        $ 5.43       607,329       1.8       January 2027
   Staples ..................    BBB+/Baa2/BBB+       106,207       3.2        $ 8.76       930,809       2.7    Multiple Spaces(4)
   Kohl's ...................      BBB+/A3/A           86,584       2.6        $ 8.18       708,257       2.0       January 2019
   K-Mart ...................      BB+/Ba1/BB          86,479       2.6        $ 5.30       458,339       1.3       October 2013
   Marshalls ................       A/A3/NR            84,045       2.6        $ 8.21       689,640       2.0    Multiple Spaces(5)
   Wells Fargo ..............      AA+/Aaa/AA          81,159       2.5        $ 5.49       445,687       1.3    Multiple Spaces(6)
   Goody's Family Clothing ..       NR/NR/NR           75,000       2.3        $ 6.75       506,000       1.5    Multiple Spaces(7)
   Petsmart .................       BB/NR/NR           68,469       2.1        $12.00       821,474       2.4    Multiple Spaces(8)
                                                    ---------      -----                -----------     -----
   TOTAL MAJOR TENANTS ......                       1,095,341       33.4%      $ 7.47   $ 8,183,194      23.7%
NON-MAJOR TENANTS ...........                       2,102,050      64.1        $12.56    26,394,829      76.3
                                                    ---------      -----                -----------     -----
OCCUPIED TOTAL ..............                       3,197,391       97.5%      $10.81   $34,578,023     100.0%
VACANT SPACE ................                          83,636       2.5                 ===========     =====
                                                    ---------      -----
PROPERTY TOTAL ..............                       3,281,027      100.0%
                                                    =========      =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 76,135 square feet expire in January 2012 and approximately 125,137 square feet expire in October
     2026.

(3)  Under the terms of multiple leases, approximately 31,600 square feet expire in November 2007, approximately 26,000 square feet expire in January 2008, approximately 27,500 square feet expire in October 2008, approximately
     28,361 square feet expire in January 2009, approximately 25,092 square feet expire in January 2010, approximately 30,000 square feet expire in October
     2010 and approximately 25,726 square feet expire in January 2011.

(4)  Under the terms of multiple leases, approximately 48,000 square feet expire in January 2007, approximately 16,945 square feet expire in July 2009, approximately 17,044 square feet expire in August 2009 and approximately
     24,218 square feet expire in October 2011.

(5)  Under the terms of multiple leases, approximately 30,895 square feet expire in January 2009 and approximately 53,150 square feet expire in October
     2009.

(6)  Under the terms of multiple leases, approximately 2,376 square feet expire in September 2007 and approximately 78,783 square feet expire in December
     2010.

(7)  Under the terms of multiple leases, approximately 40,000 square feet expire in December 2009 and approximately 35,000 square feet expire in January
     2011.

(8)  Under the terms of multiple leases, approximately 48,722 square feet expire in January 2013 and approximately 19,697 square feet expire in January
     2016.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE                             CUMULATIVE                      CUMULATIVE
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL      % OF SF    % OF BASE RENT   % OF BASE RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*    EXPIRING*      EXPIRING*       EXPIRING*
----------   -----------   --------   --------   ------------   ----------   --------------   --------------

   2006           12        $18.51      19,720        0.6%          0.6%           1.1%             1.1%
   2007           53        $12.37     270,275        8.2%          8.8%           9.7%            10.7%
   2008           77        $12.48     329,327       10.0%         18.9%          11.9%            22.6%
   2009           48        $10.07     503,514       15.3%         34.2%          14.7%            37.3%
   2010           46        $10.99     407,824       12.4%         46.7%          13.0%            50.2%
   2011           46        $12.19     320,965        9.8%         56.4%          11.3%            61.5%
   2012           16        $ 9.86     205,162        6.3%         62.7%           5.9%            67.4%
   2013            9        $10.41     180,543        5.5%         68.2%           5.4%            72.8%
   2014           14        $13.84     112,281        3.4%         71.6%           4.5%            77.3%
   2015            9        $12.96     103,993        3.2%         74.8%           3.9%            81.2%
   2016            9        $12.02     135,933        4.1%         78.9%           4.7%            85.9%
Thereafter        16        $ 7.99     607,854       18.5%         97.5%          14.1%           100.0%
  Vacant           0            NA      83,636        2.5%        100.0%           0.0%           100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-11

--------------------------------------------------------------------------------
                             CENTRO SYNDICATE 2 POOL
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Centro Syndicate 2 Pool Loan") is secured by first mortgages or deeds of trust encumbering a portfolio of sixteen retail properties located in various locations throughout the United
     States. The Centro Syndicate 2 Pool Loan represents approximately 6.9% of the Cut-Off Date Pool Balance. The Centro Syndicate 2 Pool Loan was
     originated on December 1, 2006 and has an aggregate principal balance as of the Cut-Off Date of $233,977,430. Further, the related Mortgage Loan documents permit the related borrower to obtain future debt that will be pari passu in right of entitlement of payment with the Centro Syndicate 2
     Pool Loan (the "Centro Syndicate 2 Pool Future Pari Passu Companion Loan"),
     subject to the satisfaction of certain financial conditions set forth in the related Mortgage Loan documents, including but not limited to (i) as of the date the Centro Syndicate 2 Future Pari Passu Companion Loan is
     advanced, the loan-to-value ratio for the related Mortgaged Properties then subject to the lien of the related Mortgage is equal to or less than 52.1%,
     (ii) as of the date the Centro Syndicate 2 Future Pari Passu Companion Loan is advanced, the debt service coverage ratio for the Mortgaged Properties then subject to the lien of the related Mortgage is equal to or greater than 2.39x and (iii) receipt of written confirmation from the Rating
     Agencies that any ratings of the Certificates will not, as a result of the
     Centro Syndicate 2 Pool Future Pari Passu Companion Loan, be downgraded, qualified or withdrawn. The Centro Syndicate 2 Pool Loan provides for interest-only payments for its entire term.

     The Centro Syndicate 2 Pool Loan has a remaining term of 120 months and matures on December 9, 2016. The Centro Syndicate 2 Pool Loan may be
     prepaid on or after September 9, 2016, and permits defeasance with United
     States government obligations beginning two years after the Closing Date.

o    THE BORROWERS. The borrowers consist of 12 separate special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Centro Syndicate 2 Pool
     Loan. The sponsor of the borrowers is Centro Properties Group ("Centro").
     Centro is a retail investment organization that specializes in the ownership, management and development of retail shopping centers. Centro manages both listed and unlisted retail properties and has a portfolio of shopping centers across Australia, New Zealand and the United States. As of
     October 2006, funds managed by Centro exceed AUD$15.8 billion. Centro is the ninth largest retail property owner and manager in the United States, operating as Centro Watt, a joint venture that was established in August
     2003 between Centro and United States-based Watt Commercial Properties to manage Centro's United States-based property interests. As of October 2006,
     Centro Watt had over 250 properties encompassing nearly 49 million square feet of leaseable space in 31 states across the United States.

o    THE PROPERTIES. The Mortgaged Properties consist of sixteen retail properties comprised of approximately 3.3 million square feet located in various locations throughout the United States. As of August 1, 2006 for all Mortgaged Properties, with the exception of Dalewood Shopping Center, for which the occupancy date is as of October 30, 2006, the occupancy rate for the Mortgaged Properties securing the Centro Syndicate 2 Pool Loan was approximately 97.5%.

o    RELEASE. The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to (i)
     partial defeasance of the related Mortgage Loan in an amount equal to 110%
     of the allocated loan amount of the Mortgaged Property to be released and
     (ii) the debt service coverage ratio shall be no less than that calculated immediately prior to such release.

o    SUBSTITUTION. The borrower may substitute properties of like kind and quality subject to satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to
     (i) no event of default exists under the related Mortgage Loan documents,
     (ii) the aggregate value of all properties released (through one or more substitutions during the term of the Centro Syndicate 2 Pool Loan) shall not exceed 40% of the value of the entire pool of Mortgaged Properties,
     (iii) the mortgagee receives written confirmation from the Rating Agencies that such substitution shall not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the Certificates, (iv)
     the borrowers deliver certain legal opinions from counsel concluding that the tax qualification and status of any REMIC holding the Centro Syndicate
     2 Pool Loan will not be adversely affected or impaired as a result of the substitution and (v) the mortgagee receives and approves all necessary property level due diligence with respect to the new related Mortgaged
     Property (including, but not limited to, appraisals, building conditions reports, environmental site assessments, seismic reports and title insurance policies).

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. Centro Watt Management Joint Venture 2, LP, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the
     Centro Syndicate 2 Pool Loan.

                                      D-12

--------------------------------------------------------------------------------
                                GALLERIA AT TYLER
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      D-13

--------------------------------------------------------------------------------
                               GALLERIA AT TYLER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      D-14

--------------------------------------------------------------------------------
                                GALLERIA AT TYLER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $205,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     6.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                           GGP-TRS L.L.C.
TYPE OF SECURITY                                                            Both
MORTGAGE RATE                                                             5.305%
MATURITY DATE                                                   October 11, 2011
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            58 / IO
LOCKBOX                                                                      Yes
SHADOW RATING (S&P/MOODY'S)(1)                                         BBB-/Baa3

UP-FRONT RESERVES                                        None

ONGOING ANNUAL RESERVES
   TAX/INSURANCE(2)                                 Springing
   REPLACEMENT(3)                                   Springing
   TI/LC(4)                                         Springing
ADDITIONAL FINANCING(5)                                B-Note        $45,000,000

                                               TRUST ASSET   WHOLE MORTGAGE LOAN
                                              ------------   -------------------
CUT-OFF DATE BALANCE                          $205,000,000       $250,000,000
CUT-OFF DATE BALANCE/SF                           $363               $443
CUT-OFF DATE LTV                                  44.9%              54.7%
MATURITY DATE LTV                                 44.9%              54.7%
UW DSCR ON NCF                                    1.97x              1.62x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Riverside, CA
PROPERTY TYPE                                                  Retail - Anchored
SIZE (SF)(6)                                                             564,247
OCCUPANCY AS OF AUGUST 11, 2006(7)                                         90.7%
YEAR BUILT / YEAR RENOVATED                                          1970 / 1991
APPRAISED VALUE                                                     $457,000,000
PROPERTY MANAGEMENT                              General Growth Management, Inc.
UW ECONOMIC OCCUPANCY                                                      90.7%
UW REVENUES(8)                                                       $33,390,777
UW TOTAL EXPENSES                                                    $11,199,266
UW NET OPERATING INCOME (NOI)                                        $22,191,512
UW NET CASH FLOW (NCF)(8)                                            $21,465,294
--------------------------------------------------------------------------------

(1)  Moody's and S&P have confirmed that the Galleria at Tyler Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)  Ongoing annual deposits to the tax and insurance reserves will be required upon an event of default.

(3)  Ongoing annual deposits of $132,612 to the replacement reserve will be required upon an event of default. Such reserve is capped at $132,612.
     Amounts on deposit will be released upon the earliest to occur of (i)
     termination of the event of default, (ii) a defeasance event or (iii)
     repayment of the debt.

(4)  Ongoing annual deposits of $462,550 to the TI/LC reserve will be required upon an event of default. Such deposits are capped at $462,550. Amounts on deposit will be released upon the earliest to occur of (i) termination of the event of default, (ii) a defeasance event or (iii) repayment of the debt.

(5)  Future mezzanine debt is permitted subject to a combined maximum loan-to-value ratio of 60.0% and a combined minimum debt service coverage ratio of 1.50x and other terms and conditions as detailed in the related
     Mortgage Loan documents.

(6)  The size of the Mortgaged Property includes 128,895 square feet of expansion space currently under construction. The expansion space is projected to open on a rolling basis between year-end 2006 and early 2008.
     The current net rentable area includes 435,352 square feet.

(7)  As of August 11, 2006, the in-place occupancy on the existing size of
     435,352 square feet was approximately 88.0%. The 90.7% occupancy represents the leased status of the Mortgaged Property once the expansion space is completed and tenants with executed leases take possession. The completion of the expansion space is subject to a $30,000,000 payment guaranty as discussed below under "Payment Guaranty".

(8)  The base rents and expense recoveries for tenants with fully-executed leases for space within the expansion area as well as certain other vacancy considerations have been included in the calculation of the underwritten net cash flow.

                                      D-15

--------------------------------------------------------------------------------
                               GALLERIA AT TYLER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
-------------------------------------------------------------------------------

                                                                                               ANNUAL        % OF
                                      RATINGS(1)     NET RENTABLE     % OF NET      BASE        BASE     TOTAL ANNUAL      LEASE
TENANT                            S&P/MOODY'S/FITCH    AREA (SF)   RENTABLE AREA  RENT PSF      RENT       BASE RENT    EXPIRATION
--------------------------------  -----------------  ------------  -------------  --------  -----------  ------------  -------------

ANCHOR TENANTS - ANCHOR OWNED
   JCPenney ....................    BBB-/Baa3/BBB        165,566                            ANCHOR OWNED - NOT PART OF COLLATERAL
   Macy's ......................     BBB/Baa1/NR         157,384                            ANCHOR OWNED - NOT PART OF COLLATERAL
   Nordstrom ...................      A/Baa1/A-          145,258                            ANCHOR OWNED - NOT PART OF COLLATERAL
   Vacant ......................                         153,500                            ANCHOR OWNED - NOT PART OF COLLATERAL
   TOTAL ANCHOR OWNED ..........                         621,708
TOP 5 NON-ANCHOR TENANTS
   AMC Theatres(2) .............        B/NR/B            70,000        12.4%      $24.25   $ 1,697,500       10.5%    February 2023
   Barnes & Noble ..............       NR/NR/NR           25,000         4.4       $18.00       450,000        2.8      January 2012
   Tuesday Morning .............       NR/NR/NR           15,399         2.7       $14.75       227,115        1.4      January 2007
   The Alley ...................       NR/NR/NR           13,492         2.4       $17.79       240,023        1.5         June 2007
   Foot Locker(3) ..............      BB+/Ba1/NR          12,677         2.2       $ 0.00             0        0.0        April 2008
                                                       ---------       ------               -----------      -----
   TOTAL TOP 5 NON-ANCHOR
      TENANTS ..................                         136,568        24.2%      $19.15   $ 2,614,638       16.1%
NON-MAJOR TENANTS ..............                         375,265        66.5       $36.27    13,609,650       83.9
                                                       ---------       -----                -----------      -----
OCCUPIED COLLATERAL TOTAL ......                         511,833        90.7%(4)   $31.70   $16,224,288      100.0%
                                                       =========       =====                ===========      =====
IN-LINE VACANT SPACE ...........                          52,414         9.3
COLLATERAL TOTAL ...............                         564,247(5)    100.0%
                                                       =========
PROPERTY TOTAL .................                       1,185,955
                                                       =========

--------------------------------------------------------------------------------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The 70,000 square foot AMC Theatres is currently being constructed, with a projected opening and rent commencement date of March 2008.

(3)  Foot Locker pays percentage rent in lieu of a base rent.

(4)  The occupancy percentage includes the portion of the expansion space for which leases have been executed but which is still under construction and projected to be completed by the spring of 2008. The in-place occupancy on the existing collateral of 435,352 square feet as of August 11, 2006 was approximately 88.0%.

(5)   The total collateral square footage includes 128,895 square feet of expansion space still under construction.

-------------------------------------------------------------------------------
                          LEASE EXPIRATION SCHEDULE(1)
-------------------------------------------------------------------------------

                                                                                                              CUMULATIVE % OF
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
   YEAR        EXPIRING        EXPIRING      EXPIRING    EXPIRING(2)        EXPIRING(2)        EXPIRING(2)      EXPIRING(2)
----------   -----------   ---------------   --------   -------------   ------------------   --------------   ---------------

   2006           11            $27.08         39,221         7.0%               7.0%              6.5%              6.5%
   2007           16            $25.98         41,766         7.4%              14.4%              6.7%             13.2%
   2008           17            $22.08         47,159         8.4%              22.7%              6.4%             19.7%
   2009           15            $38.52         30,561         5.4%              28.1%              7.3%             26.9%
   2010           15            $40.17         23,895         4.2%              32.4%              5.9%             32.8%
   2011           20            $41.91         35,757         6.3%              38.7%              9.2%             42.1%
   2012           15            $30.53         52,387         9.3%              48.0%              9.9%             51.9%
   2013           14            $48.07         22,206         3.9%              51.9%              6.6%             58.5%
   2014           14            $36.84         33,769         6.0%              57.9%              7.7%             66.2%
   2015            8            $36.70         26,842         4.8%              62.7%              6.1%             72.2%
   2016           13            $34.88         46,433         8.2%              70.9%             10.0%             82.2%
Thereafter         7            $25.79        111,837        19.8%              90.7%             17.8%            100.0%
  Vacant           0                NA         52,414         9.3%             100.0%              0.0%            100.0%

-------------------------------------------------------------------------------
(1)  The lease expiration calculations include the expansion space.

(2)  Calculated based upon approximate square footage occupied by each tenant.

                                      D-16

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                                GALLERIA AT TYLER
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Galleria at Tyler Loan") is secured by a first mortgage encumbering a regional mall located in Riverside,
     California. The Galleria at Tyler Loan represents approximately 6.1% of the
     Cut-Off Date Pool Balance. The Galleria at Tyler Loan was originated on
     September 29, 2006 and has a principal balance as of the Cut-Off Date of
     $205,000,000. The Galleria at Tyler Loan is a portion of a whole loan with an original principal balance of $250,000,000. The other loan related to the Galleria at Tyler Loan is evidenced by a separate subordinate note, dated September 29, 2006 (the "Galleria at Tyler Subordinate Companion
     Loan" and together with the Galleria at Tyler Loan, the "Galleria at Tyler
     Whole Loan"), with an original principal balance of $45,000,000. The
     Galleria at Tyler Subordinate Companion Loan will not be an asset of the
     Trust Fund. The Galleria at Tyler Loan and the Galleria at Tyler
     Subordinate Companion Loan are governed by an intercreditor and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF
     THE MORTGAGE POOL--Co-Lender Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement. The Galleria at Tyler Loan provides for interest-only payments for its entire term.

     The Galleria at Tyler Loan has a remaining term of 58 months and matures on
     October 11, 2011. The Galleria at Tyler Loan may be prepaid on or after
     October 11, 2010, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Tyler Mall Limited Partnership, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Galleria at Tyler Whole
     Loan. The sponsor of the borrower is GGP-TRS L.L.C., a 50/50 joint venture between the Teachers' Retirement System of the State of Illinois and
     General Growth Properties, Inc. ("GGP"). GGP is a publicly-traded real estate investment trust. GGP and its predecessor companies have been in the shopping center business for over fifty years. GGP owns, develops, operates and/or manages shopping malls in 44 states. As of September 2006, GGP had ownership interests in, or management responsibility for, more than 200 regional shopping malls totaling approximately 200 million square feet of retail space.

o    THE PROPERTY. The Mortgaged Property is an approximately 564,247 square foot regional mall situated on approximately 28.3 acres. This includes
     128,895 square feet of expansion space, which is projected to open on a rolling basis between year-end 2006 and early 2008. The Mortgaged Property was constructed in 1970 and renovated in 1991. The Mortgaged Property is located in Riverside, California within the Riverside-San
     Bernardino-Ontario, California metropolitan statistical area. As of August
     11, 2006, the occupancy rate for the Mortgaged Property securing the
     Galleria at Tyler Loan (calculated including the expansion space) was approximately 90.7%.

     The largest tenant will be AMC Theatres ("AMC"), which will occupy approximately 70,000 square feet upon completion of the construction of the expansion space, which is projected to be no earlier than March 2008, or approximately 12.4% of the net rentable area. AMC is the second largest movie theater chain in the United States and owns approximately 230 theaters and 3,550 screens. AMC owns or operates theaters located in 27 states, the District of Columbia and 7 other countries. The AMC lease expires in February 2023. The second largest tenant is Barnes & Noble, Inc.
     ("Barnes & Noble"), occupying approximately 25,000 square feet, or approximately 4.4% of the net rentable area. Barnes & Noble is a Fortune
     500 company, which operates bookstores throughout the United States. As of
     November 22, 2006, Barnes & Noble operated 801 bookstores in all 50 states.
     The Barnes & Noble lease expires in January 2012. The third largest tenant is Tuesday Morning, occupying approximately 15,399 square feet, or approximately 2.7% of the net rentable area. Tuesday Morning is a closeout retailer of home furnishings, gifts and related items. Tuesday Morning operates approximately 730 stores in 46 states. The Tuesday Morning lease expires in January 2007.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o    SUBSTITUTION. The borrower may provide substitutions for certain non-income-producing portions of the Mortgaged Property. In connection with such substitutions (i) the borrower must simultaneously acquire fee simple or leasehold interest in a parcel of real property, (ii) the appraised value of such acquired parcel shall be substantially similar to that of the exchange parcel, (iii) no event of default under the related Mortgage Loan documents shall have occurred and be continuing and (iv) certain other conditions as specified in the related Mortgage Loan documents.

     The borrower may provide substitutions for certain parking structures and other identified public improvements of the Mortgaged Property. In connection with such substitutions (i) the borrower must acquire one of the restaurant anchor parcels

                                      D-17

--------------------------------------------------------------------------------
                                GALLERIA AT TYLER
--------------------------------------------------------------------------------

     (on which the Cheesecake Factory or P.F. Chang's China Bistro are or shall be located), (ii) no event of default shall have occurred and be continuing under the related Mortgage Loan documents and (iii) certain other conditions as specified in the related Mortgage Loan documents.

o    PAYMENT GUARANTY. Related to the ongoing expansion at the Mortgaged
     Property, GGP-TRS, L.L.C. has provided a $30,000,000 springing payment guaranty as additional credit enhancement for certain executed tenant leases that were included in the underwritten revenues. Such payment guarantee only goes into effect upon (i) the occurrence and continuance of an event of default under the related Mortgage Loan documents or (ii) the debt service coverage ratio falling below 1.15x. The amount of the guarantee will be reduced by the related burn off amount, as each tenant that will occupy the expansion space occupies its space and begins paying full minimum annual rent under the related lease, as more fully described in the related Mortgage Loan documents.

o    MANAGEMENT. General Growth Management, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Galleria at
     Tyler Loan.

                                      D-18

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                      CENTRO INTERNATIONAL WHOLESALE POOL
--------------------------------------------------------------------------------

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                                      D-19

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                       CENTRO INTERNATIONAL WHOLESALE POOL
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                                      D-20

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                      CENTRO INTERNATIONAL WHOLESALE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $161,039,673
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                  Centro Properties Group
TYPE OF SECURITY                                                             Fee
PARTIAL DEFEASANCE(1)                                                        Yes
MORTGAGE RATE                                                             5.420%
MATURITY DATE                                                   December 9, 2013
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                          84
ORIGINAL TERM / AMORTIZATION                                             84 / IO
REMAINING TERM / AMORTIZATION                                            84 / IO
LOCKBOX                                                                      Yes
SHADOW RATING (S&P/MOODY'S)(2)                                          AA-/Baa2
UP-FRONT RESERVES                              None
ONGOING ANNUAL RESERVES
   TAX/INSURANCE(3)                       Springing
   REPLACEMENT(4)                         Springing
ADDITIONAL FINANCING(5)(6)(7)                                               None
CUT-OFF DATE BALANCE                                                $161,039,673
CUT-OFF DATE BALANCE/SF                                                      $91
CUT-OFF DATE LTV                                                           53.4%
MATURITY DATE LTV                                                          53.4%
UW DSCR ON NCF                                                             2.31x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                13
LOCATION                                                                 Various
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                              1,777,884
OCCUPANCY AS OF AUGUST 1, 2006                                             98.9%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $301,800,000
PROPERTY MANAGEMENT                                       Centro Watt Management
                                                             Joint Venture 2, LP
UW ECONOMIC OCCUPANCY                                                      97.0%
UW REVENUES                                                          $30,365,113
UW TOTAL EXPENSES                                                    $ 8,634,383
UW NET OPERATING INCOME (NOI)                                        $21,730,730
UW NET CASH FLOW (NCF)                                               $20,202,659
--------------------------------------------------------------------------------

(1)  See "Release" below.

(2)  Moody's and S&P have confirmed that the Centro International Wholesale Pool
     Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)  Ongoing monthly tax and insurance reserves will be required upon an event of default or upon certain other conditions as specified in the related
     Mortgage Loan documents.

(4)  Ongoing monthly deposits of $46,275 to the replacement reserve will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

(5)  Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) the borrower has not obtained other permitted secured debt, (ii) the combined maximum loan-to-value ratio for the Mortgaged Properties must not exceed 80.0%, (iii) the combined minimum debt service coverage ratio for the Mortgaged Properties shall be equal to or greater than 1.25x and (iv) certain other conditions as specified in the related Mortgage Loan documents.

(6)  Future pari passu debt is permitted subject to certain conditions detailed in the related Mortgage Loan documents including, but not limited to: (i)
     the borrower has not obtained other permitted mezzanine debt, (ii) the combined maximum loan-to-value ratio for the properties must not exceed
     53.36%, (iii) the combined minimum debt service coverage ratio for the
     Mortgaged Properties shall be equal to or greater than 2.31x, (iv) written confirmation from the Rating Agencies that such additional debt will not cause the ratings of any Certificates to be downgraded, qualified or withdrawn and (v) certain other conditions as specified in the related
     Mortgage Loan documents.

(7)  The loan-to-value ratio, debt service coverage ratio and Cut-Off Date Pool
     Balance/SF were derived based upon the aggregate indebtedness of, or debt service on, the Centro International Wholesale Pool Loan and assumes that no future pari passu companion loan has been advanced.

                                      D-21

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                       CENTRO INTERNATIONAL WHOLESALE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   CENTRO INTERNATIONAL WHOLESALE POOL SUMMARY
--------------------------------------------------------------------------------

                                                                              CUT-OFF
                                             ALLOCATED                          DATE             UNDERWRITTEN              APPRAISED
                                           CUT-OFF DATE YEAR BUILT/   TOTAL   BALANCE              NET CASH     APPRAISED    VALUE
PROPERTY NAME               LOCATION          BALANCE    RENOVATED      SF     PER SF OCCUPANCY*     FLOW         VALUE      PER SF
--------------------- -------------------- ------------ ----------- --------- ------- ---------- ------------ ------------ ---------

Innes Street Market.. Salisbury, NC        $ 24,011,880  1999 / NA    349,433   $ 69     98.6%    $ 3,090,190 $ 45,000,000   $129

County Line Plaza ... Jackson, MS            21,343,893 1997 / 2000   221,567   $ 96     98.5%      2,670,945   40,000,000   $181
Berkshire Crossing... Pittsfield, MA         19,156,144  1996 / NA    198,473   $ 97    100.0%      2,536,213   35,900,000   $181

Morris Hills
   Shopping Center... Parsippany, NJ         17,341,913 1959 / 1990   159,454   $109     94.0%      2,374,402   32,500,000   $204

Venetian Isles ...... Lighthouse Point, FL   13,873,530 1959 / 1992   183,867   $ 75     99.3%      1,733,985   26,000,000   $141
New Centre Market.... Wilmington, NC         11,899,220  1998 / NA    143,763   $ 83    100.0%      1,472,830   22,300,000   $155

Hale Road ........... Manchester, CT         10,671,947  2001 / NA    103,931   $103    100.0%      1,322,129   20,000,000   $192
Three Village
  Shopping Center.... East Setauket, NY      10,405,148 1964 / 1988    77,458   $134    100.0%      1,220,395   19,500,000   $252

Kings Park
   Shopping Center... Kings Park, NY          7,683,802 1963 / 1988    71,940   $107    100.0%        933,894   14,400,000   $200

Falcaro's Plaza ..... Lawrence, NY            7,577,082  1968 / NA     61,295   $124    100.0%        887,978   14,200,000   $232
Suffolk Plaza ....... East Setauket, NY       6,509,887 1967 / 1998    84,480   $ 77    100.0%        731,608   12,200,000   $144
Rockville Centre .... Rockville Centre, NY    5,335,973  1975 / NA     44,131   $121    100.0%        615,662   10,000,000   $227
Lynn Marketplace .... Lynn, MA                5,229,254 1962 / 1993    78,092   $ 67    100.0%        612,429    9,800,000   $125
                                           ------------             ---------                     ----------- ------------
                                           $161,039,673             1,777,884   $ 91     98.9%    $20,202,659 $301,800,000   $170
                                           ============             =========                     =========== ============

*    Occupancy date as of August 1, 2006 for all Mortgaged Properties.

                                      D-22

--------------------------------------------------------------------------------
                       CENTRO INTERNATIONAL WHOLESALE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                               % OF NET                              % OF TOTAL
                                RATINGS(1)      NET RENTABLE   RENTABLE   BASE RENT   ANNUAL BASE   ANNUAL BASE          LEASE
TENANT                      S&P/MOODY'S/FITCH     AREA (SF)      AREA        PSF          RENT          RENT          EXPIRATION
-------------------------   -----------------   ------------   --------   ---------   -----------   -----------   ------------------

MAJOR TENANTS
   Lowe's Home Centers ..        A+/A1/A+           114,734       6.5%      $ 7.28    $   835,264        3.8%          May 2017
   Marshalls ............        A/A3/NR            110,432       6.2       $11.59      1,280,242        5.9      Multiple Spaces(2)
   Price Chopper ........        NR/NR/NR            82,172       4.6       $12.31      1,011,537        4.6           June 2020
   Staples ..............     BBB+/Baa2/BBB+         72,660       4.1       $11.04        802,446        3.7      Multiple Spaces(3)
   Waldbaum's ...........        NR/NR/NR            56,759       3.2       $ 3.01        170,845        0.8         December 2008
   T.J.Maxx .............        A/A3/NR             53,608       3.0       $10.38        556,382        2.6      Multiple Spaces(4)
   Office Max ...........       B+/Ba3/NR            53,387       3.0       $12.56        670,804        3.1      Multiple Spaces(5)
   Shaw's Supermarket ...       NR/B1/BB-            52,620       3.0       $ 3.39        178,382        0.8           May 2008
   Old Navy .............     BB+/Baa3/BBB-          50,000       2.8       $12.87        643,500        2.9      Multiple Spaces(6)
   Tinsletown ...........        NR/NR/NR            44,225       2.5       $ 9.67        427,656        2.0           June 2018
                                                  ---------     -----                 -----------      -----
   TOTAL MAJOR TENANTS ..                           690,597      38.8%      $ 9.52    $ 6,577,056       30.1%
NON-MAJOR TENANTS .......                         1,068,195      60.1       $14.27     15,241,381       69.9
                                                  ---------     -----                 -----------      -----
OCCUPIED TOTAL ..........                         1,758,792      98.9%      $12.41    $21,818,438      100.0%
VACANT SPACE ............                            19,092       1.1                 ===========      =====
                                                  ---------     -----
PROPERTY TOTAL ..........                         1,777,884     100.0%
                                                  =========     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 30,000 square feet expire in May 2008, approximately 52,432 square feet expire in August 2009 and approximately 28,000 square feet expire in October 2009.

(3)  Under the terms of multiple leases, approximately 24,611 square feet expire in May 2010, approximately 24,049 square feet expire in March 2014 and approximately 24,000 square feet expire in February 2017.

(4)  Under the terms of multiple leases, approximately 25,608 square feet expire in November 2008 and approximately 28,000 square feet expire in January
     2012.

(5)  Under the terms of multiple leases, approximately 29,887 square feet expire in January 2008 and approximately 23,500 square feet expire in July 2013.

(6)  Under the terms of multiple leases, approximately 25,000 square feet expire in August 2007 and approximately 25,000 square feet expire in August 2011.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                          CUMULATIVE      % OF       CUMULATIVE
               # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF     % OF SF    BASE RENT     % OF BASE
    YEAR         EXPIRING        EXPIRING      EXPIRING     EXPIRING*      EXPIRING*   EXPIRING*   RENT EXPIRING*
-----------   ------------   ---------------   --------   -------------   ----------   ---------   --------------

    2006            10           $ 13.83        40,387          2.3%           2.3%        2.6%          2.6%
    2007            38           $ 16.56       135,427          7.6%           9.9%       10.3%         12.8%
    2008            24           $  8.58       233,119         13.1%          23.0%        9.2%         22.0%
    2009            29           $ 14.20       239,454         13.5%          36.5%       15.6%         37.6%
    2010            18           $ 17.70        91,063          5.1%          41.6%        7.4%         45.0%
    2011            15           $ 12.97        95,693          5.4%          47.0%        5.7%         50.7%
    2012            20           $ 12.47       192,678         10.8%          57.8%       11.0%         61.7%
    2013            11           $ 12.79        92,112          5.2%          63.0%        5.4%         67.1%
    2014            10           $ 14.39        81,190          4.6%          67.6%        5.4%         72.4%
    2015            14           $ 12.96        75,758          4.3%          71.8%        4.5%         76.9%
    2016             7           $ 14.56        29,593          1.7%          73.5%        2.0%         78.9%
 Thereafter         14           $ 10.17       452,318         25.4%          98.9%       21.1%        100.0%
   Vacant            0             NA           19,092          1.1%         100.0%        0.0%        100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-23

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                       CENTRO INTERNATIONAL WHOLESALE POOL
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o    THE LOAN. The Mortgage Loan (the "Centro International Wholesale Pool
     Loan") is secured by first mortgages or deeds of trust encumbering a portfolio of thirteen retail properties located in various locations throughout the United States. The Centro International Wholesale Pool Loan
     represents approximately 4.8% of the Cut-Off Date Pool Balance. The Centro
     International Wholesale Pool Loan was originated on December 1, 2006 and has a principal balance as of the Cut-Off Date of $161,039,673. Further, the related Mortgage Loan documents permit the related borrower to obtain future debt that will be pari passu in right of entitlement of payment with the Centro International Wholesale Pool Loan (the "Centro International
     Wholesale Pool Future Pari Passu Companion Loan"), subject to the satisfaction of certain financial conditions set forth in the related
     Mortgage Loan documents, including but not limited to (i) as of the date the Centro International Wholesale Pool Future Pari Passu Companion Loan is
     advanced, the loan-to-value for the related Mortgaged Properties then subject to the lien of the related Mortgage is equal to or less than 53.4%
     (ii) as of the date the Centro International Wholesale Future Pari Passu
     Companion Loan is advanced, the debt service coverage ratio for the
     Mortgaged Properties then subject to the lien of the related Mortgage is equal to or greater than 2.31x and (iii) receipt of written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the Centro International Wholesale Pool Future Pari Passu
     Companion Loan, be downgraded, qualified or withdrawn. The Centro
     International Wholesale Pool Loan provides for interest-only payments for its entire term.

     The Centro International Wholesale Pool Loan has a remaining term of 84 months and matures on December 9, 2013. The Centro International Wholesale
     Pool Loan may be prepaid on or after September 9, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWERS. The borrowers consist of 8 separate special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Centro International
     Wholesale Pool Loan. The sponsor of the borrowers is Cento Properties Group
     ("Centro"). Centro is a retail investment organization that specializes in the ownership, management and development of retail shopping centers.
     Centro manages both listed and unlisted retail property and has a portfolio of shopping centers across Australia, New Zealand and the United States. As of October 2006, funds managed by Centro exceeded AUD$15.8 billion. Centro is the ninth largest retail property owner and manager in the United States operating as Centro Watt, a joint venture that was established in August
     2003 between Centro and United States-based Watt Commercial Properties to manage Centro's United States-based property interests. As of October 2006,
     Centro Watt had over 250 properties encompassing nearly 49 million square feet of leaseable space in 31 states across the United States.

o    THE PROPERTIES. The Mortgaged Properties consist of thirteen retail properties comprised of approximately 1,777,884 square feet located in various locations throughout the United States. As of August 1, 2006, the occupancy rate for the Mortgaged Properties securing the Centro
     International Wholesale Pool Loan was approximately 98.9%.

o    RELEASE. The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to, the partial defeasance of the Centro International Wholesale Pool Loan in an
     amount equal to 110% of the allocated loan amount to be released and (ii)
     the debt service coverage ratio shall be no less than that obtained immediately prior to release.

o    SUBSTITUTION. The borrowers may substitute properties of like kind and quality subject to satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to
     (i) no event of default exists under the related Mortgage Loan documents,
     (ii) the aggregate value of all Mortgaged Properties released (through one or more substitutions) during the term of the loan shall not exceed 40% of the value of the entire pool of Mortgaged Properties, (iii) the mortgagee receives written confirmation from the Rating Agencies that such substitution shall not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the certificates, (iv) the borrowers deliver certain legal opinions from counsel concluding that the tax qualification and status of any REMIC holding the Mortgage Loan will not be adversely affected or impaired as a result of the substitution and
     (v) the mortgagee receives and approves all necessary property level due diligence with respect to the new Mortgaged Property (including, but not limited to, appraisals, building conditions reports, environmental site assessments, seismic reports and title insurance policies.)

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. Centro Watt Management Joint Venture 2, LP, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the
     Centro International Wholesale Pool Loan.

                                      D-24

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                              WESTFIELD FOX VALLEY
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                              WESTFIELD FOX VALLEY
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                             WESTFIELD FOX VALLEY
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $150,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  Westfield America, Inc.
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                             5.370%
MATURITY DATE                                                  November 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                      Yes
SHADOW RATING (S&P/MOODY'S)(1)                                         BBB-/Baa3

UP-FRONT RESERVES                                 None

ONGOING RESERVES
   TAX/INSURANCE(2)                          Springing
   REPLACEMENT(3)                            Springing
   TI/LC(4)                                  Springing

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $150,000,000
CUT-OFF DATE BALANCE/SF                                                     $272
CUT-OFF DATE LTV                                                           57.9%
MATURITY DATE LTV                                                          57.9%
UW DSCR ON NCF                                                             2.15x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Aurora, IL
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                552,388
OCCUPANCY AS OF NOVEMBER 10, 2006                                          86.4%
YEAR BUILT / YEAR RENOVATED                                          1975 / 1998
APPRAISED VALUE                                                     $259,000,000
PROPERTY MANAGEMENT                                               Westfield, LLC
UW ECONOMIC OCCUPANCY                                                      90.0%
UW REVENUES                                                          $28,306,064
UW TOTAL EXPENSES                                                    $10,309,406
UW NET OPERATING INCOME (NOI)                                        $17,996,658
UW NET CASH FLOW (NCF)                                               $17,316,719
--------------------------------------------------------------------------------

(1)  Moody's and S&P have confirmed that the Westfield Fox Valley Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)  Ongoing monthly tax and insurance reserves will be required upon an event of default or upon certain other conditions as described in the related
     Mortgage Loan documents.

(3)  Ongoing monthly replacement reserves in the amount of 1/12th of the product of $1.20 and the gross rentable square feet of in-line tenant space at the improvements will be required upon an event of default or upon certain other conditions as described in the related Mortgage Loan documents.

(4)  Ongoing monthly deposits to the TI/LC reserve account will be required if any tenant leasing more than 20,000 square feet terminates or cancels its lease more than one year prior to the applicable lease expiration date.

                                      D-27

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                              WESTFIELD FOX VALLEY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                                                        % OF
                                                                                                        TOTAL
                                         RATINGS(1)       NET      % OF NET                            ANNUAL
                                        S&P/MOODY'S/    RENTABLE   RENTABLE     BASE        ANNUAL      BASE         LEASE
TENANT                                     FITCH       AREA (SF)     AREA     RENT PSF    BASE RENT     RENT       EXPIRATION
------------------------------------   -------------   ---------   --------   --------   -----------   ------   ---------------

ANCHOR TENANTS -- ANCHOR OWNED
   Sears ...........................     BB+/NR/BB       316,000   ANCHOR OWNED-NOT PART OF COLLATERAL
   Marshall Field & Co. ............      NR/NR/NR       229,558   ANCHOR OWNED-NOT PART OF COLLATERAL
   JC Penney .......................   BBB-/Baa3/BBB     206,967   ANCHOR OWNED-NOT PART OF COLLATERAL
   Carson Pirie Scott & Co. ........      B+/B3/B        115,960   ANCHOR OWNED-NOT PART OF COLLATERAL
                                                       ---------
   TOTAL ANCHOR OWNED ..............                     868,485
TOP 5 NON-ANCHOR TENANTS ...........
   Steve & Barry's .................      NR/NR/NR        24,914      4.5%     $14.00    $   348,796     2.3%      January 2013
   H&M .............................      NR/NR/NR        20,000      3.6      $20.69        413,800     2.7       January 2015
   Abercrombie & Fitch .............      NR/NR/NR        17,264      3.1      $19.90        343,540     2.3    Multiple Spaces(2)
   Express .........................    BBB/Baa2/NR       12,242      2.2      $24.00        293,808     1.9       January 2013
   Carson Pirie Scott & Co. ........      B+/B3/B         11,267      2.0      $17.50        197,173     1.3       January 2012
                                                       ---------    -----                -----------   -----
   TOTAL TOP 5 NON-ANCHOR TENANTS ..                      85,687     15.5%     $18.64    $ 1,597,117    10.6%
NON-MAJOR TENANTS ..................                     391,595     70.9      $34.49     13,504,524    89.4
                                                       ---------    -----                -----------   -----
OCCUPIED COLLATERAL TOTAL ..........                     477,282     86.4%     $31.64    $15,101,641   100.0%
                                                       =========    =====                ===========   =====
VACANT SPACE .......................                      75,106     13.6
                                                       ---------    -----
COLLATERAL TOTAL ...................                     552,388    100.0%
                                                       =========    =====
PROPERTY TOTAL .....................                   1,420,873
                                                       =========

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 12,580 square feet expire in January 2007 and approximately 4,684 square feet in April 2010.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE
             # OF LEASES    RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR        EXPIRING    EXPIRING   EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*        RENT EXPIRING*
----------   -----------   --------   --------   -------------   ------------------   --------------   --------------------

   2006            7        $20.89     20,871         3.8%               3.8%               2.9%                2.9%
   2007           12        $27.49     49,008         8.9%              12.7%               8.9%               11.8%
   2008           28        $32.49     69,143        12.5%              25.2%              14.9%               26.7%
   2009           19        $40.22     35,582         6.4%              31.6%               9.5%               36.2%
   2010           15        $39.61     24,552         4.4%              36.1%               6.4%               42.6%
   2011           11        $31.58     31,116         5.6%              41.7%               6.5%               49.1%
   2012            9        $25.37     29,709         5.4%              47.1%               5.0%               54.1%
   2013           15        $27.65     62,617        11.3%              58.4%              11.5%               65.6%
   2014           15        $32.65     54,153         9.8%              68.2%              11.7%               77.3%
   2015            9        $32.85     36,269         6.6%              74.8%               7.9%               85.2%
   2016           11        $35.96     35,797         6.5%              81.3%               8.5%               93.7%
Thereafter         9        $33.49     28,465         5.2%              86.4%               6.3%              100.0%
  Vacant           0            NA     75,106        13.6%             100.0%               0.0%              100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-28

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                              WESTFIELD FOX VALLEY
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Westfield Fox Valley Loan") is secured by a first mortgage encumbering a regional mall located in Aurora, Illinois.
     The Westfield Fox Valley Loan represents approximately 4.4% of the Cut-Off
     Date Pool Balance. The Westfield Fox Valley Loan was originated on November
     10, 2006 and has a principal balance as of the Cut-Off Date of
     $150,000,000. The Westfield Fox Valley Loan provides for interest-only payments for its entire term.

     The Westfield Fox Valley Loan has a remaining term of 119 months and matures on November 11, 2016. The Fox Valley Loan may be prepaid at any time with payment of the greater of yield maintenance or 1.0% of the prepaid amount through and including April 11, 2016. In lieu of the yield maintenance premium, the Westfield Fox Valley Loan permits defeasance with
     United States government obligations beginning two years after the Closing
     Date.

o    THE BORROWER. The borrower is Fox Valley Mall LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westfield Fox Valley Loan. The sponsor of the borrower is the Westfield Group ("Westfield"). Westfield is the largest retail property group in the world by equity market capitalization and is the sixth largest entity listed on the Australian
     Stock Exchange. Westfield has a portfolio of investment interests of over
     120 shopping centers valued in excess of $42.2 billion, located in
     Australia, the United States, New Zealand and the United Kingdom. As of
     November 28, 2006, Westfield was rated "A-" (S&P), "A2" (Moody's) and "A-"
     (Fitch).

o    THE PROPERTY. The Mortgaged Property is an approximately 552,388 square foot regional mall situated on approximately 53.8 acres. The Mortgaged
     Property was constructed in 1975 and renovated in 1998. The Mortgaged
     Property is located in Aurora, Illinois within the
     Chicago-Naperville-Joliet, IL-IN-WI metropolitan statistical area. As of
     November 10, 2006, the occupancy rate for the Mortgaged Property securing the Westfield Fox Valley Loan was approximately 86.4%.

     The largest tenant is Steve & Barry's, occupying approximately 24,914 square feet, or approximately 4.5% of the net rentable area. Founded in
     1998, Steve & Barry's sells every item in its stores for $19.99 or less through approximately 140 stores nationwide. Steve & Barry's sells apparel and accessories such as t-shirts, button-down shirts, varsity jackets, tank tops and backpacks. The Steve & Barry's lease expires in January 2013. The second largest tenant is H&M, occupying approximately 20,000 square feet, or approximately 3.6% of the net rentable area. H&M sells clothing for men, women and children, as well as its own brand of cosmetics. H&M operates approximately 1,193 stores in 22 countries. The H&M lease expires in
     January 2015. The third largest tenant is Abercrombie & Fitch
     ("Abercrombie"), occupying approximately 17,264 square feet, or approximately 3.1% of the net rentable area. Abercrombie is a specialty retailer that sells casual apparel, accessories and personal care items for men, women and children under the Abercrombie & Fitch, abercrombie,
     Hollister and RUEHL brands. Abercrombie operates approximately 851 stores in the United States and Canada. Under the terms of multiple leases, approximately 12,580 square feet expire in January 2007 and approximately
     4,684 square feet expire in April 2010.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are required to be deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. Westfield, LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Westfield Fox Valley Loan.

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                                      D-30

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                                 NEWPORT BLUFFS
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                                 NEWPORT BLUFFS
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                                NEWPORT BLUFFS
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $132,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                   The Irvine Company LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.104%
MATURITY DATE                                                   October 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           118 / IO
LOCKBOX                                                                     None
UP-FRONT RESERVES                    None
ONGOING ANNUAL RESERVES
   TAX/INSURANCE(1)             Springing
   REPLACEMENT(2)               Springing

ADDITIONAL FINANCING(3)   Pari Passu Debt                           $132,000,000

                                                             PARI PASSU NOTES(4)
                                                             -------------------
CUT-OFF DATE BALANCE                                            $264,000,000
CUT-OFF DATE BALANCE/UNIT                                          $250,951
CUT-OFF DATE LTV                                                     71.0%
MATURITY DATE LTV                                                    71.0%
UW DSCR ON NCF                                                       1.35x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                       Newport Beach, CA
PROPERTY TYPE                                        Multifamily -- Conventional
SIZE (UNITS)                                                               1,052
OCCUPANCY AS OF SEPTEMBER 25, 2006                                         94.3%
YEAR BUILT / YEAR RENOVATED                                            1999 / NA
APPRAISED VALUE                                                     $371,900,000
PROPERTY MANAGEMENT                                             Irvine Community
                                                             Development Co. LLC
UW ECONOMIC OCCUPANCY                                                      94.1%
UW REVENUES                                                          $28,343,179
UW TOTAL EXPENSES                                                     $6,324,731
UW NET OPERATING INCOME (NOI)                                        $22,018,448
UW NET CASH FLOW (NCF)                                               $21,780,696
--------------------------------------------------------------------------------

(1)  An annual deposit into the tax and insurance reserve will be required upon an event of default as specified in the related Mortgage Loan documents.

(2)  An annual deposit of $228,408 into the replacement reserve will be required upon certain conditions as specified in the related Mortgage Loan documents.

(3)  Additional future pari passu debt is permitted subject to (i) a combined maximum loan-to-value ratio based upon the aggregate principal balance of the Newport Bluffs Loan and the Newport Bluffs Future Pari Passu Companion
     Loan of 65.0% during the first 60 months of the term of the Newport Bluffs
     Loan, and 60.0% anytime thereafter, (ii) a combined minimum debt service coverage ratio based upon the aggregate principal balance of the Newport
     Bluffs Loan and the Newport Bluffs Future Pari Passu Companion Loan of
     1.30x during the first 60 months of the term of the Mortgage Loan, and
     1.35x anytime thereafter and (iii) certain other conditions as specified in the related Newport Bluffs Loan documents.

(4)  The loan-to-value ratio, debt service coverage ratio and Cut-Off Date
     Balance/Unit were derived based upon the aggregate indebtedness of, or debt service on, the Newport Bluffs Loan and the Newport Bluffs Pari Passu
     Companion Loan (but do not account for the Newport Bluffs Future Pari Passu
     Companion Loan, that, as of the Cut-Off Date, has not been advanced).

                                      D-33

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                                 NEWPORT BLUFFS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------

UNIT MIX                         NO. OF UNITS   APPROXIMATE UNIT SIZE (SF)   APPROXIMATE NRA (SF)   % OF NRA       ACTUAL RENT
------------------------------   ------------   --------------------------   --------------------   --------   --------------------

Studio .......................          33                   549                      18,117           1.7%         $1,483
1 BR/1 BA ....................         391                   791                     309,281          29.1          $1,928
2 BR/2 BA ....................         359                 1,088                     390,592          36.7          $2,238
2 BR/2 BA Townhome ...........         112                 1,195                     133,840          12.6          $2,690
3 BR/2 BA ....................          47                 1,336                      62,792           5.9          $2,830
3 BR/3 BA Townhome ...........         110                 1,363                     149,930          14.1          $3,125
                                     -----                                         ---------         -----
   TOTAL/AVERAGE .............       1,052                 1,012                   1,064,552         100.0%    $2,266/$2.24/SF
                                     =====                                         =========         =====

                                      D-34

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                                NEWPORT BLUFFS
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Newport Bluffs Loan") is secured by a first mortgage encumbering a 1,052-unit multifamily complex located in
     Newport Beach, California. The Newport Bluffs Loan represents approximately
     3.9% of the Cut-Off Date Pool Balance. The Newport Bluffs Loan was
     originated on October 5, 2006 and has a principal balance as of the Cut-Off
     Date of $132,000,000. The Newport Bluffs Loan, which is evidenced by a pari passu note, dated October 5, 2006, is a portion of a whole loan with an original principal balance of $264,000,000. The other loan related to the
     Newport Bluffs Loan is evidenced by one separate note, dated October 5,
     2006 (the "Newport Bluffs Pari Passu Companion Loan" and, collectively with the Newport Bluffs Loan and the Newport Bluffs Future Pari Passu Companion
     Loan, if applicable, the "Newport Bluffs Whole Loan"), with an original balance of $132,000,000. Further, the related Mortgage Loan documents permit the related borrower to obtain future debt that will be pari passu in right of entitlement of payment with each of the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan (the "Newport Bluffs Future
     Pari Passu Companion Loan"), subject to the satisfaction of certain financial conditions set forth in the related Mortgage Loan documents, including but not limited to (i) the loan-to-value immediately following the closing of the Newport Bluffs Future Pari Passu Companion Loan based on the aggregate principal balance of the Newport Bluffs Loan, the Newport
     Bluffs Pari Passu Companion Loan and the Newport Bluffs Future Pari Passu
     Companion is no greater than 65% during the first 60 months of the term of the Newport Bluffs Loan, and no greater than 60% anytime thereafter and
     (ii) the debt service coverage ratio, which will be calculated on the basis of the Newport Bluffs Loan, the Newport Bluffs Pari Passu Companion Loan
     and the Newport Bluffs Future Pari Passu Companion Loan immediately following the closing of the Newport Bluffs Future Pari Passu Companion
     Loan, will no be less than 1.30x during the first 60 months of the Newport
     Bluffs Loan term, and no less than 1.35x anytime thereafter, as well as written confirmation from the Rating Agencies that any ratings of the
     Certificates will not, as a result of the Newport Bluffs Future Pari Passu
     Companion Loan, be downgraded, qualified or withdrawn. The Newport Bluffs
     Loan and the Newport Bluffs Pari Passu Companion Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Wachovia Bank
     Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
     Series 2006-C28 transaction, as described under "DESCRIPTION OF THE
     MORTGAGE POOL--Co-Lender Loans" and "--Servicing of the Newport Bluffs
     Loan" in the Prospectus Supplement. The Newport Bluffs Loan provides for interest-only payments for the entire loan term.

o    The Newport Bluffs Loan has a remaining term of 118 months and matures on
     October 11, 2016. The Newport Bluffs Loan may be prepaid at any time with payment of the greater of yield maintenance or 1.0% of the prepaid amount through and including June 11, 2016. In lieu of the yield maintenance premium, the Newport Bluffs Loan permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Newport Bluffs LLC, a special purpose entity.
     Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Newport Bluffs Whole Loan. The sponsor of the borrower is The Irvine Company, a 140-year old privately held real estate investment company that plans and develops communities on the Irvine Ranch in Orange County, California. The company owns office, apartment and retail properties on the Irvine Ranch and in Silicon Valley,
     West Los Angeles and North San Diego, California. The Irvine Company
     maintains a portfolio of approximately 400 office buildings, 39 retail centers, 80 apartment communities, 12 hotels, five marinas and three golf clubs, along with 44,000 acres of undeveloped land from the original tract.
     The company has earned international recognition for its planning, design, architecture and landscaping in its villages in Irvine, California and parts of the neighboring cities of Newport Beach, Tustin, Laguna Beach and
     Orange County, California.

o    THE PROPERTY. The Mortgaged Property is a 1,052-unit multifamily complex consisting of 52 three-story buildings situated on approximately 57.7 acres. The Mortgaged Property was constructed in 1999. The Mortgaged
     Property is located in Newport Beach, California within the Los
     Angeles-Long Beach-Santa Ana, California metropolitan statistical area.
     Individual unit amenities include a private patio or balcony, in-home washers and dryers, gourmet kitchens and high-speed internet. Project amenities at the Mortgaged Property include a gated community, three resort-style pools with spas, tiered sundecks with private cabanas, clubhouse with catering kitchen and courtyard, outdoor fireplace and barbeque areas, two tennis courts, fitness center with cardiovascular, exercise and weight-training equipment, multi-use aerobics area, private surround-sound movie theater and fully-equipped executive business center.
     As of September 25, 2006, the occupancy rate for the Mortgaged Property securing the Newport Bluffs Loan was approximately 94.3%.

o    LOCK BOX ACCOUNT. The related Mortgage Loan documents do not require a lockbox account.

o    PROPERTY MANAGEMENT. Irvine Community Development Co. LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Newport Bluffs Loan.

                                      D-35

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                       RENAISSANCE TOWER OFFICE BUILDING
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                        RENAISSANCE TOWER OFFICE BUILDING
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                        RENAISSANCE TOWER OFFICE BUILDING
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $129,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                            Joseph Moinian, Henry Shahery
TYPE OF SECURITY                                                            Both
MORTGAGE RATE                                                             5.850%
MATURITY DATE                                                  November 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes
UP-FRONT RESERVES
   TAX/INSURANCE                        Yes

   REPLACEMENT                   $1,500,000
   TI/LC                        $10,000,000
   OUTSTANDING TI/LC(1)          $6,402,183

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                        Yes
   REPLACEMENT(2)                 Springing
   GROUND RENT                     $119,443

ADDITIONAL FINANCING     B-Note                                      $15,000,000

                                 TRUST ASSET   WHOLE MORTGAGE LOAN
                                ------------   -------------------
CUT-OFF DATE BALANCE            $129,000,000      $144,000,000
CUT-OFF DATE BALANCE/SF              $75               $83
CUT-OFF DATE LTV                     79.9%             89.2%
MATURITY DATE LTV                    74.6%             83.8%
UW DSCR ON NCF                       1.34x             1.14x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Dallas, TX
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                              1,729,294
OCCUPANCY AS OF OCTOBER 2, 2006                                            72.4%
YEAR BUILT / YEAR RENOVATED                                          1974 / 1991
APPRAISED VALUE                                                     $161,355,000
PROPERTY MANAGEMENT                                                 Trammel Crow
UW ECONOMIC OCCUPANCY                                                      84.7%
UW REVENUES                                                          $28,717,301
UW TOTAL EXPENSES                                                    $15,335,906
UW NET OPERATING INCOME (NOI)                                        $13,381,395
UW NET CASH FLOW (NCF)                                               $12,282,034
--------------------------------------------------------------------------------

(1)  Funded up-front for the landlord's currently outstanding TI/LC obligations with respect to certain tenants.

(2)  Ongoing monthly replacement reserves of $21,616 will be required when the up-front replacement reserve account balance falls below $1,000,000. The reserve is capped at $2,500,000.

                                      D-39

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                        RENAISSANCE TOWER OFFICE BUILDING
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--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                  % OF NET                          % OF TOTAL
                                     RATINGS(1)     NET RENTABLE  RENTABLE  BASE RENT  ANNUAL BASE  ANNUAL BASE         LEASE
TENANT                           S&P/MOODY'S/FITCH    AREA (SF)     AREA       PSF         RENT         RENT          EXPIRATION
-------------------------------  -----------------  ------------  --------  ---------  -----------  -----------  ------------------

MAJOR TENANTS
   Blockbuster Inc. ...........       B-/NR/NR          247,862     14.3%     $11.89   $ 2,947,912      15.5%         June 2017
   Winstead Sechrest ..........       NR/NR/NR          200,348     11.6      $16.57     3,318,778      17.4        December 2012
   Southwest Securities .......       NR/NR/NR          165,411      9.6      $17.64     2,918,360      15.3     Multiple Spaces(2)
   The Neiman - Marcus Group ..       NR/NR/NR          127,361      7.4      $11.57     1,473,284       7.7          July 2014
   Godwin Pappas Langle .......       NR/NR/NR          123,534      7.1      $20.46     2,527,720      13.3        October 2013
                                                      ---------    -----               -----------     -----
   TOTAL MAJOR TENANTS ........                         864,516     50.0%     $15.25   $13,186,053      69.3%
NON-MAJOR TENANTS .............                         388,265     22.5      $15.06     5,847,477      30.7
                                                      ---------    -----               -----------     -----
OCCUPIED TOTAL ................                       1,252,781     72.4%     $15.19   $19,033,530     100.0%
VACANT SPACE ..................                         476,513     27.6               ===========     =====
                                                      ---------    -----
PROPERTY TOTAL ................                       1,729,294    100.0%
                                                      =========    =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 2,223 square feet expire in May 2008, approximately 3,760 square feet expire in May 2013 and approximately 159,428 square feet expire in December 2020.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                               CUMULATIVE                        CUMULATIVE
                # OF LEASES    WA BASE RENT/SF    TOTAL SF    % OF TOTAL SF      % OF SF        % OF BASE        % OF BASE
     YEAR         EXPIRING         EXPIRING       EXPIRING      EXPIRING*       EXPIRING*    RENT EXPIRING*    RENT EXPIRING*
-------------  -------------  -----------------  ----------  ---------------  ------------  ----------------  ---------------

     2006             2             $33.28             601         0.0%            0.0%            0.1%              0.1%
     2007            12             $11.51          42,614         2.5%            2.5%            2.6%              2.7%
     2008             7             $16.26          40,823         2.4%            4.9%            3.5%              6.2%
     2009            19             $15.65          84,318         4.9%            9.7%            6.9%             13.1%
     2010            11             $13.15          50,070         2.9%           12.6%            3.5%             16.6%
     2011            12             $17.08          38,480         2.2%           14.9%            3.5%             20.0%
     2012            11             $16.72         204,210        11.8%           26.7%           17.9%             37.9%
     2013             8             $19.73         153,534         8.9%           35.5%           15.9%             53.9%
     2014            12             $12.72         145,010         8.4%           43.9%            9.7%             63.6%
     2015             4             $14.54          23,808         1.4%           45.3%            1.8%             65.4%
     2016             3             $14.95          34,700         2.0%           47.3%            2.7%             68.1%
  Thereafter         42             $13.97         434,613        25.1%           72.4%           31.9%            100.0%
    Vacant            0             NA             476,513        27.6%          100.0%            0.0%            100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-40

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                        RENAISSANCE TOWER OFFICE BUILDING
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o    THE LOAN. The Mortgage Loan (the "Renaissance Tower Office Building Loan")
     is secured by a fee and leasehold deed to secure debt encumbering an office building located in Dallas, Texas. The Renaissance Tower Office Building
     Loan represents approximately 3.8% of the Cut-Off Date Pool Balance. The
     Renaissance Tower Office Building Loan was originated on November 9, 2006 and has a principal balance as of the Cut-Off Date of $129,000,000. The other loan related to the Renaissance Tower Office Building Loan is evidenced by a separate subordinate note, dated November 9, 2006 (the
     "Renaissance Tower Office Building Subordinate Companion Loan" and,
     together with the Renaissance Tower Office Building Loan, the "Renaissance
     Tower Office Building Whole Loan"), with an original principal balance of
     $15,000,000. The Renaissance Tower Office Building Subordinate Companion
     Loan will not be an asset of the Trust Fund. The Renaissance Tower Office
     Building Loan and the Renaissance Tower Office Building Tower Subordinate
     Companion Loan are governed by an intercreditor and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE
     POOL -- Co-Lender Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement. The Renaissance Tower Office Building Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Renaissance Tower Office Building Loan has a remaining term of 119 months and matures on November 11, 2016. The Renaissance Tower Office
     Building Loan may be prepaid at any time with payment of the greater of yield maintenance or 2.0% of the prepaid amount through and including July
     11, 2016.

o    THE BORROWER. The borrower is Binyan Realty LP, a special purpose entity.
     Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance Tower Office Building
     Loan. The sponsor of the borrower is Joseph Moinian. Mr. Moinian is a New
     York City-based real estate owner and operator, with numerous office properties in Manhattan as well as additional commercial properties throughout the United States. Mr. Moinian heads the Moinian Group, which has been actively involved in New York commercial real estate for over 15 years, and currently owns and controls a portfolio that exceeds 20 million square feet of office, industrial, retail, residential and hotel properties throughout the United States and abroad.

o    THE PROPERTY. The Mortgaged Property is an approximately 1,729,294 square foot office building situated on approximately 2.3 acres. The Mortgaged
     Property was constructed in 1974 and renovated in 1991. The Mortgaged
     Property is located in Dallas, Texas. As of October 2, 2006, the occupancy rate for the Mortgaged Property securing the Renaissance Tower Office
     Building Loan was approximately 72.4%.

     The largest tenant is Blockbuster Inc. ("Blockbuster"), occupying approximately 247,862 square feet, or approximately 14.3% of the net rentable area. Blockbuster is the world's largest video rental chain, with over 9,040 company-owned and franchised stores in 25 countries. As of
     November 27, 2006, Blockbuster was rated "B-" (S&P). The Blockbuster lease expires in June 2017. The second largest tenant is Winstead Sechrest
     ("Winstead"), occupying approximately 200,348 square feet, or approximately
     11.6% of the net rentable area. Winstead is a law firm, headquartered in
     Texas, with more than 30 practice areas and seven locations. Winstead represents clients in banking, bankruptcy, corporate/business law, government, intellectual property, labor/employment, litigation, real estate and technology. The Winstead lease expires in December 2012. The third largest tenant is Southwest Securities, occupying approximately
     165,411 square feet, or approximately 9.6% of the net rentable area. Under the terms of multiple leases, approximately 2,223 square feet of Southwest
     Securities space expire in May 2008, approximately 3,760 square feet of space expire in May 2013 and approximately 159,428 square feet of space expire in December 2020.

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. Trammell Crow is the property manager for the Mortgaged
     Property securing the Renaissance Tower Office Building Loan. Trammell Crow
     is a diversified commercial real estate services company, with approximately 6,800 employees. As of March 31, 2006, Trammell Crow managed and/or leased approximately 545 million square feet of space for its user and investor customers.

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                            21 - 25 WEST 34TH STREET
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Artist's rendering. Mortgaged Property yet to be constructed.

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                           21 - 25 WEST 34TH STREET
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                            21 - 25 WEST 34TH STREET
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $100,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    3.0%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                                SL Green
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.760%
MATURITY DATE                                                 December 11, 2016
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          120 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES DEBT SERVICE(1)                $1,592,250

ONGOING ANNUAL RESERVES                                None

ADDITIONAL FINANCING                         Mezzanine Debt         $28,645,828

CUT-OFF DATE BALANCE                                               $100,000,000
CUT-OFF DATE BALANCE/SF(2)                                               $3,584
CUT-OFF DATE LTV                                                          80.0%
MATURITY DATE LTV                                                         80.0%
UW DSCR ON NCF                                                            1.04x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                           Retail -- Single Tenant
SIZE (SF)(2)                                                             27,900
OCCUPANCY AS OF SEPTEMBER 1, 2006                                        100.0%
YEAR BUILT / YEAR RENOVATED(3)                                        2008 / NA
APPRAISED VALUE                                                    $125,000,000
PROPERTY MANAGEMENT                                           Green Broadway/34
                                                       Investment LLC and Green
                                                      West 34th Investment, LLC
UW ECONOMIC OCCUPANCY                                                     99.0%
UW REVENUES(4)                                                       $6,071,126
UW TOTAL EXPENSES                                                       $60,711
UW NET OPERATING INCOME (NOI)                                        $6,010,414
UW NET CASH FLOW (NCF)                                               $6,006,229
--------------------------------------------------------------------------------

(1)  Upon origination of the 21 -- 25 West 34th Street Loan, the borrower was required to post a debt service reserve in order to cover shortfalls in the cash flow occurring in the initial years of the lease term.

(2)  The square footage of the Mortgaged Property is a prospective estimate based on the tenant's planned improvements according to the appraisal of the Mortgaged Property.

(3)  According to the appraisal of the Mortgaged Property, the collateral improvements are planned for completion by January 1, 2008.

(4)  Underwritten revenues are based on the average of the annual rental payments owed by the tenant for the term of the 21 -- 25 West 34th Street
     Loan.

                                      D-45

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                            21 - 25 WEST 34TH STREET
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--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                             RATINGS      NET RENTABLE    % OF NET   BASE RENT   ANNUAL   % OF TOTAL ANNUAL
TENANT                  S&P/MOODY'S/FITCH  AREA (SF)*  RENTABLE AREA    PSF     BASE RENT      BASE RENT    LEASE EXPIRATION
----------------------- ----------------- ------------ ------------- --------- ---------- ----------------- ----------------

MAJOR TENANT
   Apple Computer, Inc.      NR/NR/NR        27,900        100.0%     $219.80  $6,132,450       100.0%      January 2022
                                             ------        -----               ----------       -----
PROPERTY TOTAL                               27,900        100.0%     $219.80  $6,132,450       100.0%
                                             ======        =====               ==========       =====

*    The square footage of the Mortgaged Property is a prospective estimate based on the tenant's planned improvements according to the property appraisal.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

         # OF LEASES WA BASE RENT/SF TOTAL SF % OF TOTAL SF CUMULATIVE % OF SF % OF BASE RENT CUMULATIVE % OF BASE
YEAR       EXPIRING      EXPIRING    EXPIRING   EXPIRING*        EXPIRING*        EXPIRING*      RENT EXPIRING*
-------- ----------- --------------- -------- ------------- ------------------ -------------- --------------------

2022          1          $219.80      27,900      100.0%          100.0%           100.0%            100.0%
Vacant        0               NA           0        0.0%          100.0%             0.0%            100.0%

*    Calculated based upon approximate square footage occupied by the tenant.

                                      D-46

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                            21 - 25 WEST 34TH STREET
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o    THE LOAN. The Mortgage Loan (the "21 - 25 West 34th Street Loan") is
     secured by a first mortgage encumbering a proposed retail building located in New York, New York. The 21 - 25 West 34th Street Loan represents approximately 3.0% of the Cut-Off Date Pool Balance. The 21 - 25 West 34th
     Street Loan was originated on November 21, 2006 and has a principal balance as of the Cut-Off Date of $100,000,000. The 21 - 25 West 34th Street Loan
     provides for interest-only payments for its entire term.

     The 21 - 25 West 34th Street Loan has a remaining term of 120 months and matures on December 11, 2016. The 21 - 25 West 34th Street Loan may be
     prepaid on or after October 11, 2016, and permits defeasance with United
     States government obligations beginning two years after the Closing Date.

o    THE BORROWERS. The borrowers are 21 West 34 Owner LLC and 25-27 West 34
     Owner LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 21 - 25 West 34th Street Loan. The sponsor of the borrowers is SL Green
     Realty Corp. ("SL Green"). SL Green, a real estate investment trust, engages in the ownership, management, acquisition, leasing, and repositioning of commercial office properties in New York. According to the company website, its portfolio includes interests in 29 properties aggregating over 17 million square feet. The company also owns interests in five retail properties encompassing approximately 168,000 square feet and one residential redevelopment property encompassing approximately 220,000 square feet.

o    THE PROPERTY. Pursuant to the terms of an executed, triple-net lease agreement, the borrowers are obligated to demolish the existing office buildings located at the Mortgaged Property and deliver the premises to the tenant, Apple Computer, Inc. ("Apple") on or promptly after the rent commencement date of February 1, 2007. Beginning in February 2007, Apple will be required to make the rental payments as described in such executed lease agreement. Apple is obligated to construct a proposed two- or three-story retail building, planned to be approximately 27,900 square feet, on the 0.2-acre parcel after demolition by the borrowers and delivery of the premises to Apple. As of November 17, 2006, the Mortgaged Property
     was 100.0% leased.

     It is expected that the sole tenant, Apple, will occupy the entire net rentable area. Apple designs, manufactures and markets personal computers, digital music players, software, services, peripherals and networking solutions. Apple's products and services include the Macintosh line of desktop and notebook computers, the iPod digital music player, the iTunes
     Music Store and a variety of other service and support offerings. The Apple lease expires in January 2022.

o    LOCK BOX ACCOUNT. All tenant payments due under the tenant's lease are deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. Green Broadway/34 Investment LLC and Green West 34th
     Investment, LLC, affiliates of the sponsor, are the property managers for the Mortgaged Property securing the 21 - 25 West 34th Street Loan.

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                       LA JOLLA INTERNATIONAL APARTMENTS
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                        LA JOLLA INTERNATIONAL APARTMENTS
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                        LA JOLLA INTERNATIONAL APARTMENTS
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                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                     Artesia
CUT-OFF DATE BALANCE                                                 $65,050,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                          La Terraza, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.490%
MATURITY DATE                                                  December 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           120 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE               Yes

ONGOING ANNUAL RESERVES
   TAX/INSURANCE               Yes

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $65,050,000
CUT-OFF DATE BALANCE/UNIT                                               $162,625
CUT-OFF DATE LTV                                                           70.7%
MATURITY DATE LTV                                                          70.7%
UW DSCR ON NCF                                                             1.22x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           San Diego, CA
PROPERTY TYPE                                         Multifamily - Conventional
SIZE (UNITS)                                                                 400
OCCUPANCY AS OF NOVEMBER 15, 2006                                          99.3%
YEAR BUILT / YEAR RENOVATED                                            1986 / NA
APPRAISED VALUE                                                      $92,000,000
PROPERTY MANAGEMENT                                The Premiere Residential, LLC
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $6,719,925
UW TOTAL EXPENSES                                                     $2,198,258
UW NET OPERATING INCOME (NOI)                                         $4,521,667
UW NET CASH FLOW (NCF)                                                $4,432,467

                                      D-51

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                        LA JOLLA INTERNATIONAL APARTMENTS
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--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------

                            APPROXIMATE
                   NO. OF    UNIT SIZE    APPROXIMATE
UNIT MIX            UNITS       (SF)        NRA (SF)    % OF NRA     MARKET RENT
----------------   ------   -----------   -----------   --------   -------------

1 BR/1 BA ......     200         652        130,400       38.9%    $         1,270
2 BR/2 BA ......     200       1,025        205,000       61.1     $         1,664
                     ---                    -------      -----
TOTAL/AVERAGE ..     400         839        335,400      100.0%    $1,467/$1.75/SF
                     ===                    =======      =====

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                        LA JOLLA INTERNATIONAL APARTMENTS
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "La Jolla International Apartments Loan")
     is secured by a first mortgage encumbering a 400-unit multifamily complex located in San Diego, California. The La Jolla International Apartments
     Loan represents approximately 1.9% of the Cut-Off Date Pool Balance. The La
     Jolla International Apartments Loan was originated on November 30, 2006 and has a principal balance as of the Cut-Off Date of $65,050,000. The La Jolla
     International Apartments Loan provides for interest-only payments for its entire term.

     The La Jolla International Apartments Loan has a remaining term of 120 months and matures on December 11, 2016. The La Jolla International
     Apartments Loan may be prepaid in whole or in multiples of $100,000 on or after January 11, 2010 with payment of the greater of yield maintenance or
     1% of the prepaid amount. In lieu of the yield maintenance premium or 1% of the prepaid amount, the La Jolla International Apartments Loan permits defeasance with United States government obligations beginning two years after the Closing Date. Beginning on October 11, 2016 (the date that is two months prior to the maturity date of the La Jolla International Apartments
     Loan), the La Jolla International Apartments Loan may be prepaid without defeasance, the payment of yield maintenance premiums or the payment of 1%
     of the prepaid amount.

o    THE BORROWER. The borrower is La Jolla International Gardens, a special purpose entity. A non-consolidation opinion was delivered in connection with the origination of the La Jolla International Apartments Loan. The
     sponsor of the borrower is La Terraza, LLC. The general partner of the borrower is Gardens GP, Inc., and the largest limited partner is Mil Trust
     U.T.D., the sole shareholder of the general partner. Isidoro Lombrozo is the trustee of Mil Trust U.T.D. and president of the general partner. Mr.
     Lombrozo is the developer and manager of the La Jolla International
     Apartments Loan as well as the La Scala Apartments Loan. Mr. Lombrozo is also president of LOMCO, a development and management company, which developed the La Jolla International Apartments in 1986. Mr. Lombrozo also has interests in six Class A multifamily properties with an approximate total of 1,848 units in Phoenix, Arizona. Mr. Lomborzo is also the owner and manager of The Premiere Residential, LLC, the management company which manages the La Jolla International Apartments.

o    THE PROPERTY. The Mortgaged Property is a 400-unit multifamily complex consisting of 18 three-story buildings situated on approximately 7.4 acres.
     The Mortgaged Property was constructed in 1986. The Mortgaged Property is located in San Diego, California within the San Diego, California metropolitan statistical area. Individual unit amenities include refrigerators, ranges with hoods, dishwashers and garbage disposals.
     Project amenities at the Mortgaged Property include an outdoor, in-ground swimming pool and spa pool located in the center courtyard behind the clubhouse. The clubhouse has a full kitchen, fireplace seating area, pool table and fitness room. Other site amenities include landscaping, fountains, barbeques and outdoor seating. A laundry room is located in the clubhouse with card-operated washers and dryers. As of November 15, 2006, the occupancy rate for the Mortgaged Property securing the La Jolla
     International Apartments Loan was approximately 99.3%.

o    LOCK BOX ACCOUNT. The related Mortgage Loan documents do not require a lockbox account.

o    PROPERTY MANAGEMENT. The Premiere Residential, LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the La
     Jolla International Apartments Loan.

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                             DEER PARK TOWN CENTER
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                             DEER PARK TOWN CENTER
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $60,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                          Prudential Insurance Company of
                                                     America and DDR Corporation
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.590%
MATURITY DATE                                                   October 11, 2011
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            58 / IO
LOCKBOX                                                                     None
SHADOW RATING (S&P/MOODY'S)(1)                                            AAA/A3
UP-FRONT RESERVES                      None
ONGOING ANNUAL RESERVES
   TAX/INSURANCE(2)               Springing
ADDITIONAL FINANCING(3)                                                     None
CUT-OFF DATE BALANCE                                                 $60,000,000
CUT-OFF DATE BALANCE / SF                                                   $176
CUT-OFF DATE LTV                                                           46.5%
MATURITY DATE LTV                                                          46.5%
UW DSCR ON NCF                                                             2.44x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Deer Park, IL
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                340,369
OCCUPANCY AS OF AUGUST 15, 2006(4)                                         93.8%
YEAR BUILT / YEAR RENOVATED                                            2000 / NA
APPRAISED VALUE                                                     $129,000,000
PROPERTY MANAGEMENT                    Developers Diversified Realty Corporation
                                            and Poag & McEwen Lifestyle Centers-
                                                         Management Company, LLC
UW ECONOMIC OCCUPANCY                                                      93.6%
UW REVENUES                                                          $12,056,964
UW TOTAL EXPENSES                                                     $3,538,030
UW NET OPERATING INCOME (NOI)                                         $8,518,934
UW NET CASH FLOW (NCF)(4)                                             $8,171,330
--------------------------------------------------------------------------------

(1)  Moody's and S&P have confirmed that the Deer Park Town Center Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)  Ongoing annual deposits to the tax and insurance reserves will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

(3)  Future mezzanine debt is permitted provided no event of default has occurred and is continuing and subject to a combined maximum loan-to-value ratio of 75.0%.

(4)  The sponsors have entered into a master lease for approximately 23,871 square feet, with annual rent of $833,000 terminating upon the earlier to occur of (i) the expiration of a 5-year term, running through October 2011, or (ii) the achievement of a net cash flow of $7.7 million. The square footage and rent associated with the master lease are included in the occupancy percentage and the underwritten net cash flow.

                                      D-57

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                             DEER PARK TOWN CENTER
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                                TENANT SUMMARY

                                                                  % OF NET                          % OF TOTAL
                                     RATINGS(1)     NET RENTABLE  RENTABLE  BASE RENT  ANNUAL BASE  ANNUAL BASE        LEASE
TENANT                           S&P/MOODY'S/FITCH    AREA (SF)     AREA       PSF         RENT         RENT         EXPIRATION
-------------------------------  -----------------  ------------  --------  ---------  -----------  -----------  ------------------

MAJOR TENANTS
 Century Theatre ..............       B/B3/NR           48,280      14.2%     $12.50    $  603,500       7.2%        June 2019
 Prudential Master Lease(2) ...       NR/NR/NR          23,871       7.0      $34.90       833,000       9.9       October 2011
 Gap ..........................    BB+/Baa3/BBB-        20,000       5.9      $12.65       253,000       3.0       November 2010
 Pottery Barn .................       NR/NR/NR          17,000       5.0      $29.24       497,067       5.9     Multiple Spaces(3)
 Pier 1 Imports ...............       B-/NR/NR          11,994       3.5      $22.00       263,868       3.1       February 2012
                                                        ------     -----                ----------     -----
 TOTAL NON-MAJOR TENANTS ......                        121,145      35.6%     $20.23    $2,450,435      29.1%
NON-MAJOR TENANTS .............                        198,208      58.2      $30.08     5,962,714      70.9
                                                       -------     -----                ----------     -----
OCCUPIED COLLATERAL TOTAL .....                        319,353      93.8%     $26.34    $8,413,149     100.0%
                                                       =======     =====                ==========     =====
IN-LINE VACANT SPACE ..........                         21,016       6.2
COLLATERAL TOTAL ..............                        340,369     100.0%
                                                       =======     =====
PROPERTY TOTAL ................                        365,369
                                                       =======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The sponsors have entered into a master lease for approximately 23,871 square feet, with annual rent of $833,000 terminating upon the earlier to occur of (i) the expiration of a 5-year term, running through October 2011, or (ii) the achievement of a net cash flow of $7.7 million. The master lease is guaranteed by an affliate of the sponsor, PRISA Fund II. Crate &
     Barrel has recently executed a lease for approximately 23,398 square feet, with an annual rent of $725,000 for a 10-year term with rent commencement expected to begin in September 2007. See "RISK FACTORS--Risks Relating to
     Net Cash Flow" in the Prospectus Supplement.

(3)  Under the terms of multiple leases, approximately 7,000 square feet expire in January 2012 and approximately 10,000 square feet expire in January
     2013.

                            LEASE EXPIRATION SCHEDULE

                                                                         CUMULATIVE      % OF       CUMULATIVE
              # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF     % OF SF    BASE RENT     % OF BASE
    YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*      EXPIRING*   EXPIRING*   RENT EXPIRING*
-----------   -----------   ---------------   --------   -------------   ----------   ---------   --------------

     2006           0           $ 0.00               0        0.0%           0.0%        0.0%          0.0%
     2007           1           $20.75           1,792        0.5%           0.5%        0.4%          0.4%
     2008           4           $45.19           5,652        1.7%           2.2%        3.0%          3.5%
     2009           5           $24.14          10,307        3.0%           5.2%        3.0%          6.4%
     2010          17           $24.57          69,173       20.3%          25.5%       20.2%         26.6%
     2011          20           $31.52         103,973       30.5%          56.1%       39.0%         65.6%
     2012           2           $24.67          18,994        5.6%          61.7%        5.6%         71.2%
     2013           6           $30.70          30,300        8.9%          70.6%       11.1%         82.2%
     2014           2           $31.36           3,795        1.1%          71.7%        1.4%         83.6%
     2015           2           $41.48           3,614        1.1%          72.7%        1.8%         85.4%
     2016           4           $28.74          14,307        4.2%          76.9%        4.9%         90.3%
  Thereafter        3           $14.20          57,446       16.9%          93.8%        9.7%        100.0%
    Vacant          0               NA          21,016        6.2%         100.0%        0.0%        100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-58

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                              DEER PARK TOWN CENTER
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o    THE LOAN. The Mortgage Loan (the "Deer Park Town Center Loan") is secured by a first mortgage encumbering an anchored retail center located in Deer
     Park, Illinois. The Deer Park Town Center Loan represents approximately
     1.8% of the Cut-Off Date Pool Balance. The Deer Park Town Center Loan was
     originated on September 29, 2006 and has a principal balance as of the
     Cut-Off Date of $60,000,000. The Deer Park Town Center Loan provides for interest-only payments for its entire term.

     The Deer Park Town Center Loan has a remaining term of 58 months and matures on October 11, 2011. The Deer Park Town Center Loan may be prepaid at any time with the payment of the greater of yield maintenance or 1.0% of the prepaid amount through and including March 11, 2011 and may be prepaid without the payment of a yield maintenance premium or penalty on or after
     April 11, 2011. In lieu of the yield maintenance premium, the Deer Park
     Town Center Loan permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is DDR Deer Park Town Center LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Deer Park Town Center
     Loan. The sponsors of the borrower are Prudential Financial Inc.
     ("Prudential"), through its real estate investment management businesses,
     Prudential Real Estate Investors ("PREI") and Developers Diversified Realty
     Corporation ("DDR"). PREI has more than 36 years of experience in private investing and more than 270 associates located in four offices across the
     United States. As of November 28, 2006, Prudential was rated "A" (S&P),
     "A3" (Moody's) and "A" (Fitch). DDR is a publicly-traded REIT that engages in acquiring, developing, redeveloping, owning, leasing and managing shopping centers, mini-malls and lifestyle centers. As of February 2006,
     DDR owned or managed approximately 470 retail properties in 44 states and
     Puerto Rico. As of November 28, 2006, DDR was rated "BBB" (S&P), "Baa2"
     (Moody's) and "BBB" (Fitch).

o    THE PROPERTY. The Mortgaged Property is an approximately 340,369 square foot anchored retail center situated on approximately 73.2 acres. The
     Mortgaged Property was built in 2000. The Mortgaged Property is located in
     Deer Park, Illinois within the Chicago-Naperville-Joliet, IL-IN-WI metropolitan statistical area. As of August 15, 2006, the occupancy rate for the Mortgaged Property securing the Deer Park Town Center Loan was approximately 93.8%, which includes the master lease entered into by an affiliate of the sponsor.

     The largest tenant is Century Theatre ("Century"), occupying approximately
     48,280 square feet, or approximately 14.2% of the net rentable area.
     Founded in 1941, Century is a movie theatre chain in North America with over 1,000 screens in 12 states and approximately 250 new screens in development over the next three years. As of November 27, 2006, Century was rated "B" (S&P) and "B3" (Moody's). The Century lease expires in June 2019.
     The second largest tenant is the Prudential Master Lease, guaranteed by an affiliate of the sponsor, PRISA Fund II, for approximately 23,871 square feet. The Prudential Master Lease provides for annual rent of $833,000 terminating upon the earlier to occur of (i) the expiration of a 5-year term, running through October 2011, or (ii) the achievement of a net cash flow of $7.7 million. Crate & Barrel has recently executed a lease for approximately 23,398 square feet, with an annual rent of $725,000 for a
     10-year term with rent commencement expected to begin in September 2007.
     The third largest tenant is The Gap, Inc. ("Gap"), occupying approximately
     20,000 square feet, or approximately 5.9% of the net rentable area. Gap is a global specialty retailer operating stores selling casual apparel, accessories and personal care products for men, women and children under the Gap, Banana Republic and Old Navy Brands. The company operates over
     3,000 stores worldwide. As of November 27, 2006, Gap was rated "BB+" (S&P),
     "Baa3" (Moody's) and "BBB-" (Fitch). The Gap lease expires in November
     2010.

o    LOCK BOX ACCOUNT. The related Mortgage Loan documents do not require a lockbox account.

o    MANAGEMENT. DDR and Poag & McEwen Lifestyle Centers--Management Company,
     LLC ("P&M") are the property managers for the Mortgaged Property securing the Deer Park Town Center Loan. P&M was founded in 1987, and originally developed the Mortgaged Property with DDR in 2000. P&M develops, manages and leases lifestyle centers and has developed or is in the process of developing over 12 properties in eight states.

                                      D-59

--------------------------------------------------------------------------------
                               DAKOTA SQUARE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $58,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                 Lightstone Holdings, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                          5.889093%
MATURITY DATE                                                  November 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          24
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes
UP-FRONT RESERVES
   TAX/INSURANCE                                 Yes
   RECONFIGURATION RESERVE(1)             $9,868,991

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                 Yes
   REPLACEMENT                               $83,334
   TI/LC                                    $390,629
ADDITIONAL FINANCING                          B-Note                  $3,623,904

                                               TRUST ASSET   WHOLE MORTGAGE LOAN
                                               -----------   -------------------
CUT-OFF DATE BALANCE                           $58,000,000       $61,623,904
CUT-OFF DATE BALANCE/SF                            $84               $89
CUT-OFF DATE LTV                                   80.0%             85.0%
MATURITY DATE LTV                                  70.7%             75.5%
UW DSCR ON NCF                                     1.30x             1.17x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                               Minot, ND
PROPERTY TYPE(2)                                              Retail -- Anchored
SIZE (SF)(2)                                                             693,626
OCCUPANCY AS OF SEPTEMBER 1, 2006(2)                                       91.5%
YEAR BUILT / YEAR RENOVATED                                          1979 / 2004
APPRAISED VALUE                                                      $72,500,000
PROPERTY MANAGEMENT                         Prime Retail Property Management LLC
UW ECONOMIC OCCUPANCY                                                      92.5%
UW REVENUES                                                           $9,219,291
UW TOTAL EXPENSES                                                     $3,421,560
UW NET OPERATING INCOME (NOI)                                         $5,797,731
UW NET CASH FLOW (NCF)                                                $5,348,106
--------------------------------------------------------------------------------

(1)  Funds escrowed for current tenant relocations in connection with the tenant reconfiguration. See "Reconfiguration" below.

(2)  The collateral includes an additional out-parcel improved with a 126-room
     Sleep Inn and Suites. While the borrower is entitled to rents under a ground lease with respect to such collateral, the improvements were not included for purposes of determining the occupancy rate, property size or property type.

                                      D-60

--------------------------------------------------------------------------------
                               DAKOTA SQUARE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                TENANT SUMMARY(1)
--------------------------------------------------------------------------------

                                                                    % OF NET                       % OF TOTAL
                                         RATINGS(2)    NET RENTABLE RENTABLE BASE RENT   ANNUAL   ANNUAL BASE      LEASE
TENANT                               S&P/MOODY'S/FITCH   AREA (SF)    AREA      PSF     BASE RENT     RENT      EXPIRATION
------------------------------------ ----------------- ------------ -------- --------- ---------- ----------- -------------

ANCHOR TENANTS - ANCHOR OWNED
   Target                                 A+/A1/A+        100,000             ANCHOR OWNED- NOT PART OF COLLATERAL
                                                          -------
   TOTAL ANCHOR OWNED                                     100,000
OUT PARCEL TENANTS - COLLATERAL(3)
   Miracle Mart (Ground Lease)            NR/NR/NR         52,778      8.9%    $ 6.02  $  317,628      6.1%   December 2008
   Best Buy (Ground Lease)              BBB/NR/BBB+        20,184      3.4     $12.19     246,000      4.7     January 2016
   Paradiso (Ground Lease)                NR/NR/NR          6,625      1.1     $ 4.08      27,000      0.5    December 2009
   McDonald's (Ground Lease)               A/A2/A           3,923      0.7     $ 5.74      22,500      0.4    November 2007
                                                          -------    -----             ----------    -----
   TOTAL OUT PARCEL TENANTS                                83,510     14.1%    $ 7.34  $  613,128     11.7%
ANCHOR TENANTS - COLLATERAL
   J.C. Penney                         BBB-/Baa3/BBB      105,870     17.8%    $ 3.24  $  343,019      6.5%     March 2010
   Sears                                 BB+/NR/BB         81,296     13.7     $ 3.25     264,212      5.0     October 2008
   Herbergers                            B+/B3/CCC         52,468      8.8     $ 3.27     171,570      3.3     January 2008
                                                          -------    -----             ----------    -----
   TOTAL ANCHOR TENANTS - COLLATERAL                      239,634     40.4%    $ 3.25  $  778,801     14.8%
MAJOR TENANTS
   Carmike Nine                           NR/NR/NR         31,377      5.3%    $16.72  $  524,623     10.0%      May 2019
   Scheel's All Sports                    NR/NR/NR         26,135      4.4     $13.00     339,755      6.5     January 2008
   Osco Drug (CVS)                     BBB+/Baa2/BBB       15,806      2.7     $11.00     173,866      3.3      March 2010
   Old Navy                            BB+/Baa3/BBB-       12,305      2.1     $11.50     141,508      2.7      June 2007
   Eddie Bauer                            NR/B2/NR          6,538      1.1     $14.97      97,874      1.9     January 2009
                                                          -------    -----             ----------    -----
   TOTAL MAJOR TENANTS                                     92,161     15.5%    $13.86  $1,277,626     24.4%
NON-MAJOR TENANTS                                         118,996     20.0     $26.81   3,189,836     60.8
                                                          -------    -----             ----------    -----
OCCUPIED COLLATERAL TOTAL                                 534,301     90.0%    $ 9.82  $5,246,263    100.0%
                                                          =======    =====             ==========    =====
VACANT SPACE                                               59,325     10.0
COLLATERAL TOTAL                                          593,626    100.0%
                                                          =======    =====
PROPERTY TOTAL                                            693,626
                                                          =======

(1)  Reflects the in-place tenant composition prior to any on-going tenant reconfiguration.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  The collateral includes an additional out parcel improved with a 126-room
     Sleep Inn and Suites. While the borrower is entitled to rents under a ground lease with respect to such collateral, the improvements were not included for purposes of determining the occupancy rate or property size.

o    RECONFIGURATION. The sponsor is currently expanding and reconfiguring the tenant spaces at the Mortgaged Property in order to accommodate, among other things, a newly executed lease to Barnes and Noble for approximately
     28,000 square feet, a significant expansion of the Scheele All Sports space, pursuant to an executed lease for approximately 50,000 square feet, and an expansion of the total tenant space of approximately 10,700 square feet. In order to effectuate such expansion and reconfiguration, approximately nine in-line tenants must be relocated to spaces that the sponsor either intentionally kept vacant or are otherwise occupied by a temporary tenant. The sponsor expects that all expansions and relocations will be completed in the first quarter of 2007 and that all tenants will occupy their new space and be paying rent as of approximately October 2007.
     Upon origination of the Mortgage Loan, the borrower was required to deposit approximately $9,869,000, which represents the amount required to complete the structural modifications, tenant improvements and other capital costs to be incurred during the tenant expansion and reconfiguration. In addition, an affiliate of the sponsor, Lightstone Holdings, LLC, was required to provide a full completion guarantee. It is expected that upon completion of the expansion and reconfiguration and relocation of the affected tenants, the occupancy rate for the Mortgaged Property securing the Dakota Square Mall Loan will be approximately 95.0%.

                                      D-61

--------------------------------------------------------------------------------
                               DAKOTA SQUARE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          LEASE EXPIRATION SCHEDULE(1)
--------------------------------------------------------------------------------

                                                                        CUMULATIVE       % OF        CUMULATIVE
              # OF LEASES   WA BASE RENT/   TOTAL SF   % OF TOTAL SF     % OF SF      BASE RENT    % OF BASE RENT
   YEAR         EXPIRING     SF EXPIRING    EXPIRING    EXPIRING(2)    EXPIRING(2)   EXPIRING(2)    EXPIRING(2)
------------  -----------   -------------   --------   -------------   -----------   -----------   --------------

   2006             2           $23.27        6,444         0.9%           0.9%          2.9%             2.9%
   2007             6           $13.04       22,918         3.3%           4.2%          5.7%             8.6%
   2008            11           $ 5.98      230,432        33.2%          37.5%         26.3%            34.8%
   2009            12           $19.33       28,864         4.2%          41.6%         10.6%            45.5%
   2010             4           $ 4.56      123,396        17.8%          59.4%         10.7%            56.2%
   2011             8           $18.07       23,926         3.4%          62.9%          8.2%            64.4%
   2012             8           $21.91       19,687         2.8%          65.7%          8.2%            72.7%
   2013             5           $19.62       12,973         1.9%          67.6%          4.9%            77.5%
   2014             4           $35.50        3,542         0.5%          68.1%          2.4%            79.9%
   2015             3           $20.22        6,523         0.9%          69.0%          2.5%            82.4%
   2016             2           $12.93       21,685         3.1%          72.1%          5.3%            87.8%
Thereafter          4           $ 4.79      133,911        19.3%          91.4%         12.2%           100.0%
  Vacant            0           $ 0.00       59,325         8.6%         100.0%          0.0%           100.0%

(1)  Reflects the in-place tenant composition prior to any on-going tenant reconfiguration.

(2)  Calculated based upon approximate square footage occupied by each tenant.

                                      D-62

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                                      D-63

--------------------------------------------------------------------------------
                               LA SCALA APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     Artesia
CUT-OFF DATE BALANCE                                                 $57,150,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                          LaTerraza, LLC & Scala GP, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.490%
MATURITY DATE                                                  December 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                              120/IO
REMAINING TERM / AMORTIZATION                                             120/IO
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                         Yes

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                         Yes

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $57,150,000
CUT-OFF DATE BALANCE/UNIT                                               $161,441
CUT-OFF DATE LTV                                                           70.1%
MATURITY DATE LTV                                                          70.1%
UW DSCR ON NCF                                                             1.23x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           San Diego, CA
PROPERTY TYPE                                         Multifamily - Conventional
SIZE (UNITS)                                                                 354
OCCUPANCY AS OF NOVEMBER 15, 2006                                          98.6%
YEAR BUILT / YEAR RENOVATED                                            1989 / NA
APPRAISED VALUE                                                      $81,500,000
PROPERTY MANAGEMENT                                The Premiere Residential, LLC
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $6,044,341
UW TOTAL EXPENSES                                                     $2,069,218
UW NET OPERATING INCOME (NOI)                                         $3,975,123
UW NET CASH FLOW (NCF)                                                $3,901,491
--------------------------------------------------------------------------------

                                      D-64

--------------------------------------------------------------------------------
                              LA SCALA APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------

UNIT MIX                 NO. OF UNITS   APPROXIMATE UNIT SIZE (SF)   APPROXIMATE NRA (SF)   % OF NRA       MARKET RENT
-----------------------  ------------   --------------------------   --------------------   --------   ----------------

Studio ................        18                   600                      10,800            3.8%    $          1,175
1 BR/1 BA .............       164                   640                     104,960           36.5     $          1,330
2 BR/2 BA .............       172                   999                     171,828           59.7     $          1,724
                              ---                                           -------          -----
TOTAL/AVERAGE .........       354                   812                     287,588          100.0%    $ 1,514/$1.86/SF
                              ===                                           =======          =====

                                      D-65

--------------------------------------------------------------------------------
                              PENWOOD CROSSING MHP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $56,800,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                          Frank T. Perano
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.790%
MATURITY DATE                                                  November 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM/AMORTIZATION                                                120/IO
REMAINING TERM/AMORTIZATION                                               119/IO
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX/INSURANCE                              Yes
ONGOING ANNUAL RESERVES
   TAX/INSURANCE                              Yes
   REPLACEMENT                            $10,790
ADDITIONAL FINANCING                                                        None
CUT-OFF DATE BALANCE                                                 $56,800,000
CUT-OFF DATE BALANCE/PAD                                                 $52,641
CUT-OFF DATE LTV                                                           80.0%
MATURITY DATE LTV                                                          80.0%
UW DSCR ON NCF                                                             1.33x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Morrisville, PA
PROPERTY TYPE                                                   Mobile Home Park
SIZE (PADS)                                                                1,079
OCCUPANCY AS OF OCTOBER 25, 2006                                           92.8%
YEAR BUILT/YEAR RENOVATED                                                1971/NA
APPRAISED VALUE                                                      $71,000,000
PROPERTY MANAGEMENT                                           PWC Management LLC
UW ECONOMIC OCCUPANCY                                                      93.6%
UW REVENUES                                                           $6,498,856
UW TOTAL EXPENSES                                                     $2,130,243
UW NET OPERATING INCOME (NOI)                                         $4,368,613
UW NET CASH FLOW (NCF)                                                $4,357,823
--------------------------------------------------------------------------------

                                      D-66

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                                      D-67

--------------------------------------------------------------------------------
                                 ALHAMBRA TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $52,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                          W. Allen Morris
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.880%
MATURITY DATE                                                  November 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TI/LC                                    $250,000
   CISNEROS TI(1)                         $1,155,186
   ANDOLINO CEMENTS TI(1)                   $258,808
   CISNEROS HOLDBACK(2)                     $415,000
ONGOING ANNUAL RESERVES
   TAX/INSURANCE(3)                        Springing
   TI/LC(4)                                 $190,000
   REPLACEMENT(5)                          Springing
ADDITIONAL FINANCING(6)                                                     None
CUT-OFF DATE BALANCE                                                 $52,000,000
CUT-OFF DATE BALANCE/SF                                                     $298
CUT-OFF DATE LTV                                                           80.0%
MATURITY DATE LTV                                                          80.0%
UW DSCR ON NCF                                                             1.21x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Coral Gables, FL
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                174,310
OCCUPANCY AS OF OCTOBER 10, 2006                                           95.4%
YEAR BUILT/YEAR RENOVATED                                              2002 / NA
APPRAISED VALUE                                                      $65,000,000
PROPERTY MANAGEMENT                                  The Allen Morris Commerical
                                                            Real Estate Services
                                                                         Company
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $6,613,781
UW TOTAL EXPENSES                                                     $2,660,350
UW NET OPERATING INCOME (NOI)                                         $3,953,431
UW NET CASH FLOW (NCF)                                                $3,688,758
--------------------------------------------------------------------------------

(1)  In the event certain conditions as described in the related Mortgage Loan documents are not satisfied by December 31, 2007, all funds will be held as additional collateral.

(2)  Provided that no event of default shall have occurred and be continuing, the Cisneros Holdback Reserve will be released upon (i) evidence of Finser
     Corporation's (Cisneros) occupancy, (ii) payment of unabated rent and (iii)
     the receipt by the mortgagee of an estoppel certificate.

(3)  Ongoing annual tax and insurance reserves will be required upon an event of default or upon certain other conditions as specified in the related
     Mortgage Loan documents.

(4)  The borrower will escrow $190,000 annually over the first five years for general tenant improvement and leasing commissions. The escrow balance will be $1.2 million at the end of the fifth year of the Alhambra Towers Loan, which will be released upon providing evidence at the end of 2012 that the
     Mortgaged Property's net operating income is greater than or equal to the underwritten net operating income. If this condition is not met, quarterly net operating income tests will commence.

(5)  Ongoing monthly deposits of $1,446 to the replacement reserve will be required upon an event of default.

(6)  Future mezzanine debt is permitted subject to a combined maximum loan-to-value ratio of 85.0% and a combined minimum debt service coverage ratio of 1.10x.

                                      D-68

--------------------------------------------------------------------------------
                                 ALHAMBRA TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                              RATINGS                                                % OF
                               S&P/       NET     % OF NET                           TOTAL
                             MOODY'S/  RENTABLE   RENTABLE  BASE RENT    ANNUAL     ANNUAL         LEASE
TENANT                         FITCH   AREA (SF)    AREA       PSF     BASE RENT   BASE RENT    EXPIRATION
---------------------------  --------  ---------  --------  ---------  ----------  ---------  -------------

MAJOR TENANTS
   INBM                      NR/NR/NR    59,041     33.9%     $37.53   $2,215,640     36.7%       June 2012
   Cisneros Group*           NR/NR/NR    25,553     14.7      $32.50      830,473     13.7    December 2016
   PSEG Global USA, Inc.     NR/NR/NR    22,522     12.9      $38.01      856,061     14.2        July 2012
   Banco de Credito del      NR/NR/NR    14,071      8.1      $36.02      506,837      8.4     January 2013
   The Allen Morris Company  NR/NR/NR     7,885      4.5      $35.95      283,466      4.7        July 2012
                                         ------    -----               ----------    -----
   TOTAL MAJOR TENANTS                  129,072     74.0%     $36.36   $4,692,477     77.7%
NON-MAJOR TENANTS                        37,267     21.4      $36.18    1,348,308     22.3
                                        -------    -----               ----------    -----
OCCUPIED TOTAL                          166,339     95.4%     $36.32   $6,040,784    100.0%
                                                                       ==========    =====
VACANT SPACE                              7,971      4.6
                                        -------    -----
PROPERTY TOTAL                          174,310    100.0%
                                        =======    =====

*    The related tenant is not yet in occupancy of its space.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

            # OF LEASES  WA BASE RENT/SF  TOTAL SF   % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT   CUMULATIVE % OF BASE
YEAR          EXPIRING       EXPIRING     EXPIRING     EXPIRING*         EXPIRING*         EXPIRING*        RENT EXPIRING*
----------  -----------  ---------------- --------   -------------  ------------------  --------------  ---------------------

2006              0           $ 0.00             0         0.0%             0.0%               0.0%               0.0%
2007              0           $ 0.00             0         0.0%             0.0%               0.0%               0.0%
2008              0           $ 0.00             0         0.0%             0.0%               0.0%               0.0%
2009              0           $ 0.00             0         0.0%             0.0%               0.0%               0.0%
2010              4           $33.95        15,746         9.0%             9.0%               8.8%               8.8%
2011              2           $38.68         4,796         2.8%            11.8%               3.1%              11.9%
2012             10           $37.63       101,874        58.4%            70.2%              63.5%              75.4%
2013              3           $35.74        18,370        10.5%            80.8%              10.9%              86.3%
2014              0           $ 0.00             0         0.0%            80.8%               0.0%              86.3%
2015              0           $ 0.00             0         0.0%            80.8%               0.0%              86.3%
2016              2           $32.50        25,553        14.7%            95.4%              13.7%             100.0%
Thereafter        0           $ 0.00             0         0.0%            95.4%               0.0%             100.0%
Vacant            0             NA           7,971         4.6%           100.0%               0.0%             100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-69

--------------------------------------------------------------------------------
                                AMLI AT RIVERBEND
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $50,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                         John R. Saunders
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.700%
MATURITY DATE                                                   October 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX(1)                                                             Springing

UP-FRONT RESERVES
   TAX/INSURANCE                                          Yes
   REPLACEMENT                                     $1,030,000
   DEBT SERVICE                                      $485,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                          Yes
   REPLACEMENT(2)                                   Springing
   DEBT SERVICE(3)                                     Future

ADDITIONAL FINANCING(4)                   Secured Subordinate        $20,100,000

CUT-OFF DATE BALANCE                                                 $50,000,000
CUT-OFF DATE BALANCE/UNIT                                                $50,201
CUT-OFF DATE LTV                                                           71.9%
MATURITY DATE LTV                                                          67.0%
UW DSCR ON NCF                                                             1.20x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Indianapolis, IN
PROPERTY TYPE                                        Multifamily -- Conventional
SIZE (UNITS)                                                                 996
OCCUPANCY AS OF SEPTEMBER 12, 2006                                         93.3%
YEAR BUILT / YEAR RENOVATED                                          1983 / 2001
APPRAISED VALUE                                                      $69,550,000
PROPERTY MANAGEMENT                        CORE Realty Holdings Management, Inc.
UW ECONOMIC OCCUPANCY                                                      91.6%
UW REVENUES                                                           $7,835,004
UW TOTAL EXPENSES                                                     $3,432,788
UW NET OPERATING INCOME (NOI)                                         $4,402,216
UW NET CASH FLOW (NCF)                                                $4,178,116
--------------------------------------------------------------------------------

(1)  A lockbox is required (i) upon the occurrence of an event of default or
     (ii) if the subordinate secured loan has not been fully repaid prior to
     January 26, 2007.

(2)  If, at any time during the term of the Mortgage Loan, the balance of the replacement reserve falls below $259,000, the borrower will commence making monthly deposits of $20,333 until such time as the balance in the replacement reserve equals or exceeds the capped amount of $747,000.

(3)  A future one time deposit to the debt service reserve of $515,000 is required upon the earlier to occur of (i) the final initial TIC transfer or
     (ii) the expiration of the initial TIC transfer period.

(4)  Future mezzanine debt is permitted provided that (i) no more than 49%, in aggregate, of the beneficial economic interest in the borrower has been pledged, (ii) no change of control of the persons responsible for daily management of the Mortgaged Property has occurred and (iii) the borrower remains unchanged after such pledge of interest.

                                      D-70

--------------------------------------------------------------------------------
                               AMLI AT RIVERBEND
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------

                                    APPROXIMATE    APPROXIMATE
UNIT MIX           NO. OF UNITS   UNIT SIZE (SF)     NRA (SF)    % OF NRA    QUOTED RENT
----------------   ------------   --------------   -----------   --------   -------------

1 BR/1 BA               544             714          388,617       47.5%    $         659
2 BR/2 BA               452             949          428,828       52.5     $         757
                        ---                          -------      -----
   TOTAL/AVERAGE        996             821          817,445      100.0%    $703/$0.86/SF
                        ===                          =======      =====

                                      D-71

--------------------------------------------------------------------------------
                              HILTON-PROVIDENCE, RI
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $49,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                       James Procaccianti
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.200%
MATURITY DATE                                                  December 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          36
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          120 / 360
LOCKBOX                                                                     None
UP-FRONT RESERVES
  INTEREST RESERVE                          $776,378
  RENOVATION RESERVE(1)                   $7,300,000
ONGOING ANNUAL RESERVES
  REPLACEMENT(2)                            $623,049
ADDITIONAL FINANCING(3)                                                     None
CUT-OFF DATE BALANCE                                                 $49,000,000
CUT-OFF DATE BALANCE/ROOM                                               $178,832
CUT-OFF DATE LTV                                                           73.1%
MATURITY DATE LTV                                                          66.3%
UW DSCR ON NCF                                                             1.33x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Providence, RI
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 274
OCCUPANCY AS OF OCTOBER 31, 2006(4)                                        43.3%
YEAR BUILT / YEAR RENOVATED                                          1969 / 2006
APPRAISED VALUE(5)                                                   $67,000,000
PROPERTY MANAGEMENT                                           Lenox Hotels, Inc.
UW ECONOMIC OCCUPANCY                                                      65.0%
UW REVENUES                                                          $15,576,032
UW TOTAL EXPENSES                                                    $10,157,448
UW NET OPERATING INCOME (NOI)                                         $5,418,584
UW NET CASH FLOW (NCF)                                                $4,795,543
--------------------------------------------------------------------------------

(1)  The borrower is currently performing a major renovation of the Mortgaged
     Property in order to re-flag the Mortgaged Property under the Hilton flag.
     Of the approximately $30,300,000 originally budgeted for the renovation and property improvement plan, the Renovation Reserve will be escrowed at origination to cover the remaining costs of the on-going property upgrades.

(2)  The Mortgage Loan documents require $51,921 monthly through December 11,
     2007, then 1/12th of 4% of gross revenue of the Mortgaged Property based on trailing twelve month collections to be escrowed.

(3)  Future mezzanine debt is permitted subject to (i) a combined maximum loan-to-value ratio of 75.0%, (ii) a combined minimum debt service coverage ratio of 1.15x and (iii) certain other conditions as specified in the related Mortgage Loan documents.

(4)  Based on the trailing 12-months.

(5)  Based on the "as-stabilized" appraised value, as of January 1, 2008, when the renovation at the Mortgaged Property is expected to be completed. The
     "as-complete" appraised value is $62,000,000, as of January 1, 2007. The
     "as-is" appraised value is $47,000,000, as of August 10, 2006. See
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--The Mortgage Loans--Risks Related to Property
     Inspections and Certain Assumptions in Appraisals" in the Prospectus
     Supplement.

                                      D-72

--------------------------------------------------------------------------------
                              HILTON-PROVIDENCE, RI
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUEST ROOMS                                                               NUMBER
--------------------------------------------------------------------------------
Queen ..............................                                          38
King ...............................                                          79
Double-Double ......................                                         152
Murphy Bed .........................                                           5
                                                                             ---
   TOTAL ...........................                                         274
                                                                             ===

MEETING ROOMS                                                        SQUARE FEET
--------------------------------------------------------------------------------
Rosemoor Room ......................                                       4,160
Williams & LaSalle .................                                         940
Hartwell ...........................                                         375
Promenade ..........................                                         375
Kennedy ............................                                         180
Providence Board Room ..............                                         300
Parlor Room ........................                                         425
New Meeting Room ...................                                       1,500
                                                                           -----
   TOTAL ...........................                                       8,255
                                                                           =====

FOOD AND BEVERAGE
--------------------------------------------------------------------------------
Shula's 347 Steakhouse*
Starbucks*

OTHER AMENITIES
--------------------------------------------------------------------------------
Indoor pool
Exercise room
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
YEAR ...............................                                   2005-2006
LATEST PERIOD ......................                                 TTM 4/28/06
OCCUPANCY ..........................                                       61.1%
ADR ................................                                     $106.37
REVPAR .............................                                      $64.95
UW OCCUPANCY .......................                                       65.0%
UW ADR .............................                                     $158.80
UW REVPAR ..........................                                     $103.22
--------------------------------------------------------------------------------

*    Starbuck's and Shula's 347 Steakhouse are planned as part of the on-going renovations of the Mortgaged Property and are expected to be in occupancy upon completion, estimated in January 2007.

                                      D-73

--------------------------------------------------------------------------------
                              LAS COLINAS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $42,525,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.3%
NUMBER OF MORTGAGE LOANS                                                       2
LOAN PURPOSE                                                           Refinance
SPONSOR                                 Wells Real Estate Investment Trust, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.700%
MATURITY DATE                                                   October 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           118 / IO
LOCKBOX                                                                     None
UP-FRONT RESERVES                           None
ONGOING ANNUAL RESERVES
   TAX/INSURANCE(1)                    Springing
ADDITIONAL FINANCING(2)                                                     None
CUT-OFF DATE BALANCE                                                 $42,525,000
CUT-OFF DATE BALANCE/SF                                                     $110
CUT-OFF DATE LTV                                                           69.1%
MATURITY DATE LTV                                                          69.1%
UW DSCR ON NCF                                                             1.62x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                2
LOCATION                                                              Irving, TX
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                386,116
OCCUPANCY AS OF SEPTEMBER 15, 2006                                         88.6%
YEAR BUILT / YEAR RENOVATED                                         Various / NA
APPRAISED VALUE                                                      $61,500,000
PROPERTY MANAGEMENT                                      Lincoln Southwest, Inc.
UW ECONOMIC OCCUPANCY                                                      85.5%
UW REVENUES                                                           $7,726,158
UW TOTAL EXPENSES                                                     $3,465,189
UW NET OPERATING INCOME (NOI)                                         $4,260,970
UW NET CASH FLOW (NCF)                                                $3,918,632
--------------------------------------------------------------------------------

(1)  Ongoing annual deposits to the tax and insurance reserves will be required upon an event of default.

(2)  Future mezzanine debt is permitted subject to a combined maximum loan-to-value ratio of 80.0% and a combined minimum debt service coverage ratio of 1.20x.

                                      D-74

--------------------------------------------------------------------------------
                              LAS COLINAS PORTFOLIO
--------------------------------------------------------------------------------

                       LAS COLINAS PORTFOLIO POOL SUMMARY

                             ALLOCATED                   CUT-OFF DATE                         UNDERWRITTEN               APPRAISED
                           CUT-OFF DATE   YEAR   TOTAL      BALANCE                    UW          NET       APPRAISED     VALUE
PROPERTY NAME                 BALANCE    BUILT     SF       PER SF     OCCUPANCY*  OCCUPANCY    CASH FLOW      VALUE      PER SF
----------------------------------------------------------------------------------------------------------------------------------

Las Colinas Corporate
  Center I ..............   $17,500,000   1997  159,212      $110        96.5%       89.0%     $1,524,133   $25,000,000     $157
Las Colinas Corporate
  Center II .............    25,025,000   1998  226,904      $110        83.1%       83.1%      2,394,499    36,500,000     $161
                            -----------         -------                                        ----------   -----------
                            $42,525,800         386,116      $110        88.6%       85.5%     $3,918,632   $61,500,000     $159
                            ===========         =======                                        ==========   ===========

*    Occupancy date as of September 15, 2006 for both Mortgaged Properties.

                LAS COLINAS CORPORATE CENTER I -- TENANT SUMMARY

                                                          NET     % OF NET                           % OF TOTAL
                                         RATINGS*      RENTABLE   RENTABLE  BASE RENT  ANNUAL BASE  ANNUAL BASE      LEASE
TENANT                              S&P/MOODY'S/FITCH  AREA (SF)    AREA       PSF         RENT         RENT       EXPIRATION
----------------------------------  -----------------  ---------  --------  ---------  -----------  -----------  -------------

MAJOR TENANTS
   H.D. Vest Inc .................       NR/NR/NR        81,069     50.9%     $20.00    $1,621,380      52.7%    December 2012
   Standard Pacific of Texas .....      BB/Ba2/BB        21,693     13.6      $19.00       412,167      13.4       April 2010
   Austin Consolidated Holdings ..       NR/NR/NR        16,622     10.4      $20.00       332,440      10.8      October 2010
   U.S. Medical Development ......       NR/NR/NR        13,243      8.3      $22.00       291,346       9.5     February 2012
   Tektronix, Inc ................     BB+/Baa3/NR       10,972      6.9      $22.50       246,870       8.0     December 2006
                                                        -------    -----                ----------     -----
   TOTAL MAJOR TENANTS ...........                      143,599     90.2%     $20.22    $2,904,203      94.3%
NON-MAJOR TENANTS ................                       10,088      6.3      $17.37       175,182       5.7
                                                        -------    -----                ----------     -----
OCCUPIED TOTAL ...................                      153,687     96.5%     $20.04    $3,079,385     100.0%
VACANT SPACE .....................                        5,525      3.5                ==========     =====
                                                        -------    -----
PROPERTY TOTAL ...................                      159,212    100.0%
                                                        =======    =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

           LAS COLINAS CORPORATE CENTER I -- LEASE EXPIRATION SCHEDULE

                                                                   CUMULATIVE                    CUMULATIVE
            # OF LEASES  WA BASE RENT/SF  TOTAL SF  % OF TOTAL SF    % OF SF      % OF BASE      % OF BASE
    YEAR      EXPIRING       EXPIRING     EXPIRING    EXPIRING*     EXPIRING*  RENT EXPIRING*  RENT EXPIRING*
----------  -----------  ---------------  --------  -------------  ----------  --------------  --------------

    2006         2            $20.27       12,177        7.6%          7.6%          8.0%            8.0%
    2007         0            $ 0.00            0        0.0%          7.6%          0.0%            8.0%
    2008         1            $19.50        1,031        0.6%          8.3%          0.7%            8.7%
    2009         0            $ 0.00            0        0.0%          8.3%          0.0%            8.7%
    2010         5            $19.48       44,824       28.2%         36.4%         28.4%           37.0%
    2011         1            $19.75        1,343        0.8%         37.3%          0.9%           37.9%
    2012         4            $20.28       94,312       59.2%         96.5%         62.1%          100.0%
    2013         0            $ 0.00            0        0.0%         96.5%          0.0%          100.0%
    2014         0            $ 0.00            0        0.0%         96.5%          0.0%          100.0%
    2015         0            $ 0.00            0        0.0%         96.5%          0.0%          100.0%
    2016         0            $ 0.00            0        0.0%         96.5%          0.0%          100.0%
Thereafter       0            $ 0.00            0        0.0%         96.5%          0.0%          100.0%
  Vacant         0                NA        5,525        3.5%        100.0%          0.0%          100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-75

--------------------------------------------------------------------------------
                              LAS COLINAS PORTFOLIO
--------------------------------------------------------------------------------

                LAS COLINAS CORPORATE CENTER II -- TENANT SUMMARY

                                                                   % OF NET                           % OF TOTAL
                                       RATINGS*      NET RENTABLE  RENTABLE  BASE RENT  ANNUAL BASE  ANNUAL BASE       LEASE
TENANT                            S&P/MOODY'S/FITCH    AREA (SF)     AREA       PSF         RENT         RENT       EXPIRATION
--------------------------------  -----------------  ------------  --------  ---------  -----------  -----------  -------------

MAJOR TENANTS
   Deloitte & Touche USA LLP ...       NR/NR/NR          55,480      24.5%     $22.54    $1,250,382      31.5%    February 2011
   The Feld Group ..............       NR/NR/NR          27,270      12.0      $24.00       654,480      16.5     February 2008
   EDS .........................    BBB-/Ba1/BBB-        16,746       7.4      $24.00       401,904      10.1     February 2008
   The Conely Group ............       NR/NR/NR          13,801       6.1      $16.25       224,266       5.6      October 2008
   Christus Health .............       NR/NR/NR          13,204       5.8      $18.36       242,370       6.1     December 2011
                                                        -------     -----                ----------     -----
   TOTAL MAJOR TENANTS .........                        126,501      55.8%     $21.92    $2,773,403      69.8%
NON-MAJOR TENANTS ..............                         62,049      27.3      $19.33     1,199,466      30.2
                                                        -------     -----                ----------     -----
OCCUPIED TOTAL .................                        188,550      83.1%     $21.07    $3,972,868     100.0%
VACANT SPACE ...................                         38,354      16.9                ==========     =====
                                                        -------     -----
PROPERTY TOTAL .................                        226,904     100.0%
                                                        =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

          LAS COLINAS CORPORATE CENTER II -- LEASE EXPIRATION SCHEDULE

                                                                   CUMULATIVE                    CUMULATIVE
            # OF LEASES  WA BASE RENT/SF  TOTAL SF  % OF TOTAL SF    % OF SF   % OF BASE RENT    % OF BASE
    YEAR      EXPIRING       EXPIRING     EXPIRING    EXPIRING*     EXPIRING*     EXPIRING*    RENT EXPIRING*
----------  -----------  ---------------  --------  -------------  ----------  --------------  --------------

    2006          1           $10.20          353        0.2%          0.2%          0.1%            0.1%
    2007          1           $25.50       10,421        4.6%          4.7%          6.7%            6.8%
    2008          4           $21.80       59,657       26.3%         31.0%         32.7%           39.5%
    2009          4           $16.34       10,581        4.7%         35.7%          4.4%           43.9%
    2010          2           $19.91        5,390        2.4%         38.1%          2.7%           46.6%
    2011         10           $20.74       96,773       42.6%         80.7%         50.5%           97.1%
    2012          1           $21.50        5,375        2.4%         83.1%          2.9%          100.0%
    2013          0           $ 0.00            0        0.0%         83.1%          0.0%          100.0%
    2014          0           $ 0.00            0        0.0%         83.1%          0.0%          100.0%
    2015          0           $ 0.00            0        0.0%         83.1%          0.0%          100.0%
    2016          0           $ 0.00            0        0.0%         83.1%          0.0%          100.0%
Thereafter        0           $ 0.00            0        0.0%         83.1%          0.0%          100.0%
  Vacant          0               NA       38,354       16.9%        100.0%          0.0%          100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-76

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-77

--------------------------------------------------------------------------------
                       ARCADIA GATEWAY CENTER PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $38,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       3
LOAN PURPOSE                                                           Refinance
SPONSOR                                                       Stanley W. Gribble
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             6.070%
MATURITY DATE                                                  November 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX(2)                                                             Springing

UP-FRONT RESERVES
   TAX/INSURANCE                                  Yes
   TI/LC                                   $1,000,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                  Yes
   REPLACEMENT(3)                             $23,176
   TI/LC(4)                                 Springing

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $38,000,000
CUT-OFF DATE BALANCE/SF                                                     $242
CUT-OFF DATE LTV                                                           77.1%
MATURITY DATE LTV                                                          77.1%
UW DSCR ON NCF                                                             1.21x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                                 PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 3
LOCATION                                                             Arcadia, CA
PROPERTY TYPE                                                            Various
SIZE (SF)                                                                156,739
OCCUPANCY AS OF OCTOBER 3, 2006                                            98.0%
YEAR BUILT / YEAR RENOVATED                                            1988 / NA
APPRAISED VALUE                                                      $49,300,000
PROPERTY MANAGEMENT                              Festival Management Corporation
UW ECONOMIC OCCUPANCY                                                      95.6%
UW REVENUES                                                           $4,581,325
UW TOTAL EXPENSES                                                     $1,729,326
UW NET OPERATING INCOME (NOI)                                         $2,851,999
UW NET CASH FLOW (NCF)                                                $2,787,721
--------------------------------------------------------------------------------

(1)  The Arcadia Gateway Center Portfolio Loans allow for release from the cross-default and cross-collateralization provisions of the related
     Mortgage Loan documents; provided that (i) certain loan-specific debt service coverage ratio and loan-to-value ratio conditions are achieved and
     (ii) certain other conditions as specified in the related Mortgage Loan documents are satisfied.

(2)  A lockbox will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

(3)  Ongoing annual replacement reserve deposits are capped at $57,941.

(4)  Ongoing annual deposits to the TI/LC reserve will be required if amounts on deposit, in the aggregate, fall below $400,000.

                                      D-78

--------------------------------------------------------------------------------
                        ARCADIA GATEWAY CENTER PORTFOLIO
--------------------------------------------------------------------------------

                    ARCADIA GATEWAY CENTER PORTFOLIO SUMMARY

                                  ALLOCATED
                                   CUT-OFF                       CUT-OFF DATE
                                    DATE        YEAR    TOTAL      BALANCE
PROPERTY NAME                      BALANCE     BUILT     SF         PER SF
------------------------------   -----------   -----   -------   -------------

Arcadia Gateway Center -
   Medical Office ............   $10,300,000    1988    48,455       $213
Arcadia Gateway Center -
   Office ....................    14,880,000    1988    64,828       $230
Arcadia Gateway Center -
   Retail ....................    12,820,000    1988    43,456       $295
                                 -----------           -------
                                 $38,000,000           156,739       $242
                                 ===========           =======

                                                 UW        UNDERWRITTEN    APPRAISED     APPRAISED
PROPERTY NAME                    OCCUPANCY*   OCCUPANCY   NET CASH FLOW      VALUE      VALUE PER SF
------------------------------   ----------   ---------   -------------   -----------   ------------

Arcadia Gateway Center -
   Medical Office ............      100.0%      95.0%      $  777,492     $13,200,000       $272
Arcadia Gateway Center -
   Office ....................       95.1%      95.0%       1,080,208      18,600,000       $287
Arcadia Gateway Center -
   Retail ....................      100.0%      97.0%         930,021      17,500,000       $403
                                                           ----------     -----------
                                     98.1%      95.7%      $2,787,721     $49,300,000       $315
                                                           ==========     ===========

*    Occupancy date as of October 3, 2006 for all Mortgaged Properties.

             ARCADIA GATEWAY CENTER -- MEDICAL OFFICE TENANT SUMMARY

                                                                    % OF NET
                                      RATINGS        NET RENTABLE   RENTABLE
            TENANT               S&P/MOODY'S/FITCH     AREA (SF)      AREA
------------------------------   -----------------   ------------   ----------

MAJOR TENANT
   Healthcare Partners, LLC ..        NR/NR/NR          48,455       100.0%
                                                        ------       -----
PROPERTY TOTAL ...............                          48,455       100.0%
                                                        ======       =====

                                                           % OF TOTAL
                                 BASE RENT   ANNUAL BASE   ANNUAL BASE       LEASE
            TENANT                  PSF          RENT          RENT        EXPIRATION
------------------------------   ---------   -----------   -----------   -------------

MAJOR TENANT
   Healthcare Partners, LLC ..     $27.00     $1,308,285      100.0%     December 2015
                                              ----------      -----
PROPERTY TOTAL ...............     $27.00     $1,308,285      100.0%
                                              ==========      =====

       ARCADIA GATEWAY CENTER -- MEDICAL OFFICE LEASE EXPIRATION SCHEDULE

                                                                                                                        CUMULATIVE %
                                                                                                                          OF BASE
                                # OF LEASES  WA BASE RENT/SF  TOTAL SF  % OF TOTAL SF   CUMULATIVE %    % OF BASE RENT     RENT
             YEAR                 EXPIRING       EXPIRING     EXPIRING    EXPIRING*    OF SF EXPIRING*     EXPIRING*      EXPIRING*
------------------------------  -----------  ---------------  --------  -------------  ---------------  --------------  ------------

             2015                    1            $27.00       48,455       100.0%          100.0%         100.0%           100.0%
            Vacant                   0                NA            0         0.0%          100.0%           0.0%           100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-79

--------------------------------------------------------------------------------
                       ARCADIA GATEWAY CENTER PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  ARCADIA GATEWAY CENTER -- OFFICE TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                        % OF NET                           % OF TOTAL
                                            RATINGS*      NET RENTABLE  RENTABLE  BASE RENT  ANNUAL BASE  ANNUAL BASE      LEASE
                TENANT                 S&P/MOODY'S/FITCH    AREA (SF)     AREA       PSF         RENT         RENT      EXPIRATION
-------------------------------------  -----------------  ------------  --------  ---------  -----------  -----------  -------------

MAJOR TENANTS
   National Childhood Cancer
      Foundation ....................       NR/NR/NR         41,274        63.7%    $26.76    $1,104,492      67.2%    November 2007
   Countrywide Home Loans ...........        A/A3/A           5,875         9.1     $26.40       155,100       9.4      January 2011
   Arroyo Insurance Services, Inc. ..       NR/NR/NR          5,187         8.0     $26.04       135,069       8.2       April 2010
   Frontier Dental ..................       NR/NR/NR          4,760         7.3     $26.10       124,236       7.6      October 2014
   Advanced Medical Management
      Group .........................       NR/NR/NR          2,614         4.0     $27.81        72,695       4.4     November 2015
                                                             ------       -----               ----------     -----
   TOTAL MAJOR TENANTS ..............                        59,710        92.1%    $26.66    $1,591,593      96.8%
NON-MAJOR TENANTS ...................                         1,935         3.0     $27.00        52,245       3.2
                                                             ------       -----               ----------     -----
OCCUPIED TOTAL ......................                        61,645        95.1%    $26.67    $1,643,838     100.0%
VACANT SPACE ........................                         3,183         4.9               ==========     =====
                                                             ------       -----
PROPERTY TOTAL ......................                        64,828       100.0%
                                                             ======       =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
           ARCADIA GATEWAY CENTER -- OFFICE LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                                                                  CUMULATIVE %
               # OF LEASES    WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT       OF BASE
    YEAR         EXPIRING         EXPIRING      EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*     RENT EXPIRING*
------------   ------------   ---------------   --------   -------------   ------------------   --------------   --------------

2006                0              $ 0.00             0            0.0%             0.0%              0.0%             0.0%
2007                4              $26.76        41,274           63.7%            63.7%             67.2%            67.2%
2008                0              $ 0.00             0            0.0%            63.7%              0.0%            67.2%
2009                0              $ 0.00             0            0.0%            63.7%              0.0%            67.2%
2010                2              $26.30         7,122           11.0%            74.7%             11.4%            78.6%
2011                1              $26.40         5,875            9.1%            83.7%              9.4%            88.0%
2012                0              $ 0.00             0            0.0%            83.7%              0.0%            88.0%
2013                0              $ 0.00             0            0.0%            83.7%              0.0%            88.0%
2014                1              $26.10         4,760            7.3%            91.1%              7.6%            95.6%
2015                1              $27.81         2,614            4.0%            95.1%              4.4%           100.0%
2016                0              $ 0.00             0            0.0%            95.1%              0.0%           100.0%
Thereafter          0              $ 0.00             0            0.0%            95.1%              0.0%           100.0%
Vacant              0                  NA         3,183            4.9%           100.0%              0.0%           100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-80

--------------------------------------------------------------------------------
                        ARCADIA GATEWAY CENTER PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 ARCADIA GATEWAY CENTER -- RETAIL TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                          % OF NET   BASE                 % OF TOTAL
                                             RATINGS(1)     NET RENTABLE  RENTABLE   RENT   ANNUAL BASE  ANNUAL BASE      LEASE
                   TENANT                S&P/MOODY'S/FITCH    AREA (SF)     AREA      PSF       RENT         RENT       EXPIRATION
---------------------------------------  -----------------  ------------  --------  ------  -----------  -----------  --------------

MAJOR TENANTS
   Olive Garden .......................    BBB+/Baa1/BBB+       9,250        21.3%  $15.05    $139,213       14.8%    September 2010
   Steak and Ale of California,
      Inc.(2) .........................       NR/NR/NR          7,341        16.9   $18.86     138,451       14.7        July 2008
   American Premier Bank ..............       NR/NR/NR          5,427        12.5   $28.66     155,538       16.5        June 2011
   Bear Essentials ....................       NR/NR/NR          4,848        11.2   $19.53      94,681       10.1       April 2012
   Leslie's Swimming Pool Supplies ....       NR/NR/NR          3,720         8.6   $19.84      73,805        7.8      October 2010
                                                               ------       -----             --------      -----
   TOTAL MAJOR TENANTS ................                        30,586        70.4%  $19.67    $601,688       63.9%
NON-MAJOR TENANTS .....................                        12,870        29.6   $26.45     340,363       36.1
                                                               ------       -----             --------      -----
OCCUPIED TOTAL ........................                        43,456       100.0%  $21.68    $942,051      100.0%
VACANT SPACE ..........................                             0         0.0             ========      =====
                                                               ------       -----
PROPERTY TOTAL ........................                        43,456       100.0%
                                                               ======       =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  The Steak & Ale of California space is subleased to BJ's Pizza.

--------------------------------------------------------------------------------
           ARCADIA GATEWAY CENTER -- RETAIL LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                                                               CUMULATIVE %
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      OF BASE
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*     RENT EXPIRING*
----------   -----------   ---------------   --------   -------------   ------------------   --------------   --------------

   2006           1            $23.62          2,140          4.9%               4.9%              5.4%             5.4%
   2007           1            $27.00          1,400          3.2%               8.1%              4.0%             9.4%
   2008           3            $20.67         11,018         25.4%              33.5%             24.2%            33.5%
   2009           1            $36.61          1,061          2.4%              35.9%              4.1%            37.7%
   2010           3            $17.48         14,267         32.8%              68.8%             26.5%            64.1%
   2011           2            $28.35          6,673         15.4%              84.1%             20.1%            84.2%
   2012           2            $20.98          5,878         13.5%              97.7%             13.1%            97.3%
   2013           1            $24.75          1,019          2.3%             100.0%              2.7%           100.0%
   2014           0            $ 0.00              0          0.0%             100.0%              0.0%           100.0%
   2015           0            $ 0.00              0          0.0%             100.0%              0.0%           100.0%
   2016           0            $ 0.00              0          0.0%             100.0%              0.0%           100.0%
Thereafter        0            $ 0.00              0          0.0%             100.0%              0.0%           100.0%
  Vacant          0                NA              0          0.0%             100.0%              0.0%           100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-81

--------------------------------------------------------------------------------
                                 NEW MARKET POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $37,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                      Henry F. Pratt, III
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             6.120%
MATURITY DATE                                                  November 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                          Yes
   TI/LC(2)                        $4,000,000

ONGOING ANNUAL RESERVES
   TAX                                    Yes
   INSURANCE(3)                     Springing
   REPLACEMENT                       $131,299
   TI/LC                             $469,697

ADDITIONAL FINANCING(4)                                                     None

CUT-OFF DATE BALANCE                                                 $37,000,000
CUT-OFF DATE BALANCE/SF                                                      $79
CUT-OFF DATE LTV                                                           78.4%
MATURITY DATE LTV                                                          73.4%
UW DSCR ON NCF                                                             1.25x
--------------------------------------------------------------------------------

(1)  The New Market Pool Loan allows for partial release with Mortgaged
      Property specific premiums based upon individual allocated loan amounts, debt service coverage tests and other fees as specified in the related
      Mortgage Loan documents.

(2)  Funds to be used to re-tenant the vacant American Freedom Mortgage space.
     Funds will be released upon (i) receipt by the mortgagee of a satisfactory estoppel certificate, (ii) evidence of a signed lease and (iii) upon certain other conditions as specified in the related Mortgage Loan documents. Remaining funds will be released if the debt service coverage ratio, as computed by the mortgagee, is greater than 1.20x for the preceeding 12-month period.

(3)  Monthly insurance escrow will be required in the event that one-third of the annual premium is not held in escrow.

(4)  Future mezzanine debt is permitted subject to a combined maximum loan-to-value ratio of 85.0% and a combined minimum debt service coverage ratio of 1.10x.

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 6
LOCATION                                                            Marietta, GA
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                469,667
OCCUPANCY AS OF OCTOBER 3, 2006                                            81.2%
YEAR BUILT / YEAR RENOVATED                                         Various / NA
APPRAISED VALUE                                                      $47,210,000
PROPERTY MANAGEMENT                                             Eola Capital LLC
UW ECONOMIC OCCUPANCY                                                      89.3%
UW REVENUES                                                           $5,315,896
UW TOTAL EXPENSES                                                     $1,502,862
UW NET OPERATING INCOME (NOI)                                         $3,813,035
UW NET CASH FLOW (NCF)                                                $3,372,449
--------------------------------------------------------------------------------

                                      D-82

--------------------------------------------------------------------------------
                                 NEW MARKET POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                       % OF NET                         % OF TOTAL
                                           RATINGS*      NET RENTABLE  RENTABLE    BASE       ANNUAL   ANNUAL BASE       LEASE
TENANT                                S&P/MOODY'S/FITCH    AREA (SF)     AREA    RENT PSF   BASE RENT      RENT       EXPIRATION
------------------------------------  -----------------  ------------  --------  --------  ----------  -----------  --------------

MAJOR TENANTS
   Matria Healthcare, Inc. .........       B+/NR/NR          71,863      15.3%    $11.19   $  804,147      18.2%      April 2011
   West Assest MGMT, LLC ...........       NR/NR/NR          54,388      11.6     $10.07      547,687      12.4        May 2010
   Primedia Special Interest .......       NR/NR/NR          23,702       5.0     $10.49      248,634       5.6     December 2007
   Aderans Research Institute ......       NR/NR/NR          21,069       4.5     $11.14      234,709       5.3       June 2010
   Travelers Bank & Trust ..........     AA-/Aa1/AA+         18,157       3.9     $16.87      306,309       6.9       July 2007
   Varian Medical Systems, Inc. ....       NR/NR/NR          16,743       3.6     $11.54      193,214       4.4     February 2010
   H&R Block Mortgage Corporation ..      BBB+/NR/NR         15,863       3.4     $16.16      256,346       5.8       March 2008
   Greenhorn & O'Mara, Inc. ........       NR/NR/NR          13,898       3.0     $13.00      180,674       4.1       March 2007
   Cork-Howard Construction ........       NR/NR/NR          12,979       2.8     $10.66      138,356       3.1      August 2010
   Brink's Incorporated, Inc. ......      BBB+/NR/NR         12,822       2.7     $11.71      150,156       3.4       July 2008
                                                            -------     -----              ----------     -----
   TOTAL MAJOR TENANTS .............                        261,484      55.7%    $11.70   $3,060,231      69.2%
NON-MAJOR TENANTS ..................                        120,031      25.6     $11.35    1,362,861      30.8
                                                            -------     -----              ----------     -----
OCCUPIED TOTAL .....................                        381,515      81.2%    $11.59   $4,423,093     100.0%
VACANT SPACE .......................                         88,152      18.8              ==========     =====
                                                            -------     -----
PROPERTY TOTAL .....................                        469,667     100.0%
                                                            =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

               # OF LEASES  WA BASE RENT/SF  TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT  CUMULATIVE % OF BASE
     YEAR        EXPIRING       EXPIRING     EXPIRING    EXPIRING*         EXPIRING*         EXPIRING*       RENT EXPIRING*
-------------  -----------  ---------------  --------  -------------  ------------------  --------------  --------------------

     2006            2           $12.67        11,518       2.5%              2.5%              3.3%               3.3%
     2007            7           $13.30        69,065      14.7%             17.2%             20.8%              24.1%
     2008           10           $13.46        44,716       9.5%             26.7%             13.6%              37.7%
     2009            3           $10.95        16,084       3.4%             30.1%              4.0%              41.7%
     2010           19           $10.70       127,073      27.1%             57.2%             30.7%              72.4%
     2011           13           $11.21       108,867      23.2%             80.3%             27.6%             100.0%
     2012            0           $ 0.00             0       0.0%             80.3%              0.0%             100.0%
     2013            0           $ 0.00             0       0.0%             80.3%              0.0%             100.0%
     2014            1           $ 0.00         3,935       0.8%             81.2%              0.0%             100.0%
     2015            0           $ 0.00             0       0.0%             81.2%              0.0%             100.0%
     2016            1           $ 0.00           257       0.1%             81.2%              0.0%             100.0%
  Thereafter         0           $ 0.00             0       0.0%             81.2%              0.0%             100.0%
    Vacant           0            NA           88,152      18.8%            100.0%              0.0%             100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-83

--------------------------------------------------------------------------------
                           CROSSROADS TECHNOLOGY PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $35,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
                                                     Nearon Enterprises, LLC and
SPONSOR                                               Syme Family Partners, L.P.
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             5.660%
MATURITY DATE                                                  November 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM/AMORTIZATION                                                120/IO
REMAINING TERM/AMORTIZATION                                               119/IO
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX                                          Yes
   TI/LC                                   $350,000
ONGOING ANNUAL RESERVES
   TAX                                          Yes
   INSURANCE(2)                           Springing
   REPLACEMENT                              $12,893
   TI/LC(3)                                $180,000
ADDITIONAL FINANCING                                                        None
CUT-OFF DATE BALANCE                                                 $35,000,000
CUT-OFF DATE BALANCE/SF                                                     $109
CUT-OFF DATE LTV                                                           59.9%
MATURITY DATE LTV                                                          59.9%
UW DSCR ON NCF                                                             2.17x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Union City, CA
PROPERTY TYPE                                     Industrial -- Light Industrial
SIZE (SF)                                                                322,318
OCCUPANCY AS OF SEPTEMBER 22, 2006                                        100.0%
YEAR BUILT / YEAR RENOVATED                                              2000/NA
APPRAISED VALUE                                                      $58,400,000
PROPERTY MANAGEMENT                                  Woodstock Development, Inc.
UW ECONOMIC OCCUPANCY                                                      90.0%
UW REVENUES                                                           $5,590,803
UW TOTAL EXPENSES                                                     $1,009,942
UW NET OPERATING INCOME (NOI)                                         $4,580,861
UW NET CASH FLOW (NCF)                                                $4,292,653
--------------------------------------------------------------------------------

(1)  Subject to certain tests as described in the related Mortgage Loan documents, up to two parcels of land are permitted to be released at a cost of 125% of the allocated loan amount for each released parcel. Such tests include a maximum loan-to-value ratio of 55.0% on the remaining collateral and a minimum debt service coverage ratio of 1.70x on the remaining collateral.

(2)  Ongoing annual deposits to the insurance reserve will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

(3)  Ongoing annual deposits to the TI/LC reserve are capped at $1,000,000. If the TI/LC reserve falls below $1,000,000, the borrower will be required to deposit amounts until such time that the reserve balance equals or exceeds
     $1,000,000.

                                      D-84

--------------------------------------------------------------------------------
                           CROSSROADS TECHNOLOGY PARK
--------------------------------------------------------------------------------

                               TENANT SUMMARY

                                                                    % OF NET                           % OF TOTAL
                                      RATINGS        NET RENTABLE   RENTABLE  BASE RENT  ANNUAL BASE  ANNUAL BASE      LEASE
TENANT                           S&P/MOODY'S/FITCH     AREA (SF)      AREA       PSF        RENT         RENT        EXPIRATION
------------------------------  -------------------  ------------  ---------  ---------  -----------  -----------  -------------

MAJOR TENANTS
   Molecular Devices* ........        NR/NR/NR           96,489       29.9%    $22.41     $2,161,845      41.3%    February 2011
   Abaxis Inc. ...............        NR/NR/NR           91,124       28.3     $11.39      1,037,902      19.8     December 2010
   Telogy Inc. ...............        NR/NR/NR           89,020       27.6     $12.48      1,110,970      21.2     November 2013
   Ariat International Inc. ..        NR/NR/NR           22,936        7.1     $16.19        371,334       7.1     February 2011
   Questor Pharmaceuticals ...        NR/NR/NR           22,749        7.1     $24.29        552,573      10.6       March 2011
                                                        -------      -----                ----------     -----
   TOTAL MAJOR TENANTS .......                          322,318      100.0%    $16.24     $5,234,624     100.0%
NON-MAJOR TENANTS ............                                0        0.0     $ 0.00              0       0.0
                                                        -------      -----                ----------     -----
OCCUPIED TOTAL ...............                          322,318      100.0%    $16.24     $5,234,624     100.0%
VACANT SPACE .................                                0        0.0                ==========     =====
                                                        -------      -----
PROPERTY TOTAL ...............                          322,318      100.0%
                                                        =======      =====

*    Ariat International, Inc. subleases approximately 20,275 square feet from
     Molecular Devices.

                            LEASE EXPIRATION SCHEDULE

                                                                       CUMULATIVE      % OF       CUMULATIVE
             # OF LEASES  WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF     % OF SF    BASE RENT     % OF BASE
   YEAR        EXPIRING       EXPIRING      EXPIRING     EXPIRING*      EXPIRING*   EXPIRING*   RENT EXPIRING*
----------   -----------  ---------------   --------   -------------   ----------   ---------   --------------

    2006          0           $ 0.00               0        0.0%           0.0%        0.0%           0.0%
    2007          0           $ 0.00               0        0.0%           0.0%        0.0%           0.0%
    2008          0           $ 0.00               0        0.0%           0.0%        0.0%           0.0%
    2009          0           $ 0.00               0        0.0%           0.0%        0.0%           0.0%
    2010          1           $11.39          91,124       28.3%          28.3%       19.8%          19.8%
    2011          4           $21.70         142,174       44.1%          72.4%       58.9%          78.8%
    2012          0           $ 0.00               0        0.0%          72.4%        0.0%          78.8%
    2013          1           $12.48          89,020       27.6%         100.0%       21.2%         100.0%
    2014          0           $ 0.00               0        0.0%         100.0%        0.0%         100.0%
    2015          0           $ 0.00               0        0.0%         100.0%        0.0%         100.0%
    2016          0           $ 0.00               0        0.0%         100.0%        0.0%         100.0%
 Thereafter       0           $ 0.00               0        0.0%         100.0%        0.0%         100.0%
    Vacant        0              NA                0        0.0%         100.0%        0.0%         100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-85

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o    GENERAL. For a detailed presentation of certain characteristics of the
     Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A-1 to the Prospectus Supplement. See Annex A-2
     to the Prospectus Supplement for certain information regarding multifamily
     Mortgaged Properties. See Annex A-3 to the Prospectus Supplement for
     certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the Prospectus
     Supplement for certain information relating to the commercial tenants at the Mortgaged Properties. See Annex A-5 to the Prospectus Supplement for
     certain information relating to cross-collateralized and cross-defaulted
     Mortgage Loans. See Annex A-6 to the Prospectus Supplement for certain information relating to the Raveneaux Apartments Loan.

--------------------------------------------------------------------------------
                        SIGNIFICANT SPONSOR CONCENTRATION
--------------------------------------------------------------------------------

                            # OF LOANS/                              % OF CUT-OFF     WEIGHTED       WEIGHTED       WEIGHTED
                             MORTGAGED     LOAN   AGGREGATE CUT-OFF     DATE POOL  AVERAGE CUT-OFF   AVERAGE UW     AVERAGE
SPONSOR                      PROPERTIES  NUMBERS     DATE BALANCE        BALANCE       DATE LTV     DSCR ON NCF  MORTGAGE RATE
--------------------------  -----------  -------  -----------------  ------------  ---------------  -----------  -------------

Centro Properties Group ..      2/29       2, 4      $395,017,103       11.7%          52.6%           2.36x         5.432%
Duke Realty Corporation ..      1/27       1         $318,976,000        9.5%          80.0%           1.39x         5.914%
GGP-TRS L.L.C. ...........      1/1        3         $205,000,000        6.1%          44.9%           1.97x         5.305%

o    CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS. Three groups of
     Mortgage Loans, representing approximately 2.7% of the Cut-Off Date Pool
     Balance, are cross-collateralized and/or cross-defaulted with one or more
     Mortgage Loans in the Mortgage Pool as indicated in Annex A-5 to the
     Prospectus Supplement. As of the Closing Date, no Mortgage Loan (other than the Co-Lender Loans described on the next page) will be
     cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the
     case may be, will determine whether to enforce the cross-default and/or cross-collateralization rights upon a Mortgage Loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage
     Loans are subject to cross-collateralization or cross-default provisions.

                                      D-86

--------------------------------------------------------------------------------
ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o    SUBORDINATE FINANCING.

--------------------------------------------------------------------------------
                         EXISTING SUBORDINATE FINANCING
--------------------------------------------------------------------------------

                                                                                            % OF CUT-OFF DATE
                                                               # OF LOANS    LOAN NUMBERS      POOL BALANCE
                                                               ----------   -------------   -----------------

Mezzanine Debt Secured by Ownership Interests in Borrower ..        4       8, 20, 25, 64          5.1%
Secured by Mortgaged Property ..............................        3         15, 22, 61           2.8%
Unsecured Debt .............................................        1             19               1.0%

--------------------------------------------------------------------------------
                          FUTURE SUBORDINATE FINANCING
--------------------------------------------------------------------------------

                                                                                                                   % OF CUT-OFF DATE
                                                               # OF LOANS               LOAN NUMBERS                  POOL BALANCE
                                                               ----------   ------------------------------------   -----------------

Secured by Ownership Interests in Borrower .................       26       2, 3, 4, 10, 14, 15, 16, 17, 26, 28,         32.0%
Secured by Mortgaged Property ..............................        3       30, 35, 42, 43, 55, 59, 63, 74, 84,
                                                                               92, 96, 97, 104, 108, 118, 128
                                                                                         44, 49, 67                       1.4%
Secured by Mortgaged Property, Secured by Ownership
   Interests in Borrower and Unsecured Debt ................        1                        24                           0.8%
Unsecured Debt .............................................        2                    77, 79                           0.6%

--------------------------------------------------------------------------------
                           FUTURE PARI PASSU FINANCING
--------------------------------------------------------------------------------

                                                                                           % OF CUT-OFF DATE
                                                               # OF LOANS   LOAN NUMBERS      POOL BALANCE
                                                               ----------   ------------   -----------------

Secured by Mortgaged Property ..............................        3          2, 4, 6           15.6%

See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional
Risks" in the Prospectus Supplement.

--------------------------------------------------------------------------------
                           SUBORDINATE COMPANION LOANS
--------------------------------------------------------------------------------

                                                                                  CUT-OFF DATE
                                                       CUT-OFF DATE   % CUT-OFF    SUBORDINATE
                                                         PRINCIPAL    DATE POOL     COMPANION
             MORTGAGE LOAN               LOAN NUMBER      BALANCE      BALANCE    LOAN BALANCE   PRIMARY SERVICER
--------------------------------------   -----------   ------------   ---------   ------------   ----------------

Galleria at Tyler ....................         3       $205,000,000      6.1%      $45,000,000     Wachovia Bank
Renaissance Tower Office Building ....         7       $129,000,000      3.8%      $15,000,000     Wachovia Bank
Dakota Square Mall ...................        11       $ 58,000,000      1.7%      $ 3,623,904     Wachovia Bank
Aetna Building - Fresno, CA ..........        50       $ 16,043,000      0.5%      $ 2,005,386     Wachovia Bank
FBI - Albany, NY .....................        80       $ 10,137,000      0.3%      $ 1,635,000     Wachovia Bank

--------------------------------------------------------------------------------
                            PARI PASSU COMPANION LOAN
--------------------------------------------------------------------------------

                                                                                 CUT-OFF DATE
                                                                                  PARI PASSU
                                            CUT-OFF DATE     % OF CUT-OFF DATE     COMPANION    % OF PARI PASSU     CONTROLLING
                           LOAN NUMBER   PRINCIPAL BALANCE      POOL BALANCE     LOAN BALANCE         DEBT          TRANSACTION
                           -----------   -----------------   -----------------   ------------   ---------------   --------------

Newport Bluffs .........        6           $132,000,000            3.9%         $132,000,000         50%         WBCMT 2006-C28

See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in the Prospectus
Supplement.

                                      D-87

ANNEX E

LOAN GROUP 1 SHORT-TERM COLLATERAL SUMMARY*

Mortgage Loan Number	Property Name	Cut-Off Date Balance	Balloon Balance	Property Type	Weighted Average Remaining Term	Weighted Average Remaining IO Term	Weighted Average Cut-Off Date LTV	Weighted Average DSCR
Class A-1
	Class A-1 Total Balloon Payment		$—
	Class A-1 Amortization		16,719,000
	Total Class A-1 Certificate Balance		$16,719,000
Class A-2
3	Galleria at Tyler	$205,000,000	$205,000,000	Retail	58	58	44.9%	1.97x
10	Deer Park Town Center	$60,000,000	60,000,000	Retail	58	58	46.5%	2.44x
45	Warner Crossings	$17,300,000	17,300,000	Office	60	60	75.2%	1.31x
95	Big Dog Distribution Facility	$7,630,000	7,174,619	Industrial	60	0	74.1%	1.22x
	Class A-2 Total Balloon Payment		$289,474,619		58	57	47.8%	2.01x
	Class A-2 Amortization		1,862,381
	Total Class A-2 Certificate Balance		$291,337,000
Class A-3
4	Centro International Wholesale Pool	$161,039,673	$161,039,673	Retail	84	84	53.4%	2.31x
	Class A-3 Total Balloon Payment		$161,039,673		84	84	53.4%	2.31x
	Class A-3 Amortization		327
	Total Class A-3 Certificate Balance		$161,040,000
Class A-PB
	Class A-PB Total Balloon Payment		$—
	Class A-PB Amortization		49,253,000
	Total Class A-PB Certificate Balance		$49,253,000

*	The information presented above is intended to depict the assumed effect of the repayment of certain Mortgage Loans on certain Classes of Certificates. As of the Cut-Off Date, the balloon balances, total balloon payments and remaining class amortization were calculated assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ in this prospectus supplement.

E-1

ANNEX F

CLASS A-PB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Date	Balance ($)
0	12/22/06	49,253,000.00
1	01/15/07	49,253,000.00
2	02/15/07	49,253,000.00
3	03/15/07	49,253,000.00
4	04/15/07	49,253,000.00
5	05/15/07	49,253,000.00
6	06/15/07	49,253,000.00
7	07/15/07	49,253,000.00
8	08/15/07	49,253,000.00
9	09/15/07	49,253,000.00
10	10/15/07	49,253,000.00
11	11/15/07	49,253,000.00
12	12/15/07	49,253,000.00
13	01/15/08	49,253,000.00
14	02/15/08	49,253,000.00
15	03/15/08	49,253,000.00
16	04/15/08	49,253,000.00
17	05/15/08	49,253,000.00
18	06/15/08	49,253,000.00
19	07/15/08	49,253,000.00
20	08/15/08	49,253,000.00
21	09/15/08	49,253,000.00
22	10/15/08	49,253,000.00
23	11/15/08	49,253,000.00
24	12/15/08	49,253,000.00
25	01/15/09	49,253,000.00
26	02/15/09	49,253,000.00
27	03/15/09	49,253,000.00
28	04/15/09	49,253,000.00
29	05/15/09	49,253,000.00
30	06/15/09	49,253,000.00
31	07/15/09	49,253,000.00
32	08/15/09	49,253,000.00
33	09/15/09	49,253,000.00
34	10/15/09	49,253,000.00
35	11/15/09	49,253,000.00
36	12/15/09	49,253,000.00
37	01/15/10	49,253,000.00
38	02/15/10	49,253,000.00
39	03/15/10	49,253,000.00
40	04/15/10	49,253,000.00
41	05/15/10	49,253,000.00
42	06/15/10	49,253,000.00
43	07/15/10	49,253,000.00
44	08/15/10	49,253,000.00
45	09/15/10	49,253,000.00
46	10/15/10	49,253,000.00
47	11/15/10	49,253,000.00
48	12/15/10	49,253,000.00
49	01/15/11	49,253,000.00
50	02/15/11	49,253,000.00
51	03/15/11	49,253,000.00
52	04/15/11	49,253,000.00
53	05/15/11	49,253,000.00
54	06/15/11	49,253,000.00
55	07/15/11	49,253,000.00
56	08/15/11	49,253,000.00
57	09/15/11	49,253,000.00
58	10/15/11	49,253,000.00
59	11/15/11	49,253,000.00
60	12/15/11	49,252,677.09
61	01/15/12	48,511,025.38
62	02/15/12	47,765,617.20
63	03/15/12	46,789,754.12
64	04/15/12	46,035,623.22
65	05/15/12	45,164,615.68
66	06/15/12	44,402,251.07
67	07/15/12	43,523,235.02
68	08/15/12	42,752,554.34
69	09/15/12	41,977,969.99
70	10/15/12	41,075,487.43
71	11/15/12	40,282,970.16
72	12/15/12	39,372,169.64
73	01/15/13	38,571,014.91
74	02/15/13	37,765,798.68
75	03/15/13	36,614,938.76
76	04/15/13	35,799,798.69
77	05/15/13	34,866,993.99
78	06/15/13	34,042,989.93
79	07/15/13	33,101,563.64
80	08/15/13	32,268,606.84
81	09/15/13	31,431,427.10
82	10/15/13	30,477,185.45
83	11/15/13	29,630,921.06
84	12/15/13	28,668,170.19
85	01/15/14	27,812,730.20
86	02/15/14	26,952,953.16
87	03/15/14	25,752,562.37
88	04/15/14	24,882,333.14
89	05/15/14	23,895,945.75
90	06/15/14	23,016,300.93
91	07/15/14	22,020,755.43
92	08/15/14	21,131,600.74
93	09/15/14	20,237,937.84
94	10/15/14	19,228,757.62
95	11/15/14	18,325,444.51
96	12/15/14	17,306,877.97
97	01/15/15	16,393,818.01
98	02/15/15	15,476,128.52
99	03/15/15	14,223,164.20
100	04/15/15	13,294,461.68
101	05/15/15	12,251,200.00
102	06/15/15	11,312,496.37
103	07/15/15	10,259,507.06
104	08/15/15	9,310,702.18
105	09/15/15	8,357,086.29
106	10/15/15	7,289,592.53
107	11/15/15	6,325,726.08
108	12/15/15	5,248,262.06
109	01/15/16	4,274,042.39
110	02/15/16	3,294,882.72
111	03/15/16	2,094,329.40
112	04/15/16	1,104,112.39
113	05/15/16	1,018.37
114	06/15/16	0.00

F-1

ANNEX G

CLASS X-P REFERENCE RATE SCHEDULE

Interest Accrual Period	Distribution Date	Class X-P Reference Rate(%)
1	1/15/2007	5.69771
2	2/15/2007	5.69770
3	3/15/2007	5.69772
4	4/15/2007	5.85841
5	5/15/2007	5.69768
6	6/15/2007	5.85840
7	7/15/2007	5.69766
8	8/15/2007	5.85838
9	9/15/2007	5.85837
10	10/15/2007	5.69946
11	11/15/2007	5.86023
12	12/15/2007	5.69944
13	1/15/2008	5.86021
14	2/15/2008	5.69943
15	3/15/2008	5.69943
16	4/15/2008	5.86018
17	5/15/2008	5.69940
18	6/15/2008	5.86016
19	7/15/2008	5.69938
20	8/15/2008	5.86014
21	9/15/2008	5.86013
22	10/15/2008	5.70027
23	11/15/2008	5.86104
24	12/15/2008	5.70025
25	1/15/2009	5.70023
26	2/15/2009	5.70022
27	3/15/2009	5.70026
28	4/15/2009	5.86096
29	5/15/2009	5.70018
30	6/15/2009	5.86093
31	7/15/2009	5.70015
32	8/15/2009	5.86089
33	9/15/2009	5.86088
34	10/15/2009	5.70102
35	11/15/2009	5.85820
36	12/15/2009	5.69749
37	1/15/2010	5.69748
38	2/15/2010	5.69499
39	3/15/2010	5.69639
40	4/15/2010	5.85532
41	5/15/2010	5.69492
42	6/15/2010	5.85527
43	7/15/2010	5.69487
44	8/15/2010	5.85521
45	9/15/2010	5.85519
46	10/15/2010	5.69665
47	11/15/2010	5.86337
48	12/15/2010	5.70256
49	1/15/2011	5.70254
50	2/15/2011	5.70252
51	3/15/2011	5.70259
52	4/15/2011	5.86322
53	5/15/2011	5.70244
54	6/15/2011	5.86316
55	7/15/2011	5.70240
56	8/15/2011	5.86310
57	9/15/2011	5.86307
58	10/15/2011	5.69961
59	11/15/2011	5.88228
60	12/15/2011	5.72152
61	1/15/2012	5.88220
62	2/15/2012	5.72145
63	3/15/2012	5.72147
64	4/15/2012	5.88206
65	5/15/2012	5.72134
66	6/15/2012	5.88197
67	7/15/2012	5.72127
68	8/15/2012	5.88187
69	9/15/2012	5.88183
70	10/15/2012	5.72221
71	11/15/2012	5.88282
72	12/15/2012	5.72214
73	1/15/2013	5.72210
74	2/15/2013	5.72206
75	3/15/2013	5.72222
76	4/15/2013	5.88255
77	5/15/2013	5.72194
78	6/15/2013	5.88245
79	7/15/2013	5.72186
80	8/15/2013	5.88234
81	9/15/2013	5.88229
82	10/15/2013	5.72385
83	11/15/2013	5.88437
84	12/15/2013	5.72376

G-1

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wachovia Commercial Mortgage Securities, Inc.

Depositor

Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption ‘‘RISK FACTORS’’ on page 13 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

October 19, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	14
DESCRIPTION OF THE TRUST FUNDS	50
General	50
Mortgage Loans—Leases	50
CMBS	54
Certificate Accounts	54
Credit Support	55
Cash Flow Agreements	55
Pre-Funding	55
YIELD CONSIDERATIONS	56
General	56
Pass-Through Rate	56
Payment Delays	56
Shortfalls in Collections of Interest Resulting from Prepayments	56
Prepayment Considerations	56
Weighted Average Life and Maturity	58
Controlled Amortization Classes and Companion Classes	59
Other Factors Affecting Yield, Weighted Average Life and Maturity	59
THE SPONSOR	61
THE DEPOSITOR	61
USE OF PROCEEDS	61
DESCRIPTION OF THE CERTIFICATES	62
General	62
Distributions	62
Distributions of Interest on the Certificates	63
Distributions of Principal of the Certificates	64
Components	64
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	65
Allocation of Losses and Shortfalls	65
Advances in Respect of Delinquencies	65
Reports to Certificateholders	66
Voting Rights	67
Termination	67
Book-Entry Registration and Definitive Certificates	68
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	70
General	70
Assignment of Mortgage Assets; Repurchases	70
Representations and Warranties; Repurchases	71
Certificate Account	72
Collection and Other Servicing Procedures	75
Realization upon Defaulted Mortgage Loans	76
Hazard Insurance Policies	77
Due-on-Sale and Due-on-Encumbrance Provisions	78

Servicing Compensation and Payment of Expenses	78
Evidence as to Compliance	79
Certain Matters Regarding the Master Servicer and the Depositor	79
Events of Default	80
Rights upon Event of Default	81
Amendment	81
List of Certificateholders	82
The Trustee	82
Duties of the Trustee	82
Certain Matters Regarding the Trustee	82
Resignation and Removal of the Trustee	83
DESCRIPTION OF CREDIT SUPPORT	84
General	84
Subordinate Certificates	84
Cross-Support Provisions	84
Insurance or Guarantees with Respect to Mortgage Loans	85
Letter of Credit	85
Certificate Insurance and Surety Bonds	85
Reserve Funds	85
Credit Support with Respect to CMBS	86
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	86
General	86
Types of Mortgage Instruments	87
Leases and Rents	87
Personalty	87
Cooperative Loans	88
Junior Mortgages; Rights of Senior Lenders	89
Foreclosure	90
Bankruptcy Laws	93
Environmental Considerations	96
Due-on-Sale and Due-on-Encumbrance	97
Subordinate Financing	97
Default Interest and Limitations on Prepayments	98
Certain Laws and Regulations; Types of Mortgaged Properties	98
Applicability of Usury Laws	98
Servicemembers Civil Relief Act	98
Americans with Disabilities Act	99
Forfeiture in Drug, RICO and Money Laundering Violations	99
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	99
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	101
Federal Income Tax Consequences for REMIC Certificates	101
General	101
REMICs	101
Taxation of Owners of REMIC Regular Certificates	103
Taxation of Owners of REMIC Residual Certificates	109
Prohibited Transactions Tax and Other Taxes	116
Termination	117
Reporting and Other Administrative Matters	117
Backup Withholding with Respect to REMIC Certificates	118
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	118

General	118
Characterization of Investments in Grantor Trust Certificates	119
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	127
General	127
Prohibited Transaction Exemptions	127
LEGAL INVESTMENT	130
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	133
INDEX OF PRINCIPAL DEFINITIONS	134

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

Some capitalized terms used in this prospectus are defined under the caption ‘‘Index of Principal Definitions’’ beginning on page 134 in this prospectus.

In this prospectus, the terms ‘‘depositor’’, ‘‘we’’, ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

The depositor filed a registration statement (the ‘‘Registration Statement’’) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

•	mortgage assets;

•	certificate accounts;

•	forms of credit support;

•	cash flow agreements; and

•	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

•	multifamily and commercial mortgage loans, including participations therein;

•	commercial mortgage-backed securities, including participations therein;

•	direct obligations of the United States or other government agencies; and

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units;

•	shopping centers;

•	retail buildings or centers;

•	hotels, motels and other hospitality properties;

•	office buildings;

•	nursing homes, assisted living facilities and similar properties;

•	hospitals or other health-care related facilities;

•	industrial properties;

•	owner-occupied commercial properties;

•	warehouse, mini-warehouse, cold storage, or self-storage facilities;

•	recreational vehicle and mobile home parks;

•	manufactured housing communities;

•	parking lots;

•	commercial properties occupied by one or more tenants;

•	entertainment or sports arenas;

•	restaurants;

•	marinas;

•	mixed use properties;

•	movie theaters;

•	amusement and theme parks;

•	destination resorts, golf courses and similar properties;

•	educational centers;

•	casinos;

•	bank branches; and

•	unimproved land,

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

•	is fixed over its term;

•	adjusts from time to time;

•	is partially fixed and partially floating;

•	is floating based on one or more formulae or indices;

•	may be converted from a floating to a fixed interest rate;

•	may be converted from a fixed to a floating interest rate; or

•	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

•	scheduled payments to maturity;

•	payments that adjust from time to time;

•	negative amortization or accelerated amortization;

•	full amortization or require a balloon payment due on its stated maturity date;

•	prohibitions on prepayment;

•	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

•	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

•	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

•	all mortgage loans will have original terms to maturity of not more than 40 years;

•	all mortgage loans will have individual principal balances at origination of not less than $100,000;

•	all mortgage loans will have been originated by persons other than the depositor; and

•	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Certificate Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

•	subordination of one or more classes of certificates;

•	over collateralization;

•	letters of credit;

•	insurance policies;

•	bonds;

•	repurchase obligations;

•	guarantees;

•	reserve funds; and/or

•	a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

•	guaranteed investment contracts;

•	interest rate swap or exchange contracts;

•	interest rate cap or floor agreements;

•	currency exchange agreements; and/or

•	yield supplement agreements.

Pre-Funding Account; Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

•	provide for the accrual of interest thereon based on fixed, variable or floating rates;

•	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

•	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

•	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	‘‘regular interests’’ or ‘‘residual interests’’ in a trust fund treated as a ‘‘real estate mortgage investment conduit’’ under the Internal Revenue Code of 1986, as amended;

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

•	any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use ‘‘plan assets’’ of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The accompanying prospectus supplement will specify whether the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘Legal Investment’’ herein.

Rating	At the date of issuance, as to each series, each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under ‘‘RISK FACTORS’’, summarize the material risks relating to your certificates.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

•	a secondary market for your certificates may not develop;

•	interest rate fluctuations;

•	the absence of redemption rights; and

•	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

•	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

•	then-current interest rates being charged on similar mortgage loans; and

•	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

•	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

•	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed	Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•	there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

•	certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

•	the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made;

•	the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

•	the likelihood of early optional termination of the related trust fund;

•	the possibility that prepayments on the related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

•	the possibility that an investor that purchases an offered certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Book-Entry Registration	Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

•	economic conditions generally and in the area of the project;

•	the age, quality, functionality and design of the project;

•	the degree to which the project competes with other projects in the area;

•	changes or continued weakness in specific industry segments;

•	increases in operating costs;

•	the willingness and ability of the owner to provide capable property management and maintenance;

•	the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	the location of a mortgaged property;

•	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

•	an increase in vacancy rates;

•	perceptions regarding the safety, convenience and attractiveness of such properties;

•	vulnerability to litigation by tenants and patrons; and

•	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	the property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

•	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See ‘‘—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending	Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

•	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•	in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties	Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

•	construction of additional housing units;

•	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

•	the location of the property (for example, a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities that the property provides;

•	the property’s reputation;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

•	the presence of competing properties;

•	state or local regulations;

•	adverse local or national economic conditions;

•	local military base closings;

•	developments at local colleges and universities;

•	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

•	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•	the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

The multifamily projects market is characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage Loans Secured by Retail Properties	Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement. Significant factors determining the value of retail properties are:

•	the quality of the tenants; and

•	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

•	catalogue retailers;

•	home shopping networks;

•	the internet;

•	telemarketing; and

•	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Hospitality Properties	Hospitality properties are affected by various factors, including:

•	location;

•	quality;

•	management ability;

•	amenities;

•	franchise affiliation (or lack thereof);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

•	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See ‘‘—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ above.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Special Risks of Mortgage Loans Secured by Office Properties	Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

•	the quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location; and

•	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property’s:

•	age;

•	condition;

•	design (e.g., floor sizes and layout);

•	access to transportation; and

•	ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities	Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	Mortgage loans secured by warehouse and storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loansl Secured by Healthcare-Related Properties	The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•	Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•	Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

•	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

•	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government ‘‘fraud and abuse’’ laws also apply to health care-related facilities. ‘‘Fraud and abuse’’ laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create ‘‘safe harbors’’ under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

•	the number of competing facilities in the local market;

•	the facility’s age and appearance;

•	the reputation and management of the facility;

•	the types of services the facility provides; and

•	where applicable, the quality of care and the cost of that care.

The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties	Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

•	operating the property;

•	providing building services;

•	responding to changes in the local market; and

•	planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses	From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

•	its ability to fully refinance the loan; or

•	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the value of the related mortgaged property;

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws;

•	rent control laws (with respect to certain residential properties);

•	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	If and to the extent specified in the accompanying prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the Mortgage May Be Limited by Law	Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered ‘‘delinquent’’ if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES— Environmental Considerations’’ in the accompanying prospectus supplement, and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition —Environmental Assessments’’ in this prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in this prospectus and ‘‘RISK FACTORS—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on a Mortgaged Property	Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

We Have Not Reunderwritten Any of the Mortgage Loans	We have not reunderwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Representations and Warranties; Repurchases and Substitutions’’ in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates— Taxation of Owners of REMIC Regular Certificates’’ and ‘‘—Taxation of Owners of REMIC Residual Certificates’’ in this prospectus.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

•	war;

•	terrorism;

•	revolution;

•	governmental actions;

•	floods, and other water-related causes;

•	earth movement (including earthquakes, landslides and mud flows);

•	wet or dry rot;

•	vermin;

•	domestic animals;

•	sink holes or similarly occurring soil conditions; and

•	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either—

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in this prospectus.

Bankruptcy Proceedings Entail Certain Risks	Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be ‘‘legal non conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the mortgagee as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the mortgagee is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee’s ability to collect the rents may be adversely affected. See ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES —Leases and Rents’’ in this prospectus.

Inspections of the Mortgaged Properties Were Limited	The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns	From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘—Mortgage Loans—Leases’’, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.    The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower’s leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.    To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Leases and Rents’’ in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include ‘‘bond-type’’ or ‘‘credit-type’’ leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A ‘‘bond-type’’ lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A ‘‘credit-type’’ lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the accompanying prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the accompanying prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the accompanying prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluc tuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the accompanying prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See ‘‘—Leases’’ above.

While the duration of leases and the existence of any ‘‘net of expense’’ provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘RISK FACTORS—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans’’ and ‘‘—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service

Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the accompanying prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements’’ above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See ‘‘RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates’’ and ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See ‘‘RISK FACTORS—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment’’ in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See ‘‘RISK FACTORS—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Servicing Compensation and Payment of Expenses’’ in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (ii) taking advantage of the initial ‘‘teaser rate’’ (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.

The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, ‘‘call risk,’’ and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, ‘‘extension risk’’, that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.    Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.    In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently dis tributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. As specifically set forth in the accompanying prospectus supplement, ‘‘excess funds’’ generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, may be a sponsor. Wachovia is a national bank and acquires and originates mortgage loans for public and private securitizations. Wachovia may also act as a mortgage loan seller and may act as the servicer and/or the provider of any cashflow agreements with respect to the offered certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC and of the depositor. Wachovia is a wholly owned subsidiary of Wachovia Corporation, whose principal offices are located in Charlotte, North Carolina. Wachovia is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of Wachovia Corporation, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by Wachovia Corporation, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Wachovia Shareholder Services—NC1153, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28262-8522.

THE DEPOSITOR

Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. As provided in the accompanying prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the accompanying prospectus supplement, at the location specified in the accompanying prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See ‘‘RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ and ‘‘—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other per son required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under ‘‘YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments’’, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the certificate balance of that class. See ‘‘RISK FACTORS—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ and ‘‘YIELD CONSIDERATIONS’’ in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under ‘‘—General’’ above. To that extent, the descriptions set forth under ‘‘—Distributions of Interest on the Certificates’’ and ‘‘—Distributions of Principal of the Certificates’’ above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)    the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

(ii)    the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

(iii)    the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

(iv)    the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)    the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

(vi)    the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)    the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

(viii)    with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)    with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)    the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

(xi)    the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

(xiii)    the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

(xiv)    if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Amendment’’ in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Events of Default’’, ‘‘—Rights upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’ in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’), and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (‘‘Clearstream’’) or Euroclear Bank S.A./N.V., as operator (the ‘‘Euroclear Operator’’) of the Euroclear System (the ‘‘Euroclear System’’) (in Europe) if they are participants of such respective system (‘‘Participants’’), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the ‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settle ment processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer and the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the

Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term ‘‘certificate’’ refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the accompanying prospectus supplement.

Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

General.    The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

(i)    all payments on account of principal, including principal prepayments, on the mortgage loans;

(ii)    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)    all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus;

(v)    any advances made as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ in this prospectus;

(vi)    any amounts paid under any cash flow agreement, as described under ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’ in this prospectus;

(vii)    all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Assets; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’ above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under ‘‘—Realization upon Defaulted Mortgage Loans’’ below; and all liquidation proceeds resulting from any mortgage asset purchased as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus;

(viii)    any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under ‘‘—Servicing Compensation and Payment of Expenses’’ below;

(ix)    to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under ‘‘—Hazard Insurance Policies’’ below;

(xi)    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(xii)    any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

(i)    to make distributions to the certificateholders on each distribution date;

(ii)    to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)    to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)    to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)    if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below;

(vii)    to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer and the Depositor’’ below;

(viii)    if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Trustee’’ below;

(x)    to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in this prospectus;

(xiii)    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)    to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)    to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)    to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)    to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.    The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.    A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See ‘‘—Certificate Account’’ above and ‘‘—Servicing Compensation and Payment of Expenses’’ below.

Special Servicers.    If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)    either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See ‘‘YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments’’ in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)    a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)    a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)    the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)    a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions and maintain a minimum consolidated net worth, including its direct or indirect parents, of $15,000,000.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See ‘‘RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates’’ in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB. See ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Enhancement Provider’’ in the accompanying prospectus supplement.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that dis tributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ in this prospectus. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as ‘‘mortgages’’ in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See ‘‘—Environmental Considerations’’ below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See ‘‘—Bankruptcy Laws’’ below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by ‘‘blanket mortgages’’ on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See ‘‘—Foreclosure—Cooperative Loans’’ below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or an ‘‘optional’’ advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.    A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

Cross-Collateralization.    Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate. This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See ‘‘—Leases and Rents’’ above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.    Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien.’’

CERCLA.    The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (‘‘CERCLA’’), imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a lender that, ‘‘without participating in the management’’ of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (‘‘RCRA’’), if they are deemed to be the ‘‘owners’’ or ‘‘operators’’ of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the ‘‘Lender Liability Act’’) seeks to clarify the actions a lender may take without incurring liability as an ‘‘owner’’ or ‘‘operator’’ of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute ‘‘participation in management.’’ However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on ‘‘owners or operators’’ but do not incorporate the secured creditor exemption.

Certain Other State Laws.    Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Realization upon Defaulted Mortgage Loans’’ in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the ‘‘Garn Act’’), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that ‘‘due-on-sale’’ clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the ‘‘Relief Act’’), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the ‘‘ADA’’), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Federal Income Tax Consequences for REMIC Certificates

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘STATE AND OTHER TAX CONSEQUENCES’’ in this prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit (‘‘REMIC’’) under sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The accompanying prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC. For purposes of this tax discussion, references to a ‘‘certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the accompanying prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’ in this prospectus.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the ‘‘OID Regulations’’), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the ‘‘REMIC Regulations’’). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of ‘‘regular interests’’ (‘‘REMIC Regular Certificates’’) or ‘‘residual interests’’ (‘‘REMIC Residual Certificates’’) under the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates.    In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The accompanying prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

For purposes of determining whether the REMIC Certificates are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than ‘‘qualified stated interest.’’ ‘‘Qualified stated interest’’ includes interest payable unconditionally at least annually at a single fixed rate, at a ‘‘qualified floating rate,’’ or at an ‘‘objective rate,’’ or a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’ or one ‘‘qualified inverse floating rates,’’ or a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered ‘‘qualified stated interest’’. However, unless disclosed otherwise in the accompanying prospectus supplement, the trust fund intends to treat stated interest as ‘‘qualified stated interest’’ for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as ‘‘qualified stated interest’’ under the Code.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the accompanying prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the ‘‘IRS’’).

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period,’’ that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price,’’ in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

Market Discount.    A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘—Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

•	on the basis of a constant yield method;

•	in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

•	in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

Realized Losses.    Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder’s certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be ‘‘events which have occurred before the close of the accrued period’’ that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of REMIC Regular Certificates.    If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described under ‘‘—Market Discount’’ and ‘‘—Premium’’ above.

REMIC Regular Certificates will be ‘‘evidences of indebtedness’’ within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer’s return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Foreign Investors in REMIC Regular Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the accompanying prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-’’qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, ‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

•	a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

•	to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a ‘‘United States shareholder’’ within the meaning of section 951(b) of the Code.

If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

Taxation of Owners of REMIC Residual Certificates

General.    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless the accompanying prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions,’’ residual interests without ‘‘significant value’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return.

On May 11, 2004 the Treasury Department published final Treasury regulations (the ‘‘Inducement Fee Regulations’’) under sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees (‘‘inducement fees’’) received by taxpayers to induce the acquisition of ‘‘noneconomic’’ REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the ‘‘General Rule’’) which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate ‘‘over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest.’’

Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual Certificates constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the ‘‘Book Method’’), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

Under the second safe harbor accounting method (the ‘‘Modified REMIC Regulatory Method’’), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC’s remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the accompanying prospectus supplement will be determined in the manner described under ‘‘—Taxation of Owners of REMIC Regular Certificates— Original Issue Discount’’ above. If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC’s interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC’s basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described under ‘‘—Taxation of Owners of REMIC Regular Certificate—Original Issue Discount’’ above, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Residual Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see ‘‘—General’’ above.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

•	the sum of the ‘‘daily accruals’’ for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization; and

•	will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, ‘‘—Foreign Investors in REMIC Residual Certificates’’ below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual

Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Noneconomic REMIC Residual Certificates.    Under the REMIC regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the ‘‘applicable Federal rate’’ on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer. Either:

(a)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)    the present value of any consideration given the transferee to acquire the interest;

(ii)    the present value of the expected future distributions on the interest; and

(iii)    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b)    the following requirements are satisfied:

(i)    the transferee is a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)    the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)    the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Residual Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain ‘‘pass-through entity,’’ an amount equal to these fees and expenses will be added to the certificateholder’s gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual’s adjusted gross income over such amount; and

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity,’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

Sales of REMIC Residual Certificates.    If a REMIC Residual Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under ‘‘—Basis Rules, Net Losses and Distributions’’ above. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a ‘‘conversion transaction’’ as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a REMIC Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization,’’ a tax would be imposed in an amount equal to the product of:

•	the present value discounted using the ‘‘applicable Federal rate’’ of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder’s social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

For these purposes, a ‘‘disqualified organization’’ generally means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

•	any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

•	any organization described in section 1381(a)(2)(C) of the Code.

For these purposes, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Foreign Investors in REMIC Residual Certificates.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee’s income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

(1)    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2)    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The accompanying prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan;

•	the receipt of income from a source other than a mortgage loan or certain other permitted investments;

•	the receipt of compensation for services; or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, ‘‘net income from foreclosure property’’ or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person’s obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the ‘‘wash sale’’ rules of section 1091 of the Code.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the ‘‘tax matters person’’ with respect to the REMIC in all respects.

As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the accompanying prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

Classification of Grantor Trust Funds.    With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a ‘‘grantor trust fractional interest certificate.’’ A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a ‘‘grantor trust strip certificate.’’ A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates.    Except as discussed in the accompanying prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

•	assets described in section 7701(a)(19)(C) of the Code;

•	‘‘obligation[s] which...[are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code.

In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.    Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer’s deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see ‘‘—Federal Income Tax Consequences for REMIC Certificates —Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ above.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain ‘‘safe harbors.’’ The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the ‘‘safe harbors’’ and, accordingly, may not constitute reasonable servicing compensation. The accompanying prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding ‘‘safe harbor’’ rules apply.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See ‘‘—Market Discount’’ below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report ‘‘qualified stated interest’’ from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder’s method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than ‘‘qualified stated interest,’’ and the certificate’s share of reasonable servicing and other expenses. See ‘‘—If Stripped Bond Rules Do Not Apply’’ below for a definition of ‘‘qualified stated interest.’’ In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder’s share of any reasonable servicing fees and other expenses.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount.’’

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder’s normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than ‘‘qualified stated interest.’’ ‘‘Qualified stated interest’’ generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a ‘‘qualified floating rate’’ or at an ‘‘objective rate.’’ In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

In the case of mortgage loans bearing adjustable or variable interest rates, the accompanying prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the accompanying prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate’s allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount.’’ If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘—Federal Income Tax Consequences for REMIC Certificates— Taxation of Owners of REMIC Regular Certificates—Premium’’ above. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—If Stripped Bond Rules Do Not Apply’’ above. Further, under the rules described in ‘‘—Federal Income Tax Consequences for REMIC Certificates— Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described in ‘‘—If Stripped Bond Rules Apply’’ above, no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Contingent Payment Rules’’ below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—If Stripped Bond Rules Apply’’ above.

As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

Possible Application of Contingent Payment Rules.    The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer’s return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    As may be provided in the accompanying prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or servicer’s information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which established a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and placed the responsibility of reporting on the person in the ownership chain who holds an interest for the beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee, and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the Trust Fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Foreign Investors in REMIC Regular Certificates’’ above applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the accompanying prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder’s trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as ‘‘Plans’’), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (‘‘Parties-in-Interest’’) who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations.    A Plan’s investment in offered certificates may cause the trust assets to be deemed ‘‘plan assets’’ of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the ‘‘DOL’’) and Section 3(42) of ERISA provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (defined generally as employee benefit plans subject to Part 4 of the Title I of ERISA, plans to which Code Section 4975 applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not ‘‘significant.’’ For this purpose, in general, equity participation in a trust fund will be ‘‘significant’’ on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan ‘‘fiduciary’’ with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

Wachovia Corporation (‘‘Wachovia’’) has received from the DOL an individual prohibited transaction exemption (the ‘‘Exemption’’), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, ‘‘ERISA CONSIDERATIONS’’, the term ‘‘underwriter’’ includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See ‘‘METHOD OF DISTRIBUTION’’ in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (‘‘Standard & Poor’s’’), Moody’s Investors Service, Inc. (‘‘Moody’s’’), or Fitch, Inc. (‘‘Fitch’’).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The ‘‘Restricted Group’’ consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor’s, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a ‘‘Party in Interest’’ under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a ‘‘Pooling and Servicing Agreement’’ as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the ‘‘Class Exemption’’), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor’s, Moody’s, or Fitch. In addition to the foregoing

Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). Generally, the only classes of offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the ‘‘OCC’’) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (the ‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The Office of Thrift Supervision (the ‘‘OTS’’) has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities’’ and Thrift Bulletin 73a (December 18, 2001) ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

This prospectus and any prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affili ate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

INDEX OF PRINCIPAL DEFINITIONS

‘‘Accrual Certificates’’ means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

‘‘Accrued Certificate Interest’’ means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions of Interest on the Certificates’’ in this prospectus.

‘‘Available Distribution Amount’’ means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

‘‘Cut-Off Date’’ means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

‘‘Debt Service Coverage Ratio’’ means, with respect to a mortgage loan at any given time and as more fully set forth in the accompanying prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

‘‘DTC’’ means The Depository Trust Company.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Farmer Mac’’ or ‘‘FAMC’’ means the Federal Agricultural Mortgage Corporation.

‘‘Loan-to-Value Ratio’’ means, as more fully set forth in the accompanying prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

‘‘Net Operating Income’’ means, as more fully set forth in the accompanying prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

‘‘REMIC’’ means a ‘‘real estate mortgage investment conduit’’ under the Code.

‘‘REMIC Certificate’’ means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

‘‘REO Property’’ means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Standard Prepayment Assumption’’ or ‘‘SPA’’ means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

‘‘Stripped Interest Certificates’’ means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

‘‘Stripped Principal Certificates’’ means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

The file ‘‘WBCMT 2006-C29 Free Writing Prospectus Annexes A1-6.xls’’, which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the ‘‘WBCMT 2006-C29 Free Writing Prospectus Annexes A1-6.xls’’ file.

To open the file, insert the diskette into your floppy drive. Copy the file ‘‘WBCMT 2006-C29 Free Writing Prospectus Annexes A1-6.xls’’ to your hard drive or network drive. Open the file ‘‘WBCMT 2006-C29 Free Writing Prospectus Annexes A1-6.xls’’ as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled ‘‘Disclaimer’’, ‘‘A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties’’ or ‘‘A-2 Certain Information Regarding Multifamily Mortgaged Properties’’ or ‘‘A-3 Reserve Account Information’’ or ‘‘A-4 Commercial Tenant Schedule’’ or ‘‘A-5 Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and Portfolios),’’ or ‘‘A-6 Debt Service Payment Schedule for the Raveneaux Apartments Loan’’, respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

Summary of Prospectus Supplement	S-6
Overview of the Certificates	S-7
The Parties	S-9
Important Dates and Periods	S-14
The Certificates	S-15
The Mortgage Loans	S-36
Risk Factors	S-51
Description of the Mortgage Pool	S-82
Servicing of the Mortgage Loans	S-133
Description of the Certificates	S-160
Yield and Maturity Considerations	S-200
Material Federal Income Tax Consequences	S-212
ERISA Considerations	S-214
Legal Investment	S-216
Certain Relationships Among Parties	S-217
Legal Matters	S-217
Ratings	S-217
Index of Defined Terms	S-219
Prospectus
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	14
DESCRIPTION OF THE TRUST FUNDS	50
YIELD CONSIDERATIONS	56
THE SPONSOR	61
THE DEPOSITOR	61
DESCRIPTION OF THE CERTIFICATES	62
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	70
DESCRIPTION OF CREDIT SUPPORT	84
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	86
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	101
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	127
LEGAL INVESTMENT	130
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	133
INDEX OF PRINCIPAL DEFINITIONS	134

$2,635,284,000
(Approximate)
(Offered Certificates)

Wachovia Commercial
Mortgage Securities, Inc.
(Depositor)

Wachovia Bank Commercial
Mortgage Trust

Commercial Mortgage
Pass-Through
Certificates Series 2006-C29

PROSPECTUS SUPPLEMENT

WACHOVIA SECURITIES

Goldman, Sachs & Co.

RBS Greenwich Capital

December     , 2006